As filed with the Securities and Exchange Commission on June 8, 2006
Registration No. 333-121065

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3 REGISTRATION STATEMENT
ON
FORM S-11
FOR REGISTRATION UNDER
THE SECURITIES ACT OF 1933 OF SECURITIES
OF CERTAIN REAL ESTATE COMPANIES
CNL HOTELS & RESORTS, INC.
(Exact Name of Registrant as Specified in Charter)

CNL Center II at City Commons
420 South Orange Avenue, Suite 700
Orlando, Florida 32801
Telephone: (407) 650-1510
(Address of principal executive offices)

Thomas J. Hutchison III
Chief Executive Officer
CNL Center II at City Commons
420 South Orange Avenue, Suite 700
Orlando, Florida 32801
Telephone: (407) 650-1510
(Name, Address and Telephone
Number of Agent for Service)

Copies to:
Judith D. Fryer, Esquire
Greenberg Traurig, LLP
Met Life Building
200 Park Avenue
New York, New York 10166
Approximate date of commencement of proposed sale to the public: As soon as practicable following effectiveness of this Registration Statement.
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS
CNL HOTELS & RESORTS, INC.
REINVESTMENT PLAN
10,000,000 SHARES
COMMON STOCK

     We are CNL Hotels & Resorts, Inc., a real estate investment trust which invests in hotels and are a leading owner of luxury and upper upscale hotels and resorts. With this prospectus, we are offering participation in our Amended and Restated Reinvestment Plan, which we refer to as the Reinvestment Plan, to record holders of our outstanding shares of common stock. The Reinvestment Plan is a simple and convenient means of investing in our common stock.
PLAN HIGHLIGHTS
•	You may participate in the plan if you currently own shares of our common stock.

•	Once you are enrolled in the plan, any cash distributions paid on the shares of your common stock will be automatically reinvested in additional shares of common stock until you terminate your participation in the plan or your participation is terminated by us. No minimum amount of shares is required to participate in the plan.

•	The purchase price for shares under the plan will be (i) during a period in which we are conducting a best-efforts offering, the per share offering price for plan shares under our then current best-efforts offering, (ii) if there is no current best efforts offering (which is the case as of the date hereof), $19.00 per share, unless adjusted by our Board of Directors, which price shall in no event be less than 95 percentage of the fair market value as determined by our Board of Directors, or (iii) following the listing of our shares on a national stock exchange or over-the-counter market or the inclusion of our shares for quotation on the Nasdaq National Market System, which we refer to as listing or listed, at the market price on the exchange or quotation system.

•	Your participation in the plan is entirely voluntary, and you may terminate your participation at any time. If you do not elect to participate in the plan, you will continue to receive any cash distributions paid on your shares of common stock.

•	We will pay the administrative fees of the plan.
     An investment in our shares involves significant risks. See “Risk Factors” beginning on page 15 for a discussion of material risks that you should consider before you invest in the common stock being sold with this prospectus, including:
•	There is currently no public trading market for the shares, and there is no assurance that one will develop. Therefore, you may not be able to sell your shares promptly at a desired price;

•	A small number of our properties represent a significant percentage of our revenues and significant adverse changes at any of these properties may adversely affect our financial condition;

•	There are risks associated with the concentration of our properties in certain geographic locations and with certain management companies; and

•	There are risks related to the merger with our Advisor.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. IN ADDITION, THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
     You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.
     You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition and results of operations may have changed since that date.
The date of this prospectus is June ___, 2006

Page
QUESTIONS AND ANSWERS ABOUT CNL HOTELS & RESORTS, INC.’S REINVESTMENT PLAN	1
PROSPECTUS SUMMARY	10
CNL Hotels & Resorts, Inc.	10
Our Advisor	10
Risk Factors	11
Our REIT Status	12
Our Management and Conflicts of Interest	12
Management Compensation	12
Our Investment Objectives	13
Summary of the Reinvestment Plan	13
RISK FACTORS	15
Risks Related to the Offering	15
The sale of shares by stockholders could be difficult	15
Investors in our company may experience dilution	15
The Board of Directors can take many actions without stockholder approval	15
Risks Related to Our Business and Operations	16
A small number of our properties represent a significant percentage of our revenues and significant adverse changes at any one of these properties may adversely affect our results of operations, financial position, and cash flows, including our ability to service debt and our ability to make distributions to stockholders	16
Forty-six of our properties which generate a significant percentage of our revenues are located in California, Florida, Texas, Hawaii and Arizona, which increases our exposure to the risks of adverse local economic conditions	16
Approximately 80 percentage of our properties are operated through a limited number of third-party management companies and could be adversely affected if those third-party management companies, or their brands, experience negative publicity or other adverse developments	16
Decreased funding from credit enhancements may adversely affect our distributions to stockholders	16
We cannot and do not directly operate our properties and, as a result, our results of operations, financial position, ability to service debt and our ability to make distributions to stockholders are dependent on the ability of our third-party management companies and our tenants to operate our properties successfully	16
Our TRS structure subjects us to the risk of increased hotel and resort operating expenses	17
Our inability or that of our third-party management companies or our third-party tenants to maintain franchise licenses could decrease our revenues	17
We are and may continue to be subject to litigation	18
We are generally subject to risks associated with the employment of hotel or resort personnel, particularly with properties that employ unionized labor	18
We may not be able to identify or complete suitable acquisitions that meet our investment criteria, which may impede our ability to grow externally	18
We may be unable to integrate acquired properties into our operations or the third-party management company we engage may not effectively manage those properties, which may adversely affect our operating results	19
We may acquire properties with limited operating histories that may not achieve desired results	19
Operating costs and capital expenditures for property development activities including expansion or renovations may be greater than anticipated and we may be unable to complete and operate developed, renovated or expanded properties successfully	20
Changing brand affiliation, changing third-party management companies and/or expanding or renovating our hotels and resorts may not improve their financial performance or may subject us to additional costs and therefore our results of operations, financial condition and cash flows would be adversely affected	20

Page
We are dependent on key personnel whose continued service is not guaranteed	20
Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on a co-venturer’s financial condition and disputes between us and our co-venturers	21
We may invest in properties outside of the United States, which will subject us to different legal, monetary and political risks, as well as currency exchange risks, and may cause unpredictability in a source of our cash flows	21
Risks Related to the Merger with the Advisor	21
Certain of our officers and directors have potential conflicts of interest	21
Future sales of our common stock by the Advisor’s stockholders may adversely affect the fair market value of our common shares	22
We may compete with our affiliates for properties	22
Our Chairman and Vice-Chairman of the Board will have competing demands on their time and attention	23
We may invest with our affiliates	23
Our earnings per share will decrease as a result of the proposed Merger with the Advisor	23
We may be exposed to risks to which we have not historically been exposed	23
Costs associated with the Advisor’s personnel after internalization may exceed the fees previously paid by us to the Advisor for such services	23
The proposed Merger might limit future acquisitions or dispositions of certain types of assets	24
The proposed Merger and other property acquisitions may adversely impact our compliance with certain debt covenants.	24
Certain of the proposed amendments to our Existing Charter may inhibit a change in control	24
Proposals regarding amendments to our Existing Charter may be implemented without consummation of the proposed Merger in the event of a Listing	24
Risks Related to the Lodging Industry	24
The most recent economic slowdown, terrorist attacks, military activity in the Middle East, natural disasters and other world events impacting the global economy had adversely affected the travel and lodging industries, including our properties, in the past and these adverse effects may continue or occur in the future	24
We do not have control over the market and business conditions that affect the value of our properties, and adverse changes with respect to such conditions could have an adverse effect on our results of operations, financial condition and cash flows. Our properties are subject to varying degrees of risk generally common to the ownership of hotels and resorts, many of which are beyond our control, including the following	24
The lodging industry is intensely competitive, and, as a result, if the third-party management companies and our third-party tenants are unable to compete successfully or if our competitors’ marketing strategies are more effective, our results of operations, financial condition, and cash flows including our ability to service debt and to make distributions to our stockholders, may be adversely affected	25
The lodging industry is seasonal in nature, and, as a result, our properties may be adversely affected	25
The increasing use of internet travel intermediaries by consumers may experience fluctuations in operating performance during the year and otherwise adversely affect our profitability and cash flows	25
Risks Related to Conflicts of Interest	26
Risks Related to Borrowing	26
Inability to obtain funds through borrowings may adversely impact our ability to make distributions	26
Our current debt level and our obligations to service such debt reduce funds available to distribute to our stockholders and may expose us to risk of default under our debt obligations	27
Increases in interest rates and/or the failure of our interest rate protection arrangements to reduce our interest rate volatility including failure of the counter parties to honor their obligations under such arrangements could increase our interest expense and adversely affect our cash flow and our ability to service our indebtedness and make distributions to our stockholders	28
General Risks Related to the Real Estate Industry	28

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Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the lodging industry or specifically the performance of our properties and harm our financial condition	28
Natural disasters, uninsured and underinsured losses, the costs of insurance or our ability to renew existing coverage could adversely affect our operating results, our cash flows and our ability to service debt and make distributions to our stockholders	29
Increases in property taxes would increase our expenses and therefore adversely affect our profitability and cash flows, thereby impacting our ability to service debt and make distributions to our stockholders	29
Environmental matters could adversely affect our results of operations, financial positions, and cash flows including our ability to service debt and make distributions to our stockholders	29
Costs associated with complying with the Americans with Disabilities Act may adversely affect our results of operations, financial positions, and cash flows including our ability to service debt and make distributions to our stockholders	30
We have no economic interest in the land underlying certain of our properties which are subject to ground leases	30
We may incur significant costs complying with other regulations	30
Risks Related to Our Tax Status and Other Tax Related Matters	30
If we fail to qualify as a REIT, our distributions will not be deductible by us, and our income will be subject to taxation	30
Failure to make required distributions would subject us to additional tax	31
We may have to borrow funds or sell assets to meet our distribution requirements	31
Utilization of TRS lessees increases our overall tax liability	31
A Merger with the Advisor might cause us to lose our REIT status for tax purposes	32
A Merger with the Advisor might limit future acquisitions or dispositions of certain types of assets	32
Our ability to finance external growth and acquisition activities from internal sources is limited	32
Any properties we own outside of the United States are subject to foreign taxes and may contribute to a failure to meet the REIT requirements	32
Changes in taxation of corporate dividends may adversely affect the value of our common stock	32
Our leases may be recharacterized, which could jeopardize our REIT status	33
We may be required to pay a penalty tax upon the sale of a property	33
Adverse tax consequences may deter us from selling certain properties even if we would otherwise choose to do so	33
We are subject to other tax liabilities	33
Changes in tax laws may prevent us from qualifying as a REIT	34
Macro-Economic Risks	34
ESTIMATED USE OF PROCEEDS	35
MANAGEMENT COMPENSATION	36
CONFLICTS OF INTEREST	37
Prior and Future Programs	38
Competition to Acquire Properties and Invest in Mortgage Loans	38
Sales of Properties	38
Development of Properties	39
Certain Relationships with Affiliates	39
Possible Listing of Shares	39
Joint Investment with an Affiliated Program	39
Competition for Management Time	39
Compensation of the Advisor	39
Legal Representation	40
Certain Conflict Resolution Procedures	40
REDEMPTION OF SHARES	41
BUSINESS	43
General	43

v

Questions and Answers About
CNL Hotels & Resorts, Inc.’s Reinvestment Plan
     The following constitutes a description of our Reinvestment Plan currently in effect. All references in this prospectus to “common stock” or “shares of common stock” refer to shares of our common stock, par value $.01 per share.
Purpose
     1. What is the purpose of the plan?
     The primary purpose of the plan is to give our stockholders a convenient way to reinvest their cash distributions in additional shares of common stock.
Benefits and Disadvantages
     2. What are the benefits and disadvantages of the plan?
     Benefits:
     Before deciding whether to participate in the plan, you should consider the following benefits of participation in the plan:
•	You will realize the convenience of having all of your cash distributions automatically reinvested in additional shares of common stock. Since the reinvestment agent will credit fractional shares of common stock to your plan account, you will receive full investment of your distributions;

•	You will simplify your record keeping by receiving periodic statements which will reflect all current activity in your plan account, including purchases and latest balances; and

•	We, not you, will pay all costs of administering the plan. Please see Question 17 for a detailed description of the costs of the plan.
     Disadvantages:
     Before deciding whether to participate in the plan, you should consider the following disadvantages of participation in the plan:
•	Your reinvestment of cash distributions will result in your being treated for federal income tax purposes as having received, on the distribution payment date, a distribution equal to the fair market value of our common stock that you received to the extent of our earnings and profits attributable to that distribution. The distribution may give rise to a liability for the payment of income tax without providing you with immediate cash to pay the tax when it becomes due;

•	Because our common stock is not listed, the price for shares purchased under the plan will not be determined by market conditions or the value of the underlying assets. This price may fluctuate based on the determination of our Board of Directors. These fluctuations may change the number of shares of common stock you receive. For a discussion of how the price for the shares is determined, see Question 7;

•	Your investment elections, and any changes or cancellations, must be received by the reinvestment agent within specified time limits. If these time limits are not met, a delay may occur before your investment elections can be implemented. Please see Question 6 for information on the time limit for participation in the plan;

•	You may not know the actual number of shares of common stock that the plan’s reinvestment agent buys for your account until up to 60 days after the distribution is made; and

•	You may not pledge shares of common stock deposited in your plan account unless you withdraw those shares from the plan.
     Administration
     3. Who will administer the plan?
     Reinvestment agent. Bank of New York or another entity we may designate will serve as the reinvestment agent of the plan. The reinvestment agent:
•	acts as your agent;

•	keeps records of all plan accounts;

•	sends your account statements to you;

•	buys, on your behalf, all shares of common stock under the plan; and

•	performs other duties relating to the plan.
     You should send all correspondence with the reinvestment agent to:
BNY Investment Center, Inc.
c/o The Bank of New York
Post Office Box 7090
Troy, Michigan 48007-7090
Email: investor@cnl.com
Facsimile: (646) 835-8491 (through June 20, 2006)
Facsimile: (732) 667-9094 (after June 20, 2006)
     Transfer agent. Bank of New York or another entity we may designate will serve as the transfer agent of the plan. As described further in Question 21, if you decide to transfer ownership of all or part of the shares of common stock held in your plan account through gift, private sale or otherwise to a person/entity outside the plan, you should send all correspondence to the transfer agent at:
The Bank of New York
Attn: Transfer Department/CNL
Post Office Box 7090
Troy, Michigan 48007-7090
Email: investor@cnl.com
Facsimile: (646) 835-8491 (through June 20, 2006)
Facsimile: (732) 667-9094 (after June 20, 2006)
     Successor reinvestment agent. We may replace the reinvestment agent with a successor reinvestment agent at any time. The reinvestment agent may resign as reinvestment agent of the plan at any time. In either such case, we will appoint a successor reinvestment agent, and we will notify you of such change.
     LNC Investor Services Company. In addition to the reinvestment agent, LNC Investor Services Company will assist in aspects of the plan. Any correspondence should be sent to:
LNC Investor Services Company
Post Office Box 4920

Orlando, Florida 32802-4920
Telephone: (407) 650-1000
Toll-free: (866) 650-0650
Facsimile: (866) 618-3185
Participation
     4. Who is eligible to participate in the plan?
     Except as described below, the plan is generally open to all holders of our common stock who are holders of and elect to reinvest their distributions in shares of common stock. Participants can be individuals, trusts, retirement plans, corporations or other entities. Each participant must also meet our suitability standards which require participants to have either (i) a net worth (not including home, furnishings, and personal automobiles) of at least $45,000 and an annual gross income of at least $45,000, or (ii) a net worth (not including home, furnishings, and personal automobiles) of at least $150,000.
     Exclusion from Plan at Our Election. Notwithstanding any other provision in the plan, we reserve the right to prevent you from participating in the plan for any reason.
Enrollment
     5. How do I enroll in the plan?
     If you are already participating in our plan, no action is required. If you are eligible to participate in the plan, you may join the plan at any time. Once you enroll in the plan, you will remain enrolled until you withdraw from the plan or we terminate the plan or your participation in the plan.
     The Authorization Form. To enroll and participate in the plan, you must complete the enclosed Authorization Form and fax or email it to LNC Investor Services Company at fax: (866) 618-3185; email: investor@cnl.com. Your form must be received no later than 10 days prior to the last day of the fiscal quarter related to a distribution. If your form is received by LNC Investor Services Company after the 10th day before the end of the fiscal quarter, then you will receive a cash distribution for such quarter and your enrollment will be processed by LNC Investor Services Company for the distribution declared with respect to the following fiscal quarter.
     If your shares of common stock are registered in more than one name (such as joint tenants or trustees), all such registered holders must sign the Authorization Form. If you are eligible to participate in the plan, you may sign and return the Authorization Form to participate in the plan at any time.
     If you hold our common stock through a broker or nominee and wish to enroll and participate in the plan, you may do so in one of the following ways:
     (a) Request your broker, bank or other nominee in whose name your shares are held to complete and sign a Broker and Nominee Form (please see the “Broker and Nominee Form” below for more information), or
     (b) Instruct your broker, bank or other nominee in whose name your shares are held to transfer shares of common stock to your name, following which you may enroll in the plan directly.
     The reinvestment agent automatically will reinvest any cash distributions paid on all shares of common stock that you have designated for participation in the plan until you indicate otherwise or withdraw from the plan, or until we terminate the plan or your participation. If you participate in the plan, we will pay to the reinvestment agent distributions on all shares of common stock held in your plan account. The reinvestment agent will credit the common stock purchased with your reinvested distributions to your plan account.

     The Broker and Nominee Form. If you are a beneficial owner of shares of common stock and wish for your broker, bank or other nominee in whose name your shares are held to participate in the plan on your behalf, such broker, bank or other nominee in whose name your shares are held must complete and submit the enclosed Broker and Nominee Form. You, your broker, bank or other nominee in whose name your shares of common stock are held may request a Broker and Nominee Form at any time by contacting the reinvestment agent at the address set forth in Question 3. Prior to submitting a Broker and Nominee Form, your broker, bank or other nominee in whose name your shares of common stock are held must have submitted a completed Authorization Form on your behalf.
     6. When will my participation in the plan begin?
     The reinvestment agent will begin to reinvest distributions for the fiscal quarter in which your Authorization Form is received, provided we receive such Authorization Form at least 10 days before the end of the fiscal quarter.
     Once you enroll in the plan, you will remain enrolled in the plan until you withdraw from the plan or we terminate the plan or your participation in the plan.
Purchases
     7. How are shares purchased under the plan?
     Source of the Shares of Common Stock. Initially, shares of common stock purchased on your behalf by the reinvestment agent under the plan will come from our legally authorized but unissued shares of common stock. However, if our shares are listed, the reinvestment agent may purchase shares of common stock in the open market or directly from us on your behalf through this registration statement.
     Timing of Purchases. The reinvestment agent will purchase shares of common stock for each fiscal quarter within 30 days after the distribution for the fiscal quarter is made.
     Distribution Payment Dates. We currently declare distributions quarterly and pay distributions on or about the last business day of each fiscal quarter. We pay distributions as and when authorized and declared by our Board of Directors. We cannot assure you that we will continue to pay distributions according to this schedule, and nothing contained in the plan obligates us to do so. The plan does not represent a guarantee of future distributions. Neither we nor the reinvestment agent will be liable when conditions, including compliance with the provisions of our existing charter and rules and regulations of the Securities and Exchange Commission, prevent the reinvestment agent from buying shares of common stock or interfere with the timing of such purchases.
     Price of Shares of Common Stock. The price of shares of common stock purchased by the reinvestment agent under the plan directly from us for distribution reinvestments will be as follows:
     (a) During any period when we are making a “best-efforts” public offering of our common stock, the reinvestment agent will invest in shares acquired from us at the per share offering price for plan shares under our then current best-efforts offering;
     (b) During any period when we are not making a “best-efforts” offering of our common stock (which is the case as of the date hereof), as described in (a) above, and unless the shares are listed, the reinvestment agent will purchase shares directly from us at a price equal to $19.00 per share, unless adjusted by our Board of Directors; and
     (c) Notwithstanding the above, upon the listing of our shares, the reinvestment agent will purchase shares of common stock in the open market or from us, at a price equal to the then-prevailing market price on the national securities exchange, over-the-counter market or national market system.
     In the event of a subsequent determination that the purchase price for shares under the plan represented a discount in excess of 5 percentage of the fair market value at the time of the sale, the distribution of the portion of the shares issued under the plan representing the excess amount would be subject to being voided, ab initio, to the extent it would result in our failure to qualify as a real estate investment trust, which we refer to as a REIT.
     Number of Shares to be Purchased. The reinvestment agent will invest for you the total dollar amount equal to the cash distribution on all shares of common stock, including fractional shares, held in your plan account. Subject to restrictions contained in our existing charter on transfer and ownership of our common stock described in Question 15, there is no limit on the number of shares of common stock you may purchase through distribution reinvestment. The reinvestment agent will purchase for your account the number of shares of common stock equal to the total dollar amount to be invested for you, as described above, divided by the applicable purchase price, computed to the fifth decimal place. The reinvestment agent will deduct from the amount to be invested for you any amount that we are required to deduct for withholding tax purposes.
     Reinvestment Agent’s Control of Purchase Terms. With respect to purchases of our common stock that the reinvestment agent makes under the plan if the shares are listed, the reinvestment agent, or a broker that the reinvestment agent selects, will determine the following:
•	the exact timing of open market purchases;

•	the number of shares of common stock, if any, that the reinvestment agent purchases on any one day or at any time of that day;

•	the prices for the shares of common stock that the reinvestment agent pays for market purchases;

•	the markets on which the reinvestment agent makes the purchases; and

•	the persons, including brokers and dealers, from or through which the reinvestment agent makes such purchases.
     Commingling of Funds. When making purchases for an account under the plan, the reinvestment agent may commingle your funds with those of other stockholders participating in the plan.
Certificates
     8. Will I receive certificates for shares purchased?
     Book-Entry. Unless your shares are held by a broker, bank or other nominee, we will register shares of common stock that the reinvestment agent purchases for your account under the plan in your name. The reinvestment agent will credit such shares to your plan account in “book-entry” form. This service protects against the loss, theft or destruction of certificates representing shares of common stock.
     Issuance of Certificates. Upon your written request to us, we will issue and deliver to you certificates for all whole and fractional shares of common stock credited to your plan account. The reinvestment agent will handle such requests at no cost to you.
     Transfer Restrictions. If you wish to pledge, sell or transfer shares of common stock to a person or entity, you must first request that we issue a certificate for the shares in your name. Please also see Question 15 which describes certain provisions of our articles of incorporation which restrict transfer and ownership of shares.
Reports
     9. How will I keep track of my investments?
     At the end of each fiscal quarter, but in no event later than 60 days after the end of such fiscal quarter, the reinvestment agent will send you a detailed statement that will provide the following information with respect to your plan account:

•	total cash distributions received during the quarter;

•	total number of shares of common stock purchased (including fractional shares);

•	price paid per share of our common stock; and

•	total number of shares of common stock in your plan account.
     You should retain these statements to determine the tax cost basis of the shares purchased for your account under the plan.
Withdrawal
     10. How would I withdraw from participation in the plan?
     Withdrawal from the Plan. You may withdraw from the plan at any time. In order to withdraw from the plan, you must send notice instructing LNC Investor Services Company to terminate your account to the fax number or email address set forth in Question 5. We must receive such notice at least 10 days before the end of the fiscal quarter related to a distribution (or by such later date as we may determine). If your request to withdraw from the plan is received by LNC Investor Services Company after the 10th day before the end of the fiscal quarter (or after such later date as we may determine), then we will process the reinvestment of your proceeds of the upcoming cash distribution in accordance with your existing instructions; your withdrawal request will be processed by LNC Investor Services Company for the distribution declared with respect to the following fiscal quarter. After the reinvestment agent terminates your account, we will pay to you all cash distributions on shares of common stock owned by you unless you rejoin the plan.
     Rejoining the Plan after Withdrawal. After you withdraw from the plan, you may again participate in the plan at any time by filing a new Authorization Form with the reinvestment agent.
Tax Considerations
     11. What are the material income tax consequences for participants in the plan?
     You are encouraged to consult your personal tax advisers with specific reference to your own tax situation and potential changes in the applicable law as to all federal, state, local, foreign and other tax matters in connection with the reinvestment of distributions under the plan, your tax basis and holding period for our common stock acquired under the plan and the character, amount and tax treatment of any gain or loss realized on the disposition of common stock. The following is a brief summary of the material federal income tax considerations applicable to the plan, is for general information only, and is not tax advice. See “Federal Income Tax Considerations.” In particular, this summary generally does not address tax consequences to persons who are not United States persons. In general, a United States person is a citizen or individual resident of the United States, a corporation or other entity taxable as a corporation for U.S. federal income tax purposes that is created or organized in the United States or under the laws of the United States or of any state or the District of Columbia, an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source, or a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) the trust was in existence on August 20, 1996 and properly elected to continue to be treated as a United States person. Partners in partnerships that hold shares of common stock and participate in the plan should consult their own tax advisers regarding their tax consequences.
     As in the case of nonreinvested cash distributions, the distributions that are reinvested under the plan will constitute taxable distributions to you to the extent of our current and accumulated earnings and profits allocable to the distributions, and any excess distributions will constitute a return of capital that reduces the basis of your common stock and gain to the extent the excess distribution exceeds your tax basis in your common stock. In addition, if we designate part or all of our distributions as capital gain distributions, you would treat those designated amounts as long-term capital gains. Distributions that we pay are not eligible for the distributions received deduction otherwise generally available to a stockholder that is a corporation.

     Your tax basis in your common stock acquired under the plan will generally equal the total amount of distributions you are treated as receiving, as described above. Your holding period in your common stock generally begins on the day following the date on which the common stock is credited to your plan account.
     12. How are administrative expenses treated?
     Although the matter is not free from doubt, based on certain private letter rulings obtained by other taxpayers, we intend to take the position that administrative expenses of the plan that we pay do not give rise to constructive distributions to you.
     13. What are the tax consequences of dispositions?
     When you withdraw shares from the plan, you will not realize any taxable income. You may recognize a gain or loss upon your disposition of common stock you receive from the plan. The amount of any gain or loss you recognize will be the difference between your amount realized, generally the amount of cash you receive, for the common stock and your tax basis in the common stock. Generally, gain or loss recognized on the disposition of common stock acquired under the plan will be treated for federal income tax purposes as capital gain or loss if you do not hold the common stock as a dealer. The capital gain or loss will be taxed as long-term capital gain or loss if your holding period for the common stock exceeds one year, except that, to the extent of any capital gain distributions received with respect to your common stock, capital losses on common stock you held for six months or less will be treated as long-term capital losses.
     14. How are backup withholding and information reporting provisions applied to you?
     In general, any distribution reinvested under the plan is not subject to federal income tax withholding, unless you are not a United States person otherwise subject to such withholding on cash dividends received from us, in which case, only the net amount of the distribution, after deduction for any such withholding, will be reinvested under the plan. The reinvestment agent or we may be required, however, to deduct as “backup withholding” at rates described below a portion of all distributions paid to you, regardless of whether those distributions are reinvested pursuant to the plan. Similarly, the reinvestment agent may be required to deduct backup withholding from all proceeds of sales of common stock held in your plan account. The backup withholding rate is currently 28 percentage. You are subject to backup withholding if (i) you fail to properly furnish the reinvestment agent and us with your correct taxpayer identification number (“TIN”), (ii) the Internal Revenue Service notifies the reinvestment agent or us that the TIN you furnished is incorrect, (iii) the Internal Revenue Service notifies the reinvestment agent or us that backup withholding should be commenced because you failed to report on your tax return certain amounts paid to you, or (iv) when required to do so, you fail to certify, under penalties of perjury, that you are not subject to backup withholding. Backup withholding amounts will be withheld from distributions before those distributions are reinvested under the plan. Therefore, if you are subject to backup withholding, your distributions to be reinvested under the plan will be reduced by the backup withholding amount. The withheld amounts constitute a credit on your federal income tax return or may be refundable. Backup withholding will not apply, however, if you (i) furnish a correct TIN and certify that you are a United States person not subject to backup withholding on Internal Revenue Service Form W-9 or an appropriate substitute form, (ii) provide a certificate of foreign status on Internal Revenue Service Form W-8BEN or an appropriate substitute form or (iii) are otherwise exempt from backup withholding.
     The reinvestment agent or we will send a Form 1099-DIV to you and to the Internal Revenue Service after the end of each year, reporting all distribution income you received during the year on your common stock.
     15. Is there any limit on the amount of common stock I can purchase pursuant to the plan?
     For us to qualify as a real estate investment trust for federal income tax purposes, no more than 50 percentage in value of our outstanding stock may be actually and/or constructively owned by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year, which we refer to as the closely-held requirement, and our common stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year or during a proportionate part of a short taxable year. Our existing charter contain an ownership restriction, which we refer to as the ownership limitation, to help ensure compliance with these requirements. The ownership limitation provides that no holder of our stock may own, or be deemed to own by virtue of any of the attribution rules of the Internal Revenue Code, more than 9.8 percentage by value of our outstanding stock. However, our existing charter provides that this ownership limit may be modified, either entirely or with respect to one or more persons, by a vote of a majority of the Board of Directors, if such modification does not jeopardize our status as a REIT. As a condition of such modification, the Board of Directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving our status as a REIT. The ownership limitation will not apply if the Board of Directors determines that it is no longer in our best interests to continue to qualify as a real estate investment trust.
     Any acquisition of shares of common stock under the plan is subject to being voided, ab initio, in the event that acquisition would result in a violation of the ownership limitation, the closely-held requirement or the 100 stockholder requirement, or certain other requirements or restrictions that could jeopardize our status as a REIT. If your acquisition is voided, you will receive in cash any distributions that were to be reinvested, without interest.
Other Provisions
     16. How can I vote my shares?
     We will send you proxy materials for any meeting of stockholders that will set forth matters to be voted upon and contain a proxy card or other instructions for voting your shares. You may vote your shares of common stock either by designating your vote on the proxy card, by voting in accordance with other instructions or by voting such shares in person at the meeting of stockholders.
     17. What are the costs of the plan?
     We will be responsible for all administrative fees and expenses charged by the reinvestment agent. The administrative charge for each participant for each fiscal quarter is the lesser of 5 percentage of the amount reinvested for the participant or $2.50, with a minimum annual charge of $0.50. Any interest earned on distributions will be paid to us to defray the costs of the plan. After listing, any brokerage commissions or fees in connection with purchases through a national securities exchange or over-the-counter-market or quotation on a national market system, will reduce the amount to be reinvested with respect to your shares.
     18. What are your and the reinvestment agent’s responsibilities?
     We, the reinvestment agent and any of our agents, in administering the plan, are not liable for any act done in good faith or for any good faith failure to act, including, without limitation, any claim of liability (i) arising from the failure to terminate your account upon your death or judgment of incompetence prior to the reinvestment agent’s receipt of notice in writing of such death and the expiration of 15 days from the receipt of such notice, and (ii) with respect to the time and prices at which the shares are purchased for a participant.
     We, the reinvestment agent and any of our agents will not have any duties, responsibilities or liabilities other than those expressly set forth in the plan or as imposed by applicable law, including federal securities laws. Since we have delegated all responsibility for administering the plan to the reinvestment agent, we specifically disclaim any responsibility for any of the reinvestment agent’s actions or inactions in connection with the administration of the plan. None of our directors, officers, or stockholders or agents of the reinvestment agent will have any personal liability under the plan.
     19. How will a stock split affect my plan account?
     We will adjust your account to reflect any stock split, reverse stock split or distribution payable in shares of common stock. In such event, the reinvestment agent will receive and credit to your plan account the applicable number of whole and/or fractional shares of common stock.

     20. Can I pledge my shares under the plan?
     You may not pledge any shares of common stock credited to your plan account. Any attempted pledge will be void. If you wish to pledge your shares of common stock, you first must withdraw the shares from the plan.
     21. How can I transfer my shares?
     You may transfer ownership of all or part of the shares of common stock held in your plan account through gift, private sale or otherwise. To transfer your shares to another person or entity you will need to mail to the transfer agent, at the address in Question 3, a completed transfer form and a Form W-9 (Certification of Taxpayer Identification Number) completed by the person or entity to whom you are transferring your shares. Please contact the transfer agent if you have any questions or need additional information.
     22. Can the plan be amended or terminated?
     Although we presently expect to continue the plan indefinitely, we reserve the right to terminate the plan at any time upon 10 days written notice to all participants. We also may amend the plan by mailing an appropriate notice at least 15 days prior to the effective date of the amendment, provided that any amendment must be approved by a majority of our independent directors.
     23. What happens if you terminate the plan?
     If we terminate the plan, we will transfer all whole and fractional shares of common stock held in your plan account to a separate account and will send you a check representing the value of any uninvested distributions held in your account.
     24. Are there any risks associated with the plan?
     Your investment in shares purchased under the plan is no different from any investment in shares that you hold directly. Neither we nor the reinvestment agent can assure you a profit or protect you against a loss on shares that you purchase. You bear the risk of loss and enjoy the benefits of any gain from changes in the fair market value or market price with respect to shares of common stock purchased under the plan. We encourage you to carefully consider the various risks associated with an investment in our common stock set forth in the section of this prospectus entitled “Risk Factors.”
     25. How will you interpret and regulate the plan?
     We may interpret, regulate and take any other action in connection with the plan that we deem reasonably necessary to carry out the plan. As a participant in the plan, you will be bound by any actions taken by us or the reinvestment agent.
     26. What law governs the plan?
     The laws of the State of Florida will govern the terms, conditions and operation of the plan.
     27. Where will notices be sent?
     The reinvestment agent will address all of its notices to you at your last known address. You should notify LNC Investor Services Company promptly in writing, at the address set forth in Question 3, of any change of address.

PROSPECTUS SUMMARY
     This summary highlights selected information from this prospectus. It is not complete and may not contain all of the information that you should consider before investing in our common stock. To understand the offering fully, you should read this entire prospectus carefully, including the documents attached as appendices.
CNL Hotels & Resorts, Inc.
     We were organized pursuant to the laws of the State of Maryland on June 12, 1996. We are a leading owner of distinctive luxury and upper upscale hotels and resorts. We believe that we are qualified as a real estate investment trust, or REIT, for federal income tax purposes. As of May 31, 2006, our portfolio includes 71 hotels and resorts that we own directly and 21 hotels and resorts that we own through equity investments. These hotels and resorts are located in 30 states, the District of Columbia and Canada, comprising approximately 26,000 rooms, and our portfolio is diversified by geography and brand affiliation. Our hotels and resorts are operated under 19 nationally recognized hotel brands, including the Marriott, Hilton and Hyatt families of brands, and five independent brands. We own interests in some of the country’s most distinctive luxury resorts, including the Grand Wailea Resort Hotel & Spa, the La Quinta Resort & Club and the Arizona Biltmore Resort & Spa. In addition to our luxury resorts, we own interests in a number of upper upscale hotels in significant urban markets, such as a Ritz-Carlton at Grande Lakes Resort in Orlando, Hilton hotels in Washington, D.C. and San Diego, Marriott hotels in Miami, Seattle, Baltimore and New Orleans, and Hyatt hotels in Miami, Detroit and Montreal. Because of their advantageous locations, reputations and/or amenities, we believe that many of these hotels and resorts benefit from high barriers to entry in their respective markets.
     Our strategy is to continue to own, acquire and develop luxury and upper upscale hotels and resorts. We focus on the luxury resort and upper upscale industry segments because we believe that due to their advantageous locations, reputations and/or amenities, these industry segments present relatively high barriers to entry and benefit from multiple demand generators. In addition, we believe that luxury resorts are less likely to be adversely affected during economic downturns. We believe these types of hotels and resorts currently offer the opportunity for better risk-adjusted returns than hotels and resorts in other lodging industry segments. Moreover, the management intensive nature of luxury and upper upscale hotels and resorts provides our experienced management team with the opportunity to enhance value and maximize operating results at our properties by monitoring performance and suggesting to our third-party management companies practical strategies for creating greater revenue flow and controlling expenses.
     We accumulated most of the hotels and resorts in our portfolio between January 2001 and April 2004, a period when lodging fundamentals, such as average room revenue per available room, occupancy and average daily room rate per room occupied, had declined significantly and liquidity in the lodging industry was limited. We proactively manage our portfolio by monitoring the operating performance of our properties and providing strategic guidance to, and continuous interaction with, the third-party management companies on how they can improve operating results. As part of our asset management strategy, we affiliate with brands and select third-party management companies we believe are appropriate for each property and we provide capital for renovations and other improvements we expect to result in improved property performance.
Our Advisor
     Presently, our day-to-day operations are managed and executed by our external advisor, CNL Hospitality Corp., which we refer to herein as the Advisor. Pursuant to an Amended Advisory Agreement, the Advisor provides us with management, acquisition, development, advisory and certain administrative services in exchange for various fees. For a complete description of the Advisor, the Amended Advisory Agreement and the fees we pay to the Advisor, see the section of this prospectus entitled “The Advisor and the Amended Advisory Agreement.”
     As described in more detail under “The Advisor and the Amended Advisory Agreement,” a Special Meeting of Stockholders is scheduled to be held on June 20, 2006 (the “Special Meeting”). At the Special Meeting, our stockholders will consider proposals (i) to approve the amended merger (the “Merger”) between us and the Advisor, whereby the Advisor will be merged with and into our wholly-owned subsidiary, and (ii) to approve certain amendments and restatements to our articles of incorporation, as amended (the “Existing Charter”), and applicable corresponding conforming changes to our amended Bylaws. All references herein to the “Existing Charter” refer to the current articles of incorporation, as amended, and all references herein to the “Restated Charter” refer to how our articles of incorporation will be if such amendments and restatements are adopted at the Special Meeting. See “Summary of the Existing Charter and Bylaws” and “Summary of Proposed Changes to our Existing Charter and Bylaws pursuant to Proxy Statement in Connection with the Merger.”
     If the Merger is consummated, we will no longer pay any of the Advisor’s fees, but we will pay directly for the overhead necessary to provide the services that the Advisor currently provides to us under the Amended Advisory Agreement. Until the earlier to occur of the expiration of the Amended Advisory Agreement and the effective time of the Merger, the Advisor will continue to earn and be paid fees pursuant to and in accordance with the terms of the Amended Advisory Agreement; provided however, the Advisor has agreed to irrevocably waive the right to payment of acquisition fees and asset management fees earned by the Advisor under the Amended Advisory Agreement from and including January 1, 2006 through and including June 30, 2006.
Risk Factors
     An investment in our company is subject to significant risks. We summarize some of the more important risks below. A more detailed discussion of the risk factors is found in the “Risk Factors” section, which begins on page 15. You should read and understand all of the risk factors before making your decision to invest.
•	There is no public market for our shares so stockholders may not be able to sell their shares promptly at desired prices.

•	A small number of our properties represent a significant percentage of our revenues and significant adverse changes at any of these properties may adversely affect our results of operations, financial positions, and cash flows, including our ability to service debt and our ability to make distributions to stockholders.

•	Forty-six of our properties, which generate a significant percentage of our revenues, are located in five states which increases our exposure to risks of adverse local economic conditions.

•	Approximately 80 percentage of our properties are operated through a limited number of third-party management companies and could be adversely affected if such companies or their brands experience negative publicity or other adverse developments.

•	There are risks related to the Merger with the Advisor, including various conflicts of interest, possible dilution through the issuance of shares to the Advisor’s stockholders and the decrease in earnings per share as a result of the Merger.

•	Market and economic conditions that we cannot control will affect the value of our investments.

•	Risks resulting from conflicts of interest with our Advisor and other affiliates could have a negative impact on our financial performance.

•	Inability to obtain funds through borrowings may adversely affect our ability to make distributions.

•	Our current debt level and our obligations to service such debt reduce funds available to distribute to our stockholders and may expose us to risk of default under our debt obligations.

•	Illiquidity of real estate investments would significantly impede our ability to respond to adverse changes in the lodging industry or specifically the performance of our properties and harm our financial condition.

•	If we fail to qualify as a REIT, our distributions will not be deductible by us, and our income will be subject to taxation.

Our REIT Status
     As a REIT, we generally are not subject to federal income tax on income that we distribute to our stockholders. Under the Internal Revenue Code of 1986, as amended, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute at least 90 percent of their taxable income, as figured on an annual basis. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may not be able to qualify for treatment as a REIT for that year and the next four years. Even if we qualify as a REIT for federal income tax purposes, we may be subject to some federal, state and local taxes on some of our income and property and to federal income and excise taxes on our undistributed income.
Our Management and Conflicts of Interest
     As noted above, we presently retain the Advisor to provide us with, among other things, management, acquisition, advisory and administrative services. The members of our Board of Directors oversee the management of our company. The majority of the directors are independent of the Advisor and have responsibility for reviewing its performance. The directors are elected annually to the Board of Directors by the stockholders.
     Several of the executive officers and a majority of the directors of the Advisor also are our officers or directors. Presently, the Advisor has responsibility for (i) selecting the properties that we will acquire, formulating and evaluating the terms of each proposed acquisition, and arranging for the acquisition of the property by us; (ii) identifying potential tenants or managers for the properties and potential borrowers for the mortgage loans, and formulating, evaluating and negotiating the terms of each lease or management agreement of a property and each mortgage loan; and (iii) negotiating the terms of any borrowing by us, including lines of credit and any long-term, permanent financing. All of the Advisor’s actions relating to us are subject to approval by the Board of Directors. The Advisor also has the authority, subject to approval by a majority of the Board of Directors, including a majority of the independent directors, to select assets for sale by us in keeping with our investment objectives and based on an analysis of economic conditions both nationally and in the vicinity of the assets being considered for sale.
     For a description of the business background of the individuals responsible for the management of us and the Advisor, see the section of this prospectus entitled “Management.” For a description of the services the Advisor currently provides, see the section of this prospectus entitled “The Advisor and the Amended Advisory Agreement.”
     Certain of our officers and directors, who are also officers or directors of the Advisor, may experience conflicts of interest in their management of us. These arise principally from their involvement in other activities that may conflict with our business and interests, including matters related to (i) allocation of new investments and management time and services between us and various other entities, (ii) the timing and terms of the investment in or sale of an asset, (iii) development of our properties by affiliates, (iv) investments with affiliates of the Advisor, (v) compensation to the Advisor, and (vi) the fact that our securities and tax counsel also serves as securities and tax counsel for some of our affiliates, and our stockholders will not have separate counsel. The “Conflicts of Interest” section of this prospectus discusses in more detail the more significant of these potential conflicts of interest. If we consummate the Merger, the Advisor would be merged with and into our wholly-owned subsidiary and many of these conflicts would be eliminated.
Management Compensation
     Although we have officers who manage our operations, we do not directly employ any employees, except for our Chief General Counsel and Corporate Secretary. These employees (other than the Chief General Counsel and Corporate Secretary) are not compensated by us; instead, they are compensated by the Advisor. With respect to directors, only our independent directors are compensated for their services to us.
     If we consummate the Merger, our officers would become our employees and would be compensated by us. It is also anticipated that if the Merger were to occur, our officers would receive various forms of compensation, including grants of stock units under the terms of employment agreements and/or our long-term incentive plan, which is administered and implemented by the Compensation Committee. The “Management” section of this prospectus discusses in more detail these compensation issues.

Our Investment Objectives
     Since our inception, our primary investment objectives have been to preserve, protect, and enhance our assets, while:
•	making quarterly distributions;

•	increasing our income (and distributions);

•	continuing to remain qualified as a REIT for federal income tax purposes; and

•	providing our stockholders with liquidity of their investment, either in whole or in part, through (i) the listing of our shares on a national securities exchange or over-the-counter market or (ii) if such listing does not occur by December 31, 2007, selling our assets and distributing the proceeds in accordance with the Existing Charter.
     Since the determination as to the appropriate time to proceed with a listing is primarily driven by market demand and conditions, it is our intent to position ourselves to respond to such market conditions. We may undertake an underwritten offering and/or a listing at any time after consummation of the Merger. It is our present intention to complete a listing prior to December 31, 2007.
     You can read the sections of this prospectus under the captions “Business — General,” “Business — Site Selection and Acquisition of properties,” “Business — Description of Property Leases” and “Investment Objectives and Policies” for a more complete description of the manner in which the structure of our business facilitates our ability to meet our investment objectives.
Summary of the Reinvestment Plan
     We have adopted the Reinvestment Plan pursuant to which some stockholders may elect to have the full amount of their cash distributions from us reinvested in additional shares. The following summary of our Reinvestment Plan may omit certain information that may be important to you. You should carefully read the entire text of the plan contained in Appendix A to this prospectus before you decide to participate in the plan.

Enrollment:	If you are already participating in our plan, no action is required. If you are not already participating in our plan, you can participate in the plan if you currently own shares of common stock by completing and submitting the enclosed authorization form. Please see Question 5 set forth in “Questions and Answers About CNL Hotels & Resorts, Inc.’s Reinvestment Plan” above for more detailed information.

Reinvestment of Distributions:	You will be able to purchase additional shares of common stock by reinvesting any cash distributions paid on your shares of common stock. No minimum amount of shares is required to participate in the plan. Except for the restrictions contained in our Existing Charter on transfer and ownership of our common stock described in Question 15, the reinvestment of any cash distributions paid on your shares of common stock is not subject to a maximum limit.

Administration:	Bank of New York initially will serve as the reinvestment agent of the plan and LNC Investor Services Company will assist with the plan. You should send all correspondence to: LNC Investor Services Company, P.O. Box 4920, Orlando, Florida 32802-4920. You may call LNC Investor Services Company at (407) 650-1000 or toll-free at (866) 650-0650, or you can contact us in writing by facsimile to (407) 650-1231 or by email at investor@cnl.com. Please see Question 3 for more detailed information.

Source of Shares of Common Stock:	Initially, shares of common stock purchased on your behalf by the reinvestment agent under the plan will come from our legally authorized but unissued shares of common stock. However, if our shares are listed, the reinvestment agent may purchase shares of common stock in the open market or directly from us on your behalf through this registration statement. Please see Question 7 for more detailed information.

Tracking Your Investment:	You will receive periodic statements of the transactions made in your plan account. These statements will provide you with details of the transactions and will indicate the share balance in your plan account. Please see Question 9 for more detailed information.

Amendment and Termination of the Plan:	We may amend the plan for any reason by providing 15 days’ written notice and we may terminate the plan for any reason by providing 10 days’ written notice.

RISK FACTORS
     An investment in our shares involves significant risks and therefore is suitable only for persons who understand those risks and their consequences and who are able to bear the risk of loss of their investment. You should consider the following risks in addition to other information set forth elsewhere in this prospectus before making your investment decision.
     We also caution you that this prospectus contains forward-looking statements. Such statements can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “continue” “intend” or other similar words. Although we believe that our expectations reflected in the forward-looking statements are based on reasonable assumptions, these expectations may not prove to be correct. Important factors that could cause our actual results to differ materially from the expectations reflected in these forward-looking statements include those set forth below, as well as general economic, business and market conditions, changes in federal and local laws and regulations and increased competitive pressures. For additional information concerning forward looking statements, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
Risks Related to the Offering
     The sale of shares by stockholders could be difficult. Currently there is no public market for the shares, so stockholders may not be able to sell their shares promptly at a desired price. Therefore, you should consider purchasing the shares as a long-term investment only. We do not know if we will ever apply to list our shares on a national securities exchange or over-the-counter market, or, if we do apply for listing, when such application would be made or whether it would be accepted. If our shares are listed, we cannot assure you a public trading market will develop. We cannot assure you that the price you would receive in a sale on a national securities exchange or over-the-counter market would be representative of the value of the assets we own or that it would equal or exceed the amount you paid for the shares. In addition, although we have adopted a redemption plan, we have discretion to not redeem our stockholders’ shares, to suspend the redemption plan, and to cease redemptions. Further, the redemption plan has many limitations and should not be relied upon as a method to sell shares promptly or at a desired price. In particular, one of those limitations is that no more than 5 percentage of the number of shares of our common stock (outstanding at the beginning of any 12-month period) may be redeemed during such 12-month period. For the months ended March 31, 2006, and the year ended December 31, 2005, we were not able to redeem, pursuant to our redemption plan, a significant number of the shares for which redemption requests were submitted during such year.
     Investors in our company may experience dilution. Stockholders have no preemptive rights. If we (i) commence a subsequent public offering of shares or securities convertible into shares or (ii) otherwise issue additional shares, investors purchasing shares in this offering who do not participate in future stock issuances will experience dilution in the percentage of their equity investment in our company. Although the Board of Directors has not yet determined whether it will engage in future offerings or other issuances of shares, it may do so if it is determined to be in our best interests. See “Summary of the Existing Charter and Bylaws—Description of Capital Stock.”
     The Board of Directors can take many actions without stockholder approval. The Board of Directors has overall authority to conduct our operations. This authority includes significant flexibility. For example, the Board of Directors can: (i) list our stock on a national securities exchange or over-the-counter market without obtaining stockholder approval; (ii) prevent the ownership, transfer and/or accumulation of shares in order to protect our status as a REIT or for any other reason deemed to be in the best interests of the stockholders; (iii) issue additional shares without obtaining stockholder approval, which could dilute your ownership; (iv) change the Advisor’s compensation, and employ and compensate affiliates; (v) direct our investments toward investments that will not appreciate over time, such as building only properties, with the land owned by a third party, and mortgage loans; and (vi) change minimum creditworthiness standards with respect to tenants. Any of these actions could reduce the value of our assets without giving you, as a stockholder, the right to vote.

Risks Related to Our Business and Operations
     A small number of our properties represent a significant percentage of our revenues and significant adverse changes at any one of these properties may adversely affect our results of operations, financial position, and cash flows, including our ability to service debt and our ability to make distributions to stockholders. As of March 31, 2006, fifteen of our 94 properties represent more than 50 percent of our revenues and related cash flows. For the three months ended March 31, 2006, one of our properties, the Grand Wailea Resort and Spa, generated more than 10 percent of our total hotel and resort revenues. Significant adverse changes in the operations of any one of these properties could adversely affect our results of operations, financial position and cash flows, including our ability to service debt, and make distributions to our stockholders.
     Forty-six of our properties which generate a significant percentage of our revenues are located in California, Florida, Texas, Hawaii and Arizona, which increases our exposure to the risks of adverse local economic conditions. Although our properties are located in 30 states, the District of Columbia and Canada, there is a concentration of operating revenues from our properties located in California, Florida, Texas, Hawaii and Arizona. As a result, in addition to adverse developments in the U.S. economy and in the lodging industry generally, adverse events or conditions in those markets or specific properties, such as adverse weather conditions or natural disasters, localized economic recessions or increases in state or local tax rates, could have a disproportionately adverse effect on our results of operations, financial condition, and cash flows including our ability to service debt and to make distributions to our stockholders.
     Approximately 80 percentage of our properties are operated through a limited number of third-party management companies and could be adversely affected if those third-party management companies, or their brands, experience negative publicity or other adverse developments. As of March 31, 2006, our properties managed by Marriott and Hilton generated a significant percentage of our revenues. Because of this concentration, negative publicity or other adverse developments that affect those operators and/or their brands generally may adversely affect our results of operations, financial condition, and consequently cash flows thereby impacting our ability to service debt, and to make distributions to our stockholders.
     Decreased funding from credit enhancements may adversely affect our distributions to stockholders. In the past, we have required certain third-party managers and triple-net lease tenants to provide performance guarantees or other credit enhancements in order to assure us minimum levels of operating profits and cash flows at certain of our properties. Due to industry and economic conditions in recent years, the performance of some of our properties required the managers and tenants to fund a significant amount of the credit enhancements we have obtained and, as a result, we have utilized a substantial portion of the funds received from such credit enhancements to fund a portion of our distributions. During the first three months of 2006, we recognized approximately $2.1 million in operating expense reductions from credit enhancements, rental revenue of $0.8 million from a limited rent guarantee and $0.2 million in base management fee waivers which were recorded as reductions in hotel and resort management fees. In January 2006, we obtained a $50 million credit enhancement from Hilton in connection with its acquisition of the management agreements of three of our largest properties, based on revenues. As of March 31, 2006, funds available to us from many of these credit enhancements had been fully utilized or the credit enhancements had expired (except for the $50 million credit enhancement from Hilton). If we are unable to obtain additional credit enhancements or similar return guarantees and our properties do not reach a sufficient performance level, we may experience reduced earnings and cash flows which would adversely affect our ability to service debt and make distributions to our stockholders.
     We cannot and do not directly operate our properties and, as a result, our results of operations, financial position, ability to service debt and our ability to make distributions to stockholders are dependent on the ability of our third-party management companies and our tenants to operate our properties successfully. In order for us to satisfy certain REIT qualification rules, we cannot directly operate any of our properties or actively participate in the decisions affecting their daily operations. Instead, through our taxable REIT subsidiary, or TRS, lessees, we must enter into management agreements with third-party management companies, or we must lease our properties to third-party tenants on a triple-net lease basis. We do not control these third-party management companies or tenants who operate our properties and are responsible for maintenance and other day-to-day management of our properties, including, but not limited to, the implementation of significant operating decisions. Thus, even if we believe our properties are being operated inefficiently or in a manner that does not result in satisfactory operating results, we may not be able to require the third-party management company or tenant to change its method of operation of our properties. Our results of operations, financial position, cash flows and our ability to service debt and to make distributions to stockholders are, therefore, dependent on the ability of these third-party management companies and tenants to operate our properties successfully.
     We also rely on third-party hotel management companies to establish and maintain adequate internal controls over financial reporting at our properties. In doing this, property managers should have policies and procedures in place which allow them to effectively monitor and report to us the operating results of our properties which ultimately become the basis of our consolidated financial statements. Because the operations of our properties ultimately become the basis of our consolidated financial statements, we evaluate the effectiveness of the internal controls over financial reporting at our properties in connection with the certifications we provide in our quarterly and annual reports on Form 10-Q and Form 10-K, respectively, pursuant to the Sarbanes Oxley Act of 2002. However, we do not control the design or implementation of or changes to internal controls at our properties. Thus, even if we believe that our properties are being operated without effective internal controls, we may not be able to require the third-party management company to change its internal control structure. This could require us to implement extensive and possibly inefficient controls at a parent level in an attempt to mitigate such deficiencies. If such controls are not effective, the accuracy of the results of our operations that we report could be affected. Accordingly, our ability to conclude that, as a company, our internal controls are effective is significantly dependent upon the effectiveness of internal controls that our third-party management companies have implemented at our properties. While we do not consider it likely, it is possible that we could have a significant deficiency or material weakness as a result of the ineffectiveness of the internal controls at one or more of our properties.
     If we replace a third-party management company or tenant, we may be required by the terms of the relevant management agreement or lease to pay substantial termination fees, and we may experience significant disruptions at the affected properties. While it has been our policy to enter into management agreements only with third-party management companies or tenants with substantial prior hotel and resort operating experience, we may not be able to make such arrangements in the future. If we experience such disruptions, it may adversely affect our results of operations, financial condition and our cash flows, including our ability to service debt and to make distributions to our stockholders.
     Our TRS structure subjects us to the risk of increased hotel and resort operating expenses. The performance of our TRS lessees is based on the operations of our properties. Our operating risks include not only changes in hotel and resort revenues and changes to our TRS lessees’ ability to pay the rent due to us under the leases, but also increased hotel and resort operating expenses, including, but not limited to, the following cost elements:
-	wage and benefit costs;

-	repair and maintenance expenses;

-	energy costs;

-	property taxes;

-	insurance costs; and

-	other operating expenses.
     Any increases in one or more these operating expenses could have a significant adverse impact on our results of operations, cash flows and financial position.
     Our TRS structure subjects us to the risk that the leases with our TRS lessees do not qualify for tax purposes as arms-length which would expose us to potentially significant tax penalties. Our TRS lessees incur taxes or accrue tax benefits consistent with a “C” corporation. If the leases between us and our TRS lessees were deemed by the Internal Revenue Service to not reflect an arms-length transaction as that term is defined by tax law, we may be subject to tax penalties as the lessor that would adversely impact our profitability and our cash flows.
     Our inability or that of our third-party management companies or our third-party tenants to maintain franchise licenses could decrease our revenues. Maintenance of franchise licenses for our properties is subject to maintaining our franchisors’ operating standards and other terms and conditions. Franchisors periodically inspect our properties to ensure that we, our third-party tenants or our third-party management companies maintain their standards. Failure by us or one of our third-party tenants or third-party management companies to maintain these standards or comply with other terms and conditions of the applicable franchise agreement could result in a franchise license being canceled. If a franchise license terminates due to our failure to make required improvements or to otherwise comply with its terms, we may also be liable to the franchisor for a termination fee, which varies by franchisor and by property. As a condition to the maintenance of a franchise license, a franchisor could also require us to make capital expenditures, even if we do not believe the capital improvements are necessary, desirable, or likely to result in an acceptable return on our investment. We may risk losing a franchise license if we do not make franchisor-required capital expenditures.
     If a franchisor terminates the franchise license, we may try either to obtain a suitable replacement franchise or to operate the property without a franchise license. The loss of a franchise license could materially and adversely affect the operations or the underlying value of the property because of the loss associated with the brand recognition and/or the marketing support and centralized reservation systems provided by the franchisor. A loss of a franchise license for one or more hotels or resorts could materially and adversely affect our results of operations, financial condition and our cash flows, including our ability to service debt and make distributions to our stockholders.
     We are and may continue to be subject to litigation. We, the Advisor and certain of our officers and directors are defendants in a class action lawsuit. For additional information see “Business-Litigation.” In addition, we are and/or are likely to continue to be subject to litigation, including claims relating to our operations, offerings, unrecognized preacquisition contingencies and otherwise in the ordinary course of business. Some of these claims may result in potentially significant judgments against us, some of which are not, or cannot be, insured against. We generally intend to vigorously defend ourselves; however, we cannot be certain of the ultimate outcomes of currently asserted claims or of those that arise in the future. Resolution of these types of matters against us may result in us having to pay significant fines or settlements, which, if not insured against, or if these fines and settlements exceed insured levels, would adversely impact our earnings and cash flows thereby impacting our ability to service debt, and make distributions to our stockholders. Certain litigation or the resolution of certain litigation may affect the availability or cost of some of our insurance coverage which could adversely impact our results of operations and cash flows, expose us to increased risks that would be uninsured and/or adversely impact our ability to attract officers and directors.
     We are generally subject to risks associated with the employment of hotel or resort personnel, particularly with properties that employ unionized labor. Approximately 94 percentage of our properties are leased to wholly-owned TRS entities and are subject to management agreements with third-party managers to operate the properties. Hotel and resort operating revenues and expenses for these properties are included in our consolidated results of operations. As a result, although we do not directly employ or manage the labor force at our properties, we are subject to many of the costs and risks generally associated with the hotel or resort labor force, particularly those properties with unionized labor. Our third-party managers are responsible for hiring and maintaining the labor force at each of our properties and for establishing and maintaining the appropriate processes and controls over such activities. From time to time, the operations of our hotels and resorts may be disrupted through strikes, public demonstrations or other labor actions and related publicity. We may also incur increased legal costs and indirect labor costs as a result of the aforementioned disruptions, or contract disputes or other events. Certain of our properties, including those which provide a majority of our revenues, earnings and cash flows, and certain third-party managers are more susceptible to and potentially more impacted by labor force activities than others. One or more of our third-party managers operating some of our most significant properties may be targeted by union actions or adversely impacted by the disruption caused by organizing activities. Significant adverse disruptions caused by union activities and/or increased costs affiliated with such activities could materially and adversely affect our results of operations, financial condition and our cash flows, including our ability to service debt and make distributions to our stockholders.
     We may not be able to identify or complete suitable acquisitions that meet our investment criteria, which may impede our ability to grow externally. While we expect to continue to consider selectively acquiring properties in the future, our ability to expand through acquisitions requires us to identify suitable acquisition targets or investment opportunities that meet our investment criteria and are compatible with our long-term strategy. If we seek to acquire properties, we may not be successful in identifying or consummating acquisitions or investments on satisfactory terms or at all, which would slow our ability to achieve external growth and, in turn, could adversely affect our enterprise value.

     Our ability to acquire properties on favorable terms may be subject to the following significant risks:
-	we may be unable to acquire a targeted property because of competition from other real estate investors with significant capital, including other affiliated and non-affiliated REITs, institutional pension funds, private equity investors and owner-operators of hotels and resorts including some of our third party management companies;

-	even if we are able to acquire a targeted property, competition from other potential acquirers may significantly increase the purchase price;

-	we may be unable to finance an acquisition on favorable terms or at all;

-	we may spend more time and funds than the time and amounts budgeted to make necessary improvements or renovations to acquired properties; and

-	we may acquire properties subject to liabilities and without any recourse, or with only limited recourse, with respect to known or unknown liabilities such as liabilities for clean-up of undisclosed environmental contamination, claims by persons against former owners of the properties and claims for indemnification by general partners, directors, officers and others indemnified by the former owners of the properties.
     We may be unable to integrate acquired properties into our operations or the third-party management company we engage may not effectively manage those properties, which may adversely affect our operating results. Since January 2003, we have acquired 81 properties for approximately $3.9 billion and we may selectively acquire additional hotels and resorts in the future. In the event that we acquire additional properties, we may be unable to adapt our management, administrative functions, accounting and operational systems, or to hire and retain sufficient personnel, to integrate these investments into our portfolio and manage any future acquisitions of additional assets without operating disruptions or unanticipated costs. Further, the third-party management companies we engage to operate the properties may not be able to successfully integrate the acquired properties, including with respect to management, marketing, accounting, information systems and human resources. Acquisitions of properties may generate additional operating expenses at the property level that we are required to pay during the initial period of our ownership. In the event that we acquire additional properties, we will be subject to the operational risks associated with owning new lodging properties. Our failure to integrate into our portfolio acquired properties or the failure of our third party management company to integrate the operation of the properties successfully could have a material adverse effect on our results of operations, financial condition, and cash flows including our ability to service debt and to make distributions to our stockholders.
     We may acquire properties with limited operating histories that may not achieve desired results. Some of our acquisitions may be newly-developed or newly-renovated properties. Newly-developed or newly-renovated properties may not have sufficient operating histories to allow us to use valuation methods utilizing historical performance in order to make our acquisition decisions. In addition, the purchase prices of these properties are typically based upon our expectations of their anticipated operating results, in part, because historical results are not available or applicable, thereby subjecting us to risks that such properties may not achieve anticipated operating results within anticipated time frames or may never achieve these results at all. Consequently, we may not be able to generate expected revenues, or cash flow from these properties sufficient to make related debt payments, pay operating expenses or achieve our anticipated return on investment. Our failure to achieve desired results could have a material adverse effect on our results of operations, financial condition and our ability to generate cash flows and therefore our ability to service debt and to make distributions to our stockholders.

     Operating costs and capital expenditures for property development activities including expansion or renovations may be greater than anticipated and we may be unable to complete and operate developed, renovated or expanded properties successfully. Our properties, particularly older properties, have an ongoing need for renovations and other capital improvements, including periodic replacements. In addition, we may acquire hotels and resorts in the future that require significant renovation. Some of these capital improvements may be mandated by our management agreements, health, safety or other regulations. In addition to our ongoing renovations and other capital improvements in the ordinary course of our business, we are presently expanding and/or developing amenities at certain of our properties which generate a significant portion of our revenues funded by capital not included in our furniture, fixture and equipment reserves, and we may continue such activities in the future.
     We may also choose to develop new properties in the future. Our current and future expansion, renovation or development activities involve the following significant risks:
-	we may encounter environmental issues which require remediation;

-	we may not complete renovation, expansion or development projects on schedule or within budgeted amounts including due to the impact of increased building costs resulting from macro-economic factors outside our control;

-	we may have a shortage of available cash to fund capital improvements and the related possibility that financing for these capital improvements may not be available to us at all or on favorable terms;

-	the time it takes for the impacted properties to reach a stabilized level of performance may be delayed or take longer then anticipated;

-	we may encounter delays or refusals in obtaining all necessary zoning, land use, building, occupancy, and other required governmental permits and authorizations; and

-	our occupancy rates and rents at newly expanded, developed or renovated properties may fluctuate depending on a number of factors, including market demand or a loss of market demand and economic conditions which may result in our investment not being profitable.
     If we encounter one or more of the aforementioned risks relating to our renovation, expansion or development activities, our results of operations, financial condition, and our cash flows could be materially and adversely impacted which would adversely impact our ability to service debt and make distributions to our stockholders.
     Changing brand affiliation, changing third-party management companies and/or expanding or renovating our hotels and resorts may not improve their financial performance or may subject us to additional costs and therefore our results of operations, financial condition and cash flows would be adversely affected. Since January 2001, we have renovated, changed the brand affiliation and/or changed the third-party management company for more than 50 percentage of our properties, based on number of rooms. We undertake these actions to improve results of operations at these properties. Typically, when we change managers, property performance declines for a period of time. If these renovations, changes of brand affiliation and/or changes of third-party management companies at our properties do not improve their financial performance, our results of operations, financial condition, and cash flows and therefore our ability to service debt and to make distributions to our stockholders may be adversely affected. If we expand any of our properties, the expansion may not improve the financial performance of the property or may subject us to additional costs and therefore our results of operations, financial condition and cash flows would be adversely affected.
     We are dependent on key personnel whose continued service is not guaranteed. We rely on a small number of persons who comprise our existing senior management, particularly Thomas J. Hutchison III, our Chief Executive Officer, and John A. Griswold, our President and Chief Operating Officer, to implement our business and investment strategies. As of the date of this filing, the services of our senior management are not subject to employment agreements with us which are in effect (other than an employment letter which is in effect for Greerson G. McMullen, our Chief General Counsel, Senior Vice President and Corporate Secretary). Our senior management may cease to provide services to us at any time. The loss of the services of any of our key management personnel, or our inability to recruit and retain qualified personnel in the future, could have an adverse effect on our business and financial results. If the Merger is consummated we will have effective employment agreements with certain key management personnel, but they may nevertheless cease to provide services to us at any time. The loss of the services of any of our key management personnel, or our inability to recruit and retain qualified personnel in the future, could have an adverse effect on our business and financial results. As we expand, we will continue to need to try to attract and retain qualified additional senior management, but may not be able to do so on acceptable terms.
     Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on a co-venturer’s financial condition and disputes between us and our co-venturers. We currently have interests in 9 joint ventures that own a total of 21 properties. We may continue to co-invest with third parties through partnerships, joint ventures or other entities, selling or acquiring non-controlling interests in or sharing responsibility for managing the affairs of a property, partnership, joint venture or entity. In these situations, we are not in a position to exercise sole decision-making authority regarding the property, partnership, joint venture or other entity. Investments in partnerships, joint ventures, or other entities may, under certain circumstances, involve risks not present when a third party is not involved, including the possibility that partners or co-venturers might become bankrupt or fail to fund their share of required capital contributions. Partners or co-venturers may have economic or other business interests or goals that are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the partner or co-venturer have full control over the partnership or joint venture. Disputes between us and partners or co-venturers may result in litigation or arbitration that would increase our expenses and prevent our officers and/or directors from focusing their time and effort on our business. There are additional risks associated with properties that are owned by a partnership or joint venture, such as actions by or disputes with partners or co-venturers. In addition, we may in certain circumstances be liable for the actions of our third-party partners or co-venturers.
     We may invest in properties outside of the United States, which will subject us to different legal, monetary and political risks, as well as currency exchange risks, and may cause unpredictability in a source of our cash flows. We currently own a hotel in Montreal, Canada and may in the future selectively invest in other properties located outside the U.S. We have limited experience owning properties outside the U.S. International investments and operations generally are subject to various economic, regulatory, political and other risks that are different from, and in addition to those applicable to U.S. investments and operations, including:
-	enactment of laws prohibiting or restricting the foreign ownership of property;

-	laws restricting us from repatriating profits earned from activities within the foreign country, including the payment of distributions;

-	exchange rate fluctuations;

-	change in the availability, cost and terms of mortgage funds resulting from varying national economic policies or changes in interest rates; and

-	terrorism, war or civil unrest.
     Unfavorable legal, regulatory, economic or political changes such as those described above could adversely affect our financial condition and results of operations if we invest in additional properties outside the U.S.
Risks Related to the Merger with the Advisor
     Certain of our officers and directors have potential conflicts of interest. Certain of our directors and officers have interests in connection with the proposed Merger with the Advisor that are different from, and may potentially conflict with, the interests of us and our stockholders. In particular, several of the officers and a majority of the directors of the Advisor are also our officers or directors. Moreover, James M. Seneff, Jr., jointly with his wife has ownership and voting control of CNL Holdings, Inc., the parent company of CNL Financial Group, Inc., which, in turn, wholly owns CNL Real Estate Group, Inc., the owner of approximately 53.6 percent of the outstanding shares of the Advisor’s common stock. Additionally, Mr. Seneff owns directly approximately 7.5 percent of the outstanding shares of the Advisor’s common stock. Accordingly, the proposed Merger will result in Mr. Seneff receiving direct or indirect beneficial ownership of approximately 2.2 million of our common shares. Mr. Bourne owns directly approximately 13.3 percent of the outstanding shares of the Advisor’s common stock and will receive approximately 480,240 of our shares of common stock as a result of the proposed Merger. Certain officers of the Advisor and of us also own interests in the Advisor totaling approximately 15.6 percent of the outstanding shares of the Advisor’s common stock which, if the proposed Merger is effected, will result in them receiving an aggregate of approximately 559,440 of our common shares.
     In addition, we have entered into employment agreements with Thomas J. Hutchison, John A. Griswold, C. Brian Strickland, Barry A.N. Bloom and Greerson G. McMullen, which will be effective as of the effective time of the proposed Merger. We will issue long-term incentive stock awards in the form of stock units to such executives, pursuant to the terms of an omnibus program to be administered by our Compensation Committee. Expected grants of stock units pursuant to the employment agreements to such executives are as follows:
-	Mr. Hutchison will be granted a total of 153,090 shares in the form of stock units vesting in four equal installments on December 31, 2006, December 31, 2007, December 31, 2008, and December 31, 2009 if he remains in service with us. In addition, he will be granted 697,410 additional shares in the form of stock units, which shall be subject to vesting based on the achievement of certain performance criteria during the period commencing at the effective time of the Merger and ending on December 31, 2009;

-	Mr. Griswold will be granted a total of 119,322 shares in the form of stock units vesting in four equal installments on December 31, 2006, December 31, 2007, December 31, 2008, and December 31, 2009 if he remains in service with us. In addition, he will be granted 543,578 additional shares in the form of stock units, which shall be subject to vesting based on the achievement of certain performance criteria during the period commencing at the effective time of the Merger and ending on December 31, 2009;

-	Mr. Strickland will be granted a total of 83,700 shares in the form of stock units vesting in four equal installments on December 31, 2006, December 31, 2007, December 31, 2008, and December 31, 2009 if he remains in service with us. In addition, he will be granted 381,300 additional shares in the form of stock units, which shall be subject to vesting based on the achievement of certain performance criteria during the period commencing at the effective time of the Merger and ending on December 31, 2009;

-	Mr. Bloom will be granted a total of 31,500 shares in the form of stock units vesting in four equal installments on December 31, 2006, December 31, 2007, December 31, 2008, and December 31, 2009 if he remains in service with us. In addition, he will be granted 143,500 additional shares in the form of stock units, which shall be subject to vesting based on the achievement of certain performance criteria during the period commencing at the effective time of the Merger and ending on December 31, 2009; and

-	Mr. McMullen will be granted a total of 23,625 shares in the form of stock units vesting in four equal installments on December 31, 2006, December 31, 2007, December 31, 2008, and December 31, 2009 if he remains in service with us. In addition, he will be granted 107,625 additional shares in the form of stock units, which shall be subject to vesting based on the achievement of certain performance criteria during the period commencing December 31, 2006 and ending on December 31, 2009.
     Future sales of our common stock by the Advisor’s stockholders or our stockholders may adversely affect the fair market value of our common shares. Sales of a substantial number of our common shares by the Advisor’s stockholders or our stockholders, or the perception that these sales could occur, could adversely affect prevailing prices for our common shares. These sales might make it more difficult for us to sell equity securities in the future at a time and price we deem appropriate.
     We may compete with our affiliates for properties. Although we will be self-advised if the proposed Merger is consummated, we will still be subject to certain conflicts of interest. Certain of our other affiliates could seek to acquire properties that, could satisfy our acquisition criteria. As a result, we may decide not to pursue the acquisitions of properties we would otherwise seek to acquire in order to avoid bidding against an affiliate. While certain of our affiliates have agreed not to engage in activities within the U.S., Canada or Europe relating to the ownership, acquisition, development or management of luxury and upper upscale hotels and luxury resorts until the seventh (7th) anniversary of the closing date of the proposed Merger, such agreements are subject to certain exceptions. In particular, one such affiliate, CNL Income Properties, Inc. (“CIP”), is likely to seek to acquire leisure properties, such as marinas, golf course operations and ski resorts. Although those properties are not in the industry segment we intend to pursue, such a leisure property could contain a hotel or resort that satisfies our acquisition criteria. CIP is permitted to make investments in such leisure properties where 50 percent or more of revenues from the property in question will be generated by luxury and upper upscale hotel assets provided that CIP offers us a right of first refusal to participate in such investment.
     Our Chairman and Vice-Chairman of the Board of Directors will have competing demands on their time and attention. Mr. Seneff, Chairman of the Board of Directors, and Mr. Bourne, Vice Chairman of the Board of Directors, are also officers and directors of CNL Financial Group, Inc., its subsidiaries and other CNL-affiliated REITs. They will not devote all of their attention to us and could take actions that are more favorable to these other entities than to us. They also own separately minority interests in two hotels and resorts that we do not own.
     We may invest with our affiliates. We may invest in joint ventures or other programs sponsored by affiliates of two of our directors, Messrs. Seneff and Bourne. Our independent directors, under our Existing Charter, must approve any such transaction. Management’s recommendation to our independent directors may be affected by its relationship with one or more of the co-venturers and may be more beneficial to the other programs than to us.
     Our earnings per share will decrease as a result of the proposed Merger with the Advisor. Our earnings in the near term will decrease as a result of both the proposed Merger, in connection with the non-cash charge to earnings we will incur for the portion of the consideration received in connection with the proposed Merger that is allocated as the cost for terminating the Amended Advisory Agreement, as well as the charge pertaining to stock compensation costs associated with stock grants issued in connection with the employment agreements to be entered into in connection with the proposed Merger. While we will no longer incur certain fees and expenses previously paid to the Advisor as a result of becoming self-advised, our expenses will include the compensation and benefits of our officers and the other employees previously paid by the Advisor. Further, our earnings per share will decrease in the near term due to the additional expenses recognized. In addition, if the proposed Merger is consummated, we will issue (i) 3.6 million of our common shares representing approximately 2 percent of our outstanding common shares as of the date hereof, and (ii) long-term incentive stock awards in the form of stock units under the terms of the employment agreements, which will have a dilutive effect on our current stockholders. If the proposed Merger is not consummated, the amount of the fees payable to the Advisor will depend on a number of factors, including the amount of additional equity, if any, that we are able to raise and the profitability of our business. Therefore, the exact amount of future fees that we would pay to the Advisor cannot reasonably be estimated. If the expenses we assume as a result of the proposed Merger are higher than we anticipate, our net income per share may be lower as a result of the proposed Merger than it otherwise would have been.
     We may be exposed to risks to which we have not historically been exposed. The proposed Merger will expose us to risks to which we have not historically been exposed. Our general and administrative costs will increase as a result of becoming self-advised. If we fail to raise and/or invest additional capital, or if performance of our properties declines, we may not be able to cover this new overhead. Under the current Amended Advisory Agreement, the responsibility for such overhead is borne by the Advisor.
     At present, we do not directly employ any employees, except for one. As a result of the proposed Merger, we will directly employ persons who are currently employees of the Advisor and will have in place a defined contribution retirement plan. As of March 31, 2006, the Advisor had approximately 113 employees. As their employer, we will be subject to those potential liabilities that are commonly faced by employers, such as workers disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances and we will bear the costs of the establishment and maintenance of employee-related plans.
     Costs associated with the Advisor’s personnel after internalization may exceed the fees previously paid by us to the Advisor for such services. To date, we have incurred fees under the Amended Advisory Agreement for, among other things, management, advisory, acquisition and development services provided by the Advisor. After consummation of the proposed Merger, we will no longer pay these fees. We will instead directly incur the operating and related costs incurred previously by the Advisor. No assurance can be given that the cost to us of internalizing the Advisor’s personnel will not exceed the fees payable to the Advisor under the current Amended Advisory Agreement.
     The proposed Merger might limit future acquisitions or dispositions of certain types of assets. Assets of the Advisor to be acquired in the proposed Merger consist primarily, if not entirely, of assets that do not qualify as real estate assets for purposes of the REIT asset tests, and completion of the proposed Merger will decrease the percentage of qualified REIT assets owned by us. The decrease in the percentage of qualified REIT assets we will own after the proposed Merger may limit our ability to acquire additional properties where a significant amount of the value of such property is attributable to nonqualified real estate assets or to dispose of a significant number of properties with values consisting primarily of qualified real estate.
     The proposed Merger and other property acquisitions may adversely impact our compliance with certain debt covenants. The Merger and other acquisitions of properties may adversely impact our expected compliance with certain of our debt covenants and therefore we may be required to seek relief from or waiver of those covenants. There can be no assurance that in the event we were to seek such relief or waiver, due to the aforementioned circumstances, that we could do so effectively and if we were unable to obtain such relief or waiver our financial position and cash flows would be adversely affected thereby adversely impacting our ability to make distributions to our stockholders.
     Certain of the proposed amendments to our Existing Charter may inhibit a change in control. The proposed amendments to the Existing Charter contain provisions that could be interpreted as having anti-takeover effects. Such provisions could have the effect of delaying, discouraging or preventing a change in control of us even if certain of our stockholders desire to participate in such a transaction. See “Summary of Proposed Changes to Our Existing Charter and Bylaws Pursuant to Proxy Statement in Connection with the Merger.”
     Proposals regarding amendments to our Existing Charter may be implemented without consummation of the proposed Merger in the event of a listing. If approved, the proposed amendments to our Existing Charter will not be implemented until immediately prior to the earlier to occur of the proposed Merger or a listing. Accordingly, the proposed amendments to the Existing Charter could be implemented even if the proposed Merger is not approved or consummated. In such event, the provisions in the Existing Charter which govern the relationship and transactions with the Advisor will be eliminated even though we may continue to be managed by the Advisor. Instead, the relationship and transactions with the Advisor will be governed by Maryland law, which provides certain standards that address affiliated transactions, but such standards may be not be as specific or restrictive as the provisions in the Existing Charter. See “Summary of Proposed Changes to Our Existing Charter and Bylaws Pursuant to Proxy Statement in Connection with the Merger.”
Risks Related to the Lodging Industry
     The most recent economic slowdown, terrorist attacks, military activity in the Middle East, natural disasters and other world events impacting the global economy had adversely affected the travel and lodging industries, including our properties, in the past and these adverse effects may continue or occur in the future. As a result of terrorist attacks around the world, the war in Iraq and the effects of the economic recession, subsequent to 2001 the lodging industry experienced a significant decline in business caused by a reduction in both business and leisure travel. Consistent with the rest of the lodging industry, during the noted period of decline, our properties experienced declines in occupancy, average daily rates and other related operating statistics due to the reduction in travel.
     We cannot presently determine the impact that future events such as military or police activities in the U.S. or foreign countries, future terrorist activities or threats of such activities, natural disasters or health epidemics could have on our business. Our business and properties may continue to be affected by such events, including our hotel and resort occupancy levels and average daily rates, and, as a result, our revenues may decrease or not increase to levels we expect. In addition, other terrorist attacks, natural disasters, health epidemics, acts of war, prolonged U.S. involvement in Iraq or other significant military activity could have additional adverse effects on the economy in general, and the travel and lodging industry in particular. These factors could have a material adverse effect on our results of operations, financial condition, and cash flows, thereby impacting our ability to service debt and ability to make distributions to our stockholders.
     We do not have control over the market and business conditions that affect the value of our properties, and adverse changes with respect to such conditions could have an adverse effect on our results of operations, financial condition and cash flows. Our properties are subject to varying degrees of risk generally common to the ownership of hotels and resorts, many of which are beyond our control, including the following:
-	increased competition from other hotel and resorts in our markets;

-	new hotels or resorts in our markets, which may adversely affect occupancy levels and average daily rates at our hotels and resorts;

-	dependence on business and leisure travelers and tourism;

-	dependence on group and meeting/conference business;

-	increases in energy costs, increased threat of terrorism, terrorist events, airline strikes or other factors that may affect travel patterns and reduce the number of business and leisure travelers;

-	increases in operating costs due to inflation and other factors that may not be offset by increased room rates;

-	changes in interest rates and in the availability, cost and terms of debt financing;

-	changes in, and the related costs of compliance with, governmental laws and regulations, fiscal policies and zoning ordinances;

-	adverse effects of international, national, regional and local economic and market conditions; and

-	risks generally associated with the ownership of hotel and resorts and real estate, as we discuss in more detail below.
     Adverse changes in any or all of these factors could have an adverse effect on our results of operations, financial condition and cash flows, thereby adversely impacting our ability to service debt and to make distributions to our stockholders.
     The lodging industry is intensely competitive, and, as a result, if the third-party management companies and our third-party tenants are unable to compete successfully or if our competitors’ marketing strategies are more effective, our results of operations, financial condition, and cash flows including our ability to service debt and to make distributions to our stockholders, may be adversely affected. The lodging industry is intensely competitive. Our properties compete with other existing and new hotels and resorts in their geographic markets. Since we do not operate our properties, our revenues depend on the ability of the third-party management companies and our-third party tenants to compete successfully with other hotels and resorts in their respective markets. Some of our competitors have substantially greater marketing and financial resources than we do. If the third-party management companies and our third-party tenants are unable to compete successfully or if our competitors’ marketing strategies are effective, our results of operations, financial condition, ability to service debt and ability to make distributions to our stockholders may be adversely affected.
     The lodging industry is seasonal in nature, and, as a result, our properties may be adversely affected. The seasonality of the lodging industry can be expected to cause quarterly fluctuations in our revenues. Our seasonal slowdown is generally in the third quarter and to a lesser extent in the fourth quarter of each year. In addition, our quarterly earnings may be adversely affected by factors outside our control, such as extreme or unexpectedly mild weather conditions or natural disasters, terrorist attacks or alerts, outbreaks of contagious diseases, airline strikes, economic factors and other considerations affecting travel. To the extent that cash flows from operations are insufficient during any quarter, due to temporary or seasonal fluctuations in revenues, we may attempt to borrow in order to make distributions to our stockholders or be required to reduce other expenditures or distributions to stockholders.
     The increasing use of internet travel intermediaries by consumers may experience fluctuations in operating performance during the year and otherwise adversely affect our profitability and cash flows. Some of the rooms at our properties are booked through Internet travel intermediaries such as Travelocity.com, Expedia.com, Orbitz.com, Hotels.com and Priceline.com. As Internet bookings increase, these intermediaries may be able to obtain higher commissions, reduced room rates or other significant contract concessions from our third-party management companies. Moreover, some of these Internet travel intermediaries are attempting to offer hotel and resort rooms as a commodity, by increasing the importance of price and general indicators of quality (such as “three-

star downtown hotel”) at the expense of brand identification. Consumers may eventually develop brand loyalties to their reservations system rather than to our third-party management companies and/or hotel and resort brands, which could have an adverse effect on our business because we rely heavily on brand identification. If the amount of sales made through Internet intermediaries increases significantly and the third-party management companies and our third-party tenants fail to appropriately price room inventory in a manner that maximizes the opportunity for enhanced profit margins, room revenues may flatten or decrease and our profitability may be adversely affected.
Risks Related to Conflicts of Interest
     We will be subject to conflicts of interest arising out of our relationships with the Advisor, and with our other affiliates, including the conflicts discussed below. The resolution of conflicts of interest in favor of other entities could have a negative impact on our financial performance.
-	Some of the officers and directors of the Advisor and some of our officers and directors currently are engaged, and in the future are expected to engage, in the management of other business entities and properties and in other business activities associated with our affiliates. Additionally, some of the officers and directors of the Advisor and our officers and directors are majority owners of the Advisor. These officers and directors may experience conflicts of interest in allocating management time, services, and functions among us and the various entities in which any of them are or may become involved and could take actions that are more favorable to the other entities than to us.

-	The Advisor has been engaged to perform various services for us and will receive fees and compensation for these services. The Amended Advisory Agreement pertaining to these services could be deemed as not entirely the result of arm’s-length negotiations. The timing and nature of fees and compensation to the Advisor could create a conflict between its interests and those of our stockholders.

-	Should we not consummate the Merger, conflict could arise because affiliates may compete with us to acquire properties or invest in mortgage loans of a type suitable for acquisition by us and may be better positioned to make such acquisitions or investments as a result of their relationships with various operators of hotel and resort brands and their franchisees.

-	A conflict also could arise in connection with the Advisor’s determination as to whether or not to purchase or sell a property, since the interests of the Advisor and our stockholders may differ as a result of their distinct financial and tax positions and the compensation to which the Advisor or its affiliates may be entitled upon the purchase or sale of a property.

-	Should we not consummate the proposed Merger, a conflict could arise in connection with the determination of whether or not to list our shares of common stock on a national securities exchange or over-the-counter market including because the Advisor and other affiliates may receive different amounts of compensation and other benefits if our shares are listed, and that compensation could be paid earlier if the listing of our shares occurs. Our Board of Directors must approve the listing of our shares on a national securities exchange or over-the-counter market.

-	We have in the past and may in the future invest in joint ventures or with other programs sponsored by the Advisor or its affiliates. Potential situations may arise in which the interests of the co-venturer or co-venturers may conflict with our interests.

-	We may acquire properties from our affiliates, including through joint ventures, which may give rise to a conflict between us and the affiliate whereby the interests of the affiliate regarding their financial position may differ from ours.
Risks Related to Borrowing
     Inability to obtain funds through borrowings may adversely impact our ability to make distributions. We have and may in the future borrow money as necessary, available or advisable to make distributions, including, but not limited to, distributions for the purpose of maintaining our qualification as a REIT for federal income tax purposes. In the past, we used borrowings on our revolving line of credit and proceeds from other long-term borrowings to fund distributions. If we are unable to or choose not to borrow for this purpose in the future, distributions could be adversely affected.
     Our current debt level and our obligations to service such debt reduce funds available to distribute to our stockholders and may expose us to risk of default under our debt obligations. As of March 31, 2006, all but one of our properties was pledged as collateral under our borrowing arrangements. As of March 31, 2006, permanent financing, including permanent financing associated with assets held for sale, was 53 percent of our total assets. Presently, we may not borrow more than 300 percent of our net assets, without obtaining approval from our independent directors for a level of borrowing in excess of this amount. If the proposed amendments to our Existing Charter are adopted, there would no longer be restrictions on borrowing. We expect to use cash from operations and as applicable some of the proceeds from the sale of properties to pay down certain portions of our long-term and revolving debt.
     Payments of principal and interest on borrowed funds may leave us with insufficient cash resources to invest in our properties or to pay regular distributions or distributions necessary to maintain our REIT qualification. Our level of debt and the limitations imposed on us by our debt agreements and the impact of servicing such debt on our cash resources could have significant adverse consequences, including the following:
-	our cash flow may be insufficient to meet our required principal and interest payments;

-	we may be unable to borrow additional funds as needed or on favorable terms;

-	we may be unable to refinance our indebtedness at maturity or the refinancing terms may be less favorable than the terms of our original indebtedness;

-	because a portion of our debt bears interest at variable rates, increases in interest rates could increase our interest expense;

-	we may be forced to dispose of one or more of our properties, possibly on disadvantageous terms;

-	we may default on our obligations and the lenders or mortgagees may foreclose on our properties that secure their loans and receive an assignment of rents and leases;

-	our debt level could place us at a disadvantage, including compared to our competitors with less debt;

-	we may experience increased vulnerability to economic and industry downturns, reducing our ability to respond to changing business and economic conditions;

-	we may violate restrictive covenants in our loan documents, which would entitle the lenders to accelerate our debt obligations;

-	our default under any one of our loans with cross default or cross collateralization provisions could result in a default under our other loans;

-	one or more of our debt agreements may prohibit us or limit us from disposing of assets we would otherwise sell or impose a payment penalty or a release price upon sale that would adversely impact the net cash proceeds from the sale; and

-	we may be exposed to defaults on one of our debt agreements if we fail to continue to qualify as a REIT.
     If any of these events were to occur, our result of operations, financial condition, ability to service debt and ability to make distributions to our stockholders could be adversely affected. Additionally, after servicing our debt, we may be forced to borrow additional funds in order to make regular distributions to you or distributions required to maintain our qualification as a REIT. Furthermore, foreclosures could create taxable income without accompanying cash proceeds, a circumstance which could hinder our ability to meet the REIT distribution requirements imposed by the Internal Revenue Code of 1986, as amended.
     Increases in interest rates and/or the failure of our interest rate protection arrangements to reduce our interest rate volatility including failure of the counter parties to honor their obligations under such arrangements could increase our interest expense and adversely affect our cash flow and our ability to service our indebtedness and make distributions to our stockholders. After giving effect to our interest rate protection agreements, as of March 31, 2006, approximately $2.3 billion, or 71 percent of our total consolidated indebtedness, excluding indebtedness associated with assets held for sale, bears interest at a fixed rate and approximately $0.9 billion, or 29 percent, is variable rate indebtedness. Of the total amount of variable rate debt, 96 percent is capped by various interest rate protection agreements resulting in a total weighted-average capped interest rate of 7.49 percent on this portion of our debt. However, these interest rate protection arrangements are subject to risk, such as the risk that the counterparties will fail to honor their obligations under these arrangements. An increase in interest rates and/or the failure of our interest rate protection arrangements to effectively reduce our exposure to interest rate volatility would increase our interest expense and adversely affect our results of operations and cash flow including, our ability to service our indebtedness and our ability to make distributions to our stockholders.
General Risks Related to the Real Estate Industry
     Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the lodging industry or specifically the performance of our properties and harm our financial condition. Because real estate investments are relatively illiquid, our ability to promptly sell one or more properties in response to changing economic, financial and investment conditions is limited. The real estate market is affected by many factors that are beyond our control, including general economic conditions, availability of financing, interest rates and other factors, such as supply and demand.
     We may continue to sell some of our properties in the future, but we may be unable to sell them on favorable terms. It may take an unexpectedly long time to find a willing purchaser and to close the sale of a property. The sale of some properties, including any properties recently acquired, might subject us to significant adverse tax consequences, including a 100 percent tax on the gain from a sale that was deemed a prohibited transaction for tax purposes or the loss of our REIT status, and may require us to prepay certain long-term revolving debt and/or certain liquidity facility loans. We may also incur prepayment fees in connection with the payoff of some long-term or revolving debt. Therefore, we may refrain from liquidating those properties, even if it would otherwise be advisable to do so.
     We may be required to expend funds to correct defects or to make improvements before a property can be sold. We may not have funds available to correct those defects or to make those improvements. In acquiring a hotel or resort property, we may agree to lock-out provisions that materially restrict us from selling that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These factors and any others that would impede our ability to respond to adverse changes in the lodging industry or the performance of our properties could have a material adverse effect on our results of operations and financial condition, as well as our ability to pay distributions to stockholders.
     Our inability to sell properties that we may identify as held for sale may result in us owning hotels which do not fit within our business strategy. Holding these properties or selling these properties for losses may affect our earnings and, in turn, could adversely affect our value. Some of the other factors that could result in difficulty selling properties include, but are not limited to:
-	Inability to agree on a favorable price;

-	Inability to agree on favorable terms;

-	Restrictions imposed by third parties such as inability to transfer franchise or management agreements;

-	Lender restrictions;

-	Environmental issues; and/or

-	Property condition.
     Natural disasters, uninsured and underinsured losses, the costs of insurance or our ability to renew existing coverage could adversely affect our operating results, our cash flows and our ability to service debt and make distributions to our stockholders. We, the third-party tenants or the third-party management companies maintain insurance on each of our properties, including coverage for general liability, umbrella liability, workers’ compensation and property damage (including earthquake, flood, business income and ordinance coverage) under policies we believe are customarily obtained by property owners. Some of our properties are located in areas of the country where they may experience hurricane or high-wind activity, are subject to earthquake activity or subject to the risk of other natural disasters. Of the properties located in areas of high seismic or high-wind risk, some were constructed under building codes that were less stringent with regard to earthquake or high-wind related requirements. An earthquake or hurricane could cause significant uninsured damage to these properties. Properties for which we, the third-party tenants or the third-party management companies maintain earthquake or high-wind insurance are insured subject to deductibles that we believe are customarily obtained by property owners.
     However, insurance for certain types of losses, generally of a catastrophic nature, such as earthquakes, floods, hurricanes and acts of terrorism or for certain environmental conditions, may be or become either unavailable, too difficult to obtain or not economically feasible. An uninsured loss or a loss in excess of insured limits could have a material adverse effect on our results of operations, financial condition and cash flows and thereby adversely impact our ability to service debt or make distributions to stockholders. Also, we may not be able to obtain financing if a lender were to require that we purchase this type of insurance coverage as a condition to a financing and we were unable to obtain such coverage. There can be no assurances that an insurance company will agree that a loss is covered or pay us promptly or at all for a loss. We may incur significant costs in attempting to cause insurance companies to pay for losses.
     Additionally, inflation, changes in building codes and ordinances, environmental considerations and other facts also might make it impractical to use insurance proceeds to replace a particular property after it was damaged or destroyed. In those circumstances, the insurance proceeds received by us might not be adequate to restore or rebuild our property and therefore restore our economic position. If any of these or similar events occur, it may reduce the return from the property and the value of our investment.
     Increases in property taxes would increase our expenses and therefore adversely affect our profitability and cash flows, thereby impacting our ability to service debt and make distributions to our stockholders. Each property is subject to real and personal property taxes. The real and personal property taxes on properties in which we invest may increase as property tax rates change and as the properties are assessed or reassessed by taxing authorities as a result of acquisitions, renovations, improvements or otherwise. Many state and local governments are facing budget deficits that have led many of them, and may in the future lead others, to increase assessments and/or taxes. If property taxes increase, our ability to make distributions to our stockholders could be adversely affected.
     Environmental matters could adversely affect our results of operations, financial positions, and cash flows including our ability to service debt and make distributions to our stockholders. The costs of complying with existing environmental laws, ordinances and regulations, and future legislation may significantly increase our operating expenses. Under various federal and state environmental laws and regulations, as a current or previous owner of real estate, we may be required to investigate and clean up certain hazardous or toxic substances, mold, asbestos-containing materials, or petroleum product releases at our properties, whether or not they occurred during our ownership of the property. We may also be held liable to a governmental entity or to third parties for tenant property damage and for the costs of investigation, removal or remediation of hazardous or toxic substances on, under or in such property. Environmental laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. The cost of complying with environmental laws could materially decrease funds available to distribute to stockholders. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs it incurs in connection with the contamination. The presence of contamination or the failure to remediate contamination at any of our properties may adversely affect the occupancy levels, our ability to sell or lease the properties or to borrow using the properties as collateral. We could also be liable under common law to third parties for damages and injuries resulting from environmental contamination coming from our properties or subject us to litigation arising from the contamination.
     We obtain Phase I environmental studies for each property before we acquire it. Nevertheless, it is possible that these reports, when obtained, do not reveal all environmental liabilities or that there are material environmental liabilities of which we are unaware. In certain situations, we may determine to acquire a property in which an environmental assessment indicates that a problem exists and has not been resolved at the time the property is acquired, provided that (A) the seller has (1) agreed in writing to indemnify us and/or (2) established in escrow cash funds equal to a predetermined amount greater than the estimated costs to remediate the problem; or (B) we have negotiated other satisfactory arrangements, such as a reduction in the purchase price. We cannot be sure, however, that any seller will be able to pay under an indemnity we obtain or that the amount in escrow will be sufficient to pay all remediation costs. Further, we cannot be sure that all environmental liabilities have been identified or that no prior owner, tenant, management company or occupant has created an environmental condition not known to us. Future laws, ordinances or regulations may impose additional material environmental liability. The current environmental condition of our properties may be affected by the tenants, third-party management companies and occupants of the properties, by the condition of land or operations in the vicinity of the properties (such as the presence of underground storage tanks), or by unrelated third parties. Environmental liabilities that we may incur could have an adverse effect on our financial condition, results of operations and cash flows including our ability to service debt and make distributions to our stockholders.
     Costs associated with complying with the Americans with Disabilities Act may adversely affect our results of operations, financial positions, and cash flows including our ability to service debt and make distributions to our stockholders. Under the Americans with Disabilities Act of 1990, or ADA, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. While we believe that our properties are substantially in compliance with these requirements, a determination that we are not in compliance with the ADA could result in imposition of fines or an award of damages to private litigants. In addition, changes in governmental rules and regulations or enforcement policies affecting the use and operation of the properties may occur. If we are required to make substantial modifications at the properties to comply with the ADA or other changes in governmental rules and regulations, our ability to make expected distributions to our stockholders could be adversely affected.
     We have no economic interest in the land underlying certain of our properties which are subject to ground leases. We hold all or a material portion of three of our properties through ground leases. We may acquire properties in the future and through assignment or otherwise become subject to ground leases. For these properties, we do not own, or have a leasehold interest in, the underlying land, unless we enter into an assignment or other agreement. As a result, we will have no economic interest in the land or building at the expiration of the ground lease on the underlying land for these properties, although we generally will retain partial ownership of, and will have the right to remove, any equipment that we may own in the building. Accordingly, while we will share in the income stream derived from the lease, we will not share in any increase in value of the land associated with any ground lease property.
     We may incur significant costs complying with other regulations. The properties in our portfolio are subject to various federal, state and local regulatory requirements, such as state and local fire and life safety requirements. If we fail to comply with these various requirements, we might incur governmental fines or private damage awards. We believe that the properties in our portfolio are currently in material compliance with all current applicable regulatory requirements. However, we do not know whether existing requirements will change or whether future requirements will require us to make significant unanticipated expenditures or will expose us to liability that will adversely affect our results of operations, financial condition and cash flows including our ability to service debt and to make distributions to our stockholders.
Risks Related to Our Tax Status and Other Tax Related Matters.
     If we fail to qualify as a REIT, our distributions will not be deductible by us, and our income will be subject to taxation. We believe we have operated and intend to continue to operate so as to qualify as a REIT for federal income tax purposes. However, the Internal Revenue Service (“IRS”) could successfully assert that we have not or will not continue to be qualified as a REIT. Our continued qualification as a REIT will depend on our continuing ability to meet highly technical and complex requirements concerning, among other things, the ownership of our outstanding shares of beneficial interest, the nature of our assets, the sources of our income, and the amount of our distributions to our stockholders and the filing of TRS elections. If we were to fail to qualify as a REIT in any taxable year, we would not be allowed a deduction for distributions to our stockholders in computing our taxable income and would be subject to potentially significant federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Unless entitled to relief under certain provisions under the Internal Revenue Code of 1986, as amended, we also would be disqualified from electing to be treated as a REIT for the four taxable years following the year during which qualification was lost. As a result, among other consequences, amounts available for distribution to stockholders would be reduced for each of the years involved. Although we currently intend to operate in a manner designed to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause our Directors, without the consent of our stockholders, to revoke the REIT election. It is also possible we may inadvertently fail to fulfill all the requirements necessary to maintain our REIT status. See “Federal Income Tax Considerations.”
     Failure to make required distributions would subject us to additional tax. In order to qualify as a REIT, we must, among other requirements, distribute, each year, to our stockholders at least 90 percent of our taxable income, excluding net capital gains. To the extent that we satisfy the 90 percent distribution requirement, but distribute less than 100 percent of our taxable income, we will be subject to federal corporate income tax on our undistributed income. In addition, we will incur a 4 percent nondeductible excise tax on the amount, if any, by which our distributions (or deemed distributions) in any year are less than the sum of:
-	85 percent of our ordinary income for that year;

-	95 percent of our capital gain net earnings for that year; and

-	100 percent of our undistributed taxable income from prior years.
     We believe we have paid out, and we intend to continue to pay out, our income to our stockholders in a manner intended to satisfy the distribution requirement. Differences in timing between the recognition of income and the related cash receipts or the effect of required debt amortization payments could require us to borrow money or sell assets to pay out enough of our taxable income to satisfy the distribution requirement and to avoid corporate income tax. In the past we have borrowed, and in the future we may borrow, to pay distributions to our stockholders and the limited partners of our operating partnership. Such borrowings subject us to risks from borrowing as described herein.
     We may have to borrow funds or sell assets to meet our distribution requirements. In order to qualify as a REIT, a REIT must, among other requirements, distribute at least 90 percent of its taxable income, excluding net capital gains. For the purpose of determining taxable income, we may be required to accrue interest, rent and other items treated as earned for tax purposes but that we have not yet received. In addition, we may be required not to accrue as expenses for tax purposes some items that actually have been paid or some of our deductions might be disallowed by the IRS. As a result, we could have taxable income in excess of funds available to distribute to our stockholders. If this occurs, we will have to borrow funds or liquidate some of our assets in order to meet the distribution requirements applicable to REITs even if the then prevailing market conditions are not favorable for these borrowings. If we cannot do so, we may lose our REIT status. These borrowing needs could result from a difference in timing between the actual receipt of cash and inclusion of income for U.S. federal income tax purposes, or the effect of non-deductible capital expenditures, the creation of reserves or required debt or amortization payments.
     Utilization of TRS lessees increases our overall tax liability. The TRS lessees are subject to federal and state income tax on their taxable income, which will consist of the revenues from the properties leased by the TRS lessees, net of the operating expenses of these hotels and resorts and rent payments to us. Accordingly, although our ownership of the TRS lessees will allow us to participate in the operating income from our properties, that operating income will be fully subject to income tax. The after-tax net income of the TRS lessees is available for distribution to us. We may convert some or all of the remaining triple net leases to the TRS structure.

     We are subject to a 100 percent excise tax on transactions with our TRS lessees that are not conducted on an arm’s-length basis. For example, to the extent that the rent paid by one of our TRS lessees to us exceeds an arm’s-length rental amount, such amount potentially will be subject to the excise tax.
     A Merger with the Advisor might cause us to lose our REIT status for tax purposes. In order to maintain our status as a REIT for federal income tax purposes, we are not permitted to have current or accumulated earnings and profits carried over from the Advisor in connection with a Merger as of the end of any taxable year. Prior to a Merger, it is contemplated that the Advisor would distribute all of its estimated current and accumulated earnings and profits to its stockholders. Additionally, the Advisor would represent, and we would receive written opinion from our independent accountants, that the Advisor would not have any current or accumulated earnings and profits as of the effective time of a Merger. Nevertheless, if the IRS were to successfully assert that we did acquire current or accumulated earnings and profits from the Advisor and failed to distribute, during our taxable year in which a Merger occurs, all of such earnings and profits, we would lose our REIT qualification for the year of a Merger, any other taxable years during which we held such acquired earnings and profits and the four taxable years following any such year, unless, in the year of such determination, we make an additional distribution of the amount of earnings and profits determined to be acquired from the Advisor plus any required interest charge. In order to make such an additional distribution, we may be required to borrow funds or sell assets even if prevailing market conditions were not generally favorable. For any taxable year that we fail to qualify as a REIT, we would not be entitled to a deduction for distributions paid to our stockholders in calculating our taxable income. Consequently, our net assets, our net income, and our distributions to our stockholders would be substantially reduced because of our increased tax liability.
     A Merger with the Advisor might limit future acquisitions or dispositions of certain types of assets. Assets of the Advisor to be acquired in the Merger consist primarily, if not entirely, of assets that do not qualify as real estate assets for purposes of the REIT asset tests, and completion of the Merger will decrease the percentage of qualified REIT assets owned by us. The decrease in the percentage of qualified REIT assets we will own after the Merger may limit our ability to acquire additional properties where a significant amount of the value of such property is attributable to nonqualified REIT assets or to dispose of a significant number of properties with values consisting primarily of qualified REIT assets.
     Our ability to finance external growth and acquisition activities from internal sources is limited. Because we must annually distribute at least 90 percent of our taxable income, excluding net capital gains, to maintain our qualification as a REIT, our ability to rely upon income or cash flow from operations to finance our growth and acquisition activities will be limited. Accordingly, if we are unable to obtain funds from borrowings, sales of properties or the capital markets to finance our growth and acquisition activities, our ability to grow could be curtailed, amounts available for distribution to stockholders could be adversely affected, and we could be required to reduce distributions.
     Any properties we own outside of the United States are subject to foreign taxes and may contribute to a failure to meet the REIT requirements. Foreign countries impose taxes on our properties and our operations within their jurisdictions. To the extent possible, we intend to structure any acquisitions of foreign properties and activities to minimize our foreign tax liability. However, we may be unable to eliminate our foreign tax liability or to reduce it to a specified level. Furthermore, as a REIT, we can substantially eliminate our U.S. federal income tax liability by distributing our REIT taxable income to our stockholders, and thus we will not fully benefit from a foreign tax credit against our U.S. federal income tax liability for the foreign taxes we pay. As a result, our foreign taxes will reduce our income and available cash flow from our foreign hotels and resorts, which, in turn, could reduce our ability to make distributions to our stockholders.
     Changes in taxation of corporate dividends may adversely affect the value of our common stock. The Jobs and Growth Tax Relief Reconciliation Act of 2003, which was enacted into law on May 28, 2003, among other things, generally reduces to 15 percent the maximum marginal rate of tax payable by domestic noncorporate taxpayers on dividends received from a regular “C” corporation. This reduced tax rate, however, will not apply to dividends paid to domestic noncorporate taxpayers by a REIT on its stock, except for certain limited amounts. Although the earnings of a REIT that are distributed to its stockholders still generally will be subject to less federal income taxation than earnings of a non-REIT “C” corporation that are distributed to its stockholders net of corporate-level income tax, this legislation could cause domestic noncorporate investors to view the stock of regular

“C” corporations as more attractive relative to the stock of a REIT than was the case prior to the enactment of the legislation, because the dividends from regular “C” corporations will generally be taxed at a lower rate while dividends from REITs will generally be taxed at the same rate as the individual’s other ordinary income. We cannot predict what effect, if any, the enactment of this legislation may have on the value of the stock of REITs in general or on our common stock in particular, either in terms of price or relative to other investments, nor can we predict future legislative actions regarding the taxation of corporate dividends.
     Our leases may be recharacterized, which could jeopardize our REIT status. Although there is no assurance, we believe the leases of properties where we own the underlying land constitute leases for federal income tax purposes. However, with respect to the properties where we do not own the underlying land, we may not be able to reach this conclusion. If the lease of a hotel or resort does not constitute a lease for federal income tax purposes, the IRS may treat the arrangement as a nonqualified REIT asset producing nonqualified REIT income, and in such case, absent the successful application of certain relief provisions, we may fail to qualify as a REIT. Alternatively, the IRS may treat such arrangements as a financing secured by real property. If so treated, the income derived from such a financing arrangement should satisfy the 75 percent and the 95 percent gross income tests for REIT qualification because it would be considered to be interest on a loan secured by real property. There is, however, no assurance that the IRS will treat such arrangements as secured financings and that such transactions will satisfy various REIT asset and income requirements. The recharacterization of a lease in this fashion may, however, also have adverse tax consequences for us, which, if not corrected, could also jeopardize our REIT status. If such leases are treated as financing arrangements secured by real property, we would not be entitled to claim depreciation deductions with respect to the property. In such event, in certain taxable years our taxable income, and the corresponding obligation to distribute 90 percent of such income, would be increased. Under certain circumstances, we may be able to rectify an inadvertent failure to meet the distribution requirement for a taxable year as a result of such a recharacterization by paying “deficiency dividends” to our stockholders, and, as a result also avoid being taxed on amounts distributed as deficiency dividends. However, we would be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends, and we may not have sufficient funds to pay the deficiency dividends and interest thereon and, as such, may be required to borrow funds or sell assets at such times or under such conditions or terms, which we would not otherwise normally do. Any increase in our distribution requirements may limit our ability to invest in additional hotels and resorts.
     We may be required to pay a penalty tax upon the sale of a property. The federal income tax provisions applicable to REITs provide that any gain realized by a REIT on the sale of property held as inventory or other property held primarily for sale to customers in the ordinary course of business is treated as income from a “prohibited transaction” that is subject to a 100 percent penalty tax. Under current law, unless a sale of real property qualifies for a safe harbor, the question of whether the sale of a hotel, resort or other property constitutes the sale of property held primarily for sale to customers is generally a question of the facts and circumstances regarding a particular transaction. We intend that we and our subsidiaries will hold the interests in the hotels and resorts for investment with a view to long-term appreciation, to engage in the business of acquiring and owning hotels and resorts, and to make occasional sales as are consistent with our investment objectives. We do not intend to engage in prohibited transactions. We cannot assure you, however, that we will only make sales that satisfy the requirements of the safe harbors or that the IRS will not successfully assert that one or more of such sales are prohibited transactions.
     Adverse tax consequences may deter us from selling certain properties even if we would otherwise choose to do so. The fair market value of certain properties we have acquired from “C” corporations in tax-free transactions exceeded the adjusted basis of the properties at the time we acquired them, which is considered a “built-in gain” for tax purposes. If we sell any of these properties within ten years of their acquisition and recognize a gain on the sale, the “built-in gain” for the property will be subject to tax at the highest corporate rate applicable, to the extent of such recognized gain. Because of these adverse tax consequences, we may refrain from selling these properties within the ten-year period, even if we would otherwise consider it advisable to do so. Additionally, we may refrain from selling properties under certain circumstances due to a risk that such a sale may result in a “prohibited transactions” tax.
     We are subject to other tax liabilities. Even if we qualify as a REIT, we are subject to some federal, state and local taxes on our income and properties that could reduce operating cash flow.

     Changes in tax laws may prevent us from qualifying as a REIT. Our treatment as a REIT for federal income tax purposes is based on the tax laws that are currently in effect. We are unable to predict any future changes in the tax laws that would adversely affect our status as a REIT. If there is a change in the tax law that prevents us from qualifying as a REIT or that requires REITs generally to pay corporate-level income taxes, we may not be able to make the same level of distributions to our stockholders.
Macro-Economic Risks
     We may be adversely affected by macro-economic factors or trends such as world currency fluctuations, increases in the cost of oil or other commodities, military or police activities in the U.S. or foreign countries, future terrorist activities or threats of such activities, natural disasters or health epidemics which may negatively affect business and leisure travel patterns or increase the operating expenses of our properties. Certain of our properties such as our properties in resort areas or major urban centers may be impacted more than others due to their locations. It is not possible to determine the types of macro-economic trends that will affect our operations or the extent to which our hotels and resorts could be affected. Reductions in business and/or leisure travel or increases in our operating costs would decrease the amount of cash available for distributions to our stockholders.

ESTIMATED USE OF PROCEEDS
     We will receive proceeds from the sale of shares of common stock that the reinvestment agent purchases directly from us. We will use proceeds from the Reinvestment Plan to pay the expenses of the registration statement, blue sky registration fees and other costs of this offering. We will use the proceeds from the sale of shares of common stock which the reinvestment agent purchases from us to redeem shares pursuant to our redemption plan, until the shares of common stock are listed or the redemption plan is terminated. If there are no redemption requests, the redemption requests have been filled or the redemption plan has been terminated, we will also use the proceeds for the acquisition or improvement of hotel and resort properties, to make mortgage loans or for general corporate purposes. However, as of May 8, 2006, there was a total of approximately 7.9 million shares of common stock, or approximately $149.6 million, using the share price of $19.00 (applicable for such redemption under the redemption plan), which had been submitted by stockholders for redemption through the first quarter of 2006 and are now being held for redemption in future quarters. While we do not anticipate using proceeds from the Reinvestment Plan to acquire properties or invest in mortgage loans in the near future due to the large number of outstanding redemption requests, in the event proceeds are used for such purposes, pursuant to the terms of our Amended Advisory Agreement with our Advisor, we will pay the Advisor acquisition fees of 3.0 percent of the proceeds reinvested under the plan. However, under the terms of the Payment Agreement with the Advisor, which is discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Additional Information – Related Party Transactions,” the Advisor agreed to irrevocably waive the right to payment of all acquisition fees payable by us to the Advisor under the Amended Advisory Agreement through and including June 30, 2006.

MANAGEMENT COMPENSATION
     Presently, our day-to-day operations are managed and executed by the Advisor. Pursuant to the Amended Advisory Agreement, the Advisor provides us with management, acquisition, development, advisory and certain administrative services in exchange for various fees and reimbursements. For a complete description of the Advisor, the Amended Advisory Agreement and the fees we pay to the Advisor, see the section of this prospectus entitled “The Advisor and the Amended Advisory Agreement.”
     As described in more detail under “The Advisor and the Amended Advisory Agreement,” a Special Meeting of Stockholders is scheduled to be held on June 20, 2006. At the Special Meeting, our stockholders will consider, among other things, a proposal to approve the proposed Merger between us and the Advisor, whereby the Advisor will be merged with and into our wholly-owned subsidiary. If the proposed Merger is consummated, we will no longer pay any of the Advisor’s fees, but we will pay directly for the overhead necessary to provide the services that the Advisor currently provides to us under the Amended Advisory Agreement. Until the earlier to occur of the expiration of the Amended Advisory Agreement and the effective time of the Merger, the Advisor will continue to earn and be paid fees pursuant to and in accordance with the terms of the Amended Advisory Agreement; provided however, as described in “The Advisor and the Amended Advisory Agreement,” the Advisor has agreed to irrevocably waive the right to payment of acquisition fees and asset management fees earned by the Advisor under the Amended Advisory Agreement from and including January 1, 2006 through and including June 30, 2006.
     For information concerning compensation paid to the Advisor and its affiliates during 2004 and 2005, as well as for the three months ended March 31, 2006, see the section of this prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Additional Information—Related Party Transactions.”
     For information concerning compensation to our officers and directors, see the section of this prospectus entitled “Management—Compensation of Directors and Executive Officers.”

CONFLICTS OF INTEREST
     We will be subject to various conflicts of interest arising out of our relationship with the Advisor and its affiliates, as described below. Upon approval of the proposed Merger, certain existing conflicts of interest will be changed or eliminated.
     The following chart indicates the relationship between us, the Advisor and CNL Holdings, Inc., including its affiliates that provide services to us.
CNL HOLDINGS, INC. (1)
Subsidiaries, Affiliates and Strategic Business Units

Capital Markets:	Leisure Properties:
CNL Capital Markets, Inc. (2)	CNL Income Properties, Inc. (8)
LNC Investor Services Company
CNL Securities Corp. (3)
CNL Institutional Advisors, Inc.

Administrative Services:
CNL Group Services, Inc. (4)
CNL Intellectual Properties, Inc. (9)

Real Estate Services:
CNL Real Estate Group, Inc. (5)
CNL Hospitality Corp. (6)
CNL Hotel Development Company (7)
CNL Corporate Venture, Inc.
CNL Plaza Venture, Inc.

(1)	CNL Holdings, Inc. is the parent company of CNL Financial Group, Inc. and its affiliates. James M. Seneff, Jr., our Chairman of the Board, shares ownership and voting control of CNL Holdings, Inc. with Dayle L. Seneff, his wife.

(2)	CNL Capital Markets, Inc. is a wholly owned subsidiary of CNL Financial Group, Inc. and is the parent company of LNC Investor Services Company.

(3)	CNL Securities Corp. is a wholly owned subsidiary of CNL Capital Markets, Inc. and has served as managing dealer in the offerings for various CNL public and private real estate programs, including us.

(4)	CNL Group Services, Inc. is a wholly owned subsidiary of CNL Financial Group, Inc., and together with other affiliates provides certain administrative services for various CNL entities, including us.

(5)	CNL Real Estate Group, Inc., a wholly owned subsidiary of CNL Financial Group, Inc., is the parent company of CNL Hospitality Corp. and CNL Retirement Corp.

(6)	CNL Hospitality Corp., a majority owned subsidiary of CNL Real Estate Group, Inc., is referred to herein as the Advisor and provides management and advisory services to us pursuant to the Amended Advisory Agreement.

(7)	CNL Hotel Development Company is a wholly owned subsidiary of CNL Hospitality Corp., the Advisor.

(8)	CNL Income Properties, Inc., a public REIT sponsored by CNL Holdings, Inc. in which Messrs. Seneff and Bourne are directors, invests in leisure properties, some of which may include hotels on the premises.

(9)	CNL Intellectual Properties, Inc. is a wholly owned subsidiary of CNL Holdings, Inc.

Prior and Future Programs
     In the past, affiliates of the Advisor have organized over 100 other real estate investments. In addition, they currently have other real estate holdings, and in the future expect to form, offer interests in, and manage other real estate programs in addition to us, and make additional real estate investments. Although no affiliate of the Advisor currently owns, operates, leases or manages properties that would be suitable for us, other than CNL Income Properties, Inc., future real estate programs may involve affiliates of the Advisor in the ownership, financing, operation, leasing, and management of properties that may be suitable for us.
     Certain of these affiliated public or private real estate programs may invest in hotel properties, may purchase properties concurrently with us and may lease properties to operators who also lease or operate certain of our properties. These properties, if located in the vicinity of, or adjacent to, properties acquired by us may affect the properties’ gross revenues. Additionally, such other programs may offer mortgage financing to the same or similar entities as those targeted by us, thereby affecting our mortgage loan activities. Such conflicts between us and affiliated programs may affect the value of our investments as well as our net income. We believe that the Advisor has established guidelines to minimize such conflicts. See “Conflicts of Interest — Certain Conflict Resolution Procedures” below.
Competition to Acquire Properties and Invest in Mortgage Loans
     Affiliates of the Advisor may compete with us to acquire hotel properties or invest in mortgage loans of a type suitable for acquisition by us and may be better positioned to make such acquisitions or investments as a result of relationships or financial ability. However, if the proposed Merger is consummated, certain of our affiliates will not engage in activities within the U.S., Canada or Europe relating to the ownership, acquisition, development or management of luxury and upper upscale hotels and luxury resorts until the seventh (7th) anniversary of the closing date of the proposed Merger, subject to certain exceptions. In particular, one such affiliate, CNL Income Properties, Inc. (“CIP”), is likely to seek to acquire leisure properties, such as marinas, golf course operations and ski resorts. Although those properties are not in the industry segment we intend to pursue, such a leisure property could contain a hotel or resort that satisfies our acquisition criteria. CIP is permitted to make investments in such leisure properties where 50 percent or more of revenues from the property in question will be generated by luxury and upper upscale hotel assets, provided that CIP offers us a right of first refusal to participate in such investment.
     The Advisor could experience potential conflicts of interest in connection with the negotiation of the purchase price and other terms of the acquisition of a property or investment in a mortgage loan, as well as the terms of the lease of a property or the terms of a mortgage loan, due to its relationship with its affiliates and any business relationship of its affiliates that may develop with operators of hotel brands. Consequently, the Advisor may negotiate terms of acquisitions, investments or leases that may be more beneficial to other entities than to us.
     The Advisor or its affiliates also may be subject to potential conflicts of interest at such time as we wish to acquire a property or make a mortgage loan that also would be a suitable investment for an affiliate of CNL Holdings, Inc. Affiliates of the Advisor serve as our directors and, in this capacity, have a fiduciary obligation to act in the best interest of our stockholders and, as general partners or directors of affiliates of CNL Holdings, Inc., to act in the best interests of the investors in other programs with investments that may be similar to ours and will use their best efforts to assure that we will be treated as favorably as any such other program. See “Management — Fiduciary Responsibility of the Board of Directors.” We have also developed procedures to resolve potential conflicts of interest in the allocation of properties and mortgage loans between us and certain of our affiliates. See “Conflicts of Interest — Certain Conflict Resolution Procedures” below.
Sales of Properties
     A conflict also could arise in connection with the Advisor’s determination as to whether or not to sell a property, since the interests of the Advisor and our stockholders may differ as a result of their distinct financial and tax positions and the compensation to which the Advisor or its affiliates may be entitled upon the sale of a property. See “Conflicts of Interest — Compensation of the Advisor,” below for a description of these compensation arrangements. In order to resolve this potential conflict, the Board of Directors will be required to approve each sale of a property.

Development of Properties
     A conflict could arise in connection with the Advisor’s determination as to whether to acquire properties which require development. Affiliates may serve as the developer and if so, the affiliates would receive the development fee that would otherwise be paid to an unaffiliated developer. The Board of Directors, including the independent directors, must approve employing an affiliate of ours to serve as a developer. There is a risk, however, that we would acquire properties that require development so that an affiliate would receive the development fee.
Certain Relationships with Affiliates
     Subject to the limitations set forth in the Existing Charter, we may engage in transactions with affiliates and pay compensation in connection therewith. For additional information concerning these relationships, see the sections of this prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Additional Information—Related Party Transactions,” “Certain Relationships and Related Transactions,” and “The Advisor and the Amended Advisory Agreement.”
Possible Listing of Shares
     A conflict could arise in connection with the determination of whether or not to list our shares, including if the Merger is not consummated, as the Advisor and other affiliates may receive different amounts of compensation if such shares are listed, and such compensation could be paid earlier if listing occurs. The Board of Directors must approve the listing of the shares.
Joint Investment with an Affiliated Program
     We have in the past and may in the future invest in joint ventures with other programs sponsored by the Advisor or its affiliates. A majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction, must determine that each such investment in the joint venture is fair and reasonable to us and on substantially the same terms and conditions as those to be received by the co-venturer or co-venturers. Potential situations may arise in which the interests of the co-venturer or co-venturers may conflict with our interests. In addition, we and the co-venturer or co-venturers may reach an impasse with regard to business decisions, such as the purchase or sale of property, in which our approval and the approval of each co-venturer is required. In this event, none of the parties may have the funds necessary to purchase the interests of the other co-venturers. We may experience difficulty in locating a third party purchaser for a joint venture interest and in obtaining a favorable sales price for such joint venture interest. See “Risk Factors – Risks Related to Our Business and Operations – Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on a co-venturer’s financial condition and disputes between us and our co-venturers.”
Competition for Management Time
     The directors and, until, if and when the Merger is consummated, certain of the officers of the Advisor and certain of our directors and, until, if and when the Merger is consummated, officers of ours currently are engaged, and in the future may engage, in the management of other business entities and properties and in other business activities, including entities, properties and activities associated with affiliates. They will devote only as much of their time to our business as they, in their judgment, determine is reasonably required, which will be substantially less than their full time. These officers and directors of the Advisor and our officers and directors may experience conflicts of interest in allocating management time, services, and functions among us and the various entities, investor programs (public or private), and any other business ventures in which any of them are or may become involved.
Compensation of the Advisor
     The Advisor has been engaged to perform various services for us and will receive fees and compensation for such services unless and until the proposed Merger is consummated. None of the agreements for such services were the result of a complete arm’s-length negotiation. All such agreements, including the Amended Advisory Agreement, require approval by a majority of the Board of Directors, including a majority of the independent directors, not otherwise interested in such transactions, as being fair and reasonable to us and on terms and conditions no less favorable than those which could be obtained from unaffiliated entities. The timing and nature of fees and compensation to the Advisor could create a conflict between the interests of the Advisor and those of the stockholders. After June 30, 2006, and if the Merger is not consummated, a transaction involving the purchase, lease, or sale of any property, or the entering into or sale of a mortgage loan by us may result in the immediate realization by the Advisor and its affiliates of substantial commissions, fees, compensation, and other income. Although the Amended Advisory Agreement authorizes the Advisor to take primary responsibility for all decisions relating to any such transaction, the Board of Directors must approve all of our acquisitions and sales of properties and the entering into and sales of mortgage loans. Potential conflicts may arise in connection with the determination by the Advisor on behalf of us whether to hold or sell a property or mortgage loan as such determination could impact the timing and amount of fees payable to the Advisor. See “The Advisor and the Amended Advisory Agreement.”
Legal Representation
     Greenberg Traurig, LLP, which serves as our securities and tax counsel in this offering, also serves as securities and tax counsel for certain of our affiliates, including other real estate programs, in connection with other matters. Members of the firm of Greenberg Traurig, LLP may invest in us but do not hold any substantial interest in us. The firm is, however, a tenant in an office building in which we own a 10 percent interest. In certain circumstances, we may not have separate counsel from our affiliates.
Certain Conflict Resolution Procedures
     In order to reduce or eliminate certain potential conflicts of interest, the Existing Charter currently contains a number of restrictions relating to (i) transactions between us and the Advisor or its affiliates, (ii) certain future offerings, and (iii) allocation of properties and mortgage loans among certain affiliated entities. If the proposed amendments to the Existing Charter are adopted, these restrictions would be eliminated and conflicts would be addressed under Maryland law. See “Summary of Proposed Changes to Our Existing Charter and Bylaws Pursuant to Proxy Statement in Connection with the Merger.”

REDEMPTION OF SHARES
     Prior to such time, if any, as listing occurs, pursuant to our Amended and Restated Redemption Plan (the “Redemption Plan”), any stockholder who has held shares for not less than one year (other than the Advisor) may present all or any portion equal to at least 25 percent of such shares to us for redemption at any time, in accordance with the procedures outlined herein. At such time, we may, at our sole option, choose to redeem such shares presented for redemption for cash to the extent we have sufficient funds available. There is no assurance that there will be sufficient funds available for redemption and, accordingly, a stockholder’s shares may not be redeemed. If we elect to redeem shares, the following conditions and limitations would apply. The full amount of the proceeds from the sale of shares under the Reinvestment Plan (the “Reinvestment Proceeds”) attributable to any calendar quarter will be used to redeem shares presented for redemption during such quarter. In addition, we may, at our discretion, use up to $100,000 per calendar quarter of the proceeds of any public offering of our common stock for redemptions. Any amount of offering proceeds which is available for redemptions, but which is unused, may be carried over to the next succeeding calendar quarter for use in addition to the amount of offering proceeds and Reinvestment Proceeds that would otherwise be available for redemptions. At no time during a 12-month period, however, may the number of shares we redeem (if we determine to redeem shares) exceed 5 percent of the number of shares of our outstanding common stock at the beginning of such 12-month period. Any shares acquired pursuant to a redemption will be retired and no longer available for issuance.
     In the event there are insufficient funds to redeem all of the shares for which redemption requests have been submitted, we have redeemed, and plan to continue to redeem, the shares in the order in which such redemption requests have been received. A stockholder whose shares are not redeemed due to insufficient funds can ask that the request to redeem the shares be honored at such time, if any, as there are sufficient funds available for redemption. In such case, the redemption request will be retained and such shares will be redeemed before any subsequently received redemption requests are honored. Alternatively, a stockholder whose shares are not redeemed may withdraw his or her redemption request. Stockholders will not relinquish their shares until such time as we commit to redeeming such shares.
     If the full amount of funds available for any given quarter exceeds the amount necessary for such redemptions, the remaining amount shall be held for subsequent redemptions unless such amount is sufficient to acquire an additional property (directly or through a joint venture) or to invest in additional mortgage loans, or used to repay outstanding indebtedness. In that event, we may use all or a portion of such amount to acquire one or more additional properties, to invest in one or more additional mortgage loans or to repay such outstanding indebtedness, provided that we (or, if applicable, the joint venture) enter into a binding contract to purchase such property or properties or invest in such mortgage loan or mortgage loans, or use such amount to repay outstanding indebtedness, prior to payment of the next distribution and our receipt of requests for redemption of shares.
     A stockholder who wishes to have his or her shares redeemed must mail or deliver a written request on a form provided by us and executed by the stockholder, its trustee or authorized agent, to the redemption agent (the “Redemption Agent”), which is currently Bank of New York. The Redemption Agent at all times will be registered as a broker-dealer with the SEC and each state securities commission. Within 30 days following the Redemption Agent’s receipt of the stockholder’s request, the Redemption Agent will forward to such stockholder the documents necessary to effect the redemption, including any signature guarantee we or the Redemption Agent may require. The Redemption Agent will effect such redemption for the calendar quarter provided that it receives the properly completed redemption documents relating to the shares to be redeemed from the stockholder at least one calendar month prior to the last day of the current calendar quarter and has sufficient funds available to redeem such shares. The effective date of any redemption will be the last date during a quarter during which the Redemption Agent receives the properly completed redemption documents. As a result, we anticipate that, assuming sufficient funds are available for redemption, the effective date of redemptions will be no later than thirty days after the quarterly determination of the availability of funds for redemption.
     Upon the Redemption Agent’s receipt of notice for redemption of shares, the redemption price will be on such terms as we shall determine. The current redemption price under the redemption plan is $19.00 per share.
     It is not anticipated that there will be a market for the shares before listing occurs (and liquidity is not assured thereby). Accordingly, during periods when we are not engaged in an offering, it is expected that the purchase price for shares purchased from stockholders will be determined by reference to the following factors, as well as any others deemed relevant or appropriate by us: (i) the price at which shares have been purchased by stockholders, either pursuant to the Reinvestment Plan or outside of the Reinvestment Plan (to the extent we have information regarding the prices paid for shares purchased outside the Reinvestment Plan); (ii) the annual statement of share valuation provided to certain stockholders (see “Reports to Stockholders”); and (iii) the price at which stockholders are willing to sell their shares. Shares purchased during any particular period of time therefore may be purchased at varying prices. The Board of Directors will announce any price adjustment and the time period of its effectiveness as part of its regular communications with stockholders. We do not represent that the price at which any shares are redeemed has or will equal the fair market value of such shares.
     A stockholder may present fewer than all of his or her shares to us for redemption; provided, however, that (i) the minimum number of shares which must be presented for redemption shall be at least 25 percent of his or her shares, and (ii) if such stockholder retains any shares, he or she must retain at least $2,500 worth of shares based on the current offering price ($1,000 worth of shares based on the current offering price for an IRA, Keogh Plan or pension plan).
     The directors, in their sole discretion, may amend or suspend the redemption plan at any time they determine that such amendment or suspension is in our best interest. The directors may suspend the redemption of shares if: (i) they determine, in their sole discretion, that such redemption impairs our capital or operations; (ii) they determine, in their sole discretion, that an emergency makes such redemption not reasonably practical; (iii) any governmental or regulatory agency with jurisdiction over us so demands for the protection of the stockholders; (iv) they determine, in their sole discretion, that such redemption would be unlawful; (v) they determine, in their sole discretion, that such redemption, when considered with all other redemptions, sales, assignments, transfers and exchanges of our shares, could cause direct or indirect ownership of our shares to become concentrated to an extent which would prevent us from qualifying as a REIT under the Internal Revenue Code; (vi) there is a lack of funds; or (vii) the directors, in their sole discretion, deem such suspension to be in our best interest. For a discussion of the tax treatment of such redemptions, see “Federal Income Tax Considerations—Taxation of Stockholders.” The redemption plan will terminate, and we will no longer accept shares for redemption, if and when listing occurs. See “Risk Factors—Risks Related to the Offering—The sale of shares by stockholders could be difficult.”
     As of March 31, 2006, we were not able to redeem, pursuant to our Redemption Plan, all of the shares for which redemption requests were submitted during such quarter. As of May 8, 2006, there was a total of approximately 7.9 million shares of common stock, or approximately $149.6 million, using the share price of $19.00 (applicable for such redemption under the Redemption Plan), which had been submitted by stockholders for redemption through the first quarter of 2006 and are now being held for redemption in future quarters. We redeem shares presented for redemption pursuant to the Redemption Plan, in part, based upon the timing of the redemptions requested and the amount raised under our Reinvestment Plan. We may terminate the Reinvestment Plan at anytime. In the quarterly period ended March 31, 2006, funds received from the Reinvestment Plan totaled $9.5 million, all of which were utilized to honor redemption requests.

BUSINESS
General
     CNL Hotels & Resorts, Inc. is a corporation which was organized pursuant to the laws of the State of Maryland on June 12, 1996 and operates for federal income tax purposes as a real estate investment trust (a “REIT”). On June 15, 1998, CNL Hotels & Resorts, Inc. formed CNL Hospitality Partners, LP, a wholly owned Delaware limited partnership (“Hospitality Partners”). CNL Hospitality GP Corp. and CNL Hospitality LP Corp., wholly owned corporate subsidiaries of CNL Hotels & Resorts, Inc., are the general and limited partner, respectively, of Hospitality Partners. Properties acquired are generally expected to be held by Hospitality Partners and, as a result, owned by CNL Hotels & Resorts, Inc. through Hospitality Partners. Unless the context otherwise requires, all references to “we,” “us,” “our company,” the “Company” or “CNL Hotels & Resorts, Inc.” in this prospectus refer collectively to CNL Hotels & Resorts, Inc., CNL Hospitality Partners, LP, CNL Hospitality GP Corp., CNL Hospitality LP Corp., RFS Partnership, L.P., CNL Rose Acquisition Corp., CNL Rose GP Corp., CNL Resort Hospitality, LP, each of their subsidiaries and several consolidated partnerships and consolidated joint ventures. Various other wholly-owned or majority owned subsidiaries may be formed in the future, primarily for purposes of acquiring or developing hotel and resort properties.
     We are engaged primarily in the ownership of interests in hotel and resort properties and in recent years we have focused on luxury and upper upscale hotels and resorts. From time to time, we may also acquire, develop and/or dispose of properties. Since our inception, pursuant to an advisory agreement which has been renewed annually, we have retained CNL Hospitality Corp. as our Advisor, whereby the Advisor provides us with management, acquisition, development, advisory and certain administrative services. As of March 31, 2006, we owned interests in 94 properties, generally consisting of land, buildings and equipment and in certain instances, goodwill and other intangible assets. These properties are primarily located across the United States, including one Property located in Montreal, Canada. We lease 88 of these properties to our wholly-owned taxable REIT subsidiary (“TRS”) entities which contract with third-party managers to operate the properties under affiliations with national hotel and resort brands or as independent hotels and resorts. For properties leased to TRS lessees (as defined below), the lease rental income and expenses and their related balance sheet accounts have been eliminated in consolidation and the hotel and resort operating revenues and expenses for such properties have been included in our consolidated results of operations. The remaining six properties are leased on a triple-net basis to unrelated third-party tenants who operate those properties or contract with hotel and resort managers to run their hotel operations. Leases to unrelated third-party operators are treated as operating leases which result in rental income being recognized and included in our consolidated results of operations. The operating results of our properties subject to leases with unrelated third-party operators are not included in our consolidated results.
     Generally, the leases obligate the tenant to fund, in addition to its lease payment, a reserve fund up to a pre-determined amount. Generally, money in that fund is used by the tenant to pay for replacement and renewal of furniture, fixtures and equipment, and routine capital expenditures relating to the hotel properties (the “FF&E Reserve funds”). FF&E Reserve funds are maintained in restricted cash accounts, funded by the tenants, that the tenants are expected to use for purposes specified in the leases, which include replacements, renewals, and additions to the furniture, fixtures and equipment of the properties and routine capital expenditures related to the properties. Cash in the reserve accounts, any interest earned thereon, and any property purchased therewith remain, during and after the terms of the leases, our property. We may be responsible for capital expenditures or repairs in excess of the reserve fund. The tenant generally is responsible for replenishing the reserve fund and for paying a specified return on the amount of capital expenditures or repairs paid for by us in excess of amounts in the reserve fund.
     We may also, pursuant to our Existing Charter, provide mortgage loans to operators of national and regional hotel and resort brands; however, we have not done so as of March 31, 2006 and do not currently have plans to do so in the near future. In addition, we may invest up to a maximum of 5 percent of our total assets in equity interests in businesses that provide services to or are otherwise ancillary to the lodging industry. As of March 31, 2006, investments in these ancillary businesses represented less than one percent of our total assets and revenues.
     We were formed in June 1996, at which time we received an initial capital contribution of $0.2 million from the Advisor for 20,000 shares of our common stock. Since that time, through March 31, 2006, we have sold over 150 million shares of our common stock (after giving effect to the reverse stock split), raising approximately $3.1 billion of capital through five best-efforts public stock offerings and our distribution reinvestment plan. Our Existing Charter provides that on or before December 31, 2007 we will list our shares of common stock on a national securities exchange or over-the-counter market or otherwise complete an orderly liquidation and sale of our assets and distribute the proceeds to our stockholders.
     Since our inception, our primary investment objectives have been to preserve, protect, and enhance our assets while: (i) making quarterly distributions; (ii) increasing our income (and distributions); (iii) continuing to qualify as a REIT for federal income tax purposes; and (iv) providing our stockholders with liquidity of their investment, either in whole or in part, through (a) the listing of our shares on a national securities exchange or over-the-counter market or (b) if we are unable to list our shares on a national securities exchange or over-the-counter market by December 31, 2007, the commencement of the liquidation and orderly sales of our assets (outside the ordinary course of business and consistent with our objectives of qualifying as a REIT) and distribution of the proceeds thereof. The REIT Modernization Act of 1999 allowed us to lease our properties to our own wholly-owned TRS entities and for such TRS lessees to contract with third-party managers to operate the properties, thereby allowing us to reflect the operating results of our properties on our statement of operations. By taking advantage of the allowed TRS structure, we have expanded our activities to meet our investment objectives primarily through our asset management capabilities and efforts to acquire and/or reposition properties, while striving to provide enhanced operating income and cash flow and thereby sustaining or improving our ability to make distributions. To meet our objectives, we seek to maximize operating income at our properties, acquire properties with stabilized cash flows or with favorable opportunity for growth, and in certain of such instances to obtain credit enhancements or operating guarantees that supplement cash flows in advance of stabilization and obtain priority partnership positions. There can be no assurance that we will meet these objectives.
     Until our shares are listed on a national securities exchange or over-the-counter market, or we complete the orderly liquidation of our assets, we intend to own and selectively acquire properties, including possible acquisition of properties through merger or acquisition of entities, potentially sell properties and otherwise conduct our business in accordance with our stated investment objectives and focus on luxury and upper upscale properties. We may use the proceeds from the sale of certain of our properties or sales of our interests in entities that own properties, repayment of any mortgage loans we may make to other hotel and resort operators or from the sale of other permitted investments to pay off existing debt, pay distributions, make capital improvements at existing properties, provide mortgage loans to hotel and resort operators or to invest in other permitted investments. We will not intentionally acquire or sell any assets if such acquisition or sale would not be consistent with our objective of maintaining our qualifications as a REIT.
     In deciding the precise timing and terms of the sale of a property, we will typically consider factors that include, but are not limited to, national and local market conditions, whether the property continues to meet our investment objectives and strategic objectives, the amount of the potential return to be achieved relative to the capital appreciation at the property, the level of net sales proceeds derived from such sale, the terms and conditions of long-term or revolving debt secured by such property, our opportunities for utilizing the expected net proceeds from the sale and federal income tax and REIT tax considerations. In connection with sales of our properties, we may take purchase money obligations or similar financial instruments or securities as partial payment of the sales price. The terms of payment will be affected by custom in the area in which the property is located and prevailing economic conditions. When a purchase money obligation is accepted in lieu of cash upon the sale of a property, we will continue to have a mortgage on the property and the proceeds of the sale will be realized over a period of years rather than at closing of the sale.
Standards for Investment in Properties
     Selection of Hotel Brands. The selection of hotel brands generally will be based on an evaluation of the operations of the hotels in the hotel brands, the number of hotels operated, the relationship of average revenue per available room to the average capital cost per room of a hotel, the relative competitive position among the same type of hotels offering similar types of products, name recognition, and market penetration.
     Selection of Properties, Tenants and Managers. In making investments in properties, we will consider relevant real property and financial factors, including the condition, use, and location of the property, income-

producing capacity, the prospects for long-term appreciation, the relative success of the hotel brand in the geographic area in which the property is located, and the management capability and financial condition of the tenant or manager. In selecting managers, we may consider, among other things, the prior experience of the manager, the net worth of the manager, past operating results of other hotels currently or previously operated by the manager, and the manager’s prior experience in managing hotels within a particular hotel brand.
Hotel Brands
     Marriott Brands. The brands, Ritz-Carlton, JW Marriott, Residence Inn by Marriott, Courtyard by Marriott, Fairfield Inn by Marriott, SpringHill Suites by Marriott, TownePlace Suites by Marriott, Marriott Hotels, Resorts and Suites and Renaissance ® Hotels, Resorts and Suites are part of Marriott International’s portfolio of lodging brands. According to Marriott’s corporate profile, Marriott International, Inc. is a leading worldwide hospitality company with operations worldwide. According to Marriott International, Inc.’s 2005 Annual Report on Form 10-K, Marriott International operates or franchises over 2,700 hotels and resorts totaling over 499,000 rooms worldwide.
     The Ritz-Carlton is a leading global luxury lifestyle brand of hotels and resorts renowned for their distinctive architecture and for the high quality level of their facilities, dining options and exceptional personalized guest service. Guests at most of The Ritz-Carlton resorts have access to additional recreational amenities, such as tennis courts, golf courses and health spas. According to Marriott data, as of December 30, 2005, there were 59 The Ritz-Carlton hotels worldwide.
     JW Marriott Hotels & Resorts is a world-class collection of distinctive hotels that cater to travelers seeking an elegant environment and personal service. In addition to the features found in a typical Marriott full-service hotel, the facilities and amenities include larger guestrooms and more luxurious decor and furnishings. According to Marriott data, as of as of December 30, 2005, there were 34 JW Marriott Hotels & Resorts with locations throughout the world.
     Each Residence Inn by Marriott hotel typically offers daily complimentary breakfast and newspaper, a swimming pool and heated whirlpool. Guest suites provide in-room modem jacks, separate living and sleeping areas and a fully equipped kitchen with appliances and cooking utensils. According to Marriott data, as of December 30, 2005, Residence Inn by Marriott is the top extended-stay lodging chain in the United States, with 490 hotels across North America.
     Each Courtyard by Marriott features superior guest accommodations for both the business and pleasure traveler. Most of the rooms overlook a central landscaped courtyard with an outdoor swimming pool and socializing area with a gazebo. According to Marriott data, as of December 30, 2005, Courtyard by Marriott is the leading United States moderate price lodging chain with 692 Courtyard by Marriott hotels in the United States and 23 other countries.
     Marriott Hotels, Resorts and Suites is Marriott International’s line of upscale, full-service hotels and suites. Each of the Marriott Hotels, Resorts and Suites features multiple restaurants and lounges, fully equipped health clubs, swimming pool, gift shop, concierge level, business center and meeting facilities. According to Marriott data, as of as of December 30, 2005, there were 507 Marriott Hotels, Resorts and Suites, 332 properties in the United States and 175 in 57 other countries and territories.
     Fairfield Inn by Marriott is a lower moderate-priced hotel appealing to the business and leisure traveler. Fairfield Inn by Marriott provides clean, convenient, quality accommodations and friendly hospitality at an economical price. All Fairfield Inn by Marriott hotels feature a complimentary continental breakfast, free local calls, large, well-lit work desks and an outdoor swimming pool. According to Marriott data, as of as of December 30, 2005, there were 524 Fairfield Inn by Marriott hotels operating in the United States, Canada and Mexico.
     SpringHill Suites by Marriott is Marriott’s all-suite hotel in the moderate-priced tier. SpringHill Suites by Marriott appeals to both business and leisure travelers, especially women and families, with rooms that are up to 25 percent larger than comparable hotel rooms. Average stays range from one to five nights. All SpringHill Suites by Marriott hotels feature a complimentary continental breakfast, same-day dry-cleaning service, indoor swimming pool, whirlpool spa and exercise room. According to Marriott data, as of as of December 30, 2005, SpringHill Suites by Marriott had 137 properties located in the United States, Canada and Mexico.
     TownePlace Suites by Marriott is Marriott’s mid-priced, extended-stay product accommodating practical travelers seeking home-like services and amenities. All TownePlace Suites by Marriott hotels feature fully equipped kitchens, an exercise room and an outdoor swimming pool. Guest suites offer separate living and working areas, two-line telephones with data port and premium television and movie channels. According to Marriott data, as of as of December 30, 2005, there were 122 TownePlace Suites by Marriott with locations throughout the United States.
     Renaissance Hotels, Resorts and Suites by Marriott is an upscale, distinctive, sophisticated full-service hotel designed to provide stylish, comfortable environments. Renaissance Hotels, Resorts and Suites by Marriott feature business centers, swimming pools, fitness centers and conference and banquet facilities. According to Marriott data, as of December 30, 2005, there were 137 Renaissance Hotels & Resorts by Marriott hotels worldwide.
     Hilton Brands. The brands, Waldorf=Astoria Collection, Hilton Hotels & Resorts, Hilton Garden Inn®, Hampton Inn®, Hampton Inns & Suites®, Doubletree, Embassy Suites Hotels, Homewood Suites ® by Hilton, Conrad Hotels ® and Harrison Conference Centers are part of Hilton Hotels Corporation’s portfolio of lodging brands. According to Hilton’s corporate profile, Hilton Hotels Corporation is recognized around the world as a leading lodging hospitality company. According to Hilton data, as of December 31, 2005, Hilton Hotels Corporation had 2,388 properties with approximately 375,000 rooms located in the United States, Puerto Rico and Latin America.
     The Waldorf=Astoria Collection by Hilton is a new elite brand designation, debuting with New York’s legendary Waldorf=Astoria, along with three of our world-class luxury resorts which are newly managed by Hilton: the Grand Wailea Resort Hotel & Spa on the island of Maui in Hawaii; the Arizona Biltmore Resort & Spa in Phoenix, Arizona; and the La Quinta Resort & Club in La Quinta, California.
     The Doubletree family is a mid-market to upscale hotel brand that primarily serves major metropolitan areas and leisure destinations, with each property reflecting the local or regional environment. Typical properties offer a full-service restaurant and lounge, room service, swimming pool, health club, complete meeting and banquet facilities and comfortable guest rooms with luxury amenities. According to Hilton data, as of December 31, 2005, Doubletree had 160 properties with approximately 42,000 rooms located in the United States, Canada and Latin America.
     Embassy Suites Hotels is an upscale, all-suite hotel brand that features two-room guest suites with separate living room and dining/work area. Embassy Suites Hotels helped create the all-suite segment of the lodging industry and maintains the commanding presence in this segment in terms of system size, geographic distribution, brand-name recognition and operating performance. Created in 1983, Embassy Suites Hotels was a pioneer in the all-suite concept and today is a market share leader with more than 150 locations in the United States, Canada and Latin America. According to Hilton data, as of December 31, 2005, Embassy Suites Hotels had 182 properties with approximately 44,000 rooms.
     Hampton Inn is a moderately priced hotel brand with limited food and beverage facilities. According to Hilton data, as of December 31, 2005, Hampton Inn had 1,336 properties with approximately 134,000 rooms, located in the United States, Canada, Puerto Rico and Latin America.
     Homewood Suites by Hilton is Hilton’s upscale, extended stay hotel that features residential-style accommodations including business centers, swimming pools, convenience stores and limited meeting facilities. According to Hilton International, Inc.’s 2005 Annual Report on Form 10-K, as of December 31, 2005, there were 164 Homewood Suites, representing 18,133 rooms, located in 37 states, the District of Columbia and Canada. As of December 31, 2005, 37 Homewood Suites hotels were under construction.
     Hyatt Brands. The brand Hyatt Regency is part of Hyatt Corporation’s portfolio of lodging brands. Hyatt Regency properties are located in the world’s major cities as well as in well-known resort destinations, and can be found in more than 44 countries around the world.

     Starwood Brands. The brands, Sheraton Hotels & Resorts and Four Points by Sheraton are part of Starwood Hotels & Resorts Worldwide, Inc.’s (“Starwood”) portfolio of lodging brands. According to Starwood’s 2005 Annual Report on Form 10-K, Starwood is one of the world’s largest hotel and leisure companies. Starwood’s brand names include St. Regis, The Luxury Collection, Sheraton, Westin, W and Four Points by Sheraton. Through these brands, Starwood is well represented in most major markets around the world. Starwood’s operations are grouped into two business segments, hotels and vacation ownership operations. Starwood’s hotel business emphasizes the global operation of hotels and resorts primarily in the luxury and upscale segment of the lodging industry. According to Starwood’s 2005 Annual Report on Form 10-K, at December 31, 2005, Starwood’s hotel portfolio included owned, leased, managed and franchised hotels totaling 845 hotels with approximately 258,000 rooms in 100 countries, and is comprised of 130 hotels that Starwood owns or leases or in which Starwood has a majority equity interest, 378 hotels managed by Starwood on behalf of third-party owners (including entities in which Starwood has a minority equity interest) and 337 hotels for which Starwood receives franchise fees.
     Sheraton Hotels & Resorts are upscale, full service hotels and resorts which represent Starwood’s largest brand serving the needs of upscale business and leisure travelers worldwide. Sheraton Hotels & Resorts offer the entire spectrum, from full service hotels in major cities to luxurious resorts. These hotels and resorts typically feature a wide variety of on-site business services and a full range of amenities, including rooms that feature generous work spaces.
     Four Points by Sheraton is a moderately priced full service hotel delivering extensive amenities and services such as room service, dry cleaning, fitness centers, meeting facilities and business centers to frequent business travelers at reasonable prices. These hotels provide a comfortable room, which typically includes a two-line telephone, a large desk for working or in-room dining, comfortable seating and full service restaurants.
     InterContinental Hotel Brands. The brands, InterContinental, Crowne Plaza, Staybridge Suites, Holiday Inn and Holiday Inn Express are part of InterContinental Hotels Group PLC’s (“InterContinental”) portfolio of lodging brands. With more than 3,600 owned, leased, managed and franchised hotels with approximately 537,000 guest rooms across nearly 100 countries and territories at the end of fiscal year 2005, InterContinental is the most global hotel business and the second largest in the world by number of rooms, according to InterContinental’s Form 20-F for the fiscal year ended December 31, 2005.
     Holiday Inn is InterContinental’s mid-scale full service brand. The brand is targeted at the mid-market guest and is InterContinental’s largest global hotel brand based on room numbers. Holiday Inn is also one of the world’s most recognized hotel brands. According to InterContinental’s Form 20-F for the fiscal year ended December 31, 2005, there were 1,435 Holiday Inn hotels located in more than 70 countries which represented 50 percent of all InterContinental’s rooms at the end of fiscal year 2005. The brand is predominantly franchised. Of the 1,435 Holiday Inn branded hotels, 73 percent are located in the Americas. As well as having the largest market share in the United States mid-scale full service segment, the brand has a significant position in the mid-scale segment in several European countries.
     Holiday Inn Express is InterContinental’s mid-scale limited service hotel brand. The brand aims to provide the room quality of mid-scale hotels without the associated full range of facilities. The brand is targeted at the value-conscious guest. According to InterContinental’s Form 20-F for the fiscal year ended December 31, 2005, there were 1,590 Holiday Inn Express hotels worldwide, which represented 25 percent of all InterContinental’s rooms at the end of fiscal year 2005. Holiday Inn Express is the third largest brand in the United States mid-scale limited service segment based on room numbers, and approximately 87 percent of the Holiday Inn Express branded rooms are located in the Americas. Holiday Inn Express hotels are almost entirely franchised. Holiday Inn Express also has a solid and growing brand presence in the United Kingdom market.
Site Selection and Acquisition of Properties
     General. The standards described in this section specifically relate to the acquisition of individual properties. It is also anticipated that we may acquire larger portfolios of properties in addition to individual property acquisitions, including potentially through corporate transactions. In connection with the acquisitions of larger portfolios, we will also follow those general guidelines set forth below which are appropriate in connection with the acquisition of a group of properties.

     The Board of Directors, on our behalf, elects to purchase and lease properties based principally on an examination and evaluation of the potential value of the site, the financial condition and business history of the proposed tenant and/or manager, the demographics of the area in which the property is located or to be located, the proposed purchase price, the proposed lease and/or management agreement terms, geographic and market diversification, and potential sales expected to be generated by the business located on the property. In addition, the potential tenant and/or manager must meet at least the minimum standards established by a hotel chain for its operators.
     The titles to properties purchased by us will be insured by appropriate title insurance policies and/or abstract opinions consistent with normal practices in the jurisdictions in which the properties are located.
     Construction and Renovation. In some cases, construction or renovation will be required before we have acquired the property. In this situation, we may have made a deposit on the property in cash or by means of a letter of credit. The renovation or construction may be performed by an affiliate or a third party. We may permit the proposed developer to arrange for a bank or another lender, including an affiliate, to provide construction financing to the developer. In such cases, the lender may seek assurance from us that we have sufficient funds to pay to the developer the full purchase price of the property upon completion of the construction or renovation. In lieu of a third-party lender, we may provide the construction financing to the developer. Such construction loans will be secured by the property and generally will be outstanding for less than five years. Construction loans will be subject to the restrictions applicable to all mortgage loans on the amounts which may be lent to borrowers. See “Business — Mortgage Loans and Other Loans.”
     The developer will enter into all construction contracts and will arrange for and coordinate all aspects of the construction or renovation of the property improvements. The developer will be responsible for the construction or renovation of the building improvements, although it may employ co-developers or sub-agents in fulfilling its responsibilities under the development agreement. All general contractors performing work in connection with such building improvements must provide a payment and performance bond or other satisfactory form of guarantee of performance. Prior to the Merger, all construction and renovation will be performed or supervised by persons or entities acceptable to the Advisor.
     Under the terms of the development agreement, we generally will advance funds on a monthly basis to meet the construction draw requests of the developer. In general, we only will advance funds to meet the developer’s draw requests upon receipt of an inspection report and a certification of draw requests from an inspecting architect or engineer suitable to us, and we may retain a portion of any advance until satisfactory completion of the project. The certification generally must be supported by color photographs showing the construction work completed as of the date of inspection.
     In some cases, construction or renovation will be required before we have acquired the property. In this situation, we may have made a deposit on the property in cash or by means of a letter of credit. The renovation or construction may be made by an affiliate or a third party. We may permit the proposed developer to arrange for a bank or another lender, including an affiliate, to provide construction financing to the developer. In such cases, the lender may seek assurance from us that we have sufficient funds to pay to the developer the full purchase price of the property upon completion of the construction or renovation. In lieu of a third party lender, we may provide the construction financing to the developer. See “Business—Mortgage Loans and Other Loans.”
     In certain situations where construction or renovation is required for a property, we will pay a negotiated maximum amount upon completion of construction or renovation rather than providing financing to the developer, with such amount to be based on the developer’s actual costs of such construction or renovation.
Description of Properties
     As of March 31, 2006, we owned interests in 94 properties, including 73 directly and 21 indirectly through equity investments, including two unconsolidated properties, located in 30 states, the District of Columbia and Canada, generally consisting of land, buildings and related improvements and equipment, including 21 properties through interests in 9 partnerships with various third parties. As of March 31, 2006, leased 88 of the 94 properties to our TRS entities, with management performed by third-party operators, and we leased the remaining six to third-party operators on a triple-net lease basis.
     Generally, properties acquired consist of land, buildings and related improvements and equipment and in certain instances intangible assets. In some cases, we may acquire the land underlying the building with the building owned by the tenant or a third party, or may acquire the building only with the land owned by a third party. Our management agreements generally require us to set aside an amount equal to 3 percent to 5 percent of hotel and resort revenues in restricted cash accounts to be used for the replacement of furniture, fixtures and equipment in the ordinary course of business. We are committed to fund improvements at our properties in order to, in part, maintain their competitiveness. Major renovations and other capital improvements are typically funded with proceeds from our cash reserves, stock offerings, permanent financings, or other borrowings.
     Hotel lot sizes vary depending on product, market and design considerations, and are available at a broad range of pricing. Certain of these properties are subject to land leases. Our hotel and resort sites are generally in primary or secondary urban, suburban, airport, highway or resort markets which have been evaluated for past and future anticipated lodging demand trends. Resorts are generally located on larger lots which allow for additional recreational amenities.
     The buildings are generally either mid-rise or high-rise construction. We are primarily focused on luxury resorts and upscale hotels and resorts which are full service hotels, but we also own limited service hotels, and extended stay hotels. Full service hotels generally have conference or meeting facilities, and on-site food and beverage facilities. Resorts generally have expanded food and beverage facilities and often have additional recreational amenities such as golf courses, tennis courts, expanded pools and/or spa facilities. Limited service hotels generally minimize non-guest room space and offer limited food service such as complimentary continental breakfasts and do not have restaurant or lounge facilities on-site. Extended stay hotels generally contain guest suites with a kitchen area and living area separate from the bedroom. Extended stay hotels vary with respect to providing on-site restaurant facilities. Our properties include equipment and those with a brand affiliation conform to national hotel and resort brand approved design concepts where applicable or required.
     As of March 31, 2006, all but one of the properties we directly owned was pledged as collateral under our financing arrangements.
     The following table lists the number of properties we own directly or indirectly through partnerships and/or joint ventures, as of March 31, 2006, by state or country.

State/Country	Number of Properties
Alabama	1
Arizona *	8
California *	16
Canada	1
Colorado	2
Connecticut	2
District of Columbia	1
Florida	14
Georgia	3
Hawaii	1
Illinois	3
Indiana	1
Kentucky	1
Louisiana	2
Maryland	1
Massachusetts	1

State/Country	Number of Properties
Michigan	4
Minnesota	2
Mississippi	1
Missouri	2
Nebraska	1
Nevada	1
New Jersey	3
New York	2
Oklahoma	2
Oregon	1
Pennsylvania	2
Tennessee	1
Texas	8
Virginia	3
Washington	2
Wisconsin	1

Total	94

*	Total number of properties includes one property each that are unconsolidated entities.
     During the last nine months of 2006, we expect to spend $52.6 million for renewal and replacement expenditures, which is expected to be funded from capital reserves that we currently have set aside for such purposes, and $106.7 million for capital expenditures including projects to reposition, expand or upgrade properties, which is expected to be funded from operations and/or long-term borrowings. Significant capital expenditure projects that are planned or currently in-progress for 2006 include a new spa at The Arizona Biltmore in Phoenix, a new signature pool at La Quinta Resort & Club in Palm Springs, California, and a new ballroom at each of the following properties: the Doral Golf Resort & Spa in Miami, The Ritz-Carlton in Orlando and the JW Marriott Desert Ridge Resort & Spa in Phoenix.
Description of Property Leases
     The terms and conditions of any lease entered into by us with regard to a property may vary from those described below.
     General. For properties leased to our subsidiaries, leases will generally provide that the tenant may perform certain requirements itself, such as payment for repairs, maintenance, taxes and insurance, or may cause the manager of the property to perform such requirements and pay such amounts from operating cash flows of the hotel. Leases to third parties generally are expected to be “triple-net” leases, which means that the tenants generally will be required to pay for all repairs, maintenance, property taxes, utilities, and insurance. The tenants also will be required to pay for special assessments, sales and use taxes, and the cost of any renovations permitted under the leases. We or an indirect subsidiary will be the landlord under each lease except in certain circumstances in which we may be a party to a joint venture which will own the property. In those cases, the joint venture, rather than us, will be the landlord, and all references in this section to us as landlord therefore should be read accordingly. See “Business—Joint Venture Arrangements” below.
     Term of Leases. Properties leased to subsidiaries will generally be leased for an initial term of 5 to 10 years, plus renewal options for an additional 5 to 25 years. Properties leased to third parties will generally be leased for an initial term of 10 to 20 years with up to four, five-year renewal options. Upon termination of the lease, the tenant will surrender possession of the property to us, together with any improvements made to the property during the term of the lease, except that for properties in which we own only the building and not the underlying land, the owner of the land may assume ownership of the building.

     Computation of Lease Payments. During the initial lease term on properties leased to a subsidiary, the lease will provide for a lease payments equal to a percentage of the gross revenues of the property, with a specified minimum rental payment regardless of the gross revenues (calculated to provide us with rent equal to a certain percentage of the cost of the property). For properties subject to this arrangement, our consolidated financial statements generally will report the hotels’ operating revenues and expenses rather than the rent contractually due under the leases with our subsidiaries. During the initial term of a lease to a third-party tenant, the tenant will pay us, as landlord, minimum annual rent equal to a specified percentage of our cost of purchasing the property. In the case of properties that are to be constructed or renovated pursuant to a development agreement, our costs of purchasing the property will include the purchase price of the land, including all fees, costs, and expenses paid by us in connection with our purchase of the land, and all fees, costs, and expenses disbursed by us for construction of building improvements. See “Business—Site Selection and Acquisition of Properties—Construction and Renovation” above. In addition to minimum annual rent, the third-party tenant will generally pay us “percentage rent” and/or automatic increases in the minimum annual rent at predetermined intervals during the term of the lease. Percentage rent is generally computed as a percentage of the gross sales above a specified level at a particular property.
     In the case of properties in which we own only the building, we will structure our leases to recover our investment in the building by the expiration of the lease.
     Assignment and Sublease. In general, leases to third-party tenants may not be assigned or subleased without our prior written consent (which may not be unreasonably withheld) except to a tenant’s corporate franchisor, corporate affiliate or subsidiary, a successor by merger or acquisition, or in certain cases, another franchisee, if such assignee or subtenant agrees to operate the same type of hotel on the premises, but only to the extent consistent with our objective of qualifying as a REIT. The leases will set forth certain factors (such as the financial condition of the proposed tenant or subtenant) that are deemed to be a reasonable basis for our refusal to consent to an assignment or sublease. In addition, we may refuse to permit any assignment or sublease that would jeopardize our continued qualification as a REIT. In certain cases, the original tenant will remain fully liable; however, for the performance of all tenant obligations under the lease following any such assignment or sublease unless we agree in writing to release the original tenant from its lease obligations.
     Insurance, Taxes, Maintenance and Repairs. Tenants will be required, under the terms of the leases, to maintain, for the benefit of us and the tenant, insurance that is commercially reasonable given the size, location and nature of the property. Tenants, other than those tenants with a substantial net worth, generally also will be required to obtain “rental value” or “business interruption” insurance to cover losses due to the occurrence of an insured event for a specified period, generally six to twelve months. In general, no lease will be entered into unless the insurance required by the lease adequately insures the property.
     Tenants will be required to maintain such properties in good order and repair. Such tenants generally will be required to maintain the property and repair any damage to the property, except damage occurring during the last 24 to 48 months of the lease term (as extended), which in the opinion of the tenant renders the property unsuitable for occupancy, in which case the tenant will have the right instead to pay the insurance proceeds to us and terminate the lease. The nature of the obligations of tenants for maintenance and repairs of the Properties will vary depending upon individual lease negotiations. In some instances, we may be obligated to make repairs and fund capital improvements. In these instances, the lease will adjust the lease payments so that the economic terms would be the same as if the tenant were responsible to make repairs and fund capital improvements.
     Credit Enhancements. Lease agreements with unrelated tenants or management agreements with managers (in situations in which a subsidiary leases the property) may be accompanied with credit enhancements such as guarantees, net worth requirements or liquidity facility agreements which guarantee minimum rent payments under the leases up to a specified dollar amount. Such credit enhancements typically terminate at either a specific time during the applicable lease term or once net operating income from the applicable property exceeds a specified amount. There is no assurance that such credit enhancements will be available. In addition, leases with unrelated tenants or operators leasing more than one property are generally expected to contain cross-default terms with respect to other leases, meaning that if the tenant to any of the applicable leases defaults on its obligations under the lease, we will have the ability to pursue our remedies under the lease with respect to the other properties, regardless of whether the tenant of any such property is under default under its lease.

     Events of Default. The leases with unaffiliated third-party tenants generally provide that the following events, among others, will constitute a default under the lease: (i) the insolvency or bankruptcy of the tenant, provided that the tenant may have the right, under certain circumstances, to cure such default; (ii) the failure of the tenant to make timely payment of rent or other charges due and payable under the lease, if such failure continues for a specified period of time (generally, five to 30 days) after notice from us of such failure; (iii) the failure of the tenant to comply with any of its other obligations under the lease (for example, the discontinuance of operations of the leased property) if such failure continues for a specified period of time (generally, ten to 45 days); (iv) a default under or termination of the franchise agreement between the tenant and its franchisor; and (v) in cases where we have entered into other leases with the same tenant, a default under such lease.
     Upon default by the third-party tenant, we generally will have the right under the lease and under most state laws to evict the tenant, re-lease the property to others, and hold the tenant responsible for any deficiency in the minimum lease payments. Similarly, if we determined not to re-lease the property, we could sell the property. In the event that a lease requires the tenant to make a security deposit, we will have the right under the lease to apply the security deposit, upon default by the tenant, towards any payments due from the defaulting tenant. In general, the tenant will remain liable for all amounts due under the lease to the extent not paid from a security deposit or by a new tenant.
     In the event that a third-party tenant defaults under a lease with us, we either will attempt to locate a replacement tenant acceptable to the hotel brand involved, which may be one of our subsidiaries, or we will discontinue operation of the hotel. In lieu of obtaining a replacement tenant, some hotel brands may have the option and may elect to lease and operate the hotels themselves. We will have no obligation to operate the hotels, and no hotel brand will be obligated to permit us or a replacement operator to operate the hotels.
Description of Management Agreements
     Of our total properties, as of March 31, 2006, 88 are managed and operated by third-party management companies pursuant to management agreements entered into by our TRS lessees and the third-party management companies. The remaining six properties are leased to third-party tenants. During the three months ended March 31, 2006, we engaged the following third-party management companies:
•	Marriott International, Inc., including certain of its affiliates (“Marriott”);

•	Hilton Hotels Corporation, including certain of its affiliates (“Hilton”);

•	Interstate Hotels & Resorts, Inc., including certain of its affiliates (“Interstate”);

•	Hyatt Corporation, including certain of its affiliates (“Hyatt”); and

•	Hersha Hospitality Management L.P.
     Each third-party management company has been approved by our Board of Directors and, pursuant to the terms of each management agreement, has exclusive responsibilities for the operation of specific properties. The respective third-party management companies are obligated to fulfill their obligations to us in accordance with the terms of their respective management agreements with us and the specific policies of the respective hotel and resort chain.
     The term of each management agreement generally ranges between 10 and 20 years, with up to two, ten-year renewal options. Typically, under the management agreements, the third-party management company receives a base management fee expressed as a percentage of gross revenues of the subject property for each fiscal year and an incentive management fee expressed as a percentage of operating profit above a specified level of the subject property for each fiscal year. Effective as of July 31, 2005, we entered into a management agreement with Interstate to operate Claremont Resort & Spa and such agreement may expire prior to the term of our typical agreement.
     Each third-party management company is responsible for payment, on our behalf, of real estate and property taxes, repairs and maintenance, utilities and insurance. Each third-party management company is obligated to maintain the property in good repair and condition and to make or cause to be made routine maintenance, repairs and minor alterations as it determines to be necessary or as required pursuant to the terms of the management agreement. The third-party management company is also responsible for payment on our behalf of routine renovations permitted under the management agreement. We are required to establish reserves to fund such renovations and for the replenishment of furniture, fixtures and equipment. The third-party management company may, with our prior written approval, make more extensive improvements to the property. The management agreements generally require the third-party management company to furnish chain services that are generally made available to other hotels and resorts managed by the third-party management company, including installment and operation of computer systems and reservation services, management and administrative services, marketing and sales services, human resources training services, and such additional services as may from time to time be more efficiently performed on a national, regional or group level. During the term of the management agreements, the service marks, symbols and logos currently used by the third-party management company may be used in the operation of the property.
     Some of the management agreements provide that our TRS lessee has the right to terminate the management agreement if specified financial and other objectives relating to the property are not obtained. In addition, most of the management agreements limit our ability to sell, lease or otherwise transfer the properties unless the transferee is not a competitor of the third-party management company and unless the transferee assumes the related management agreement and meets specified other conditions.
     The management agreements generally do not allow the third-party management company to assign its interest in the management agreement other than to an affiliate without our prior written consent. In some cases, the management agreement provides that the third-party management company has a right to assign the management agreement in connection with the sale of substantially all of the assets of such third-party management company. In addition, some management agreements prohibit the third-party management company or its affiliates from operating another hotel or resort of the same or similar type as our property that is or will be located within a specified distance of our property. Also, some management agreements prohibit the transfer of the property for a specified initial term of years or provide that if we desire to sell a property, we must first offer to the third-party management company an opportunity to buy it. We also may have to pay a termination fee in some cases upon termination of the management agreement.
     On January 31, 2006, we, through various affiliates, entered into amended and restated management agreements for three of our properties: Grand Wailea Resort Hotel & Spa, Arizona Biltmore Resort & Spa and La Quinta Resort & Club (collectively, the “Resorts”) with 90210 Management Company, LLC (“MCO”), now an affiliate of Hilton (the “Amended Management Agreements”). Affiliates of ours entered into the original management agreements for the Resorts with KMO on August 16, 2004 (the “Original Agreements”). On January 31, 2006, KMO contributed and assigned the Original Agreements and related assets to MCO (the “Contribution”), which at that time was a wholly-owned subsidiary of KMO. Immediately following the Contribution, Hilton, through an affiliate, acquired MCO, including all of the rights of MCO in and to the Original Agreements. The Amended Management Agreements between MCO, now an affiliate of Hilton, and affiliates of ours became effective as of February 1, 2006. The Amended Management Agreements provide, among other things, for reimbursement by Hilton and MCO to us of certain owner-funded capital improvements at two of the Resorts, up to $20.0 million. Hilton and MCO also entered into a separate guaranty agreement with our affiliates providing, among other things, that Hilton and MCO guarantee, for a period of three years or until the specified threshold level of $50.0 million is reached, whichever occurs first, payment to us, within certain parameters, of the supplemental funds, if any, necessary for the operating performance for each of the Resorts being managed under the Amended Management Agreements to meet the specified threshold levels.
Joint Venture Arrangements
     We currently have interests in 9 joint ventures that own a total of 21 properties. We may continue to enter into joint ventures to purchase and hold for investment a property with various unaffiliated persons or entities or with another program formed by our principals or the Advisor or their affiliates, if a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction determine that the investment in the joint venture is fair and reasonable to us and on substantially the same terms and conditions as those to be received by the co-venturer or co-venturers. We may take more or less than a 50 percent interest in any joint venture, subject to obtaining the requisite approval of the directors. See “Risk Factors—Risks Related to Our Business and Operations—Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on a co-venturer’s financial condition and disputes between us and our co-venturers.”
     Generally, under the terms of each joint venture agreement, we and each joint venture partner are jointly and severally liable for all debts, obligations, and other liabilities of the joint venture, and we and each joint venture partner have the power to bind each other with any actions taken within the scope of the joint venture’s business. In addition, typically the Advisor or its affiliates are entitled to reimbursement, at cost, for actual expenses incurred by the Advisor or its affiliates on behalf of the joint venture. Events of dissolution typically include the bankruptcy, insolvency, or termination of any co-venturer, sale of the property owned by the joint venture, mutual agreement of us and our joint venture partner to dissolve the joint venture, and the expiration of the term of the joint venture. The joint venture agreement typically restricts each venturer’s ability to sell, transfer, or assign its joint venture interest without first offering it for sale to its co-venturer. In addition, in any joint venture with another program sponsored by the Advisor or its affiliates, where such arrangements are entered into for the purpose of purchasing and holding properties for investment, in the event that one party desires to sell the property and the other party does not desire to sell, generally either party has the right to trigger dissolution of the joint venture by sending a notice to the other party. The notice establishes the price and terms for the sale or purchase of the other party’s interest in the joint venture to the other party. The joint venture agreement typically grants the receiving party the right to elect either to purchase the other party’s interest on the terms set forth in the notice or to sell its own interest on such terms.
     The following paragraphs generally describe the allocations and distributions under the terms of a joint venture agreement for any joint venture in which we and our co-venturer each have a 50 percent ownership interest. In any other case, the allocations and distributions are expected to be similar to those described below, except that allocations and distributions which are described below as being made 50 percent to each co-venturer will instead be made in proportion to each co-venturer’s respective ownership interest.
     Under the terms of each joint venture agreement, operating profits and losses generally will be allocated 50 percent to each co-venturer. Profits from the sale or other disposition of joint venture property first will be allocated to any co-venturers with negative capital account balances in proportion to such balances until such capital accounts equal zero, and thereafter 50 percent to each co-venturer. Similarly, losses from the sale or other disposition of joint venture property first will be allocated to joint venture partners with positive capital account balances in proportion to such balances until such capital accounts equal zero, and thereafter 50 percent to each co-venturer. Notwithstanding any other provisions in the joint venture agreement, income, gain, loss, and deductions with respect to any contributed property will be shared in a manner which takes into account the variation between the basis of such property and its fair market value at the time of contribution in accordance with section 704(c) of the Internal Revenue Code.
     Net cash flow from operations of the joint venture generally will be distributed 50 percent to each joint venture partner. Any liquidation proceeds, after paying joint venture debts and liabilities and funding reserves for contingent liabilities, will be distributed first to the joint venture partners with positive capital account balances in proportion to such balances until such balances equal zero, and thereafter 50 percent to each joint venture partner. Nevertheless, there may be some transactions in which we get a preferred return so that we receive distributions before the co-venturer receives its distributions; and in some of these situations, the co-venturer may then get a larger share of the remaining proceeds. In addition, there may be some transactions in which the co-venturer gets a preferred return so that it receives distributions before we receive our distributions; and in some of these situations, we may then get a larger share of the remaining proceeds.
     In order that the allocations of joint venture income, gain, loss, and deduction provided in joint venture agreements may be respected for federal income tax purposes, it is expected that any joint venture agreement either (A) (i) will contain a “qualified income offset” provision, (ii) will prohibit allocations of loss or deductions to the extent such allocation would cause or increase an “Adjusted Capital Account Deficit,” and (iii) will require (a) that capital accounts be maintained for each joint venture partner in a manner which complies with Treasury Regulation Section 1.704-1(b)(2)(iv) and (b) that distributions of proceeds from the liquidation of a partner’s interest in the joint venture (whether or not in connection with the liquidation of the joint venture) be made in accordance with the partner’s positive capital account balance, or (B) otherwise will provide for allocations of income, gain, deduction and loss which are deemed to have substantial economic effect under the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(i). See “Federal Income Tax Considerations — Investment in Joint Ventures.”
     Prior to entering into any joint venture arrangement with any unaffiliated co-venturer (or the principals of any unaffiliated co-venturer), we will confirm that such person or entity has demonstrated to our satisfaction that requisite financial qualifications are met.
     We may acquire properties from time to time by issuing limited partnership units in Hospitality Partners to sellers of such properties pursuant to which the seller, as owner, would receive partnership interests convertible at a later date into shares of our common stock. We are the general partner of Hospitality Partners. This structure enables a property owner to transfer property without incurring immediate tax liability, and therefore may allow us to acquire properties on more favorable terms than otherwise.
     With respect to those ventures that are partnerships, any of our subsidiaries that serve as a general partner will be liable for all of the recourse obligations of the venture, to the extent that the venture does not have sufficient assets or insurance to satisfy the obligations. In addition, the properties owned by the unconsolidated entities could perform below expectations and result in the insolvency of the ventures and the acceleration of their debts, unless the members or partners provide additional capital. In some ventures, the members or partners may be required to make additional capital contributions or have their interest in the venture be reduced or offset for the benefit of any party making the required investment on their behalf. In the foregoing and other circumstances, we may be faced with the choice of losing our investment in a venture or investing additional capital under circumstances that do not assure a return on that investment.
     For properties owned by an unconsolidated entity, capital expenditures are generally paid from the capital reserve account of the unconsolidated entity, which is funded from the income from operations of these ventures. However, if a venture has insufficient cash flow to meet operating expenses or make necessary capital improvements, the venture may make a capital call upon the venture members or partners to fund such necessary improvements. It is possible that, in the event of a capital call, the other joint venture members or partners may be unwilling or unable to make the necessary capital contributions. Under such circumstances, we may elect to make the other party’s contribution as a loan to the venture or as an additional capital contribution by us. Under certain circumstances, a capital contribution by us may increase our equity investment to greater than 50 percent and may require that we consolidate the venture, including all of its assets and liabilities and its statement of operations, into our consolidated financial statements.
Mortgage Loans and Other Loans
     We may provide mortgage loans in connection with the operations of hotel brands, or their affiliates, to enable them to acquire the land, buildings and land, or buildings. The mortgage loan will be secured by such property.
     The borrower will be responsible for all of the expenses of owning the property, as with a “triple-net” lease, including expenses for insurance and repairs and maintenance. Management expects any mortgage loans will require payments of principal and interest with a balloon payment at maturity. In addition, management expects the interest rate charged under the terms of the mortgage loan will be fixed over the term of the loan and generally will be comparable to, or slightly lower than, lease rates charged to tenants for the properties.
     For a discussion of the construction loans which we are permitted to make, see “Business — Site Selection and Acquisition of Properties — Construction and Renovation,” above.
     We may combine leasing and financing in connection with a property. For example, we may make a mortgage loan with respect to the building and acquire and lease the underlying land to the borrower. Management believes that the combined leasing and financing structure provides the benefit of allowing us to receive interest on our initial investment in each financed building. At the same time, we retain ownership of the underlying land, which may appreciate in value, thus providing an opportunity for a capital gain on the sale of the land. In such cases in which the borrower is also the tenant under a property lease for the underlying land, if the borrower does not elect to exercise its purchase option to acquire the property under the terms of the lease, the building and improvements on the property will revert to us at the end of the term of the lease, including any renewal periods. If the borrower does elect to exercise its purchase option as the tenant of the underlying land, we will generally have the option of selling the property at the greater of fair market value or cost plus a specified percentage.
Regulation of Mortgage Loans
     The mortgage loan program may be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, including among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosures to customers, governing secured transactions and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders and these requirements may affect our ability to effectuate our mortgage loan program. Commencement of operations in these or other jurisdictions may be dependent upon a finding of our financial responsibility, character and fitness. We may determine not to make mortgage loans in any jurisdiction in which we believe we have not complied in all material respects with applicable requirements.
Credit Enhancements
     We benefit from various types of credit enhancements that have been provided by the managers of some of our properties. These credit enhancements may be provided to us directly or indirectly through unconsolidated entities and guarantee us certain minimum returns on our properties. Funding under these guarantees is recognized as a reduction in operating expenses, as reductions in hotel and resort management fees or as liabilities by us, depending upon the nature of each credit enhancement agreement and whether the funded amounts are required to be repaid by us in the future. The repayment of these liabilities is expected to occur at such time when the net operating income of the properties covered by the credit enhancements are in excess of the minimum returns to us or our unconsolidated entities or in certain instances at a date certain in the future. All of the credit enhancements are subject to expiration or “burn-off” provisions over time or at such time that the funding limit has been reached. There is no assurance that market conditions will allow us to continue to obtain credit enhancements in the future, including for existing properties or properties acquired. Due to the most recent downturn in the overall economy and the lodging industry and the threat of terrorism and their adverse effect on our operations, in 2003 and 2004, we relied on credit enhancements to substantially enhance our net earnings and cash flows. To the extent that current credit enhancements are fully utilized or expire, our results of operations and our ability to pay distributions to stockholders may be affected. The following are summaries of the various types of credit enhancements that we benefit from:
Limited Rent Guarantees. Limited rent guarantees (“LRG”) are provided by third-party hotel and resort managers to unrelated third-party tenants for certain properties which we lease on a triple-net basis. These credit enhancements guarantee the full, complete and timely payment of specified rental payments to us relating to these properties. This form of credit enhancement results in rental revenue being recorded by us which otherwise may not have been recorded based on rent paid by the tenant. We are not obligated to repay amounts funded under LRG’s.
Threshold Guarantees. Threshold guarantees (“TG”) are provided by third-party hotel and resort managers to us in order to guarantee a certain minimum return for each of the properties covered by the TG. Generally, each TG is available for a specific property or pool of properties generally for a specified period of time and/or specified aggregate value of guarantee. Funding under these guarantees is recorded as a reduction in operating expenses, a reduction in hotel and resort management fees or as a liability by us, depending upon the nature of each agreement and whether the funded amounts are required to be repaid by us.
Liquidity Facility Loans. Liquidity facility loans (“LFL”) are provided by third-party hotel and resort managers to us or our unconsolidated entities in order to guarantee a minimum distribution for each of the properties covered by the LFL. Funding under an LFL is recorded as a liability when the amounts funded may be required to be repaid.

Senior Loan Guarantees. Senior loan guarantees (“SLG”) are provided by third-party hotel and resort managers to us or our unconsolidated entities in order to guarantee the payment of senior debt service for each of the properties covered by the SLG. Funding under an SLG is recorded as a liability because the amounts funded may be required to be repaid in the future.
       The following table represents our amounts and utilization of credit enhancements (in thousands):

	Limited		Liquidity
	Rent	Threshold	Facility
	Guarantees	Guarantees	Loans
Amount available as of January 1, 2005	$18,487	$6,067	$5,203

New credit enhancements obtained	—	—	—
Utilization of credit enhancements	(1,243)	(2,839)	—
Expiration of credit enhancements	—	—	(1,249)

Amount available as of December 31, 2005	17,244	3,228	3,954

New credit enhancements obtained	—	50,000	—
Utilization of credit enhancements	(848)	(170)	(36)

Expiration of credit enhancements	—	—	—

Amount available as of March 31, 2006	$16,396	$53,058	$3,918

     The following table represents our unconsolidated entities’ amounts and utilization of credit enhancements (in thousands):

	Liquidity	Senior
	Facility	Loan
	Loans	Guarantees
Amount available as of January 1, 2005	$10,015	$15,000
New credit enhancements obtained	7,802	—
Utilization of credit enhancements	(3,316)	—
Expiration of credit enhancements	(6,135)	(15,000)
Amount available as of December 31, 2005	8,366

New credit enhancements obtained	—	—
Utilization of credit enhancements	(564)	—

Expiration of credit enhancements	—	—

Amount available as of March 31, 2006	$7,802	$—

     The following table represents the amounts that we had recorded as other liabilities in the accompanying consolidated balance sheets as of March 31, 2006 and December 31, 2005 (in thousands):

	March 31,	December 31,
	2006	2005
Threshold guarantees	$2,130	$2,055
Liquidity facility loan	—	—

	$2,130	$2,055

     The following table represents the amounts that our unconsolidated entities’ had recorded as liabilities related to credit enhancements as of March 31, 2006 and December 31, 2005 (in thousands):

	March 31,	December 31,
	2006	2005
Liquidity facility loan	$14,679	$13,759
Senior loan guarantees	—	—

	$14,679	$13,759

     As of March 31, 2006 and December 31, 2005, we had approximately $73.4 million and $24.4 million, respectively, available for funding under the various forms of credit enhancements. Our unconsolidated entities had approximately $7.8 million and $8.4 million, respectively, as of March 31, 2006 and December 31, 2005, available for funding.
Borrowing
     We have and will continue to borrow money to acquire assets and to manage working capital and to pay certain related fees. We have and intend in the future to encumber assets in connection with borrowing. Our ability to incur additional debt is dependent on a number of factors, including, but not limited to, our degree of leverage, the value of our assets (particularly those which are unencumbered, if any), access to secured or unsecured term loans or lines of credit, borrowing restrictions imposed by our existing lenders, as applicable, and the availability of debt from capital markets. All but one of our properties is currently collateralized under the terms of our various debt agreements. Based upon our internal property valuations and third-party appraisals for properties recently acquired, we believe the value of our properties exceeds the fair value of our debt and that if we so choose, we may be able to obtain limited amounts of additional loan proceeds by increasing leverage on certain existing properties through the refinancing of certain loans. We may also be able to borrow on an unsecured basis. In conjunction with our strategy to effectively manage our corporate capital structure, we have both reduced and favorably-refinanced existing indebtedness, as well as obtained new financing to enhance liquidity.
     Certain of our loan agreements contain net worth, leverage or debt service coverage ratio requirements. Violation of these covenants could potentially trigger penalties, including increased interest rates and cash management arrangements whereby the lenders or their designated loan servicers capture operating cash from the collateral properties and administer the payment of property taxes, insurance, debt service and expenditures for other obligations. Other covenants restrict our ability to borrow money, pay distributions on or repurchase all of our capital stock, make investments and sell assets or enter into mergers or acquisitions. We were in compliance with all of these covenants as of March 31, 2006.
     Our objectives and strategies with respect to long-term debt are to (i) minimize the amount of interest incurred on permanent financing while limiting the risk related to interest rate fluctuations through hedging activities, (ii) maintain the ability to partially finance growth and (iii) maintain the ability to refinance existing debt. For our mortgage notes that bear interest at fixed rates, changes in market interest rates during the term of such debt will not affect our operating results. Substantially all of our fixed rate debt arrangements allow for repayment earlier than the stated maturity date. These prepayment rights may afford us the opportunity to mitigate the risk of refinancing at maturity at higher rates by refinancing prior to maturity. All of our mortgage debt is recourse solely to specific assets except for fraud, misapplication of funds and other customary recourse provisions.
     We may borrow funds for the purpose of preserving our status as a REIT or for any other authorized corporate purpose. For example, we may borrow to the extent necessary to permit us to make distributions required in order to enable us to qualify as a REIT for federal income tax purposes; however, we will not borrow for the purpose of returning invested capital to the stockholders unless necessary to eliminate corporate level tax to us. Our aggregate borrowing, secured and unsecured, shall be reasonable in relation to our net assets and shall be reviewed by the Board of Directors at least quarterly. We have obtained a revolving credit facility from a bank for up to $200 million. In accordance with our Existing Charter, the maximum amount of borrowing in relation to net assets, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, shall not exceed 300 percent of net assets. Any excess in borrowing over such 300 percent level shall occur only with approval by a majority of the independent directors and will be disclosed and explained to stockholders in our first quarterly report prepared after such approval occurs.
     For additional information regarding our indebtedness, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
Litigation
     On August 16, 2004, a stockholder filed a complaint in the United States District Court for the Middle District of Florida (the “Class Action Lawsuit”) against, among others, us, the Advisor, certain affiliates of us and of the Advisor, and certain directors and officers, including Messrs. Seneff, Bourne, Hutchison, Griswold, McAllaster and Parsons (the “Defendant Directors”). The complaint asserted claims on behalf of two putative classes, those persons who purchased our shares during the class period pursuant to certain registration statements and those persons who received and were entitled to vote on the proxy statement, dated May 7, 2004, as amended. The complaint alleged violations of Sections 11, 12(a)(2) and 15 of the Securities Act of 1933, as amended (the “Securities Act”), and Section 14(a), including Rule 14a-9 thereunder, and Section 20(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), based upon, among other things, allegations that (i) the defendants used improper accounting practices to materially inflate our earnings to support the payment of distributions and bolster our share price, (ii) conflicts of interest and self-dealing by the defendants resulted in excessive fees being paid to the Advisor (including the acquisition fees related to the KSL Acquisition and the level of acquisition fees as compared to market rates), overpayment for certain properties which we acquired and the proposed Merger between us and the Advisor (based upon a valuation that allegedly contained unreasonable financial projections and assumptions), (iii) the proxy statement and certain registration statements and prospectuses contained materially false and misleading statements and (iv) the individual defendants and the Advisor breached certain of their fiduciary duties. The complaint sought, among other things, certification of the two putative classes, unspecified monetary damages, rescissory damages, to nullify various stockholder approvals obtained at the 2004 Annual Meeting of Stockholders, payment of reasonable attorneys’ fees and experts’ fees, and an injunction enjoining the proposed, but later postponed, underwritten offerings and listing until the Court approves certain actions, including the nomination and election of new independent directors and retention of a new financial advisor.
     In addition, on September 8, 2004, a second putative stockholder complaint was filed against us in the United States District Court for the Middle District of Florida containing allegations that were substantially similar to those contained in the stockholder lawsuit filed on August 16, 2004 described above. On November 10, 2004, the two complaints were consolidated. On December 21, 2004, the Court designated lead plaintiffs for each of the two putative classes. On December 23, 2004, the plaintiffs served a corrected, consolidated and amended complaint asserting substantially the same claims and allegations (the “Consolidated Amended Complaint”). On February 11, 2005, the defendants filed motions to dismiss the Consolidated Amended Complaint. On May 9, 2005, the Court dismissed all causes of action against our operating partnerships, CNL Hospitality Partners, L.P., and RFS Partnership, L.P., and against the Advisor, CFG, and other Advisor-related entities. The Court sustained the sufficiency of the pleading relating to the Sections 11, 12(a)(2), and 15 claims against us and the individual defendants, but instructed plaintiffs to re-plead to specifically identify in the particular registration statements the alleged misstatements or omissions attributable to each defendant. The Court deferred consideration of the Sections 14(a) and 20(a) claims in light of our April 8, 2005 disclosure relating to the possible amendment of the Original Merger Agreement (as defined in “Management’s Discussion and Analysis of Financial Conditions and Results of Operations”). Finally, the Court dismissed the breach of fiduciary duty claims finding they were derivative and that the plaintiffs had neither made the required demand on the defendants to assert the claims or properly pleaded the futility of making such demand. On May 31, 2005, plaintiffs filed a Consolidated First Amended Shareholder Complaint (the “First Amended Complaint”), which eliminated one of the named co-plaintiffs and certain previously named defendants, including CNL Hospitality Partners, L.P., RFS Partnership, L.P., CFG, CREG and Five Arrows, and added CNL Securities Corp. (“CSC”) as a defendant for alleged violations of Sections 12(a)(2) and 15 of the Securities Act and Section 14(a) of the Exchange Act. The First Amended Complaint continued to assert claims pursuant to Sections 11, 12(a)(2) and 15 of the Securities Act and Section 14(a), including Rule 14a-9 thereunder, and Section 20(a) of the Exchange Act. Further, the breach of fiduciary duty claim was expressly asserted as derivative.
     On July 22, 2005, we and the other defendants filed separate motions to dismiss the First Amended Complaint. Oral argument was heard by the Court on September 9, 2005. On September 9, 2005, after we informed the Court that the Advisor and the Special Committee, on behalf of us, were seeking to negotiate revised terms of the Original Merger (as defined in “Management’s Discussion and Analysis of Financial Conditions and Results of Operations”) and if an agreement could not be reached on revised terms, including an amount of consideration materially more favorable to us than previously proposed in the Original Merger, the Original Merger Agreement would be terminated, the Court dismissed without prejudice the Sections 14(a) and 20(a) claims as moot, and granted plaintiffs leave to amend its complaint, within thirty days, to add additional plaintiffs that had standing to assert certain Sections 11, 12(a)(2), and 15 claims, and instructed defendants to advise the Court, within thirty days thereafter, whether they have any additional defenses to raise in support of their motions to dismiss in light of any new plaintiffs. On September 13, 2005, the Court dismissed the derivative claims with prejudice finding that plaintiffs had failed to make a pre-suit demand or establish that such demand would have been futile. On September 20, 2005, the Court dismissed the claims asserted against CSC. On September 21, 2005, the Court denied the motion to dismiss the Advisor as a defendant in the complaint. On October 10, 2005, plaintiffs filed a Consolidated Second Amended Shareholder Complaint (the “Second Amended Complaint”), which added three additional named plaintiffs to assert Sections 11, 12(a)(2), and 15 claims against us and the individual defendants. On November 9, 2005, we moved to dismiss and strike the Second Amended Complaint.
     On December 16, 2005, the Court entered an order postponing resolution of the motion to dismiss and strike, pending settlement discussions among the parties. In connection with the settlement discussions, plaintiffs’ counsel requested, and we and the other defendants provided, more than 250,000 pages of documents with respect to the claims in the Class Action Lawsuit. On December 30, 2005, we and the Advisor entered into the Amended and Restated Renewal Agreement and the Payment Agreement, the effectiveness of which were not contingent upon settlement or the Merger. On February 6, 2006, we and the other defendants executed a non-binding Memorandum of Understanding (“MOU”), which sets forth the general terms of an agreement in principle for the settlement of the Class Action Lawsuit. The MOU assumed that a merger agreement would be executed in accordance with the term sheet, dated December 5, 2005. On March 13, 2006, plaintiffs’ counsel confirmed that they had completed the discovery that was conducted to verify the settlement was reasonable, and the parties informed the Court of the terms of the MOU and the parties’ intention for the settlement to be documented by a stipulation of settlement. On

March 16, 2006, the terms of the MOU and the settlement were approved by the Special Litigation Committee of the Board of Directors, which is comprised of the three non-defendant members of the Board of Directors.
     On April 3, 2006, after execution of the Amended Merger Agreement (as defined in “Management’s Discussion and Analysis of Financial Conditions and Results of Operations”), counsel for us, our Advisor, CSC, and certain of our current and former directors and officers, including Messrs. Seneff, Bourne, Hutchison, Griswold, McAllaster, Parsons, Adams, and Dustin, executed a stipulation of settlement (the “Stipulation”), consistent with the terms of the MOU, which sets forth the terms of an agreement for the settlement of the Class Action Lawsuit. Under the terms of the Stipulation, subject to Court approval, two settlement classes will be certified (i) a class of all persons who purchased or otherwise acquired our securities issued or offered pursuant to or by means of our registration statements and/or prospectuses between August 16, 2001 and August 16, 2004, inclusive (the “Purchaser Class”), and (ii) a class of all persons who were entitled to vote on the proposals presented in the proxy statement filed by us, dated June 21, 2004, as amended or supplemented by the additional proxy solicitation materials filed on July 7, July 8 and July 20, 2004 (the “Proxy Class”). We and the other defendants have denied and continue to deny liability or any act of negligence or misconduct, but in exchange for a release and resolution of the Class Action Lawsuit, we and the other defendants have agreed to settle the Class Action Lawsuit.
     Under the terms of the Stipulation, in connection with the Purchaser Class claims, we will pay a total of $35 million, consisting of $3.7 million to be paid by January 15, 2007, $15.65 million to be paid by January 15, 2008, and $15.65 million to be paid by January 15, 2009, which payments will be deposited into a settlement fund account to be administered by plaintiffs’ counsel. Plaintiffs’ counsel will seek a fee with respect to the Purchaser Class equal to 25 percent of all amounts paid into the settlement fund account, totaling approximately $8.75 million, plus expenses. The proceeds in the settlement fund, plus any applicable interest, less approved fees and expenses will be distributed to stockholders who are members of the Purchaser Class. In connection with the Proxy Class and derivative claims, we and the other defendants who were our directors during the negotiation and execution of the Amended Merger Agreement, the Amended and Restated Renewal Agreement, and the Payment Agreement (collectively, the “New Agreements”) have acknowledged that this Class Action Lawsuit was among the material factors taken into account in connection with the terms of the New Agreements. As required by the terms of the Stipulation, we also provided plaintiffs’ counsel with an opportunity to review and comment on the proxy statement pertaining to the proposed Merger and all related materials for the purposes of compliance with all applicable securities and corporate fiduciary laws, rules, and regulations. In addition, as a part of the settlement of the Class Action Lawsuit, we will adopt or maintain certain corporate governance measures, including (i) a mechanism for a committee of the Board of Directors comprised solely of three independent directors to review and approve any proposal by us to our stockholders to approve an amendment to the Existing Charter to extend the date specified in the Existing Charter by which we must commence an orderly liquidation (and that any final evaluation by the advisor to such directors be provided to plaintiffs’ counsel for review), and (ii) the maintenance of a committee of the Board of Directors, consisting solely of directors who do not have a financial interest in the transaction being considered, to review and approve all related-party transactions. Plaintiffs’ counsel will seek a fee and a portion of reimbursable expenses with respect to the Proxy Class and derivative claims in the amount of $5.5 million which we have agreed to pay as of part of the settlement.
     The Special Litigation Committee of the Board of Directors has determined that (i) the settlement is advisable and in our best interest and has approved the settlement and implementation of its terms, and (ii) under the indemnification agreements with the Defendant Directors and under the Amended Advisory Agreement, the Defendant Directors and the Advisor would be entitled to indemnification in connection with the Class Action Lawsuit and that we should not seek contribution or reimbursement of advanced expenses from these parties in connection with the Class Action Lawsuit.
     Under the terms of the Stipulation, the named plaintiffs in the Class Action Lawsuit and their legal counsel, Chimicles & Tikellis LLP, Labaton Sucharow & Rudoff LLP, and Wolf Haldenstein Adler Freeman and Herz LLP, have agreed to fully support stockholder approval of the Merger and the amendments to the Existing Charter as being fair and reasonable, and in the best interests of us and our stockholders.
     By Order, dated April 21, 2006, the Court preliminarily approved the fairness of the settlement of the Class Action Lawsuit for the limited purpose of permitting notice to be mailed to the classes of the proposed settlement and the fact that the Court will hold a hearing on July 26, 2006 to determine whether the proposed settlement should be considered by the Court as fair, reasonable and adequate, and to consider the fee and expense application of the plaintiffs’ attorneys.
     We accrued $34.2 million as of December 31, 2005, representing the present value of the total settlement estimate of $40.5 million, and recognized the related charge as an expense for litigation settlement in its statement of operations for the year ended December 31, 2005. During the quarter ended March 31, 2006, we recognized approximately $0.7 million in interest expense pertaining to the accrued liability.
     On March 13, 2006, we filed a lawsuit against Twin City Fire Insurance Company, Houston Casualty Company and Landmark American Insurance Company for declaratory judgment, breach of contract, attorneys’ fees and other relief (the “D&O Action”) under three Directors, Officers and Company liability insurance policies issued to us (collectively, the “Insurance Policies”) with stated aggregate limits of $30 million. Our D&O Action seeks, among other things, reimbursement of our costs incurred in connection with the Class Action Lawsuit, including defense costs, and payments contemplated by the Stipulation, to the fullest extent of the Insurance Policies and as otherwise permitted by law. There can be no assurance that we will prevail in the D&O Action.
     On August 26, 2002, Carmel Valley, LLC filed a lawsuit against one of our subsidiaries, RFS Partnership, LP and certain of its subsidiaries, in the Superior Court of the State of California, for the County of San Diego. In April 2004, the Court granted our motion for summary judgment and dismissed all claims against us. Carmel Valley appealed and in January 2006 the appellate court reversed the summary judgment ruling in our favor and remanded the matter back to the trial court. While we continue to dispute that Carmel Valley suffered any damages in this case, to avoid further litigation expenses and to finally resolve the matter, in May 2006, we reached an agreement with Carmel Valley to settle all of its claims against us for a non-material amount. In exchange for our payment, Carmel Valley will provide us with a full and complete release of all pending and possible claims related to this matter.
     Lawsuits (and related appeals), claims and other legal or regulatory proceedings have been or may be instituted or asserted against us pertaining to our operations, offerings, unrecognized preacquisition contingencies and in the ordinary course of our business activities. Although the results of existing claims or litigation (and related appeals) cannot be predicted with certainty, we believe that the disposition of matters that are pending or asserted will not have a material adverse effect on our financial position, results of operations or liquidity.
Sale of Properties and Mortgage Loans
     We may, to the extent consistent with our objective of qualifying as a REIT, reinvest in additional properties, mortgage loans or other permitted investments any proceeds of the sale of a property, a mortgage loan or other permitted investment that are not required to be distributed to stockholders in order to preserve our REIT status for federal income tax purposes. We may also use such proceeds to reduce our outstanding indebtedness. At or prior to December 31, 2007, we intend to provide our stockholders with liquidity of their investment, either in whole or in part, through the listing of our shares on a national securities exchange or over-the-counter market (although liquidity cannot be assured thereby) or by commencing the orderly sale of our assets. If listing occurs, we intend to use any net sales proceeds not required to be distributed to stockholders in order to preserve our status as a REIT, to reinvest in additional properties, mortgage loans and other permitted investments or to repay outstanding indebtedness. If listing does not occur by December 31, 2007, we thereafter will undertake an orderly liquidation and the sale of our assets and will distribute any net sales proceeds to stockholders.
Competition
     The hotel industry is characterized by intense competition. The operators of the hotels located on the properties will compete with independently owned hotels, hotels which are part of local or regional chains, and hotels in other well-known national chains, including those offering different types of accommodations. A number of our properties are located near competitors. The most frequent competitors include, but are not limited to, hotels not owned by us or that are branded under the following brands: Westin; JW Marriott; Four Seasons; Ritz Carlton; Hilton; Waldorf=Astoria; and other upper upscale independent brands. Our Properties compete with the hotels listed above based on items such as price and amenities. Some of our Properties are resorts and compete with local and regional resorts. Many successful hotel “pockets” have developed in areas of concentrated lodging demand, such as airports, urban office parks and resort areas where this gathering promotes credibility to the market as a lodging destination and accords the individual properties efficiencies such as area transportation, visibility and the promotion of other support amenities.
     We will be in competition with other persons and entities both to locate suitable properties to acquire and to locate purchasers for its properties. We also will compete with other financing sources such as banks, mortgage lenders, and sale/leaseback companies for suitable properties, tenants and mortgage loan borrowers.

SELECTED FINANCIAL DATA
     The following table sets forth certain financial information for us, and should be read in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial information commencing on page F-1 (amounts in thousands except per share data). Data for fiscal years 2002 and earlier has been restated to reflect the adoption of FIN 46R, “Consideration of Variable Interest Entities” (“FIN 46R”). In addition, each period presented reflects the reclassification of results of operations for the 39 properties sold, or identified as held for sale during 2005, from continuing operations. Share and per share amounts have been adjusted to give effect to the reverse stock split that occurred on August 2, 2004.

	Quarter Ended March 31,		Year Ended December 31,
	2006	2005	2005	2004	2003	2002	2001
Revenues	$405,979	$361,898	$1,348,514	$1,061,513	$448,097	$178,241	$68,619
(Loss) income from continuing operations	(10,649)	14,229	(58,087)	(112,959)	(16,445)	4,046	6,922
Income from discontinued operations, net of income taxes	130,413	(5,263)	64,987	25,846	22,438	11,764	12,406
Net income (loss)	119,764	8,966	6,900	(87,113)	5,993	15,810	19,328
Cash flows provided by operating activities	70,847	42,734	169,813	213,741	112,887	76,660	58,408
Cash flows (used in) provided by investing activities	(609,153)	(48,161)	525,207	(1,577,042)	(1,894,612)	(551,987)	(443,026)
Cash flows (used in) provided by financing activities	559,694	(25,858)	(714,684)	1,324,285	1,876,478	479,269	373,419
Cash distributions declared (1)	38,221	53,510	168,132	218,343	129,961	74,217	48,409
(Loss) income from continued operations per share (2):
Basic	(0.07)	0.09	(0.38)	(0.76)	(0.19)	0.08	0.21
Diluted	(0.07)	0.09	(0.38)	(0.76)	(0.19)	0.08	0.21

Income from discontinued operations per share (2):
Basic	0.85	(0.03)	0.43	0.17	0.26	0.24	0.39
Diluted	0.85	(0.03)	0.43	0.17	0.26	0.24	0.39
Earnings (loss) per share (2):
Basic	0.78	0.06	0.05	(0.59)	0.07	0.32	0.60
Diluted	0.78	0.06	0.05	(0.59)	0.07	0.32	0.60
Cash distributions declared per share (2)	0.25	0.35	1.10	1.49	1.55	1.55	1.54
Weighted average number of shares outstanding (2):
Basic	152,883	152,913	152,874	148,059	86,225	48,937	32,229
Diluted	152,883	152,913	152,874	148,059	86,225	48,937	32,229

Other data:
Funds from operations (3)	33,771	59,346	90,462	88,416	90,594	59,475	41,871
EBITDA from continuing operations(4)	88,585	104,932	314,298	213,458	104,975	53,428	38,272

	March 31,	December 31,
	2006	2005	2004	2003	2002	2001
Number of hotels and resorts:
Consolidated-TRS Leases	86	85	123	108	40	26
Consolidated -triple-net leases	6	6	6	19	12	12
Unconsolidated	2	2	3	3	3	1

Total	94	93	132	130	55	39

Total assets	$6,031,517	$5,688,782	$6,317,045	$3,876,978	$1,565,432	$1,147,676
Mortgages payable	3,222,394	2,599,454	2,878,583	1,255,650	434,302	298,520
Total stockholders’ equity	2,144,047	2,061,373	2,209,955	1,940,741	1,014,323	637,876

(1)	Cash distributions, which are included as a component of cash flows from financing activities, are declared by our Board of Directors and are paid quarterly. They are generally based on various factors, including cash flow from operations.

(2)	Historical share and per share amounts have been adjusted to give effect to the 1 for 2 reverse stock split, which was approved by our stockholders and effected on August 2, 2004 (the “Reverse Split”)

(3)	Funds From Operations
We consider funds from operations or, FFO (and FFO per diluted share), to be an indicative measure of operating performance due to the significant effect of depreciation of real estate assets on net income or loss. We calculate FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income or loss determined in accordance with Generally Accepted Accounting Principles (“GAAP”), excluding gains or losses from sales of property plus depreciation and amortization (excluding amortization of deferred financing costs) of real estate assets, and after adjustments for the portion of these items related to our unconsolidated partnerships and joint ventures.
In calculating FFO, net income or loss is determined in accordance with GAAP and includes the noncash effect of scheduled rent increases throughout the lease terms. This effect is a GAAP convention requiring real estate companies to report rental revenue based on the average rent per year over the life of the leases. We believe that by excluding the effect of depreciation, amortization, and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and between other equity REITs. We also believe FFO captures trends in occupancy rates, rental rates and operating costs. FFO was developed by NAREIT as a relative measure of performance and liquidity of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP, which assumes that the value of real estate diminishes predictably and/or ratably over time. In addition, we believe FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of equity REITs, particularly those competing in the lodging industry. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net income or loss), (ii) is not necessarily indicative of cash flow available to fund cash needs and (iii) should not be considered as an alternative to net income or loss determined in accordance with GAAP as an indication of our operating performance. FFO, as presented, may not be comparable to similarly-titled measures reported by other equity REITs. Accordingly, we believe that in order to facilitate a clear understanding of our consolidated historical operating results, FFO should be considered only as supplemental information and only in conjunction with our net income or loss as reported in the accompanying consolidated financial statements and notes thereto.
     The following is a reconciliation of net income or loss to FFO and FFO per share for the quarters ended March 31, 2006 and 2005, and the years ended December 31, 2005, 2004, 2003, 2002 and 2001 (in thousands, except per share data):

	Quarters Ended March 31,		Year Ended December 31,
	2006(a)	2005(b)	2005(c)(d)(e)	2004(c)(f)	2003	2002	2001
Net income (loss)	$119,764	$8,966	$6,900	$(87,113)	$5,993	$15,810	$19,328
Adjustments:

Effect of depreciation of real estate assets of unconsolidated entities	2,138	3,548	12,682	14,223	14,117	6,496	1,499

Effect of depreciation of real estate assets of minority interests	(2,556)	(3,153)	(12,408)	(12,263)	(6,230)	(2,624)	(774)
Depreciation of real estate assets	48,144	50,645	197,043	174,214	76,714	36,217	21,818
Gain on sale of real estate assets	(133,719)	(660)	(113,755)	(645)	—	—	—
Effect of assumption of liabilities	—	—	—	—	—	3,576	—

FFO	$33,771	$59,346	$90,462	$88,416	$90,594	$59,475	$41,871

FFO per share – basic and diluted	$0.22	$0.39	$0.59	$0.60	$1.05	$1.22	$1.30

Weighted average shares:
Basic (g)	152,883	152,913	152,874	148,059	86,225	48,937	32,229

Diluted (g)	152,883	152,913	152,874	148,059	86,225	48,937	32,229

(a)	Results of operations for the three months ended March 31, 2006 do not include $3.5 million in net membership cash flows and include $29.1 million of loss on extinguishment of debt and $2.4 million of transaction costs.

(b)	Results of operations for the three months ended March 31, 2005 do not include $3.8 million in net membership cash flows and include $4.2 million of loss on extinguishment of debt.

(c)	Results of operations and therefore FFO for the years ended December 31, 2005 and 2004, do not include $15.6 million and $16.6 million, respectively, in net membership cash flows.

(d)	FFO for the year ended December 31, 2005, does not exclude the following revenue and expenses:
•	Litigation settlement of $34.2 million;

•	Loss of $23.6 million from the extinguishment of debt, including our share of the loss from the extinguishment of debt related to unconsolidated entities of $7.9 million;

•	Transaction costs of $5.4 million related primarily to the expensing of costs related to the activities in connection with our pursuit of a Merger with the Advisor; and

•	Loss of $1.1 million on the termination of hedges.
(e)	Gain on sale of real estate assets includes a $46.4 million gain recognized in connection with the sale of the Waikiki Beach Marriott Resort (the “WBR Property”).
(f)	FFO for the year ended December 31, 2004, does not exclude the following revenue and expenses:
•	Gain of $9.3 million from the sale of common stock;

•	Loss of $17.9 million from the extinguishment of debt;

•	Transactions costs of $11.5 million related to the write-off of capitalized costs related to the postponed underwritten offering of additional shares of our common stock and acquisitions that we are no longer pursuing; and

•	Gain of $3.5 million on the termination of hedges.
(g)	All share and per share amounts reflect the effect of the Reverse Split.

(4)	EBITDA from continuing operations
Earnings from continuing operations before interest expense, income taxes, depreciation and amortization or, EBITDA, is defined as income (losses) from continuing operations excluding: (i) interest expense, (ii) income tax benefit or expense; and (iii) depreciation and amortization. We believe EBITDA is useful to us and to an investor as a supplemental measure in evaluating our financial performance because it excludes expenses that we believe may not be indicative of our operating performance. By excluding interest expense, EBITDA measures our financial performance regardless of how we finance our operations and our capital structure. By excluding depreciation and amortization expense, which can vary by property based on factors unrelated to hotel and resort performance, we and our investors can more accurately assess the financial operating performance of our hotels and resorts. Our management also uses EBITDA as one measure in determining the value of property acquisitions and dispositions. In addition, we believe EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of equity REITs, particularly in the lodging industry. However, because EBITDA is calculated before recurring cash charges such as interest expense and taxes and is not adjusted for capital expenditures or other recurring cash requirements of our business, it does not reflect the amount of capital needed to maintain our properties, nor does it reflect trends in interest costs due to interest rate changes or increased borrowings and the related impact on our costs to service variable indebtedness. EBITDA should be considered only as a supplement to net income or loss (computed in accordance with GAAP), as a measure of our operating performance. Other equity REITs may calculate EBITDA differently than we do and, accordingly, our calculation of EBITDA may not be comparable to such other REITs’ EBITDA.
     The following is a reconciliation of income or loss from continuing operations to EBITDA, as defined above, for the quarters ended March 31, 2006 and 2005, and the years ended December 31, 2005, 2004, 2003, 2002, and 2001 (in thousands):

	Quarters Ended March 31,		Year Ended December 31,
	2006(a)	2005(b)	2005(c)(d)	2004(c)(e)	2003	2002	2001
(Loss) income from continuing operations	$(10,649)	$14,229	$(58,087)	$(112,959)	$(16,445)	$4,046	$6,922
Adjustments:
Interest and loan cost amortization	49,206	44,645	192,355	153,103	59,056	21,867	16,098
Income tax expense (benefit)	(404)	1,210	(2,965)	27,442	262	—	—
Depreciation and amortization	50,432	44,848	182,995	145,872	62,102	27,515	15,252

EBITDA from continuing operations	$88,585	$104,932	$314,928	$213,458	$104,975	$53,428	$38,272

(a)	Results of operations for the three months ended March 31, 2006 do not include $3.5 million in net membership cash flows and include $29.1 million of loss on extinguishment of debt and $2.4 million of transaction costs.

(b)	Results of operations for the three months ended March 31, 2005 do not include $3.8 million in net membership cash flows and include $4.2 million of loss on extinguishment of debt.

(c)	Results of operations and therefore EBITDA for the years ended December 31, 2005 and 2004, do not include $15.6 million and $16.6 million, respectively, in net cash flows received for member deposits.

(d)	EBITDA for the year ended December 31, 2005, does not exclude the following revenue and expenses:
(i)	Litigation settlement of $34.2 million;

(ii)	Loss of $1.1 million on the termination of hedges;

(iii)	Transaction costs of $5.4 million related primarily to the expensing of costs related to the activities in connection with our pursuit of the Merger with the Advisor;

(iv)	Loss of $2.2 million from the extinguishment of debt; and

(v)	Equity in earnings of unconsolidated entities of $32.8 million and our interest in income of minority interests of $5.5 million.
(e)	EBITDA for the year ended December 31, 2004, does not exclude the following revenues and expenses:
(i)	Gain of $9.3 million from the sale of common stock;

(ii)	Loss of $17.9 million form the extinguishment of debt;

(iii)	Transaction costs of $11.5 million related to the write-off of capitalized costs related to the postponed underwritten offering of additional shares of common stock and acquisitions that we are no longer pursuing;

(iv)	Equity in losses of unconsolidated entities of $18.5 million and our interest in income of minority interests of $3.3 million; and

(v)	Gain of $3.5 million on the termination of hedges.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
     The following discussion should be read in conjunction with the accompanying condensed consolidated financial statements and the notes thereto.
     This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding our near-term objectives and long-term strategies, the ability to sustain or pay distributions, the expected closing of certain transactions (including the proposed Merger), expectations of short-term and long-term liquidity requirements and needs, the future impact of Hurricane Katrina, future stock redemptions, stock issuances under the Reinvestment Plan and other statements that are not historical facts, and/or statements containing words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “target(s),” “project(s),” “will,” “believe(s),” “may,” “would,” “seek(s),” “estimate(s)” and similar expressions. These statements are based on management’s current expectations, beliefs and assumptions and are subject to a number of known and unknown risks, uncertainties and other factors that could lead to actual results materially different from those described in the forward-looking statements. We can give no assurance that our expectations will be attained. Factors that could adversely affect our operations and prospects or which could cause actual results to differ materially from our expectations and from the results described in the forward-looking statements include, but are not limited to: changes in local and national real estate market conditions and general economic conditions, including extended U.S. military combat operations abroad and the potential for terrorist attacks and the occurrence or perceived likelihood of the occurrence of certain contagious diseases or pandemics such as “SARS” or “Bird Flu” that could affect occupancy rates at our hotel and resort properties and the demand for hotel products and services; availability of capital from short-term borrowings; availability of proceeds from future equity offerings; our ability to obtain additional long-term financing on satisfactory terms; our ability to continue to identify suitable investments; our ability to consummate the transactions contemplated under existing and future agreements; failure of closing conditions to be satisfied and/or secure certain third-party consents in connection with certain transactions (including the proposed Merger); a change in our planned use of proceeds; changes in the post closing adjustments, pro-rations and costs in connection with our recently completed dispositions and acquisitions; changes in the structure of pending transactions; the outcome of certain litigation; whether the Merger with the Advisor is consummated; availability of credit enhancements; the presence of environmental contaminants at our properties; the ultimate cost of renovations and improvements; the inability to acquire properties that meet our investment objectives; our continued ability to finance acquired properties in the asset-backed securities markets; our ability to continue to qualify as a real estate investment trust (“REIT”) and to make payments which are necessary, including distributions, to maintain such status; our ability to continue to negotiate third-party management agreements; changes in interest rates and financial and capital markets; legislative or regulatory changes, including changes to laws governing the taxation of REITs; and changes in generally accepted accounting principles, policies and guidelines and/or their application to us; changes in our business or strategic objectives; stockholders electing to participate in the Reinvestment Plan; requirements relating to the offering of equity securities and such other risk factors as may be discussed herein and in other reports on file or subsequently filed with the Securities Exchange Commission (“SEC”). Such forward-looking statements speak only as of the date of this prospectus. We expressly disclaim any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.
     One of the ways in which Smith Travel Research (“STR”), a leading lodging industry information and data provider, categorizes hotels is by chain scale classifications based primarily on the actual and system-wide average room rates of the major hotel chains, with independent hotels calculated as a separate category. These chain scale classifications are as follows: luxury; upper upscale; upscale; midscale with food and beverage; midscale without food and beverage; economy; and independents. Throughout this section, we use the STR chain scale classification categorization of hotels when describing our properties and the lodging industry as a whole, except that we do not distinguish between midscale hotels with and without food and beverage.
Overview
     We are a leading owner of distinctive luxury and upper upscale hotels and resorts. As of March 31, 2006, our portfolio included ownership interests in 94 hotels and resorts in 30 states, the District of Columbia and Canada, comprising approximately 26,000 rooms, and is diversified by geography and brand affiliation. As of March 31, 2006, we owned 21 of our properties through interests in 9 partnerships with various third parties. We lease 88 of those properties to taxable REIT subsidiary (“TRS”) entities (including TRS entities owned through partnerships), with management performed by third-party management companies, and we lease six properties to unaffiliated third-party operators on a triple-net basis. These properties generally consist of land, buildings and equipment. Our hotels and resorts are operated under 21 nationally recognized hotel brands, including the Marriott, Hilton and Hyatt families of brands. We own some of the country’s most distinctive luxury resorts, including the Grand Wailea Resort Hotel & Spa, the La Quinta Resort & Club, and the Arizona Biltmore Resort & Spa, each designated as a Waldorf=Astoria Collection property. In early 2006, we acquired the Grande Lakes Orlando resort, which includes a Ritz-Carlton and a JW Marriott. In addition to our luxury properties, we own interests in a number of upper upscale hotels in significant urban markets, such as Hilton hotels in Washington, D.C. and San Diego, Marriott hotels in Seattle and Baltimore, and Hyatt hotels in Miami, Detroit and Montreal. Because of their advantageous locations, reputations and/or amenities, we believe that many of these hotels and resorts benefit from high barriers to entry in their respective markets.
Strategy
     Our strategy is to own, and develop primarily luxury and upper upscale hotels and resorts. We intend to continue to selectively acquire luxury and upper upscale assets which we believe offer high value potential and in doing so we may recycle our invested capital through opportunistic property sales. We focus on the luxury and upper upscale industry classifications because we believe that, due to their advantageous locations, reputations and/or amenities, properties in these industry classifications present relatively high barriers to entry and benefit from multiple demand generators. We also believe these types of hotels and resorts currently offer better risk-adjusted returns than hotels and resorts in other lodging industry classifications. Moreover, the management-intensive nature of luxury and upper upscale hotels and resorts provides our experienced asset management team with the opportunity to enhance value and maximize operating results at our properties by monitoring performance and suggesting practical and creative strategies for creating greater revenue flow and controlling expenses to our third-party management companies.
     On April 3, 2006, we entered into an amended and restated agreement and plan of merger with our Advisor, CNL Hospitality Corp. (the “Merger”) (For additional information on the Merger see the section under “Commitments and Contingencies—The Advisor Merger and Other Matters.”). We believe the proposed Merger with our Advisor, to become an integrated self-administered REIT, will better position us for future growth. We believe that the internalization of the Advisor and continued stabilization of our portfolio will enhance our ability to successfully complete a listing of our shares on a national exchange or over-the-counter market, which we refer to as a listing. Since the determination as to the appropriate time to proceed with a listing is primarily driven by market demand and conditions, it is our intent to position ourselves to respond to market conditions. We may undertake an underwritten offering and/or a listing at any time after consummation of the Merger. It is our present intention to complete a listing prior to December 31, 2007.
Results of Operations
     Factors Affecting Comparability
     There are certain factors, primarily due to the following events, that may affect the comparability of our results of operations for the three months ended March 31, 2006, as applicable, to the three months ended March 31, 2005, and to future quarters and our financial position as of March 31, 2006 relative to December 31, 2005.
     On June 17, 2005, we completed the sale of 30 non-strategic properties, to Ashford Hospitality Limited Partnership, an affiliate of Ashford Hospitality Trust, Inc. (NYSE: AHT) (the “Ashford Sale”), for total gross proceeds of $465.0 million, resulting in a net gain of approximately $41.5 million, net of a loss on extinguishment of debt of $7.7 million. Comparability will be affected by the sale of these properties. Accordingly, results for the three months ended March 31, 2006, may not be comparable to prior year results for the same period.
     On September 1, 2005, we completed the sale of the five non-strategic properties to Pyramid Hotel Opportunity Venture LLC (the “Pyramid Sale”), for total gross proceeds of $109 million, resulting in a net gain of approximately $3.0 million, net of a loss on extinguishment of debt of $2.3 million and closing and related transaction expenses. Comparability will be affected by the sale of these properties. Accordingly, results for the three months ended March 31, 2006, may not be comparable to prior year results for the same period.
     On November 7, 2005, WB Resort Partners, a partnership in which we hold a 49 percent interest, completed the sale of the Waikiki Beach Marriott Resort to an affiliate of Whitehall Street Global Real Estate Limited Partnership 2005, which is an affiliate of Goldman Sachs (the “WBR Sale”), for a purchase price of $279 million, subject to closing proration adjustments as provided in the sale agreement. Accordingly, results for the three months ended March 31, 2006, may not be comparable to prior year results for the same period.
     On January 9, 2006, we, through certain of our affiliates, completed the sale of our interest in the Hotel del Coronado (the “Del Sale”). Our interest in the property was sold to KSL Recreation Holdings I, LLC and KSL Recreation Management Operations, LLC (collectively, the “Purchaser”), affiliates of KSL DC Operating LLC and Kohlberg Kravis Roberts & Co. As a result of the Del Sale and related transactions, net proceeds to us were approximately $167 million with a net gain of approximately $133.7 million. The Del Sale was completed pursuant to the terms of the Purchase and Sale Agreement, dated October 31, 2005, between certain of our affiliates and the Purchaser. Comparability will be affected by the sale of our interest in this partnership. Accordingly, results for the three months ended March 31, 2006 may not be indicative of results in future quarters.
     On January 9, 2006, we obtained a new $1.525 billion loan (the “New CMBS Loan”) from an affiliate of Deutsche Bank Securities Inc., with a maturity date of February 1, 2011. Approximately $1.5 billion of the proceeds from the New CMBS Loan were used to pay off our prior $1.5 billion CMBS loan (the “Prior CMBS Loan”) which had an initial maturity of September 1, 2007. The remaining proceeds were used to pay expenses related to the early extinguishment of the Prior CMBS Loan, including $8.2 million of prepayment penalties, and the closing of the New CMBS Loan. In addition, in connection with paying off the Prior CMBS Loan we wrote off $20.9 million of unamortized loan costs. Accordingly, results for the three months ended March 31, 2006 may not be indicative of results in future quarters.
     On February 24, 2006, we completed the acquisition of the Grande Lakes Orlando resort, comprised of a 584-room Ritz-Carlton, a 998-room JW Marriott, a 40,000-square foot spa and an 18-hole Greg Norman-designed championship golf course (collectively the “GL Resort”) (the “GL Purchase”). The GL Resort was acquired from THI III GL Investments L.L.C. for a purchase price of approximately $753 million. The GL Purchase was completed pursuant to the terms of the Purchase and Sale Agreement, dated December 28, 2005 (as amended on December 30, 2005). Comparability will be affected by the acquisition of the Resort. Accordingly, results for the three months ended March 31, 2006 may not be indicative of results in future quarters.
     In addition to the transactions referenced above, the comparability of our results is impacted generally by seasonality for reasons which include, but are not limited to, the dates upon which certain holidays occur, the seasonal weather, for example in desert locations, or the impact of the occurrence of weather related events.
Comparison of the three months ended March 31, 2006 to the three months ended March 31, 2005
Hotel and Resort Revenues

	Three Months Ended March 31,
	2006	2005	Change		% Change
	(amounts in thousands)
Hotel and resort revenues
Room	$234,168	$205,515	$28,653		13.9%
Food and beverage	108,504	96,133	12,371		12.9
Other hotel and resort operating departments	59,675	56,690	2,985		5.3

Hotel and resort revenues	402,347	358,338	44,009		12.3
Hotel and resort expenses	271,322	240,683	30,639		12.7

Gross margin	$131,025	$117,655	$13,370		11.4

Gross margin percentage	32.6%	32.8%	(0.2	) ppt	(0.6)%

     As of March 31, 2006 and 2005, we owned interests in 86 and 82 consolidated operating properties leased to our TRS entities, respectively, excluding one property sold during the first quarter of 2006, and 38 properties sold during 2005. Hotel and resort revenues, including room, food and beverage and other operating departments for the three months ended March 31, 2006, were $402.3 million, as compared to $358.3 million for the same period in 2005, an increase of $44.0 million or 12.3 percent. The increase was due to year-over-year improvements at our existing properties, net of properties sold, driven by increases in room rates and hotel occupancy levels as well as food and beverage revenues.
     Our gross margin percentage (which excludes depreciation and amortization) for all properties for the three months ended March 31, 2006, as compared to the same period in 2005, decreased slightly to 32.6 percent as compared to 32.8 percent. The relatively flat gross margin as a percentage of revenue was due to the growth in hotel and resort revenues being offset by increases in expenses related primarily to property operations, including utilities, insurance costs, and management fees, including incentive management fees paid to our third-party management companies.
     Other Revenues
     For the three months ended March 31, 2006 and 2005, revenues generated from rental income from operating leases remained comparable at $3.2 million.
     During the three months ended March 31, 2006 and 2005, other income remained comparable at $0.4 million.
Hotel and Resort Expenses

	Three Months Ended March 31,
		2006 % of		2005 % of
		Hotel and		Hotel and
	2006	Resort Revenue	2005	Resort Revenue
	(amounts in thousands)
Hotel and Resort Expenses:
Room	$50,287	12.5%	$46,386	12.9%
Food and beverage	69,104	17.2	61,978	17.3
Other hotel and resort operating departments	33,208	8.2	31,124	8.7
Property operations	67,324	16.7	57,647	16.1
Repairs and maintenance	15,098	3.8	13,199	3.7
Hotel and resort management fees	14,266	3.5	10,510	2.9
Sales and marketing	22,035	5.5	19,839	5.6

Total hotel and resort expenses	$271,322	67.4%	$240,683	67.2%

     During the three months ended March 31, 2006, hotel and resort expenses increased by $30.6 million, or 12.7 percent, to $271.3 million, as compared to hotel and resort expenses of $240.7 million for the three months ended March 31, 2005. As a percentage of hotel and resort revenues, year-over-year results remained comparable.
     Other Income and Expenses
     Interest income increased 234.4 percent to $1.7 million for the three months ended March 31, 2006 from $0.5 million for the same prior year period. The increase was primarily due to an increase in the average cash invested during the current year period as compared to the prior year period.
     Interest expense and loan cost amortization increased to $49.2 million for the three months ended March 31, 2006 from $44.6 million for the same prior year period. The increase was primarily due to increased borrowings related to the GL Purchase and approximately $0.7 million of interest expense recorded in connection with the contingent liability relating to the class action litigation. For additional information see the section under “Commitments and Contingencies.”

     Depreciation and amortization expense increased $5.6 million during the three months ended March 31, 2006, as compared to the same prior year period due to the increase in depreciable assets in connection with the GL Purchase offset by the assets sold in the Del Sale.
     Asset management fees, reflecting the component of the Payment Agreement attributed to asset management fees and treated as a prepaid asset as of December 31, 2005, decreased $0.9 million during the three months ended March 31, 2006, as compared to the same prior year period.
     State and local taxes increased $0.1 million for the three months ended March 31, 2006, as compared to the same prior year period.
     During the three months ended March 31, 2006 and 2005, we did not record any credit enhancement funding expense reductions; however, we did record base management fee waivers of $0.2 million and $0.1 million, respectively. These credit enhancements in the form of guarantees were provided to us by third-party hotel and resort managers pursuant to the contractual arrangements with these managers and represent their guarantee of a minimum return to us relative to the applicable property or pool of properties. As of March 31, 2006, many of our credit enhancements were fully utilized or expired. To the extent that the remaining credit enhancements are fully utilized or expire, and the markets and/or performance of certain of our properties do not improve or continue to improve, our results of operations, our cash flows and our ability to make distributions to stockholders may be adversely affected. As of March 31, 2006, we had a total of $81.2 million available for funding under our remaining credit enhancements ($7.8 million of which relates to our unconsolidated entities). There is no assurance that we will continue to be able to obtain additional credit enhancements in the future or that we will receive funding under the credit enhancements currently available.
     During the three months ended March 31, 2006, general and administrative expenses increased to $6.2 million, as compared to $4.5 million for the same period in 2005, an increase of $1.7 million or 38.0 percent. The increase was primarily due to increased legal costs incurred in connection with the Class Action Lawsuit. For additional information on the Class Action Lawsuit, please see the section under “Commitments and Contingencies.” As a percentage of total revenues, general and administrative expense was 1.5 percent and 1.2 percent for the three months ended March 31, 2006 and 2005, respectively.
     Transaction Costs
     During the three months ended March 31, 2006, we wrote off transaction costs of $2.4 million related to the proposed Merger between us and the Advisor.
     Extinguishment of Debt
     During the three months ended March 31, 2006, we recorded a $29.1 million loss on extinguishment of debt as a result of the write off of $20.9 million in unamortized loan costs and $8.2 million of prepayment penalties incurred in connection with the refinancing of our $1.5 billion CMBS loan.
     Equity in Earnings (Losses) of Unconsolidated Entities
     Equity in earnings (losses) from unconsolidated entities increased to $1.2 million of income from a loss of $0.5 million for the three months ended March 31, 2006. Generally, the operating results in the three months ended March 31, 2006 of our two unconsolidated entities that each own a property have improved versus the same period in 2005 due to gains in market share and as a result of the overall improvement in the lodging industry. The results in the three months ended March 31, 2006 do not include WB Resort Partners, LP because the entity sold all of its interest in the Waikiki Beach Marriott Resort in November 2005.

     The following presents our changes in losses from unconsolidated entities for the three months ended March 31, 2006 and 2005 (in thousands):

			Increase
			(decrease)
Entity	2006	2005	in earnings
WB Resort Partners, LP	$––	$(1,047)	$1,047
Desert Ridge Resort Partners, LLC	1,655	1,099	556
CY-SF Hotel Parent, LP	(426)	(555)	129
Other Joint Ventures	17	11	6

Total	$1,246	$(492)	1,738

     Minority Interests
     Minority interests in income of consolidated partnerships for the three months ended March 31, 2006 were $2.7 million, as compared to $2.4 million for the three months ended March 31, 2005. The changes are primarily due to fluctuations in the net income of certain consolidated partnerships.
     Income Taxes
     We recorded income tax benefit from continuing operations of $0.4 million and income tax expense of $1.2 million during the three months ended March 31, 2006 and 2005, respectively, and income tax expense of $0.9 million and income tax benefit of $0.8 million from discontinued operations during the three months ended March 31, 2006 and 2005, respectively, as a result of the TRS operations of certain of our properties. The expense recorded in continuing and discontinued operations for the three months ended March 31, 2006, were due to taxable income being realized at certain TRS subsidiaries. Valuation allowances are recorded for the majority of the deferred tax assets of substantially all of our TRS entities because these TRS entities do not have sufficient historical earnings on which to base an estimate of potential future benefit.
     Discontinued Operations
     On January 9, 2006, we, through certain of our affiliates, completed the Del Sale. The results of operations for this property have been classified as discontinued operations in the accompanying consolidated statements of operations for the three months ended March 31, 2006 and 2005.
     In addition, the results of operations for the 38 properties we sold during 2005 have been classified as discontinued operations in the accompanying consolidated statements of operations for the three months ended March 31, 2005.
     Results from discontinued operations were as follows (in thousands):

	Three Months
	Ended March 31,
	2006	2005
Revenues	$2,426	$66,983
Expenses	(1,878)	(57,701)
Interest and loan cost amortization	(583)	(12,251)

Income from discontinued operations	(35)	(2,969)
Gain on sale of assets	133,719	470
Gain on hedge termination	945	––
Loss on extinguishment of debt	(4,296)	(4,206)
Minority interest	1,014	661
Income tax (expense) benefit	(934)	781

	$130,413	$(5,263)

     In accordance with FAS 144, we do not depreciate properties classified as real estate held for sale.
     Earnings Per Share
     Earnings per share for the three months ended March 31, 2006 increased $0.72 from earnings per share of $0.06 for the three months ended March 31, 2005 to earnings per share of $0.78. The increase was primarily due to a gain of approximately $133.7 million from sale Del Sale, which increased earnings per share by $0.87, offset by a loss on extinguishment of debt of $29.1 million, incurred in connection with the refinancing of our CMBS loan, which reduced earnings per share by $0.19 per share.
Comparison of year ended December 31, 2005 with the year ended December 31, 2004
Hotel and Resort Revenues

	Year Ended December 31,
	2005	2004	Change		%Change
	(amounts in thousands)
Hotel and Resort Revenues
Room	$795,447	$630,857	$164,590		26.1%
Food and beverage	343,121	263,517	79,604		30.
Other hotel and resort operating departments	190,683	138,891	51,792		37.3

Hotel and Resort Revenues	1,329,251	1,033,265	295,986		28.6
Hotel and Resort Expenses	963,972	778,093	185,879		23.9

Gross margin	$365,279	$255,172	$110,107		43.2

Gross margin percentage	27.5%	24.7%	2.8	ppt	11.3
     As of December 31, 2005 and 2004, we owned interests in 84 and 82 consolidated operating properties leased to our TRS entities, respectively, excluding one property and 39 properties, respectively, held for sale. Hotel and resort revenues, including room, food and beverage and other operating departments for the year ended December 31, 2005, were $1.3 billion, as compared to $1.0 billion for the same period in 2004, an increase of $0.3 billion or 28.6 percent. Approximately $181 million of the total increase was from five luxury resort and upper upscale properties acquired on April 2, 2004, and the Renaissance Tampa Hotel International Plaza located in Tampa, Florida, which opened in August 11, 2004. These six properties, which were not owned during the first three months of 2004, generally perform best during the first three months of each year due to seasonality at these locations. Approximately $28 million of the total increase was from three properties in which leases with third-party tenants were assumed by us in December 2004. Since the date of these assumptions, hotel revenues and expenses from these properties have been reflected in our consolidated results of operations in lieu of the rental income which had historically been recognized. The remainder of the increase, approximately $87 million, was from year-over-year improvements at our existing properties, driven primarily by increases in room rates and hotel occupancy levels.
     Our gross margin percentage (which excludes depreciation and amortization) for all properties for the year ended December 31, 2005, as compared to the same period in 2004, increased 2.8 percentage points, or 11.3 percent, from 24.7 percent to 27.5 percent. This improvement was primarily the result of the addition of five luxury resort and upper upscale properties acquired on April 2, 2004, which generally have higher profit margins than most of our existing properties and an increase in the ADR for our Comparable Properties (as defined in “Hotel Operating Statistics” below), as compared to the same period in the prior year. In addition, our margins benefited from the growth in our revenues derived from the increase in ADR which generally do not result in corresponding increases in costs. For the year ended December 31, 2005, ADR for our consolidated properties grew 12.0 percent.
     Other Revenues
     For the year ended December 31, 2005, revenues generated from rental income from operating leases was $16.7 million, as compared to $24.7 million for the same period in 2004, a decrease of $8.0 million or 32.1 percent. The decrease during the year ended December 31, 2005 was due primarily to a reduction in rental income from three properties in which leases with third-party tenants were assumed by us during 2004, as discussed above.

     During the years ended December 31, 2005 and 2004, other income was $2.5 million and $3.6 million, respectively. The decrease, during the year ended December 31, 2005 as compared to the same period in 2004, was due to a decrease in furniture, fixtures and equipment reserve income.
     Hotel and Resort Expenses

	Year Ended December 31,
		2005 % of		2004 % of
		Hotel and		Hotel and
		Resort		Resort
	2005	Revenues	2004	Revenues
	(amounts in thousands)
Hotel and Resort Expenses:
Room	$188,970	14.2%	$153,132	14.8%
Food and beverage	234,588	17.7	191,203	18.5
Other hotel and resort operating departments	116,026	8.7	88,091	8.5
Property operations	246,207	18.5	206,353	20.0
Repairs and maintenance	57,147	4.3	46,365	4.5
Hotel and resort management fees	40,282	3.0	26,047	2.5
Sales and marketing	80,752	6.1	66,902	6.5

Total hotel and resort expenses	$963,972	72.5%	$778,093	75.3%

     During the year ended December 31, 2005, total hotel and resort expenses increased by $185.9 million, or 23.8 percent, to $964.0 million, as compared to total hotel and resort expenses of $778.1 million for the year ended December 31, 2004. Approximately $142 million of the total increase was from five luxury resort and upper upscale properties acquired on April 2, 2004, and the Renaissance Tampa Hotel International Plaza located in Tampa, Florida, which opened on August 11, 2004. Approximately $34 million of the total increase was from three properties in which leases with third-party tenants were assumed by us in December 2004. Since the date of these assumptions, hotel revenues and expenses from these properties have been reflected in our consolidated results of operations in lieu of the rental income which had historically been recognized. The remainder of the increase, approximately $10 million, was from year-over-year increases in operating expenses at our existing properties, which generally increase when hotel occupancy levels increase due to increases in variable costs.
     Other Income and Expenses
     During the years ended December 31, 2005 and 2004, interest income was $4.1 million and $2.5 million, respectively. The increase, during the year ended December 31, 2005 as compared to the same period in 2004, was due to an increase in the average cash invested during 2005 as compared with 2004.
     Interest expense and loan cost amortization increased $39.3 million during the year ended December 31, 2005, as compared to the same period in 2004 due to financings pertaining primarily to the acquisition of five luxury resorts and upper upscale properties in April 2004, including a $1.1 billion bridge loan and subsequent $1.5 billion permanent financing, which was used to payoff the bridge loan. Depreciation and amortization expense increased $37.1 million during the year ended December 31, 2005, as compared to the same period in 2004, due to the addition of approximately $1.5 billion in properties and $122 million in intangibles related to the acquisition of five luxury resort and upper upscale properties in April 2004. Asset management fees and state and local taxes, also increased as a direct result of the additional properties we acquired.
     During the year ended December 31, 2005, we recorded expense reductions of $2.1 million related to credit enhancement funding as compared to $23.0 million for the year ended December 31, 2004. The overall decrease in credit enhancement funding during the year ended December 31, 2005, was due primarily to the expiration or burn-off of certain of our credit enhancements and improved operating results at certain of our properties. During the years ended December 31, 2005 and 2004, we recorded base management fee waivers of $0.8 million and $5.2 million, respectively. These credit enhancements, typically in the form of guarantees, were provided to us by third-party hotel and resort managers pursuant to the contractual arrangements with these managers and represent their guarantee of operating performance and/or a minimum return to us relative to the applicable property or pool of properties. As of December 31, 2005, many of our credit enhancements were fully utilized or expired. To the extent that the remaining credit enhancements are fully utilized or expire, and the markets and/or performance of certain of our properties do not improve or continue to improve, our results of operations, our cash flows and our ability to make distributions to stockholders may be adversely affected. As of December 31, 2005, we had a total of $32.8 million available for funding under our remaining credit enhancements ($8.4 million of which relates to our unconsolidated entities). On January 31, 2006, we, through various affiliates, entered into amended and restated management agreements for three of our properties: Grand Wailea Resort Hotel & Spa, Arizona Biltmore Resort & Spa and La Quinta Resort & Club (collectively, the “Resorts”) with 90210 Management Company, LLC (“MCO”), now an affiliate of Hilton Hotels Corporation (“Hilton”) (the “Amended Management Agreements”). The Amended Management Agreements provide, among other things, for reimbursement by Hilton and MCO to us of certain owner-funded capital improvements at two of the Resorts, up to $20.0 million. Hilton and MCO also entered into a separate guaranty agreement with our affiliates providing, among other things, that Hilton and MCO guarantee, for a period of three years or until the specified threshold level of $50.0 million is reached, whichever occurs first, payment to us, within certain parameters, of the supplemental funds, if any, necessary for the operating performance for each of the Resorts being managed under the Amended Management Agreements to meet the specified threshold levels. There can be no assurance that we will continue to be able to obtain additional credit enhancements in the future or that we will receive funding under the credit enhancements currently available.
     During the year ended December 31, 2005, general and administrative expenses increased to $26.1 million, as compared to $23.7 million for the same period in 2004, an increase of $2.5 million or 10.4 percent. The increase was primarily due to increased legal costs incurred in connection with the Action and costs associated with auditing and accounting related services, offset by decreases in certain other expenses. For additional information on the Action, please see the section under “Commitments and Contingencies.” As a percentage of total revenues, general and administrative expense was 1.9 percent and 2.2 percent for the years ended December 31, 2005 and 2004, respectively.
     Litigation Settlement
     See the discussion under “Commitments and Contingencies” with respect to the pending settlement of class action litigation.
     Transaction Costs
     During the year ended December 31, 2005, we wrote off transaction costs of $1.2 million related to a transaction with a third party that we no longer intend to pursue. In addition, during 2005, we recognized approximately $4.2 million in transaction costs, approximately $1.4 million of which was incurred during the first two quarters of 2005 and $500,000 of which was incurred as of December 31, 2004, associated with financial and legal advisors advising the Special Committee in its negotiations related to a potential amended merger agreement with the Advisor, as the accounting for such consideration and costs of an amended merger represent expenses of terminating the Amended Advisory Agreement.
     During the year ended December 31, 2004, we incurred transaction costs of $11.5 million related primarily to an underwritten common stock offering which we postponed in August 2004. We did not incur transaction costs of this nature in the year ended December 31, 2005.
     Extinguishment of Debt
     During the year ended December 31, 2005, we recorded a $2.2 million loss on extinguishment of debt as a result of the write-off of $1.4 million in unamortized loan costs and a $0.8 million of prepayment penalties incurred in connection with the repayment of existing debt prior to maturity.
     During the year ended December 31, 2004, we recorded a $14.0 million loss on extinguishment of debt in conjunction with a cash tender offer pursuant to which we offered to repurchase all of the outstanding 9.75 percent publicly-traded term notes of two of our wholly-owned subsidiaries. We also wrote off $3.9 million in loan costs relating to the repayment of a short-term loan used for the KSL Acquisition.
     Termination of Hedges
     As of December 31, 2005, we have recorded $1.1 million in net losses related to the termination of cash flow hedges. The losses are primarily the result of the discontinuance of cash flow hedge accounting for one of our interest rate protection agreements, designated to a portion of the debt repaid with proceeds from the Pyramid Sale because it was probable that the originally forecasted transaction (interest payments on the applicable debt) would not occur within the originally-specified time period due to the debt retirement.
     Gain on Sale of Common Stock
     During the year ended December 31, 2004, we recorded a gain on the sale of securities of $9.3 million for our sale of 2.8 million shares of common stock in Hersha Hospitality Trust (“Hersha”). This investment, which was sold for approximately $28.3 million, had a cost basis of $19.0 million.
     Impairment of Equity Method Investment
     During the year ended December 31, 2004, we recorded an impairment charge of $1.3 million relating to the write-off of the remaining investment in CTM Partners, LLC (“CTM”), one of our unconsolidated entities in which we owned a 31.25 percent ownership. In January 2005 the partnership was dissolved.
     Earnings from Unconsolidated Entities
     Earnings from unconsolidated entities increased to $32.8 million from a loss of $18.5 million for the year ended December 31, 2005. The increase was due primarily to our share of the gain of approximately $46.4 million recognized in connection with the WBR Sale, offset by losses incurred by Desert Ridge Resort Partners, LLC (“DRR, LLC”), which owns the JW Marriott Desert Ridge Resort (“Desert Ridge”). Operating results of Desert Ridge in the year ended December 31, 2005 include a non-recurring charge of $15.7 million pertaining to a loss on extinguishment of debt incurred in connection with the refinancing of all of the previously existing outstanding debt in June 2005. Excluding this non-recurring charge, operating results for DRR, LLC for the year ended December 31, 2005, as compared to the same period in 2004 were substantially improved. Generally, the operating results in the year ended December 31, 2005 of our two remaining unconsolidated entities that each own a property have improved versus the same period in 2004 due to gains in market share and as a result of the overall improvement in the lodging industry.

     The following presents our changes in earnings (losses) from unconsolidated entities for the years ended December 31, 2005 and 2004 (in thousands):

			Increase
Entity	2005	2004	(decrease)
WB Resort Partners, LP**	$43,053	$(7,759)	$50,812
Desert Ridge Resort Partners, LLC*	(9,070)	(6,008)	(3,062)
CY-SF Hotel Parent, LP	(1,246)	(1,710)	464
Other Joint Ventures***	38	(2,992)	3,030

Total	$32,775	$(18,469)	$51,244

*	DRR, LLC, which prior to May 2006 was one of our unconsolidated entities, owns Desert Ridge. One of the members of DRR, LLC is Desert Ridge Resort, Ltd. (“DRR, Ltd.”). DRR, Ltd. is a limited partnership in which a corporation controlled by our Chairman of the Board and director, James M. Seneff, Jr., and our Vice Chairman of the Board and director, Robert A. Bourne, is the general partner. We own a 44 percent interest, DRR Ltd. owns a 45.84 percent interest and Marriott International, Inc. (“Marriott”) owns the remaining interest in DRR, LLC. DRR, Ltd. received cash distributions of $3.0 million during the year ended December 31, 2005, which represents its pro-rata share of total cash distributions paid by DRR, LLC.

**	WB Resort Partners, LP (“WB Resort Partners”), one of our unconsolidated entities, owned the Waikiki Beach Marriott Resort Property (the “WBR Property”). One of the limited partners of WB Resort Partners is Waikiki Beach Resort, Ltd. (“WBR Ltd.”). WBR Ltd. is a limited partnership in which a corporation controlled by our Chairman of the Board and director, James M. Seneff, Jr., and our Vice Chairman of the Board and director, Robert A. Bourne, is the general partner. Such corporation is also the holder of all of the limited partnership interests in WBR Ltd. We owned a 48.9 percent limited partnership interest and a general partnership interest in WB Resort Partners, WBR Ltd. owned a 36 percent limited partnership interest in WB Resort Partners and Marriott Rewards, Inc. owned the remaining limited partnership interests. WBR Ltd. received a loan (the “Limited Partner Loan”) from Marriott, to make its capital contributions to WB Resort Partners to fund the planned renovations of the WBR Property. In 2004, we and the other limited partners made pro-rata capital contributions to WB Resort Partners. Our capital contribution in 2004 was in the amount of approximately $103,000. WBR Ltd. received cash distributions of $0.4 million during the year ended December 31, 2005, which represents its pro-rata share of total cash distributions paid by WB Resort Partners.

On October 9, 2005, WBM Resort, L.P., a subsidiary of WB Resort Partners, accepted a non-refundable deposit in connection with the expiration of a due diligence review period under an Agreement of Purchase and Sale, dated September 9, 2005, with an affiliate of Whitehall Street Global Real Estate Limited Partnership 2005, which provided for the sale of all of WB Resort Partners’ interest in the WBR Property (the “WBR Sale”). The WBR Sale closed on November 7, 2005. As a result of the closing of the WBR Sale, WB Resort Partners distributed the net proceeds among the partners according to the Limited Partnership Agreement. As a result, we received approximately $50.1 million in distributions. In addition, WBR Ltd. received a distribution of approximately $36.8 million, of which approximately $32.7 million was utilized to repay the Limited Partner Loan to Marriott in full.

***	For the year ended December 31, 2005, Other Joint Ventures includes the results of operations of CNL Plaza, Ltd., CNL Plaza Venture, Ltd. and CNL KSL North Beach Development, LP. For the year ended December 31, 2004, Other Joint Ventures includes the results of operations of CNL Plaza, Ltd., CNL Plaza Venture, Ltd. and CTM, an investment which we wrote-off as of December 31, 2004 and was subsequently dissolved.
     In December 2003, we acquired a 70 percent interest in CNL KSL Partners, LP (the “Del Coronado Partnership”), a limited partnership formed to acquire, own and operate the Hotel del Coronado (the “Hotel Del”), which is a 688-room luxury hotel located in Coronado, California. An affiliate of KSL Management Corp. (“KSL”) acquired the remaining 30 percent interest in the Del Coronado Partnership. The acquisition of the Hotel Del included parcels of land earmarked for potential development (“surplus land”). On August 8, 2005, CNL KSL North Beach Development, LP (“North Beach Partnership”), a limited partnership, was formed with the purpose to develop, market and sell 78 resort villas (“North Beach Village”) on one parcel of surplus land acquired with the Hotel Del acquisition. North Beach Village was to be an exclusive luxury “hotel within a hotel” consisting of 35 oceanfront villas and cottages. During November 2005, the Del Coronado Partnership partners executed a Distribution and Contribution Agreement which stipulated that the Del Coronado Partnership desired to distribute to KSL and to us an undivided 50 percent interest each, in the North Beach Village land parcel and any improvements thereon. For additional information see “Discontinued Operations and Dispositions.”
     Discontinued Operations and Dispositions
     On October 31, 2005, we, through certain of our affiliates, entered into a Purchase and Sale Agreement with affiliates of KSL DC Operating LLC and Kohlberg Kravis Roberts & Co., to sell all of our interests in CNL

KSL Partners, LP, a partnership which owns the Hotel Del, and in the North Beach Partnership. The Del Sale closed on January 9, 2006.
     On September 1, 2005, we completed the Pyramid Sale. The properties were sold for $109 million in cash, with a net gain of approximately $3.0 million, net of a loss on extinguishment of debt of $2.3 million. The proceeds from the Pyramid Sale were used to repay a portion of long-term debt. The Pyramid Sale was completed pursuant to the terms of the Agreement of Purchase and Sale, dated July 5, 2005, between various wholly-owned subsidiaries of ours and Pyramid.
     On August 30, 2005, we completed the sale of the Lake Lanier Islands Resort to LLI Management Company, LLC for a purchase price of $24.5 million, resulting in a net gain of approximately $12.0 million (the “LLIR Sale”). The purchase price included $13 million in cash proceeds and the assumption of an $11.5 million leasehold obligation. The proceeds from the sale were used to repay a portion of our long-term debt. In addition to the gain recognized in connection with the transaction, we recognized a gain of approximately $6.0 million pertaining to the termination of a sub-lease with Marriott International Inc. (“Marriott”) in which the consideration for such termination included cash and the conveyance of Marriott’s interests in the Renaissance PineIsle Resort and Golf Club.
     On June 17, 2005, we completed the Ashford Sale, for total gross proceeds of $465 million in cash, resulting in a net gain of $41.5 million, net of a loss on extinguishment of debt $7.7 million. Included in the gain on sale is a $1.9 million gain related to the settlement of amounts to the hotel manager for liquidity facility loans for less than their carrying amounts. Upon closing, $302.7 million of outstanding debt as well as $107.9 million in additional debt pursuant to the release provisions of two of our debt agreements was repaid with a portion of the proceeds from the Ashford Sale.
     On June 9, 2005, we completed the sale of the Holiday Inn Express located in Austin, TX for total gross proceeds of $2.8 million in cash, resulting in a net loss of $0.1 million. During the first three months of the year, we recorded an impairment charge of $0.3 million in order to write down the value of this property to its expected sales value less estimated costs to sell. The net proceeds from the sale were used to repay a portion of our long-term debt.
     On March 10, 2005, we sold the Holiday Inn Express located in Bloomington, MN for approximately $5.5 million in cash which resulted in a net gain of $0.7 million. The net proceeds from the sale were used to repay a portion of our long-term debt.
     During the second half of 2004, we sold four properties — the Hampton Inn in Omaha, Nebraska, the Comfort Inn in Marietta, Georgia, the Hampton Inn in Denver, Colorado, and the Residence Inn in Charlotte, North Carolina — to unaffiliated third parties for total gross proceeds of $18.1 million resulting in a loss of $1.3 million including a previous write-down of $2.0 million to estimated sales value less cost to sell for these properties. The majority of the proceeds from these sales were used to pay down outstanding debt.
     The results of operations for the Del Sale, the Pyramid Sale, the LLIR Sale, the Ashford Sale, the Holiday Inn Express located in Austin, TX and the Holiday Inn Express located in Bloomington, MN have been classified as discontinued operations in the accompanying consolidated statements of operations for the years ended December 31, 2005, 2004 and 2003. In addition, the results of operations of the four properties we sold in 2004 have been classified as discontinued operations in the accompanying consolidated statements of operations for the year ended December 31, 2004. The December 31, 2005 and 2004 balance sheets have been reclassified to report the assets and liabilities of these sold properties as assets held for sale and liabilities associated with assets held for sale.

     Results from discontinued operations were as follows (in thousands):

	Year Ended
	December 31,
	2005	2004
Revenues	$222,634	$288,441
Income from lease termination	5,982	—
Expenses	(148,884)	(190,543)
Depreciation and amortization	(23,904)	(35,538)
Write-down of assets	(345)	(5,920)
Interest and loan cost amortization	(38,345)	(25,051)

Income from discontinued operations	17,138	31,389
Gain on sale of assets	67,321	645
Loss on extinguishment of debt	(13,469)	—
Minority interests	(1,681)	(5,091)
Income tax (expense) benefit	(4,322)	(1,097)

	$64,987	$25,846

     In accordance with FAS 144, we do not depreciate properties classified as held for sale. We stopped recording depreciation expense for the Hotel Del on October 31, 2005. If this property had been classified as held for use, we would have recorded additional depreciation expense of approximately $2.0 million for the year ended December 31, 2005.
     Income Taxes
     We recorded an income tax benefit from continuing operations of $3.0 million and an expense of $27.4 million during the years ended December 31, 2005 and 2004, respectively, and an income tax expense of $4.3 million and $1.1 million from discontinued operations during the years ended December 31, 2005 and 2004, respectively. The income tax benefit in 2005 is due to the operating results of our TRS entities related to certain of our properties and the expense in 2004 pertains primarily to the recording of a valuation allowance for the full amount of our deferred tax asset.
     As of December 31, 2004, we determined that a valuation allowance was necessary for our entire accumulated deferred income tax asset pertaining to the portfolio of limited service and extended stay properties we acquired in connection with the acquisition of RFS Hotel Investors, Inc. (“RFS”) (the “RFS Acquisition”). The deferred tax asset has continued to increase due to net operating losses incurred at TRS entities that lease these properties. These losses have been generated primarily due to the terms of the TRS leases which were structured in most instances prior to the downturn in the lodging industry and in advance of repositioning changes we have made in the third-party management companies operating these properties. Our determination was primarily based upon the properties’ operating histories during the lodging industry downtown and the uncertainty of the level of recovery and consequently, the uncertainty that the accumulated benefit will be realized in future periods. Accordingly, we increased the valuation allowance from $10.0 million as of December 31, 2003 to $74.0 million as of December 31, 2004 and to $93.5 million as of December 31, 2005 associated with our deferred income tax asset in accordance with SFAS No. 109, “Accounting for Income Taxes.”
     Minority Interests
     Minority interest expense representing our partners’ share of income in our consolidated partnerships for the year ended December 31, 2005 was $5.5 million, as compared to $3.3 million for the year ended December 31, 2004. The increase is primarily due to improvements in the net income of certain consolidated partnerships.

     Earnings Per Share
     Earnings per share for the year ended December 31, 2005 increased $0.64 to earnings of $0.05 per share, as compared to a loss of $0.59 per share for the year ended December 31, 2004. The increase was primarily due to the following:
(i)	The net gain (including loss on extinguishment of debt) on the sale of 38 properties in 2005, of approximately $51.7 million, or $0.34 per share;

(ii)	Our share of the gain on the WBR Sale of approximately $46.4 million, or $0.30 per share;

(iii)	A reduction in income tax expense due to the recording of a valuation allowance in 2004 of $25.8 million, or $0.17 per share; offset by; and

(iv)	Litigation settlement expense of $34.2 million, or $0.22 per share.
Comparison of the year ended December 31, 2004 with the year ended December 31, 2003
     Hotel and Resort Revenues

	Year Ended December 31,
	2004	2003	Change	Change %
		(amounts in thousands)
Hotel and Resort Revenues
Room	$630,857	$301,593	$329,264	109.2%
Food and beverage	263,517	92,064	171,453	186.2
Other hotel and resort operating departments	138,891	25,441	113,450	445.9

Hotel and Resort Revenues	1,033,265	419,098	614,167	146.5
Hotel and Resort Expenses	778,093	317,818	460,275	144.8

Gross margin	$255,172	$101,280	$153,892	151.9

Gross margin percentage	24.7%	24.2%	0.5 ppt	2.1
     As of December 31, 2004 and 2003, we owned interests in 82 and 79 consolidated operating properties leased to our TRS entities, respectively. Hotel and resort revenues, including room, food and beverage and other operating departments, for the year ended December 31, 2004 were $1.0 billion, as compared to $419.1 million for the same period in 2003, an increase of $614.2 million or 146.5 percent. The increase in revenues during the year ended December 31, 2004, was due to five luxury resort and upper upscale properties acquired in April 2004, excluding one identified as held for sale, the 57 properties we acquired in July 2003 excluding 22 identified as held for sale, as well as several other significant acquisitions that occurred in 2003, which were operating for a full year during 2004.
     Our gross margin percentage for all properties for the year ended December 31, 2004, as compared to the same period in 2003, increased 0.5 percentage point from 24.2 percent to 24.7 percent, a 2.1 percent increase. This improvement was primarily the result of an increase in ADR for our Comparable Properties (as defined in “Hotel Operating Statistics” below) and the addition of the five luxury resort and upper upscale properties acquired in April 2004, which have higher profit margins than most of our existing properties. The contribution of increased profitability from these acquired properties was offset slightly by an increase in the proportion of our food and beverage operations as a percentage of our total revenue mix. Food and beverage operations typically have a lower profit margin than other hotel operating departments. The luxury and upper upscale properties we have acquired most recently, including those acquired in the KSL Acquisition, have significant food and beverage operations.
     Other Revenues
     Revenues generated from rental income from operating leases for the year ended December 31, 2004 were $24.7 million, as compared to rental income of $25.0 million for the same period in 2003, a decrease of $0.4 million or 1.5 percent. The decrease was primarily due to a reduction in rental income from six properties in which leases with a third party tenant were assumed by us in August 2004. Since the date of this assumption, the results of operations of these properties have been reflected in our consolidated results of operations in lieu of the rental income which had historically been recognized and reported.
     Additionally, one of our third party tenants that leased two other properties we had acquired in the RFS Acquisition stopped paying rent in late 2003. In January 2004, we stopped recording rental income on these properties, and we wrote off the receivable of $0.8 million for all past due rents. We are aggressively pursuing collection of these rents and have commenced legal action against the former third party tenant. A lease termination agreement was negotiated with the tenant and, effective May 21, 2004, we transitioned these two leased properties to TRS entities and engaged Marriott as the management company to operate these properties. Beginning on the date these properties were transitioned to TRS entities, the results of operations of these properties were included in our consolidated statements of operations.
     As a result of the KSL Acquisition in April 2004, we assumed various interest rate protection agreements limiting our exposure to interest rate fluctuations on the Existing KSL Debt. We designated these agreements as cash flow hedges. In September 2004, the hedges were terminated in connection with the payoff of the Existing KSL Debt. As a result of the ineffectiveness of the hedge during the holding period and the subsequent termination, we transferred an accumulated net holding gain of $3.5 million from other comprehensive income to income as a gain on hedge termination in the accompanying consolidated statements of operations during the year December 31, 2004.
     During the year ended December 31, 2004, we recorded a gain on the sale of securities of $9.3 million for our sale of 2.8 million shares of common stock in Hersha. This investment, which was sold for approximately $28.3 million, had a cost basis of $19.0 million.
     During the years ended December 31, 2004 and 2003, interest income was $2.5 million and $1.8 million, respectively. The increase, during the year ended December 31, 2004, as compared to the same period in 2003 was due to an increase in the average cash invested during 2004 as compared with 2003.
     Hotel and Resort Expenses

	Year Ended December 31,
		2004 % of		2003 % of
		Hotel and		Hotel and
		Resort		Resort
	2004	Revenue	2003	Revenue
		(amounts in thousands)
Hotel and Resort Expenses:
Room	$153,132	14.8%	$71,676	17.1%
Food and beverage	191,203	18.5	70,801	16.9
Other hotel and resort operating departments	88,091	8.5	16,429	3.9
Property operations	206,353	20.0	95,925	22.9
Repairs and maintenance	46,365	4.5	21,538	5.2
Hotel and resort management fees	26,047	2.5	11,068	2.6
Sales and marketing	66,902	6.5	30,381	7.2

Total hotel and resort expenses	$778,093	75.3%	$317,818	75.8%

     During the year ended December 31, 2004, hotel and resort expenses were $778.1 million, as compared to $317.8 million for the same period in 2003, an increase of $460.3 million or 144.8 percent. The increase was due to the properties acquired in the KSL Acquisition in April 2004, excluding one property identified as held for sale, the properties we acquired in the RFS Acquisition in July 2003 and, several other significant acquisitions that occurred in 2003, excluding 22 identified as held for sale which were operating for a full year during 2004.

     Other Expenses
     Interest expense and loan cost amortization increased during the year ended December 31, 2004, due to increased borrowings of over $1.8 billion obtained during 2004. Depreciation and amortization, as well as asset management fees, also increased as a result of the additional properties we acquired in 2004. Additionally, during the fourth quarter of 2004, we finalized our purchase price allocation for the six properties acquired through the KSL Acquisition, which resulted in $153.0 million being allocated from goodwill to land, buildings, and equipment, resulting in a catch-up of depreciation expense during the quarter.
     During the year ended December 31, 2004 and 2003, we received $23.0 million and $18.8 million in reductions in operating expenses from credit enhancement funding, respectively (2.2 percent and 4.2 percent of total revenues for the years ended December 31, 2004 and 2003, respectively), and received base management fee waivers of $5.2 million and $3.4 million, respectively, which were recorded as reductions of hotel and resort management fees. The increase in credit enhancement funding was due primarily to new credit enhancements received with respect to two properties acquired in December 2003 and April 2004, and another property which opened in the first quarter of 2004. These guarantees are provided to us by third-party hotel and resort managers pursuant to the contractual arrangements with these managers and represent their guarantee of a minimum return to us relative to the applicable property or properties. As a result of the market downturn in prior periods for certain of our hotels and resorts, and the resulting adverse effect on the operations of those properties in these periods, we recognized increased operating expense reductions from credit enhancement funding in our results of operations and cash flows. As of December 31, 2004, we had a total of $54.8 million available for funding under our remaining credit enhancements ($24.2 million of which related to our unconsolidated entities). There is no assurance that we will be able to obtain additional credit enhancements in the future or that we will be able to utilize the credit enhancements currently available.
     During the year ended December 31, 2004, general and administrative expenses increased to $23.7 million, as compared to $7.9 million, an increase of $15.7 million or 198.2 percent. General and administrative expenses, as a percentage of total revenues, increased to 2.2 percent in 2004 from 1.8 percent during 2003. The increase was primarily due to the legal costs incurred in the Class Action Lawsuit, the costs incurred and to comply with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the increased costs of sales tax incurred in connection with the rent paid to us by our TRS entities during the year ended December 31, 2004.
     For the year ended December 31, 2004, we recorded $11.5 million for the write off of expenses related to the underwritten offering and listing, both of which were postponed in August 2004, and for acquisition transactions we are no longer actively pursuing. See “Liquidity and Capital Resources” for more information regarding the postponed underwritten offering and the listing.
     In March 2004, RFS Partnership, L.P. and RFS 2002 Financing, Inc., two of our subsidiaries, commenced a cash tender offer pursuant to which we offered to repurchase any and all of the outstanding 9.75 percent publicly-traded term notes. In conjunction with the repurchase of $78.5 million of the term notes, we recorded a loss on extinguishment of debt of $14.0 million during the year ended December 31, 2004 for the premium paid to retire these term notes. For additional information see “Liquidity and Capital Resources.” We also wrote off $3.8 million of loan costs in connection with the repayment of the KSL Short-Term Loan and our revolving line of credit which was refinanced during the second half of 2004. This amount is included in the loss on extinguishment of debt.
     Impairment of Equity Method Investment
     During the year ended December 31, 2004, we recorded an impairment charge of $1.3 million relating to the write-off the remaining investment in CTM. In January 2005 the partnership was dissolved.
     Losses from Unconsolidated Entities
     Losses from unconsolidated entities decreased to $18.5 million from $24.0 million for the years ended December 31, 2004 and 2003, respectively.

     The following presents our equity in losses from unconsolidated entities for the years ended December 31, 2004 and 2003 (in thousands):

			(Increase)/decrease
Entity	2004	2003	in equity in losses
WB Resort Partners, LP*	$(7,759)	$(10,305)	$2,546
Desert Ridge Resort Partners, LLC*	(6,008)	(9,625)	3,617
CY-SF Hotel Parent, LP	(1,710)	(2,125)	415
Other Joint Ventures	(2,992)	(1,915)	(1,077)

Total	$(18,469)	$(23,970)	$5,501

*	A partner or a member, who owned a significant percentage of ownership in our unconsolidated subsidiary, is an affiliate of the Advisor.
     Losses were primarily due to net losses incurred by WB Resort Partners, LP which owned the WBR Property, DRR, LLC which owns the Desert Ridge and CY SF Hotel Resort, LP which owns the Courtyard by Marriott in downtown San Francisco, California. Operating results for the year ended December 31, 2004, as compared to the same period in 2003, have improved due to (i) gains in market share, (ii) an increase in ADR at these properties and (iii) increases in productivity and cost controls. However, these properties have all been newly constructed or renovated in the last three years and we believe that they have not yet reached stabilization. The properties have generated operating income in recent periods which we expect to increase as these hotels continue to gain market share and their respective markets improve.
     We continued to incur losses at CTM, which owned a majority interest in a joint venture that owned the rights to the Mobil Travel Guide. In January 2005, the member partners of CTM agreed to dissolve these two entities and, as of such date, we have no other rights or obligations related to these entities. As of December 31, 2004, we recorded an impairment charge of $1.3 million to write off the remaining carrying value of this investment.
     Discontinued Operations
     Following the RFS Acquisition, we decided to sell six non-strategic hotel properties from the former RFS portfolio. As a result, these properties were reclassified as real estate held for sale, and the operating results for these properties have been reflected as discontinued operations in the accompanying consolidated financial statements. During the second half of 2004, we sold four of these properties (the Hampton Inn in Omaha, Nebraska; the Comfort Inn in Marietta, Georgia; the Hampton Inn in Denver, Colorado; and the Residence Inn in Charlotte, North Carolina) to unaffiliated third parties for total gross proceeds of $18.1 million, resulting in a net loss of $1.3 million including a previous write down to estimated sales value less cost to sell for one of these properties of $2.0 million. The majority of the net proceeds from these sales were used to pay down our outstanding debt.
     During the second half of 2004, we recorded an impairment charge of $3.9 million in order to write down the value of the remaining two properties to their expected sales value less estimated costs to sell.
     Subsequently, as discussed above, we identified an additional 37 properties for sale. For the years ended December 31, 2004 and 2003, results of operations for these properties are included in discontinued operations.

     Results from discontinued operations were as follows (in thousands):

	Year
	Ended December 31,
	2004	2003
Revenues	$288,441	$88,198
Expenses	(190,543)	(49,948)
Depreciation and amortization	(35,538)	(14,611)
Write-down of assets	(5,920)	––
Interest and loan cost amortization	(25,051)	(2,146)

Income from discontinued operations	31,389	21,493
Gain on sale of assets	645	––
Loss on extinguishment of debt	––	––
Minority interests	(5,091)	(181)
Income tax (expense) benefit	(1,097)	1,126

	$25,846	$22,438

     In accordance with FAS 144, we do not depreciate properties classified as real estate held for sale.
     Income Taxes
     We recorded an income tax expense of $27.4 million during the year ended December 31, 2004 as a result of the operating results of our TRS entities related to certain of our properties and the recording of a valuation allowance of the full amount of our deferred tax asset. As of December 31, 2004, we determined that a valuation allowance was necessary for our entire deferred income tax asset pertaining to a significant portion of our portfolio of limited service and extended stay properties. The accumulated deferred income tax asset was acquired in connection with the RFS Acquisition and has continued to increase due to net operating losses incurred at TRS entities that lease these properties. These losses have been generated primarily due to the terms of the TRS leases which were structured in most instances prior to the recent downturn in the lodging industry and in advance of repositioning changes we have made in the third-party management companies operating these properties. Our determination was primarily based upon the properties operating histories during the recent lodging industry downtown and the uncertainty of the level of recovery and consequently the uncertainty that the accumulated benefit will be realized in future periods. Accordingly, we increased the valuation allowance from $10.0 million as of December 31, 2003 to $74.0 million as of December 31, 2004 associated with our deferred income tax asset in accordance with SFAS No. 109, “Accounting for Income Taxes.”
     Minority Interests
     Minority interest expense representing our partners’ share of income in our consolidated partnerships for the year ended December 31, 2004 was $3.3 million as compared to minority interest income of $1.0 million for the year ended December 31, 2003. The period-over-period improvements are primarily due to profits received as a result of the partnership which owns two Hilton hotels, offset by the reclassification of $4.9 million of minority interest expense generated by the partnership which owns the Hotel Del, to discontinued operations.
     Earnings Per Share
     Earnings/(loss) per share for the year ended December 31, 2004 decreased $0.66 to a loss of $0.59 as compared to income of $0.07 for the year ended December 31, 2003. The decrease was primarily due to the following:
(i)	Loss on extinguishment of debt of $17.9 million which reduced earnings per share by $0.12;

(ii)	Write-off of costs totaling $11.5 million related to our postponed underwritten offering and to two acquisitions that we are no longer pursuing which reduced earnings per share by $0.08;

(iii)	Recording of a full valuation allowance associated with our deferred tax asset of $24.5 million, or $0.17 per share;

(iv)	Increased exposure to the seasonal slowdown of the hotel and resort industry during the third quarter, the impact of which was magnified by the performance of three of our larger properties being located in the desert southwest region of the United States. The strongest quarter for these properties, including certain significant properties acquired in the KSL Acquisition, is generally the first quarter of each calendar year, and because we did not yet own these properties during the first quarter of 2004, the seasonally slow third quarter was not offset by the traditionally strong first quarter; and

(v)	Increased general and administrative expenses of $7.3 million which reduced earnings per share by $0.05 pertaining to legal costs incurred in connection with the Class Action Lawsuit, Sarbanes Oxley compliance, and sales tax incurred on rent received from our TRS entities.
     These expenses were partially offset by a gain on the sale of our investment in Hersha common stock of $9.3 million, which reduced the loss per share by $0.06.
Hotel Operating Statistics
     To evaluate the financial condition and operating performance of our properties, management regularly reviews operating statistics such as revenue per available room (“RevPAR”), average daily room rate (“ADR”) and occupancy. These statistics are compared with historical and budgeted statistics as well as those for our industry and peer groups. RevPAR is a commonly used measure within the lodging industry to evaluate hotel and resort operations. We define RevPAR as (1) the average daily room rate, or ADR, charged, multiplied by (2) the average daily occupancy achieved. We define ADR by dividing room revenue by the total number of rooms occupied by hotel and resort guests on a paid basis during the applicable period. RevPAR does not include revenue from food and beverage, telephone services or other guest services generated by the property. Although RevPAR does not include these ancillary revenues, we consider this measure to be the leading indicator of core revenues for many hotels and resorts. We closely monitor what causes changes in RevPAR because changes that result from occupancy as compared to those that result from room rate have different implications on overall revenue levels, as well as incremental operating profit. For example, increases in occupancy at a hotel or resort may lead to increases in ancillary revenues, such as food and beverage and other hotel and resort amenities, as well as additional incremental costs (including housekeeping services, utilities and room amenity costs). RevPAR increases due to higher room rates would not result in these additional room-related costs. For this reason, while operating profit would typically increase when occupancy rises, RevPAR increases due to higher room rates would have a greater impact on our profitability.
     The following table presents information related to our “Comparable Properties,” excluding the Hyatt Regency Montreal and JW Marriott New Orleans. We define “Comparable Properties” as properties that we owned at the beginning of and during the entirety of both periods being compared. We consider 90 properties comparable for the three months ended March 31, 2006.
Property Operating Data—Comparable Properties
Continuing Operations
For the Three Months Ended March 31, 2006

			Var.		Var.		Var.
			(ppt.)		(%)		(%)
	Hotels	Occupancy	to 2005	ADR	to 2005	RevPAR	to 2005
Consolidated
Luxury and Upper Upscale	30	75.0%	1.0	$197.07	9.0%	$147.77	10.5%
Upscale	27	75.2	1.1	113.48	10.5	85.31	12.2
Midscale	25	71.8	3.0	89.07	7.9	63.97	12.6

Total Consolidated	82	74.4%	1.4	$159.26	8.9%	$118.57	11.0%
Unconsolidated	2	77.1	(1.7)	234.79	5.0	181.01	2.7

Subtotal	84	74.6%	1.2	163.83	8.4%	$122.22	10.2%
Triple Net Lease(1)	6	66.3	(3.6)	121.93	9.0	80.78	3.3

Total	90	74.2%	1.0	$161.89	8.5%	$120.07	10.0%

(1)	Our operating results include only rental revenues received from third-party lessees of these properties, as we do not directly participate in their hotel operating revenues and expenses.

     The following table shows hotel operating statistics for the 81 Comparable Properties owned by us during the year ended December 31, 2005:
Property Operating Data—Comparable Properties
Continuing Operations(1)
For the Year Ended December 31, 2005

			Var. (ppt.)		Var. ( %)		Var. ( %)
	Hotels	Occupancy	To 2004	ADR	To 2004	RevPAR	to 2004
Consolidated
Luxury Resort and Upper Upscale	24	73.2%	2.5	$136.47	6.9%	$99.83	10.7%
Upscale	24	76.2	1.7	98.67	8.3	75.17	10.8
Midscale	25	72.3	2.4	83.09	8.6	60.06	12.4

Total Consolidated	73	73.7%	2.3	$114.73	7.5%	$84.61	11.0%
Unconsolidated	2	78.4	2.4	183.40	7.5	143.80	10.8

Subtotal	75	74.1%	2.3	$120.16	7.5%	$89.03	11.8%
Triple Net Lease(2)	6	71.5	0.0	114.17	13.6	81.58	13.6

Total	81	73.9%	2.1	$119.80	7.9%	$88.57	11.1%

(1)	Excludes one property held for sale. Properties previously leased to third parties which were converted to the TRS structure and are now leased to wholly-owned TRS entities are presented as consolidated.

(2)	Our operating results include only rental revenues received from third-party lessees of these properties, as we do not directly participate in their hotel operating revenues or expenses.
     The following table shows hotel operating statistics for the 55 Comparable Properties owned by us during the year ended December 31, 2004.
Property Operating Data—Comparable Properties
Continuing Operations(1)
For the Year Ended December 31, 2004

			Var. (ppt.)		Var. (%)		Var. (%)
	Hotels	Occupancy	to 2003	ADR	to 2003	RevPAR	to 2003
Consolidated
Upper Upscale	9	71.3%	3.6	$112.84	1.6%	$80.40	7.0%
Upscale	33	74.5	7.3	92.18	6.3	68.71	17.8
Midscale	7	76.3	6.9	69.57	3.4	53.07	13.7

Total Consolidated	49	73.5%	5.9	$96.93	3.5%	$71.29	12.6%
Unconsolidated	3	79.5	10.1	151.94	6.5	120.84	22.0

Subtotal	52	74.8%	6.8	$109.04	4.7%	$81.54	15.1%
Triple Net Lease(2)	3	69.2	4.9	101.92	1.8	70.50	9.5

	55	74.4%	6.6	$108.61	4.5%	$80.83	14.8%

(1)	Excludes two properties held for sale. Properties previously leased to third parties which were converted to the TRS structure and are now leased to wholly-owned TRS entities are presented as consolidated.

(2)	Our operating results include only rental revenues received from third-party lessees of these properties, as we do not directly participate in their hotel operating revenues or expenses.

     The following table presents comparative information for our “Adjusted Comparable Properties” owned as of March 31, 2006. We define “Adjusted Comparable Properties” as properties owned as of the last day of the reporting periods and excludes JW Marriott New Orleans, properties that were opened during the reporting periods being compared, changed reporting periods during the periods being compared, or are located outside of the United States. For the three months ended March 31, 2006, we consider 92 properties to be Adjusted Comparable Properties.
Property Operating Data—Adjusted Comparable Properties
Continuing Operations
For the Three Months Ended March 31, 2006

			Var.		Var.		Var.
			(ppt.)		( %)		( %)
	Hotels	Occupancy	to 2005	ADR	to 2005	RevPAR	to 2005
Consolidated
Luxury Resort and Upper Upscale	32	73.8%	(0.6)	$205.12	8.0%	$151.30	7.1%
Upscale	27	75.2	1.1	113.48	10.5	85.31	12.2
Midscale	25	71.8	3.0	89.07	7.9	63.97	12.6

Total Consolidated	84	73.7%	0.4	$166.48	7.7%	$122.74	8.3%
Unconsolidated	2	77.1	(1.7)	234.79	5.0	181.01	2.7

Subtotal	86	73.9%	0.3	$170.38	7.4%	$125.93	7.8%
Triple Net Lease(1)	6	66.3	(3.6)	121.93	9.0	80.78	3.3

Total	92	73.5%	0.1	$168.26	7.6%	$123.73	7.6%

(1)	Our operating results include only rental revenues received from third-party lessees of these properties, as we do not directly participate in their hotel operating revenues and expenses.
     For 2005, we consider 85 of the properties owned on December 31, 2005 to be Adjusted Comparable Properties.
Property Operating Data—Adjusted Comparable Properties
Continuing Operations(1)
For the Year Ended December 31, 2005

			Var. (ppt.)		Var. ( %)		Var. (%)
	Hotels	Occupancy	To 2004	ADR	To 2004	RevPAR	to 2004
Consolidated
Luxury Resort and Upper Upscale	28	73.1%	2.8	$165.63	5.4%	$121.14	9.5%
Upscale	24	76.2	1.7	98.67	8.3	75.17	10.8
Midscale	25	72.3	2.4	83.09	8.6	60.06	12.4

Total Consolidated	77	73.7%	2.5	$134.53	6.4%	$99.09	10.0%
Unconsolidated	2	78.4	2.4	183.40	7.5	143.80	10.8

Subtotal	79	74.0%	2.5	$137.92	6.5%	$102.02	10.1%
Triple Net Lease(2)	6	71.5	0.0	114.17	13.6	81.58	13.6

Total	85	73.8%	2.3	$136.66	6.8%	$100.89	10.3%

(1)	Excludes one property held for sale. Properties previously leased to third parties which were converted to the TRS structure and are now leased to wholly-owned TRS entities are presented as consolidated.

(2)	Our operating results include only rental revenues received from third-party lessees of these properties, as we do not directly participate in their hotel operating revenues and expenses.
     For 2004, we consider 105 of the properties owned on December 31, 2004 to be Adjusted Comparable Properties.

Property Operating Data—Adjusted Comparable Properties
Continuing Operations(1)
For the Year Ended December 31, 2004

			Var. (ppt.)		Var. ( %)		Var. (%)
	Hotels	Occupancy	to 2003	ADR	to 2003	RevPAR	to 2003
Consolidated
Luxury Resort	5	71.4%	2.9%	$263.74	2.3%	$188.39	6.7%
Upper Upscale	25	69.3	3.9	124.68	1.3	86.43	7.3
Upscale	35	74.8	6.6	93.42	5.6	69.87	15.8
Midscale	31	69.5	2.2	73.02	2.3	50.75	5.7

Total Consolidated	96	71.1%	4.1%	$126.02	2.3%	$89.64	8.6%
Unconsolidated	3	79.5	10.1	151.94	6.5	120.84	22.0

Subtotal	99	72.0%	4.8%	$129.05	3.0%	$92.94	10.3%
Triple Net Lease(2)	6	71.4	4.5	100.53	2.6	71.82	9.5

Total	105	72.0%	4.8%	$127.76	3.0%	$91.98	10.3%

(1)	Excludes two properties held for sale. Properties previously leased to third parties which were converted to the TRS structure and are now leased to wholly-owned TRS entities are presented as consolidated.

(2)	Our operating results include only rental revenues received from third-party lessees of these properties, as we do not directly participate in their hotel operating revenues and expenses.
Liquidity and Capital Resources
     During the three months ended March 31, 2006 and the years ended December 31, 2005, 2004 and 2003, our principal sources of liquidity were cash flows from operating activities, common stock offerings (through March 2004) net proceeds from the disposition of properties, short-term and long-term borrowings, including credit enhancements, and net cash received from membership deposits. Historically, we have used cash primarily to acquire, develop, maintain and improve properties, to invest in joint ventures which acquire and own properties, and to service debt and pay distributions to our stockholders. We are required to distribute at least 90 percent of our taxable income to stockholders in order to maintain our REIT status. Our sources of cash have also included proceeds from the sale of common stock under the terms of our Reinvestment Plan. However, such proceeds during 2006 have been fully utilized to fulfill redemption requests made by our stockholders pursuant to our Redemption Plan. Under the Redemption Plan, the redemption of shares of our common stock, requested for redemption by our stockholders, is dependent on the proceeds we receive from the Reinvestment Plan. In the quarters ended June 30, 2005, September 30, 2005, December 31, 2005 and March 31, 2006, redemption requests outstanding exceeded the level of proceeds we received from the Reinvestment Plan. Based upon the level of redemption requests currently outstanding, we do not anticipate that proceeds from the Reinvestment Plan will provide an incremental source of cash for the year ended December 31, 2006. We may terminate the Reinvestment Plan at anytime.
     Sources of Liquidity and Capital Resources
     Historically, we have satisfied our liquidity requirements through our common stock offerings, cash flow from operations, our borrowings and cash provided by our credit enhancement arrangements. In addition, in certain instances, our borrowing in connection with property acquisitions has provided excess borrowing capacity that we have used to satisfy our liquidity requirements. Our ability to incur additional debt is dependent on a number of factors, including, but not limited to, our degree of leverage, the value of our assets (particularly those which are unencumbered), access to secured or unsecured debt or lines of credit, borrowing restrictions imposed by our existing lenders, as applicable, and the availability of debt from capital markets. All but one of our properties is currently collateralized under the terms of our various debt agreements. Based upon our internal property valuations and third-party appraisals for properties recently acquired, we believe the value of our properties exceeds the fair value of our debt and that if we so choose, we may be able to obtain limited amounts of additional loan proceeds by increasing leverage on certain existing properties through the refinancing of certain loans. We may also be able to borrow on an unsecured basis.
     Common Stock Offerings and Debt Financing
     During the three months ended March 31, 2006 and the years ended December 31, 2005, 2004 and 2003, we raised $9.5 million, $43.3 million, $658.2 million and $1.2 billion, respectively, in proceeds from the sale of common stock under the terms of our Reinvestment Plan. Substantially all of the proceeds from the sale of these shares were used to redeem shares under our Redemption Plan.
     In conjunction with our strategy to effectively manage our corporate capital structure, we have both reduced and favorably-refinanced existing indebtedness, as well as obtained new financing to enhance liquidity.
     On January 9, 2006, wholly-owned subsidiaries of ours (the “CMBS Borrowers”) obtained a new $1.525 billion loan (the “New CMBS Loan”) from German American Capital Corporation (“GACC”), an affiliate of Deutsche Bank Securities Inc., with a maturity date of February 1, 2011. Approximately $1.5 billion of the proceeds from the New CMBS Loan were used to pay off the CMBS Borrowers’ previous $1.5 billion CMBS loan (the “Prior CMBS Loan”) which had an initial maturity of September 1, 2007, and had also been originated by GACC. The remaining proceeds were used to pay expenses related to the early extinguishment of the Prior CMBS Loan, including $8.2 million of prepayment penalties, and the closing of the New CMBS Loan. In connection with paying off the Prior CMBS Loan the CMBS Borrowers wrote off $20.9 million of unamortized loan costs.
     The New CMBS Loan is collateralized by the following properties – Grand Wailea Resort Hotel & Spa, Arizona Biltmore Resort & Spa, La Quinta Resort & Spa, Claremont Resort & Spa and Doral Golf Resort & Spa, a Marriott Resort. The New CMBS Loan bears monthly interest at (a) 5.57 percent on $1 billion, and (b) one-month LIBOR plus 272.5 basis points (one-month LIBOR was equal to 4.83 percent as of March 31, 2006) on the remaining $525 million. The New CMBS Loan agreement contains restrictive debt covenants similar to those in the Prior CMBS Loan agreement, including ones which requires the CMBS Borrower(s) to (i) maintain a minimum ratio of net operating income to the aggregate sum of debt service, (ii) incur debt only as permitted, (iii) maintain reserve accounts, and (iv) comply with other customary affirmative and negative covenants. The New CMBS Loan has customary default and acceleration provisions.
     Pursuant to the New CMBS Loan agreement, the CMBS Borrowers entered into a two-year interest rate protection agreement, for a cash payment of $2.3 million, which caps one-month LIBOR at 4.75 percent on the $525 million floating rate portion of the New CMBS Loan. In connection with paying off the Prior CMBS Loan, the CMBS Borrowers terminated the interest rate protection agreements applicable to that loan. Payments of interest only are due monthly on the New CMBS Loan with the entire principal balance due on the anticipated maturity date of February 1, 2011.
     In conjunction with our purchasing of the Grande Lakes Orlando resort (the “GL Resort”), which was completed on February 24, 2006, a wholly-owned subsidiary of ours (the “GL Borrower”) obtained a new $570 million loan (the “GL Loan”) from an affiliate of Wachovia Bank, NA with a maturity date of March 1, 2011. All proceeds from the GL Loan were used to acquire the GL Resort. The GL Loan is collateralized by the two GL Resort properties – the JW Marriott and Ritz-Carlton. The GL Loan bears monthly interest at an annual rate of (a) 5.71 percent fixed on $335 million and (b) one-month LIBOR plus 2.76 percent on the remaining $235 million.
     The GL Loan agreement contains restrictive covenants similar to those in our New CMBS Loan agreements, including ones which require the GL Borrower to (i) maintain a minimum ratio of net operating income to the aggregate sum of debt service, (ii) incur debt only as permitted, (iii) maintain reserve accounts, and (iv) comply with other customary affirmative and negative covenants. The GL Loan has customary default and acceleration provisions.
     Pursuant to the GL Loan agreement, the GL Borrower entered into a two-year interest rate protection agreement, for a cash payment of $1.2 million, which caps one-month LIBOR at 5.00 percent on the $235 million floating rate portion of the GL Loan.

     In November 2005, in connection with the payment of a commercial insurance policy premium, we entered into a $12.5 million loan with Cananwill, Inc., the insurer of the policy (the “Cananwill Loan”). The Cananwill Loan has a maturity date of October 1, 2006 and an annual interest rate of 6.99 percent.
     On September 30, 2005, CNL Hospitality Partners, LP, a wholly-owned subsidiary of ours, entered into a $200 million senior secured revolving credit facility (the “Revolver”). The Revolver was arranged by Banc of America Securities LLC as Sole Lead Arranger and Sole Book Manager. Bank of America, N.A. is the Administrative Agent. The syndicate of participating financial institutions includes Barclay’s Capital, Calyon New York Branch, Citibank North America Inc., Deutsche Bank Trust Company Americas and Wachovia Bank NA. We currently have an interest in another property that serves as collateral for a $300 million loan with Barclay’s Capital.
     The Revolver has an initial maturity date of September 30, 2008. The initial interest rate is one-month LIBOR plus a 225 basis point margin (one-month LIBOR was equal to 4.83 percent as of March 31, 2006), with provision for potential decreases in the rate during the term based upon decreases in our leverage level. Approximately $73 million of the Revolver was drawn at closing to retire the remaining balance of a $353 million senior secured term loan one year prior to its scheduled maturity and to pay closing expenses related to the Revolver. On November 7, 2005, we repaid the outstanding balance on the Revolver using proceeds from the WBR Sale. As of March 31, 2006, the outstanding balance on the Revolver was $35.0 million; however, it is securing several stand-by letters of credit, thereby further reducing the amount available to us by approximately $18.7 million.
     The Revolver is collateralized by 25 properties, and contains affirmative and negative loan covenants, as defined in the Revolver agreement, which require us to, among other things, (i) maintain a minimum ratio of net operating income to the aggregate sum of debt service, (ii) maintain reserve accounts, and (iii) comply with other customary affirmative and negative covenants including a restriction on the amount of distributions to stockholders in excess the sum of, as of any date, (a) $50 million and (b) an amount equal to the sum of Parent’s Cash Available for Distribution (as defined in the Revolver agreement) for each fiscal quarter ending December 31, 2005 and thereafter through such date. Interest-only payments are due monthly with any outstanding principal balance due at the anticipated maturity date in September 2008. We are in compliance with these covenants as of March 31, 2006.
     On June 15, 2005, Desert Ridge Resort Partners, LLC (“DRR LLC”), which was one of our unconsolidated entities as of that date, entered into a $301.5 million loan agreement (the “DRR Loan”) with Barclays Capital Real Estate Inc. The DRR Loan has an initial maturity date of July 9, 2007 and includes three additional one-year extensions, subject to certain conditions, available at DRR LLC’s option including the payment of an extension fee. Approximately $275 million of the DRR Loan proceeds were used to refinance all of the previously existing outstanding debt of DRR LLC. The remaining proceeds were used to pay expenses related to the early extinguishment of the previously existing debt and closing of the DRR Loan. In connection with refinancing, DRR LLC recorded a loss on extinguishment of debt of $15.7 million. On May 19, 2006, we acquired the remaining partnership interests in DRR LLC.
     The DRR Loan is collateralized by the Desert Ridge Property, bears interest at a rate of one-month LIBOR plus 226 basis points per year (one-month LIBOR was equal to 4.83 percent as of March 31, 2006), and contains restrictive covenants, as defined in the loan agreement, which require DRR LLC to (i) maintain a minimum ratio of net operating income to the aggregate sum of debt service, (ii) incur debt only as permitted, (iii) maintain reserve accounts, and (iv) comply with other customary affirmative and negative covenants. Payments of interest only are due monthly through the expected maturity in July 2007. The interest rate on the new debt is substantially less than the weighted-average rate of the refinanced debt. DRR LLC is in compliance with covenants as of March 31, 2006.
     In conjunction with the DRR Loan, DRR LLC entered into an interest rate protection agreement which caps one-month LIBOR at 4.50 percent for the initial term of the DRR Loan. The interest rate protection agreement is designated as a cash flow hedge. DRR LLC paid $1.0 million to acquire this hedge. On June 28, 2005, the DRR Loan balance was reduced to $300.0 million and the interest rate was adjusted to LIBOR plus 225 basis points on an annual basis.
     In addition, in connection with the sale of 39 properties during the year ended December 31, 2005, we received gross proceeds of approximately $650.1 million. Substantially all of the net proceeds received in connection with the sale of these properties were used to pay down approximately $541.0 million of long-term indebtedness.
     Certain of our loan agreements contain net worth or debt service coverage ratio requirements. Violation of these covenants could potentially trigger penalties, including increased interest rates and cash management arrangements whereby the lenders or their designated loan servicers capture operating cash from the collateral properties and administer the payment of property taxes, insurance, debt service and expenditures for other obligations. Other covenants restrict our ability to borrow money, pay distributions on or repurchase capital stock, make investments and sell assets or enter into mergers or acquisitions. We were in compliance with these covenants as of March 31, 2006.
     Membership Deposits
     During the three months ended March 31, 2006 and the years ended December 31, 2005, 2004 and 2003, our cash flows and financial condition include the receipt of $3.5 million, $15.6 million, $16.6 million and $0, respectively, in deposits representing the required deposits for certain membership plans that entitle members to various golf, tennis and social facilities and related services at some of our properties. Membership deposits are recognized as a liability. Under our primary membership program, deposits generally become refundable upon:
•	Demand by the member after 30 years in the program;

•	The sale of the member’s home in the resort community when the home buyer purchases a new membership;

•	The member’s withdrawal from the program and a request for a refund under the “Four-for-One” program; or

•	In case of a member’s death, a request for refund by the surviving spouse.
     Under the “Four-for-One” program, a member can, upon notification to us, cause us to repurchase his or her membership and refund the related deposit. However, our obligation to repurchase a membership and refund the deposit occurs only after we have sold four new memberships for each member who has requested a refund under this program. Certain of our properties recently implemented a “One-for-One” program applicable in limited circumstances whereby a member can, upon notification to us, cause us to repurchase his or her membership and refund the related deposit which we would be obligated to repurchase after we have sold one new membership.
     Sale of Properties
     On January 9, 2006, we, through certain of our affiliates, completed the Del Sale. As a result of the Del Sale and related transactions, net proceeds to us were approximately $167 million with net gain of approximately $133.7 million. A portion of the net proceeds from the Del Sale were used in connection with the acquisition of the 500-acre Grande Lakes Orlando resort on February 24, 2006.
     Uses of Liquidity and Capital Resources
     Our short-term and long-term liquidity requirements consist primarily of funding our operating expenses and other expenditures directly associated with our properties and maintaining our status as a REIT, including:
•	Interest expense and scheduled principal payments on our indebtedness;

•	Capital expenditures to improve or expand our properties;

•	Refunding membership deposits;

•	Existing development and/or renovation activities;

•	Payment of legal fees, settlement payments under the Stipulation (as defined and described in the section, “Commitments and Contingencies”) and other costs in connection with the Class Action Lawsuit and D&O insurance carriers litigation (see “Commitments and Contingencies”) and other proceedings, whether incurred in the ordinary course of business or otherwise;

•	Recurring repairs and maintenance expenditures required to maintain our properties;

•	Acquisitions of properties;

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•	Asset management fees;

•	Payments on the Promissory Note (see “Additional Information – Related Party Transactions”); and

•	Distributions paid to our stockholders pursuant to our distribution policy and to maintain our REIT status.
       We expect to meet our short-term liquidity needs through a combination of the following:
•	Cash on hand;

•	Cash provided by operations;

•	Credit enhancement funding;

•	Proceeds from other secured and unsecured debt offerings or lines of credit, including refinancings;

•	Deposits from our membership programs;

•	Reserves established for the replacement of furniture, fixtures and equipment; and

•	Proceeds from the sale of properties.
     We are required to distribute at least 90 percent of our taxable income to maintain our REIT qualification for tax purposes. If property performance declines as a result of decreasing general economic conditions or events such as terrorist activity, additional military action or other economic and geopolitical events, we may have to reduce distributions to our stockholders further or may choose to defer capital expenditures. The terms of the Revolver limit the amount of distributions or repurchase of stock based on cash available for distribution as defined in the Revolver loan agreement. The limitation on distributions is set at $50 million above cash available for distributions as defined in the agreement relating to the Revolver. If we were to sustain our distribution rate per share at the current level, we expect we would not reach the limit imposed by this loan facility in the twelve months subsequent to March 31, 2006. Certain loan agreements contain net worth or debt service coverage ratio requirements. Violation of these covenants could potentially trigger penalties, including increased interest rates and cash management arrangements whereby the lenders or their designated loan servicers capture operating cash from certain properties and administer the payment of property taxes, insurance, debt service and expenditures for other obligations. Other covenants restrict our ability to borrow money, make investments and sell assets or enter into mergers or acquisitions. We are in compliance with these covenants as of March 31, 2006. We do not intend to reserve funds to retire existing secured or unsecured indebtedness upon maturity.
     Our ability to incur additional debt is dependent on a number of factors, including but not limited to, our degree of leverage, the value of our assets (particularly those which are unencumbered), access to unsecured debt offerings or lines of credit and borrowing restrictions imposed by our existing lenders, as applicable (for additional information on debt covenant requirements, see “Common Stock Offerings and Debt Financing”).
     During the last nine months of 2006, we expect to spend $52.6 million for renewal and replacement expenditures, which is expected to be funded from capital reserves that we currently have set aside for such purposes, and $106.7 million for capital expenditures including projects to reposition, expand or upgrade our properties, which is expected to be funded from the sources listed above. Significant capital expenditure projects that are planned or currently in-progress for 2006 include a new spa at The Arizona Biltmore in Phoenix, a new signature pool at La Quinta Resort & Club in Palm Springs, California, and a new ballroom at each of the following properties: the Doral Golf Resort & Spa in Miami, The Ritz-Carlton Orlando and the JW Marriott Desert Ridge Resort & Spa in Phoenix. If our sources of short-term liquidity are not sufficient we may need to defer certain capital expenditures, reduce distributions to stockholders or both.
     We expect to meet our long-term liquidity needs through a combination of the following:
•	Sources described above with respect to our short-term liquidity;

•	Selective disposition of non-core assets or other assets, which, upon sale, generate net positive cash flow after debt repayments;

•	Selective sale or contribution of hotels or resorts to joint ventures, which have the net effect of generating additional capital; and

•	Issuance of additional equity and/or debt securities (other than in connection with the Reinvestment Plan).

     We believe that our long-term liquidity needs will be met through a combination of the sources listed above. If the above sources are not sufficient or we are unable to obtain access to such capital to fund our long-term liquidity requirements, we will pursue other actions, which may include but are not limited to, deferring capital expenditures, further reducing our distributions and/or selling certain additional properties.
     As of March 31, 2006, approximately $126.9 million and $176.0 million in outstanding debt are due to mature in 2006 and 2007, respectively. We expect to repay this debt from the sources listed above.
     Distributions
     During the three months ended March 31, 2006 and 2005 and the years ended December 31, 2005, 2004 and 2003, we declared and paid distributions to our stockholders of $38.2 million, $53.5 million, $168.1 million, $218.3 million and $130.0 million, respectively. As we began reporting in the third quarter of 2004, we anticipated that the distribution rate might be reduced to support our long-term financial goals. On June 16, 2005, our Board of Directors decided to lower the distribution rate based on its second quarter analysis of our distribution policy.
     During the three months ended March 31, 2006, $1.1 million in cash flows from operating activities was generated by credit enhancement funding. Distributions during this period were paid from available cash, including, but not limited to, cash generated from operations and proceeds from asset dispositions.
     Our distribution policy is based on a balanced analysis of value creation reflective of both current and long-term stabilized cash flows of our properties, our objective of continuing to qualify as a REIT for federal income tax purposes, the actual operating results of each quarter and anticipated operating results for the next fiscal year, economic conditions, other operating trends, our financial condition, loan restrictions, capital requirements and the avoidance of volatility of distributions. To maintain our qualification as a REIT under the Internal Revenue Code, we are required to make annual distributions to our stockholders of at least 90 percent of our taxable income on a tax basis excluding net capital gains.
     Cash Flows
     During the three months ended March 31, 2006 and 2005, we generated cash from operations of $70.8 million and $42.7 million, respectively. The increase in cash flows from operations is primarily due to positive changes in net operating assets as compared to the prior year quarter. Included in cash flows from operations is funding from credit enhancements totaling $1.1 million and $1.2 million for the three months ended March 31, 2006 and 2005, respectively.
     During the years ended December 31, 2005, 2004 and 2003, we generated cash from operations of $169.8 million, $213.7 million and $112.9 million, respectively. The increase in cash flows from operations is primarily due to the acquisition of several significant properties during 2004, 2003 and in early 2002. Included in cash flows from operations is funding from credit enhancements totaling $5.0 million, $30.4 million and $41.6 million for the years ended December 31, 2005, 2004 and 2003, respectively.
     Cash flows used in investing activities for the three months ended March 31, 2006, was $609.2 million as compared to $48.2 million for the three months ended March 31, 2005. For the three months ended March 31, 2006, use of cash was primarily driven by the GL Purchase, offset by the Del Sale.
     Cash flows provided by investing activities for the year ended December 31, 2005, was $525.2 million as compared to cash flows used in investing activities of $1.58 billion and $1.89 billion for the years ended December 31, 2004 and 2003, respectively. For 2005, the generation of cash was driven largely from the sale of properties. During 2004 and 2003 the usage of cash was driven primarily by the acquisition of properties.
     Cash flows provided by financing activities during the three months ended March 31, 2006 was $559.7 million, as compared to cash used in used in financing activities of $25.9 million for the three months ended March 31, 2005. The increase was primarily due to $591.6 million in net proceeds from mortgage loans resulting from the GL Loan.

     Commitments and Contingencies
     On August 16, 2004, a stockholder filed a complaint in the United States District Court for the Middle District of Florida (the “Class Action Lawsuit”) against, among others, us, the Advisor, certain affiliates of ours and of the Advisor, and certain directors and officers, including James M. Seneff, Jr., Robert A. Bourne, Thomas J. Hutchison III, John A. Griswold, Craig M. McAllaster and Robert E. Parsons, Jr. (the “Defendant Directors”). See “Business — Litigation,” for a description of and developments related to the Class Action Lawsuit. Since December 31, 2005, the following material developments have occurred with respect to the Class Action Lawsuit.
     On February 6, 2006, we and the other defendants executed a non-binding Memorandum of Understanding (“MOU”), which sets forth the general terms of an agreement in principle for the settlement of the Class Action Lawsuit. The MOU assumed that a merger agreement would be executed in accordance with a term sheet, dated December 5, 2005. On March 13, 2006, plaintiffs’ counsel confirmed that they had completed the discovery that was conducted to verify the settlement was reasonable, and the parties informed the Court of the terms of the MOU and the parties’ intention for the settlement to be documented by a stipulation of settlement. On March 16, 2006, the terms of the MOU and the settlement were approved by the Special Litigation Committee of the Board of Directors, which is comprised of the three non-defendant members of the Board of Directors.
     On April 3, 2006, after execution of the Amended Merger Agreement (as defined below), counsel for us, the Advisor, CNL Securities Corp. (“CSC”), and certain of our current and former directors and officers, including Messrs. Seneff, Bourne, Hutchison, Griswold, McAllaster, Parsons, Adams, and Dustin, executed a stipulation of settlement (the “Stipulation”), consistent with the terms of the MOU, which sets forth the terms of an agreement for the settlement of the Class Action Lawsuit. Under the terms of the Stipulation, subject to Court approval, two settlement classes will be certified (i) a class of all persons who purchased or otherwise acquired the our securities issued or offered pursuant to or by means our registration statements and/or prospectuses between August 16, 2001 and August 16, 2004, inclusive (the “Purchaser Class”), and (ii) a class of all persons who were entitled to vote on the proposals presented in the proxy statement filed by us, dated June 21, 2004, as amended or supplemented by the additional proxy solicitation materials filed on July 7, July 8 and July 20, 2004 (the “Proxy Class”). We and the other defendants have denied and continue to deny liability or any act of negligence or misconduct, but in exchange for a release and resolution of the Class Action Lawsuit, we and the other defendants have agreed to settle the Class Action Lawsuit.
     Under the terms of the Stipulation, in connection with the Purchaser Class claims, we will pay a total of $35 million, consisting of $3.7 million to be paid by January 15, 2007, $15.65 million to be paid by January 15, 2008, and $15.65 million to be paid by January 15, 2009, which payments will be deposited into a settlement fund account to be administered by plaintiffs’ counsel. Plaintiffs’ counsel will seek a fee with respect to the Purchaser Class equal to 25 percent of all amounts paid by us into the settlement fund account, totaling approximately $8.75 million, plus expenses. The proceeds in the settlement fund, plus any applicable interest, less approved fees and expenses will be distributed to stockholders who are members of the Purchaser Class. In connection with the Proxy Class and derivative claims, we and the other defendants who were our directors during the negotiation and execution of the Amended Merger Agreement, the Amended and Restated Renewal Agreement, and the Payment Agreement (the “New Agreements”) have acknowledged that the Class Action Lawsuit was among the material factors taken into account in connection with the terms of the New Agreements. As required by the terms of the Stipulation, we also provided plaintiffs’ counsel with an opportunity to review and comment on its proxy statement relating to a special meeting of our stockholders and all related materials for the purposes of compliance with all applicable securities and corporate fiduciary laws, rules, and regulations. In addition, as a part of the settlement of the Class Action Lawsuit, we will adopt or maintain certain corporate governance measures, including (i) a mechanism for a committee of the Board of Directors comprised solely of three independent directors to review and approve any proposal by us to our stockholders to approve an amendment to the Existing Charter to extend the date specified in the Existing Charter by which we must commence an orderly liquidation (and that any final evaluation by the advisor to such directors be provided to plaintiffs’ counsel for review), and (ii) the maintenance of a committee of the Board of Directors, consisting solely of directors who do not have a financial interest in the transaction being considered, to review and approve all related-party transactions. Plaintiffs’ counsel will seek a fee and a portion of reimbursable expenses with respect to the Proxy Class and derivative claims in the amount of $5.5 million which we have agreed to pay as part of the settlement.

     The Special Litigation Committee of the Board of Directors has determined that (i) the settlement is advisable and in our best interest and approved the settlement and implementation of its terms, and (ii) under the indemnification agreements with the Defendant Directors and under the Amended Advisory Agreement, the Defendant Directors and the Advisor would be entitled to indemnification in connection with the Class Action Lawsuit and that we should not seek contribution or reimbursement of advanced expenses from these parties in connection with the Class Action Lawsuit.
     Under the terms of the Stipulation, the named plaintiffs in the Class Action Lawsuit and their legal counsel have agreed to fully support stockholder approval of the Merger and the amendments to the Existing Charter as being fair and reasonable, and in the best interests of us and our stockholders.
     By Order dated April 21, 2006, the Court preliminarily approved the fairness of the settlement of the Class Action Lawsuit for the limited purpose of permitting notice to be mailed to the class of the proposed settlement and the fact that the Court will hold a hearing on July 26, 2006 to determine whether the proposed settlement should be considered by the Court as fair, reasonable and adequate, and to consider the fee and expense application of the plaintiffs’ attorneys.
     We accrued $34.2 million as of December 31, 2005, representing the present value of the total settlement estimate of $40.5 million, and recognized the related charge as an expense for litigation settlement in our statement of operations for the year ended December 31, 2005. During the quarter ended March 31, 2006, we recognized approximately $0.7 million in interest expense pertaining to the accrued liability.
     On March 13, 2006, we filed a lawsuit against Twin City Fire Insurance Company, Houston Casualty Company and Landmark American Insurance Company for declaratory judgment, breach of contract, attorneys’ fees and other relief (the “D&O Action”) under three Directors, Officers and Company liability insurance policies issued to us (collectively, the “Insurance Policies”) with stated aggregate limits of $30 million. Our D&O Action seeks, among other things, reimbursement of our costs incurred in connection with the Class Action Lawsuit, including defense costs and payments contemplated by the Stipulation, to the fullest extent of the Insurance Policies and as otherwise permitted by law. There can be no assurance that we will prevail in the D&O Action.
     On August 26, 2002, Carmel Valley, LLC filed a lawsuit against one of our subsidiaries, RFS Partnership, LP and certain of its subsidiaries, in the Superior Court of the State of California, for the County of San Diego. In April 2004, the Court granted our motion for summary judgment and dismissed all claims against us. Carmel Valley appealed and in January 2006 the appellate court reversed the summary judgment ruling in our favor and remanded the matter back to the trial court. While we continue to dispute that Carmel Valley suffered any damages in this case, to avoid further litigation expenses and to finally resolve the matter, in May 2006 we reached an agreement with Carmel Valley to settle all of its claims against us for a non-material amount. In exchange for our payment, Carmel Valley will provide us with a full and complete release of all pending and possible claims related to this matter.
     Lawsuits (and related appeals), claims and other legal or regulatory proceedings have been or may be instituted or asserted against us pertaining to our operations, offerings, unrecognized preacquisition contingencies and in the ordinary course of our business activities. Although the results of existing claims or litigation (and related appeals) cannot be predicted with certainty, we believe that the disposition of matters that are pending or asserted will not have a material adverse effect on our financial position, results of operations or liquidity.
     As of March 31, 2006, we had commitments to fund furniture, fixture and equipment replacements and capital improvements of our properties. We also are committed to fund our pro rata share of working capital shortfalls and construction commitments for our consolidated and unconsolidated entities, if shortfalls arise.
     During the last nine months of 2006, we expect to spend $52.6 million for renewal and replacement expenditures, which are expected to be funded from capital reserves that we currently has set aside for such purposes, and $106.7 million for capital expenditures including projects to reposition, expand or upgrade our properties, which is expected to be funded from operations and/or long-term borrowings. Significant capital expenditure projects that are planned or currently in-progress for 2006 include a new spa at The Arizona Biltmore in Phoenix, a new signature pool at La Quinta Resort & Club in Palm Springs, California, and a new ballroom at each of the following properties: the Doral Golf Resort & Spa in Miami, The Ritz-Carlton Orlando and the JW Marriott Desert Ridge Resort & Spa in Phoenix.
     As of March 31, 2006, we were not able to redeem, pursuant to our Redemption Plan, all of the shares for which redemption requests were submitted during such quarter. As of May 8, 2006, there was a total of approximately 7.9 million, or approximately $149.6 million, using the share price of $19.00 (applicable for such redemption under the Redemption Plan), which had been submitted by stockholders for redemption through the first quarter of 2006 and are now being held for redemption in future quarters. We redeem shares presented for redemption pursuant to the Redemption Plan, in part, based upon the timing of the redemptions requested and the amount raised under its Reinvestment Plan. In the quarterly period ended March 31, 2006, funds received from the Reinvestment Plan totaled $9.5 million, all of which were utilized to honor redemption requests. The Reinvestment Plan may be terminated by us at anytime.
     Commitments and Contingencies— The Advisor Merger and Other Matters
     Original Merger Agreement
     In April 2004, we entered into a merger agreement with, among others, the Advisor, as amended as of June 17, 2004 (the “Original Merger Agreement”). The Original Merger Agreement provided for the merger of the Advisor into a wholly-owned subsidiary of ours (the “Original Merger”) and was approved by our at the 2004 Annual Meeting of Stockholders. Completion of the Original Merger was subject to the satisfaction or waiver, where permissible, of a number of conditions, some of which can no longer be fulfilled and would require waivers. Under the terms of the Original Merger Agreement, either party may have terminated the Original Merger Agreement, although neither party did so. The Original Merger Agreement provided that during the period from the execution of the Original Merger Agreement, April 29, 2004, until the earlier of (i) the Original Merger becoming effective or (ii) the Original Merger Agreement being terminated, the Advisor would earn and be paid the following fees: (a) monthly asset management fees and (b) development fees earned by the Advisor or its subsidiaries in the ordinary course of business. Additionally, the Advisor would continue to be reimbursed for expenses incurred in the ordinary course of business in accordance with the terms of the Amended Advisory Agreement, including but not limited to, accounting fees. Under the Original Merger Agreement, the Advisor was not entitled to receive any other fees from us to which it otherwise would have been entitled under the Amended Advisory Agreement.
     Amended and Restated Merger Agreement
     On April 3, 2006, we entered into an amended and restated agreement and plan of merger with the Advisor, CREG, Five Arrows Realty Securities II L.L.C. (“Five Arrows”), the other stockholders of the Advisor identified therein, CNL Hotels & Resorts Acquisition, LLC (“Acquisition Sub”), CNL Hospitality Properties Acquisition Corp., and CFG (the “Amended Merger Agreement”). Our Board of Directors approved the Amended Merger Agreement after receiving the recommendation of a special committee comprised of three of our independent directors. Pursuant to the Amended Merger Agreement, the Advisor will merge with and into Acquisition Sub (the “Merger”), and the separate corporate existence of the Advisor will cease. The Amended Merger Agreement amends and restates the Original Merger Agreement.
     Upon the closing of the Merger (the “Closing”), all of the outstanding shares of capital stock of Advisor (the “Advisor Shares”) will be converted into the right to receive 3.6 million of our shares of common stock, which total number of shares was calculated by dividing $72.0 million by the Per Share Price (as defined in the Amended Merger Agreement), and the Advisor Shares shall thereupon cease to be outstanding and shall be canceled, retired and cease to exist. In addition, at the Closing, (i) if the closing date is on or before June 30, 2006, we will assume and repay a note issued by the Advisor to Five Arrows, which as of March 31, 2006 had an outstanding principal balance of approximately $7.9 million (the “Five Arrows Note”), or (ii) if the closing date is after June 30, 2006, we will assume and repay a loan in the principal amount of $7.625 million, to be made by CREG or its affiliate to the Advisor, solely to enable the Advisor to pay the final principal installment under the Five Arrows Note due on June 30, 2006. Upon consummation of the Merger, the surviving company, as the successor to the Advisor, will be a wholly-owned subsidiary of ours, and the Advisor’s officers and other employees will become our employees. If the Merger is consummated, the Amended Advisory Agreement between us and the Advisor will be terminated and we will become self-advised.

     We and the Advisor, among others, have made representations, warranties and covenants in the Amended Merger Agreement. Consummation of the Merger is subject to a number of closing conditions, including, among others, (i) approval of the Merger by our stockholders, (ii) the approval by our stockholders, and the filing of certain amendments to our Existing Charter, (iii) receipt of certain consents and approvals, and (iv) receipt of certain legal opinions from counsel to us and the Advisor. The Amended Merger Agreement may be terminated at any time prior to the effective time of the Merger, including before or after approval of the Merger and the Amended Merger Agreement by ours stockholders, by mutual consent of us and the Advisor or by us or the Advisor, in certain circumstances. The Amended Merger Agreement also may be terminated after December 31, 2006 if the Merger shall not have been consummated by such date.
     Certain of our officers and directors and their respective affiliates collectively own, directly or indirectly, an aggregate of 90 percent of the outstanding capital stock of the Advisor and will receive, directly or indirectly, an aggregate of 3.24 million of our common shares in the Merger. Mr. Seneff, Jr., jointly with his wife, has ownership and voting control of CNL Holdings, Inc., the parent company of CFG, which, in turn, wholly owns CREG, the owner of approximately 53.6 percent of the outstanding shares of common stock of the Advisor. Mr. Seneff also directly owns an additional approximately 7.5 percent of the outstanding shares of common stock of the Advisor. As a result of his direct and indirect holdings in the Advisor, Mr. Seneff will be entitled to receive approximately 2.2 million shares of our common stock in the Merger. In addition, Mr. Bourne owns directly approximately 13.34 percent of the outstanding shares of common stock of the Advisor, which shares will entitle Mr. Bourne to receive approximately 480,240 shares of our common stock in the Merger. Messrs. Hutchison, Griswold, Strickland, Verbaas, and Bloom, officers of ours and of the Advisor, own an aggregate of approximately 15.6 percent of the outstanding shares of common stock of the Advisor, which, in connection with the Merger, will entitle them to receive an aggregate of approximately 559,440 shares of our common stock. As part of the closing of the Merger, we will enter into a registration rights agreement with the stockholders of the Advisor, which will require us to register, in certain instances, our common shares that the Advisor’s stockholders received in the Merger.
     On March 30, 2006, we and the Advisor entered into the 2006 Renewal with respect to the Amended Advisory Agreement, pursuant to which the Amended Advisory Agreement was renewed for a three-month term commencing on April 1, 2006 and terminating on June 30, 2006. For additional information see the section Additional Information—“Related Party Transactions.”
     Employment Agreements
     On April 3, 2006, we entered into employment agreements with the following officers of the Advisor: Messrs. Hutchison, Griswold, Strickland, and Bloom. On June 1, 2006, we entered into an employment agreement with Mr. McMullen. The employment agreements with all such officers, which will become effective only if the Merger is consummated, are referred to as “Employment Agreements.” Previously, each individual was employed by the Advisor (except that, effective May 22, 2006, Mr. McMullen became employed by us) and no one other than Mr. Griswold had any written employment agreement with the Advisor. While the Employment Agreements provide for annual salaries substantially the same as such individuals are currently paid by the Advisor, the Employment Agreements contain other benefits that may differ from existing employment arrangements. In particular, the Employment Agreements provide that each such individual will be eligible for an annual bonus of up to amounts ranging from 50 percent to 200 percent of his then-current annual salary, which may give rise to the payment of bonuses higher than such individuals would receive in the absence of a written employment agreement. Further, such officers own an aggregate of approximately 15 percent of the outstanding shares of Advisor common stock which, in connection with the Merger, will entitle them to receive an aggregate of approximately 540,000 of our common shares. Each such executive will also receive certain shares in the form of stock units that will vest in four equal installments on December 31, 2006, December 31, 2007, December 31, 2008, and December 31, 2009 if he remains in service with us. In addition, each such executive will be granted certain additional shares in the form of stock units, which shall be subject to vesting based on the achievement of certain performance criteria. Each of such persons are currently officers of ours and each has agreed to continue to serve as an officer of ours, effective as of the effective time of the Merger. These agreements will become effective only if the Merger is consummated.
     Each of the Employment Agreements includes covenants protecting our confidential information and intellectual property. The Employment Agreements also contain covenants regarding non-solicitation and non-

competition. Each of the Employment Agreement resulted from an arms-length negotiation between us and the officer. For additional information see “Management - Employment Agreements.”
     Events Subsequent to March 31, 2006
     On April 3, 2006, a consolidated partnership in which we own a 70 percent interest (the “Hilton 1 Partnership”) obtained a new $120 million loan (the “Hilton 1 Loan”) from The Prudential Insurance Company of America (“Prudential”). The Hilton 1 Partnership owns four hotels located in Miami, FL, Costa Mesa, CA, Auburn Hills, MI and Portland, OR.
     Approximately $96.5 million of the loan proceeds were used to refinance the existing debt of the Hilton 1 Partnership and to pay costs associated with the Hilton 1 Loan. The remaining proceeds were distributed to us as a return of capital.
     The Hilton 1 Loan bears interest at a fixed rate of 5.47 percent per annum and requires monthly payments of principal and interest based upon a 25-year amortization through maturity, with a balloon payment for the remaining balance due on April 1, 2011. The Hilton 1 Loan is collateralized by the four properties and contains restrictive covenants, as defined in the Hilton 1 Loan agreement, which require the Hilton 1 Partnership to (i) maintain a minimum ratio of net operating income to the aggregate sum of debt service, (ii) incur debt only as permitted, (iii) maintain reserve accounts, and (iv) comply with other customary affirmative and negative covenants. The Hilton 1 Loan also contains customary default provisions.
     On April 3, 2006, we entered into the Amended Merger Agreement with the Advisor. For additional information, see “Commitments and Contingencies—The Advisor Merger and Other Matters.”
     On April 21, 2006, we amended Article VII, Section 7.1 of our Existing Charter increasing the total number of shares of capital stock which we are authorized to issue to 3.675 billion (3,675,000,000) shares, consisting of 3 billion common shares, $0.01 par value per share (as described in Section 7.2(b) of the Existing Charter), 75 million preferred shares, $0.01 par value per share (as described in Section 7.3 of the Existing Charter) and, 600 million of excess shares, $0.01 par value per share (as described in Section 7.7 of the Existing Charter). Of the 600 million excess shares, 585 million are issuable in exchange for common shares and 15 million are issuable in exchange for preferred shares.
     On April 28, 2006, we completed the sale of our two Wyndham hotels to an affiliate of The Blackstone Group for $42.5 million, resulting in an estimated net gain of approximately $4 million. The two properties—Wyndham Denver Tech Center (Denver) and Wyndham Billerica (Billerica, Mass.)—were previously leased by us to an affiliate of The Blackstone Group. We used the proceeds from the sale primarily to consummate the acquisition of the interests in Desert Ridge Resort and for other general corporate purposes.
     In April and May 2006, respectively, the Compensation Committee of the Board of Directors and the Board of Directors each approved a modification of the stock compensation paid to the independent directors whereby 500 shares will be granted to each independent director per quarter in lieu of shares paid equivalent to a value of $10,000.
     On May 19, 2006, CNL DRR Investor LP, a Delaware limited partnership (the “Purchaser”) and a wholly-owned subsidiary of ours, completed the purchase of the remaining interests held by Desert Ridge Resort, Ltd. (“DRR Ltd.”) and Marriott Hotel Services, Inc. (“MHS”) in Desert Ridge Resort Partners, LLC (“DRR LLC”), which through a wholly owned subsidiary owns the JW Marriott Desert Ridge Resort & Spa located in Phoenix, Arizona (the “DRR Resort”), increasing the Purchaser’s ownership interest in the DRR Resort to 100 percent. The purchase was completed pursuant to the terms of separate Purchase and Sale Agreements (the “Purchase Agreements”) entered into with DRR Ltd. and MHS on April 3, 2006. DRR Ltd.’s 45.84 percent interest and MHS’s 10.16 percent interest in the DRR Resort was acquired for cash of $53,449,440 and $11,846,500, respectively, for an aggregate purchase price of $65,295,940, plus closing price adjustments relating to working capital and cash flow of the DRR Resort before closing (the “Total Payment”). Deposits totaling $488,000 made by the Purchaser subsequent to entering into the Purchase Agreements were applied against the Total Payment at closing.

     Off-Balance Sheet Arrangements
     At March 31, 2006, we had unconsolidated investments in two joint ventures that each owned one property. The unconsolidated entities had $339.3 million of non-recourse mortgage debt relating to these properties. We have also severally guaranteed a 16.67 percent share, or approximately $2.6 million, of a $15.5 million unsecured promissory note of one of the unconsolidated limited partnerships. This debt is not reflected as a liability on our consolidated balance sheet.
     Our liability with regard to non-recourse debt and the liability of our subsidiaries that are members or partners in joint ventures are generally limited to the guarantee of the borrowing entity’s obligations to pay for the lender’s losses caused by misconduct, fraud or misappropriation of funds by the venture and other typical exceptions from the non-recourse provisions in the mortgages, such as for environmental liabilities.
     We have recorded equity in earnings of unconsolidated entities of $1.2 million and equity in losses of unconsolidated entities of $0.5 million for the three months ended March 31, 2006 and 2005, respectively, and received distributions of $1.0 million and $1.4 million for the three months ended March 31, 2006 and 2005, respectively. The principal source of revenue for these unconsolidated entities is revenues from hotel and resort operations, which are not included in our consolidated statements of operations. Revenues for these unconsolidated entities were $42.5 million and $60.5 million for the three months ended March 31, 2006 and 2005, respectively.
     We have recorded equity in earnings of unconsolidated entities of $32.8 million and equity in losses of unconsolidated entities of $18.5 million for the years ended December 31, 2005 and 2004, respectively, including a gain of approximately $46.4 million recognized in connection with the WBR Sale for the year ended December 31, 2005, and a non-recurring charge for loss on extinguishment of debt of $15.7 million and $13.1 million, for the years ended December 31, 2005 and 2004, respectively, and received distributions of $55.4 million and $4.1 million for the years ended December 31, 2005 and 2004, respectively. The principal source of revenue for these unconsolidated entities is revenues from hotel and resort operations, which are not included in our consolidated statements of operations. Revenues for these unconsolidated entities were $221.4 million and $203.8 million for the years ended December 31, 2005 and 2004, respectively.
     Capital expenditures on these properties are generally paid from the capital reserve account of the unconsolidated entity, which is funded from the income from operations of these ventures. However, if a venture has insufficient cash flow to meet operating expenses or make necessary capital improvements, the venture may make a capital call upon the venture members or partners to fund such necessary improvements. It is possible that, in the event of a capital call, the other joint venture members or partners may be unwilling or unable to make the necessary capital contributions. Under such circumstances, we may elect to make the other party’s contribution as a loan to the venture or as an additional capital contribution by us. Under certain circumstances, a capital contribution by us may increase our equity investment to greater than 50 percent and may require that we consolidate the venture, including all of its assets and liabilities and its statement of operations, into our consolidated financial statements.
     With respect to those ventures that are partnerships, any of our subsidiaries that serve as a general partner will be liable for all of the recourse obligations of the venture, to the extent that the venture does not have sufficient assets or insurance to satisfy the obligations. In addition, the properties owned by the unconsolidated entities could perform below expectations and result in the insolvency of the ventures and the acceleration of their debts, unless the members or partners provide additional capital. In some ventures, the members or partners may be required to make additional capital contributions or have their interest in the venture be reduced or offset for the benefit of any party making the required investment on their behalf. In the foregoing and other circumstances, we may be faced with the choice of losing our investment in a venture or investing additional capital under circumstances that do not assure a return on that investment.
Contractual Cash Obligations
     The following table represents our contractual cash obligations and future potential commitments, and the estimated related payment periods as of March 31, 2006 (in thousands):

Contractual Cash Obligations

	Less than
	1 Year		1-3 Years	3-5 Years*	Thereafter	Total
Mortgages and other notes payable (including the revolving line of credit and other liabilities)	$126,921		$424,062	$1,029,133	$1,642,278	$3,222,394
Interest expense	229,992		409,530	301,805	99,295	1,040,622
Capital lease obligations	1,492		1,341	2	––	2,835
Capital expenditures	159,271		––	––	––	159,271
Payment Agreement	12,000		––	––	––	12,000
Litigation settlement	5,500	**	19,350	15,650	––	40,500

	$535,176		$854,283	$1,346,590	$1,741,573	$4,977,622

*	In January 2006, we refinanced approximately $1.5 billion of the scheduled maturities in mortgages and other notes payable pursuant to which the long-term borrowing will mature in 2011.

**	Estimated timing of payment, although no assurance can be given that payment will occur during this period.
Additional Information
     Related Party Transactions
     Certain of our directors and officers hold similar positions with the Advisor and its affiliates. These affiliates are by contract entitled to receive fees and compensation for services provided in connection with the acquisition, development, management and sale of our assets. During 2005, CNL Securities Corp. (“CSC”), the managing dealer of our prior offerings, conducted a compliance review relative to recent rule changes implemented by the NASD. Based upon this review, CSC determined that certain commissions, totaling $2.1 million, accrued in 2004 and paid in January 2005, by us, should not have been paid to CSC as they had reached the cap on such costs that could be passed through to us. CSC refunded these commissions to us in November 2005.
     In addition, CSC determined that we had exceeded the stock issuance cost cap in connection with the third offering in April 2002, by an amount of $0.4 million. CSC refunded these costs to us in November 2005.

     Amounts incurred (refunded) relating to these transactions with affiliates were as follows for the three months ended March 31, 2006 and 2005 and the years ended December 31, 2005 and 2004 (in thousands):

	March 31,	March 31,	Dec. 31,	Dec. 31,
	2006	2005	2005	2004
CNL Securities Corp.:
Selling commissions (refund), net*	$––	$––	$(2,103)	$47,519
Marketing support fee and due diligence expense reimbursements (refund), net*	––	––	(394)	3,072

	––	––	(2,497)	50,591

Advisor and its affiliates:
Acquisition fees	3,941	––	23,000	30,235
Development fees	772	962	3,001	2,224
Asset management fees	6,543	7,300	27,868	26,505

	11,256	8,262	53,869	58,964

	$11,256	$8,262	$51,372	$109,555

*	The majority of the fees and reimbursements incurred in 2004 were paid to unaffiliated broker-dealer firms.
     Approximately $12.0 million and $27.0 million are included in due to related parties in the accompanying consolidated balance sheets as of March 31, 2006 and December 31, 2005, respectively.
     The Advisor and its affiliates provide various administrative services to us, including, but not limited to, services related to legal administration; accounting; financial, tax, insurance administration and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with our best-efforts offerings), on a day-to-day basis. The expenses incurred for these services were classified as follows for the three months ended March 31, 2006 and 2005 and the years ended December 31, 2005 and 2004 (in thousands):

	March 31,	March 31,	Dec. 31,	Dec. 31,
	2006	2005	2005	2004
Stock issuance costs	$––	$––	$––	$8,188
General operating and administrative expenses	884	830	4,515	4,328

	$884	$830	$4,515	$12,516

     Pursuant to our Amended Advisory Agreement, the Advisor provides management services relating to our business, the properties and, if applicable, any mortgage loans we may provide to other hotel and resort operators. Under the terms of the Amended Advisory Agreement the Advisor is responsible for assisting us in: negotiating leases; permanent financing; mortgage loans to other hotel and resort operators and short-term loans or lines of credit; collecting rents and payments on any mortgage financing we provide; inspecting the properties and the tenants’ or managers’ books and records; and responding to tenants’ or managers’ inquiries and notices. The Advisor also provides us with services pertaining to the expansion, renovation, refurbishment, development, and construction of our properties (the “PD&C Services”), and with accounting, technical and other administrative services (the “Administrative Services”). In exchange for the management services, the Advisor is entitled to receive an asset management fee. The asset management fee is calculated monthly as the amount equal to one-twelfth of 0.60 percent of the total amount invested in properties, exclusive of acquisition fees paid to the Advisor and acquisition expenses, plus one-twelfth of 0.60 percent of the outstanding principal amount of any mortgage loans made by us as of the end of the preceding month. The fees we pay the Advisor for the PD&C Services reflect a negotiated percentage (typically four to five percent) of anticipated project costs and may include an incentive fee based on the amount a project is completed under the anticipated project costs. The fees we pay the Advisor for Administrative Services are predetermined based upon an hourly rate for the specific personnel of the Advisor or its affiliates performing such services for us.
     For identifying properties for us to acquire, structuring the terms of the acquisition and the TRS leases for the properties (as applicable) and structuring the terms of any mortgage loans related to the acquisition, the Advisor receives an acquisition fee, which prior to April 2005 was equal to 4.5 percent of gross proceeds from our equity offerings and/or loan proceeds from permanent financing that we used to acquire such properties. Pursuant to the terms of an Amended and Restated Renewal Agreement executed by us and the Advisor (as more fully described herein) in December 2005, the acquisition fee applicable under the Advisory Agreement for services rendered by the Advisor was adjusted to 3.0 percent effective as of April 1, 2005. For providing services in connection with the sale of our properties, the Advisor may receive a subordinated disposition fee equal to the lesser of (i) one-half of a competitive real estate commission, as defined in the Amended Advisory Agreement, or (ii) three percent of the sale price of such properties. The subordinated disposition fee is only paid if our stockholders have received distributions in excess of a predefined minimum threshold. Certain of the above fees ordinarily paid to the Advisor were not being paid prior to December 2005, pursuant to the terms of the Original Merger Agreement between us and the Advisor.
     On March 31, 2005, we entered into an agreement with the Advisor (the “Renewal Agreement”), with respect to the Advisory Agreement, pursuant to which the Advisory Agreement was renewed for an additional one-year term commencing on April 1, 2005, and ending on March 31, 2006. Pursuant to the terms of the Renewal Agreement, the parties agreed to further review and negotiate the rate of acquisition fees under the Amended Advisory Agreement.
     On December 30, 2005, we and the Advisor also entered into an Amended and Restated Renewal Agreement (the “Amended and Restated Renewal Agreement”), which amended and restated the Renewal Agreement, and amended the Advisory Agreement (as so amended, the “Amended Advisory Agreement”). The Amended and Restated Renewal Agreement provides for a reduction in the rate of acquisition fees from 4.5 percent to 3.0 percent, retroactive to April 1, 2005.
     On March 30, 2006, we and the Advisor entered into a Renewal Agreement (the “2006 Renewal”), with respect to the Amended Advisory Agreement, pursuant to which the Amended Advisory Agreement was renewed for a three-month term commencing on April 1, 2006 and terminating on June 30, 2006.
     On December 30, 2005, we and the Advisor entered into the Payment Agreement which provides for certain payments in the aggregate amount of $37 million (the “Payment Amount”) by us to the Advisor in full satisfaction of acquisition fees claimed by the Advisor in the aggregate amount of approximately $82.7 million that were deferred (the “Payable Fees”) pursuant to the terms of the Original Merger Agreement.
     The Payment Agreement provides for the payment to the Advisor of an aggregate of $37 million as follows: (i) $10 million in cash to the Advisor, which was paid on December 30, 2005, and (ii) a promissory note made by us to the Advisor in the original principal amount of $27 million which was issued and delivered (the “Promissory Note”). The Promissory Note requires payment of principal, with any unpaid accrued interest, of $15 million on January 31, 2006, which payment was made, and $12 million on January 31, 2007. Interest accrues under the terms of the Promissory Note at 6 percent per annum. Pursuant to the Payment Agreement, the Advisor agreed that (i) the Payment Amount is in full satisfaction and payment of all its rights and interests with respect to the Payable Fees and (ii) there are no other unpaid acquisition fees which have been incurred by us or earned by the Advisor on or prior to December 31, 2005, other than the Payable Fees. In addition, under the terms of the Payment Agreement, the Advisor acknowledged and agreed (i) to irrevocably waive the right to payment of all acquisition fees and asset management fees and as enumerated in Section 9(a) of the Amended Advisory Agreement) payable by us to the Advisor under the Amended Advisory Agreement for the period from and including January 1, 2006 through and including June 30, 2006 (collectively, the “Relinquished Fees”) and (ii) that the agreements, covenants and provisions in the Payment Agreement are in full satisfaction and payment of all its rights and interests with respect to the Relinquished Fees. The Payment Agreement also provides(i) that except for the Payment Amount with respect to the Payable Fees and the waiver of the Relinquished Fees, all other advisory fees under the Amended

Advisory Agreement incurred by us and earned by the Advisor shall be payable in accordance with the terms and conditions of the Amended Advisory Agreement, (ii) for mutual releases, and (iii) that to the extent that Section 8.13 of the Original Merger Agreement is inconsistent with the terms and conditions of the Payment Agreement, the Payment Agreement shall supersede Section 8.13 of the Original Merger Agreement. We have capitalized approximately $23 million of the Payment Amount to the acquisitions applicable to the Payable Fees and $14 million has been treated as prepaid asset management fees which will be recognized ratably over the first six months of 2006. In the three months ended March 31, 2006, we recognized approximately $6.5 million of the prepaid asset management fees as asset management fee expense.
     In April 2005, KSL II Management Operations LLC (“KSL”), in its role as third-party management company of the Grand Wailea Resort and Spa (“GWR”), entered into an amenity license agreement with Exclusive Resorts Club Management, LLC (“ER”) to provide ER with access to the amenities at GWR and the right to use certain marks and photographs concerning GWR for the benefit of certain condominium units in the vicinity of GWR expected to be acquired by ER from an unaffiliated developer. As consideration for the amenity license and the use of marks and photographs, ER will pay a reservation fee for each condominium unit for which a license is purchased by ER and an annual license fee per unit commencing with the second year of the term, and such license fee increases each year through the last year of the term for each such unit. Subject to certain termination rights, the initial term is ten years with an option in favor of ER to extend the term for five additional years. The estimated financial benefit to GWR over the life of the agreement is approximately $8 million. Because one of our directors, Robert E. Parsons, Jr., is the chief financial officer of and holds a participating interest in ER, our Board of Directors, with that director abstaining, reviewed and approved the transaction with ER, pursuant to our Existing Charter. Mr. Parsons has agreed to waive any distribution rights he had under his participation agreement with respect to this transaction. We received $130,000 for access fees for 2006 under the terms of this agreement during the year ended December 31, 2005. At December 31, 2005, such fees are deferred for recognition as income in future periods.
     On May 13, 2005, the Board of Directors approved an amendment to our Bylaws pertaining to specified amounts of compensation for directors’ services or activities. The amendment relates to the section of the Bylaws that addresses director compensation and provides that our directors will be entitled to receive compensation as may be determined by the Board of Directors by resolution (including the affirmative vote of a majority of independent directors) for the services or activities they perform or engage in as directors. Directors who are affiliates of the Advisor are not entitled to and do not receive compensation for their services or activities in accordance with our bylaws.
     Our Compensation Committee and Board of Directors previously approved the grant of $10,000 of our common stock for each quarter of service to our five independent directors. During the three months ended March 31, 2006 and 2005 and the years ended December 31, 2005 and 2004, we recorded compensation expense of $50,000, $0, $275,000 and $200,000, respectively, based on a deemed price of $20.00 per share of our common stock. Subsequent to May 2006, pursuant to our long-term incentive plan, we will issue 500 shares of our common stock to the independent members of the Board of Directors on a quarterly basis or as determined appropriate by the Compensation Committee of the Board of Directors. In event that we complete the Merger, we also expect to issue restricted stock grants to certain employees in the future subject to the approval of the Compensation Committee.
     In May 2005, we entered into indemnification agreements with three of our independent directors, Douglas Holladay, Jack F. Kemp, Dianna F. Morgan and our assistant secretary, Stephanie J. Thomas and amended indemnification agreements with C. Brian Strickland, Mark E. Patten, Barry A. N. Bloom and Marcel Verbaas to conform them to other outstanding indemnification agreements. The indemnification agreements require, among other things, that we indemnify these officers and directors, to the fullest extent required or permitted by our Existing Charter and by applicable law, for their actions and decisions on behalf of us, our subsidiaries and affiliates and the Advisor, as the case may be, to the extent such decisions and actions are performed on our behalf. The indemnification agreements also require that we advance to these officers and directors all related expenses; subject to reimbursement if it is subsequently determined that indemnification is not permitted. Each of these indemnification agreements is retroactive to the first date of service with us for the officer or director, as the case may be. On October 3, 2005, we entered into a similar agreement with Greerson G. McMullen, our Chief General Counsel, Senior Vice President and Secretary and, prior to May 22, 2006, Chief General Counsel and Senior Vice President of the Advisor.

     We own a 9.901 percent interest, as a limited partner, in CNL Plaza, Ltd. (the “Owner”), a limited partnership that owns an office building located in Orlando, Florida, in which the Advisor and certain affiliates of CFG lease office space. CFG owns a controlling interest in the parent company of the Advisor and is indirectly wholly-owned by James M. Seneff, our Chairman of the Board, and his wife. Robert A. Bourne, our Vice-Chairman of the Board of Directors, is an officer of CFG. The remaining interests in the Owner are held by several entities with present or former affiliations with CFG, including: CNL Plaza Venture, Ltd., which has a 1 percent interest as general partner of Owner and whose general partner is indirectly wholly-owned by Mr. Seneff and his wife; CNL Corporate Investors, Ltd., which is indirectly wholly-owned by Messrs. Seneff and Bourne, and which has a 49.495 percent interest, as a limited partner, in Owner; CNL Retirement Properties, Inc. which has a 9.901 percent interest, as a limited partner, in Owner; Commercial Net Lease Realty, Inc., which has a 24.7525 percent interest, as a limited partner, in Owner; and CNL APF Partners, LP, which has a 4.9505 percent interest, as a limited partner, in Owner. We also own a 9.9 percent interest in CNL Plaza Venture, Ltd. (the “Borrower”), a Florida limited partnership, which is the general partner of Owner. The remaining interests in the Borrower are held by the same entities in the same proportion described above with respect to the Owner. Results of operations for the Owner and the Borrower are reported in “Note 6. Investments in Unconsolidated Entities” of our consolidated financial statements for the year ended December 31, 2005.
     In 2002, we guaranteed a 16.67 percent share, or approximately $2.6 million, of a $15.5 million unsecured promissory note of the Borrower. Our guaranty was a pro rata, several, payment guaranty commensurate with and limited to 16.67 percent of the Wachovia Loan. CFG negotiated a new $14 million unsecured loan to the Borrower to refinance the remaining balance of the original loan. As with the original loan, we executed a pro rata, several, payment guaranty commensurate with and limited to 16.67 percent, or approximately $2.3 million, on September 30, 2005. Thomas J. Hutchison III, John A. Griswold, Robert A. Bourne and James M. Seneff, each a director and officer of ours are also directors and officers of the Advisor and an affiliate of CFG.
     In addition, in 2004, the Owner conveyed a portion of the premises underlying the parking structure adjacent to its office building to CNL Plaza II, Ltd., a limited partnership in which Messrs. Seneff and Bourne own a 60 percent interest and 40 percent interest, respectively, as part of the development of the premises surrounding the building. The purpose of the conveyance was to adjust the percentage fee simple ownership under the parking structure so as to allow joint parking privileges for a new tower being developed and owned by CNL Plaza II, Ltd. In connection with this transaction, the Owner will receive an ownership interest in a cross-bridge and an anticipated benefit from a reduction in the allocation of its operating expenses for the garage. CNL Plaza II, Ltd., has paid the Owner $1.9 million representing the appraisal value of the land conveyance.
     We maintain bank accounts in a bank in which Messrs. Seneff and Bourne serve as directors, and in which CFG, an affiliate of the Advisor, is a stockholder. The amounts deposited with this bank were approximately $42.6 million and $39.8 million at March 31, 2006 and December 31, 2005, respectively.
     As more fully described in “Note 6, Investments in Unconsolidated Entities” of our consolidated financial statements for the year ended December 31, 2005, we own an unconsolidated interest in DRR, LLC, a partnership in which a limited partner, DRR Ltd., is controlled by our Chairman, James M. Seneff, Jr. and Vice Chairman of the Board of Directors, Robert A. Bourne.
     CTM engaged Dustin/Massagli LLC, a company in which one of our previous directors is president, a director and a principal stockholder, to manage its business. In January 2005, EMTG, LLC was dissolved and we wrote off our remaining investment in CTM as of December 31, 2004.
     We may compete with certain of our affiliates who may seek to acquire properties that, while not directly in our industry, could satisfy our acquisition criteria. CNL Income Properties, Inc. (“CIP”), an entity in which two of our directors also serve as directors of CIP, seeks to acquire leisure properties, such as marinas, golf course operations and ski resorts. Although those properties are not considered a part of our industry, a leisure property could contain a hotel or resort that satisfies the acquisition criteria of CIP and us. In the event that a property which includes a hotel or resort becomes available, and the property is a suitable investment for both CIP and us, CIP has given us a right of first offer if the hotel or resort has generated more than 50 percent of the revenues from such property during the immediately preceding 12 months. Further, in the event that a portfolio of properties which includes a hotel or resort becomes available and the portfolio is a suitable investment for both CIP and us, we have been granted a right of first offer if more than 50 percent of the revenues from such portfolio during the immediately preceding twelve months were generated by hotels or resorts. CIP may revoke our right of first offer at any time.
     In connection with the KSL Acquisition, we acquired a corporate plane which was subject to a capital lease with a remaining term of six years and operated by an unaffiliated third party. During the year ended December 31, 2004, the Advisor chartered the plane from the unaffiliated third-party operator on competitive terms. Neither the Advisor nor its officers chartered our plane during 2005. In connection with the charter activity, we received expense reimbursements of approximately $0.1 million for the charges incurred by the Advisor. These payments have been recorded as a reduction in expenses. The agreement with the unaffiliated third party that operates the plane expired on September 30, 2004. In February 2006, we sold the plane to an unaffiliated third party and recognized a net loss of approximately $1.3 million resulting from the early termination fee of the underlying capital lease.

     Indebtedness
     As of March 31, 2006, our fixed and variable rate debt instruments, excluding debt of unconsolidated partnerships, were as follows (in thousands):

					March 31,	December
					2006	31, 2005
	Collateral (1)	Interest Rate (2)		Maturity Date	Balance	Balance
Floating rate debt:
CMBS loan – floating rate portion	5 hotels	LIBOR + 272.5 bps	(3)	February 2011	$525,000	$1,500,000
Mortgage debt – floating rate portion	2 hotels	LIBOR + 276 bps	(3)	March 2011	235,000	—
Mortgage debt	4 hotels	LIBOR + 230 bps	(4)	October 2006	94,612	94,919
Mortgage debt	1 hotel	CDOR + 375 bps	(5)	April 2009	37,699	37,752
Mortgage debt	1 hotel	LIBOR + 350 bps		August 2006	15,675	15,720
Secured revolver	25 hotels	LIBOR + 225 bps		September 2008	35,000	—

Total floating rate debt					942,986	1,648,391

Fixed rate debt:
CMBS loan – fixed rate portion	5 hotels	5.57%		February 2011	1,000,000	—
Mortgage debt – fixed rate portion	2 hotels	5.71%		March 2011	335,000	—
Mortgage debt	8 hotels	6.53%		November 2007	87,628	88,225
Mortgage debt	3 hotels	8.34%		December 2007	50,000	50,000
Mortgage debt	2 hotels	5.67%		January 2008	76,799	77,053
Mortgage debt	1 hotel	5.84%		December 2007	30,288	30,435
Mortgage debt	1 hotel	4.93%		July 2008	50,000	50,000
Mortgage debt	2 hotels	5.50%		January 2009	127,200	127,200
Mortgage debt	10 hotels	7.83%		December 2008	48,559	48,843
Mortgage debt	1 hotel	5.60%		April 2009	31,340	31,504
Mortgage debt	7 hotels	7.67%	(6)	July 2009	78,341	78,836
Mortgage debt	5 hotels	5.95%		March 2010	145,000	145,000
Mortgage debt	8 hotels	8.00%		August 2010	85,779	86,371
Mortgage debt	1 hotel	8.08%		August 2010	44,877	45,062
Mortgage debt	1 hotel	8.32%		January 2011	6,315	6,345
Mortgage debt	1 hotel	8.11%		February 2011	27,172	27,355
Mortgage debt	1 hotel	7.78%		January 2023	8,613	8,672
Mortgage debt	1 hotel	8.29%		December 2025	30,653	30,787
Tax incremental financing note	1 hotel	12.85%	(7)	June 2018	7,783	7,783
Insurance financing note	n/a	6.99%		October 2006	7,061	10,592
Publicly-traded term notes	n/a	9.75%		March 2012	1,000	1,000

Total fixed rate debt					2,279,408	951,063

Total debt					$3,222,394	$2,599,454

(1)	As of March 31, 2006, 99 percent of the properties we directly owned were pledged as collateral under our financing arrangements.

(2)	As of March 31, 2006 and December 31, 2005, LIBOR was 4.83 percent and 4.39 percent, respectively, and CDOR was 3.87 percent and 3.37 percent.

(3)	Blended interest rate

(4)	Interest rate floor of 4.96 percent

(5)	Interest rate floor of 6.25 percent

(6)	Average interest rate as the loans bear interest ranging from 7.5 percent to 7.75 percent

(7)	This note is paid down with incremental real estate taxes bearing an interest rate of 12.85 percent
     Exposure to Interest Rate Risk
     The weighted average effective interest rate on mortgages and other notes payable was approximately 6.30 percent and 7.30 percent as of March 31, 2006 and December 31, 2005, respectively. We are subject to interest rate risk through outstanding balances on our variable rate debt. We may mitigate this risk by paying down additional outstanding balances on our variable rate loans including from offering proceeds, refinancing with fixed rate permanent debt or obtaining varying forms of interest rate protection agreements. Substantially all of our variable rate debt is hedged with interest rate protection agreements.
     Management estimates that a one-percentage point increase in interest rates for variable rate debt outstanding as of March 31, 2006 and December 31, 2005 would have resulted in additional annualized interest costs of $1.9 million and $0, respectively, due to the impact of interest rate protection agreements.
     The sensitivity analysis, described above, contains certain simplifying assumptions (for example, it does not consider the impact of changes in prepayment risk or credit spread risk). Therefore, although it gives an indication of our exposure to interest rate change, it is not intended to predict future results and our actual results will likely vary.
     The following is a schedule of our fixed and variable rate debt maturities and principal payments for each of the next five years, and thereafter (in thousands):

	Expected Maturity Date
	2006	2007	2008	2009	2010	Thereafter	Total	Fair Value
Debt:
Fixed rate	$16,634	$176,004	$213,058	$233,134	$233,300	$1,407,278	$2,279,408	$2,165,702
Average interest rate	7.07%	6.98%	6.39%	6.21%	6.74%	5.76%
Variable rate	$110,287	––	$35,000	$562,699	––	$235,000	$942,986	$942,986
Average interest rate	7.30%	n/a	7.08%	7.45%	n/a	7.76%
Total debt	$126,921	$176,004	$248,058	$795,833	$233,300	$1,642,278	$3,222,394
     Credit Enhancements
     We benefit from certain types of credit enhancements that have been provided by the managers of many of our hotel properties. These credit enhancements may be provided to us directly or indirectly through unconsolidated subsidiaries. All of the credit enhancements are subject to expiration, or “burn-off” provisions over time. There is no guarantee that we will continue to be able to obtain credit enhancements in the future. As a result of the most recent general downturn in the overall economy, our net earnings and cash flow were substantially enhanced by these credit features. To the extent that this trend continues and current credit enhancements are fully utilized or expire, our results of operations and our ability to pay distributions to stockholders may be adversely affected. Please see the “Business—Credit Enhancements” section of this prospectus for a summary of the various types of credit enhancements from which we benefit.
     Critical Accounting Policies
     Our consolidated financial statements include our accounts and those of our consolidated subsidiaries. The discussion and analysis of the financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles (“GAAP”).The preparation of financial statements in conformity with GAAP requires management to apply accounting policies consistently and to make estimates and assumptions that affect the reported amount of assets, liabilities, revenues and expenses, and related disclosures. The estimates are based on judgment and historical experience, and are believed to be reasonable based on current circumstances. Accounting polices conform to GAAP and in some instances also reflect generally accepted industry practice. We evaluate these estimates and assumptions on an ongoing basis.
     While we do not believe that the reported amounts would be materially different, application of these policies involves the exercise of judgment and the use of assumptions as to future uncertainties and, as a result, actual results could differ from these estimates under different assumptions or conditions. The following represent certain critical accounting policies that require the use of business judgment or significant estimates to be made:
•	Allocation of Purchase Prices to Properties. We generally obtain third-party property appraisals as part of our normal pre-acquisition due diligence procedures. These appraisals are used by us to assist in the evaluation of the fairness of the purchase price and to assist in the allocation of the purchase price between land, buildings, equipment, intangible assets and goodwill. In circumstances where a specific property or business acquired is expected to have significant values assigned to intangible assets or goodwill, we obtain purchase price allocation and valuation studies performed by third parties to assist in the allocation of purchase prices to these assets. Management believes that these appraisals and purchase price allocation and valuation studies are carried out by competent third-party experts and that they result in fair allocations. However, a change in the allocations could result in an increase or decrease in depreciation expense and amortization expense, and could result in different balance sheet classifications between assets, thereby possibly affecting our ability to comply with REIT qualification tests.

•	Determination of Fair Value of Long-lived Assets. Management reviews our properties, investments in unconsolidated entities, intangible assets and goodwill for impairment no less than annually or whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through operations. Management determines whether an impairment in the value of a specific property has occurred by comparing the estimated future undiscounted cash flows, including the residual value of the property, with the carrying cost of the individual property. Such an impairment would result in a reduction in the carrying value of the impaired property and an expense to us for the amount of the impairment write-down.

•	In estimating future undiscounted cash flows, we use historical cash flows, the expected growth rate of revenues and expenses, the effect of capital expenditures, the remaining useful life of the property, holding periods, and future market and economic conditions. Variability of these and other assumptions could result in a difference in the estimated undiscounted future cash flows and, therefore, an increase or decrease in the estimated fair value of the property.

•	Management determines whether an intangible asset or goodwill is impaired by comparing the fair value of the intangible asset (or fair value of the reporting unit in the case of goodwill) with its carrying amount. If the carrying amount exceeds the fair value, an impairment loss is recognized in an amount equal to that excess. The fair value of an intangible asset or goodwill is the amount at which that asset (or reporting unit in the case of goodwill) could be bought or sold in a current transaction between willing parties.

•	Because quoted market prices are not always available, we estimate fair value based on the best information available, including prices for similar assets and the results of other valuation techniques such as present value techniques. Variability of the assumptions used in these techniques, or the lack of available information, could result in a difference in the estimated fair values of these assets and could effect the ultimate outcome of the impairment testing process.

•	Depreciation and Amortization Expense. Depreciation and amortization expense is based on the estimated useful lives of our assets and on the method used to calculate depreciation. The lives of the assets are based on a number of assumptions, including cost and timing of capital expenditures to maintain and refurbish the assets, and estimated holding periods. We believe our estimates are reasonable; however, a change in the estimated lives of the assets or the method of depreciation could affect depreciation and amortization expense and therefore net income or the gain or loss on the sale of any of the assets.

•	Consolidation Policy. The accompanying consolidated financial statements include our accounts, the accounts of each of our wholly-owned subsidiaries and the accounts of entities in which we have a controlling interest in accordance with the provisions of Statement of Position 78-9 “Accounting for Investments in Real Estate Ventures” (“SOP 78-9”), or are the primary beneficiary as defined in FASB Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities (“FIN 46”). The application of FIN 46 and SOP 78-9 requires management to make significant estimates and judgments about our and our venture partners’ rights, obligations and economic interests in the related venture entities. The equity method of accounting is applied in the consolidated financial statements with respect to those investments in entities in which we are not the primary beneficiary under FIN 46 or have less than a controlling interest due to the significance of rights and obligations held by other parties under SOP 78-9.
•	Valuation of Deferred Tax Assets. We account for federal and state income taxes with respect to our TRS entities using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statements’ carrying amounts of existing assets and liabilities and respective tax bases and operating losses and tax-credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. In the event that these assumptions change, the deferred taxes may change.

•	Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The valuation allowance is based on our estimates of future taxable income and ongoing prudent and feasible tax planning strategies. Should we determine it would not be likely to realize in full the deferred tax asset in the future, we would record a valuation allowance to reduce the deferred tax asset to an amount that is more likely than not to be realized. An adjustment to the deferred tax asset would decrease income in the period the determination was made.

•	In estimating future taxable income, we must estimate future income using historical data, the expected growth rate of revenues and expenses, the effect of capital expenditures, and future market and economic conditions. Variability of these and other assumptions could result in an inability to recover the carrying value of the deferred tax assets.
Impact of Recent Accounting Pronouncements
     In June 2005, the Emerging Issues Task Force (“EITF”) released Issue No. 04-5, “Determining Whether a General Partner, or the General Partners as a Group, controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights” (“EITF 04-5”). EITF 04-5 provides guidance in determining whether a general partner controls a limited partnership and therefore should consolidate the limited partnership. EITF 04-5 states that the general partner in a limited partnership is presumed to control that limited partnership and that the presumption may be overcome if the limited partners have either (1) the substantive ability to dissolve or liquidate the limited partnership or otherwise remove the general partner without cause, or (2) substantive participating rights. The effective date for applying the guidance in EITF 04-5 was (1) June 29, 2005 for all new limited partnerships and existing limited partnerships for which the partnership agreement was modified after that date, and (2) no later than the beginning of the first reporting period in fiscal years beginning after December 15, 2005 for all other limited partnerships. Implementation of EITF 04-5 is not expected to have a significant impact on our results of operations.
     In May 2005, the Financial Accounting Standards Board (the “FASB”) issued Statement of Financial Accounting Standards No. 154, “Accounting Changes and Error Corrections” (FAS 154), which replaces Accounting Principles Board Opinion No. 20 “Accounting Changes” and Statement of Financial Accounting Standards Board No. 3, “Reporting Changes in Interim Financial Statements – An Amendment of APB Opinion No. 28”. FAS 154 provides guidance on the accounting for and reporting of changes in accounting principles and corrections of an error in the application of accounting principles. It establishes retrospective application as the required method for reporting a change in accounting principle and the reporting of a correction of an error. FAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

     In March 2005, the FASB issued FASB Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations – an Interpretation of SFAS Statement No. 143” (FIN 47). FIN 47 clarifies the timing of liability recognition for legal obligations associated with the retirement of tangible long-lived assets when the timing and/or method of settlement are conditional on a future event. FIN 47 is effective for fiscal years ending after December 15, 2005. We adopted FIN 47 on December 31, 2005. The adoption did not have any impact on our results of operations.
     In December 2004, the FASB issued Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” (“FA5123R”). FAS 123R is a revision of FASB Statement No. 123, “Accounting for Stock-Based Compensation.” FAS 123 Revised supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance. FAS 123 Revised focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. We expect to adopt the pronouncement beginning in the first quarter of 2006 using the modified prospective approach and will be required to measure the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award (with limited exceptions). The cost will be recognized over the period during which an employee is required to provide services in exchange for the award. Since our only share-based payment transactions to date are limited to stock grants to our independent directors, adoption of FAS 123 Revised is not expected to have a significant impact on our results of operations.
     In November 2004, the EITF released Issue No. 03-13, “Applying the Conditions in Paragraph 42 of FASB Statement No. 144 in Determining whether to Report Discontinued Operations” (“EITF 03-13”). EITF 03-13 provides guidance on how an ongoing entity should evaluate whether the operations and cash flows of a disposed component have been or will be eliminated from the ongoing operations of the entity, and the types of continuing involvement that constitute significant continuing involvement in the operations of the disposed component. The guidance in EITF 03-13 is effective for components of an enterprise that are either disposed of or classified as held for sale in fiscal periods beginning after December 15, 2004. Application of the consensus of EITF 03-13 did not have a material effect on our results of operations for the periods ending March 31, 2006 and March 31, 2005, December 31, 2005 and 2004, nor do we expect it to have a material effect on future results of operations.
     Concentration of Risk
     During 2005, a significant portion of our hotel and resort revenues was earned from four properties operating under independent brands managed by KMO, 31 properties operating as various Marriott brands (including Marriott Hotels, Resorts, and Suites, JW Marriott, Residence Inn by Marriott, TownePlace Suites by Marriott, Courtyard by Marriott, Fairfield Inn, Renaissance Hotels, and Spring Hill Suites by Marriott), and 27 properties operating as various Hilton brands (including Doubletree, Embassy Suites, Hilton Hotels and Suites, Homewood Suites by Hilton, and Hampton Inn). As previously disclosed, in January 2006, Hilton acquired three of the management agreements previously held by KMO, thereby increasing significantly our concentration of operations risk with Hilton. We sold our interest in the fourth property managed and operated by KMO, the Hotel del Coronado, in January 2006. Failure of any of these brands or operators would significantly impact our results of operations, including our ability to generate hotel and resort revenues, related earnings and cash flows which, in turn, would significantly impact our ability to service our debt and make distributions to our stockholders. In 2005, one of our properties, the Grand Wailea Resort and Spa, generated more than 10 percent of our total hotel and resort revenues. Although our properties are located in 30 states, the District of Columbia and Canada, there is a significant concentration of operating revenues from our 46 properties located in California, Florida, Texas, Hawaii and Arizona. As a result, in addition to adverse developments in the U.S. economy and in the lodging industry generally, adverse events or conditions in those markets or the specific properties, such as a localized economic recession or an increase in state or local tax rates, or adverse weather related events or natural disasters could have a disproportionately adverse effect on our results of operations, financial condition, and cash flows including our ability to service debt and to make distributions to our stockholders.

MANAGEMENT
General
     We operate under the direction of the Board of Directors, the members of which are accountable to our stockholders as fiduciaries.
     We currently have nine directors; we may have no fewer than three directors and no more than 15. Pursuant to our Existing Charter, each of our directors is elected annually by our stockholders to serve until the next annual meeting or until his or her successor is duly elected and qualified. There is no limit on the number of times that a director may be elected to office. Although the number of directors may be increased or decreased as discussed above, a decrease shall not have the effect of shortening the term of any incumbent director. Our executive officers all serve at the pleasure of our Board of Directors.
     Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the shares outstanding and entitled to vote at a meeting called for this purpose. The notice of such meeting shall indicate that the purpose, or one of the purposes, of such meeting is to determine if a director shall be removed.
Fiduciary Responsibility of the Board of Directors
     The Board of Directors is responsible for our management and control of our affairs; however, the Board of Directors has retained our Advisor to manage our day-to-day affairs and the acquisition and disposition of investments, subject to their supervision.
     The directors are not required to devote all of their time to us and are only required to devote such time to our affairs as their duties require. The Board of Directors will meet quarterly in person or by telephone, or more frequently if necessary. It is not expected that the directors will be required to devote a substantial portion of their time to discharge their duties as directors. Consequently, in the exercise of their fiduciary responsibilities, prior to consummation of the Merger, the directors will rely heavily on our Advisor. In this regard, our Advisor, in addition to the directors, has a fiduciary duty to us.
     The Board of Directors also is responsible for reviewing and evaluating the performance of our Advisor before entering into or renewing an advisory agreement. The independent directors shall determine from time to time and at least annually that compensation to be paid to our Advisor is reasonable in relation to the nature and quality of services to be performed and shall supervise the performance of our Advisor and the compensation we pay to it to determine that the provisions of the Amended Advisory Agreement are being carried out.
     In accordance with the Existing Charter and applicable law, the officers and directors are granted exculpation and indemnification in connection with certain actions taken while serving in such capacity. See the section of this prospectus entitled “Summary of the Existing Charter and Bylaws — Limitation of Liability and Indemnification.”
Board of Directors
     The following table sets forth certain information concerning the individuals who are our current directors:

Name	Age	Position
James M. Seneff, Jr.	59	Director and Chairman of the Board
Robert A. Bourne	59	Director and Vice Chairman of the Board
Thomas J. Hutchison III	64	Chief Executive Officer and Director
John A. Griswold	57	President, Chief Operating Officer and Director
J. Douglas Holladay	59	Independent Director
Jack F. Kemp	70	Independent Director
Craig M. McAllaster	54	Independent Director
Dianna F. Morgan	54	Independent Director
Robert E. Parsons, Jr.	50	Independent Director

     James M. Seneff, Jr. has served as one of our directors since our inception in June 1996 and as the Chairman of the Board since June 1997. Mr. Seneff served as our Chief Executive Officer from June 1997 through February 2003, and he served as Co-Chief Executive Officer from February 2003 through May 2003. Mr. Seneff is a director, Chairman of the Board of Directors and served as Co-Chief Executive Officer until April 2005 of our Advisor, CNL Hospitality Corp. Mr. Seneff has served as a director and as Chairman of the Board of Directors of CNL Hotel Investors, Inc. since February 1999 and served as Chief Executive Officer from February 1999 to June 2004. Mr. Seneff is a principal stockholder of CNL Holdings, Inc., the parent company of CNL Financial Group, Inc. (“CFG”), a diversified real estate company, and has served as a director, Chairman of the Board and Chief Executive Officer of CFG and its subsidiaries since the formation of a CFG affiliate in 1973. CFG is the parent company, either directly or indirectly through subsidiaries, of (1) CNL Real Estate Group, Inc. (“CREG”), which is the parent company of the various CNL advisors to certain unlisted REITs, including the Advisor, CNL Retirement Corp. and CNL Income Corp.; (2) CNL Capital Markets Corp., which is the parent company of CNL Securities Corp., a registered broker-dealer that has served as managing dealer for various CNL-affiliated public and private offerings, including, our five previous public offerings, and (3) CNL Fund Advisors Company (f/k/a CNL Fund Advisors, Inc. and CNL Institutional Advisors, Inc.), a federally registered advisory firm. CFG and the entities it has established have grown to more than $17 billion in assets. Mr. Seneff also serves as a director and Chairman of the Board of Directors of CNL Retirement Properties, Inc., a public, unlisted REIT, as well as CNL Retirement Corp., its advisor. Since August, 2003 Mr. Seneff has served as a director and Chairman of the Board of Directors of CNL Income Properties, Inc., a public, unlisted, REIT. Mr. Seneff currently serves as a director and Chairman of the Board of Directors for CNL Income Corp., the advisor for CNL Income Properties, Inc., and served as the Chief Executive Officer from July 2003 to February 2004. Mr. Seneff served as a director from 1994 to 2005, as Chairman of the Board of Directors from 1996 to 2005 and as Chief Executive Officer from 1994 to 2004 of Commercial Net Lease Realty, Inc., a public real estate investment trust that is listed on The New York Stock Exchange, Inc. (“NYSE”). In addition, he served as a director and Chairman of the Board of Directors since inception in 1994 through February 2005, as Chief Executive Officer from 1994 through August 1999 and co-Chief Executive Officer from December 2000 through September 2003, of CNL Restaurant Properties, Inc. CNL Restaurant Properties, Inc. was a public, unlisted REIT until February 2005, when it merged with U.S. Restaurant Properties, Inc. Mr. Seneff serves as Chairman of the Board of Trustreet Properties, Inc., the successor of the merger between CNL Restaurant Properties, Inc. and U.S. Restaurant Properties, Inc. Trustreet Properties, Inc. is a public REIT that is listed on the NYSE. Mr. Seneff has also served as a director and Chairman of the Board of Directors of CNL Securities Corp. since 1979 and as its Chief Executive Officer from 1991 to 2004. He served as Chief Executive Officer from 2000 to 2004, and as a director from 1990, and Chairman of the Board of Directors from 2000, of CNL Investment Company until its merger with CNL Capital Markets Corp. in 2005. Mr. Seneff formerly served as a director of First Union National Bank of Florida, N.A. and currently serves as a director and the Chairman of the Board of CNLBank. He served on the Florida State Commission on Ethics and is a former member and past Chairman of the State of Florida Investment Advisory Council, which advises the state of Florida retirement system. He is a former member of the Florida State University Foundation’s Board of Directors. Currently, Mr. Seneff serves as Chairman of the Governor’s Council for the Economic Development Commission and Vice Chairman of the Board of Directors for the Orlando Performing Arts Center. He is a member of the Board of Overseers of the Crummer Graduate School of Business at Rollins College and a resident member of the Board of The Florida Council of 100. He also serves as a board member for Atlantic Blue Trust, Inc. and is a member of the Alexis de Tocqueville Society of the Heart of Florida United Way. Mr. Seneff is a member of the Board of Trustees of United Arts of Central Florida, Inc. the Board of Directors of Orlando Regional Healthcare and a number of other non-profit organizations. He is a graduate of Florida State University with a B.S. in Business Administration.
     Robert A. Bourne currently serves as one of our directors and is Vice Chairman of our Board of Directors. Mr. Bourne previously served as director from our inception in June 1996 until February 2003. He was then re-elected as a director in June 2003. Mr. Bourne previously served as our Vice Chairman of our Board of Directors from January 1999 through February 2003. He was re-appointed as Vice Chairman of our Board of Directors in July 2004. Mr. Bourne served as our Treasurer from September 2001 until July 2004. From February 1999 to July 2002, he served as President of CNL Hotel Investors, Inc. Since February 1999 he has served as a director and since June 2001 he has served as Treasurer of CNL Hotel Investors, Inc. Mr. Bourne also serves as a director, Vice Chairman of the Board of Directors and as Treasurer of the Advisor. Mr. Bourne served as President of our

Company and of the Advisor from 1997 to June 2002. Mr. Bourne is also the President of CFG and a director, Vice Chairman of the Board of Directors and Treasurer of CNL Retirement Properties, Inc., as well as serves as a director and Vice Chairman of the Board of Directors and served as Treasurer from June 2001 to March 2006 of CNL Retirement Corp. Mr. Bourne served as President of CNL Retirement Properties, Inc. and CNL Retirement Corp. from 1998 and 1997, respectively, to June 2002. Mr. Bourne also serves as a director, Vice Chairman of the Board of Directors of CNL Income Properties, Inc., as well as serves as director and Vice Chairman of the Board of Directors, and served as Treasurer from July 2003 to March 2006 of CNL Income Corp., its advisor. Mr. Bourne also serves as a director of CNLBank. He served as a director from May 1994 to June 2005 and as Vice Chairman of the Board of Directors from May 1996 to June 2005 of Commercial Net Lease Realty, Inc., a public REIT that is listed on the NYSE. Mr. Bourne served as a director from 1994 through February 2005, President from 1994 through February 1999, Treasurer from February 1999 through August 1999, and Vice Chairman of the Board of Directors from February 1999 through February 2005, of CNL Restaurant Properties, Inc. (formerly CNL American Properties Fund, Inc.). CNL Restaurant Properties, Inc. was a public, unlisted REIT until February 2005, when it merged with U.S. Restaurant Properties, Inc. Mr. Bourne serves as a director of Trustreet Properties, Inc., the successor of the merger between CNL Restaurant Properties, Inc. and U.S. Restaurant Properties, Inc. Trustreet Properties, Inc. is a public REIT that is listed on the NYSE. Mr. Bourne also serves as a director, Chief Executive Officer, and Treasurer for various affiliates of CFG, including CNL Investment Company, CNL Securities Corp., and CNL Institutional Advisors, Inc. CFG and the entities it has established or acquired have grown to more than $17 billion in assets. Mr. Bourne began his career as a certified public accountant employed by Coopers & Lybrand, Certified Public Accountants, from 1971 through 1978, where he attained the position of tax manager in 1975. Mr. Bourne graduated from Florida State University in 1970, where he received a B.A. in Accounting, with honors.
     Thomas J. Hutchison III has served as our Chief Executive Officer since May 2003 and has served as a director since July 2004. Mr. Hutchison previously served as our Executive Vice President from May 2000 through June 2002, as President from June 2002 through March 2003 and as Co-Chief Executive Officer from February 2003 through May 2003. Mr. Hutchison served as Co-Chief Executive Officer of the Advisor from February 2003 until April 2005, and has been a director of the Advisor since August 2000. From June 2002 through March 2003, Mr. Hutchison served as our President and President of the Advisor. From May 2000 to June 2002, Mr. Hutchison served as Executive Vice President and Executive Vice President of the Advisor. From May 2000 to July 2002, he served as Executive Vice President, from July 2002 to September 2004 as President, and since June 2004, he has served as Chief Executive Officer, of CNL Hotel Investors, Inc. From January 2000 to September 2005, Mr. Hutchison served as President and Chief Operating Officer of CREG, the parent company of CNL Retirement Corp. and of the Advisor. He served as the President and Chief Operating Officer of CNL Realty & Development Corp. from August 2000 to July 2005. Mr. Hutchison currently serves as Chief Executive Officer of CNL Hotel Development Company. He previously served as Executive Vice President from October 2000 to July 2002 and as President from July 2002 to January 2005. Mr. Hutchison served as President of CNL Retirement Properties, Inc. from June 2002 to September 2005. Mr. Hutchison also served as Chief Executive Officer of CNL Retirement Properties, Inc. and as President from June 2002 until September 2005 and as Chief Executive Officer of CNL Retirement Corp., its advisor, from August 2003 to September 2005. From February 2000 to June 2002, Mr. Hutchison served as Executive Vice President of CNL Retirement Properties, Inc. and from May 2000 to June 2002 served as Executive Vice President of CNL Retirement Corp. Mr. Hutchison also served as Chief Executive Officer of CNL Income Properties, Inc. a public, unlisted REIT, and as Chief Executive Officer and a director of CNL Income Corp., the advisor to CNL Income Properties, Inc., from February 2004 to August 2005. Mr. Hutchison joined CFG in January 2000 with more than 30 years of senior management and consulting experience in the real estate development and services industries. Prior to joining CFG, Mr. Hutchison was President and owner of numerous real estate services and development companies. From 1990 to 2000, he was Chairman and Chief Executive Officer of Atlantic Realty Services, Inc. and TJH Development Corporation. Since 1990, he has fulfilled a number of long-term consulting assignments for large corporations, including managing a number of large international joint ventures. From 1990 to 1991, Mr. Hutchison was the court-appointed President and Chief Executive Officer of General Development Corporation, a real estate community development company. From 1986 to 1990, he was the Chairman and Chief Executive Officer of a number of real estate-related companies engaged in the master planning and land acquisition of forty residential, industrial and office development projects. From 1978 to 1986, Mr. Hutchison was the President and Chief Executive Officer of Murdock Development Corporation and Murdock Investment Corporation, as well as Murdock’s nine service divisions. In this capacity, he managed an average of $350 million of new development per year for over nine years. Additionally, he expanded the commercial real estate activities to a national basis, and established both a new extended care division and a hotel division that grew to 14 properties. Mr. Hutchison attended Purdue University and the University of Maryland Business School.
     John A. Griswold has served as our President since March 2003, as our Chief Operating Officer since October 2003 and as one of our directors since July 2004. The functions of Portfolio and Asset Management, and Planning, Design, and Construction, report to Mr. Griswold. Mr. Griswold also has served as a director and President of the Advisor since March 2003 and has been the Advisor’s Chief Operating Officer since October 2003, and has over 30 years of experience in the hospitality industry. Mr. Griswold has served as President of CNL Hotel Development Company since January 2005. From January 1999 to February 2003, Mr. Griswold served as one of our independent directors. From 1985 to March 2003, Mr. Griswold served as a senior executive, including as president from 1999 to March 2003, of Tishman Hotel Corporation, an operating unit of Tishman Realty & Construction Co., Inc., founded in 1898. Tishman Hotel Corporation is one of the nation’s largest developers, owners and operators of upscale full service hotels and resorts. The Tishman Corporation provided such services for more than 85 hotels totaling more than 30,000 rooms. Tishman’s major developments included the Walt Disney World Swan and Dolphin resorts in Orlando, the Sheraton Chicago Hotel and Towers, the Westin Rio Mar Beach Resort in Puerto Rico and the Westin New York at Times Square. From 1981 to 1985, Mr. Griswold served as general manager of the Buena Vista Palace Hotel in The Walt Disney World Resort. From 1978 to 1981, he served as vice president and general manager of the Homestead Resort, a luxury condominium resort in Glen Arbor, Michigan. In addition, Mr. Griswold served as an operations manager for The Walt Disney Company from 1971 to 1978. He was responsible for operational, financial and future planning for multi-unit dining facilities in Walt Disney World and Lake Buena Vista Country Club. He is a past Chairman of Orlando/Orange County Convention & Visitors Bureau, Inc. and a member of the board of the First Orlando Foundation. Mr. Griswold received a B.S. from the School of Hotel Administration at Cornell University in June 1971.
     James Douglas Holladay has served as one of our independent directors since July 2004. Mr. Holladay has served as general partner of two firms: Thornton Group, LLC from 1996 to 2002, which invests in start-up business ventures and advises public and private companies, and since 1998, he has also served as general partner of Park Avenue Equity Partners, LP, a private equity fund that makes investments in operating companies. Mr. Holladay is a director of Sunrise Senior Living, Inc. Mr. Holladay was a senior officer with Goldman, Sachs & Co., an international investment banking firm, until 1995. He also previously held senior positions of responsibility in both the White House and Department of State. Mr. Holladay has served as an advisor and Board member to numerous organizations, both private and public, including Morehouse College, Harvard University, Heidrick & Struggles, an executive search firm, Hughes Supply, a wholesale distributor, and United Way International. Mr. Holladay received a B.A. in 1969 from the University of North Carolina and an M.A. in 1978 from Princeton Theological Seminary and an M. Litt in 1981 from Oxford University.
     Jack F. Kemp has served as one of our independent directors since July 2004. Currently, Mr. Kemp is the Founder and Chairman of Kemp Partners. In 1993, Mr. Kemp co-founded Empower America, a public policy and advocacy organization, and has since served as co-director of the organization. In August 1996, he received the Republican Party’s nomination for Vice President under presidential candidate Bob Dole. Prior to founding Empower America, Mr. Kemp served as Secretary of Housing and Urban Development from 1990 to 1993, and as a U.S. Representative for western New York from 1971 to 1989. Before his election to Congress, Mr. Kemp played 13 years as a professional football quarterback and co-founded the American Football League Players Association. He received a B.A. in 1957 from Occidental College. Mr. Kemp also currently serves as a director for Hawk Corporation, IDT Corporation, InPhonic, Six Flags, Inc. World Space, Inc. and Oracle Corporation.
     Craig M. McAllaster, Ed.D. has served as one of our independent directors since 1999. Dr. McAllaster is Dean of the Roy E. Crummer Graduate School of Business at Rollins College. He directed the Executive MBA program from 1994 through 2000, has been on the management faculty and served as Executive Director of the international consulting practicum programs at the Crummer School. Prior to Rollins College, Dr. McAllaster was on the faculty at the School of Industrial and Labor Relations and the Johnson Graduate School of Management, both at Cornell University and the University of Central Florida. Dr. McAllaster spent over ten years in the consumer services and electronics industry in management, organizational and executive development positions. He is a consultant to a variety of domestic and international companies in the areas of strategy and leadership. Dr. McAllaster received a B.S. from the University of Arizona in 1972, an M.S. from Alfred University in 1980 and an M.A. in 1985 and Doctorate in 1987, both from Columbia University.

     Dianna F. Morgan has served as one of our independent directors since July 2004. Ms. Morgan had a 30-year career with Walt Disney World Company, most recently serving as Senior Vice President of Public Affairs from 1993 to 2001, where she was responsible for government, community and media relations, as well as the Disney Institute. She was appointed by Governor Jeb Bush to the University of Florida Board Of Trustees where she serves as Vice Chair, and previously served as a member of the Orange County Tourist Development Commission, the Florida Tourism Commission and Enterprise Florida. Ms. Morgan received a B.A. in 1995 from Rollins College.
     Robert E. Parsons, Jr. has served as one of our independent directors since September 2003. Since July 2004, Mr. Parsons has served as Executive Vice President and Chief Financial Officer of Exclusive Resorts, a Denver-based luxury residence club. Mr. Parsons is also the Managing Director of Wasatch Investments, which provides advisory and consulting services to the real estate and lodging industries. Prior to Wasatch Investments, Mr. Parsons spent 22 years at Host Marriott Corporation, a REIT that owns full service hotel properties, where, from 1995 to 2003, he served as Executive Vice President and Chief Financial Officer. He also previously served as Chairman of the Hotel Development Council of the Urban Land Institute. Mr. Parsons also serves as a director of TenFold Corporation. Mr. Parsons received a B.A. in 1979 and an M.B.A. in 1981 from Brigham Young University.
Executive Officers
     Our Executive Officers are as follows:

Name	Age	Position
Thomas J. Hutchison III	64	Chief Executive Officer
John A. Griswold	57	President and Chief Operating Officer
C. Brian Strickland	43	Executive Vice President, Chief Financial Officer and Treasurer
Barry A.N. Bloom	42	Senior Vice President of Portfolio Management and Administration
Mark E. Patten	42	Senior Vice President and Chief Accounting Officer
Marcel Verbaas	36	Senior Vice President and Chief Investment Officer
Greerson G. McMullen	43	Chief General Counsel, Senior Vice President and Secretary
     C. Brian Strickland has served as our Executive Vice President since 2002 and as our Chief Financial Officer since January 2004. Mr. Strickland has also served as our Treasurer since February 2005. Previously he served as our Vice President of Finance and Administration from 1998 through 2000, as Senior Vice President of Finance and Administration from 2000 through 2002 and as Corporate Secretary from April 2004 through November 2005. Mr. Strickland has served as Executive Vice President of the Advisor since July 2002 and Chief Financial Officer of the Advisor since October 2004. Mr. Strickland also serves as Executive Vice President and Corporate Secretary for CNL Hotel Development Company and CNL Hotel Investors, Inc. He previously served as Vice President of Finance and Administration from 1999 through 2000 and as Senior Vice President of Finance and Administration from 2000 through 2002 of CNL Hotel Investors, Inc. From 1989 to 1997, Mr. Strickland served as Director of Tax for Wyndham Hotels and Resorts. Prior to 1989, Mr. Strickland was senior tax accountant for Trammell Crow Company. From 1986 to 1988, Mr. Strickland was a tax consultant with Ernst & Whinney, where he was a member of the real estate practice group. Mr. Strickland is a certified public accountant and received a B.A. in Accounting from Texas Tech University in 1985.
     Barry A.N. Bloom has served as our Senior Vice President of Portfolio Management and Administration since May 2003 and as Executive Vice President since April 1, 2006. Mr. Bloom also has served as Executive Vice President of the Advisor since April 2006 and Senior Vice President of the Advisor from July 2004 until April 2006. He previously served as our Senior Vice President from October 2003 until July 2004. Mr. Bloom is responsible for the oversight of select hotel assets, as well as directing efforts in management and franchise agreement administration, real estate ownership issues, hotel technology and integrating acquisitions into our existing portfolio management systems. Immediately prior to joining the Advisor, Mr. Bloom served as Vice President — Investment Management for Hyatt Development Corporation for three years. At Hyatt, he was responsible for providing ownership discipline and oversight for over 50 hotels and provided direction and decision making for capital expenditures and real estate issues. Prior to serving as Vice President of Hyatt, Mr. Bloom was a First Vice President at Tishman Hotel Corporation, where he spent over 10 years in a variety of capacities including investment banking, asset management and property management. Prior to joining Tishman, he worked for VMS Realty Partners and Pannell Kerr Forster. Mr. Bloom received an MBA from the Johnson School at Cornell University in 2001 and a B.S. from the School of Hotel Administration at Cornell University in 1986.
     Mark E. Patten has served as our Senior Vice President and Chief Accounting Officer since April 2004 and has served as the Senior Vice President and Chief Accounting Officer of the Advisor since February 2004. Mr. Patten is primarily responsible for our financial accounting and reporting areas and SEC compliance. In these capacities, Mr. Patten works closely with our Audit Committee and our Chief Financial Officer in, among other things, establishing and maintaining efficient and effective disclosure controls and compliance with SEC rules and regulations. Mr. Patten brings 19 years of experience in the areas of accounting, SEC reporting and corporate finance. Prior to his employment with the Advisor, Mr. Patten served for less than one year as the Chief Financial Officer of SRK Management Company, served two years with Danka Office Imaging Systems, a publicly-traded provider of office imaging equipment and services as Vice President of Finance, two years as Chief Financial Officer of World Commerce Online, a publicly-traded software development firm, and nearly two years as Chief Accounting Officer and Assistant Corporate Secretary for Vistana Inc., a publicly-traded developer and operator of timeshare resorts. During Mr. Patten’s tenure as Chief Financial Officer of World Commerce Online, World Commerce Online filed a petition pursuant to Chapter 11 of the federal bankruptcy laws. In addition, Mr. Patten spent 13 years with KPMG, including two years in KPMG’s Department of Professional Practice in New York and was elected into the partnership of KPMG in 1997. Mr. Patten received a B.A. in accounting from the University of Florida in 1986 and received his certification as a public accountant in 1988.
     Marcel Verbaas has served as our Senior Vice President of Real Estate Services since December 2004 and Chief Investment Officer since March 2005. He previously served as our Vice President from August 2002 to March 2003 and as our Senior Vice President of Project Finance from March 2003 to June 2003. Mr. Verbaas also served as Chief Investment Officer from July 2003 to December 2004 and Senior Vice President from September 2003 to December 2004 of CNL Retirement Corp., the advisor to CNL Retirement Properties, Inc. Mr. Verbaas previously served as Vice President of Real Estate Finance from August 2000 to September 2002, Vice President of Structured Investments from September 2002 to March 2003 and as Senior Vice President of Project Finance from March 2003 through July 2003 for the Advisor. Prior to joining CNL, he served as Director of Corporate Finance for Stormont Trice Development Corporation, a private hotel development company with substantial expertise in public-private ventures, from July 1998 to August 2000. His responsibilities included the negotiation of all debt and equity investments for development projects, as well as the analysis of development and acquisition opportunities. Mr. Verbaas acquired extensive real estate finance expertise through various originations and underwriting positions with GE Capital Corp. and Ocwen Financial Corp. During his tenure at Ocwen Financial Corp., he assisted in the formation of its affiliated REIT. At both GE Capital Corp. and Ocwen Financial Corp., he originated, structured and underwrote transactions in all types of commercial real estate, Mr. Verbaas primarily focused on providing financing in the hospitality industry. A native of The Netherlands, Mr. Verbaas received a master’s degree in business economics from Erasmus University of Rotterdam, The Netherlands, in 1993.
     Greerson G. McMullen has served as our Chief General Counsel, Senior Vice President and Secretary since November 2005 and as Senior Vice President and Chief General Counsel of the Advisor since October 2005. Prior to joining us, Mr. McMullen was Executive Vice President, General Counsel and Secretary of Global Signal, Inc., a NYSE-listed company, from July 2004 to September 2005. From December 1996 to July 2004, he held various executive positions with General Electric Company’s Transportation, Industrial Systems and Energy divisions (“GE”). Prior to GE, he was a corporate attorney for Tropicana Products, Inc. and an attorney with the law firms of Sullivan & Cromwell and Kennedy Covington Lobdell & Hickman, L.L.P. Mr. McMullen received a B.S.F.S. from Georgetown University, School of Foreign Service in 1983, and a J.D. from the University of Virginia School of Law in 1988.
     The backgrounds of Messrs. Hutchison and Griswold are described above under “Board of Directors.”
Independent Directors
     Under the Existing Charter, a majority of the Board of Directors must consist of independent directors, except for a period of 90 days after the death, removal or resignation of an independent director. The independent directors shall nominate replacements for vacancies in the independent director positions. An independent director may not, directly or indirectly (including through a member of his immediate family), own any interest in, be employed by, have any present business or professional relationship with, serve as an officer or director of the Advisor or its affiliates, or serve as a director of more than three REITs advised by the Advisor or its affiliates. Except to carry out the responsibilities of a director, an independent director may not perform material services for us.
Compensation of Directors and Executive Officers
     Compensation of Directors
     Prior to July 2004, each independent director received $1,000 per Board of Directors’ meeting attended ($500 for each telephonic meeting in which the director participated). Beginning with the fiscal quarter ending on September 30, 2004, each independent director was entitled to receive $10,000 quarterly in cash for serving on our Board of Directors, and a quarterly stock grant of shares, which, prior to May 2006, was the amount of shares having a value equal to $10,000 (based on a deemed price of $20 per share) and is now 500 shares, and an attendance fee of $2,000 per meeting of our Board of Directors or any committee of the Board of Directors, whether attended in person or telephonically. Directors who are employees of the Advisor will not receive compensation for their services as directors. During 2004, each independent director received initial stock grants under the terms of our long-term incentive plan, as follows:
•	All existing directors who served prior to the 2004 Annual Meeting of Stockholders received a stock grant of 5,000 shares;

•	Members of the special committee formed in connection with our proposed Merger with the Advisor (the “Special Committee”) received an additional stock grant of 2,500 shares; and

•	New directors elected in July 2004 who did not provide services prior to the 2004 Annual Meeting of Stockholders received a stock grant of 2,500 shares.
     Prior to July 1, 2004, the members of the Audit Committee were entitled to receive $1,000 (or $1,500, in the case of the Chairman of the Audit Committee) per Audit Committee Meeting attended in person or telephonically. In addition to the above compensation, the Chairman of the Audit Committee was entitled to receive $1,500 per meeting attended with our independent accountants in person or telephonically and for each meeting with our independent accountants in which the Chairman participated as the representative of the Audit Committee.
     Beginning in the fiscal quarter ended September 30, 2004, the Audit Committee Chairman was entitled to receive compensation of $3,750 in cash for serving as Chairman, the Chairman of our Compensation Committee was entitled to receive $2,500 in cash and the Chairman of our Nominating and Corporate Governance Committee, as well as our other Board of Directors’ committee chairs (except as determined by our Board of Directors), was entitled to receive $1,250 in cash. In each case, this compensation is earned on a quarterly basis.
     Directors who are members of the Special Committee, formed in connection with the proposed Merger with the Advisor, are entitled to receive additional fees for services as members of the Special Committee. The members of the Special Committee received compensation as follows: Mr. Parsons, the committee Chairman, received payment of $90,000 in 2004; Craig McAllaster (a current member of the Special Committee) received a payment of $60,000 in 2004; and each of the three received $1,500 per meeting. Mr. Kemp received $30,000 in 2005 for his participation on the Special Committee and has also received $1,500 per each Special Committee meeting that he attended. In March 2006, our Board of Directors approved and we paid additional compensation to Mr. Parsons, Mr. McAllaster and Mr. Kemp for their continued service on the Special Committee of $90,000, $60,000 and $30,000, respectively.
     In December 2004, a special litigation committee (the “Special Litigation Committee”), comprised of our three independent directors who are not defendants in the pending securities class action litigation, was formed for the purpose of monitoring the arbitration proceedings regarding us and our directors’ rights and obligations concerning indemnification as it pertains to legal defense and liability associated with the class action litigation and subsequent administration of indemnification and to approve local counsel to represent us in connection with the arbitration proceedings. On March 3, 2005, the authority of the Special Litigation Committee was extended to include, within certain limitations, the power to consider any settlement offer to be made by us to the plaintiffs in such pending securities class action litigation. On January 26, 2006, the authority of the Special Litigation Committee was further extended to include, within certain limitations, the power to review (including reviewing the course of negotiations) and approve any settlement of such pending securities class action litigation on our behalf. On January 26, 2006, the authority of the Special Litigation Committee was also extended to include the determination of any claims or rights that we may have with respect to such settlement, such pending securities class action litigation or their subject matter, including, but not limited to, claims for indemnification, contribution or insurance.
     Directors are also entitled to reimbursement for expenses incurred in fulfilling their duties as our directors and receive complimentary hotel rooms, food and beverages and related services at our hotels and resorts when on personal travel, including reimbursement for associated taxes.
     On May 13, 2005, the Board of Directors approved an amendment to our Bylaws pertaining to specified amounts of compensation for directors’ services or activities. The amendment relates to the section of the Bylaws that addresses director compensation and provides that our directors will be entitled to receive compensation as may be determined by the Board of Directors by resolution (including the affirmative vote of a majority of independent directors) for the services or activities they perform or engage in as directors. Directors who are affiliates of the Advisor are not entitled to and do not receive compensation for their services or activities in accordance with our Bylaws.
     In 2005, we implemented a deferred compensation program for our directors, allowing them to defer all or a portion of their cash and stock-based compensation.
     The following table summarizes the compensation that was paid to or deferred by each independent director for the year ended December 31, 2005:

Independent Director	Cash Payments	Stock Grants *
J. Douglas Holladay**	$98,750	2,000	*	**
Jack F. Kemp**	181,750	3,250
Craig M. McAllaster**	176,500	2,000	*	**
Robert E. Parsons, Jr.**	220,000	2,000	*	**
Dianna F. Morgan**	174,750	2,000

*	Shares of common stock.

**	Each of our independent directors was entitled to receive shares of our common stock having a value equal to $10,000 (based on a deemed price of $20 per share) for their services during the fourth quarter of 2005, which had not been issued as of December 31, 2005.

***	Includes shares deferred pursuant to the terms of a deferred fee agreement between us and such director.
Executive Officer Compensation
     We did not pay any compensation to our officers and directors who also served as officers and directors of the Advisor or its affiliates. No annual or long-term compensation was paid by us to any officers for services rendered in any capacity to us during the years ended December 31, 2005, 2004 and 2003.
     In addition, none of our officers received an annual salary or bonus from us during the years ended December 31, 2005, 2004 and 2003. Our officers were also employees and officers of the Advisor or its affiliates and received compensation from CFG and its affiliates in part for services provided to us. See “Management’s Discussion and Analysis of Financial Conditions and Results of Operations – Additional Information – Related Party Transactions” for a description of the fees payable and expenses reimbursed to the Advisor and its affiliates. See also “The Advisor and the Amended Advisory Agreement.”

     If the Merger with the Advisor were to occur, our officers would become our employees and would be compensated by us. It is also anticipated that if the Merger were to occur, our officers and employees would receive grants of stock units under the terms of employment agreements and/or our 2004 Omnibus Long-Term Incentive Plan, which is administered and implemented by the Compensation Committee. See “Employment Agreements” below.
     Employment Agreements
     On April 3, 2006, we also entered into employment agreements with the following officers of the Advisor: Messrs. Hutchison, Griswold, Strickland and Bloom, and on June 1, 2006, we entered into an employment agreement with Mr. McMullen (collectively, the “Employment Agreements”). Each of such persons are currently officers of us and each has agreed to continue to serve as an officer of us, effective as of the effective time of the Merger. These agreements will become effective only if the Merger is consummated.
Thomas J. Hutchison III
     The employment agreement with Mr. Hutchison (the “Hutchison Employment Agreement”) provides for Mr. Hutchison to serve as our Chief Executive Officer. The Hutchison Employment Agreement’s initial term is from the effective time of the Merger through December 31, 2009.
     Under the Hutchison Employment Agreement, Mr. Hutchison will receive an annual salary of $900,000, and may receive an annual increase in the sole discretion of the Board of Directors. Mr. Hutchison is also eligible to participate in our bonus plan, which shall set forth various achievement or performance criteria that if achieved shall entitle Mr. Hutchison to receive a specified percentage of his salary. This bonus will be payable at three levels. At the threshold level, Mr. Hutchison will receive 50 percent of base salary; at the target level, Mr. Hutchison will receive 100 percent of base salary; at the superior level, Mr. Hutchison will receive 200 percent of base salary. In addition, Mr. Hutchison will participate in any group life, disability, health and other benefit plans that we adopt and will receive additional life insurance benefits.
     Mr. Hutchison will be granted 153,090 shares in the form of stock units which will vest in equal installments on December 31, 2006, December 31, 2007, December 31, 2008, and December 31, 2009, if he remains in our service, and he will be granted 697,410 shares in the form of stock units which shall be subject to vesting based on the achievement of certain performance criteria on the last day of each calendar year through December 31, 2009.
     The Hutchison Employment Agreement provides that in the event Mr. Hutchison’s employment is terminated by us without cause or by Mr. Hutchison for good reason including a change in control (as defined in the agreement), he will be entitled to severance benefits. These benefits include an amount equal to three times the sum of his annual salary and the average bonus earned for the highest two of the last three years. Mr. Hutchison will also be entitled to continuing health benefits. Additionally, all of the outstanding and unvested shares that would have vested if the applicable performance criteria had been achieved in that calendar year employment terminates will be vested, except upon a change in control in which case all outstanding awards of shares will be vested. If the Hutchison Employment Agreement is not renewed, Mr. Hutchison will receive severance in an amount equal to one times his annual salary and bonus. Mr. Hutchison will be entitled to a tax gross-up payment if he becomes subject to the excise tax applicable to certain “golden parachute” payments pursuant to Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended.
John A. Griswold
     The employment agreement with Mr. Griswold (the “Griswold Employment Agreement”) provides for Mr. Griswold to serve as our President and Chief Operating Officer. The Griswold Employment Agreement’s initial term is from the effective time of the Merger through December 31, 2009.
     Under the Griswold Employment Agreement, Mr. Griswold will receive an annual salary of $700,000, and may receive an annual increase in the sole discretion of the Board of Directors. Mr. Griswold is also eligible to participate in our bonus plan, which shall set forth various achievement or performance criteria that if achieved shall entitle Mr. Griswold to receive a specified percentage of his salary. This bonus will be payable at three levels. At the threshold level, Mr. Griswold will receive 50 percent of base salary; at the target level, Mr. Griswold will receive 125 percent of base salary; at the superior level, Mr. Griswold will receive 175 percent of base salary. In addition, Mr. Griswold will participate in any group life, disability, health and other benefit plans that we adopt and receive additional life and disability insurance benefits.
     Mr. Griswold will be granted 119,322 shares in the form of stock units which will vest in equal installments on December 31, 2006, December 31, 2007, December 31, 2008, and December 31, 2009, if he remains in our service, and he will be granted 543,578 shares in the form of stock units, which shall be subject to vesting based on the achievement of certain performance criteria on the last day of each calendar year through December 31, 2009.
     The Griswold Employment Agreement provides that in the event Mr. Griswold’s employment is terminated by us without cause or by Mr. Griswold for good reason including a change in control (as defined in the agreement), he will be entitled to severance benefits. These benefits include an amount equal to two times the sum of his annual salary and the average bonus earned for the highest two of the last three years. Mr. Griswold will also be entitled to continuing health benefits. Additionally, all of the outstanding and unvested shares that would have vested if the applicable performance criteria had been achieved in that calendar year employment terminates will be vested, except upon a change in control in which case all outstanding awards of shares will be vested. If the Griswold Employment Agreement is not renewed, Mr. Griswold will receive severance in an amount equal to one times his annual salary and bonus. Mr. Griswold will be entitled to a tax gross-up payment if he becomes subject to the excise tax applicable to certain “golden parachute” payments pursuant to Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended.
C. Brian Strickland
     The employment agreement with Mr. Strickland (the “Strickland Employment Agreement”) provides for Mr. Strickland to serve as our Executive Vice President and Chief Financial Officer. The Strickland Employment Agreement’s initial term is from the effective time of the Merger through December 31, 2009.
     Under the Strickland Employment Agreement, Mr. Strickland will receive an annual salary of $526,000, and may receive an annual increase in the sole discretion of the Board of Directors. Mr. Strickland is also eligible to participate in our bonus plan, which shall set forth various achievement or performance criteria that if achieved shall entitle Mr. Strickland to receive a specified percentage of his salary. This bonus will be payable at three levels. At the threshold level, Mr. Strickland will receive 50 percent of base salary; at the target level, Mr. Strickland will receive 125 percent of base salary; at the superior level, Mr. Strickland will receive 175 percent of base salary. In addition, Mr. Strickland will participate in any group life, disability, health and other benefit plans that we adopt and receive additional disability insurance benefits.
     Mr. Strickland will be granted 83,700 shares in the form of stock units which will vest in equal installments on December 31, 2006, December 31, 2007, December 31, 2008, and December 31, 2009, if he remains in our service, and he will be granted 381,300 shares in the form of stock units which shall be subject to vesting based on the achievement of certain performance criteria on the last day of each calendar year through December 31, 2009.
     The Strickland Employment Agreement provides that in the event Mr. Strickland’s employment is terminated by us without cause or by Mr. Strickland for good reason including a change in control (as defined in the agreement), he will be entitled to severance benefits. These benefits include an amount equal to two times the sum of his annual salary and the average bonus earned for the highest two of the last three years. Mr. Strickland will also be entitled to continuing health benefits. Additionally, all of the outstanding and unvested shares that would have vested if the applicable performance criteria had been achieved in that calendar year employment terminates will be vested, except upon a change in control in which case all outstanding awards of shares will be vested. If the Strickland Employment Agreement is not renewed by us, Mr. Strickland will receive severance in an amount equal to one times his annual salary and bonus. Mr. Strickland will be entitled to a tax gross-up payment if he becomes subject to the excise tax applicable to certain “golden parachute” payments pursuant to Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended.

Barry A. N. Bloom
     The employment agreement with Mr. Bloom (the “Bloom Employment Agreement”) provides for Mr. Bloom to serve as our Executive Vice President of Portfolio Management and Administration. The Bloom Employment Agreement’s initial term is from the effective time of the Merger through December 31, 2009.
     Under the Bloom Employment Agreement, Mr. Bloom will receive an annual salary of $385,000, and may receive an annual increase in the sole discretion of the Board of Directors. Mr. Bloom is also eligible to participate in our bonus plan, which shall set forth various achievement or performance criteria that if achieved shall entitle Mr. Bloom to receive a specified percentage of his salary. This bonus will be payable at three levels. At the threshold level, Mr. Bloom will receive 50 percent of base salary; at the target level, Mr. Bloom will receive 100 percent of base salary; at the superior level, Mr. Bloom will receive 125 percent of base salary. In addition, Mr. Bloom will participate in any group life, disability, health and other benefit plans that we adopt and receive additional disability insurance benefits.
     Mr. Bloom will be granted 31,500 shares in the form of stock units which will vest in equal installments on December 31, 2006, December 31, 2007, December 31, 2008, and December 31, 2009, if he remains in our service, and he will be granted 143,500 shares in the form of stock units which shall be subject to vesting based on the achievement of certain performance criteria on the last day of each calendar year through December 31, 2009.
     The Bloom Employment Agreement provides that in the event Mr. Bloom’s employment is terminated by us without cause or by Mr. Bloom for good reason including a change in control (as defined in the agreement), he will be entitled to severance benefits. These benefits include an amount equal to two times the sum of his annual salary and the average bonus earned for the highest two of the last three years. Mr. Bloom will also be entitled to continuing health benefits. Additionally, all of the outstanding and unvested shares that would have vested if the applicable performance criteria had been achieved in that calendar year employment terminates will be vested, except upon a change in control in which case all outstanding awards of shares will be vested. If the Bloom Employment Agreement is not renewed by us, Mr. Bloom will receive severance in an amount equal to one times his annual salary and bonus. Mr. Bloom will be entitled to a tax gross-up payment if he becomes subject to the excise tax applicable to certain “golden parachute” payments pursuant to Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended.
Greerson G. McMullen
     The employment agreement with Mr. McMullen (the “McMullen Employment Agreement”) provides for Mr. McMullen to continue to serve as our Senior Vice President, General Counsel and Secretary. The McMullen Employment Agreement’s initial term is from the effective time of the Merger through December 31, 2009.
     Under the McMullen Employment Agreement, Mr. McMullen will receive an annual salary of $300,000, and may receive an annual increase in the sole discretion of the Board of Directors. Mr. McMullen is also eligible to participate in our bonus plan, which shall set forth various achievement or performance criteria that if achieved shall entitle Mr. McMullen to receive a significant percentage of his salary. This bonus will be payable at three levels. At the threshold level, Mr. McMullen will receive 50 percent of base salary; at the target level, Mr. McMullen will receive 100 percent of base salary; at the maximum level, Mr. McMullen will receive 125 percent of base salary. In addition, Mr. McMullen will participate in any group life, disability, health and other benefit plans that we adopt and will receive additional disability insurance benefits.
     Mr. McMullen will be granted 23,625 shares of common stock in the form of stock units which will vest in equal installments on December 31, 2006, December 31, 2007, December 31, 2008, and December 31, 2009, if he remains in our service, and he will be granted 107,625 shares of common stock in the form of stock units which shall be subject to vesting based on the achievement of certain performance criteria on the last day of each calendar year through December 31, 2009.
     The McMullen Employment Agreement provides that in the event Mr. McMullen’s employment is terminated by us without cause or by Mr. McMullen for good reason, including a change in control (as defined in the agreement), he will be entitled to severance benefits. These benefits include a severance payment and continuing health benefits. In the event Mr. McMullen’s employment is terminated by us without cause or by Mr. McMullen for good reason, all of the outstanding and unvested shares of common stock that would have vested in the calendar year employment terminates (treating the performance criteria for the year of termination as fully satisfied) will be vested. In the event of a change in control, all outstanding awards of shares will be vested. Mr. McMullen will also receive severance benefits in the event the Employment Agreement is not renewed by us.
     As of May 22, 2006 and until the effective time of the Merger, Mr. McMullen is employed pursuant to an Employment Letter (the “McMullen Employment Letter”), which provides for Mr. McMullen to serve as our Senior Vice President, Chief General Counsel and Secretary. Previously, the Advisor had employed Mr. McMullen as its Senior Vice President and Chief General Counsel. Mr. McMullen resigned his positions with the Advisor as of May 22, 2006. Pursuant to the terms of a Consent and Waiver agreement among Mr. McMullen and the Advisor, the Advisor accepted Mr. McMullen’s resignation and agreed to waive any conflicts necessary to permit Mr. McMullen to be employed by us and to provide counsel to us.
     Under the McMullen Employment Letter, Mr. McMullen will receive an annual base salary of $275,000 and will be eligible to receive additional cash bonus compensation of up to 100 percent of base salary, based upon performance. Mr. McMullen will be eligible for coverage under the provisions of our benefits program, which includes, among other benefits, medical, dental, vision and life insurance.
     The Employment Letter provides that either we or Mr. McMullen may terminate the employment relationship at any time for any reason or for no reason. If Mr. McMullen’s employment is terminated by us for any reason other than for cause (as defined in the letter) or by Mr. McMullen for good reason (as defined in the letter), Mr. McMullen will be entitled to certain severance payments. These payments include an amount equal to 6 months salary plus 50 percent of Mr. McMullen’s maximum bonus opportunity. If Mr. McMullen’s employment is terminated by us for any reason other than for cause or by Mr. McMullen for good reason prior to the completion of the Merger and a grant of equity or equivalent rights (if any) or within 16 months of the date of the McMullen Employment Letter, Mr. McMullen will be entitled to receive severance payments equal to 12 months salary plus 100 percent of his maximum bonus opportunity. The McMullen Employment Letter also provides that if Mr. McMullen terminates his employment based on our failure to provide him with the benefits to which he is entitled under the McMullen Employment Agreement, then he will be entitled to severance payments equal to 12 months salary plus 100 percent of his maximum bonus opportunity.
     Each of the Employment Agreements includes covenants protecting our confidential information and intellectual property. The Employment Agreements also contain covenants regarding non-solicitation and non-competition. Each of the Employment Agreement resulted from an arms-length negotiation between us and the officer.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth, as of December 31, 2005, the number and percentage of outstanding shares of common stock, par value $0.01 per share, beneficially owned by each director, by each of our executive officers, and by all executive officers and directors as a group, based upon information furnished to us by such directors and executive officers. We are not aware of any person or group that is the beneficial owner of more than five percent of our outstanding common stock. Unless otherwise listed, the address of each of the persons listed below is c/o CNL Hotels & Resorts, Inc., CNL Center II at City Commons, 420 South Orange Avenue, Orlando, Florida 32801.

	TOTAL NUMBER
	OF SHARES
NAME AND ADDRESS OF	BENEFICIALLY		PERCENT
BENEFICIAL OWNER	OWNED		OF CLASS
Barry A.N. Bloom	—	(3)(4)	—
Robert A. Bourne	12,500	(1)	*
John A. Griswold	—	(3)(4)	—
J. Douglas Holladay	5,500	**	*
Thomas J. Hutchison III	—	(3)(4)	—
Jack F. Kemp	5,500		*
Craig M. McAllaster	10,500	**	*
Dianna F. Morgan	5,500		*
Robert E. Parsons, Jr.	10,500	**	*
James M. Seneff, Jr.	22,500	(1)(2)(4)	*
C. Brian Strickland	—	(3)(4)	—
Greerson G. McMullen	—	(3)(4)	—
Mark E. Patten	—		—
Marcel Verbaas	—	(4)	—

All Directors and Executive Officers as a group (13 persons)	60,000		*

*	Less than one percent of the total amount of our outstanding shares of common stock.

**	Includes shares deferred pursuant to the terms of a deferred fee agreement between us and such director.

(1)	Represents 12,500 shares held by Orion Holdings, LLC, an entity in which both Messrs. Seneff and Bourne are beneficial owners. Shares are presented as beneficially owned by both Messrs. Seneff and Bourne, but are included in the total share count once.

(2)	Includes 10,000 shares held by the Advisor, of which Mr. Seneff is a director. Mr. Seneff and his spouse share beneficial ownership of the Advisor through their ownership of CFG, which they hold through ownership of its parent company, CNL Holdings, Inc. The Advisor is a majority owned subsidiary of CFG.

(3)	Does not include an aggregate of 2,284,650 shares of stock units to be granted pursuant to the Employment Agreements.

(4)	Does not include an aggregate of 3,600,000 shares of stock to be issued in connection with the Merger, including approximately 2.2 million shares that will be received by Mr. Seneff, approximately 0.5 million shares that will be received by Mr. Bourne and, approximately 0.6 million shares to the executive officers who own shares in the Advisor.

THE ADVISOR AND THE AMENDED ADVISORY AGREEMENT
     The Advisor is a Florida corporation organized in January 1997 to provide management, advisory and administrative services. We originally entered into an advisory agreement with the Advisor effective July 9, 1997 and have entered into a new advisory agreement each year thereafter. We entered into an advisory agreement on April 1, 2004 for a one-year period, which was amended by the Amended and Restated Renewal Agreement between us and the Advisor, dated as of December 30, 2005 (the “Amended and Restated Renewal Agreement”), pursuant to which the Amended Advisory Agreement was renewed for an additional one-year term commencing on April 1, 2005, and ending on March 31, 2006. On March 30, 2006, such agreement was renewed for an additional three-month period commencing on April 1, 2006 and ending on June 30, 2006 pursuant to the 2006 Renewal Agreement. Under the terms of the Amended Advisory Agreement, the Advisor has responsibility for our day-to-day operations, including:
•	selecting the properties that we will acquire, formulating and negotiating the terms of each proposed acquisition, and arranging for our acquisition of a property;

•	identifying potential tenants or managers for our properties, and formulating, evaluating and negotiating the terms of each lease or management agreement of a property;

•	negotiating the terms of any borrowing by us, including lines of credit and any long-term, permanent financing;

•	administering our bookkeeping and accounting functions;

•	serving as our consultant in connection with policy decisions to be made by the Board of Directors; and

•	rendering other services as the Board of Directors deems appropriate.
     All of the Advisor’s actions relating to us are subject to approval by the Board of Directors. The Advisor also has the authority, subject to approval by a majority of the Board of Directors, including a majority of our independent directors, to select assets for sale by us in keeping with our investment objectives and based on an analysis of economic conditions both nationally and in the vicinity of the assets being considered for sale.
     Several of the officers and a majority of the directors of the Advisor are also our officers or directors:
•	Mr. Seneff is a director and our Chairman of the Board and is also a director and the Chairman of the Board of the Advisor;

•	Mr. Bourne is a director and our Vice Chairman of the Board and is also a director, Vice Chairman of the Board and Treasurer of the Advisor;

•	Mr. Hutchison is a director and our Chief Executive Officer and is also a director and Chief Executive Officer of the Advisor;

•	Mr. Griswold is a director, our President and Chief Operating Officer and is also a director, the President and Chief Operating Officer of the Advisor;

•	Mr. Strickland is our Executive Vice President, Chief Financial Officer and Treasurer and is also the Executive Vice President and Chief Financial Officer of the Advisor;

•	Mr. Bloom is our Senior Vice President and is also an Executive Vice President of the Advisor;

•	Marcel Verbaas is our Senior Vice President and Chief Investment Officer and is also a Senior Vice President and Chief Investment Officer of the Advisor;

•	Mark E. Patten is our Senior Vice President and Chief Accounting Officer and is also a Senior Vice President and Chief Accounting Officer of the Advisor;

•	Greerson G. McMullen is our Chief General Counsel, Corporate Secretary and Senior Vice President and up until May 22, 2006 also served as the Chief General Counsel and Senior Vice President of the Advisor; and

•	Stephanie J. Thomas is our Assistant Secretary and is also an Assistant Secretary of the Advisor.
     Moreover, James M. Seneff, Jr., jointly with his wife has ownership and voting control of CHI, the parent company of CFG, which, in turn, wholly owns CNL Real Estate Group, Inc., the owner of approximately 53.6 percent of the outstanding shares of Advisor common stock. Additionally, Mr. Seneff owns, directly, approximately 7.5 percent of the outstanding shares of Advisor common stock. Five Arrows Realty Securities II L.L.C. owns approximately 10 percent of the outstanding shares of Advisor common stock. Mr. Bourne owns directly approximately 13.3 percent of the outstanding shares of Advisor common Stock. In addition, Messrs. Hutchison, Griswold, Strickland, Verbaas and Bloom, officers of the Advisor who are also our officers, own the remaining approximately 15.6 percent of the outstanding shares of Advisor common stock as follows:

Name of Officer	Advisor Ownership
Thomas J. Hutchison III	7.0%
John A. Griswold	2.8%
C. Brian Strickland	4.2%
Barry A.N. Bloom	1.0%
Marcel Verbaas	0.6%
     Under the Existing Charter, we are permitted to pay the Advisor up to 4.5 percent of the total proceeds raised in any offerings as well as 4.5 percent of loan proceeds from permanent financing that are used to acquire properties as an acquisition fee. Under the Amended Advisory Agreement, and in connection with the acquisition of properties or the structuring of mortgage loans, we have agreed to pay the Advisor an acquisition fee equal to 4.5 percent of gross proceeds for the period prior to April 1, 2005, and 3 percent of gross proceeds for the period subsequent to and including April 1, 2005, from the sale of our shares, for identifying the properties, structuring the terms of the acquisition and leases of the properties and structuring the terms of the mortgage loans. Pursuant to the Amended Advisory Agreement, we also have agreed to pay the Advisor an acquisition fee equal to 4.5 percent of loan proceeds for the period prior to April 1, 2005, and 3 percent for the period subsequent to and including April 1, 2005, from permanent financing and the revolving line of credit that are used to acquire properties. Acquisition fees also are required to be paid in connection with the development, construction or renovation of a property. Pursuant to the terms of the Amended and Restated Renewal Agreement, the rate of acquisition fees payable from gross proceeds and loan proceeds to the Advisor was reduced from 4.5 percent to 3 percent, retroactive to April 1, 2005. For the year ended December 31, 2005, we paid approximately $23 million of such fees.
     The total of all acquisition fees and any acquisition expenses payable to the Advisor and its affiliates must be reasonable and may not exceed an amount equal to 6 percent of the amount actually paid or allocated to the purchase, development, construction or improvement of a property or, in the case of a mortgage loan, 6 percent of the funds advanced, unless a majority of the Board of Directors, including a majority of our independent directors who are not otherwise interested in the transaction, approves fees in excess of this limit subject to a determination that the transaction is commercially competitive, fair and reasonable to us. The acquisition fees payable in connection with the selection or acquisition of any property are reduced to the extent that, and if necessary to limit, the total compensation paid to all persons involved in the acquisition of such property to the amount customarily charged in arm’s-length transactions by other persons or entities rendering similar services as an ongoing public activity in the same geographical location and for comparable types of properties, and to the extent that other acquisition fees, finder’s fees, real estate commissions, or other similar fees or commissions are paid by any person in connection with the transaction.
     Pursuant to the Amended Advisory Agreement, the Advisor provides management services relating to our business, properties and, if applicable, any mortgage loans we may provide to other hotel and resort operators. Under the terms of the Amended Advisory Agreement, the Advisor is responsible for assisting us in negotiating leases, permanent financing, mortgage loans to other hotel and resort operators and short-term loans or lines of credit; collecting rents and payments on any mortgage financing we provide; inspecting the properties and the tenants’ or managers’ books and records; and responding to tenants’ or managers’ inquiries and notices. The Advisor also provides us with services pertaining to the expansion, renovation, refurbishment, development, and construction of our properties (the “PD&C Services”), and with accounting, technical and other administrative services (the “Administrative Services”). In exchange for the management services, the Advisor is entitled to receive an asset management fee. The asset management fee is calculated monthly as the amount equal to one-twelfth of 0.60 percent of the total amount invested in our properties, exclusive of acquisition fees paid to the Advisor and acquisition expenses, plus one-twelfth of 0.60 percent of the outstanding principal amount of any mortgage loans made by us as of the end of the preceding month. All or any portion of the asset management fee not taken as to any fiscal year is deferred without interest and may be taken in such other fiscal year as the Advisor shall determine. The fees we pay to the Advisor for PD&C Services reflect a negotiated percentage (typically 4 to 5 percent) of anticipated project costs and may include an incentive fee based on the amount a project is completed under the anticipated project costs. The fees we pay to the Advisor for Administrative Services are predetermined based upon an hourly rate for the specific personnel of the Advisor or its Affiliates performing such services for us. For the year ended December 31, 2005, we paid the Advisor asset management fees of $27.9 million and PD&C Services fees of $3 million.
     Under the Amended Advisory Agreement, we are required to reimburse the Advisor for all of the costs it incurs in connection with the services it provides to us, except that we are not required to reimburse the Advisor at the end of any fiscal quarter for operating expenses that, in the four consecutive fiscal quarters then ended (the “Expense Year”), exceed the greater of:
•	2 percent of the average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period (the “Average Invested Assets”); or

•	25 percent of “Net Income,” defined as the total revenues applicable to such period, less the total expenses applicable to such period excluding additions to reserves for depreciation, bad debts, or other similar non-cash reserves for such year (the “2 percent/25 percent Guidelines”).
     The Amended Advisory Agreement provides that within 60 days after the end of any fiscal quarter for which total operating expenses for the Expense Year exceed the 2 percent/25 percent Guidelines, the Advisor will reimburse us the amount by which the total operating expenses paid or incurred by us exceed the 2 percent/25 percent Guidelines. We are not required to reimburse the Advisor or its affiliates for services for which the Advisor or its affiliates are entitled to compensation in the form of a separate fee.
     We also may pay the Advisor a real estate disposition fee equal to the lesser of one-half of a competitive real estate commission or 3 percent of the gross sales price of a property, for providing substantial services in connection with the sale of any of our properties.
     In the event our common shares are listed, then under certain circumstances, we are required to pay the Advisor a fee equal to 10 percent of the amount by which (i) our market value, which is based on the average closing price of our common shares during a certain period, plus the total distributions paid to stockholders from inception until the date of the listing exceeds (ii) the sum of (A) 100 percent of invested capital as defined in the Existing Charter and (B) the total distributions required to be paid to the stockholders in order to pay the stockholders an 8 percent return on their investment from inception through the date the market value is determined (the “Subordinated Incentive Fee”). The Subordinated Incentive Fee may be paid, at our option, in cash, in our common shares, by delivery of a promissory note payable to the Advisor, or by any combination thereof. In the event the Subordinated Incentive Fee is paid to the Advisor following a listing of our common shares in the circumstances set forth above, no performance fee, as described below, will be paid to the Advisor under the Amended Advisory Agreement nor will any additional share of net sales proceeds be paid to the Advisor.

     If the Merger is consummated, none of these fees (including the Subordinated Incentive Fee) will be paid to the Advisor other than those fees that were accrued prior to the Merger in accordance with the terms of the Amended Advisory Agreement.
     The Advisory Agreement, which was entered into by us with the unanimous approval of the Board of Directors, including our independent directors (with Messrs. Seneff, Bourne, Hutchison and Griswold, each of whom directly or indirectly owns stock of the Advisor, recusing himself and abstaining from voting), generally expires one year after the date of execution, subject to successive one-year renewals or for such other periods as may be mutually agreed upon by the parties. As described above, the Advisory Agreement was renewed for a three-month period ending on June 30, 2006. We have the right to terminate the Advisory Agreement upon 60 days’ written notice to the Advisor by a majority vote of our independent directors. In addition, upon satisfaction of certain performance criteria, a performance fee would be payable to the Advisor upon termination of the Advisory Agreement. If the Advisory Agreement was terminated as of the date of this prospectus, the performance criteria would not have been satisfied, and accordingly, no performance fee would have been payable to the Advisor under the terms of the Advisory Agreement. However, such performance fee could become payable in the future under the terms of the Advisory Agreement.
     The Advisor has the right to assign the Amended Advisory Agreement to an affiliate subject to approval by our independent directors. We have the right to assign the Amended Advisory Agreement to any successor to all of our assets, rights and obligations.
     The Advisor will not be liable to us or our stockholders or others, except by reason of acts constituting bad faith, fraud, misconduct, or negligence, and will not be responsible for any action of the Board of Directors in following or declining to follow any advice or recommendation given by it. We have agreed to indemnify the Advisor with respect to acts or omissions of the Advisor undertaken in good faith, in accordance with the foregoing standards and pursuant to the authority set forth in the Amended Advisory Agreement. Any indemnification made to the Advisor may be made only out of our net assets and not from our stockholders.
     On December 30, 2005, we and the Advisor entered into the Payment Agreement in satisfaction of certain acquisition fees that were deferred pursuant to the terms of the Original Merger Agreement. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Additional Information – Related Party Transactions” for a description of the Payment Agreement.
     If the Merger is consummated, we will no longer pay any of the Advisor’s fees, but we will pay directly for the overhead necessary to provide the services that the Advisor currently provides to us under the Amended Advisory Agreement. Until the earlier to occur of the expiration of the Amended Advisory Agreement and the effective time of the Merger, the Advisor will continue to earn and be paid fees pursuant to and in accordance with the terms of the Amended Advisory Agreement; provided however, as described above, the Advisor has agreed, pursuant to the terms and conditions of the Payment Agreement, to irrevocably waive the right to payment of acquisition fees and asset management fees earned by the Advisor under the Amended Advisory Agreement from and including January 1, 2006 through and including June 30, 2006.
Proposed Merger with the Advisor
     General
     At a Special Meeting of Stockholders to be held on June 20, 2006 (the “Special Meeting”), our stockholders will vote on, among other things, a proposal to approve the Merger between us and the Advisor, whereby the Advisor will be merged with and into our wholly-owned subsidiary. Upon consummation of the Merger, we will become self-advised.
     Reasons for Becoming Self-Advised
     When we began operations in 1996, the Board of Directors determined that the size and scope of our business operations were insufficient to support the overhead associated with a self-advised structure. Accordingly, we relied on the Advisor and its affiliates to provide all personnel, accounting, administrative and other support services and items necessary for our business operations. Since that time, we have significantly increased our equity base and asset size. As a result of this growth, the Board of Directors believes that our business operations have achieved adequate size and scope to support internalization of these services. In addition, we believe that the Merger will result in cost savings over time as we eliminate the fees we presently pay for being externally managed and instead pay the costs and overhead attributable to having our own employees, although there can be no assurances that these cost savings will be realized. We want to retain certain key employees of our Advisor who have been instrumental in our growth and key to our relationships with our tenants and operators. If we consummate the Merger, these key personnel will become our employees and be subject to the Employment Agreements. Directly employing these individuals will also allow us to incentivize them in order to help us retain them. Also, we believe that by issuing our common shares to stockholders of the Advisor, we will more directly align such stockholders’ interests with those of our current stockholders.
     While an externally-advised structure was appropriate for our initial operations, listed public lodging REITs are predominantly self-advised. As a result, we believe that public equity investors and market analysts could view us less favorably upon a listing, if we remain externally-advised instead of becoming self-advised. The relationship between externally-advised REITs and their outside advisors is susceptible to conflicts of interest, many of which can be avoided through being self-advised. Notwithstanding the Advisor’s fiduciary obligation or governance mechanisms implemented to resolve potential conflicts of interest and protect our stockholders, we believe there may be a negative perception in the marketplace of externally-advised REITs whose securities are publicly traded and listed on the NYSE. Further, we believe investor and analyst concerns regarding externally-advised REITs are supported by the fact that nearly all listed lodging REITs are self-advised. In the event that we complete a listing and are not self-advised, we believe that this perception may make it difficult for us to successfully raise additional equity capital in the public securities markets.
     While there can be no assurance that the conversion to a self-advised structure would increase the market value of our stock, we believe that remaining externally-advised may negatively impact the market value of our stock and our ability to raise equity capital at acceptable prices.
     Transition Services Agreement and Brand License Agreement
     In connection with the Merger, we intend to enter into new agreements with CNL Financial Group (“CFG”) or its affiliates, including the following:
•	Transition Services Agreement. We intend to enter into a transition services agreement with CFG to provide us with investor relations support, software services, data center services, administration of certain external legal services, and certain other office services. CFG will charge us for each particular service (other than the administration of certain external legal services) at CFG’s historical cost without any profit mark-up. The transition services agreement will become effective upon the Merger and will terminate on the later to occur of nine (9) months from the consummation of the Merger or March 31, 2007.

•	Brand License Agreement. We also intend to enter into a licensing agreement with CNL Intellectual Properties, Inc., an affiliate of CFG, with respect to the use of the CNL brand. The form of the new brand license agreement does not provide for the payment of a licensing fee by us and would provide for various termination rights by CFG or its affiliate upon twelve (12) months’ prior written notice to us in the event, among other things, that Mr. Seneff is involuntarily removed as a member of the Board of Directors by our stockholders or the Board of Directors, we terminate our current lease under certain conditions, or we are involved in certain extraordinary corporate transactions, such as a merger, a dissolution, or sale of all or substantially all our assets.
     Registration Rights Agreement
     At or prior to the consummation of the Merger, we will enter into a registration rights agreement pursuant to which we will grant to the former owners of the Advisor certain registration rights with respect to the common stock they will receive in the Merger.

     Additional Information
     For additional information concerning the Merger, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Commitments and Contingencies—Merger and Other Matters” and the pro forma financial information contained in the financial statements attached hereto.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     For a discussion of various agreements and transactions with our Advisor and its affiliates, see “Management’s Discussion and Analysis of Financial Conditions and Results of Operations – Additional Information – Related Party Transactions” and “The Advisor and the Amended Advisory Agreement.”
Other Related Transactions
     On May 23, 2006 we acquired the remaining interests in the 950-room JW Marriott Desert Ridge Resort & Spa in Phoenix, Arizona, increasing our ownership to 100 percent. We acquired the remaining 56 percent interest in the venture from Desert Ridge Resort, Ltd. and Marriott Hotel Services, Inc. for an aggregate purchase price of approximately $65 million, plus closing price adjustments (based on working capital and cash flow of the resort before closing).
     Desert Ridge Resort Ltd. is a limited partnership, the general partner of which is a corporation owned and controlled by our Chairman of the Board of Directors and director, Mr. James M. Seneff, Jr., and our Vice Chairman of the Board of Directors and director, Mr. Robert A. Bourne. Marriott International, Inc. is the manager of the Resort. Thirty-one of our properties are operating under various Marriott brands, including Marriott Hotels, Resorts, and Suites, The Ritz-Carlton, JW Marriott, Residence Inn by Marriott, TownePlace Suites by Marriott, Courtyard by Marriott, Fairfield Inn, Renaissance Hotels, and Spring Hill Suites by Marriott.

INVESTMENT OBJECTIVES AND POLICIES
     Since our inception, our primary investment objectives have been to preserve, protect, and enhance our assets while: (i) making quarterly distributions; (ii) increasing our income (and distributions) (iii) continuing to qualify as a REIT for federal income tax purposes; and (iv) providing our stockholders with liquidity of their investment, either in whole or in part, through (a) the listing of our shares on a national securities exchange or over-the-counter market, or (b) if listing does not occur by December 31, 2007, the commencement of orderly sales of our assets, outside the ordinary course of business and consistent with our objective of qualifying as a REIT, and distribution of the proceeds thereof.
Certain Investment Limitations
     In addition to other investment restrictions imposed by the directors from time to time, consistent with our objective of qualifying as a REIT, the Existing Charter and the Bylaws currently provide for the following limitations on our investments. However, these limitations will be eliminated if the proposed amendments to the Existing Charter are adopted.
     1. We shall not invest in or make mortgage loans unless an appraisal is obtained concerning the underlying property. Mortgage indebtedness on any property shall not exceed such property’s appraised value. In cases in which a majority of independent directors so determine, and in all cases in which the mortgage loan involves the Advisor, directors or affiliates, such appraisal must be obtained from an independent expert concerning the underlying property. Such appraisal shall be maintained in our records for at least five years, and shall be available for inspection and duplication by any stockholder. In addition to the appraisal, a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained. We may not invest in real estate contracts of sale otherwise known as land sale contracts.
     2. We may not make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our loans, would exceed an amount equal to 85 percent of the appraised value of the property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection, the aggregate amount of all mortgage loans outstanding on the property, including our loans shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5 percent per annum of the principal balance of the loan.
     3. We may not invest in indebtedness (“Junior Debt”) secured by a mortgage on real property which is subordinate to the lien or other indebtedness (“Senior Debt”), except where the amount of such Junior Debt, plus the outstanding amount of the Senior Debt, does not exceed 90 percent of the appraised value of such property, if after giving effect thereto, the value of all such investments (as shown on our books in accordance with generally accepted accounting principles after all reasonable reserves but before provision for depreciation) would not then exceed 25 percent of our net assets. The value of all investments in Junior Debt which does not meet the aforementioned requirements is limited to 10 percent of our tangible assets (which is included within the 25 percent limitation).
     4. We may not engage in any short sale, or borrow on an unsecured basis, if such borrowing will result in an asset coverage of less than 300 percent, except that such borrowing limitation shall not apply to a first mortgage trust. “Asset coverage,” for the purpose of this section, means the ratio which the value of the total assets of an issuer, less all liabilities and indebtedness except indebtedness for unsecured borrowings, bears to the aggregate amount of all unsecured borrowings of such issuer.
     5. Unless at least 80 percent of our tangible assets are comprised of properties or first mortgage loans, we may not incur any indebtedness which would result in an aggregate amount of indebtedness in excess of 300 percent of net assets.
     6. We may not make or invest in any mortgage loans that are subordinate to any mortgage, other indebtedness or equity interest of the Advisor, the directors or our affiliates.

     7. We will not invest in equity securities unless a majority of the directors (including a majority of independent directors) not otherwise interested in such transaction approve the transaction as being fair, competitive, and commercially reasonable and determine that the transaction will not jeopardize our ability to qualify and remain qualified as a REIT. Investments in entities affiliated with us, the Advisor, a director, or affiliates thereof are subject to the restrictions on joint venture investments. In addition, we shall not invest in any security of any entity holding investments or engaging in activities prohibited by our Existing Charter.
     8. We will not issue (i) equity securities redeemable solely at the option of the holder (except that stockholders may offer their shares to us as described under “Redemption of Shares”); (ii) debt securities unless the historical debt service coverage (in the most recently completed fiscal year), as adjusted for known charges, is sufficient to service that higher level of debt properly; (iii) shares on a deferred payment basis or under similar arrangements; (iv) non-voting or assessable securities; or (v) options, warrants, or similar evidences of a right to buy our securities (collectively, “Options”) unless (1) issued to all of our stockholders ratably, (2) as part of a financing arrangement, or (3) as part of a stock option plan available to directors, officers, or employees of us or the Advisor. Options may not be issued to the Advisor, directors or any affiliate thereof except on the same terms as such Options are sold to the general public. Options may be issued to persons other than the Advisor, directors or any affiliate thereof but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration that in the judgment of the independent directors has a market value less than the value of such Option on the date of grant. Options issuable to the Advisor, directors or any affiliate thereof shall not exceed 10 percent of the outstanding shares on the date of grant.
     9. We will not engage in underwriting or the agency distribution of securities issued by others or in trading, as compared to investment activities.
     10. We will not issue senior securities except notes to banks and other lenders and preferred shares.
     11. We will not make loans to the Advisor or its affiliates, except (A) to wholly owned subsidiaries of us, or (B) mortgage loans to joint ventures (and joint ventures of our wholly owned subsidiaries) in which the co-venturer is not the sponsor, the Advisor, the directors or any affiliate of those persons or of us (other than a wholly owned subsidiary of us), subject to the restrictions governing mortgage loans in the Existing Charter (including the requirement to obtain an appraisal from an independent expert).
     12. We will not make any investment that we believe will be inconsistent with our objective of qualifying as a REIT.
     The foregoing limitations may not be modified or eliminated without the approval of the holders of a majority of the shares of outstanding common stock.

MARKET DATA AND DISTRIBUTION POLICY
     As of April 20, 2006, there were approximately 101,714 stockholders of record of our common stock. There is no established public trading market for our shares, and even though it is our intention to list our shares on a national securities exchange or over-the-counter market prior to December 31, 2007, if we deem market conditions to be satisfactory, a public market for the shares may not develop even if the shares are listed. Prior to such time, if any, as the listing of our shares on a national securities exchange or over-the-counter market and pursuant to our Redemption Plan we may, at our sole option, redeem shares presented for redemption for cash, at a redemption price equal to the then current offering price under our Reinvestment Plan. The redemption price of $19.00 per share as of March 31, 2006 is determined by our Board of Directors based on a variety of factors but is not intended to represent, and there can be no assurances that such price represents, the fair market value of our shares. Currently, proceeds from the sale of shares under our Reinvestment Plan provide the source of cash for the redemption of shares under the Redemption Plan. As of the quarters ended June 30, 2005, September 30, 2005, December 31, 2005 and March 31, 2006, there were insufficient funds under our Reinvestment Plan to honor all redemption requests received from our stockholders. In the near term, there will not be and in the future there may not be sufficient funds available to honor the current redemptions requested or future requests and, accordingly, a stockholder’s shares may not be redeemed. Our Board of Directors, in its discretion, may amend or suspend the Redemption Plan at any time it determines that such amendment or suspension is in our best interest. For the three months ended March 31, 2006 and the years ended December 31, 2005 and 2004, approximately 499,409, 2,280,816 and 1,307,000 shares, respectively, were redeemed at an average price of $19.00 per share, $19.00 per share and $18.84 per share (after giving effect to the reverse stock split that occurred on August 2, 2004) and retired from shares outstanding of common stock. The price to be paid for any share transferred other than pursuant to the Redemption Plan is subject to negotiation between the purchaser and the selling stockholder.
     For the three months ended March 31, 2006 and the years ended December 31, 2005 and 2004, we are aware of transfers of 47,492, 148,960 and 285,576 shares between owners, respectively. We are not aware of any other trades of our shares, other than purchases made in our public offerings and redemptions of shares by us. The following table reflects, for each calendar quarter, the high, the low and the average sales prices for transfers of shares between owners during the three months ended March 31, 2006 and the years ended December 31, 2005 and 2004 of which we are aware, net of commissions (as adjusted to give effect to the reverse stock split which occurred on August 2, 2004):

	2006
	High	Low	Average
First Quarter	$20.000	$14.00	$16.20

	2005
	High	Low	Average
First Quarter	$19.99	$15.69	$18.72
Second Quarter	20.00	17.51	19.13
Third Quarter	20.00	14.67	18.24
Fourth Quarter	20.00	13.66	17.31

	2004
	High	Low	Average
First Quarter	$20.00	$14.48	$17.44
Second Quarter	20.00	13.34	16.48
Third Quarter	17.56	16.00	16.33
Fourth Quarter	20.01	13.70	16.79
     For purposes of providing information to investors who are subject to ERISA regulations, as of March 31, 2006, we deemed the price per share of common stock to be $20.00, as determined by us, in our sole discretion, based upon the price investors have paid for the shares in the past and on certain other considerations. There are no assurances and we do not represent that such determination and such price represents fair market value. Our shares are not publicly traded and there is no established public trading market for the shares on which to base market value. We did not take into account the value of the underlying assets in determining the price per share. Investors are cautioned that common stock not publicly traded is generally considered illiquid and the deemed value per share may not be realized when an investor seeks to liquidate his or her common stock or if we were to liquidate our assets.
     Our distribution policy is based, among other things, on a balanced analysis of value creation reflective of both current and long-term stabilized cash flows of our properties, among other things, our objective of continuing to qualify as a REIT for federal income tax purposes, the actual operating results of each quarter and anticipated operating results for the next fiscal year, economic conditions, other operating trends, our financial condition, loan restrictions, capital requirements and the avoidance of volatility of distributions. To maintain our qualification as a REIT under the Internal Revenue Code, we are required to make annual distributions to our stockholders of at least 90 percent of our taxable income on a tax basis excluding net capital gains.
     A total of 5.0 million shares of our stock have been authorized for issuance under our long-term incentive plan. As of March 31, 2006 approximately 4.99 million remain available for future issuance.

SUMMARY OF THE EXISTING CHARTER AND BYLAWS
General
     We are organized as a corporation under the laws of the State of Maryland. As a Maryland corporation, we are governed by the Maryland General Corporation Law. Maryland corporate law deals with a variety of matters regarding Maryland corporations, including our liabilities, stockholders, directors and officers, the amendment of the Existing Charter, and mergers of a Maryland corporation with other entities. Since many matters are not addressed by Maryland corporate law, it is customary for a Maryland corporation to address these matters through provisions in its charter.
     The Existing Charter and Bylaws are presently proposed to be amended pursuant to a vote of the stockholders at a special meeting scheduled to occur on June 20, 2006. For a discussion of the proposed amendments see “Summary of Proposed Changes to Our Existing Charter and Bylaws Pursuant to Proxy Statement in Connection with the Merger.”
     The discussion below sets forth material provisions of governing laws, instruments and guidelines applicable to us. For more complete provisions, reference is made to the Maryland General Corporation Law (“MGCL”) and our Existing Charter and Bylaws.
Description of Capital Stock
     We have authorized a total of 3,675,000,000 shares of capital stock, consisting of 3,000,000,000 shares of common stock, 75,000,000 shares of preferred stock, and 600,000,000 shares of excess stock. Of the 600,000,000 shares of excess stock, 585,000,000 are issuable in exchange for common stock and 15,000,000 are issuable in exchange for preferred stock (see the section of this prospectus entitled “Summary of the Existing Charter and Bylaws—Restriction of Ownership”). As of May 1, 2006, we had 152,884,062 shares of common stock outstanding (including 10,000 shares of common stock issued to the Advisor prior to the commencement of our initial offering) and no shares of preferred stock or shares of excess stock outstanding. The Board of Directors may determine to engage in future offerings of common stock of up to the number of unissued authorized shares of common stock available.
     We will not issue share certificates except to stockholders who make a written request to us. Each stockholder’s investment will be recorded on our books, and information concerning the restrictions and rights attributable to shares (whether in connection with an initial issuance or a transfer) will be sent to the stockholder receiving shares in connection with an issuance or transfer.
     Stockholders have no preemptive rights to purchase or subscribe for securities that we may issue subsequently. Each share of common stock is entitled to one vote per share, and shares do not have cumulative voting rights. The stockholders are entitled to distributions in such amounts as may be declared by the Board of Directors from time to time out of funds legally available for such payments and, in the event of liquidation, to share ratably in any of our assets remaining after payment in full of all creditors.
     All of the shares of common stock offered hereby will be fully paid and nonassessable when issued.
     The Existing Charter authorizes the Board of Directors to designate and issue from time to time one or more classes or series of preferred stock without stockholder approval. The Board of Directors may determine the relative rights, preferences, and privileges of each class or series of preferred stock so issued. Because the Board of Directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers, and rights senior to the rights of holders of common stock; however, the voting rights for each share of preferred stock shall not exceed voting rights which bear the same relationship to the voting rights of the shares of common stock as the consideration paid to us for each share of preferred stock bears to the book value of the shares of common stock on the date that such preferred stock is issued. The issuance of preferred stock could have the effect of delaying or preventing a change in control of us. The Board of Directors has no present plans to issue any preferred stock.

     Similarly, the voting rights per share of our equity securities (other than our publicly held equity securities) sold in a private offering shall not exceed the voting rights which bear the same relationship to the voting rights of the publicly held equity securities as the consideration paid to us for each privately offered share bears to the book value of each outstanding publicly held equity security. The Board of Directors currently has no plans to offer equity securities in a private offering.
     For a description of the characteristics of the shares of excess stock, which differ from common stock and preferred stock in a number of respects, including voting and economic rights, see “Summary of the Existing Charter and Bylaws—Restriction of Ownership,” below.
Board of Directors
     We currently have nine directors. This number may be increased or decreased from time to time by the Board of Directors pursuant to the Bylaws or by affirmative vote of the holders of at least a majority of the equity shares then outstanding and entitled to vote thereon; provided, however, that the total number of directors shall never be less than the minimum number required by the MGCL. A majority of the Board of Directors will be independent directors. See “Management—Independent Directors.” Each director, other than a director elected to fill the unexpired term of another director, will be elected at each annual meeting or at any special meeting of the stockholders called for that purpose, by a majority of the shares of common stock present in person or by proxy and entitled to vote. Independent directors will nominate replacements for vacancies among the independent directors. Under the Existing Charter, the term of office for each director will be one year, expiring each annual meeting of stockholders; however, directors may be elected to an unlimited number of successive terms. The directors may not (a) amend the Existing Charter, except for amendments which do not adversely affect the rights, preferences and privileges of stockholders; (b) sell all or substantially all of our assets other than in the ordinary course of business or in connection with liquidation and dissolution; (c) cause the merger or other reorganization of our company; or (d) dissolve or liquidate our company. The directors may establish such committees as they deem appropriate (provided that the majority of the members of each committee are independent directors).
Stockholder Meetings
     An annual meeting will be held for the purpose of electing directors and for the transaction of such other business as may come before the meeting, and will be held not less than 30 days after delivery of the annual report. Under our Bylaws, a special meeting of stockholders may be called by the Chairman of the Board of Directors, a majority of the directors, or a majority of the independent directors. Special meetings of the stockholders also shall be called by our Secretary upon the written request of stockholders holding in the aggregate not less than 10 percent of the outstanding common stock entitled to vote at such meeting. Upon receipt of such a written request, either in person or by mail, stating the purpose or purposes of the meeting, we shall provide to all stockholders, within ten days of receipt of the written request, written notice, either in person or by mail, of a meeting and its purpose. Such meeting will be held not less than fifteen nor more than sixty days after distribution of the notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to stockholders.
     At any meeting of stockholders, each stockholder is entitled to one vote per share of common stock owned of record on the applicable record date. In general, the presence in person or by proxy of 50 percent of the shares of common stock then outstanding shall constitute a quorum, and the majority vote of the shares of common stock present in person or by proxy will be binding on all of our stockholders.
Advance Notice for Stockholder Nominations
for Directors and Proposals of New Business
     Our Bylaws require notice at least 60 days and not more than 90 days before the anniversary of the prior annual meeting of stockholders in order for a stockholder to (a) nominate a director or (b) propose new business other than pursuant to the notice of the meeting or by, or on behalf of, the directors. The Bylaws contain a similar notice requirement in connection with nominations for directors at a special meeting of stockholders called for the purpose of electing one or more directors. Accordingly, failure to comply with the notice provisions will make stockholders unable to nominate directors or propose new business.

Amendments to the Charter
     Pursuant to the Existing Charter, the directors can amend the Existing Charter by a two-thirds majority from time to time if necessary in order to qualify initially or in order to continue to qualify as a REIT. Except as set forth above, the Existing Charter may be amended only by the affirmative vote of a majority, and in some cases a two-thirds majority, of the shares of common stock outstanding and entitled to vote. The stockholders may vote to amend the Existing Charter, terminate or dissolve us, or remove one or more directors without the necessity of concurrence by the Board of Directors.
Mergers, Combinations and Sale of Assets
     A merger in which we are not the surviving entity, combination, sale, or other disposition of all or substantially all of our assets other than in the ordinary course of business must be approved by the directors and a majority of the shares of common stock outstanding and entitled to vote. In addition, any such transaction involving an affiliate of us or the Advisor also must be approved by a majority of the directors (including a majority of the independent directors) not otherwise interested in such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.
     The Maryland Business Combinations Statute provides that certain business combinations (including mergers, consolidations, share exchanges or, in certain circumstances, asset transfers or issuances or reclassifications of equity securities) between a Maryland corporation and any person who beneficially owns 10 percent or more of the voting power of such corporation’s shares or an affiliate of such corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10 percent or more of the voting power of the then-outstanding voting shares of such corporation (an “Interested Stockholder”) or an affiliate thereof, are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (i) 80 percent of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting shares of such corporation other than shares held by the Interested Stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as determined by statute) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares.
     Section 2.8 of the Existing Charter provides that the prohibitions and restrictions set forth in the Maryland Business Combinations Statute are inapplicable to any business combination between us and any person. Consequently, business combinations between us and Interested Stockholders can be effected upon the affirmative vote of a majority of the outstanding shares entitled to vote thereon and do not require the approval of a supermajority of the outstanding shares held by disinterested stockholders.
Control Share Acquisitions
     The Maryland Control Share Acquisition Statute provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiror, officers or directors who are employees of the corporation. Control shares are shares which, if aggregated with all other shares of the corporation previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors of such corporation within one of the following ranges of voting power: (i) one-fifth or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.
     Section 2.9 of the Existing Charter provides that the Maryland Control Share Acquisition Statute is inapplicable to any acquisition of our securities by any person. Consequently, in instances where the Board of Directors otherwise waives or modifies restrictions relating to the ownership and transfer of our securities or such restrictions are otherwise removed, control shares of our company will have voting rights, without having to obtain the approval of a supermajority of the outstanding shares eligible to vote thereon.
Termination of the Company and REIT Status
     The Existing Charter provides for the voluntary termination and dissolution of our company by the affirmative vote of a majority of the shares of common stock outstanding and entitled to vote at a meeting called for that purpose. In addition, the Existing Charter permits the stockholders to terminate our status as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), only by the affirmative vote of the holders of a majority of the shares of common stock outstanding and entitled to vote.
     Under the Existing Charter, we automatically will terminate and dissolve on December 31, 2007, unless listing occurs, in which event we automatically will become a perpetual life entity.
Restriction of Ownership
     To qualify as a REIT under the Code, among other things, (i) not more than 50 percent of the value of the REIT’s outstanding stock may be owned, directly or indirectly (applying certain attribution rules), by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, (ii) the REIT’s stock must be beneficially owned (without reference to any attribution rules) by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year; and (iii) certain other requirements must be satisfied. See “Federal Income Tax Considerations—Taxation of the Company.”
     To ensure that we satisfy these requirements, the Existing Charter restricts the direct or indirect ownership (applying certain attribution rules) of shares of common stock and preferred stock by any Person (as defined in the Existing Charter) to no more than 9.8 percent of the value of the outstanding shares of such common stock or 9.8 percent of the value of any series of preferred stock (the “Ownership Limit”). It is the responsibility of each Person (as defined in the Existing Charter) owning (or deemed to own) more than 5 percent of the outstanding shares of common stock or any series of outstanding preferred stock to give us written notice of such ownership. In addition, to the extent deemed necessary by the directors, we can demand that each stockholder disclose to us in writing all information regarding the Beneficial and Constructive Ownership (as such terms are defined in the Existing Charter) by such stockholder of the common stock and preferred stock. However, the Existing Charter generally provide that the Board of Directors, upon a receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence, representations or undertakings acceptable to the Board of Directors, may, in its sole discretion, waive the application of certain transfer restrictions or the Ownership Limit to a Person if the Board of Directors determines that such Person’s ownership of common stock and/or preferred stock will not jeopardize our status as a REIT under the Code. In addition, the restrictions on transfer, ownership limitations and information requirements described in this section will not apply if the Board of Directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT under the Code.
     Subject to the Board of Directors’ ability to waive certain of the following restrictions in certain circumstances (as described below), transfers of shares of common stock or preferred stock or other events that would create a direct or indirect ownership of such stock that would (i) violate the Ownership Limit; (ii) result in our disqualification as a REIT under the Code, including any transfer that results in: (a) our common stock and/or preferred stock being owned by fewer than 100 Persons, or (b) us being “closely held” within the meaning of Section 856(h) of the Code; or (iii) potentially jeopardize our status as a REIT under the Code, shall be null and void and of no effect with respect to the shares in excess of the applicable limit and, accordingly, the intended transferee (or “prohibited owner”) shall acquire no right or interest in such shares. Any shares in excess of an applicable limitation will be converted automatically into an equal number of shares of our excess stock that will be transferred by operation of law to an unaffiliated trust for the exclusive benefit of one or more qualified charitable organizations selected by us. As soon as practicable after the transfer of shares to the trust, the trustee of the trust will be required to sell the shares of excess stock to a Person or entity who could own the shares without violating the applicable limit and distribute to the prohibited owner an amount equal to the lesser of: (i) the proceeds of the sale; (ii) the price paid for the stock in excess of the applicable limit by the prohibited owner or, in the event that the original violative transfer was a gift or an event other than a transfer, the market price of the shares on the date of the transfer or other event; (iii) cause us to constrictively own a 10 percent or greater interest in any tenant (other than under certain circumstance, taxable REIT subsidiaries); or (iv) the pro rata amount of the prohibited owner’s initial capital investment in us properly allocated to such shares of excess stock.
     All dividends and other distributions received with respect to the shares of excess stock prior to their sale by the trust and any proceeds from the sale by the trust in excess of the amount distributable to the prohibited owner will be distributed to the beneficiary of the trust. In connection with any liquidation, however, the trust must distribute to the prohibited owner the amounts received upon such liquidation, but the prohibited owner is not entitled to receive amounts in excess of the price paid for such shares by the prohibited owner or, in the event that the original violative transfer was a gift or an event other than a transfer, the market price of the shares on the date of the transfer or other event. In addition to the foregoing transfer restrictions, we have the right, for a period of 90 days during the time any shares of excess stock are held by the trust, to purchase all or any portion of such shares of excess stock for the lesser of the price paid for such shares by the prohibited owner (or, in the event that the original violative transfer was a gift or an event other than a transfer, the market price of the shares on the date of the transfer or other event) or the market price of our stock on the date we exercise our option to purchase, which amount will be paid to the prohibited owner. In all instances, the market price will be determined in the manner set forth in the Existing Charter.
     For purposes of the Existing Charter, the term “Person” shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include (i) the Advisor during the period ending on December 31, 1997, or (ii) an underwriter which participated in a public offering of shares for a period of sixty (60) days following the initial purchase by such underwriter of shares therein, provided that the foregoing exclusions shall apply only if the ownership of such shares by the Advisor or an underwriter would not cause us to fail to qualify as a REIT by reason of being “closely held” within the meaning of Section 856(a) of the Code or otherwise cause us to fail to qualify as a REIT.
Responsibility of Directors
     Directors serve in a fiduciary capacity and shall have a fiduciary duty to our stockholders, which duty shall include a duty to supervise our relationship with the Advisor.
Limitation of Liability and Indemnification
     Pursuant to Maryland corporate law and our Existing Charter, we are required to indemnify and hold harmless a present or former director, officer, advisor, or affiliate and may indemnify and hold harmless a present or former employee or agent (the “Indemnitee”) against any or all losses or liabilities reasonably incurred by the Indemnitee in connection with or by reason of any act or omission performed or omitted to be performed on our behalf while a director, officer, advisor, affiliate, employee, or agent acted in such capacity, provided, that the Indemnitee has determined, in good faith, that the act or omission which caused the loss or liability was in our best interests. We will not indemnify or hold harmless the Indemnitee if:
•	the loss or liability was the result of negligence or misconduct, or if the Indemnitee is an independent director, the loss or liability was the result of gross negligence or willful misconduct;

•	the act or omission was material to the loss or liability and was committed in bad faith or was the result of active or deliberate dishonesty;

•	the Indemnitee received an improper personal benefit in money, property, or services;

•	in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful; or

•	in a proceeding by or in the right of our company, the Indemnitee shall have been adjudged to be liable to us.

In addition, we will not provide indemnification for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met:
•	there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; or

•	a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws.
     Pursuant to our Existing Charter, we are required to pay or reimburse reasonable expenses incurred by a present or former director, officer, advisor or affiliate and may pay or reimburse reasonable expenses incurred by any other Indemnitee in advance of final disposition of a proceeding if the following conditions are satisfied: (i) the Indemnitee was made a party to the proceeding by reasons of his or her service as our director, officer, advisor, affiliate, employee or agent; (ii) the Indemnitee provides us with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us as authorized by our Existing Charter; (iii) the Indemnitee provides us with a written agreement to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct; and (iv) the legal proceeding was initiated by a third party who is not a stockholder or, if the proceeding was initiated by our stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement. Our Existing Charter further provides that any indemnification, payment, or reimbursement of the expenses permitted by the Existing Charter will be furnished in accordance with the procedures in Section 2-418 of the MGCL.
     Any indemnification may be paid only out of our net assets, and no portion may be recoverable from the stockholders.
     There are certain defenses under Maryland corporate law available to directors in the event of a stockholder action against them. One such defense is the “business judgment rule.” A director can argue that he or she performed the action giving rise to the stockholder’s action in good faith and in a manner he or she reasonably believed to be in our best interests, and with such care as an ordinarily prudent person in a like position would have used under similar circumstances. The directors are also entitled to rely on information, opinions, reports or records prepared by experts (including accountants, consultants, counsel, etc.) who were selected with reasonable care. However, the directors may not invoke the business judgment rule to further limit the rights of the stockholders to access records as provided in the articles of incorporation.
     We have entered into indemnification agreements with each of our officers and directors. The indemnification agreements require, among other things, that we indemnify our officers and directors to the fullest extent permitted by law and our Existing Charter, and advance to the officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, we must indemnify and advance all expenses reasonably incurred by officers and directors seeking to enforce their rights under the indemnification agreements. We also must cover officers and directors under our directors’ and officers’ liability insurance. Although these indemnification agreements offer substantially the same scope of coverage afforded by the indemnification provisions in the Existing Charter, it provides greater assurance to directors and officers that indemnification will be available because these contracts cannot be modified unilaterally by the Board of Directors or by the stockholders.
Removal of Directors
     Under our Existing Charter, a director may resign or be removed with or without cause by the affirmative vote of a majority of our capital stock that is outstanding and entitled to vote.

Inspection of Books and Records
     Our Advisor will keep, or cause to be kept, on our behalf, full and true books of account on an accrual basis of accounting, in accordance with GAAP. All of such books of account, together with all of our other records, including a copy of the Existing Charter and any amendments thereto, will at all times be maintained at our principal office, and will be open to inspection, examination, and, for a reasonable charge, duplication upon reasonable notice and during normal business hours by a stockholder or his agent.
     As a part of our books and records, we will maintain at our principal office an alphabetical list of names of stockholders, along with their addresses and telephone numbers and the number of shares held by each stockholder. Such list shall be updated at least quarterly and shall be available for inspection at our home office by a stockholder or his or her designated agent upon such stockholder’s request. Such list also shall be mailed to any stockholder requesting the list within 10 days of a request. The copy of the stockholder list shall be printed in alphabetical order, on white paper, and in readily readable type size that is not smaller than 10-point type. We may impose a reasonable charge for expenses incurred in reproducing such list. The list may not be sold or used for commercial purposes. The purposes for which a stockholder may request a list include matters relating to his or her voting rights.
     If our Advisor or directors neglect or refuse to exhibit, produce or mail a copy of the stockholder list as requested, the Advisor and the directors shall be liable to any stockholder requesting the list for the costs, including attorneys’ fees, incurred by that stockholder for compelling the production of the stockholder list. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the stockholder list is to secure such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a stockholder relative to our affairs. We may require the stockholder requesting the stockholder list to represent that the list is not requested for a commercial purpose unrelated to the stockholder’s interest in us. The remedies provided by the Existing Charter to stockholders requesting copies of the stockholder list are in addition to, and do not in any way limit, other remedies available to stockholders under federal law, or the law of any state.
Restrictions on “Roll-Up” Transactions
     For the purposes of this section, a “Roll-Up Transaction” means a transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of us and the issuance of securities of a Roll-Up Entity. Such term does not include: (i) a transaction involving our securities that have been listed on a national securities exchange or included for quotation on the Nasdaq National Market System for at least 12 months; or (ii) a transaction involving the conversion to corporate, trust, or association form of only us if, as a consequence of the transaction, there will be no significant adverse change in stockholder voting rights, the term of our existence, compensation to the Advisor, or our investment objectives.
     For the purposes of this section, a “Roll-Up Entity” means a partnership, real estate investment trust, corporation, trust, or similar entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.
     In connection with a proposed Roll-Up Transaction, which, in general terms, refers to any transaction involving our acquisition, merger, conversion, or consolidation, directly or indirectly, and the issuance of securities of a Roll-Up Entity that would be created or would survive after the successful completion of the Roll-Up Transaction, an appraisal of all properties shall be obtained from an independent expert. In order to qualify as an independent expert for this purpose(s), the person or entity shall have no material current or prior business or personal relationship with our advisor or directors and shall be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type we hold. The properties shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the properties as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of such independent expert shall clearly state that the engagement is for our benefit and that of our stockholders. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with a proposed Roll-Up Transaction. In connection with a proposed Roll-Up Transaction, the person sponsoring the Roll-Up Transaction shall offer to stockholders who vote against the proposal the choice of:
•	accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up Transaction;

•	or one of the following:
▪	remaining stockholders of our company and preserving their interests therein on the same terms and conditions as existed previously; or

▪	receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.
     We are prohibited from participating in any proposed Roll-Up Transaction:
•	which would result in the stockholders having democracy rights in the Roll-Up Entity that are less than those provided in certain sections of our Existing Charter, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of the Existing Charter, and dissolution of our company;

•	which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of shares held by that investor;

•	in which investor’s rights to access of records of the Roll-Up Entity will be less than those provided in Sections 8.5 and 8.6 of our Existing Charter and described in “Summary of the Existing Charter and Bylaws — Inspection of Books and Records,” above; or

•	in which any of the costs of the Roll-Up Transaction would be borne by us if the Roll-Up Transaction is not approved by the stockholders.

SUMMARY OF PROPOSED CHANGES TO OUR EXISTING CHARTER AND
BYLAWS PURSUANT TO PROXY STATEMENT IN CONNECTION WITH THE MERGER
     We are soliciting approval from our stockholders for certain proposals in connection with the Merger pursuant to a definitive proxy statement dated May 10, 2006 (the “Proxy Statement”) and a special meeting of stockholders to be held on June 20, 2006, and any adjournment or postponement thereof (the “Special Meeting”). These proposals include: (i) a proposal to approve the Merger; (ii) a proposal to approve certain amendments and restatements of the Existing Charter, which require the affirmative vote of the holders of a majority of our outstanding common shares (the “Majority Vote Charter Amendment Proposal”); and (iii) a proposal to approve (a) other amendments and restatements of the Existing Charter which require the affirmative vote of the holders of at least two-thirds of our outstanding common shares (the “Two-Thirds Vote Charter Amendment Proposal”), and (b) certain amendments to our Bylaws to reflect corresponding conforming changes to our Bylaws, some of which require the affirmative vote of the holders of a majority of our common shares. The Two-Thirds Vote Charter Amendment Proposal and the Majority Vote Charter Amendment Proposal are collectively referred to as the “Charter Amendment Proposals.” The following discussion is qualified in its entirety by reference to the Proxy Statement.
Proposed Majority Vote Charter Amendments
     Pursuant to the Proxy Statement, we are proposing to amend and restate our Existing Charter in order to: (i) conform more closely to the charters of REITs whose securities are publicly traded and listed on the NYSE and which are self-advised (“Listed REITs”) by removing restrictions which are mandated by state securities administrators and necessary in connection with best efforts public offerings, which we have determined not to resume; (ii) eliminate references to our Advisor, which will not be needed upon consummation of the Merger (and if the Merger is not consummated, but the Majority Vote Charter Amendments are implemented immediately prior to a listing of our common shares on a national securities exchange or over-the-counter market, all matters relating to our Advisor will be addressed in an advisory agreement between us and our Advisor and applicable provisions of Maryland law); and (iii) make various other changes that we believe are advisable. Accordingly, we have proposed to our stockholders pursuant to the Proxy Statement that our Existing Charter be amended and restated as discussed below. The full text of these amendments is set forth in our proposed Articles of Amendment and Restatement, which we refer to as our “Restated Charter” and which are attached hereto as Appendix B-1. The marked version (reflecting proposed changes) of our Existing Charter, is attached hereto as Appendix B-2. The changes being proposed to the Existing Charter as part of the Majority Vote Charter Amendment Proposal are color-coded in the manner set forth on the marked version of our Existing Charter attached hereto as Appendix B-2.
     If the Majority Vote Charter Amendment Proposal is approved by our stockholders, we may implement the amendments to our Existing Charter reflected in the Majority Vote Charter Amendment Proposal in the event that we consummate the Merger or list, even if the Two-Thirds Vote Charter Amendment Proposal is not approved by our stockholders.
     The discussion below does not provide information on every provision of the Restated Charter proposed to be changed or such proposed change. See the marked version of our Existing Charter attached hereto as Appendix B-2, which contains all of the proposed changes to the Existing Charter.
Amendments to Our Existing Charter to Reflect that We Will Become Self-Advised if the Merger is Approved and to Remove Restrictions Necessary for Best Efforts Public Offerings
     As discussed above, we are proposing to amend and restate our Existing Charter in connection with the Merger and in order to conform more closely to the charters of Listed REITs. In addition, if the Merger is approved by our stockholders at the Special Meeting and is consummated, we will become self-advised. Presently, under the terms of the Amended Advisory Agreement, the Advisor is entitled to various fees for providing services to us. Upon consummation of the Merger, the operations of the Advisor will become part of our business and we will cease to pay these fees. If the Merger is not consummated and we list our common shares after receiving approval of the Majority Vote Charter Amendment Proposal, we intend to implement these amendments to our Existing Charter immediately prior to such listing.

     Our Existing Charter contains a number of provisions that impose limitations on transactions between us and the Advisor, our directors or any of our affiliates. If the Merger is consummated, the separate existence of the Advisor will cease, its operations will become part of our business and we will become self-advised. Accordingly, the references to the Advisor and provisions in our Existing Charter relating to the Advisor and to transactions and relations between us and the Advisor will no longer be applicable and would be eliminated in our Restated Charter.
     Provisions Relating to Advisor Services and Fees. Article IV of our Existing Charter consists of provisions that govern the relationship between us and the Advisor. These provisions include guidelines for supervision of the Advisor by the Board of Directors, provisions relating to the termination of the Advisor, restrictions on the types and amount of fees payable by us to the Advisor for services provided and limitations on reimbursement of expenses incurred by the Advisor in performing those services. Because we will acquire the Advisor and become self-advised upon consummation of the Merger, Article IV of our Existing Charter will no longer be applicable to our operations and will therefore be eliminated in the Restated Charter.
     Certain of the limitations and restrictions in our Existing Charter were required under state securities offering regulations in connection with the initial and subsequent public offerings of our common shares because our shares were not listed on a national securities exchange. Because we do not plan to conduct any additional best efforts public offerings of our common shares, these types of provisions will no longer be required to be included in our governing documents. Instead, if our shares are listed, we will be subject to the rules of the national securities exchange or inter-dealer quotation system on which our common shares are listed or quoted.
     If the Majority Vote Charter Amendment Proposal is approved but the Merger is not consummated, in the event of a listing, we intend to file the amendments to our Existing Charter reflected in the Majority Vote Charter Amendment Proposal with the State Department of Assessments and Taxation of Maryland (the “SDAT”), and such amendments will become effective on the date of such filing and acceptance for record by SDAT. Because the Merger will not have been consummated, we may still have an external Advisor, but the provisions of our Existing Charter governing our relationship with our Advisor and other Affiliates will have been removed. In such event, our relationship with our Advisor, including the fees payable by us to our Advisor, will be governed by the terms of an advisory agreement between us and the Advisor and applicable provisions of Maryland law. Our relationships and transaction with other affiliates also will be governed by Maryland law.
     References to NASAA REIT Guidelines. Several provisions of our Existing Charter reference the NASAA REIT Guidelines. The NASAA REIT Guidelines consist of substantive restrictions on the operations of a REIT, and are applicable when a REIT is making a public offering of securities which are not listed for trading on a national securities exchange or designated for quotation on an inter-dealer quotation system. Our Existing Charter also contains provisions that, while they do not specifically reference the NASAA REIT Guidelines, were included to comply with those Guidelines or were included to be consistent with provisions contained in the charters of REITs that are subject to those Guidelines. We do not plan to conduct any additional best efforts public offerings of our common shares, and thus, the NASAA REIT Guidelines references and the provisions that were included to comply with the NASAA REIT Guidelines have been modified or eliminated in the Restated Charter. Because the NASAA REIT Guidelines are inapplicable to a Listed REIT, these changes will conform the Existing Charter more closely to the charters of Listed REITs.
     Independent Director Requirements. Section 2.1 of our Existing Charter defines “Independent Director” under the NASAA REIT Guidelines and the definition is primarily directed to the relationship between a director and the Advisor. The definition of “Independent Director” has been deleted in the Restated Charter because (i) we will be self-advised immediately following the consummation of the Merger and (ii) even if the Merger is not consummated, we have determined not to resume best efforts public offerings and therefore have determined to remove the restrictions contained in our charter in order to comply with the NASAA REIT Guidelines. Instead, the Board of Directors intends to apply the director independence standards contained in the rules of the NYSE. Accordingly, it is possible that a person who would be considered an independent director under such rules might not have been considered independent under the Existing Charter and vice versa.
     The Restated Charter also eliminates any provisions of our Existing Charter that relate to the requirements or duties of our Independent Directors. This includes, among other things, the definition of Independent Director in Section 2.1 of the Existing Charter, Section 2.2 of the Existing Charter concerning director experience, Section 2.3 of our Existing Charter requiring that a majority of the members of Board of Directors committees be Independent Directors, Section 2.6 requiring that the Independent Directors approve certain enumerated matters and Section 5.2 requiring the Independent Directors to conduct an annual review of our investment policies. These provisions will no longer be relevant because the Restated Charter will not contain a definition of independent directors under the NASAA REIT Guidelines to which all of these provisions related. In addition, the Restated Charter eliminates Section 2.5 of the Existing Charter, which imposes fiduciary duties on our directors, to conform the duties of our directors to the customary standard required by Maryland law.
          It is possible that the elimination of these provisions would allow individuals to serve as directors or certain actions to be taken that could not be taken under our Existing Charter. Instead, we will operate under the rules of the NYSE or any other exchange on which our shares are listed, under Maryland law and in accordance with our Restated Charter and Bylaws. Assuming we are listed on the NYSE, we would still be required to have a majority of independent directors on the Board of Directors under the rules of the NYSE.
          Experience of Directors. Our Existing Charter contains provisions requiring that each of our directors must have had, prior to his or her election to the Board of Directors, “at least three (3) years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by our company.” The director experience requirements under our Existing Charter have been eliminated under the Restated Charter. Accordingly, the effect of this change is that our nominating and corporate governance committee will be able to select from a broader range of qualified individuals to serve as our directors, but that it is possible that no independent director will have three years of lodging-related or real estate related experience.
          Investment Limitations. Our Existing Charter contains a number of limitations and restrictions on our ability to make certain types of investments. These investment limitations and restrictions were established, as described above, under the NASAA REIT Guidelines and when initially adopted by us, applied at a time that we had not commenced operations or acquired any hotel and resort properties. The Revised Charter will eliminate the investment limitations and restrictions summarized below and the Board of Directors and our management would be responsible for evaluating and determining whether to make these types of investments.
          Limitations on Investments, Borrowing and Indebtedness. The investment limitations in Section 5.4 of our Existing Charter that are eliminated in the Restated Charter prohibit us from:(1) investing more than 10 percent of our total assets in unimproved real property (Section 5.4(a)); (2) investing in commodities or commodity future contracts (Section 5.4(b)); (3) investing in or making mortgage loans unless an appraisal is obtained concerning the property and certain other conditions are met (Sections 5.4(c), (d) and (g)); (4) investing in indebtedness secured by a mortgage on real property which is subordinate to the lien of other indebtedness (Section 5.4(e)); (5) engaging in any short sale, or borrowing, on an unsecured basis, if such borrowing will result in an Asset Coverage (as defined in our Existing Charter) of less than 300 percent (Section 5.4(f)); (6) investing in equity securities, except under certain limited circumstances (Section 5.4(h)); (7) except under specified circumstances, issuing (A) equity securities redeemable solely at the option of the holder, (B) debt securities, (C) common or preferred shares on a deferred payment basis or under similar arrangements, (D) non-voting or assessable securities and (E) options, warrants, or similar evidences of right to buy its securities (Section 5.4(i)); (8) investing in contracts for the sale of real estate unless they are in recordable form and appropriately recorded in the chain of title (Section 5.4(j)); (9) acquiring a property unless the consideration to be paid for each such property is authorized by the Board of Directors based upon fair market value (Section 5.4(k)); (10) engaging in underwriting or the agency distribution of securities issued by others or in trading securities (Section 5.4(l)); (11) investing in any foreign currency or bullion or engaging in any short sales (Section 5.4(m)); (12) issuing senior securities except notes to lenders and preferred shares (Section 5.4(n)) and (13) making investments that we believe will be inconsistent with our objective of continuing to qualify as a REIT.
          In connection with acquiring and developing properties, we have borrowed funds both on a short-term basis and on a longer-term basis, as appropriate. Because of the NASAA REIT Guideline requirements, Sections 3.2(d) and 5.4 (o) and (p) of our Existing Charter restrict our total indebtedness to no more than 300 percent of our net assets. The Restated Charter does not contain any limitation on the amount or percentage of indebtedness that we may incur in the future.

          Limitations on Investment in Equity Securities. The restrictions in Sections 5.3(c) and 5.4(h) of our Existing Charter on investments by us in equity securities also is eliminated in the Restated Charter. Under Sections 5.3(c) and 5.4(h) of our Existing Charter, we may invest in equity securities so long as a majority of our disinterested directors (including a majority of the Independent Directors) approve the investment as being fair, competitive and commercially reasonable. In the Restated Charter, decisions concerning investment in equity securities will be made by the entire Board of Directors, using the standards applicable to all director decisions.
          Certain Conflict of Interest Provisions. In order to mitigate certain potential conflicts of interest with the Advisor, Article VI of our Existing Charter contains a number of restrictions with respect to transactions between us and the Advisor, a director of us or any of our affiliates and on certain activities of the Advisor and its affiliates. For the reasons discussed below, the provisions containing these restrictions are eliminated in the Restated Charter.
          Sections 6.3(b) and 6.4 are eliminated in the Restated Charter because they will be inapplicable once we have acquired the Advisor. The provisions that are being so eliminated include:(i) guidelines on how to resolve conflicts when an investment opportunity becomes available which is suitable for us and a public or private entity with which the Advisor or its affiliates are affiliated (Section 6.3(b)), (ii) restrictions on the provision of goods and services to us by the Advisor or its affiliates (Section 6.4(a)) and (iii) restrictions on loans by the Advisor and its affiliates to us (Section 6.4(b)). Section 6.4(b) also restricts us from making any loans to affiliates. That provision is eliminated in the Restated Charter for the reasons described below under “Restrictions on Affiliated Transactions.” Because in connection with the Merger, the Advisor will be merged into a wholly-owned subsidiary of us, our Restated Charter will no longer contain restrictions on transactions with the Advisor and transactions with affiliates will be addressed under Maryland law and by actions of the Board of Directors. Similarly, if the Majority Vote Charter Amendment Proposal is approved but the Merger proposal is not, then in the event that we obtain a listing, we intend to, immediately prior to such listing, file the amendments to our Existing Charter contained in the Majority Vote Charter Amendment Proposal with the SDAT. In this event, affiliated transactions will be addressed under Maryland law and by actions of the Board of Directors. In the event of a listing of our common shares, on the NYSE we will be required to have a majority of independent directors.
          Restrictions on Affiliated Transactions. Various provisions of our Existing Charter limit our ability to engage in transactions with the Advisor, a director of us or any of their respective affiliates. In general, these provisions require that such transactions, which are referred to herein as affiliated transactions, be approved by a majority of the disinterested directors. They also contain limitations on the substantive aspects of the affiliated transactions themselves, such as restrictions on the consideration to be paid for services provided or assets acquired from or sold to such persons. The provisions in our Existing Charter restricting affiliated transactions are being eliminated in the Restated Charter for a number of reasons. First, upon consummation of the Merger, we will have acquired the Advisor. Second, if the Merger is not consummated and we list our common shares after receiving approval of the Majority Vote Charter Amendment Proposal, the corporate laws of the State of Maryland, which apply to us, already contain provisions which address affiliated transactions. Under Maryland corporate law, transactions between us and our directors, or persons in which such directors have a material financial interest, may be void or voidable unless the conflict giving rise to the transaction is disclosed and the transaction is approved or ratified by a majority of disinterested directors or a majority of the stockholders or the transaction is fair and reasonable to us.
          The affiliated transaction provisions that are proposed to be eliminated in the Restated Charter are the following:
          Joint Ventures. The Restated Charter eliminates Section 5.3(b) of our Existing Charter, which provides that we may invest in joint ventures with the Advisor, one or more directors and any affiliates only if a majority of disinterested directors approve the investment as being fair and reasonable to us and on substantially the same terms and conditions as those received by other joint venturers.
          Sales and Leases to and from Us. The Restated Charter also eliminates Sections 6.1 and 6.2 of our Existing Charter which require that our disinterested directors approve as fair and reasonable to us the purchase of property by us from the Advisor, a director or any affiliate, and the acquisition or lease of assets from us by the Advisor, a director or any affiliate. Section 6.1 also provides that the purchase by us of any property from the Advisor, a director or any affiliate must be at a price no greater than the cost of the asset to the Advisor, or, as the case may be,

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such director or affiliate, or if the price to us is in excess of such cost, that substantial justification for such excess exists, such excess is reasonable and that the cost does not exceed the asset’s appraised value.
          Loans to and from Us. The provisions in Sections 5.4(q) and 6.4(b) prohibiting us from borrowing from the Advisor, a director or any affiliate and from making loans to the Advisor, a director or any affiliate, respectively, except under certain circumstances, similarly are eliminated in the Restated Charter.
          General Restriction. Section 9.5 of our Existing Charter contains certain general restrictions on all transactions between us and any affiliate. The Restated Charter eliminates these restrictions which, in addition to disinterested director approval, require that an affiliated transaction be fair and reasonable to us and our stockholders, that the terms of such transaction are at least as favorable as the terms of any comparable arms-length transactions known to our directors and that if an acquisition is involved, the total consideration is not in excess of the appraised value of the property being acquired. The Restated Charter also eliminates the limitations in Section 9.5 on the payment by us of compensation to any affiliate.
          Voting Restrictions. The Restated Charter also eliminates Section 8.4 of our Existing Charter which prohibits the Advisor, the directors and any affiliate from voting on matters submitted to our stockholders regarding removal of the Advisor, directors or any affiliate or any transaction between us and them. This provision was included in our Existing Charter in accordance with the NASAA REIT Guidelines. As it relates to the Advisor, this provision is no longer necessary because we will have acquired the Advisor upon consummation of the Merger.
          Reports to Stockholders. Section 8.8 of our Existing Charter lists the items of information that must be included in our annual report to stockholders under the NASAA REIT Guidelines. Because we do not plan to conduct any additional best efforts public offerings of our common shares, Section 8.8 is modified in the Restated Charter by eliminating the enumerated informational requirements required by the NASAA REIT Guidelines. As a reporting company under the rules and regulations of the SEC, we are required to comply with the SEC annual reporting requirements. Accordingly, the annual reports to stockholders will be prepared and delivered to stockholders in accordance with the requirements of the SEC and the NYSE (in the event that we list on the NYSE). The effect of this change is that stockholders will not receive certain information in annual reports that was required under the NASAA REIT Guidelines, such as the ratio of the costs of raising capital during a specified period to the capital raised.
          Indemnification. Under Section 9.2 of our Existing Charter, we are required to indemnify our directors, the Advisor and any affiliate for losses or liabilities incurred by any of them, each referred to herein as an indemnitee, in connection with our business. Indemnification is not available in certain circumstances. See “Summary of the Existing Charter and Bylaws—Limitation of Liability and Indemnification.”
          The indemnification provisions under our Existing Charter are more narrow than the ability to provide indemnification to the extent permitted by Maryland corporate law. The Restated Charter modifies the indemnification provisions consistent with Maryland law, to provide that we will indemnify our directors and officers and may indemnify our employees and agents to the fullest extent permitted by Maryland law. Accordingly, the indemnification for both unaffiliated and affiliated persons and entities will be broader than the provisions under the Existing Charter and could cost us additional monies. The Restated Charter also adds a provision limiting the liability of the directors and officers to us or our stockholders. This addition provides that no present or former director or officer of our company shall be liable to us or our stockholders for money damages.
          Further, our Restated Charter includes a provision limiting the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.
          Miscellaneous Modifications
          Under Maryland law, a Maryland corporation generally may not amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business (each, an “Extraordinary Matter”), unless approved by the affirmative vote of stockholders holding at least two-thirds of the equity shares entitled to vote on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our Existing Charter provides for approval of most of these matters by a majority of all the votes entitled to be cast. With respect to those matters not covered by this majority voting provision, the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter is required under Maryland law. Our Restated Charter provides that we may, in all instances, consummate an Extraordinary Matter upon the affirmative vote of stockholders holding not less than a majority of our equity shares then outstanding and entitled to vote. The effects of these changes will enable us to more easily amend the Restated Charter, effect mergers, sell all or substantially all of our assets, engage in share exchanges and similar transactions outside the ordinary course of business.
          Currently, the Existing Charter provides that an affirmative vote of the holders of a majority of the votes cast on the matter shall be required in order to elect directors. Our Restated Charter will modify this threshold to provide that the affirmative vote of a plurality of the shares then outstanding and entitled to vote shall be required in order to elect directors which is the customary standard for Maryland corporations.
          Certain provisions of our Existing Charter exempt us from the application of Maryland’s Business Combinations Act and Control Share Acquisition Act. Our exemption from the application of these statutes may have the effect of facilitating: (i) business combinations between us and beneficial owners of 10 percent or more of the voting power of our outstanding voting stock; and (ii) the acquisition by any person of shares entitled to exercise or direct the exercise of 10 percent or more of our total voting power. Further our exemption from these provisions of the Business Combinations Act and the Control Share Acquisition Act may make it more difficult for our stockholders to prevent or delay business combinations with large stockholders or acquisitions of substantial blocks of voting power by such stockholders or other persons, should the ownership restrictions be waived, modified or completely removed. Such business combinations or acquisitions of voting power could cause us to fail to qualify as a REIT. Under our Restated Charter, we have proposed to delete these exemptions from the Existing Charter and, alternatively to effect the Business Combinations Act exemption by Board of Directors’ resolution and to include the exemption from the Control Share Acquisition Act in our Bylaws. If the Majority Vote Charter Amendment Proposal is approved and these provisions are deleted from our Existing Charter, although we will continue to be subject to these exemptions, the net effect of this change will be that the Board of Directors will, without stockholder approval, be able to opt in and out of these exemptions by way of Board of Directors’ resolution or Bylaw amendment.
          Conforming Changes and Other Ministerial Modifications
          The Restated Charter reflects a number of conforming and updating changes and other modifications of a ministerial nature that are necessary in view of the other modifications being proposed. These changes and modifications include, among other things, deletion and revision of definitions, references and cross-references and other provisions which are no longer applicable to us or which need to be updated, and the necessary re-numbering and lettering of remaining provisions. The Restated Charter also eliminates provisions of our Existing Charter, such as Section 6.3(a), that were relevant only in the context of our initial public offering, which was completed in June 1999. A number of the provisions in our Existing Charter are being amended because they do not accurately reflect our current operations. All of these changes are indicated in the marked version of our Existing Charter in Appendix B-2 hereto.
          If approved, the Charter Amendment Proposals will not be implemented until immediately prior to the earlier to occur of the Merger or a listing. Accordingly, either or both of the Charter Amendment Proposals could be implemented even if the Merger is not approved or consummated. In such event, the provisions in the Existing Charter which govern the relationship and transactions with the Advisor will be eliminated even though we may continue to be managed by the Advisor. Instead, the relationship and transactions with the Advisor will be governed by Maryland law, which provides certain standards that address affiliated transactions, but such standards may not be as specific or restrictive as the provisions in the Existing Charter.
          Even if approved by our stockholders, the Majority Vote Charter Amendment Proposal will not be implemented until immediately prior to the earlier to occur of (i) the Merger or (ii) a listing. Further, if approved, this proposal may be implemented regardless of whether the Two-Thirds Vote Charter Amendment Proposal is approved.
          Certain Anti-Takeover Effects
          The proposed amendments to, and restatements of, the Existing Charter contain a number of provisions that may be viewed as having anti-takeover effects. Such provisions could have the effect of discouraging an acquisition of us or stock purchases in furtherance of an acquisition, and could, under certain circumstances, discourage transactions which might otherwise have a favorable effect on the price of our common shares. These provisions may serve to make it more difficult to remove incumbent management and members of the Board of Directors and may also discourage all attempts to acquire control not approved by the Board of Directors for any reason. As a result, stockholders who might desire to participate in, or benefit from, such a transaction might not have an opportunity to do so.
Proposed Two-Thirds Vote Charter Amendments
          Pursuant to the Proxy Statement and in addition to the Majority Vote Charter Amendment Proposal, we are proposing changes to our Existing Charter reflected in the Two-Thirds Vote Charter Amendment Proposal. The changes being proposed to the Existing Charter as part of the Two-Thirds Vote Charter Amendment Proposal are color-coded as set forth on the marked version of our Existing Charter attached hereto as Appendix B-2. The discussion below does not provide information on every provision of the Existing Charter proposed to be changed or such proposed change. See the marked version of our Existing Charter attached hereto as Appendix B-2, which contains all of the proposed changes to the Existing Charter.
          The Two-Thirds Vote Charter Amendments consist of the following:
•	an amendment to Section 2.1 of our Existing Charter which will eliminate the ability of our stockholders to fill vacancies on the Board of Directors;

•	an amendment to Section 2.4 of our Existing Charter which will eliminate the ability of our stockholders to remove members of the Board of Directors without cause;

•	an amendment to Section 3.2 of our Existing Charter which will eliminate or diminish the ability of our stockholders to prevent amendments to our Bylaws by the Board of Directors which would adversely affect our stockholders’ rights;

•	an amendment to our Existing Charter which will provide that, to the extent permitted by Maryland law, the Board of Directors, by a majority vote of the entire Board of Directors and without any action by our stockholders, may amend the Restated Charter from time to time to increase or decrease the aggregate number of authorized equity shares or the number of shares of stock of any class or series that we have authority to issue;

•	an amendment to Section 8.2 of our Existing Charter which will increase the threshold necessary for our stockholders to call a special meeting from 10 percent of the shares then outstanding and entitled to vote to a majority of the shares then outstanding and entitled to vote;

•	an amendment to Sections 8.6 and 8.7 of our Existing Charter which will diminish the ability of our stockholders to access certain corporate records and obtain a stockholder list; and

•	an amendment to delete Article X of our Existing Charter, the effect of which will be to (i) reduce from two-thirds to a majority the affirmative vote of our outstanding shares entitled to vote on a matter necessary to effect amendments which would change any rights with respect to any class of our outstanding securities by reducing the amount payable thereon upon liquidation or by diminishing or eliminating voting rights pertaining thereto, (ii) remove certain restrictions on transactions involving an affiliate of us or the Advisor and (iii) remove certain restrictions on roll-up transactions.

          If approved, the Charter Amendment Proposals will not be implemented until immediately prior to the earlier to occur of the Merger or a listing. Accordingly, either or both of the Charter Amendment Proposals could be implemented even if the Merger is not approved or consummated. In such event, the provisions in the Existing Charter which govern the relationship and transactions with the Advisor will be eliminated even though we may continue to be managed by the Advisor. Instead, the relationship and transactions with the Advisor will be governed by Maryland law, which provides certain standards that address affiliated transactions, but such standards may not be as specific or restrictive as the provisions in the Existing Charter.
          Even if approved by our stockholders, the Two-Thirds Vote Charter Amendment Proposal will not be implemented until immediately prior to the earlier to occur of (i) the Merger or (ii) a listing. Further, if approved, this proposal may be implemented regardless of whether the Majority Vote Charter Amendment Proposal is approved. In addition, if approved, this proposal may be implemented after the Majority Vote Charter Amendment Proposal is implemented, or not at all.
          Filing of Proposed Charter Amendments with the SDAT
          Assuming approval of these amendments by our stockholders at the Special Meeting, these amendments will be effected by our filing of the Restated Charter with the SDAT, and will become effective on the date of such filing and upon acceptance for record by the SDAT. The text of the Restated Charter is set forth in Appendix B-1 attached hereto and a marked version of our Existing Charter, which shows the modifications proposed to be made, is set forth as Appendix B-2 attached hereto. The adoption of the Restated Charter is split into two separate, independent proposals to amend our Existing Charter in the Proxy Statement. Because the Majority Vote Charter Amendment Proposal and the Two-Thirds Vote Charter Amendment Proposal will be voted upon separately, one or both of these proposals may be approved by our stockholders at the Special Meeting while one or both of these proposals may not. To the extent one of these proposals is not approved by our stockholders at the Special Meeting, the Restated Charter ultimately filed with the SDAT will not reflect the amendments to be effected by such proposal. If neither proposal is adopted by our stockholders at the Special Meeting, we will not file the Restated Charter with the SDAT, and our Existing Charter will remain unchanged until such time as it may be amended in the future in accordance with Maryland law and the provisions of the Existing Charter and Bylaws. If the Majority Vote Charter Amendment Proposal is not approved by our stockholders at the Special Meeting, we may exercise our right under the Amended Merger Agreement to waive the condition contained therein which requires the effectiveness of the Majority Charter Amendment provided for in such proposals and to consummate the Merger if the other conditions to the Merger have been satisfied (or waived). If the Merger proposal is not approved by our stockholders at the Special Meeting but one or both of the Charter Amendment Proposals are approved, the Board of Directors in its sole discretion is entitled to implement any Charter Amendment Proposal that is approved immediately prior to a listing.
Conforming Amendments To Our Bylaws
          In connection with the proposed amendment and restatement of the Existing Charter pursuant to the Proxy Statement, we also will be amending and restating our Bylaws in order to make certain conforming changes. Accordingly, we are proposing that our existing Bylaws be amended as discussed below. These proposed amendments, which require the approval from our stockholders, consist of the following:
•	an amendment to our existing Bylaws which will increase the threshold necessary for our stockholders to call a special meeting from 10% of the shares then outstanding and entitled to vote to a majority of the shares then outstanding and entitled to a vote;

•	an amendment to our existing Bylaws which will remove the requirement to provide certain financial statements to our stockholders;

•	an amendment to our existing Bylaws which will remove the requirement that a majority of our directors be Independent Directors; and

•	an amendment to our existing Bylaws which will eliminate the ability of our stockholders to prevent amendments to our Bylaws by the Board of Directors that would adversely affect our stockholders’ rights.

FEDERAL INCOME TAX CONSIDERATIONS
Introduction
          The following is a summary of our federal income tax treatment as a REIT and the material federal income tax consequences of owning our shares. This discussion is based upon the laws, regulations, and reported judicial and administrative rulings and decisions in effect as of the date of this prospectus, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. This discussion does not purport to deal with the federal income or other tax consequences applicable to all investors in light of their particular investment or other circumstances, or to all categories of investors, some of whom may be subject to special rules (including, for example, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States). No ruling on the federal, state or local tax considerations relevant to our operations, or to the purchase, ownership or disposition of our shares, has been requested from the Internal Revenue Service, or the IRS, or other tax authority. Prospective investors should consult their own tax advisors in determining the federal, state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our shares, the tax treatment of a REIT and the effect of potential changes in applicable tax laws.
Taxation of the Company
          Generally
          We have elected to be taxed as a REIT for federal income tax purposes, as defined in Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), commencing with our taxable year ended December 31, 1997. We believe that we are organized and have operated in such a manner as to qualify as a REIT, and we intend to continue to operate in such a manner, but no assurance can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. The provisions of the Code pertaining to REITs are highly technical and complex. Accordingly, this summary is qualified in its entirety by the applicable Code sections, rules and regulations issued thereunder, and administrative and judicial interpretations thereof.
          If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax on our net income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” (at the corporate and stockholder levels) that generally results from an investment in a corporation. However, we will be subject to federal income tax in the following circumstances:
-	We will be taxed at regular corporate rates on any undistributed real estate investment trust taxable income, including undistributed net capital gains.

-	Under certain circumstances, we may be subject to the alternative minimum tax on our items of tax preference.

-	If we have net income from foreclosure property, we will be subject to tax on such income at the highest corporate rate. Foreclosure property generally means real property (and any personal property incident to such real property) that is acquired as a result of a default either on a lease of such property or on indebtedness that such property secured and with respect to which an appropriate election is made.

-	If we have net income derived from prohibited transactions, such income will be subject to a 100% tax. A prohibited transaction generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of business. If we should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but have nonetheless maintained our qualification as a REIT because certain other requirements have been met, we will be subject to a 100% tax on the greater of the amount by which 90% or 75% of our gross income exceeds our gross income qualifying under the 95% or 75% gross income tests, multiplied by a fraction intended to reflect our profitability.

-	If, during each calendar year, we fail to distribute at least the sum of (i) 85% of our real estate investment trust ordinary income for such year; (ii) 95% of our real estate investment trust capital gain net income for such year; and (iii) any undistributed taxable income from prior periods, we will be subject to a 4 percent excise tax on the excess of such required distribution over the amounts actually distributed.

-	If we acquire any asset from a C corporation (i.e., a corporation generally subject to full corporate level tax) in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and we recognize gain on the disposition of such asset during the 10-year period beginning on the date on which such asset was acquired by us, then, to the extent of such property’s “built-in gain” (the excess of the fair market value of such property at the time of acquisition by us over the adjusted basis in such property at such time), such gain will be subject to tax at the highest regular corporate rate applicable. The rule described above with respect to the recognition of “built-in gain” will apply assuming that we do not make an election pursuant to Section 1.337(d)-7 of the Treasury Regulations upon our acquisition of an asset from a C corporation.

-	We may be subject to a 100% penalty tax on some payments received from (or on certain expenses deducted by) our taxable REIT subsidiaries if arrangements among us, our tenants and our taxable REIT subsidiaries are not comparable to similar arrangements among unrelated parties.
          If we fail to qualify as a REIT for any taxable year and certain relief provisions do not apply, we will be subject to federal income tax (including alternative minimum tax) as an ordinary corporation on our taxable income at regular corporate rates without any deduction or adjustment for dividends to our stockholders. To the extent that we would, as a consequence, be subject to tax liability for any such taxable year, the amount of cash available for satisfaction of our liabilities and for distribution to stockholders would be reduced. In such case, distributions made to our stockholders generally would be taxable as dividends to the extent of our current and accumulated earnings and profits and, subject to certain limitations, would be eligible for the corporate dividends received deduction, but there can be no assurance that any such distributions would be made. Additionally, dividends paid to our noncorporate domestic stockholders would generally be taxed at the long-term capital gains rates rather than taxed at ordinary income tax rates, as discussed below. We would not be eligible to elect REIT status for the four taxable years after the taxable year during which we failed to qualify as a REIT, unless our failure to qualify was due to reasonable cause and not willful neglect and certain other requirements were satisfied.
          Opinion of Counsel
          Based upon representations made by our officers with respect to relevant factual matters, upon the existing Code provisions, rules and regulations promulgated thereunder (including proposed regulations) and reported administrative and judicial interpretations thereof, upon the assumption that we will operate in the manner described in this prospectus, we have been advised by counsel that, in its opinion, for each of our taxable years commencing with our taxable year ended December 31, 1997, we qualified as a REIT under the Code, we are organized in conformity with the requirements for qualification and taxation as a REIT, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT. We emphasize, however, that opinions of counsel are not binding on the IRS or the courts, and that our ability to qualify and remain qualified as a REIT is dependent upon actual operating results and future actions by and events involving us and others, and no assurance can be given that the actual results of our operations and future actions and events will enable us to satisfy in any given year the requirements for qualification and taxation as a REIT.
          Requirements for Qualification as a REIT
          As discussed more fully below, the Code defines a REIT as a corporation, trust or association that:
-	is managed by one or more trustees or directors;

-	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

-	but for Sections 856 through 860 of the Code, would be taxable as a domestic corporation;

-	is neither a financial institution nor an insurance company;

-	the beneficial ownership of which is held (without reference to any rules of attribution) by 100 or more persons;

-	is not “closely held” as defined in section 856(h) of the Code;

-	meets certain other tests regarding the nature of its assets and income and the amount of its distributions; and

-	that uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the Code and the Treasury Regulations.
          In the case of a REIT that is a partner in a partnership, the Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share based on the REIT’s capital interest in such partnership. In addition, the assets and gross income (as defined in the Code) of the partnership attributed to the REIT shall retain the same character as in the hands of the partnership for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests described below. Thus, our proportionate share of the assets, liabilities and items of income of any partnership and of any joint venture treated as a partnership for federal income tax purposes, will be treated as our assets, liabilities and items of income for purposes of applying the asset and gross income tests described herein.
          If a REIT owns 100% of the stock of a corporation, such corporation will be treated as a “qualified REIT subsidiary” unless the corporation is a taxable REIT subsidiary as discussed below. A qualified REIT is not treated as an entity separate from the REIT and all of its assets, liabilities and items of income, deduction and credit will be treated as assets, liabilities and items of income, deduction and credit of the REIT for federal income tax purposes.
          If a REIT owns 100% of ownership interests in a limited liability company or other noncorporate entity, such limited liability company or noncorporate entity will not be treated as an entity separate from the REIT and all of its assets, liabilities and items of income, deduction and credit will be treated as assets, liabilities and items of income, deduction and credit of the REIT for federal income tax purposes.
Ownership Tests
          The ownership requirements for qualification as a REIT are that:
-	during the last half of each taxable year not more than 50% in value of the REIT’s outstanding shares may be owned, directly or indirectly (applying certain attribution rules), by five or fewer individuals (as defined in the Code to include certain entities); and

-	there must be at least 100 stockholders (without reference to any attribution rules) on at least 335 days of such 12-month taxable year (or a proportionate number of days of a short taxable year).
          These two requirements do not apply to the first taxable year for which an election is made to be treated as a REIT. In order to meet these requirements for subsequent taxable years, or to otherwise obtain, maintain, or reestablish REIT status, our Existing Charter generally prohibits any person or entity from actually, constructively or beneficially acquiring or owning (applying certain attribution rules) more than 9.8% in value of our outstanding common stock or 9.8% in value of any class or series of our outstanding preferred stock.
          Among other provisions, the Existing Charter empowers the Board of Directors to redeem, at its option, a sufficient number of shares to bring the ownership of our shares in conformity with these requirements or to assure continued conformity with such requirements.
          Under the Existing Charter, each stockholder is required, upon demand, to disclose to the Board of Directors in writing such information with respect to actual, constructive or beneficial ownership of our shares as the

Board of Directors deems necessary to comply with provisions of the Code applicable to us or the provisions of the Existing Charter, or the requirements of any other appropriate taxing authority. Certain Treasury Regulations govern the method by which we are required to demonstrate compliance with these stock ownership requirements and the failure to satisfy such regulations could cause us to fail to qualify as a REIT. We have represented that we expect to meet these stock ownership requirements for each taxable year and that we will be able to demonstrate our compliance with these requirements.
          Asset Tests
          At the end of each quarter of a REIT’s taxable year, at least 75% of the value of its total assets must consist of “real estate assets,” cash and cash items (including receivables) and certain government securities. (We refer to this as the “75% Asset Test.”) The balance of a REIT’s assets generally may be invested without restriction, except that holdings of securities not within the 75% class of assets generally must not, with respect to any issuer (other than another REIT, a “qualified REIT subsidiary” or a “taxable REIT subsidiary”) exceed 5% of the value of the REIT’s assets or 10% of the value or voting power of the issuer’s outstanding securities. The term “real estate assets” includes real property, interests in real property, interests in other REITs, leaseholds of land or improvements thereon, and mortgages on the foregoing and any property attributable to the temporary investment of new capital (but only if such property is stock or a debt instrument and only for the one-year period beginning on the date the REIT receives such capital). When a mortgage is secured by both real property and other property, it is considered to constitute a mortgage on real property to the extent of the fair market value of the real property when the REIT is committed to make the loan (or, in the case of a construction loan, the reasonably estimated cost of construction).
          The bulk of our assets will be direct and indirect interests in real property. We have represented that at the end of each quarter the sum of the value of any personal property owned by us plus the value of all our other assets not qualifying for the 75% Asset Test, will in the aggregate represent less than 25% of our total assets. No independent appraisals will be acquired to support this representation, and our counsel, in rendering its opinion as to our qualification as a REIT, is relying on our conclusions as to the relative values of our assets. There can be no assurance, however, that the IRS may not contend that the value of any personal property or other property owned by us not qualifying for the 75% Asset Test, exceeds 25% of our total assets.
          A REIT may own up to 100% of the stock of a corporation that elects to be treated as a “taxable REIT subsidiary” for federal income tax purposes. At no time may the value of a REIT’s stock in taxable REIT subsidiaries exceed 20% of the value of the REIT’s gross assets. Although a taxable REIT subsidiary is not permitted to operate a lodging facility, it may lease lodging facilities from its affiliated REIT provided that an eligible independent contractor manages the facilities. As of March 31, 2006, we, directly or indirectly, had 88 such leases with taxable REIT subsidiaries and may enter into additional leases with such subsidiaries in the future.
          The common and preferred stock of CNL Hotel Investors, Inc. owned by the CHP operating partnership represents a significant portion of our assets. As mentioned above, stock of a REIT is considered a “real estate asset” for purposes of the 75% Asset Test and, therefore, its ownership will not violate the asset tests prohibiting a REIT from owning securities of an issuer that exceed 5% of the value of the REIT’s assets or 10% of the value or voting power of the issuer’s outstanding securities. Based on representations made by officers of CNL Hotel Investors, Inc. with respect to relevant factual matters, and assuming that CNL Hotel Investors, Inc. will operate in the manner described in this prospectus, our counsel has advised us that, in its opinion, commencing with its taxable year ended December 31, 1999, CNL Hotel Investors, Inc. has been organized and operated in conformity with the requirements for qualification as a REIT, and CNL Hotel Investors, Inc.’s proposed method of operations will enable it to continue to meet the requirements for qualification as a REIT. It must be emphasized, however, that CNL Hotel Investors, Inc.’s ability to qualify and remain qualified as a REIT is dependent upon actual operating results and future actions by and events involving Hotel Investors and others, and no assurance can be given that the actual results of CNL Hotel Investors, Inc.’s operating and future actions and events will enable Hotel Investors to satisfy in any given year the requirements for qualification and taxation as a REIT. If CNL Hotel Investors, Inc. fails to qualify as a REIT, then we would own (through the CHP operating partnership) securities of an issuer that exceed 5% of the value of the our assets and that represent more than 10% of the value or voting power of the outstanding securities of an issuer in violation of the asset tests discussed above.

          As indicated in “Business — Joint Venture Arrangements,” we may participate in joint ventures. If a joint venture were classified for federal income tax purposes as an association taxable as a corporation rather than as a partnership, our ownership of a 10% or greater interest in the joint venture would cause us to fail to meet the requirement that we not own 10% or more of the value or voting power of an issuer’s securities. However, we believe that any joint ventures will constitute partnerships for federal income tax purposes. See “Federal Income Tax Considerations — Investment in Joint Ventures.”
          In the event we fail to satisfy certain REIT requirements, we may be able to cure such failure without a loss of REIT status if all the requirements for application of the relief provisions are satisfied after October 22, 2004, regardless of whether such failures occurred in taxable years beginning on, before or after such date. As to a violations of the 10% vote test, the 10% value test or the 5% asset test, a REIT may avoid disqualification as a REIT by disposing of sufficient assets to cure a violation that does not exceed the lesser of 1% of the total value of the REIT’s assets at the end of the relevant quarter or $10,000,000, provided that the disposition occurs within six months following the last day of the quarter in which the REIT first identified the failure to satisfy such requirements. For violations of any of the REIT asset tests due to reasonable cause and not due to willful neglect that exceed the thresholds described in the preceding sentence, a REIT can avoid disqualification as a REIT after the close of a taxable quarter by taking certain steps, including disposition of sufficient assets within the six month period described above to meet the applicable asset test, paying a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the non-qualifying assets during the period of time that the assets were held as non-qualifying assets and filing a schedule with the Internal Revenue Service that describes the non-qualifying assets.
          Income Tests
          A REIT also must meet two separate tests with respect to its sources of gross income for each taxable year:
-	The 75% Test: In general, at least 75% of a REIT’s gross income for each taxable year must be from “rents from real property,” interest on obligations secured by mortgages on real property, dividends and other distributions on, and gain from the disposition of stock of other REIT, gains from the sale or other disposition of real property and certain other sources, including “qualified temporary investment income.” For these purposes, “qualified temporary investment income” means any income (i) attributable to a stock or debt instrument purchased with the proceeds received by the REIT in exchange for stock (or certificates of beneficial interest) in such REIT (other than amounts received pursuant to a distribution reinvestment plan) or in a public offering of debt obligations with a maturity of at least five years and (ii) received or accrued during the one-year period beginning on the date the REIT receives such capital.

-	The 95% Test: In addition, a REIT must derive at least 95% of its gross income for each taxable year from any combination of the items of income which qualify under the 75% test, from dividends and interest, and from gains from the sale, exchange or other disposition of certain stock and securities.
          The bulk of our income will be derived from rents with respect to the properties and dividends from CNL Hotel Investors, Inc. Dividends from CNL Hotel Investors, Inc. will be qualifying income under both the 75% and the 95% test, provided that CNL Hotel Investors, Inc. qualifies as a REIT. Rents we receive from properties qualify as “rents from real property” in satisfying these two tests only if the following conditions are met:
-	The Code provides that rents received from a tenant (other than a taxable REIT subsidiary leasing a lodging facility operated by an eligible independent contractor) will not qualify as “rents from real property” if the REIT, or a direct or indirect owner of 10% or more of the REIT owns, directly or constructively, 10% or more of such tenant, to which we refer as a related party tenant.

-	If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, based on the relative values of such personal and real property, then the portion of rent attributable to such personal property will not qualify as “rents from real property.”

-	For rents to qualify as “rents from real property,” a REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the REIT derives no revenue, except that a REIT may directly perform services which are “usually or customarily rendered” in connection with the rental of space for occupancy, other than services which are considered to be rendered to the occupant of the property. However, a REIT is currently permitted to earn up to one% of its gross income from tenants, determined on a property-by-property basis, by furnishing services that are noncustomary or provided directly to the tenants, without causing the remaining rental income to fail to qualify as rents from real property.

We have represented with respect to our leasing of hotel and resort properties that we will not:

-	charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage or percentages of receipts or sales, as described above);

-	charge rent that will be attributable to personal property in an amount greater than 15% of the total rent received under the applicable lease to the extent doing so would cause us not to satisfy the 75% or 95% income tests or otherwise cause us to fail to qualify as a REIT;

-	directly perform services considered to be rendered to the occupant of a property or that are not usually or customarily furnished or rendered in connection with the rental of real property; or

-	enter into any lease with a related party tenant that will negatively affect our ability to continue to qualify as a REIT.
          Specifically, we expect that virtually all of our income will be derived from leases of our properties to TRS lessees, and expect such leases to generate income that would qualify as rents from real property for purposes of the 75% and 95% income tests.
          In addition, we may make or acquire mortgage loans and be paid interest on such mortgage loans. All interest income qualifies under the 95% gross income test, and interest on mortgage loans secured by real property also qualifies under the 75% gross income test, provided, in both cases, that the interest does not depend in whole or in part on the income or profits of any person (other than amounts based on a fixed percentage or percentage of receipts or sales). If a mortgage loan is secured by both real property and other property, all the interest on it will nevertheless qualify under the 75% gross income test if the amount of the loan did not exceed the fair market value of the real property at the time of the loan commitment. We have represented that this will always be the case. Therefore, we believe that income generated through our investments in mortgage loans will be treated as qualifying income under the 75% gross income test.
          If rents attributable to personal property exceed 15% of the total rent received from a particular tenant, then the portion of the total rent attributable to personal property will not satisfy either the 75% or 95% gross income test.
          If, notwithstanding the above, we fail to satisfy one or both of the 75% or 95% tests for any taxable year, we may still qualify as a REIT if:
-	we report the nature and amount of each item of our income on a schedule attached to our tax return for such year; and

-	the reporting of any incorrect information is not due to fraud with intent to evade tax.
          However, even if these three requirements are met and we are not disqualified as a REIT, a penalty tax would be imposed by reference to the amount by which 95% or 75% of our gross income exceeds our gross income qualifying under the 95% or 75% gross income test, respectively (whichever amount is greater) multiplied by a fraction intended to reflect our profitability.
          It is not possible to state whether we would be entitled to the benefit of any of the relief provisions. If the relief provisions were inapplicable to a particular set of circumstances relating to our failure to satisfy one or more of the REIT requirements, we would not qualify as a REIT.

          Distribution Requirements
          A REIT must distribute to its stockholders for each taxable year ordinary income dividends in an amount equal to at least (a) 90% of the sum of (i) its “real estate investment trust taxable income” (before deduction of dividends paid and excluding any net capital gains) and (ii) the excess of net income from foreclosure property over the tax on such income, minus (b) certain excess non-cash income. Real estate investment trust taxable income generally is the taxable income of a REIT computed as if it were an ordinary corporation, with certain adjustments. Distributions must be made in the taxable year to which they relate, paid in January of the following year if declared the last three months of the taxable year, payable to stockholders of record as of such date, or, if declared before the timely filing of the REIT’s tax return for such year and paid not later than the first regular dividend payment after such declaration, in the following taxable year.
          We have represented that we intend to make distributions to stockholders that will be sufficient to meet the 90% distribution requirement. Under some circumstances, however, it is possible that we may not have sufficient funds from our operations to make cash distributions to satisfy the 90% distribution requirement. For example, in the event of the default or financial failure of one or more tenants or lessees, we may be required to continue to accrue rent for some period of time under federal income tax principles even though we would not currently be receiving the corresponding amounts of cash. Similarly, under federal income tax principles, we may not be entitled to deduct certain expenses at the time those expenses are incurred. In either case, our cash available for making distributions may be insufficient to satisfy the 90% distribution requirement. If the cash available to us is insufficient, we may raise cash in order to make the distributions by borrowing funds, issuing new securities or selling assets. If we ultimately were unable to satisfy the 90% distribution requirement, we would fail to qualify as a REIT and, as a result, would be subject to federal income tax as an ordinary corporation without any deduction or adjustment for dividends paid to stockholders. If we fail to satisfy the 90% distribution requirement, as a result of an adjustment to our tax returns by the IRS, under certain circumstances, we may be able to rectify our failure by paying a “deficiency dividend” (plus a penalty and interest) within 90 days after such adjustment. This deficiency dividend will be included in our deductions for distributions paid for the taxable year affected by such adjustment. However, the deduction for a deficiency dividend will be denied if any part of the adjustment resulting in the deficiency is attributable to fraud with intent to evade tax or to willful failure to timely file an income tax return.
          Foreclosure Property
          Foreclosure property is real property and any personal property incident to such real property (i) that is acquired by a REIT as a result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (ii) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (iii) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. We do not anticipate that we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if we do receive any such income, we intend to make an election to treat the related property as foreclosure property.
          Hedging Transactions
          We have entered into hedging transactions with respect to one or more of our assets or liabilities. For taxable years beginning on or before October 22, 2004, (1) payments to a REIT under an interest swap or cap agreement, option, futures contract, forward rate agreement or any similar financial instrument entered into by the REIT to reduce interest rate risk on indebtedness incurred or to be incurred and (2) gain from the sale or other disposition of any such investment are treated as income qualifying under the 95% gross income test. As to transactions entered into in taxable years beginning after October 22, 2004, any income from a “clearly identified” hedging transaction that is entered into by a REIT in the normal course of business, directly or indirectly, to manage the risk of interest rate movements, price changes or currency fluctuations with respect to borrowing or obligations incurred or to be incurred by us to acquire or carry real estate assets or such other risks that are prescribed by the Internal Revenue Service, is excluded from the 95% gross income test. In general, a hedging transaction must be identified in the manner required under the Code and the Treasury regulations promulgated thereunder.
          Foreign Investments
          To the extent that our company and our subsidiaries hold or acquire any investments and, accordingly, pay taxes in foreign countries, taxes paid by us in foreign jurisdictions may not be passed through to, or used by, our stockholders as a foreign tax credit or otherwise. Any foreign investments may also generate foreign currency gains and losses. Foreign currency gains are generally treated as income that does not qualify under the 95% or 75% gross income tests. Recently proposed legislation, if enacted, would exclude from the 95% income test calculation, but not from the 75% gross income test, foreign currency gains arising from transactions to hedge risks associated with debt incurred to acquire or carry real estate assets.
          Failure to Qualify
          If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions of the Code do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Code, distributions to our stockholders will generally be taxable in the case of our stockholders who are non-corporate domestic stockholders (as discussed below), at a maximum rate of 15 percent, and dividends in the hands of our corporate domestic stockholders may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to this statutory relief.
Taxation of Stockholders
          Taxable Domestic Stockholders
          For any taxable year in which we qualify as a REIT for federal income tax purposes, distributions made by us out of our current or accumulated earnings and profits to our stockholders that are United States persons (generally, any person other than a nonresident alien individual, a foreign trust or estate or a foreign partnership or corporation) generally will be taxed as ordinary income. However, provided certain conditions are satisfied, dividends will be taxed at the long-term capital gains rate in the hands of noncorporate domestic stockholders to the extent that they are attributable to (a) dividend received by us during such taxable year from non-REIT C corporations (including our taxable REIT subsidiaries), (b) the excess of any “undistributed” real estate investment trust taxable income recognized during the immediately preceding year over the federal income tax paid by us with respect to such undistributed REIT taxable income, and (c) the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT C corporation over the federal income tax paid by us with respect to such built-in gain. For these purposes, our current earnings and profits will first be allocated to distributions made on our preferred shares during the taxable year, and thereafter to distributions made on our common shares during the taxable year. To the extent that distributions made during a taxable year exceed our current earnings and profits, any accumulated earnings and profits will be allocated to distributions on our preferred and common shares, sequentially, in the order that such distributions are made, except that if distributions on preferred and common shares are made on the same date, any accumulated earnings and profits will be allocated first to the distributions made on our preferred shares. Amounts received by such United States persons that are properly designated as capital gain dividends by us generally will be taxed as long-term capital gain, without regard to the period for which such person has held our shares, to the extent that they do not exceed our actual net capital gain for the taxable year. Corporate stockholders may be required to treat up to 20% of certain capital gains dividends as ordinary income. Such ordinary income and capital gain are not eligible for the dividends received deduction generally allowed to corporations. In addition, we may elect to retain and pay income tax on our long-term capital gains. If we so elect, each stockholder will take into income the stockholder’s share of the retained capital gain as long-term capital gain and will receive a credit or refund for that stockholder’s share of the tax paid by us. The stockholder will increase the basis of such stockholder’s share by an amount equal to the excess of the retained capital gain included in the stockholder’s income over the tax deemed paid by such stockholder. Distributions to such United States persons in excess of our current or accumulated earnings and profits will be considered first a tax-free return of capital for federal income tax purposes, reducing the tax basis of each stockholder’s shares, and then, to the extent such distributions exceed a stockholder’s basis, as gain realized from the sale of shares. We will notify each stockholder as to the portions of each distribution that, in our judgment, constitute ordinary income, capital gain or return of capital for federal income tax purposes. Any distribution that is (i) declared by us in October, November or December of any calendar year and payable to stockholders of record on a specified date in such months and (ii) actually paid by us in January of the following year, shall be deemed to have been received by each stockholder on December 31 of such calendar year and, as a result, will be includable in gross income of the stockholder for the taxable year which includes such December 31. Stockholders who elect to participate in a reinvestment plan will be treated as if they received a cash distribution from us and then applied such distribution to purchase shares in a reinvestment plan. Stockholders may not deduct on their income tax returns any portion of our net operating or net capital losses.
          Upon the sale or other disposition of our shares, a stockholder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale or other disposition and the adjusted basis of the shares involved in the transaction. Such gain or loss will be a long-term capital gain or loss if, at the time of sale or other disposition, the shares involved have been held for more than one year. In addition, if a stockholder sells or disposes of shares that he has held for six months or less at the time of such sale or other disposition, any loss recognized by the stockholder will be treated as long-term capital loss to the extent of the amount of the capital gain dividends received by such stockholders that were treated as long-term capital gain.
          Generally, the redemption of shares by us will result in recognition of ordinary income by the stockholder unless the stockholder completely terminates or substantially reduces his or her interest in our shares. A redemption of shares for cash will be treated as a distribution that is taxable as a dividend to the extent of our current or accumulated earnings and profits at the time of the redemption under Section 302 of the Code unless the redemption (a) results in a “complete termination” of the stockholder’s interest in our shares under Section 302(b)(3) of the Code, (b) is “substantially disproportionate” with respect to the stockholder under Section 302(b)(2) of the Code, or (c) is “not essentially equivalent to a dividend” with respect to the stockholder under Section 302(b)(1) of the Code. Under Code Section 302(b)(2) a redemption is considered “substantially disproportionate” if the percentage of the voting stock of the corporation owned by a stockholder immediately after the redemption is less than eighty percent of the percentage of the voting stock of the corporation owned by such stockholder immediately before the redemption. In determining whether the redemption is not treated as a dividend, shares considered to be owned by a stockholder by reason of certain constructive ownership rules set forth in Section 318 of the Code, as well as shares actually owned, must generally be taken into account. A distribution to a stockholder will be “not essentially equivalent to a dividend” if it results in a “meaningful reduction” in the stockholder’s interest in our shares. The IRS has published a ruling indicating that a redemption which results in a reduction in the proportionate interest in a corporation (taking into account Section 318 constructive ownership rules) of a stockholder whose relative stock interest is minimal (an interest of less than 1 percent should satisfy this requirement) and who exercises no control over the corporation’s affairs should be treated as being “not essentially equivalent to a dividend.”
          If the redemption is not treated as a dividend, the redemption of our shares for cash will result in taxable gain or loss equal to the difference between the amount of cash received and the stockholder’s tax basis in the shares redeemed. Such gain or loss would be capital gain or loss if the shares were held as a capital asset and would be long-term capital gain or loss if the holding period for the shares exceeds one year.
          We will report to our U.S. stockholders and the IRS the amount of dividends paid or treated as paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 28% with respect to dividends paid unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A stockholder that does not provide us with a correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid to the IRS as backup withholding will be creditable against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain dividends to any stockholders who fail to certify their non-foreign status to us. See “Federal Income Tax Considerations — Taxation of Stockholders — Foreign Stockholders” below.
          The state and local income tax treatment of us and our stockholders may not conform to the federal income tax treatment described above. As a result, stockholders should consult their own tax advisors for an explanation of how other state and local tax laws would affect their investment in our shares.
          Tax-Exempt Stockholders
          Dividends paid by us to a stockholder that is a tax-exempt entity generally will not constitute “unrelated business taxable income,” or UBTI, as defined in Section 512(a) of the Code, provided that the tax-exempt entity has not financed the acquisition or holding of its shares with “acquisition indebtedness” within the meaning of Section 514(c) of the Code, and the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity.
          Notwithstanding the foregoing, qualified trusts that hold more than 10% (by value) of the shares of certain REITs may be required to treat a certain percentage of such REIT’s distributions as UBTI. This requirement will apply only if (i) treating qualified trusts holding REIT shares as individuals would result in a determination that the REIT is “closely held” within the meaning of Section 856(h)(1) of the Code and (ii) the REIT is “predominantly held” by qualified trusts. A REIT is predominantly held if either (i) a single qualified trust holds more than 25% by value of the REIT interests, or (ii) one or more qualified trusts, each owning more than 10% by value of the REIT interests, hold in the aggregate more than 50% of the REIT interests. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (a) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (b) the total gross income (less certain associated expenses) of the REIT. A de minimis exception applies where the ratio set forth in the preceding sentence is less than 5% for any year. For these purposes, a qualified trust is any trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code. The restrictions on ownership of our shares in our Existing Charter will prevent application of the provisions treating a portion of REIT distributions as UBTI to tax-exempt entities purchasing our shares, absent a waiver of the restrictions by our Board of Directors.
          Assuming that there is no waiver of the restrictions on ownership of our shares in the Existing Charter and that a tax-exempt stockholder does not finance the acquisition or holding of our shares with “acquisition indebtedness” within the meaning of Section 514(c) of the Code or otherwise use our shares in an unrelated trade or business, we believe that our distributions with respect to such tax-exempt stockholder will not constitute UBTI.
          The tax discussion of distributions by qualified retirement plans, IRAs, Keogh plans and other tax-exempt entities is beyond the scope of this discussion, and such entities should consult their own tax advisors regarding such questions.
          Foreign Stockholders
          The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign participants and other foreign stockholders, which we collectively refer to as “Non-U.S. Stockholders,” are complex, and no attempt will be made herein to provide more than a summary of such rules. Except as discussed below, the following discussion assumes that the income from investment in our shares will not be effectively connected with the Non-U.S. Stockholders’ conduct of a United States trade or business. Prospective Non-U.S. Stockholders should consult with their own tax advisors to determine the impact of federal, state and local laws with regard to an investment in our shares, including any reporting requirements.
          Distributions that are not attributable to gain from sales or exchanges by us of United States real property interests and not designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current and accumulated earnings and profits. Such dividends ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend, unless an applicable tax treaty reduces or eliminates that tax. A number of U.S. tax treaties that reduce the rate of withholding tax on corporate dividends do not reduce, or reduce to a lesser extent, the rate of withholding applied to distributions from a REIT. We expect to withhold U.S. income tax at the rate of 30% on the gross amount of any such distributions paid to a

Non-U.S. Stockholder unless (i) a lower treaty rate applies (and the Non-U.S. Stockholder files IRS Form W-8BEN with us and, if the shares are not traded on an established securities market, includes on such Form a taxpayer identification number acquired from the IRS), or (ii) the Non-U.S. Stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income. Distributions in excess of our current and accumulated earnings and profits will not be taxable to a stockholder to the extent that such distributions paid do not exceed the adjusted basis of the stockholder’s shares, but rather will reduce the adjusted basis of such shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a Non-U.S. Stockholders’ shares, such distributions will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of our shares, as described below. If it cannot be determined at the time a distribution is paid whether or not such distribution will be in excess of current and accumulated earnings and profits, the distributions will be subject to withholding at the rate of 30%. However, a Non-U.S. Stockholder may seek a refund of such amounts from the IRS if it is subsequently determined that such distribution was, in fact, in excess of our current and accumulated earnings and profits. We are permitted, but not required, to make reasonable estimates of the extent to which distributions exceed current or accumulated earnings and profits. Such distributions will generally be subject to a 10% withholding tax, which may be refunded to the extent they exceed the stockholder’s actual U.S. tax liability, provided the required information is furnished to the IRS.
          For any year in which we qualify as a REIT distributions that are attributable to gain from sales or exchanges by us of United States real property interests will be taxed to a Non-U.S. Stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, as amended, or FIRPTA. Under FIRPTA, distributions attributable to gain from sales of United States real property interests are taxed to a Non-U.S. Stockholder as if such distributions were effectively connected with a United States business. Non-U.S. Stockholders would thus be taxed at the normal capital gain rates applicable to U.S. stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a foreign corporate stockholder not entitled to treaty exemption or rate reduction. We are required by applicable Treasury Regulations to withhold 35% of any distribution that could be designated by us as a capital gain dividend, which is attributable to a sale of United States real property interests. This amount is creditable against the Non-U.S. Stockholder’s FIRPTA tax liability. Under recently enacted legislation, if any class of our stock is “regularly traded” on an established securities market in the United States, and the non-U.S. stockholder did not own more than 5% of such class of stock at any time during the one-year period ending on the date of the distribution, any capital gain dividend will be treated as a dividend of ordinary income.
          Gain recognized by a Non-U.S. Stockholder upon a sale of our shares generally will not be taxed under FIRPTA if we are a “domestically controlled” REIT, defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons. It is currently anticipated that we will be a “domestically controlled” REIT, and in such case the sale of our shares would not be subject to taxation under FIRPTA. However, gain not subject to FIRPTA nonetheless will be taxable to a Non-U.S. Stockholder if (i) investment in our shares is treated as “effectively connected” with the Non-U.S. Stockholders’ U.S. trade or business, or (ii) the Non-U.S. Stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are met. Effectively connected gain realized by a foreign corporate stockholder may be subject to an additional 30% branch profits tax, subject to possible exemption or rate reduction under an applicable tax treaty. If the gain on the sale of shares were to be subject to taxation under FIRPTA, the Non-U.S. Stockholder would be subject to the same treatment as U.S. stockholders with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals), and the purchaser of our shares would be required to withhold and remit to the IRS 10% of the purchase price.
          Dividends and gains effectively connected with a Non-U.S. Stockholder’s U.S. trade or business generally will be taxed on a net basis, in a similar manner to how domestic stockholders are taxed, as discussed above. In addition, a corporate Non-U.S. Stockholder may be subject to the branch profits tax on such dividends.

State and Local Taxes
          We and our stockholders may be subject to state and local taxes in various states and localities in which we or they transact business, own property, or reside. Our tax treatment and that of our stockholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in our common stock.
Characterization of Property Leases
          We will purchase both new and existing properties and lease them to franchisees or corporate franchisors or taxable REIT subsidiaries. Our ability to qualify as a REIT and to claim certain tax benefits associated with ownership of the properties, such as depreciation, depends on a determination that the lease transactions engaged in by us are true leases, under which we are the owner of the leased property for federal income tax purposes. A determination by the IRS that we are not the owner of the properties for federal income tax purposes may directly or indirectly cause us to fail to qualify as a REIT or have other adverse consequences to us, such as the loss of depreciation deductions. The IRS may treat the arrangement as a nonqualified REIT asset producing nonqualified REIT income, and in such case, absent the successful application of certain relief provisions, we may fail to qualify as a REIT. Alternatively, the IRS may treat such arrangement as a financing secured by real property. There is, however, no assurance that the IRS will treat such transactions as secured earnings and that such transactions will satisfy various REIT asset and income requirements. In such event, we may fail to qualify as a REIT. If such leases are treated as financing arrangements secured by real property, we would not be entitled to claim depreciation deductions with respect to the Property. A denial of our depreciation deductions could also result in a determination that our distributions to stockholders were insufficient to satisfy the 90% distribution requirement for qualification as a REIT. However, as discussed above, if we have sufficient cash, we may be able to remedy any past failure to satisfy the distribution requirements by paying a “deficiency dividend” (plus a penalty and interest). See “Federal Income Tax Considerations — Taxation of the Company — Distribution Requirements” above.
          The characterization of transactions as leases, conditional sales, or financings has been addressed in numerous cases. The courts have not identified any one factor as being determinative of whether the landlord or the tenant of the property is to be treated as the owner. Judicial decisions and pronouncements of the IRS with respect to the characterization of transactions as either leases, conditional sales, or financing transactions have made it clear that the characterization of leases for tax purposes is a question which must be decided on the basis of a weighing of many factors, and courts have reached different conclusions even where characteristics of two lease transactions were substantially similar.
          While certain characteristics of the leases entered into by us suggest we might not be the owner of the properties, such as the fact that such leases are “triple-net” leases, a substantial number of other characteristics indicate the bona fide nature of such leases and that we should be considered the owner of the properties. For example, under the types of leases we typically enter into, we will bear the risk of substantial loss in the value of the properties, since we will acquire our interests in the properties with an equity investment, rather than with nonrecourse indebtedness. Further, we, rather than the tenant, will benefit from any appreciation in the properties, since we will have the right at any time to sell or transfer our properties, subject to the tenant’s right to purchase the property at a price not less than the property’s fair market value (determined by appraisal or otherwise).
          Other factors that are consistent with the ownership of the properties by us are as follows:
-	the tenants are liable for repairs and to return the properties in reasonably good condition;

-	insurance proceeds generally are to be used to restore the properties and, to the extent not so used, belong to us;

-	the tenants agree to subordinate their interests in the properties to the lien of any first mortgage upon delivery of a nondisturbance agreement and agree to attorn to the purchaser upon any foreclosure sale; and

-	based on our belief that the properties can reasonably be expected to have at the end of their lease terms (generally a maximum of 30 to 40 years) a fair market value of at least 20% of our cost and a remaining useful life of at least 20% of their useful lives at the beginning of the leases, we have not relinquished the properties to the tenants for their entire useful lives, but have retained a significant residual interest in them.
          Moreover, we will not be primarily dependent upon tax benefits in order to realize a reasonable return on our investments.
          Concerning the properties for which we own the buildings and the underlying land, on the basis of the foregoing, assuming (i) we lease the properties on substantially the same terms and conditions described in “Description of Property Leases,” and (ii) as is represented by us, the residual value of the properties remaining after the end of their lease terms (including all renewal periods) may reasonably be expected to be at least 20% of our cost of such properties, and the remaining useful lives of the properties after the end of their lease terms (including all renewal periods) may reasonably be expected to be at least 20% of the properties’ useful lives at the beginning of their lease terms, we believe that we will be treated as the owner of the properties for federal income tax purposes and will be entitled to claim depreciation and other tax benefits associated with such ownership. There is no assurance, however, that the IRS would not successfully challenge this treatment. In the case of properties for which we do not own the underlying land, we may not be able to characterize such transaction as leases for federal income tax purposes which may, under certain circumstances, cause us to fail to qualify as a REIT.
Investment in Joint Ventures
          We may participate in joint ventures that own and lease properties. Assuming that such joint ventures have the characteristics described in “Business” and have not elected to be taxable as a corporation, we believe that the joint ventures will be treated as partnerships, as defined in Sections 7701(a)(2) and 761(a) of the Code, and not as associations taxable as corporations, and that we will be subject to tax as a partner pursuant to Sections 701-761 of the Code.
          If a joint venture were to be treated as an association taxable as a corporation, we would be treated as a stockholder for tax purposes and would not be treated as owning a pro rata share of the joint venture’s assets. In addition, the items of income and deduction of the joint venture would not pass through to us. Instead, the joint venture would be required to pay income tax at regular corporate tax rates on its net income, and distributions to partners would constitute dividends that would not be deductible in computing the joint venture’s taxable income. Moreover, a determination that a joint venture is taxable as a corporation could cause us to fail to satisfy the asset tests for qualification as a REIT. See “Federal Income Tax Considerations — Taxation of the Company — Asset Tests” and “Federal Income Tax Considerations — Taxation of the Company — Income Tests” above.

REPORTS TO STOCKHOLDERS
          We are required by the Securities Exchange Act of 1934, as amended, to file an Annual Report on Form 10-K with the SEC and to provide an annual report to stockholders prior to the annual meeting.
          We are required by the Securities Exchange Act of 1934, as amended, to file Quarterly Reports on Form 10-Q with the SEC, and, until the amendments to our Existing Charter are adopted, stockholders will be furnished with a summary of the information contained in each such report within 90 days after the end of each fiscal quarter. Such summary information generally will include a balance sheet, a quarterly statement of income, and a statement of cash flows, and any other pertinent information regarding us and our activities during the quarter. Stockholders also may receive a copy of any Quarterly Report on Form 10-Q upon written request to us. In addition, not later than 45 days after the end of each of the first three quarterly periods of each fiscal year and upon written request by a stockholder, we will deliver to such requesting stockholder a copy of our Quarterly Report on Form 10-Q.
          Until the amendments to our Existing Charter are adopted, stockholders and their duly authorized representatives are entitled to inspect and copy our records at their expense at all times during regular business hours, upon reasonable prior notice to us and at the location where we keep such reports. Stockholders, upon request and at their expense, may obtain full information regarding our financial condition and, subject to certain confidentiality and other requirements, may obtain a list containing the name, address, and shares held by each stockholder. See the section of this prospectus entitled “Summary of the Existing Charter and Bylaws — Inspection of Books and Records.”
          Please see the section “Summary of Proposed Changes to our Existing Charter and Bylaws pursuant to Proxy Statement in Connection with the Merger” for a discussion regarding the proposed changes to the current requirements under our Existing Charter which relate to reports to stockholders.

THE OFFERING
General
          With this prospectus, we are offering participation in our Reinvestment Plan to record holders of our outstanding shares of common stock.
Terms and Conditions of the Reinvestment Plan
          For a description of the terms and conditions of our Reinvestment Plan, including enrollment procedures, see “Questions and Answers About CNL Hotels & Resorts, Inc.’s Reinvestment Plan” at the beginning of this prospectus.
Determination of Offering Price
          The price of shares of common stock purchased by the reinvestment agent under the Reinvestment Plan directly from us for distribution reinvestments will be as follows:
(a)	During any period when we are making a “best-efforts” public offering of our common stock, the reinvestment agent will invest in shares acquired from us at the per share offering price for plan shares under our then current best-efforts offering.

(b)	During any period when we are not making a “best-efforts” offering of our common stock (which is the case as of the date hereof), as described in (a) above, and unless the shares are listed, the reinvestment agent will purchase shares directly from us at a price equal to $19.00 per share, unless adjusted by our Board of Directors.

(c)	Notwithstanding the above, upon the listing of our shares, the reinvestment agent will purchase shares of common stock in the open market or from us, at a price equal to the then-prevailing market price on the national securities exchange, over-the-counter market or national market system.
          In the event of a subsequent determination that the purchase price for shares under the plan represented a discount in excess of 5% of the fair market value at the time of the sale, the distribution of the portion of the shares issued under the plan representing the excess amount would be subject to being voided, ab initio, to the extent it would result in our failure to qualify as a REIT.
Plan of Distribution
          Sales in the Reinvestment Plan will be made by us through our executive officers. Following listing of our common stock, the reinvestment agent may purchase shares of common stock in the open market and the number of shares purchased will be reduced by any broker-dealer commissions.

LEGAL MATTERS
          The legality of the shares being offered hereby has been passed upon for us by Greenberg Traurig, LLP. Statements made under “Risk Factors — Risks Related to Our Tax Status and Other Tax Related Matters” and “Federal Income Tax Considerations” have been reviewed by Greenberg Traurig, LLP, who have given their opinion that such statements as to matters of law are correct in all material respects. Greenberg Traurig, LLP serves as securities and tax counsel to us and to certain of our affiliates. Members of the firm of Greenberg Traurig, LLP may invest in us, but do not hold any substantial interest in us. The firm is, however, a tenant in an office building in which we own a 10% interest. In certain circumstances, we may not have separate counsel from our affiliates.

EXPERTS
          Our financial statements as of December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005, the financial statements of Desert Ridge Resort Partners, LLC and subsidiaries as of December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005, the financial statements of WB Resort Partners, LP and subsidiaries as of December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005 and the financial statements of CNL Hospitality Corp. and its subsidiary as of December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered certified public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ADDITIONAL INFORMATION
          A Registration Statement has been filed with the SEC with respect to the securities offered hereby. This prospectus does not contain all information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any document are necessarily summaries of such documents, and in each instance reference is made to the copy of such documents filed with the SEC, each such statement being qualified in all respects by such reference. For further information regarding the us and the shares, reference is hereby made to the Registration Statement and to the exhibits and schedules filed or incorporated as a part thereof which may be obtained from the principal office of the SEC in Washington, D.C., upon payment of the fee prescribed by the SEC, or examined at the principal office of the SEC without charge. In addition, we are required to file periodic reports under the Exchange Act, and have filed registration statements relating to previous offerings, all of which may be obtained from the SEC. The SEC maintains a web site located at http://www.sec.gov that contains information regarding registrants that file electronically with the SEC.
          Within 120 days after the end of each fiscal year we will provide to our stockholders of record an annual report. The annual report will contain audited financial statements and certain other financial and narrative information that we are required to provide to stockholders.
          We also maintain an internet site at http://www.cnlhotels.com where there is additional information about our business, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

INDEX TO FINANCIAL STATEMENTS
CNL HOTELS & RESORTS, INC.
AND SUBSIDIARIES

Page
Pro Forma Consolidated Financial Information (unaudited):
Pro Forma Consolidated Balance Sheet as of March 31, 2006	F-3
Pro Forma Consolidated Statement of Operations for the three months ended March 31, 2006	F-4
Pro Forma Consolidated Statement of Operations for the year ended December 31, 2005	F-5
Notes to Pro Forma Consolidated Financial Statements for the three months ended March 31, 2006 and the year ended December 31, 2005	F-6
Interim Unaudited Condensed Consolidated Financial Statements as recently filed in CNL Hotels & Resorts, Inc.’s Form 10-Q for the quarter ended March 31, 2006
Condensed Consolidated Balance Sheets as of March 31, 2006 and December 31, 2005	F-11
Condensed Consolidated Statements of Operations for the three months ended March 31, 2006 and 2005	F-12
Condensed Consolidated Statements of Stockholders’ Equity and Comprehensive Income for the three months ended March 31, 2006 and the year ended December 31, 2005	F-13
Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 2006 and 2005	F-15
Notes to Condensed Consolidated Financial Statements for the three months ended March 31, 2006 and 2005	F-16
Audited Consolidated Financial Statements as recently filed in CNL Hotels & Resorts, Inc.’s Form 10-K for the year ended December 31, 2005
Report of Registered Independent Certified Public Accounting Firm	F-26
Consolidated Balance Sheets as of December 31, 2005 and 2004	F-27
Consolidated Statements of Operations for the years ended December 31, 2005, 2004 and 2003	F-28
Consolidated Statements of Stockholders’ Equity and Comprehensive Income for the years ended December 31, 2005, 2004 and 2003	F-29
Consolidated Statements of Cash Flows for the years ended December 31, 2005, 2004 and 2003	F-32
Notes to Consolidated Financial Statements for the years ended December 31, 2005, 2004 and 2003	F-37
Financial Statement Schedule:
Schedule II – Valuation and Qualifying Accounts as of December 31, 2005, 2004 and 2003	F-126
Schedule III – Real Estate and Accumulated Depreciation as of December 31, 2005	F-127
Notes to Schedule III – Real Estate and Accumulated Depreciation as of December 31, 2005	F-130

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
     The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2006 and the Unaudited Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 2006 and the year ended December 31, 2005, have been derived from historical financial statements, some of which have been included in this registration statement.
     The Unaudited Pro Forma Condensed Consolidated Balance Sheet of CNL Hotels & Resorts, Inc. and its subsidiaries (the “Company”) as of March 31, 2006, has been prepared to reflect adjustments to the historical financial statements to illustrate the estimated effect of the following transactions as if they had occurred on March 31, 2006:
     (i) The proposed acquisition of our affiliated external advisor, CNL Hospitality Corporation ( the “Advisor”) pursuant to the Amended and Restated Agreement and Plan of Merger, entered into as of April 3, 2006, among the Company, the Advisor, and the other parties thereto (the “Amended Merger Agreement”), under which all of the outstanding shares of common stock of the Advisor will be converted into the right to receive 3.6 million shares of our common shares, which total number of shares was calculated by dividing $72.0 million by the Per Share Price of $20.00, approximately $3.0 million in cash for the payment of transaction costs, and the assumption and repayment of approximately $8.3 million in debt and related accrued interest (the “Merger”). Closing of this transaction is subject to certain closing conditions including, but not limited to, shareholder approval at a Special Meeting of stockholders which is scheduled to occur on June 20, 2006.
     (ii) The Company’s May 19, 2006, acquisition of the remaining interests in Desert Ridge Resort Partners, LLC (“DRR LLC), which owns the JW Marriott Desert Ridge Resort & Spa located in Phoenix, Arizona (the “DRR Resort”), for a purchase price of $65.3 million, plus closing price adjustments relating to working capital and cash flow of the Resort.
     The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 2006, and the year ended December 31, 2005, have been prepared to illustrate the estimated effect of the transactions described in items (i) and (ii) above, and the effects of the following transaction, as if it had occurred on January 1, 2006, and January 1, 2005, respectively:
     (iii) The February 24, 2006, acquisition of the Grande Lakes Orlando Resort (“Grande Lakes”), comprising a 584-room Ritz-Carlton, a 998-room JW Marriott, a 40,000-square foot spa and an 18-hole Greg Norman-designed championship golf course (collectively the “GL Resort”), for a purchase price of approximately $763 million, including a $570 million loan obtained in connection with the purchase. In connection with the acquisition the Company assumed the existing management agreements for the two resort properties and the golf operation.
     The Unaudited Pro Forma Condensed Consolidated Balance Sheet and the Unaudited Pro Forma Condensed Consolidated Statement of Operations (together referred to as the “Unaudited Pro Forma Condensed Consolidated Financial Statements”) should be read in conjunction with the Company’s historical consolidated financial statements and notes thereto, which are included in this registration statement. The Company has based its Unaudited Pro Forma Condensed Consolidated Financial Statements on available information and assumptions that it believes are reasonable. These Unaudited Pro Forma Condensed Consolidated Financial Statements are presented for informational purposes only and do not purport to be indicative of the Company’s financial results or conditions if the various events and transactions reflected therein had occurred on the dates, or been in effect during the periods, indicated. This pro forma condensed consolidated financial information should not be viewed as indicative of the Company’s financial results or conditions in the future.

CNL HOTELS & RESORTS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of March 31, 2006

		Advisor	DRR	Pro Forma			Consolidated
	Company	Historical (a)	Historical (b)	Adjustments			Pro Forma
Assets:
Hotel and resort properties, net	$4,719,676	$4,843	$233,166	$(1,817)	(c	)	$5,054,385
				98,517	(d	)

Cash and cash equivalents	104,695	5,191	3,805	(5,191)	(c	)	32,329
				(3,000)	(c	)
				(7,875)	(f	)
				(65,296)	(d	)

Restricted cash	132,406	—	6,713				139,119
Receivables, net	127,395	2,013	20,209	(2,013)	(c	)	147,604
Prepaid expenses and other assets	82,848	465	3,524	(7,398)	(e	)	79,439

Loan costs, net of amortization	20,909	7	2,275	(7)	(c	)	23,184

Goodwill	509,174	—	1,556				510,730
Other intangible assets, net	334,414	—	—				334,414

Long-term note receivable from related party	—	12,255	—	(12,255)	(c	)	—
Deferred income taxes	—	2,995	—	(2,995)	(c	)	—

	$6,031,517	$27,769	$271,248	$(9,330)			$6,321,204

Liabilities:
Mortgages and other notes payable	$3,222,394	$7,875	$300,000	$(7,875)	(f	)	$3,522,394

Other liabilities	23,947	—	5,060				29,007
Accounts payable and accrued expenses	222,510	7,537	14,388	(7,537)	(c	)	236,898
Accrued litigation settlement	34,865		—				34,865
Deferred revenue	—	7,398	—	(7,398)	(c	)	—
Distributions and losses in excess of investments in unconsolidated entities	10,757	—	—	(14,979)	(d	)	(4,222)
Due to related parties	12,257	2,226	—	(2,226)	(c	)	12,257

Membership deposits	236,056	—	—				236,056

Total liabilities	3,762,786	25,036	319,448	(40,015)			4,067,255

Commitments and contingencies

Minority interest	124,684	—	—				124,684

Stockholders’ equity	2,144,047	2,733	(48,200)	72,000	(c	)	2,129,265
				(2,733)	(c	)
				(79,384)	(c	)
				48,200	(d	)
				(7,398)	(e	)

Total stockholders’ equity	2,144,047	2,733	(48,200)	30,685			2,129,265

	$6,031,517	$27,769	$271,248	$(9,330)			$6,321,204

See accompanying notes to unaudited pro forma consolidated financial statements.

CNL HOTELS & RESORTS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Three Months Ended March 31, 2006
(In thousands except per share data)

		Advisor	2006	Pro Forma		Consolidated
	Company	Historical (1)	Acquisitions (2)	Adjustments		Pro Forma
Revenues:
Room	$234,168	$—	$31,385			$265,553
Food and beverage	108,504	—	24,439			132,943
Other operating departments	59,675	—	10,369			70,044
Rental income	3,217	—	—			3,217
Other income	415	12,358	—	$(12,037)	(3)	736

	405,979	12,358	66,193	(12,037)		472,493

Expenses:
Room	50,287	—	5,868			56,155
Food and beverage	69,104	—	14,276			83,380
Other operating departments	33,208	—	4,570			37,778
Property operations	67,324	—	9,155			76,479
Repairs and maintenance	15,098	—	2,124			17,222
Hotel and resort management fees	14,266	—	2,686			16,952
Sales and marketing	22,035	—	2,910			24,945
General and administrative	8,279	8,975	—	(808)	(4)	17,105
				659	(8)
Asset management fees to related party	6,516	—	—	(6,516)	(4)	—
Depreciation and amortization	50,432	208	7,074	2,650	(11)	60,364

Interest income	(1,722)	—	—			(1,722)
Interest and amortization of loan costs	49,206	332	9,589	(332)	(5)	60,903
				2,108	(9)
Loss on extinguishment of debt	29,132	—	—			29,132
Transaction costs	2,382	—	—			2,382

	415,547	9,515	58,252	(2,239)		481,075

Earnings (loss) before equity in earnings (loss) of unconsolidated subsidiaries, minority interest and other	(9,568)	2,843	7,941	(9,798)		(8,582)

Equity in earnings (loss) of unconsolidated subsidiaries	1,246	—	—	(1,655)	(10)	(409)

Minority interest	(2,731)	—	—			(2,731)

Benefit (expense) from income taxes	404	(1,087)		1,087	(6)	404

Income (loss) from continuing operations	$(10,649)	$1,756	$7,941	$(10,366)		$(11,318)

Earnings (loss) per share
Basic (6)	$(0.07)					$(0.07)

Diluted (6)	$(0.07)					$(0.07)

Weighted average shares outstanding
Basic (7)	152,883			3,600	(7)	156,483

Diluted (7)	152,883			3,600	(7)	156,483

See accompanying notes to unaudited pro forma consolidated financial statements.

CNL HOTELS & RESORTS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2005
(In thousands except per share data)

		Advisor	2006	Pro Forma		Consolidated
	Company	Historical (12)	Acquisitions (12)	Adjustments		Pro Forma
Revenues:
Room	$795,447	$—	$140,526			$935,973
Food and beverage	343,121	—	120,774			463,895
Other operating departments	190,683	—	38,155			228,838
Rental income	16,741	—	—			16,741
Other income	2,522	53,192	—	$(53,134)	(13)	2,580

	1,348,514	53,192	299,455	(53,134)		1,648,027

Expenses:
Room	188,970	—	31,727			220,697
Food and beverage	234,588	—	74,354			308,942
Other operating departments	116,026	—	23,769			139,795
Property operations	246,207	—	45,570			291,777
Repairs and maintenance	57,147	—	11,222			68,369
Hotel and resort management fees	40,282	—	8,984			49,266
Sales and marketing	80,752	—	16,917			97,669
Credit enhancement funding	(2,057)	—	—			(2,057)
General and administrative	32,830	24,891	—	1,292	(18)	55,656
				(3,357)	(14)
Litigation settlement	34,151	—	—			34,151
Asset management fees to related party	27,868	—	—	(27,868)	(14)	—
Depreciation and amortization	182,995	815	36,392	10,572	(19)	230,774

Interest income	(4,077)	—	(6)			(4,083)
Interest and amortization of loan costs	192,355	1,470	49,124	(1,470)	(15)	253,907
				12,428	(20)
Loss on extinguishment of debt	2,190	—	15,684			17,874
Loss on hedge termination	1,139	—	—			1,139
Transaction costs	5,458	—	—			5,458

	1,436,824	27,176	313,737	(8,403)		1,769,334

Earnings (loss) before equity in earnings (loss) of unconsolidated subsidiaries, minority interest and other	(88,310)	26,016	(14,282)	(44,731)		(121,307)

Equity in earnings (loss) of unconsolidated subsidiaries	32,775	—	—	9,070	(21)	41,845

Minority interest	(5,517)	—	—			(5,517)

Benefit (expense) from income taxes	2,965	(9,951)		9,951	(16)	2,965

Income (loss) from continuing operations	$(58,087)	$16,065	$(14,282)	$(25,710)		$(82,014)

Earnings (loss) per share
Basic (17)	$(0.38)					$(0.52)

Diluted (17)	$(0.38)					$(0.52)

Weighted average shares outstanding
Basic (17)	152,874			3,600	(17)	156,474

Diluted (17)	152,874			3,600	(17)	156,474

See accompanying notes to unaudited pro forma consolidated financial statements.

CNL HOTELS & RESORTS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
For the Three Months Ended March 31, 2006 and for the Year Ended December 31, 2005
Unaudited Pro Forma Condensed Consolidated Balance Sheet:
(a)	Reflects the historical CNL Hospitality Corp. (the “Advisor”) balance sheet as of March 31, 2006.

(b)	Reflects the historical Desert Ridge Resort Partners, LLC, (“DRR”) balance sheet as of March 31, 2006.
     (c) The purchase price for the merger with the Advisor has been allocated between assets and liabilities based on the historical financial statements of the Advisor and the initial estimates of fair value which have been performed by the Company. In connection with our initial analysis, for purposes of this pro forma presentation, we have expensed $79.4 million of the purchase price as a contract termination payment. We have not yet allocated any of the purchase price to identifiable intangible assets such as the covenant not to compete, brand, or in-place workforce. We intend to engage a consultant to conduct a valuation study of such intangible assets to determine fair values, if any, attributable to these items. This allocation is preliminary and may not be indicative of the final allocation by the Company. A change in the final allocation from what is presented in these Unaudited Pro Forma Condensed Consolidated Financial Statements may result in a decrease in contract termination expense and additional amortization expense related to identified intangible assets in future periods.
Prior to the Merger, the Advisor plans to make distributions to its shareholders of its net equity and to distribute to its shareholders a long-term receivable from us in the amount of $12 million. The Advisor has agreed to be responsible for all liabilities exclusive of the note payable as of the Merger.
     The amount to be allocated to the assets of the Advisor is based on the following merger consideration (in thousands):

Share consideration for the Advisor (3.6 million shares based on an assumed price per share of $20.00 per share), pursuant to the Amended Merger Agreement	$72,000
Transaction costs and fees paid in cash	3,000
Other liabilities assumed (net of amounts excluded in accordance with the Amended Merger Agreement)
Assumption of loan payable and accrued interest	7,875

$82,875

The allocation of the merger consideration to the assets acquired is as follows (in thousands):

Purchase price including transaction costs and assumed liabilities	$82,875

Purchase price allocated to:
Prepaid expenses and other assets	465
Furniture, fixtures and equipment	3,026

Total assets	3,491
Contract termination payment	79,384

$82,875

CNL HOTELS & RESORTS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
For the Three Months Ended March 31, 2006 and for the Year Ended December 31, 2005
(Continued)
The following is a summary of the purchase price allocation adjustments, including the effect of these excluded assets and liabilities for the Merger (in thousands):

		Purchase
		Price	Pro Forma
	Historical	Allocation	Adjustment
Assets:
Cash and cash equivalents	$5,191	$—	$(5,191	) (1)
Accounts Receivable, net	2,013	—	(2,013	) (1)
Prepaid expenses and other assets	465	465	—
Property, plant and equipment	4,843	3,026	(1,817	) (1)
Loan costs, net of amortization	7	—	(7	) (1)
Note receivable from related party	12,255	—	(12,255	) (1)
Deferred income tax benefit	2,995	—	(2,995	) (3)

Liabilities:
Other notes payable including accrued interest	7,875	7,875	—
Accounts payable and accrued expenses	7,537	—	(7,537	) (1)
Deferred revenue	7,398	—	(7,398	) (2)
Due to related party	2,226	—	(2,226	) (1)
Stockholders’ equity	2,733	—	(2,733	) (1)

(1)	See introductory paragraph.

(2)	See note (e).

(3)	See note (6).
     (d) The following is a summary of allocation of the cash payment of $65,296 million for the purchase of the DRR Acquisition (in thousands):

		Purchase
	DRR	Price	Pro Forma
	Historical	Allocation	Adjustment
Assets:
Cash and cash equivalents	$3,805	$3,805	$—
Restricted cash	6,713	6,713	—
Accounts receivable, net	20,209	20,209	—
Prepaid expenses and other assets	3,524	3,524	—
Property, plant and equipment	233,166	331,683	98,517
Loan costs, net of amortization	2,275	2,275	—
Goodwill	1,556	1,556	—

Liabilities:
Mortgage note payable	(300,000)	300,000	—
Accounts payable and accrued expenses	(14,388)	14,388	—
Other liabilities	(5,060)	5,060	—
Distributions and losses in excess of investment in unconsolidated entity	—	(14,979)	14,979
Stockholders’ deficit (equity)	48,200	—	(48,200)

	$—	$65,296	$65,296

(e)	Represents adjustment to write-off prepaid Advisor asset management fees recorded by the Company that have no value upon acquisition.

(f)	Represents the repayment of the $7.9 million loan assumed in connection with the Merger.

CNL HOTELS & RESORTS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
For the Three Months Ended March 31, 2006 and for the Year Ended December 31, 2005
(Continued)
Unaudited Pro Forma Condensed Consolidated Statements of Operations:
(1)	Reflects the historical Advisor Statement of Income for the three months ended March 31, 2006.

(2)	For purposes of the Unaudited Pro Forma Condensed Consolidated Statement of Operations, the historical Grande Lakes Statement of Operations for the period January 1, 2006 through February 24, 2006, (date of acquisition) and the historical DRR LLC Statement of Operations for the three months ended March 31, 2006, have been combined and are being reported as 2006 Acquisitions.
     (3) Represents the elimination of fees and personnel expense reimbursements historically paid by the Company to the Advisor during the year ended December 31, 2005 for the following in connection with the Merger:

Acquisition fees for the acquisition of permanent financing	$3,941
Development fees	772
Asset management fees	6,516
Personnel expense reimbursements	808

Total	$12,037

     Acquisition fees from the sale of common stock and the incurrence of debt as well as development fees were historically capitalized to the value of hotel properties by the Company and depreciated over the estimated useful life of the Properties. Asset management fees were expensed as incurred by the Company.
     (4) Represents the elimination of asset management fee expense of $6.5 million during the three months ended March 31, 2006, that was historically paid by the Company to the Advisor and would not have been incurred as a result of the Merger and the elimination of personnel expense reimbursements of $0.8 million.
     (5) Represents a reduction in interest expense and loan cost amortization of $0.3 million during the three months ended March 31, 2006, from the repayment of a $7.9 million loan which will be repaid by the Company upon the completion of the Merger.
     (6) Represents the removal of income tax expense of $1.1 million historically incurred by the Advisor during the three months ended March 31, 2006, which would not have been incurred due to the Company’s REIT structure.
     (7) Historical earnings per share for the year ended March 31, 2006, was calculated based upon the weighted average number of shares of common stock outstanding during the three months ended March 31, 2006. As a result of shares issued in connection with the Merger, pro forma earnings per share were calculated based upon the weighted average number of shares of common stock outstanding, adjusted as if these shares were outstanding on January 1, 2006. The following is a reconciliation of outstanding shares and weighted average shares outstanding:

		Basic	Diluted
		Weighted	Weighted
	Outstanding	Average	Average
Historical common stock as of March 31, 2006	152,884	152,883	152,883
Additional shares for the Merger	3,600	3,600	3,600

Total pro forma shares	156,484	156,483	156,483

CNL HOTELS & RESORTS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
For the Three Months Ended March 31, 2006 and for the Year Ended December 31, 2005
(Continued)
     (8) Represents compensation expense relating to the fixed awards, valued based on $20 per share, for the three months ended March 31, 2006, based upon the Company’s omnibus plan which is being recognized over the applicable vesting period as follows:

Number of shares	387,612
Value of shares	$7,752,240
Vesting percentage	8.50%
Compensation expense	$658,940
     (9) Reflects the estimated increase in interest expense and loan cost amortization, for the period January 1, 2006, through February 24, 2006, (date of acquisition) resulting from the $570 million loan entered into in connection with the purchase of Grande Lakes.

	Balance	Estimated Rate		Estimated Interest
Additional interest expense and loan cost amortization as a result of the Grande Lakes acquisition:

Estimated interest on loan — fixed	$335,000	5.71%		$2,922
Estimated interest on loan — variable	$235,000	7.59	%*	$2,725
Estimated loan cost amortization ($5.6 million for 5 years)				$169

Less: Historical Grande Lakes interest expense				$(3,708)

Total estimated increase in interest expense				$2,108

*	Interest expense is one-month LIBOR plus 276 basis points. One-month LIBOR on March 31, 2006, of 4.83 percent was used to calculate estimated interest expense.
In the event one-month LIBOR increased by one-eighth of one percent, the pro forma adjustment for interest expense for the three months ended March 31, 2006, would increase by approximately $0.1 million.
     (10) Represents the elimination of $1.7 million of equity in earnings recognized by the Company from DRR LLC, for the three months ended March 31, 2006.
     (11) Represents an adjustment of $2.7 million for additional depreciation related to the Desert Ridge step-up in property, plant and equipment of $98.5 million, the incremental increase in depreciation relating to the Grande Lakes acquisition based on the preliminary allocation of assets, and depreciation on the additional tenant improvements of $3.1 million relating to the Advisor acquisition.
     (12) For purposes of the Unaudited Pro Forma Condensed Consolidated Statement of Operations historical Grande Lakes Statement of Operations for the year ended December 31, 2005, and the historical DRR LLC Statement of Operations for the year ended December 31, 2005, have been combined and are being reported as 2006 Acquisitions. The Advisor’s historical Statement of Income is for the year ended December 31, 2005.
     (13) Represents the elimination of fees and personnel expense reimbursements historically paid by the Company to the Advisor during the year ended December 31, 2005 for the following in connection with the Merger:

Acquisition fees from the sale of common stock	$314
Acquisition fees for the acquisition of permanent financing	18,594
Development fees	3,001
Asset management fees	27,868
Personnel expense reimbursements	3,357

Total	$53,134

     Acquisition fees from the sale of common stock and the incurrence of debt as well as development fees were historically capitalized to the value of hotel properties by the Company and depreciated over the estimated useful life of the Properties. Asset management fees were expensed as incurred by the Company.
     (14) Represents the elimination of asset management fee expense of $27.9 million during the year ended December 31, 2005, that was historically paid by the Company to the Advisor and would not have been incurred as a result of the Merger and the elimination of personnel expense reimbursements of $3.4 million.
     (15) Represents a reduction in interest expense of $1.5 million during the year ended December 31, 2005, from the repayment of an $8.3 million loan, including interest, which will be repaid by the Company upon the completion of the Merger.

CNL HOTELS & RESORTS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
For the Three Months Ended March 31, 2006 and for the Year Ended December 31, 2005
(Continued)
     (16) Represents the removal of income tax expense of $10.0 million historically incurred by the Advisor during the year ended December 31, 2005, which would not have been incurred due to the Company’s REIT structure.
     (17) Historical earnings per share for the year ended December 31, 2005 was calculated based upon the weighted average number of shares of common stock outstanding during the year ended December 31, 2005. As a result of shares issued in connection with the Merger, pro forma earnings per share were calculated based upon the weighted average number of shares of common stock outstanding, adjusted as if these shares were outstanding on January 1, 2005. The following is a reconciliation of outstanding shares and weighted average shares outstanding:

		Basic	Diluted
		Weighted	Weighted
	Outstanding	Average	Average
Historical common stock as of December 31, 2005	152,883	152,874	152,874
Additional shares for the Merger	3,600	3,600	3,600

Total pro forma shares	156,483	156,474	156,474

     (18) Represents compensation expense relating to the fixed awards, valued based on $20 per share, for the year ended December 31, 2005, based upon the Company’s omnibus plan which is being recognized over the applicable vesting period as follows:

Number of shares	387,612
Value of shares	$7,752,240
Vesting percentage	16.67%
Compensation expense	$1,292,298
     (19) Represents an adjustment of $10.6 million for additional depreciation related to the Desert Ridge step-up in property, plant and equipment of $99.5 million, the increase in depreciation relating to the Grande Lakes acquisition based on the preliminary allocation of assets, and depreciation on the additional tenant improvements of $3.1 million relating to the Advisor acquisition.
     (20) Reflects the estimated increase in interest expense and loan cost amortization resulting from the $570 million loan entered into in connection with the purchase of Grande Lakes.

	Balance	Estimated Rate		Estimated Interest
Additional interest expense and loan cost amortization as a result of the Grande Lakes acquisition:

Estimated interest on loan — fixed	$335,000	5.71%		$19,128
Estimated interest on loan — variable	$235,000	7.15	%*	$16,802
Estimated loan cost amortization ($5.6 million for 5 years)				$1,120

Less: Historical Grande Lakes interest expense				$(24,602)

Total estimated increase in interest expense				$12,448

*	Interest expense is one-month LIBOR plus 276 basis points. One-month LIBOR on December 31, 2005, of 4.39 percent was used to calculate estimated interest expense.
In the event one-month LIBOR increased by one-eighth of one percent, the pro forma adjustment for interest expense for the year ended December 31, 2005, would increase by approximately $0.3 million.
     (21) Represents the elimination of $9.1 million of equity in losses recognized by the Company from DRR LLC, for the year ended December 31, 2005.

CNL HOTELS & RESORTS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except per share data)

	March 31,	December 31,
	2006	2005
ASSETS
Hotel and resort properties, net	$4,719,676	$3,998,822
Assets held for sale	—	425,633
Cash and cash equivalents	104,695	83,307
Restricted cash	132,406	113,981
Receivables, less allowance for doubtful accounts of $1,917 and $1,806, respectively	127,395	88,625

Goodwill	509,174	509,174
Intangibles, less accumulated amortization of $19,958 and $17,549, respectively	334,414	336,723
Prepaid expenses and other assets	82,848	103,127
Loan costs, less accumulated amortization of $26,332 and $38,960, respectively	20,909	29,390

	$6,031,517	$5,688,782

LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgages and other notes payable	$3,222,394	$2,599,454
Liabilities associated with assets held for sale	—	418,957
Accounts payable and accrued expenses	222,510	175,026
Accrued litigation settlement	34,865	34,151
Other liabilities	23,947	25,552
Distributions and losses in excess of investments in unconsolidated entities	10,757	2,600
Due to related parties	12,257	27,000
Membership deposits	236,056	229,809

Total liabilities	3,762,786	3,512,549

Commitments and contingencies
Minority interests	124,684	114,860
Stockholders’ equity:
Preferred stock, without par value.
Authorized and unissued 1,500 shares	—	—
Excess shares, $.01 par value per share.
Authorized and unissued 31,500 shares	—	—
Common stock, $.01 par value per share.
Authorized 225,000 shares; issued 158,918 and 158,417 shares, respectively; outstanding 152,884 and 152,882 shares, respectively	1,530	1,530
Capital in excess of par value	2,743,093	2,743,073
Accumulated distributions in excess of net income	(607,479)	(689,022)
Accumulated other comprehensive income	6,903	5,792

Total stockholders’ equity	2,144,047	2,061,373

	$6,031,517	$5,688,782

See accompanying notes to condensed consolidated financial statements.

CNL HOTELS & RESORTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except per share data)

	Three Months Ended
	March 31,
	2006	2005
Revenues:
Room	$234,168	$205,515
Food and beverage	108,504	96,133
Other hotel and resort operating departments	59,675	56,690
Rental income from operating leases	3,217	3,184
Other income	415	376

	405,979	361,898

Expenses:
Room	50,287	46,386
Food and beverage	69,104	61,978
Other hotel and resort operating departments	33,208	31,124
Property operations	67,324	57,647
Repairs and maintenance	15,098	13,199
Hotel and resort management fees	14,266	10,510
Sales and marketing	22,035	19,839
General operating and administrative	6,195	4,490
State and local taxes	2,084	2,027
Asset management fees to related party	6,516	7,366
Depreciation and amortization	50,432	44,848

	336,549	299,414

Operating profit	69,430	62,484

Interest income	1,722	515
Interest and loan cost amortization	(49,206)	(44,645)
Transaction costs	(2,382)	—
Loss on extinguishment of debt	(29,132)	—

(Loss) income before equity in earnings (losses) of unconsolidated entities, minority interests, and benefit (expense) from income taxes	(9,568)	18,354
Equity in earnings (losses) of unconsolidated entities	1,246	(492)
Minority interests	(2,731)	(2,423)

(Loss) income from continuing operations before benefit (expense) from income taxes	(11,053)	15,439
Income tax benefit (expense)	404	(1,210)

(Loss) income from continuing operations	(10,649)	14,229
Income (loss) from discontinued operations, net of income taxes	130,413	(5,263)

Net income	$119,764	$8,966

(Loss) earnings per share of common stock (basic and diluted):
Continuing operations	$(0.07)	$0.09
Discontinued operations	0.85	(0.03)

	$0.78	$0.06

Weighted average number of shares of common stock outstanding:
Basic and diluted	152,883	152,913

See accompanying notes to condensed consolidated financial statements.

CNL HOTELS & RESORTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY AND COMPREHENSIVE INCOME (LOSS)
Three months ended March 31, 2006 and year ended December 31, 2005
(UNAUDITED) (in thousands, except per share data)

				Accumulated	Accumulated
	Common stock		Capital in	distributions in	other
	Number of	Par	excess of	excess of	comprehensive		Comprehensive
	shares	value	par value	net income (loss)	income (loss)	Total	income (loss)
Balance at December 31, 2004	152,913	$1,531	$2,740,430	$(527,790)	$(4,216)	$2,209,955
Subscriptions received for common stock through public offerings and distribution reinvestment plan	2,243	22	43,319	—	—	43,341
Issuance of common stock (to Board of Directors)	7	––	140	––	––	140
Retirement of common stock	(2,281)	(23)	(43,313)	—	—	(43,336)
Stock issuance cost refund	—	—	2,497	—	—	2,497
Net income	—	—	—	6,900	––	6,900	$6,900
Current period adjustment to recognize change in value of cash flow hedges	—	—	—	—	8,346	8,346	8,346
Current period adjustment to recognize change in value of foreign operations investment hedge	—	—	—	—	(7)	(7)	(7)
Translation adjustment from foreign operations	—	—	—	—	1,669	1,669	1,669

Total comprehensive income							$16,908

Distributions declared and paid ($1.10 per share)	—	—	—	(168,132)	—	(168,132)

Balance at December 31, 2005	152,882	$1,530	$2,743,073	$(689,022)	$5,792	$2,061,373

See accompanying notes to condensed consolidated financial statements.

CNL HOTELS & RESORTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY AND COMPREHENSIVE INCOME (LOSS)—CONTINUED
Three months ended March 31, 2006 and year ended December 31, 2005
(UNAUDITED) (in thousands, except per share data)

				Accumulated	Accumulated
	Common stock		Capital in	distributions in	other
	Number of	Par	excess of	excess of	comprehensive		Comprehensive
	shares	value	par value	net income (loss)	income (loss)	Total	income (loss)
Balance at December 31, 2005	152,882	$1,530	$2,743,073	$(689,022)	$5,792	$2,061,373
Subscriptions received for common stock through distribution reinvestment plan	499,409	5	9,484	—	—	9,489
Issuance of common stock (to Board of Directors)	2	—	20	—		20
Retirement of common stock	(499,409)	(5)	(9,484)	—	—	(9,489)
Net income	—	—	—	119,764	—	119,764	$119,764
Current period adjustment to recognize change in value of cash flowf hedges	—	—	—	—	1,427	1,427	1,427
Current period adjustment to recognize change in value of foreign operations investment hedge	—	—	—	—	(6)	(6)	(6)
Translation adjustment from foreign operations	—	—	—	—	(310)	(310)	(310)

Total comprehensive income							$120,875

Distributions declared and paid ($0.25 per share)	—	—	—	(38,221)	––	(38,221)

Balance at March 31, 2006	152,884	$1,530	$2,743,093	$(607,479)	$6,903	$2,144,047

See accompanying notes to condensed consolidated financial statements.

CNL HOTELS & RESORTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Three months Ended
	March 31,
	2006	2005
Net cash provided by operating activities	$70,847	$42,734

Cash flows from investing activities:
Additions to hotel and resort properties	(763,300)	(26,148)
Sale of or interests in hotel and resort properties	167,068	5,158
Increase in restricted cash	(12,921)	(25,986)
Increase in other assets	—	(1,185)

Net cash used in investing activities	(609,153)	(48,161)

Cash flows from financing activities:
Proceeds from mortgage loans	2,095,000	340,000
Proceeds from line of credit	35,000	—
Repayments of mortgage loans	(1,503,414)	(297,500)
Repayments of other notes payable	(3,531)	(878)
Payment of loan costs	(13,791)	(3,210)
Proceeds from sale of cash flow hedges	4,500	—
Payment to acquire cash flow hedges	(3,495)	(4,807)
Subscriptions received from stockholders	9,489	14,053
Distributions to stockholders	(38,221)	(53,510)
Distributions to minority interest net of contributions	(1,013)	(5,048)
Retirement of common stock	(9,489)	(14,937)
Payment of stock issuance costs	—	(21)
Payments on capital lease obligations	(243)	—
Payment of due to related parties	(11,098)	—

Net cash provided by (used in) financing activities	559,694	(25,858)

Net increase (decrease) in cash and cash equivalents	21,388	(31,285)

Cash and cash equivalents at beginning of period	83,307	108,678

Cash and cash equivalents at end of period	$104,695	$77,393

Supplemental schedule of non-cash investing activities:

Amounts incurred but not paid for construction in progress	$—	$154

Supplemental schedule of non-cash financing activities:

Distributions declared but not paid to minority interest	$131	$1,211

See accompanying notes to condensed consolidated financial statements.

CNL HOTELS & RESORTS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
1. Organization:
CNL Hotels & Resorts, Inc. (the “Company”), a corporation organized pursuant to the laws of the State of Maryland on June 12, 1996, operates for federal income tax purposes as a real estate investment trust (a “REIT”).
As of March 31, 2006, the Company owned 73 hotels and resort properties (“Properties”) directly and 21 Properties through equity investments, including two unconsolidated Properties. The Company leases 88 of its Properties, including the two unconsolidated Properties, to wholly-owned taxable REIT subsidiary (“TRS”) entities (the “TRS Lessees”) which contract with third-party hotel and resort management companies to operate these Properties. Hotel and resort operating results for these Properties are included in consolidated results of operations. The remaining six Properties are leased on a triple-net basis to third-party tenants who operate the Properties or contract with hotel and resort managers to operate the Properties. Rental income from the operating leases for these Properties is included in consolidated results of operations.

On January 9, 2006, the Company, through certain of its affiliates, completed the sale of all of its interests in CNL KSL Partners, LP, a partnership which owned the Hotel del Coronado in San Diego, California, and in CNL KSL North Beach Development, LP, which is developing property adjacent to the hotel (collectively, the “Del Sale”). The interests were sold to KSL Recreation Holdings I, LLC and KSL Recreation Management Operations, LLC (collectively, the “Purchaser”), affiliates of KSL DC Operating LLC and Kohlberg Kravis Roberts & Co. For additional information see “Note 6. Discontinued Operations.”

On December 28, 2005, the Company entered into a Purchase and Sale Agreement (as amended on December 30, 2005, the “GL Purchase Agreement”) to acquire the Grande Lakes Orlando resort, comprising a 584-room Ritz-Carlton, a 998-room JW Marriott, a 40,000-square foot spa and an 18-hole Greg Norman-designed championship golf course (collectively the “GL Resort”) (the “GL Purchase”). For additional information see “Note 3. Grande Lakes Acquisition.”
2. Summary of Significant Accounting Policies:
Basis of Presentation—The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the instructions to Quarterly Report on Form 10-Q and do not include all of the information and note disclosures required by generally accepted accounting principles. Amounts as of December 31, 2005, included in the unaudited condensed consolidated financial statements have been derived from audited consolidated financial statements as of that date. These unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. The unaudited condensed consolidated financial statements reflect all adjustments, consisting of normal recurring adjustments, which are, in the opinion of management, necessary for the fair presentation of the Company’s results for the interim periods presented. Operating results for the three months ended March 31, 2006, may not be indicative of the results that may be expected for the year ending December 31, 2006.

Principles of Consolidation—The accompanying unaudited condensed consolidated financial statements include the accounts of the Company and each of its wholly-owned subsidiaries and entities in which the Company has a controlling interest in accordance with the provisions of Statement of Position 78-9 “Accounting for Investments in Real Estate Ventures” (SOP 78-9”), is the primary beneficiary as defined in FASB Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities (“FIN 46”) or satisfies the requirements of Emerging Issues Task Force (“EITF”) Issue No. 04-5, “Determining Whether a General Partner, or the General Partners as a Group, controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights” (“EITF 04-5”). The application of FIN 46 and SOP 78-9 requires management to make significant estimates and judgments about the Company’s and its venture partners’ rights, obligations and economic interests in the related venture entities. The equity method of accounting is applied in the consolidated financial statements with respect to those investments in entities in which the Company is not the primary beneficiary under FIN 46, has less than a controlling interest due to the significance of rights and obligations held by other parties under SOP 78-9 or the limited partners have the ability to dissolve or liquidate the partnership or otherwise remove the general partner or have substantive participating rights under EITF 04-5. For additional information see “Recent Accounting Pronouncements” below.

Reclassification—In accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company has included the results of operations for the Properties sold during 2005 and 2006 in discontinued operations in the consolidated statements of operations for the three months ended March 31, 2006 and 2005.

Restricted Cash— Cash is restricted to fund (1) certain of the Company’s operating expenses, (2) renewal and replacement expenditures relating to furniture, fixtures and equipment and infrastructure refurbishment or replacement (in part pursuant to hotel and resort management agreements), (3) other capital expenditures directly associated with its Properties including projects to reposition, expand or upgrade Properties, and (4) reserves required pursuant to certain borrowings and has been included in the accompanying consolidated balance sheets as restricted cash. Certain of the restricted cash identified for renovations has been designated as such at the discretion of the Company and is not subject to specific contractual arrangements or obligations. Restricted cash consisted of the following (in thousands):

	March 31,	December 31,
	2006	2005
Furniture, fixtures and equipment reserves	$58,907	$50,592
Renovations and repositioning	45,173	38,240
Taxes and insurance escrow	6,622	6,899
Deposits	15,547	12,104
Reserve funds required by lenders	5,909	5,899
Deferred compensation	248	247

	$132,406	$113,981

CNL HOTELS & RESORTS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED) — CONTINUED
3. Grande Lakes Acquisition:
On December 28, 2005, the Company entered into the GL Purchase Agreement to acquire the GL Resort. The GL Purchase was completed on February 24, 2006, for a purchase price of approximately $753 million in cash plus transaction costs and the assumption of certain liabilities. In connection therewith, and as part of the GL Purchase, the seller’s interest in the existing management agreements for the two resort properties and the golf operation was assigned to a newly formed TRS of the Company.

The Company financed this transaction by using approximately $198.5 million in cash, including closing costs and transaction fees of approximately $9.5 million, and by obtaining a $570 million loan (the “GL Borrowing”) with an annual interest rate of (a) 5.71 percent fixed on $335 million and (b) one-month LIBOR plus 2.76 percent (one-month LIBOR was equal to 4.83 percent as of March 31, 2006) on the remaining $235 million. For additional information see “Note 9. Indebtedness.”

Estimated fair values of assets acquired and liabilities assumed at the date of acquisition of the GL Resort are based on preliminary independent appraisals and valuation studies, therefore reported amounts may change based on finalization which is expected to occur during the second quarter of 2006. These changes may impact depreciable assets which therefore may impact depreciation expense including a catch up of depreciation for the first quarter of 2006. The estimated values of assets acquired and liabilities assumed are as follows (in thousands):

ASSETS
Hotels and resort properties	$761,938
Cash and cash equivalents	6,657
Restricted cash	5,504
Prepaid expenses and other assets	3,265
Receivables	5,211

Total assets acquired	782,575

LIABILITIES
Accounts payable and accrued expenses	14,113

Total liabilities assumed	14,113

Net assets acquired	$768,462

Net of cash	$761,805

The consolidated financial statements include the operating results of the GL Resort Properties from the date of acquisition. The following presents unaudited pro forma results of operations of the Company as if the GL Resort Properties were owned during the entire period for the three months ended March 31 (in thousands, except per share data):

	Quarter Ended March 31,
	2006	2005
Revenue	$435,672	$408,105
(Loss) income from continuing operations	(7,503)	25,630
Net income (loss)	122,910	20,367
Net income per share (basic and diluted)	0.80	0.13
Weighted average shares (basic and diluted)	152,883	152,913
4. Hotel and Resort Properties:
Properties, other than Properties reported as discontinued, consisted of the following (in thousands):

	March 31,	December 31,
	2006	2005
Land	$864,155	$798,012
Building and improvements	3,774,297	3,194,088
Furniture, fixtures and equipment	490,230	385,105

	5,128,682	4,377,205
Less: accumulated depreciation	(467,524)	(420,952)
Construction in progress	58,518	42,569

	$4,719,676	$3,998,822

On January 31, 2006, the Company, through various affiliates, entered into amended and restated management agreements for three of its Properties: Grand Wailea Resort Hotel & Spa; Arizona Biltmore Resort & Spa; and La Quinta Resort & Club (collectively, the “Resorts”) with an affiliate of Hilton Hotels Corporation (“Hilton”) (the “Amended Management Agreements”). The Amended Management Agreements became effective as of February 1, 2006.

The Amended Management Agreements provide, among other things, for reimbursement by Hilton to the Company of certain owner-funded capital improvements at two of the Resorts, up to $20.0 million. Hilton also entered into a separate guaranty agreement with affiliates of the Company providing, among other things, that Hilton guarantee, for a period of three years or until the specified threshold level of $50.0 million is reached, whichever occurs first, payment to the Company, within certain parameters, of the supplemental funds, if any, necessary for the operating performance for each of the Resorts being managed under the Amended Management Agreements to meet the specified threshold levels. As of March 31, 2006, no reimbursement or guarantee amounts had been funded under the Amended Management Agreements.

In addition, pursuant to the arrangements with Hilton, the Resorts have been designated with a new brand introduced by Hilton, “The

CNL HOTELS & RESORTS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED) — CONTINUED
Waldorf=Astoria Collection”, and participate in certain Hilton programs including technology programs, the Hilton HHonors® guest reward program, the Hilton Reservations Worldwide system, eBusiness programs, world-wide sales and marketing programs, and certain other operations support.
5. Investments in Unconsolidated Entities:
The following presents unaudited condensed statements of operations for the Company’s unconsolidated entities for the three months ended March 31, 2006 (in thousands):

	Desert Ridge	CY-
	Resort	SF Hotel	Other Joint
	Partners, LLC	Parent, LP	Ventures***	Total
Revenues	$34,275	$5,359	$2,834	$42,468
Cost of sales	(11,995)	(1,933)	(919)	(14,847)
Expenses	(17,756)	(4,311)	(1,743)	(23,810)

Net income (loss)	$4,524	$(885)	$172	$3,811

Income (loss) allocable to the Company	$1,655	$(426)	$17	$1,246

Other comprehensive loss adjustment allocable to the Company	$490	$—	$—	$490

Company’s ownership interest at end of period	44.00%	48.15%	9.90%
     The following presents unaudited condensed statements of operations for the unconsolidated entities for the three months ended March 31, 2005 (in thousands):

	Desert Ridge
	Resort	WB Resort	CY-
	Partners,	Partners,	SF Hotel	Other Joint
	LLC*	LP**	Parent, LP	Ventures***	Total
Revenues	$33,623	$20,023	$4,258	$2,617	$60,521
Cost of sales	(12,283)	(7,080)	(1,594)	(817)	(21,774)
Expenses	(18,842)	(15,079)	(3,816)	(1,691)	(39,428)

Net income (loss)	$2,498	$(2,136)	$(1,152)	$109	$(681)

Income (loss) allocable to the Company	$1,099	$(1,047)	$(555)	$11	$(492)

Other comprehensive income adjustment allocable to the Company	$715	$—	$—	$—	$715

Company’s ownership interest at end of period	44.00%	49.00%	48.15%	9.90%

*	Desert Ridge Resort Partners, LLC (“DRR LLC”), one of the Company’s unconsolidated entities, owns the JW Marriott Desert Ridge Resort Property. One of the members of DRR LLC is Desert Ridge Resort, Ltd. (“DRR Ltd.”). DRR Ltd. is a limited partnership in which a corporation owned and controlled by the Company’s Chairman of the Board and Director, James M. Seneff, Jr., and the Company’s Vice Chairman of the Board and Director, Robert A. Bourne, is the general partner. The Company owns a 44% interest, DRR Ltd. owns a 45.84% interest and Marriott Hotel Services, Inc. (“MHS”) owns the remaining interest in DRR LLC. DRR Ltd. received cash distributions of $0.7 million during the three months ended March 31, 2006, which represents its pro-rata share of total cash distributions paid by DRR LLC. On April 3, 2006, a wholly-owned subsidiary of the Company entered into separate Purchase and Sale Agreements with each of DRR Ltd. and MHS to purchase DRR Ltd. and MHS’ respective membership interests in DRR LLC. For additional information, please see Note 13, “Subsequent Events.”

**	WB Resort Partners, one of the Company’s unconsolidated entities, owned the Waikiki Beach Marriott Resort Property (the “WBR Property”). One of the limited partners of WB Resort Partners was Waikiki Beach Resort, Ltd. (“WBR Ltd.”). WBR Ltd. was a limited partnership in which a corporation controlled by the Company’s Chairman of the Board and Director, James M. Seneff, Jr., and the Company’s Vice Chairman of the Board and Director, Robert A. Bourne, was the general partner. Such corporation was also the holder of all of the limited partnership interests in WBR Ltd. The Company owned a 48.9% limited partnership interest and a general partnership interest in WB Resort Partners, WBR Ltd. owned a 36% limited partnership interest in WB Resort Partners and Marriott Rewards, Inc. owned the remaining limited partnership interests. Upon its formation in 2001, one of the limited partners of WB Resort Partners, LP, (which is an affiliate of the parent company of the Company’s advisor, CHC), received a loan from Marriott International, Inc. (the ”Limited Partner Loan”), another partner of WB Resort Partners, LP, to make its capital contribution to the partnership to fund the renovations of the WBR Property. On November 7, 2005, WB Resort Partners sold all of its interest in the WBR Property. As a result of the sale, WB Resort Partners distributed the net proceeds among the partners according to the Limited Partnership Agreement. As a result, we received approximately $50.1 million in distributions. In addition, WBR Ltd received a distribution of approximately $36.8 million, of which approximately $32.7 million was utilized to repay the Limited Partner Loan to Marriott in full. Dissolution of the partnership is expected to occur in the second quarter of 2006.

***	For the three months ended March 31, 2006 and 2005, Other Joint Ventures includes the results of operations of CNL Plaza, Ltd. and CNL Plaza Venture, Ltd.
6. Discontinued Operations:
On January 9, 2006, the Company completed the Del Sale. The results of operations for the Hotel Del have been classified as discontinued operations in the accompanying consolidated statements of operations for the three months ended March 31, 2006 and 2005. As a result of the Del Sale and related transactions, net proceeds to the Company were approximately $167 million with a net gain of approximately $133.7 million.
In addition, the results of operations for the 38 Properties sold during 2005 have been

CNL HOTELS & RESORTS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED) — CONTINUED
classified as discontinued operations in the accompanying consolidated statements of operations for the three months ended March 31, 2005.
Results from discontinued operations were as follows (in thousands):

	Three Months
	Ended March 31,
	2006	2005
Revenues	$2,426	$66,983
Expenses	(1,878)	(57,701)
Interest and loan cost amortization	(583)	(12,251)

Loss from discontinued operations	(35)	(2,969)
Gain on sale of assets	133,719	470
Gain on hedge termination	945	––
Loss on extinguishment of debt	(4,296)	(4,206)
Minority interest	1,014	661
Income tax (expense) benefit	(934)	781

	$130,413	$(5,263)

7. Related Party Transactions:
Pursuant to the Company’s advisory agreement effective as of April 1, 2004, between the Company and CNL Hospitality Corp., its advisor (“CHC”) (the “Advisory Agreement”), CHC provides management services relating to the Company’s business, the Properties and, if applicable, any mortgage loans the Company may provide to other hotel and resort operators. Under the terms of this Advisory Agreement, CHC is responsible for assisting the Company in negotiating leases, permanent financing, mortgage loans to other hotel and resort operators and short-term loans or lines of credit; collecting rents and payments on any mortgage financing the Company provides; inspecting the Properties and the tenants’ or managers’ books and records; and responding to tenants’ or managers’ inquiries and notices. CHC also provides the Company with services pertaining to the expansion, renovation, refurbishment, development, and construction of the Company’s Properties (the “PD&C Services”), and with accounting, technical and other administrative services (the “Administrative Services”). In exchange for the management services, CHC is entitled to receive an asset management fee (the “Asset Management Fee”). The Asset Management Fee is calculated monthly as the amount equal to one-twelfth of 0.60 percent of the total amount invested in the Properties, exclusive of Acquisition Fees (as described herein) paid to CHC and acquisition expenses, plus one-twelfth of 0.60 percent of the outstanding principal amount of any mortgage loans made by the Company as of the end of the preceding month. The fees the Company pays CHC for the PD&C Services reflect a negotiated percentage (typically four to five percent) of anticipated project costs and may include an incentive fee based on the amount a project is completed under the anticipated project costs. The fees the Company pays CHC for Administrative Services are predetermined based upon an hourly rate for the specific personnel of CHC or its affiliates performing such services for the Company. For identifying Properties for the Company to acquire, structuring the terms of the acquisition and the TRS leases for the Properties (as applicable) and structuring the terms of any mortgage loans related to the acquisition, CHC receives an acquisition fee (the “Acquisition Fee”), which prior to April 2005 was equal to 4.5 percent of gross proceeds from the Company’s equity offerings and/or loan proceeds from permanent financing that the Company used to acquire such Properties. Pursuant to the terms of an Amended and Restated Renewal Agreement executed by the Company and CHC (as more fully described herein) in December 2005, the Acquisition Fee applicable under the Advisory Agreement for services rendered by CHC was adjusted to 3.0 percent effective as of April 1, 2005. For providing services in connection with the sale of the Company’s Properties, CHC may receive a subordinated disposition fee equal to the lesser of (i) one-half of a competitive real estate commission, as defined in the Advisory Agreement, or (ii) three percent of the sale price of such Properties. The subordinated disposition fee is only paid if the Company’s stockholders have received distributions in excess of a predefined minimum threshold. Certain of the above fees ordinarily paid to CHC were not being paid prior to December 2005, pursuant to the terms of the Original Merger Agreement (as defined below) between the Company and CHC.

On March 31, 2005, the Company entered into an agreement with CHC (the “Renewal Agreement”), with respect to the Advisory Agreement, pursuant to which the Advisory Agreement was renewed for an additional one-year term commencing on April 1, 2005, and ending on March 31, 2006. Pursuant to the terms of the Renewal Agreement, the parties agreed to further review and negotiate the rate of Acquisition Fees under the Advisory Agreement.

On December 30, 2005, the Company and CHC also entered into an amended and restated renewal agreement (the “Amended and Restated Renewal Agreement”), which amended and restated the Renewal Agreement and amended the Advisory Agreement (as so amended, the “Amended Advisory Agreement”). The Amended and Restated Renewal Agreement provides for a reduction in the rate of Acquisition Fees from 4.5% to 3.0%, retroactive to April 1, 2005.

On March 30, 2006, the Company and CHC entered into a Renewal Agreement (the “2006 Renewal”), with respect to the Amended Advisory Agreement, pursuant to which the Amended Advisory Agreement was renewed for a three-month term commencing on April 1, 2006 and terminating on June 30, 2006.

On December 30, 2005, the Company and CHC entered into a payment agreement (the “Payment Agreement”) which provides for certain payments in the aggregate amount of $37 million (the “Payment Amount”) by the Company to CHC in full satisfaction of Acquisition Fees claimed by CHC in the aggregate amount of approximately $82.7 million that were deferred (the “Payable Fees”) pursuant to the terms of the Original Merger Agreement (as defined in “Note 12. CNL Hospitality Corp. Merger and Other Matters.”)

The Payment Agreement provides for the payment to CHC of an aggregate of $37 million as follows: (i) $10 million in cash to CHC, which was paid on December 30, 2005, and (ii) an uncollateralized promissory note made by the Company to CHC in the original principal amount of $27 million, which was issued and delivered (the “Promissory Note”). The Promissory Note requires payment of principal, with any unpaid accrued interest, of $15 million on January 31, 2006, which payment was made, and $12 million on January 31, 2007. Interest accrues under the terms of the Promissory Note at 6% per annum. Pursuant to the Payment Agreement, CHC agreed that (i) the Payment Amount is in full satisfaction and payment of all its rights and interests with respect to the Payable Fees and (ii) there are no other unpaid Acquisition Fees which have been incurred by the Company or earned by CHC on or prior to December 31, 2005, other than the Payable Fees. In addition, under the terms of the Payment Agreement, CHC acknowledged and agreed (i) to irrevocably waive the right to payment

CNL HOTELS & RESORTS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED) — CONTINUED
of all Acquisition Fees and Asset Management Fees (as defined in the Amended Advisory Agreement (defined above) and as enumerated in Section 9(a) of the Amended Advisory Agreement) payable by the Company to CHC under the Amended Advisory Agreement for the period from and including January 1, 2006 through and including June 30, 2006 (collectively, the “Relinquished Fees”) and (ii) that the agreements, covenants and provisions in the Payment Agreement are in full satisfaction and payment of all its rights and interests with respect to the Relinquished Fees. The Payment Agreement also provides (i) that except for the Payment Amount with respect to the Payable Fees and the waiver of the Relinquished Fees, all other advisory fees under the Amended Advisory Agreement incurred by the Company and earned by CHC shall be payable in accordance with the terms and conditions of the Amended Advisory Agreement, (ii) for mutual releases, and (iii) that to the extent that Section 8.13 of the Original Merger Agreement is inconsistent with the terms and conditions of the Payment Agreement, the Payment Agreement shall supersede Section 8.13 of the Original Merger Agreement. The Company has capitalized approximately $23 million of the Payment Amount to the acquisitions applicable to the Payable Fees and $14 million has been treated as prepaid Asset Management Fees which will be recognized ratably over the first six months of 2006. In the three months ended March 31, 2006, the Company recognized approximately $6.5 million of the prepaid Asset Management Fees as Asset Management Fee expense.

On April 3, 2006, the Company entered into an amended and restated agreement and plan of merger with, among others, CHC. For information regarding this agreement and related matters, see Note 12. “CNL Hospitality Corp. Merger and Other Matters.”
8. Income Taxes:
The income tax benefit (expense) consists of the following components (in thousands):

	Three Months
	Ended
	March 31,
	2006	2005
Current:
Federal	$(441)	$(864)
State	(84)	435

	(525)	(429)

Deferred:
Federal	(4)	—
State	(1)	—

	(5)	—

Total income tax benefit (expense)	$(530)	$(429)

The income tax (expense) benefit for each of the years ended March 31 has been allocated as follows (in thousands):

	2006	2005
Continuing operations	$404	$(1,210)
Discontinued operations	(934)	781

Total income tax (expense) benefit	$(530)	$(429)

Valuation allowances are recorded for the majority of the deferred tax assets of substantially all of the Company’s TRS entities because these TRS entities do not have sufficient historical earnings on which to base an estimate of potential future benefit.
9. Indebtedness:
On January 9, 2006, wholly-owned subsidiaries of the Company (the “CMBS Borrowers”) obtained a new $1.525 billion loan (the “New CMBS Loan”) from German American Capital Corporation (“GACC”), an affiliate of Deutsche Bank Securities Inc., with a maturity date of February 1, 2011. Approximately $1.5 billion of the proceeds from the New CMBS Loan were used to pay off the CMBS Borrowers’ previous $1.5 billion CMBS loan (the “Prior CMBS Loan”) which had an initial maturity of September 1, 2007, and had also been originated by GACC. The remaining proceeds were used to pay expenses related to the early extinguishment of the Prior CMBS Loan, including $8.2 million of prepayment penalties, and the closing of the New CMBS Loan. In addition, in connection with paying off the Prior CMBS Loan, the CMBS Borrowers wrote off $20.9 million of unamortized loan costs.

The New CMBS Loan is collateralized by the following Properties – Grand Wailea Resort Hotel & Spa, Arizona Biltmore Resort & Spa, La Quinta Resort & Spa, Claremont Resort & Spa and Doral Golf Resort & Spa, a Marriott Resort. The New CMBS Loan bears monthly interest at (a) 5.57 percent on $1 billion, and (b) one-month LIBOR plus 272.5 basis points on the remaining $525 million. The New CMBS Loan agreement contains restrictive debt covenants similar to those in the Prior CMBS Loan agreement, including ones which require the CMBS Borrowers to (i) maintain a minimum ratio of net operating income to the aggregate sum of debt service, (ii) incur debt only as permitted, (iii) maintain reserve accounts, and (iv) comply with other customary affirmative and negative covenants. The New CMBS Loan has customary default and acceleration provisions.

Pursuant to the New CMBS Loan agreement, the CMBS Borrowers entered into two-year interest rate protection agreements, for a cash payment of $2.3 million, which caps one-month LIBOR at 4.75 percent on the $525 million floating rate portion of the New CMBS Loan. In connection with paying off the Prior CMBS Loan, the CMBS Borrowers terminated the interest rate protection agreements applicable to that loan. Payments of interest only are due monthly on the New CMBS Loan with the entire principal balance due on the anticipated maturity date of February 1, 2011.

In conjunction with the GL Purchase, completed on February 24, 2006 (as described herein), a wholly-owned subsidiary of the Company (the “GL Borrower”) obtained a new $570 million loan (the “GL Loan”) from Wachovia Bank, NA with a maturity date of March 1, 2011. All proceeds from the GL Loan were used to acquire the GL Resort Properties. The GL Loan is collateralized by the two Resort Properties – the JW Marriott and Ritz-Carlton. The GL Loan bears monthly interest at an annual rate of (a) 5.71 percent fixed on $335 million and (b) one-

CNL HOTELS & RESORTS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED) — CONTINUED
month LIBOR plus 2.76 percent (one-month LIBOR was equal to 4.83 percent as of March 31, 2006) on the remaining $235 million.

The GL Loan agreement contains restrictive covenants similar to those in the New CMBS Loan agreements (as set forth therein), including ones which require the GL Borrower to (i) maintain a minimum ratio of net operating income to the aggregate sum of debt service, (ii) incur debt only as permitted, (iii) maintain reserve accounts, and (iv) comply with other customary affirmative and negative covenants. The GL Loan has customary default and acceleration provisions.

Pursuant to the GL Loan agreement, the GL Borrower entered into a two-year interest rate protection agreement, for a cash payment of $1.2 million, which caps one-month LIBOR at 5.00 percent on the $235 million floating rate portion of the GL Loan.

Certain of the Company’s loan agreements contain net worth or debt service coverage ratio requirements. Violation of these covenants could potentially trigger penalties, including increased interest rates and cash management arrangements whereby the lenders or their designated loan servicers capture operating cash from the collateral Properties and administer the payment of property taxes, insurance, debt service and expenditures for other obligations. Other covenants restrict the Company’s ability to borrow money, pay distributions on or repurchase capital stock, make investments and sell assets or enter into mergers or acquisitions. The Company was in compliance with these covenants as of March 31, 2006.

Total indebtedness of the Company, excluding mortgages related to assets held for sale consisted of the following (in thousands):

	March 31,	December 31,
	2006	2005
Mortgages payable	$3,171,549	$2,580,079
Revolving credit facility	35,000	––
Tax incremental financing note	7,783	7,783

Indebtedness collateralized by Properties	3,214,332	2,587,862
Unsecured notes	8,062	11,592

	$3,222,394	$2,599,454

The following is a schedule of principal maturities for all long-term borrowings at March 31, 2006, assuming various extensions available at the Company’s option are utilized and other conditions precedent for such extensions are met (in thousands):

2006	$126,921
2007	176,004
2008	248,058
2009	795,833
2010	233,300
Thereafter	1,642,278

$3,222,394

10. Derivative Instruments:
As of March 31, 2006, derivatives with a fair value of $5.7 million were included in other assets in the accompanying unaudited condensed consolidated balance sheet. The change in net unrealized gains of $1.4 million for the three months ended March 31, 2006 for the aforementioned derivatives designated as cash flow hedges is separately disclosed in the statement of changes in stockholders’ equity and comprehensive income (loss). Additionally, the Company does not use derivatives for trading or speculative purposes and currently does not have any derivatives that are not designated as hedges.
11. Commitments and Contingencies:
On August 16, 2004, a stockholder filed a complaint in the United States District Court for the Middle District of Florida (the “Class Action Lawsuit”) against, among others, the Company, CHC, certain affiliates of the Company and of CHC, and certain Directors and officers, including James M. Seneff, Jr., Robert A. Bourne, Thomas J. Hutchison III, John A. Griswold, Craig M. McAllaster and Robert E. Parsons, Jr. (the “Defendant Directors”). Reference is made to Note 19. “Commitments and Contingencies” in the Notes to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 31, 2006, for a description of and developments related to the Class Action Lawsuit, which is incorporated herein by reference. Since December 31, 2005, the following material developments have occurred with respect to the Class Action Lawsuit:

On February 6, 2006, the Company and the other defendants executed a non-binding Memorandum of Understanding (“MOU”), which sets forth the general terms of an agreement in principle for the settlement of the Class Action Lawsuit. The MOU assumed that a merger agreement would be executed in accordance with a term sheet, dated December 5, 2005. On March 13, 2006, plaintiffs’ counsel confirmed that they had completed the discovery that was conducted to verify the settlement was reasonable, and the parties informed the Court of the terms of the MOU and the parties’ intention for the settlement to be documented by a stipulation of settlement. On March 16, 2006, the terms of the MOU and the settlement were approved by the Special Litigation Committee of the Board, which is comprised of the three non-defendant members of the Board.

On April 3, 2006, after execution of the Amended Merger Agreement (as defined below), counsel for the Company, CHC, CNL Securities Corp. (“CSC”), and certain of the Company’s current and former directors and officers, including Messrs. Seneff, Bourne, Hutchison, Griswold, McAllaster, Parsons, Adams, and Dustin, executed a stipulation of settlement (the “Stipulation”), consistent with the terms of the MOU, which sets forth the terms of an agreement for the settlement of the Class Action Lawsuit. Under the terms of the Stipulation, subject to Court approval, two settlement classes will be certified (i) a class of all persons who purchased or otherwise acquired the Company’s securities issued or offered pursuant to or by means of the Company’s registration statements and/or prospectuses between August 16, 2001 and August 16, 2004, inclusive (the “Purchaser Class”), and (ii) a class of all persons who were entitled to vote on the proposals presented in the proxy statement filed by the Company, dated June 21, 2004, as amended or supplemented by the additional proxy solicitation materials

CNL HOTELS & RESORTS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED) — CONTINUED
filed on July 7, July 8 and July 20, 2004 (the “Proxy Class”). The Company and the other defendants have denied and continue to deny liability or any act of negligence or misconduct, but in exchange for a release and resolution of the Class Action Lawsuit, the Company and the other defendants have agreed to settle the Class Action Lawsuit.

Under the terms of the Stipulation, in connection with the Purchaser Class claims, the Company will pay a total of $35 million, consisting of $3.7 million to be paid by January 15, 2007, $15.65 million to be paid by January 15, 2008, and $15.65 million to be paid by January 15, 2009, which payments will be deposited into a settlement fund account to be administered by plaintiffs’ counsel. Plaintiffs’ counsel will seek a fee with respect to the Purchaser Class equal to 25 percent of all amounts paid by the Company into the settlement fund account, totaling approximately $8.75 million, plus expenses. The proceeds in the settlement fund, plus any applicable interest, less approved fees and expenses will be distributed to stockholders who are members of the Purchaser Class. In connection with the Proxy Class and derivative claims, the Company and the other defendants who were its directors during the negotiation and execution of the Amended Merger Agreement, the Amended and Restated Renewal Agreement, and the Payment Agreement (collectively, the “New Agreements”) have acknowledged that the Class Action Lawsuit was among the material factors taken into account in connection with the terms of the New Agreements. As required by the terms of the Stipulation, the Company also provided plaintiffs’ counsel with an opportunity to review and comment on its proxy statement relating to a special meeting of the Company’s stockholders and all related materials for the purposes of compliance with all applicable securities and corporate fiduciary laws, rules, and regulations. In addition, as a part of the settlement of the Class Action Lawsuit, the Company will adopt or maintain certain corporate governance measures, including (i) a mechanism for a committee of the Board comprised solely of three Independent Directors to review and approve any proposal by the Company to its stockholders to approve an amendment to the Charter to extend the date specified in the Charter by which the Company must commence an orderly liquidation (and that any final evaluation by the advisor to such directors be provided to plaintiffs’ counsel for review), and (ii) the maintenance of a committee of the Board, consisting solely of directors who do not have a financial interest in the transaction being considered, to review and approve all related-party transactions. Plaintiffs’ counsel will seek a fee and a portion of reimbursable expenses with respect to the Proxy Class and derivative claims in the amount of $5.5 million which the Company has agreed to pay as part of the settlement.

The Special Litigation Committee of the Board has determined that (i) the settlement is advisable and in the Company’s best interest and approved the settlement and the implementation of its terms, and (ii) under the indemnification agreements with the Defendant Directors and under the Advisory Agreement, the Defendant Directors and CHC would be entitled to indemnification in connection with the Class Action Lawsuit and that the Company should not seek contribution or reimbursement of advanced expenses from these parties in connection with the Class Action Lawsuit.

Under the terms of the Stipulation, the named plaintiffs in the Class Action Lawsuit and their legal counsel have agreed to fully support stockholder approval of the Amended Merger and associated charter amendments as being fair and reasonable, and in the best interests of the Company and its stockholders.

By Order dated April 21, 2006, the Court preliminarily approved the fairness of the settlement of the Class Action Lawsuit for the limited purpose of permitting notice to be mailed to the class of the proposed settlement and the fact that the Court will hold a hearing on July 26, 2006 to determine whether the proposed settlement should be considered by the Court as fair, reasonable and adequate, and to consider the fee and expense application of the Plaintiffs’ attorneys.

The Company accrued $34.2 million as of December 31, 2005, representing the present value of the total settlement estimate of $40.5 million, and recognized the related charge as an expense for litigation settlement in its statement of operations for the year ended December 31, 2005. During the quarter ended March 31, 2006, the Company recognized approximately $0.7 million in interest expense pertaining to the accrued liability.

On March 13, 2006, the Company filed a lawsuit against Twin City Fire Insurance Company, Houston Casualty Company and Landmark American Insurance Company for declaratory judgment, breach of contract, attorneys’ fees and other relief (the “D&O Action”) under three Directors, Officers and Company liability insurance policies issued to the Company (collectively, the “Insurance Policies”) with stated aggregate limits of $30 million. The Company’s D&O Action seeks, among other things, reimbursement of its costs incurred in connection with the Class Action Lawsuit, including defense costs, and payments contemplated by the Stipulation, to the fullest extent of the Insurance Policies and as otherwise permitted by law. There can be no assurance that the Company will prevail in the D&O Action.

On August 26, 2002, Carmel Valley, LLC filed a lawsuit against one of the Company’s subsidiaries, RFS Partnership, LP and certain of its subsidiaries, in the Superior Court of the State of California, for the County of San Diego. In April 2004, the Court granted our motion for summary judgment and dismissed all claims against the Company. Carmel Valley appealed and in January 2006 the appellate court reversed the summary judgment ruling in the Company’s favor and remanded the matter back to the trial court. While the Company continues to dispute that Carmel Valley suffered any damages in this case, to avoid further litigation expenses and to finally resolve the matter, in May 2006, the Company reached an agreement with Carmel Valley to settle all of its claims against the Company for a non-material amount. In exchange for the Company’s payment, Carmel Valley will provide the Company with a full and complete release of all pending and possible claims related to this matter.

Lawsuits (and related appeals), claims and other legal or regulatory proceedings have been or may be instituted or asserted against the Company pertaining to its operations, offerings, unrecognized preacquisition contingencies and in the ordinary course of the Company’s business activities. Although the results of existing claims or litigation (and related appeals) cannot be predicted with certainty, the Company believes that the disposition of matters that are pending or asserted will not have a material adverse effect on its financial position, results of operations or liquidity.

As of March 31, 2006, the Company had commitments to fund furniture, fixture and equipment replacements and capital improvements of its Properties. The Company also is committed to fund its pro rata share of working capital shortfalls and construction commitments for its consolidated and unconsolidated entities, if shortfalls arise.

During the remainder of 2006, the Company expects to spend $52.6 million for renewal and replacement expenditures, which is expected to be funded from capital reserves that the Company currently has set aside for such purposes, and $106.7 million for capital expenditures

CNL HOTELS & RESORTS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED) — CONTINUED
including projects to reposition, expand or upgrade Properties, which is expected to be funded from operations and/or long-term borrowings. Significant capital expenditure projects that are planned or currently in-progress for 2006 include a new spa at The Arizona Biltmore in Phoenix, a new signature pool at La Quinta Resort & Club in Palm Springs, California, and a new ballroom at each of the following Properties: the Doral Golf Resort & Spa in Miami, The Ritz-Carlton Orlando and the JW Marriott Desert Ridge Resort & Spa in Phoenix.

As of March 31, 2006, the Company was not able to redeem, pursuant to its Amended and Restated Redemption Plan (the “Redemption Plan”), all of the shares for which redemption requests were submitted during such quarter. As of May 8, 2006, there was a total of approximately 7.9 million shares of common stock, or approximately $149.6 million, using the share price of $19.00 (applicable for such redemption under the Redemption Plan), which had been submitted by stockholders for redemption through the first quarter of 2006 and are now being held for redemption in future quarters. The Company redeems shares presented for redemption pursuant to the Redemption Plan, in part, based upon the timing of the redemptions requested and the amount raised under its Amended and Restated Distribution Reinvestment Plan (the “DRP”). The DRP may be terminated at anytime by the Company. In the quarterly period ended March 31, 2006, funds received from the DRP totaled $9.5 million, all of which were utilized to honor redemption requests.
12. CNL Hospitality Corp. Merger and Other Matters:
Original Merger Agreement

In April 2004, the Company entered into a merger agreement with, among others, CHC, as amended as of June 17, 2004 (the “Original Merger Agreement”). The Original Merger Agreement provided for the merger of CHC into a wholly-owned subsidiary of the Company (the “Original Merger”) and was approved by the Company’s stockholders at its 2004 Annual Meeting of Stockholders. Completion of the Original Merger was subject to the satisfaction or waiver, where permissible, of a number of conditions, some of which can no longer be fulfilled and would require waivers. Under the terms of the Original Merger Agreement, either party may have terminated the Original Merger Agreement, although neither party did so. The Original Merger Agreement provided that during the period from the execution of the Original Merger Agreement, April 29, 2004, until the earlier of (i) the Original Merger becoming effective or (ii) the Original Merger Agreement being terminated, CHC would earn and be paid the following fees: (a) monthly Asset Management Fees as described above and (b) development fees earned by CHC or its subsidiaries in the ordinary course of business. Additionally, CHC would continue to be reimbursed for expenses incurred in the ordinary course of business in accordance with the terms of the Advisory Agreement, including but not limited to, accounting fees. Under the Original Merger Agreement, CHC was not entitled to receive any other fees from the Company to which it otherwise would have been entitled under the Advisory Agreement.

Amended and Restated Merger Agreement

On April 3, 2006, the Company entered into an amended and restated agreement and plan of merger with CHC, CREG, Five Arrows Realty Securities II L.L.C. (“Five Arrows”), the other stockholders of CHC identified therein, CNL Hotels & Resorts Acquisition, LLC (“Acquisition Sub”), CNL Hospitality Properties Acquisition Corp., and CFG (the “Amended Merger Agreement”). The Company’s Board of Directors approved the Amended Merger Agreement after receiving the recommendation of a special committee comprised of three of its independent directors. Pursuant to the Amended Merger Agreement, CHC will merge with and into Acquisition Sub, all of the membership interests of which are owned by us (the “Amended Merger”), and the separate corporate existence of CHC will cease. The Amended Merger Agreement amends and restates the Original Merger Agreement.

Upon the closing of the Amended Merger (the “Closing”), all of the outstanding shares of capital stock of CHC (the “CHC Shares”) will be converted into the right to receive 3.6 million of the Company’s shares of common stock, which total number of shares was calculated by dividing $72.0 million by the Per Share Price (as defined in the Amended Merger Agreement), and the CHC Shares shall thereupon cease to be outstanding and shall be canceled, retired and cease to exist. In addition, at the Closing, (i) if the closing date is on or before June 30, 2006, the Company will assume and repay a note issued by CHC to Five Arrows, which as of March 31, 2006 had an outstanding principal balance of approximately $7.9 million (the “Five Arrows Note”), or (ii) if the closing date is after June 30, 2006, the Company will assume and repay a loan in the principal amount of $7.625 million, to be made by CREG or its affiliate to CHC, solely to enable CHC to pay the final principal installment under the Five Arrows Note due on June 30, 2006. Upon consummation of the Amended Merger, the surviving company, as the successor to CHC, will be a wholly-owned subsidiary of the Company, and CHC’s officers and other employees will become the Company’s employees. If the Amended Merger is consummated, the Advisory Agreement between the Company and CHC will be terminated and the Company will become self-advised.

The Company and CHC, among others, have made representations, warranties and covenants in the Amended Merger Agreement. Consummation of the Amended Merger is subject to a number of closing conditions, including, among others, (i) approval of the Amended Merger by the Company’s stockholders, (ii) the approval by the Company’s stockholders, and the filing of certain amendments to the Company’s charter, (iii) receipt of certain consents and approvals, and (iv) receipt of certain legal opinions from counsel to the Company and CHC. The Amended Merger Agreement may be terminated at any time prior to the effective time of the Amended Merger, including before or after approval of the Amended Merger and the Amended Merger Agreement by the Company’s stockholders, by mutual consent of the Company and CHC or by the Company or CHC, in certain circumstances. The Amended Merger Agreement also may be terminated after December 31, 2006 if the Amended Merger shall not have been consummated by such date.

Certain of the Company’s Officers and Directors and their respective affiliates collectively own, directly or indirectly, an aggregate of 90% of the outstanding capital stock of CHC and will receive, directly or indirectly, an aggregate of 3.24 million of the Company’s common shares in the Amended Merger. Mr. Seneff, Jr., jointly with his wife, has ownership and voting control of CNL Holdings, Inc., the parent company of CFG, which, in turn, wholly owns CREG, the owner of approximately 53.6% of the outstanding shares of common stock of CHC. Mr. Seneff also directly owns an additional approximately 7.5% of the outstanding shares of common stock of CHC. As a result of his direct and indirect holdings in CHC, Mr. Seneff will be entitled to receive approximately 2.2 million shares of the Company’s common stock in the Amended Merger. In addition, Mr. Bourne owns directly approximately 13.34% of the outstanding shares of common stock of CHC, which shares will entitle Mr. Bourne to receive approximately 480,240 shares of the Company’s common stock in the Amended Merger. Messrs. Hutchison, Griswold, Strickland, Verbaas, and Bloom, Officers of the Company and of CHC, own an aggregate of approximately 15.6% of the outstanding shares of common stock of CHC, which, in connection with the Amended Merger, will entitle them to receive an

CNL HOTELS & RESORTS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED) — CONTINUED
aggregate of approximately 559,440 shares of the Company’s common stock. As of the date of this filing, CHC owns 10,000 common shares of the Company, and a company owned and controlled by Messrs. Seneff and Bourne owns 12,500 common shares of the Company. As part of the closing of the Amended Merger, the Company will enter into a registration rights agreement with the stockholders of CHC, which will require the Company to register, in certain instances, its common shares that CHC’s stockholders received in the Amended Merger.

On March 30, 2006, the Company and CHC entered into the 2006 Renewal with respect to the Amended Advisory Agreement, pursuant to which the Amended Advisory Agreement was renewed for a three-month term commencing on April 1, 2006 and terminating on June 30, 2006. For additional information see “Note 7. Related Party Transactions.”

Employment Agreements

On April 3, 2006, the Company entered into employment agreements with the following Officers of CHC: Messrs. Hutchison; Griswold; Strickland; and Bloom (the “Employment Agreements”). Previously, each individual was employed by the CHC and no one other than Mr. Griswold had any written employment agreement with CHC. While the Employment Agreements provide for annual salaries substantially the same as such individuals are currently paid by CHC, the Employment Agreements contain other benefits that may differ from existing employment arrangements. In particular, the Employment Agreements provide that each such individual will be eligible for an annual bonus of up to amounts ranging from 50 percent to 200 percent of his then-current annual salary, which may give rise to the payment of bonuses higher than such individuals would receive in the absence of a written employment agreement. Further, such Officers own an aggregate of approximately 15 percent of the outstanding shares of CHC Common Stock which, in connection with the Amended Merger, will entitle them to receive an aggregate of approximately 540,000 of our common shares. Each such executive will also receive certain stock units that will vest in four equal installments on December 31, 2006, December 31, 2007, December 31, 2008, and December 31, 2009 if he remains in service with the Company. In addition, each such executive will be granted certain stock units, which shall be subject to vesting based on the achievement of certain performance criteria. Each of such persons are currently Officers of the Company and each has agreed to continue to serve as an officer of the Company, effective as of the Effective Time (as defined in the Amended Merger Agreement) of the Amended Merger. These agreements will become effective only if the Amended Merger is consummated.

Each of the Employment Agreements includes covenants protecting the Company’s confidential information and intellectual property. The Employment Agreements also contain covenants regarding non-solicitation and non-competition. Each of the Employment Agreements resulted from an arms-length negotiation between the Company and the Officer.

For additional disclosure regarding the employment agreements reference is made to “Item 13. Certain Relationships and Related Transactions – Employment Agreements,” which was included in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2005, and incorporated herein by reference.
13. Subsequent Events:
On April 21, 2006, the Company amended Article VII, Section 7.1 of its Charter increasing the total number of shares of capital stock which the Company is authorized to issue to 3.675 billion (3,675,000,000) shares, consisting of 3 billion common shares, $0.01 par value per share (as described in Section 7.2(b) of the Charter), 75 million preferred shares, $0.01 par value per share (as described in Section 7.3 of the Charter) and 600 million excess shares, $0.01 par value per share (as described in Section 7.7 of the Charter) (the “Excess Shares”). Of the 600 million Excess Shares, 585 million are issuable in exchange for common shares and 15 million are issuable in exchange for preferred shares.

On April 3, 2006, a consolidated partnership in which the Company owns a 70 percent interest (the “Hilton 1 Partnership”) obtained a $120 million loan (the “Hilton 1 Loan”) from The Prudential Insurance Company of America (“Prudential”). The Hilton 1 Partnership owns four hotels located in Miami, FL, Costa Mesa, CA, Auburn Hills, MI and Portland, OR.

Approximately $96.5 million of the loan proceeds were used to refinance the existing debt of the Hilton 1 Partnership and to pay costs associated with the Hilton 1 Loan. The Hilton 1 Partnership distributed the remaining proceeds to the Company as a return of capital.

The Hilton 1 Loan bears interest at a fixed rate of 5.47 percent per annum and requires monthly payments of principal and interest based upon a 25-year amortization through maturity, with a balloon payment for the remaining balance due on April 1, 2011. The Hilton 1 Loan is collateralized by the four Properties and contains restrictive covenants, as set forth in the Hilton 1 Loan agreement, which require the Hilton 1 Partnership to (i) maintain a minimum ratio of net operating income to the aggregate sum of debt service, (ii) incur debt only as permitted, (iii) maintain reserve accounts, and (iv) comply with other customary affirmative and negative covenants. The Hilton 1 Loan also contains customary default provisions.

On April 3, 2006, a subsidiary of the Company entered into separate Purchase and Sale Agreements (the “Purchase Agreements”) with each of DRR Ltd. and MHS to purchase DRR Ltd.’s 45.84% membership interest (the “DRR Ltd. Purchase Agreement”) and MHS’ 10.16% membership interest (the “MHS Purchase Agreement”) (collectively, the “Transactions”) in DRR LLC, which owns the JW Marriott Desert Ridge Resort & Spa located in Phoenix, Arizona (the “DRR Resort”). The Company currently owns the remaining 44% membership interest in DRR LLC.

Under the Purchase Agreements, the Company has agreed to pay DRR Ltd. $53,449,440 and MHS $11,846,500 in cash, for an aggregate cash purchase price of approximately $65,295,940, plus closing price adjustments relating to working capital and cash flow of the DRR Resort before closing (the “Total Payment”). In the event the Company was unable to obtain certain required consents from, among others, certain lenders and, in the case of the DRR Ltd. Purchase Agreement, the manager of the DRR Resort, within fifteen days after the date of the Purchase Agreements, the Company had the option of terminating the Purchase Agreements (and MHS had the option of terminating the MHS Purchase Agreement), or proceeding with the Transactions by depositing an aggregate of $488,000 with an escrow agent (the “Deposits”). No party exercised its right to terminate the Purchase Agreements and the Company lodged the Deposits as required by the Purchase Agreements. If the closing of the Transactions occurs, the Deposits will be applied against the Total Payment. The Deposits were made on April 20, 2006.

CNL HOTELS & RESORTS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED) — CONTINUED
The consummation of the Transactions is conditioned on the simultaneous closing of the Purchase Agreements and customary closing conditions. The closing of the DRR Ltd. Purchase Agreement also is conditioned upon the approval by the equity holders of DRR Ltd. and the receipt by DRR Ltd. of a fairness opinion, to the effect that the Closing Payment (as defined in the DRR Ltd. Purchase Agreement) is fair from a financial point of view to DRR Ltd., both of which had been received as of the date of this filing. The closing of the MHS Purchase Agreement is also conditioned upon receipt from DRR LLC’s existing lenders of releases of MHS from liability under certain guaranties and indemnities (which condition may be waived by MHS, in which event Purchaser shall indemnify MHS against liability under such guaranties and indemnities). The Purchase Agreements contemplate the closing of the Transactions to occur within ninety days after the date of the Purchase Agreements, unless extended. There can be no assurance that the conditions to closing the Transactions will be met, or if met, that the closing of the Transactions will occur.

On April 3, 2006, the Company entered into the Amended Merger Agreement. For additional information see “Note 12. CNL Hospitality Corp. Merger and Other Matters.”

On April 28, 2006, the Company completed the sale of its two Wyndham hotels to an affiliate of The Blackstone Group for $42.5 million, resulting in an estimated net gain of approximately $4 million. The two properties—Wyndham Denver Tech Center (Denver) and Wyndham Billerica (Billerica, Mass.)—were previously leased by the Company to an affiliate of The Blackstone Group. The Company intends to use the net proceeds from the sale primarily to consummate the Transactions related to the acquisition of the DRR Resort and for other general corporate purposes.

In April 2006, the Compensation Committee approved a modification of the stock compensation paid to the Independent Directors whereby 500 shares will be granted to each Independent Director per quarter.

Report of Independent Registered Certified Public Accounting Firm
To the Board of Directors and Stockholders of CNL Hotels & Resorts, Inc.:
In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of CNL Hotels & Resorts, Inc. at December 31, 2005 and December 31, 2004, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedules listed in the accompanying index present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
/s/ PricewaterhouseCoopers LLP
Orlando, Florida
March 24, 2006

CNL HOTELS & RESORTS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	December 31,
	2005	2004
ASSETS
Hotel and resort properties, net	$3,998,822	$4,079,844
Investments in unconsolidated entities	—	10,248
Assets held for sale	425,633	973,857
Cash and cash equivalents	83,307	99,135
Restricted cash	113,981	137,161
Receivables, net	88,625	76,893
Goodwill	513,132	491,791
Intangible assets, net	336,723	347,265
Prepaid expenses and other assets	99,169	55,783
Loan costs, less accumulated amortization of $38,960 and $17,205, respectively	29,390	45,068

Total assets	$5,688,782	$6,317,045

LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgages and other notes payable	2,599,454	2,878,583
Liabilities associated with assets held for sale	418,957	663,832
Accounts payable and accrued expenses	175,026	166,880
Accrued litigation settlement	34,151	—
Other liabilities	25,552	28,839
Distributions and losses in excess of investments in unconsolidated entities	2,600	—
Due to related parties	27,000	5,885
Member deposits	229,809	214,246

Total liabilities	3,512,549	3,958,265

Commitments and contingencies

Minority interests	114,860	148,825

Stockholders’ equity:
Preferred stock, without par value. Authorized and unissued 1,500 shares	—	—
Excess shares, $.01 par value per share. Authorized and unissued 31,500 shares	—	—
Common stock, $.01 par value per share. Authorized 225,000 shares; issued 158,417 and 156,167 shares, respectively; outstanding 152,882 and 152,913 shares, respectively	1,530	1,531
Capital in excess of par value	2,743,073	2,740,430
Accumulated distributions in excess of net income	(689,022)	(527,790)
Accumulated other comprehensive income (loss)	5,792	(4,216)

Total stockholders’ equity	2,061,373	2,209,955

Total liabilities and stockholders’ equity	$5,688,782	$6,317,045

See accompanying notes to consolidated financial statements.

CNL HOTELS & RESORTS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Year Ended December 31,
	2005	2004	2003
Revenues:
Room	$795,447	$630,857	$301,593
Food and beverage	343,121	263,517	92,064
Other hotel and resort operating departments	190,683	138,891	25,441
Rental income from operating leases	16,741	24,650	25,024
Other income	2,522	3,598	3,975

	1,348,514	1,061,513	448,097

Expenses:
Room	188,970	153,132	71,676
Food and beverage	234,588	191,203	70,801
Other hotel and resort operating departments	116,026	88,091	16,429
Property operations	246,207	206,353	95,925
Repairs and maintenance	57,147	46,365	21,538
Hotel and resort management fees	40,282	26,047	11,068
Sales and marketing	80,752	66,902	30,381
Credit enhancement funding	(2,057)	(23,006)	(18,840)
General operating and administrative	26,130	23,668	7,937
Litigation settlement	34,151	—	—
State and local taxes	6,700	5,633	2,042
Asset management fees to related party	27,868	26,505	12,782
Depreciation and amortization	182,995	145,872	62,102

	1,239,759	956,765	383,841

Operating profit	108,755	104,748	64,256

Interest income	4,077	2,512	1,781
Interest and loan cost amortization	(192,355)	(153,103)	(59,056)
Gain on sale of common stock	––	9,268	––
Impairment of equity method investment	––	(1,275)	––
(Loss) gain on hedge termination	(1,139)	3,511	––
Transaction costs	(5,458)	(11,521)	(154)
Loss on extinguishment of debt	(2,190)	(17,877)	––

(Loss) income before equity in losses of unconsolidated entities, minority interests and (expense) benefit from income taxes	(88,310)	(63,737)	6,827
Equity in earnings (losses) of unconsolidated entities	32,775	(18,469)	(23,970)
Minority interests	(5,517)	(3,311)	960

Loss from continuing operations before (expense) benefit from income taxes	(61,052)	(85,517)	(16,183)
Benefit (expense) from income taxes	2,965	(27,442)	(262)

Loss from continuing operations	(58,087)	(112,959)	(16,445)
Income from discontinued operations	64,987	25,846	22,438

Net income (loss)	$6,900	$(87,113)	$5,993

(Loss) earnings per share of common stock (basic and diluted):
Continuing operations	$(0.38)	$(0.76)	$(0.19)
Discontinued operations	0.43	0.17	0.26

	$0.05	$(0.59)	$0.07

Weighted average number of shares of common stock outstanding:
Basic and diluted	152,874	148,059	86,225

See accompanying notes to consolidated financial statements.

CNL HOTELS & RESORTS, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY AND OTHER COMPREHENSIVE INCOME/(LOSS)
Years Ended December 31, 2005, 2004 and 2003 (in thousands, except per share data)

				Accumulated	Accumulated
	Common Stock		Capital in	distributions in	other
	Number of		excess of	excess of net	comprehensive		Comprehensive
	shares	Par value	par value	earnings (loss)	loss	Total	income/(loss)
Balance at December 31, 2002	63,004	$630	$1,116,375	$(98,366)	$(4,316)	$1,014,323

Subscriptions received for common stock through public offerings and distribution reinvestment plan	58,475	586	1,168,910	—	—	1,169,496

Retirement of common stock	(358)	(4)	(6,587)	—	—	(6,591)

Stock issuance costs	—	—	(113,211)	—	—	(113,211)

Net income	—	—	—	5,993	—	5,993	$5,993

Current period adjustments to recognize value of cash flow hedges	—	—	—	—	554	554	554

Current period adjustment to recognize change in value of foreign operations investment hedge	—	—	—	—	(791)	(791)	(791)

Translation adjustment from foreign operations	—	—	—	—	929	929	929

Total comprehensive income	—	—	—	—	—	—	$6,685

Distributions declared and paid ($1.55 per share)	—	—	—	(129,961)	—	(129,961)

Balance at December 31, 2003	121,121	$1,212	$2,165,487	$(222,334)	$(3,624)	$1,940,741

See accompanying notes to consolidated financial statements.

CNL HOTELS & RESORTS, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY AND OTHER COMPREHENSIVE INCOME/(LOSS)
Years Ended December 31, 2005, 2004 and 2003 (in thousands, except per share data)

				Accumulated	Accumulated
	Common Stock		Capital in	distributions in	other
	Number of		excess of par	excess of net	comprehensive		Comprehensive
	shares	Par value	value	earnings (loss)	loss	Total	income/(loss)
Balance at December 31, 2003	121,121	$1,212	$2,165,487	$(222,334)	$(3,624)	$1,940,741

Subscriptions received for common stock through public offerings and distribution reinvestment plan	33,061	331	658,247	—	—	658,578

Issuance of common stock (to Board of Directors)	38	1	749	—	—	750

Retirement of common stock	(1,307)	(13)	(24,623)	—	—	(24,636)

Stock issuance costs	—	—	(59,430)	—	—	(59,430)

Net loss	—	—	—	(87,113)	—	(87,113)	$(87,113)

Current period adjustment to recognize change in value of cash flow hedges	—	—	—	—	(2,864)	(2,864)	(2,864)

Current period adjustment to recognize change in value of foreign operations investment hedge	—	—	—	—	768	768	768

Translation adjustment from foreign operations	—	—	—	—	1,504	1,504	1,504

Total comprehensive loss	—	—	—	—	—	—	$(87,705)

Distributions declared and paid ($1.49 per share)	—	—	—	(218,343)	—	(218,343)

Balance at December 31, 2004	152,913	$1,531	$2,740,430	$(527,790)	$(4,216)	$2,209,955

See accompanying notes to consolidated financial statements.

CNL HOTELS & RESORTS, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY AND OTHER COMPREHENSIVE INCOME/(LOSS)
Years Ended December 31, 2005, 2004 and 2003 (in thousands, except per share data)

				Accumulated
				distributions in	Accumulated
	Common Stock		Capital in	excess of	other
	Number of	Par	excess of	net earnings	comprehensive		Comprehensive
	shares	value	par value	(loss)	income (loss)	Total	income/(loss)
Balance at December 31, 2004	152,913	$1,531	$2,740,430	$(527,790)	$(4,216)	$2,209,955

Subscriptions received for common stock through public offerings and distribution reinvestment plan	2,243	22	43,319	—	—	43,341

Issuance of common stock (to Board of Directors)	7	—	140	—	—	140

Retirement of common stock	(2,281)	(23)	(43,313)			(43,336)

Stock issuance cost refund	—	—	2,497	—	—	2,497

Net income	—	—	—	6,900	—	6,900	$6,900

Current period adjustment to recognize change in value of cash flow hedges	—	—	—	—	8,346	8,346	8,346

Current period adjustment to recognize change in value of foreign operations investment hedge	—	—	—	—	(7)	(7)	(7)

Translation adjustment from foreign operations	—	—	—	—	1,669	1,669	1,669

Total comprehensive income							$16,908

Distributions declared and paid ($1.10 per share)	—	—	—	(168,132)	—	(168,132)

Balance at December 31, 2005	152,882	$1,530	$2,743,073	$(689,022)	$5,792	$2,061,373

See accompanying notes to consolidated financial statements.

CNL HOTELS & RESORTS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)

	Years Ended December 31,
	2005	2004	2003
Cash flows from operating activities:
Net earnings (loss)	$6,900	$(87,113)	$5,993
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	195,607	174,214	76,714
Amortization	27,056	18,888	3,337
Equity in (income) losses from investments in unconsolidated entities, net of distributions	(24,925)	22,552	33,070
Loss on impairments	344	7,193	—
Gain on sale of common stock	—	(9,268)	—
Gain on lease terminations	(924)	—	—
Gain on hedge termination	—	(3,511)	—
Gain on sale of hotel properties	(67,321)	(645)	—
Loss on extinguishment of debt	9,321	1,707	—
Loss on hedge termination	1,139	—	—
Minority interest	7,199	8,403	(778)
Changes in operating assets and liabilities, net of effects of business acquisitions:
Receivables	(4,677)	17,204	(33,298)
Prepaid expenses and other assets	(14,357)	11,741	(1,543)
Deferred tax asset	—	25,828	(1,321)
Accounts payable and accrued expenses	6,961	12,749	17,182
Accrued litigation expense	34,151	—	—
Due to related parties	(5,885)	(5,685)	9,065
Other liabilities	(16,340)	2,910	4,466
Member deposits	15,564	16,574	—

Net cash provided by operating activities	169,813	213,741	112,887

Cash flows from investing activities:
Cash paid in connection with acquisitions and capital expenditures	(108,559)	(118,213)	(1,307,313)
KSL Acquisition	—	(1,426,309)	—
RFS Acquisition	—	—	(450,350)
Investment in unconsolidated entities	—	(2,192)	(727)
Sale of investment in equity securities	—	28,295	—
Proceeds from sale of hotel and resort Properties	595,300	16,810	—
Distribution from unconsolidated entity related to sales proceeds	47,529	—	—
Deposit on property and other investments	(16,725)	—	(24,985)
Decrease (increase) in restricted cash	8,062	(37,778)	(29,241)
Increase in other assets	(400)	(37,655)	(81,996)

Net cash provided by (used in) investing activities	525,207	(1,577,042)	(1,894,612)

See accompanying notes to consolidated financial statements.

CNL HOTELS & RESORTS, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS — CONTINUED
(in thousands)

	Years Ended December 31,
	2005	2004	2003
Cash flows from financing activities:
Net repayments from borrowings on lines of credit	$—	$(24,073)	$(6)
Payment of loan costs	(8,004)	(43,979)	(9,751)
Proceeds from mortgage loans	400,000	1,922,508	866,912
Net payment to acquire/terminate cash flow hedges	(3,020)	(4,899)	—
Principal payments on mortgage loans	(903,980)	(802,812)	(4,730)
Proceeds from other notes payable, net of repayments	—	(63,593)	(2,533)
Payment of capital lease obligation	(772)	(1,823)	—
Subscriptions received from stockholders	43,481	658,578	1,169,496
Distributions to stockholders	(168,132)	(218,343)	(129,961)
Distributions to minority interest, net of contributions	(33,418)	(13,213)	106,853
Retirement of common stock	(43,336)	(24,636)	(6,591)
Refund (payment) of stock issuance costs	2,497	(59,430)	(113,211)

Net cash (used in) provided by financing activities	(714,684)	1,324,285	1,876,478

Net (decrease) increase in cash and cash equivalents	(19,664)	(39,016)	94,753

Cash and cash equivalents at beginning of year	99,135	147,694	52,941

Net decrease in cash and cash equivalents	(19,664)	(39,016)	94,753

Net increase (decrease) in cash and cash equivalents of assets held for sale	3,836	(9,543)	—

Cash and cash equivalents at end of year	$83,307	$99,135	$147,694

See accompanying notes to consolidated financial statements.

CNL HOTELS & RESORTS, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS — CONTINUED
(in thousands)

	Years Ended December 31,
	2005	2004	2003
Supplemental disclosures of cash flow information:
Cash paid during the year for interest	$214,106	$160,525	$54,315

Supplemental schedule of non-cash investing activities:
RFS Acquisition
Purchase accounting:
Assets acquired:
Cash and cash equivalents	$—	$—	$5,612
Restricted cash	—	—	9,069
Accounts receivable	—	—	5,442
Loan costs	—	—	5,544
Prepaid expenses and other assets	—	—	8,595
Deferred tax asset	—	—	24,505
Hotel Properties	—	—	713,352

Total	$—	$—	$772,119

Liabilities assumed:
Accounts payable and accrued expenses	$—	$—	$23,207
Mortgages payable	—	—	160,731
Other notes payable	—	—	124,021

Total	$—	$—	$307,959

Net assets acquired	$—	$—	$464,160

Net of cash	$—	$—	$458,548

Hotel Properties acquired as a result of the RFS Acquisition classified as Real Estate Held for Sale	$—	$—	$29,550

See accompanying notes to consolidated financial statements.

CNL HOTELS & RESORTS, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS — CONTINUED
(in thousands)

	Years Ended December 31,
	2005	2004	2003
KSL Acquisition
Purchase accounting:
Assets acquired:
Cash and cash equivalents	$—	$18,895	$—
Restricted cash	—	42,878	—
Accounts receivable	—	50,816	—
Prepaid expenses and other assets	—	36,866	—
Hotel Properties	—	1,650,597	—
Goodwill	—	491,736	—
Intangible assets	—	327,771	—

Total	$—	$2,619,559	$—

Liabilities assumed:
Accounts payable and accrued expenses	$—	$98,551	$—
Mortgages payable	—	796,048	—
Other liabilities	—	28,719	—
Member deposits	—	197,672	—

Total	$—	$1,120,990	$—

Net assets acquired	$—	$1,498,569	$—

Net of cash	$—	$1,479,674	$—

Amounts incurred but not paid for construction in progress	$—	$6,425	$6,682

Allocation of acquisition fees included in other assets to investment in hotel Properties and unconsolidated entities	$4,067	$1,481	$77,014

Allocation of deferred acquisition fee payable to investment in hotel Properties, goodwill, prepaid asset management fee and unconsolidated entities	$23,000	$—	$—

Reallocation to properties from goodwill	$—	$9,522	$—

Assets purchased under capital leases acquired during the period	$1,948	$—	$––

Distribution of land and construction in progress to joint venture partners	$16,390	$—	$––

Contribution to unconsolidated entity of land and construction in progress	$8,195	$—	$––

Gain in connection with change in fair value of derivatives	$5,524	$—	$––

See accompanying notes to consolidated financial statements

CNL HOTELS & RESORTS, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS — CONTINUED
(in thousands)

	Years Ended December 31,
	2005	2004	2003
Supplemental schedule of non-cash financing activities:
Non-cash reduction in TIF Note	$—	$315	$360

Distributions declared not paid to minority interest at year end	$4,067	$2,919	$––

Loans assumed as a result of the acquisition of Properties	$—	$—	$75,571

Obligations under capital leases acquired during the period	$—	$3,486	$––

Capital lease assumed by buyer in connection with sale of Property	$11,695	$—	$––

Note payable related to insurance premium financing	$14,124	$—	$––

Distribution of land and construction in process to minority interest	$8,195	$—	$––

See accompanying notes to consolidated financial statements

1.	Organization:

CNL Hotels & Resorts, Inc., a corporation organized pursuant to the laws of the State of Maryland on June 12, 1996, operates for federal income tax purposes as a real estate investment trust (a “REIT”). The term “Company” and any reference to CNL Hotels & Resorts, Inc. includes, unless the context otherwise requires, CNL Hotels & Resorts, Inc., CNL Hospitality Partners, LP, CNL Hospitality GP Corp., CNL Hospitality LP Corp., RFS Partnership, L.P., CNL Rose Acquisition Corp., CNL Rose GP Corp., CNL Resort Hospitality, LP, each of their subsidiaries and several consolidated partnerships and consolidated joint ventures. Various other wholly or majority owned subsidiaries may be formed in the future, primarily for purposes of acquiring or developing hotel and resort properties (“Properties”).

As of December 31, 2005, the Company owned 71 Properties directly and 22 Properties through equity investments, including two unconsolidated Properties. The Company leases 87 of its Properties, including the two unconsolidated Properties, to wholly-owned taxable REIT subsidiary (“TRS”) entities (the “TRS Lessees”) which contract with third-party hotel and resort management companies to operate these Properties. Hotel and resort operating results for these Properties are included in consolidated results of operations. The remaining six Properties are leased on a triple-net basis to third-party tenants who operate the Properties or contract with hotel and resort managers to operate the Properties. Rental income from the operating leases for these Properties is included in consolidated results of operations. The Company, through its ownership of equity interests in several partnerships and joint ventures, is subject to certain customary buy/sell provisions contained within the formation agreements of these entities. Under certain circumstances, the Company may be required to sell its interests in one or more of these entities.

On October 31, 2005, the Company, through certain of its affiliates, entered into a Purchase and Sale Agreement with affiliates of KSL DC Operating LLC and Kohlberg Kravis Roberts & Co., to sell all of its interests in CNL KSL Partners, LP, a partnership which owns the Hotel del Coronado in San Diego, California (the “Hotel Del”), and in CNL KSL North Beach Development, LP (the “North Beach Partnership”), which is developing a piece of property adjacent to the hotel (the “Del Sale”). The Del Sale closed on January 9, 2006. For additional information, see “Note 24. Subsequent Events.” On December 28, 2005, the Company and THI III GL Investments L.L.C. entered into a Purchase and Sale Agreement (as amended on December 30, 2005, the “GL Purchase Agreement”) to acquire the Grande Lakes Orlando resort. The Grande Lakes Orlando resort includes a 584-room Ritz-Carlton, a 998-room JW Marriott, a 40,000-square foot spa and an 18-hole Greg Norman-designed championship golf course (collectively the “Grande Lakes Resort”) (the “GL Purchase”). The Purchase was completed on February 24, 2006, for a purchase price of approximately $753 million. For additional information, see “Note 24. Subsequent Events.”

2.	Summary of Significant Accounting Policies:

Basis of Presentation – The Company’s operating results are based on a calendar year ended December 31 as required by tax laws relating to REITs. However, 31 of the Company’s Properties have managers that have a different quarterly accounting calendar. For these hotels and resorts, the fiscal year ends on the Friday closest to December 31 and reflects twelve weeks of operations for the first three quarters of the year and sixteen or seventeen weeks for the fourth quarter of the year. Therefore, in any given period, period-over-period results may reflect different ending dates.

Principles of Consolidation – The accompanying consolidated financial statements include the accounts of the Company and each of its wholly-owned subsidiaries and entities in which the Company has a controlling interest in accordance with the provisions of Statement of Position 78-9 “Accounting for Investments in Real Estate Ventures” (SOP 78-9”) or is the primary beneficiary as defined in FASB Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities (“FIN 46”). The application of FIN 46 and SOP 78-9 requires management to make significant estimates and judgments about the Company’s and its venture partners’ rights, obligations and economic interests in the related venture entities. The equity method of accounting is applied in the consolidated financial statements with respect to those investments in entities in which the Company is not the primary beneficiary under FIN 46 or has less than a controlling interest due to the significance of rights and obligations held by other parties under SOP 78-9.

Reclassification – In accordance with FAS 144, the Company has included the Properties sold during 2004 and 2005 and the Property identified as held for sale as of December 31, 2005, in discontinued operations in the consolidated statements of operations for all periods presented. The December 31, 2005 and 2004 balance sheets have been reclassified to report the assets and liabilities of these sold Properties as assets held for sale and liabilities associated with assets held for sale. These reclassifications had no impact on net income (loss) or stockholders’ equity.

Segment Information – The Company follows Statement of Financial Accounting Standards No. 131, “Disclosures about Segments of an Enterprise and Related Information” (“FAS 131”). FAS 131 requires that a company report financial and descriptive information about its reportable operating segments. Operating segments are components of an enterprise for which separate financial information is available and is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision maker currently evaluates the Company’s operations from a number of different operational perspectives including but not limited to a Property-by-Property basis, by operator, by chain-scale classification and by brand. The Company derives all significant revenues from a single reportable operating segment of business, hotel and resort real estate ownership. Accordingly, the Company does not report more than one segment; nevertheless, management evaluates, at least quarterly, whether the Company continues to have one single reportable segment of business.

Reverse Stock Split – On July 30, 2004, the Company’s stockholders approved a reverse stock split (the “Reverse Stock Split”) of the Company’s common stock, in an exchange ratio of one common share for every two issued and outstanding common shares which also resulted in the par value being adjusted to $0.02 per share. The Reverse Stock Split became effective on August 2, 2004, and on such date the par value was reset at $0.01 per share. All share and per share information in the accompanying consolidated financial statements has been retroactively adjusted to give effect to the Reverse Stock Split for all periods presented.

Earnings Per Share – Basic earnings per share is calculated based upon the weighted average number of shares of common stock outstanding during each year, and diluted earnings per share is calculated based upon weighted average number of common shares outstanding plus potentially dilutive common shares.

Use of Estimates – Company management has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements in conformity with generally accepted accounting principles (“GAAP”). Actual results could differ from those estimates.

Foreign Currency Translation — The results of operations for our one foreign location, located in Montreal, Quebec, are maintained in the local currency and translated using the average exchange rates during the period. Assets and liabilities are translated to U.S. dollars using the exchange rate in effect at the balance sheet date. The resulting translation adjustments are reflected in stockholders’ equity as a cumulative foreign currency translation adjustment, a component of accumulated other comprehensive income (loss). Gains and losses from foreign currency transactions are included in the accompanying consolidated statements of operations.
Hotel and Resort Properties — Hotel and resort Properties are generally comprised of land, buildings, and equipment and are recorded at historical cost. The cost of improvements and betterments and any interest incurred during the construction or renovation periods are capitalized. Costs of repairs and maintenance are expensed as incurred.
Buildings and equipment are generally depreciated on the straight-line method over their estimated useful lives of 40 and five to seven years, respectively. When the Properties or equipment are sold, the related cost and accumulated depreciation will be removed from the accounts and any gain or loss from sale will be reflected in our results of operations.
Impairment of Long-Lived Assets — In accordance with SFAS No. 144, Accounting for the Impairment and Disposal of Long-Lived Assets, the Company’s long-lived assets are assessed for impairment at least annually and whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable. The carrying value of the long-lived asset is considered impaired when the projected undiscounted pre-tax cash flows are less than the carrying value. The recoverability of the carrying value of long-lived assets is assessed at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. If cash flows are less than the carrying value of an asset or asset group, an impairment loss is measured based on the difference between estimated fair value and carrying value. Assets to be disposed are measured at the lower of their carrying value or fair value less cost to sell. Fair value is determined through quoted market prices in active markets or, if quoted market prices are unavailable, through the performance of internal analyses of discounted cash flows or external appraisals. If an impairment is recognized, the adjusted carrying value of the long-lived asset represents the new cost basis for the asset.
Investment in Unconsolidated Entities — Investments in unconsolidated entities are accounted for under the equity method of accounting. The difference between the Company’s carrying amount of its investments in unconsolidated entities and the underlying equity in the net assets of the subsidiaries is due to acquisition fees and expenses which have been allocated to the Company’s investment. These amounts are amortized over 36 years, which is the estimated life of the building and equipment acquired.
Cash and Cash Equivalents — The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks and money market funds. Cash accounts maintained on behalf of the Company in demand deposits at commercial banks and money market funds may exceed federally insured levels; however, the Company has not experienced any losses in such accounts. Management believes the Company is not exposed to any significant credit risk on its cash and cash equivalents.
Restricted Cash — Cash is restricted to fund 1) certain of the Company’s operating expenses, 2) expenditures relating to furniture, fixtures and equipment replacement (pursuant to hotel and resort management agreements), 3) other capital expenditures directly associated with its Properties, and 4) reserves required pursuant to certain borrowings and has been included in the accompanying consolidated balance sheets as restricted cash. Certain of the restricted cash identified for renovations has been designated as such at the discretion of the Company and is not subject to specific contractual arrangements or obligations. Restricted cash consisted of the following at December 31 (in thousands):

	2005	2004
Furniture, fixtures and equipment reserves	$50,592	$61,168
Renovations	38,240	14,530
Taxes and insurance escrow	6,899	9,635
Deposits	12,104	18,855
Reserve funds required by lenders	5,899	32,973
Deferred compensation	247	—

	$113,981	$137,161

Stock-Based Compensation — In 2004, the Company’s stockholders approved and the Company adopted a long-term incentive plan and reserved 1,788,000 shares of its common stock for issuance as deferred stock awards pursuant to the terms of its 2004 omnibus long-term incentive plan (the “Long-Term Incentive Plan”). The Long-Term Incentive Plan is administered by the Company’s Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”). The Company records compensation expense for restricted stock grants based upon the fair market value of the stock on the date of grant. There is currently no readily determinable fair market price since the Company’s common stock is not actively traded on an open market or stock exchange. As a result, the Company has established a deemed price of $20.00 per share.
Fair Value of Financial Instruments — The estimated fair value of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, and variable rate debt approximates carrying value as of December 31, 2005 and 2004, because of the liquid nature of the asset and/or relatively short maturities of the obligations. The fair value of fixed rate long-term debt is determined based on market prices.
Goodwill and Intangible Assets — The Company follows Statement of Financial Accounting Standards No. 141, “Business Combinations” (“SFAS 141”) and Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”) as it pertains to the recognition and accounting for goodwill and intangible assets. SFAS 141 requires business combinations initiated after June 30, 2001 to be accounted for using the purchase method of accounting. It also specifies the types of acquired intangible assets that are required to be recognized and reported separate from goodwill. SFAS 142 requires that goodwill and certain intangible assets with indefinite lives no longer be amortized, but instead be tested for impairment at least annually.
Loan Costs — Loan costs incurred in connection with securing financing have been capitalized and are being amortized over the terms of the loans including term extensions if such extension is at the discretion of the Company without requirement of a significant financial obligation using the straight-line method, which approximates the effective interest method.
Income Taxes — Under the provisions of the Internal Revenue Code and applicable state laws, each TRS entity of the Company is subject to taxation of income on the profits and losses from its tenant operations. The Company does not file a consolidated return for all of its TRS entities.
The Company accounts for federal and state income taxes with respect to its TRS entities using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statements carrying amounts of existing assets and liabilities and respective tax bases and operating losses and tax-credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Derivative Instruments and Hedging Activities — The Company utilizes derivative instruments to partially offset the effect of fluctuating interest rates and foreign currency exchange rates on the cash flows associated with its variable-rate debt and its net investment in a foreign subsidiary. The Company follows established risk management policies and procedures in its use of derivatives. The Company does not enter into or hold derivatives for trading or speculative purposes. The Company records all derivative instruments on the balance sheet at fair value. On the date the Company enters into a derivative contract, the derivative is designated a hedge of the exposure to variable cash flows of a forecasted transaction, when the Company hedges variability of cash flows related to a variable-rate asset or liability or its net investment in a foreign subsidiary. The effective portion of the derivative’s gain or loss is initially reported as a component of other comprehensive income (loss) and subsequently recognized in operations in the periods in which earnings are impacted by the variability of the cash flows of the hedged item. The ineffective portion of the gain or loss is reflected in operating results.
Member Deposits — Member deposits represent liabilities for the required deposits for certain membership plans which entitle the member to various golf, tennis and spa facilities and related services at some of our Properties. Under the Company’s primary membership program, deposits generally become refundable upon:
1.	Demand by the member after 30 years in the program;

2.	Sale of the member’s home in the resort community when the home buyer purchases a new membership;

3.	The member’s withdrawal from the program and a request for a refund under the “Four-for-One” program; or

4.	In case of a member’s death, a request for refund by the surviving spouse.
Under the “Four-for-One” program, a member is eligible, upon notification to the Company, to cause the Company to repurchase his or her membership and refund the related deposit. However, the Company’s obligation to repurchase a membership and refund the deposit occurs only after the Company has sold four of the Company’s new memberships for each member who has requested a refund under this program. Certain of the Company’s Properties recently implemented a “One-for One” program applicable in limited circumstances whereby a member can, upon notification to the Company cause it to repurchase his or her membership and refund the related deposit which the Company would be obligated to repurchase after it has sold one new membership.
Hotel Management Agreements — The Company’s Properties are managed and operated by third-party management companies pursuant to management agreements entered into by its TRS lessees and the third-party management companies.
The term of each management agreement generally ranges between 10 and 20 years, with up to two, ten-year renewal options. Typically, under the management agreements, the third-party management company receives a base management fee expressed as a percentage of gross revenues of the subject Property for each fiscal year and an incentive management fee expressed as a percentage of operating profit above a specified level of the subject Property for each fiscal year.
Each third-party management company is responsible for payment, on the Company’s behalf, of real estate and property taxes, repairs and maintenance, utilities and insurance. Each third-party management company is obligated to maintain the Property in good repair and condition and to make or cause to be made routine maintenance, repairs and minor alterations as it determines to be necessary or as required pursuant to the terms of the management agreement. The third-party management company is also responsible for payment on the Company’s behalf of routine renovations permitted under the management agreement. The Company is required to establish reserves to fund such renovations and for the replenishment of furniture, fixtures and equipment. The third-party management company may, with the Company’s prior written approval, make more extensive improvements to the Property.

The management agreements generally require the third-party management company to furnish chain services that are generally made available to other hotels and resorts managed by the third-party management company, including installment and operation of computer systems and reservation services, management and administrative services, marketing and sales services, human resources training services, and such additional services as may from time to time be more efficiently performed on a national, regional or group level. During the term of the management agreements, the service marks, symbols and logos currently used by the third-party management company may be used in the operation of the Property.
Some of the management agreements provide that the Company’s TRS lessee has the right to terminate the management agreement if specified financial and other objectives relating to the Property are not obtained. In addition, most of the management agreements limit the Company’s ability to sell, lease or otherwise transfer the Properties unless the transferee is not a competitor of the third-party management company and unless the transferee assumes the related management agreement and meets specified other conditions.
The management agreements generally do not allow the third-party management company to assign its interest in the management agreement other than to an affiliate without our prior written consent. In some cases, the management agreement provides that the third-party management company has a right to assign the management agreement in connection with the sale of substantially all of the assets of such third-party management company. In addition, some management agreements prohibit the third-party management company or its affiliates from operating another hotel or resort of the same or similar type as the Company’s Property that is or will be located within a specified distance of the Company’s Property. Also, some management agreements prohibit the transfer of the Property for a specified initial term of years or provide that if the Company desires to sell a Property, it must first offer to the third-party management company an opportunity to buy it. The Company also may have to pay a termination fee in some cases upon termination of the management agreement.
Self-Insurance — The Company is self-insured for certain losses relating to workers’ compensation and general liability claims. The Company also maintains aggregate stop loss coverage to limit the exposure arising from such claims. Self-insurance losses for claims filed and claims incurred but not reported are accrued based upon the Company’s estimates of the aggregate liability for uninsured claims. To the extent the projected future development of the losses resulting from workers’ compensation and general liability claims incurred as of December 31, 2005 differs from the actual development of such losses in future periods, the Company’s insurance reserves could differ significantly, resulting in either higher or lower future insurance expense.
Credit Enhancements — The following summary describes the various types of credit enhancements:
Limited Rent Guarantees — Limited rent guarantees (“LRG”) are provided by third-party hotel and resort managers to unrelated third-party tenants for certain Properties which the Company leases on a triple-net basis. These credit enhancements guarantee the full, complete and timely payment of specified rental payments to the Company relating to these Properties. This form of credit enhancement results in rental revenue being recorded by the Company which otherwise may not have been recorded based on rent paid by the tenant. The Company is not obligated to repay amounts funded under LRG’s.

Threshold Guarantees — Threshold guarantees (“TG”) are provided by third-party hotel and resort managers to the Company in order to guarantee a certain minimum return for each of the Properties covered by the TG. Generally, each TG is available for a specific Property or pool of Properties generally for a specified period of time and/or specified aggregate value of guarantee. Funding under these guarantees is recorded as a reduction in operating expenses, a reduction in hotel and resort management fees or as a liability by the Company, depending upon the nature of each agreement and whether the funded amounts are required to be repaid by the Company.
Liquidity Facility Loans — Liquidity facility loans (“LFL”) are provided by third-party hotel and resort managers to the Company or its unconsolidated entities in order to guarantee a minimum distribution for each of the Properties covered by the LFL. Funding under an LFL is recorded as a liability when the amounts funded may be required to be repaid.
Senior Loan Guarantees — Senior loan guarantees (“SLG”) are provided by third-party hotel and resort managers to the Company or its unconsolidated entities in order to guarantee the payment of senior debt service for each of the Properties covered by the SLG. Funding under an SLG is recorded as a liability because the amounts funded may be required to be repaid in the future.
Revenue Recognition — The Properties’ revenues are derived from their operations and include, but are not limited to, revenues from rental of rooms, food and beverage sales, golf course and spa operations, telephone usage, membership dues and other service revenues. Revenue, excluding membership dues, is recognized when rooms are occupied, when services have been performed, and when products are delivered. Membership dues are recognized ratably over the term of the membership period. Cash received from customers, for events occurring in the future, are recorded as deposits and included in accounts payable and accrued expenses in the accompanying consolidated financial statements until the event occurs or is cancelled.
Lease Accounting — Certain Properties are leased to, and operated by, unrelated third-party tenants on a “triple-net” basis, whereby the tenant is generally responsible for all Property operating expenses, including Property taxes, insurance, and maintenance and repairs. These third-party Property leases are accounted for as operating leases. When minimum lease payments vary during the lease term, income is recognized on a straight-line basis so as to produce a constant periodic amount of rent revenue over the lease term. Accrued rental income, included in other assets, represents the aggregate amount of income recognized on a straight-line basis in excess of scheduled payments to date.
Advertising and Promotional Costs — The costs of advertising, promotional and marketing programs are charged to operations in the year incurred and are included in hotel and resort expense in the accompanying consolidated statement of operations. Advertising, promotional and marketing costs totaled $80.8 million, $66.9 million and $30.4 million for the years ended December 31, 2005, 2004 and 2003, excluding $12.2 million, $16.2 million and $4.5 million, respectively, of advertising and promotional costs included in discontinued operations.

Recent Accounting Pronouncements — In June 2005, the Emerging Issues Task Force (“EITF”) released Issue No. 04-5, “Determining Whether a General Partner, or the General Partners as a Group, controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights” (“EITF 04-5”). EITF 04-5 provides guidance in determining whether a general partner controls a limited partnership and therefore should consolidate the limited partnership. EITF 04-5 states that the general partner in a limited partnership is presumed to control that limited partnership and that the presumption may be overcome if the limited partners have either (1) the substantive ability to dissolve or liquidate the limited partnership or otherwise remove the general partner without cause, or (2) substantive participating rights. The effective date for applying the guidance in EITF 04-5 was (1) June 29, 2005 for all new limited partnerships and existing limited partnerships for which the partnership agreement was modified after that date, and (2) no later than the beginning of the first reporting period in fiscal years beginning after December 15, 2005 for all other limited partnerships. Implementation of EITF 04-5 is not expected to have a significant impact on the Company’s classification of applicable entities, if any, and therefore its results of operations.
In May 2005, the Financial Accounting Standards Board (the “FASB”) issued Statement of Financial Accounting Standards No. 154, “Accounting Changes and Error Corrections” (FAS 154), which replaces Accounting Principles Board Opinion No. 20 “Accounting Changes” and Statement of Financial Accounting Standards Board No. 3, “Reporting Changes in Interim Financial Statements — An Amendment of APB Opinion No. 28”. FAS 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes retrospective application as the required method for reporting a change in accounting principle and the reporting of a correction of an error. FAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.
In March 2005, the FASB issued FASB Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations — an Interpretation of SFAS Statement No. 143” (FIN 47). FIN 47 clarifies the timing of liability recognition for legal obligations associated with the retirement of tangible long-lived assets when the timing and/or method of settlement are conditional on a future event. FIN 47 is effective for fiscal years ending after December 15, 2005. The Company adopted FIN 47 on December 31, 2005. The adoption did not have a material impact on the Company’s results of operations.
In December 2004, the FASB issued Statement of Financial Accounting Standards No. 123R “Share-Based Payment” (“FAS 123R”). FAS 123R is a revision of FASB Statement No. 123, “Accounting for Stock-Based Compensation.” FAS 123 Revised supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance. FAS 123 focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. The Company expects to adopt the pronouncement beginning in the first quarter of 2006 using the modified prospective approach and will be required to measure the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award (with limited exceptions). The cost will be recognized over the period during which an employee is required to provide services in exchange for the award. Since the Company’s only share-based payment transactions to date are limited to stock grants to the Company’s Independent Directors, adoption of FAS 123 is not expected to have a significant impact on the Company’s results of operations.
In November 2004, the EITF released Issue No. 03-13, “Applying the Conditions in Paragraph 42 of FASB Statement No. 144 in Determining whether to Report Discontinued Operations” (“EITF 03-13”). EITF 03-13 provides guidance on how an ongoing entity should evaluate whether the operations and cash flows of a disposed component have been or will be eliminated from the ongoing operations of the entity, and the types of continuing involvement that constitute significant continuing involvement in the operations of the disposed component. The guidance in EITF 03-13 is effective for components of an enterprise that are either disposed of or classified as held for sale in fiscal periods beginning after December 15, 2004. Application of the consensus of EITF 03-13 did not have a material effect on the Company’s results of operations for the periods ending December 31, 2005 and 2004, nor does the Company expect it to have a material effect on future results of operations.
3.	Acquisitions Prior to 2005:

KSL Acquisition:
On April 2, 2004, the Company, through CNL Resort Acquisition Corp., a wholly-owned subsidiary of the Company, acquired all of the outstanding capital stock of KSL Recreation Corporation (“KSL”) for $1.4 billion in cash plus closing costs and transaction related fees of $26.5 million and the assumption of the outstanding debt of KSL and its subsidiaries of $794.0 million in mortgage loans (the “Existing KSL Loan”) (for additional information, see Note 12, “Indebtedness”), as well as KSL’s other outstanding liabilities (the “KSL Acquisition”). Pursuant to the stock purchase agreement, additional consideration of $12.7 million was paid out by the Company in the third quarter of 2004, relating to the final adjustment of the working capital balance included in the purchase price.
The following Properties were acquired in connection with the KSL Acquisition:

Property	Location	# of Rooms
Grand Wailea Resort and Spa	Wailea, Hawaii	780
La Quinta Resort and Club and PGA West	La Quinta, California	617
Doral Golf Resort and Spa	Miami, Florida	692
Arizona Biltmore Resort and Spa	Phoenix, Arizona	606
Claremont Resort and Spa	Berkeley, California	279
Emerald Pointe Resort	Lake Lanier Islands, Georgia	246

		3,220

Fair values of assets acquired and liabilities assumed at the date of the KSL Acquisition are based on independent appraisals and valuation studies from independent third-party consultants, which were finalized during the fourth quarter of 2004. The final allocation resulted in $153.0 million being allocated from goodwill to land, buildings and equipment. During the fourth quarter, a catch-up adjustment of $8.4 million was recorded to true-up depreciation expense for the second and third quarters of 2004 as a result of the final purchase price allocation. The following summarizes the fair values of assets acquired and liabilities assumed at the date of the KSL Acquisition (in thousands):

April 2, 2004
ASSETS
Hotels and resort Properties	$1,650,597
Cash and cash equivalents	18,895
Restricted cash	42,878
Prepaid expenses and other assets	36,866
Receivables	50,816
Goodwill	491,736
Other intangible assets	327,771

Total assets acquired	2,619,559

LIABILITIES
Mortgage payable and accrued interest	796,048
Accounts payable and accrued expenses	98,551
Other liabilities	28,719
Member deposits	197,672

Total liabilities assumed	1,120,990

Net assets acquired	$1,498,569

Net of cash	$1,479,674

The consolidated financial statements include the operating results of the Properties acquired from KSL from the date of the KSL Acquisition. Concurrent with the closing of the KSL Acquisition, the Company entered into interim management agreements for all six Properties with an affiliate of the former parent company of KSL. In August 2004, the Company entered into long-term management agreements for four of these Properties (three with an affiliate of the former KSL parent and one with a subsidiary of Marriott International, Inc. (“Marriott”)). The Property subject to the fifth interim management agreement was sold on August 30, 2005. The remaining interim management agreement was scheduled to expire on July 31, 2005. Effective as of July 31, 2005, the Company entered into a management agreement with Interstate Hotels & Resorts, Inc. to operate this Property.
The Company entered into an agreement with Marriott, relating to the Doral Golf Resort and Spa Property. The agreement provides for a minimum return guarantee, which guarantees a certain level of operating income from this Property. The guarantee is subject to expiration and/or burn-off provisions over time and has a maximum funding limit of $10 million. Funding of shortfalls from minimum returns of $0.4 million and $9.6 million under this guarantee have been recognized as a reduction in operating expenses during the years ended December 31, 2005 and 2004, respectively. As of December 31, 2005, funding under this guarantee has been fully utilized. After the later of December 31, 2006, or the completion of the ballroom renovation at the Property, the manager has agreed to waive certain management fees by the amount of the shortfall between hotel operating profit and the Company’s minimum return up to an aggregate amount of $5 million, or a period of 39 months, whichever occurs first.

RFS Acquisition
On July 10, 2003, the Company, through its subsidiaries, acquired RFS Hotel Investors, Inc., a Tennessee REIT (“RFS”) and RFS Partnership, L.P. (“RFS OP”), for approximately $383 million in cash ($12.35 per share or limited partnership unit) and the assumption of approximately $409 million in liabilities (including transaction and severance costs, which totaled approximately $55 million) (the “RFS Acquisition”). On May 9, 2003, in a separate transaction, the Company purchased from RFS one million newly issued shares of RFS’s common stock at a price per share of $12.35.
The following summarizes the fair values of the assets acquired and liabilities assumed at the date of the RFS Acquisition (in thousands):

July 10,
2003
ASSETS
Investment in Properties	$683,802
Real estate held for sale	29,550
Cash and cash equivalents	5,612
Restricted cash	9,069
Accounts receivable	5,442
Prepaid expenses and other assets	8,595
Loan Costs	5,544
Deferred income taxes	24,505

Total assets acquired	772,119

LIABILITIES
Mortgage notes payable	160,731
Other notes payable	124,021
Accounts payable and accrued expenses	23,207
Total liabilities assumed	307,959

Net assets acquired	$464,160

Net of cash	$458,548

Other Property Acquisitions:
In addition to the interests in the Properties acquired through the RFS Acquisition and the KSL Acquisition, the following Properties were acquired during the year ended December 31, 2003 (in thousands):

Brand Affiliation	Property Location	Date of Acquisition	Purchase Price
Hyatt Regency	Miami, FL	February 20, 2003	$35,800
JW Marriott	New Orleans, LA	April 21, 2003	92,500
Marriott Hotel*	Seattle, WA	May 23, 2003	88,900
Marriott Hotel	Plano, TX	August 15, 2003	55,550
Marriott Hotel	Baltimore, MD	August 29, 2003	69,000
Courtyard by Marriott	Arlington, VA	August 29, 2003	35,000
Hyatt	Montreal, Canada	December 15, 2003	51,800

*	Newly constructed
In 2003, the Company also acquired interests in the following Properties through various partnerships, all of which have been consolidated in the accompanying consolidated financial statements (in thousands):

Brand Affiliation	Property Location	Ownership Interest	Date of Acquisition	Purchase Price
Hilton Hotel	Rye, NY	75.0%	February 20, 2003	$75,000
Embassy Suites	Orlando, FL	75.0%	February 20, 2003	12,500
Embassy Suites	Arlington, VA	75.0%	February 20, 2003	45,500
Embassy Suites	Santa Clara, CA	75.0%	February 20, 2003	46,500
Hyatt Regency	Dearborn, MI	85.0%	August 28, 2003	65,000
Hampton Inn	Manhattan, NY	66.7%	August 29, 2003	28,000
Hilton Hotel	La Jolla, CA	75.0%	December 17, 2003	110,000
Hilton Hotel	Washington, D.C.	75.0%	December 17, 2003	102,000
Hotel del Coronado	Del Coronado, CA	70.0%	December 18, 2003	406,900
These partnerships typically have one or more subsidiary borrowers, which are legally separate entities, having separate assets and liabilities from the Company and, therefore, the assets and credit of the respective entities may not be available to satisfy the debts and other obligations of the Company. Likewise, the assets and credit of the Company may not be available to satisfy the debts and other obligations of the borrowers on the loans of these other entities.
The Company also completed the development of, and opened, on February 18, 2004, a Courtyard by Marriott in Foothill Ranch, California. The total cost of this Property including land was $17.8 million. The Company also completed the development of, and opened one hotel Property on leased land in Tampa, Florida in August 2004. The total cost of this Property, excluding land, was $44.8 million. These Properties are both leased to TRS entities of the Company and are managed by a subsidiary of Marriott.
The following presents unaudited pro forma results of operations of the Company as if all of these Properties were owned during the entire period for the years ended December 31, 2004 and 2003 including the effect of the RFS Acquisition and the KSL Acquisition in thousands, except per share data):

	2004	2003
Revenues	$1,489,890	$1,401,064
Loss from continuing operations	(95,908)	(42,347)
Net loss	(98,728)	(42,347)
Basic and diluted earnings per share	(0.65)	(0.31)
Weighted average number of common shares outstanding — basic and diluted	152,334	137,165
Certain of these Properties have subsequently been sold.
4. Hotel and Resort Properties
Properties consist of the following at December 31 (in thousands):

	2005	2004
Land	$798,012	$794,792
Buildings	3,194,088	3,126,985
Equipment	385,105	348,442

	4,377,205	4,270,219
Less accumulated depreciation	(420,952)	(256,645)
Construction in progress	42,569	66,270

	$3,998,822	$4,079,844

As of December 31, 2005, the Company had one Property held for sale with a net book value of approximately $308.0 million, which is included in assets held for sale in the December 31, 2005, consolidated balance sheet.
All but one of the Company’s Properties is encumbered by debt. As of December 31, 2005, six Properties with a net book value of approximately $122.2 million are leased to third-party tenants on a triple-net basis, whereby the tenant is generally responsible for all operating expenses relating to the Property, including property taxes, insurance, and maintenance and repairs.
5. Rentals Under Operating Leases:
In March 2004, the Company was notified by its third-party tenants that leased ten of its Properties, all of which are affiliated with Marriott, that the net operating income for the ten Properties would be insufficient to pay the scheduled rent under the terms of the leases for this group of Properties. At that time the Company began negotiating alternative arrangements with those tenants.

In August 2004, the Company terminated the existing third-party leases and entered into new leases with a wholly-owned TRS for six of the ten Properties discussed above (hereinafter referred to as the “Marriott Six”). The TRS entity simultaneously entered into long-term management agreements with an affiliate of Marriott. All rents due and payable under the existing leases had been paid in full at the time of the termination. Since the effective date of the new leases, the results of operations of these Properties have been reflected in the Company’s consolidated results of operations in lieu of rental income that was historically reported.
In December 2004, the tenant for three of the ten Properties discussed above defaulted under the leases for such properties and the Company exercised its right to acquire 100 percent of the capital stock of the third-party tenant corporation. As a result, the Company became a party to management agreements with Marriott and these three properties (hereinafter referred to as the “Marriott Three”) are now leased to a corporation that is wholly-owned by the Company which intends to qualify as a TRS. Since the date of this transaction, the results of operations of these Properties have been reflected in the Company’s consolidated results of operations in lieu of the rental income which had historically been recognized and reported. The net operating income generated from these Properties has historically been less than the base rent that the Company received under the leases.
Simultaneously with the acquisition of the capital stock of the third-party tenant, the Company entered into a pooling arrangement with Marriott which allows it to pool the operating results of the Marriott Six and the Marriott Three Properties (collectively, the “Combined Portfolio”). Under the terms of the pooling arrangement, the Company is entitled to receive from Marriott a predefined minimum return on the Combined Portfolio. After the Company has received its predefined minimum return, excess operating income will be paid to Marriott as an incentive management fee (“IMF”) until a predetermined cumulative total IMF has been paid. After the payment of the cumulative total IMF, the excess operating income will be allocated between the Company and Marriott based on a formula defined in the pooling agreements.
As a result of the above transactions and agreements, during 2004 the Company agreed to return security deposits totaling $6.1 million that relate to the Marriott Six and the Marriott Three Properties.
On December 30, 2004, in connection with the transactions described above, the Company entered into an agreement whereby Marriott agreed to provide a guarantee for the full payment of rent under the terms of the lease for the last of the ten Properties through December 31, 2006. Management expects that the maximum funding under the guarantee will be sufficient to ensure the full payment of base rent for such Property through December 31, 2006. The Company did not receive any funding under this new guarantee during the year ended December 31, 2005.
In connection with receiving this guarantee, the Company has also agreed to make certain future modifications to the lease agreement beginning in January 2007, but no later than December 2007, including but not limited to, a reduction in base rent due under the lease and expanding the percentage rent formula. These modifications are subject to lender approval and there can be no assurance that such approval will be obtained. Under the terms of the existing mortgage agreement, the mortgage held by this lender is scheduled to mature on December 1, 2007. At that time, the lease modifications are expected to be made unless they have previously occurred.

As of December 31, 2005, the Company leases six Properties to third parties. The following is a schedule of future minimum lease payments to be received on the noncancellable operating leases with third-parties at December 31, 2005 (in thousands):

2006	$12,486
2007	12,366
2008	11,365
2009	11,062
2010	11,062
2011 and thereafter	50,767

$109,108

6. Investments in Unconsolidated Entities
During 2005 and 2004, the Company invested a total of approximately $8.2 million and $2.2 million, respectively, in unconsolidated entities. As of December 31, 2005, the Company had the following investments in unconsolidated entities:

		Total Amount	Ownership
		Invested as of	Interest as of
	Year of	December 31,	December 31,
Name	inception	2005	2005	Description
Desert Ridge Resort Partners, LLC (i)	2000	$25.1	44.00%	Owns a resort in Arizona.
		million
WB Resort Partners, L.P. (ii)	2001	—	—	Owned a resort in Hawaii.
CTM Partners, LLC (iii)	2002	—	—	Owned the licensing rights to the Mobil Travel Guide.
CY-SF Hotel Parent, L.P.	2002	$13.0	48.15%	Owns a hotel in California.
		million
CNL Plaza, Ltd. and CNL Plaza Venture, Ltd. (iv)	2002	$0.3 million	9.90%	Owns an office building in Florida, where the Company’s advisor, CNL Hospitality Corp. (“the Advisor”) leases office space, and an interest in an adjacent parking garage.
CNL KSL North Beach Development, LP (v)	2005	$8.2 million	50.00%	Owns property being developed adjacent to the Hotel del Coronado.
The Company’s maximum exposure to loss as a result of its involvement with these unconsolidated entities is limited to its capital contributions in these entities and a guarantee of $2.3 million relating to a loan of CNL Plaza, Ltd. The Company has no guarantees of the obligations of these entities except for recourse liabilities related to one of these entities including those that arise from fraud, misrepresentation or willful misconduct by the Company. Otherwise, creditors of these entities have no recourse to the general credit of the Company, however, the Company is committed to fund its share of obligations related to these entities.

(i) Desert Ridge Resort Partners, LLC (“DRR, LLC”), one of the Company’s unconsolidated entities, owns the JW Marriott Desert Ridge Resort Property. One of the members of DRR, LLC is Desert Ridge Resort, Ltd. (“DRR, Ltd.”). DRR, Ltd. is a limited partnership in which a corporation controlled by the Company’s Chairman of the Board and Director, James M. Seneff, Jr., and the Company’s Vice Chairman of the Board and Director, Robert A. Bourne, is the general partner. The Company owns a 44% interest, DRR Ltd. owns a 45.84% interest and Marriott International, Inc. (“Marriott”) owns the remaining interest in DRR, LLC. DRR, Ltd. received cash distributions of $3.0 million during the year ended December 31, 2005, which represents its pro-rata share of total cash distributions paid by DRR, LLC. As of December 31, 2005 the Company was engaged in discussions with Marriott and DRR Ltd. to acquire their respective interests in DRR, LLC. The acquisitions of one or both of these partnership interests would likely result in the Company consolidating DRR, LLC for financial reporting purposes. The Company’s acquisition of DRR, Ltd. could result in the corporation controlled by Mr. Seneff and Mr. Bourne receiving from DRR, Ltd. certain performance compensation in excess of $60,000.
(ii) WB Resort Partners, one of the Company’s unconsolidated entities, owned the Waikiki Beach Marriott Resort Property (the “WBR Property”). One of the limited partners of WB Resort Partners was Waikiki Beach Resort, Ltd. (“WBR Ltd.”). WBR Ltd. was a limited partnership in which a corporation controlled by the Company’s Chairman of the Board and Director, James M. Seneff, Jr., and the Company’s Vice Chairman of the Board and Director, Robert A. Bourne, was the general partner. Such corporation was also the holder of all of the limited partnership interests in WBR Ltd. The Company owned a 48.9% limited partnership interest and a general partnership interest in WB Resort Partners, WBR Ltd. owned a 36% limited partnership interest in WB Resort Partners and Marriott Rewards, Inc. owned the remaining limited partnership interests. Upon its formation in 2001, one of the limited partners of WB Resort Partners, LP, (which is an affiliate of the parent company of the Company’s Advisor), received a loan from Marriott (the “Limited Partner Loan”), another partner of WB Resort Partners, LP, to make its capital contribution to the partnership. On October 9, 2005, WBM Resort, L.P., a subsidiary of WB Resort Partners, accepted a non-refundable deposit in connection with the expiration of a due diligence review period under an Agreement of Purchase and Sale, dated September 9, 2005, with an affiliate of Whitehall Street Global Real Estate Limited Partnership 2005, which provided for the sale of all of WB Resort Partners’ interest in the WBR Property (the “WBR Sale”). The WBR Sale closed on November 7, 2005 resulting in a net gain to WB Resort Partners, L.P. of approximately $103.5 million. As a result of the closing of the WBR Sale, WB Resort Partners distributed the net proceeds among the partners according to the Limited Partnership Agreement. As a result, the Company received approximately $50.1 million in distributions. In addition, WBR, Ltd. received a distribution of approximately $36.8 million, of which approximately $32.7 million was utilized to repay the Limited Partner Loan to Marriott in full.
(iii) During the year ended December 31, 2004, the Company made two additional contributions for a total of $2.1 million to CTM Partners, LLC (the “CTM”) to fund the operating needs of its subsidiary, EMTG, LLC (“EMTG”). Two of the three other partners elected not to make their respective proportionate share of contributions and, as a result, the Company’s ownership increased from 31.25 percent as of December 31, 2003 to 36.05 percent. EMTG continued to generate operating losses since its formation. In January 2005, the member partners agreed to dissolve these two entities and, as of such date, the Company has no other rights or obligations related to those entities. For the year ended December 31, 2004, the Company recorded an impairment charge of $1.3 million to write off the remaining value of this investment.
(iv) In May 2004, CNL Plaza, Ltd. conveyed a .0224 percent ownership of the interest it has in the parking garage to an affiliate of the Company’s Advisor, in exchange for an ownership interest in a cross-bridge, built between the parking garage and a new office building, and an anticipated benefit from a reduction in the allocation of its operating expenses for the garage. The building will be built by an affiliate of the Advisor. CNL Plaza Venture, Ltd. accounted for this transaction as a non-monetary exchange of assets at their fair value. No gain or loss was recognized on this transaction.

(v) In December 2003, the Company acquired a 70 percent interest in CNL KSL Partners, LP (the “Del Coronado Partnership”), a limited partnership formed to acquire, own and operate the Hotel del Coronado (the “Hotel Del”), which is a 688-room luxury hotel located in Coronado, California. An affiliate of KSL Management Corp. (“KMC”) acquired the remaining 30 percent interest in the Del Coronado Partnership. The acquisition of the Hotel Del included parcels of land earmarked for potential development (“surplus land”). On August 8, 2005, the North Beach Partnership, a limited partnership, was formed with the purpose to develop, market and sell 78 resort villas (“North Beach Village”) on one parcel of surplus land acquired with the Hotel Del acquisition. The North Beach Village was to be an exclusive luxury “hotel within a hotel” consisting of 35 oceanfront villas and cottages. During November 2005, the Del Coronado Partnership partners executed a Distribution and Contribution Agreement which stipulated that the Del Coronado Partnership desired to distribute to KMC and the Company an undivided 50% interest each, in the North Beach Village land parcel and any improvements thereon. As disclosed in Note 24. “Subsequent Events” in January 2006 the Company sold its interest in the Del Coronado Partnership.

The following presents condensed balance sheets for these investments as of December 31, 2005 (in thousands):

	Desert Ridge
	Resort	WB Resort	CY-SF Hotel	Other Joint
	Partners, LLC	Partners, LP	Parent, LP	Ventures**	Total
Hotel and resort Properties	$236,266	$—	$72,601	$16,391	$325,258
Other assets	28,654	1,750	3,910	69,820	104,134
Mortgages and other notes payable	300,000	—	54,853	74,794	429,647
Other liabilities	14,817	1,024	15,906	420	32,167
Partners’ capital (deficit)	(49,897)	726	5,752	10,997	(32,422)
Carrying amount of investment	(15,672)	605	4,545	7,922	(2,600)
Company’s ownership interest at end of period	44.00%	49.00%	48.15%	9.90% - 50%
     The following presents condensed balance sheets for these investments as of December 31, 2004 (in thousands):

	Desert Ridge
	Resort	WB Resort	CY-SF Hotel	Other Joint
	Partners, LLC	Partners, LP	Parent, LP	Ventures**	Total
Hotel and resort Properties	$250,090	$181,318	$74,886	$—	$506,294
Other assets	18,547	20,189	4,937	72,763	116,436
Mortgages and other notes Payable	277,470	178,809	56,018	76,050	588,347
Other liabilities	16,772	22,530	12,763	291	52,356
Partners’ capital (deficit)	(25,605)	168	11,042	(3,578)	(17,973)
Carrying amount of investment	(5,498)	8,353	7,486	(93)	10,248
Company’s ownership interest at end of period	44.00%	49.00%	48.15%	9.90%

The following presents condensed statements of operations for these investments for the year ended December 31, 2005 (in thousands):

	Desert Ridge		CY-SF
	Resort	WB Resort	Hotel	Other Joint
	Partners, LLC	Partners, LP	Parent, LP	Ventures**	Total
Revenues	$116,442	$72,510	$21,706	$10,760	$221,418
Cost of sales	(49,503)	(25,139)	(7,673)	(3,490)	(85,805)
Expenses	(56,726)	(43,421)	(13,582)	(4,137)	(117,866)
Depreciation and amortization	(15,143)	(8,743)	(3,039)	(2,743)	(29,668)
Loss on extinguishment of debt	(15,684)	(2,107)	—	—	(17,791)
Gain on sale	—	103,468	—	—	103,468

Net income (loss)	$(20,614)	$96,568	$(2,588)	$390	$73,756

Income (loss) allocable to the Company	$(9,070)	$43,053	$(1,246)	$38	$32,775

Other comprehensive loss allocable to the Company	$(1,273)	$—	$—	$—	$(1,273)

Company’s ownership interest at end of period	44.00%	49.00%	48.15%	9.90%

The following presents condensed statements of operations for these investments for the year ended December 31, 2004 (in thousands):

	Desert Ridge		CY-SF
	Resort	WB Resort	Hotel	Other Joint
	Partners, LLC	Partners, LP	Parent, LP	Ventures**	Total
Revenues	$103,982	$68,611	$18,924	$12,327	$203,844
Cost of sales	(45,649)	(26,331)	(7,064)	(4,486)	(83,530)
Depreciation and amortization	(15,064)	(11,934)	(3,007)	(5,644)	(35,649)
Expenses	(56,925)	(46,181)	(12,404)	(13,192)	(128,702)
Minority interest in loss	—	—	—	2,638	2,638

Net income (loss)	$(13,656)	$(15,835)	$(3,551)	$(8,357)	$(41,399)

Income (loss) allocable to the Company	$(6,008)	$(7,759)	$(1,710)	$(2,992)	$(18,469)

Other comprehensive loss allocable to the Company	$(5,452)	$—	$—	$—	$(5,452)

Company’s ownership interest at end of period	44.00%	49.00%	48.15%	9.90% to 36.05%

The following presents condensed statements of operations for these investments for the year ended December 31, 2003 (in thousands):

	Desert Ridge		CY-SF
	Resort	WB Resort	Hotel	Other Joint
	Partners, LLC	Partners, LP	Parent, LP	Ventures**	Total
Revenues	$90,270	$55,766	$15,542	$12,960	$174,538
Cost of sales	(43,471)	(22,301)	(5,512)	(10,789)	(82,073)
Depreciation and amortization	(14,680)	(11,975)	(2,998)	(4,041)	(33,694)
Expenses	(53,993)	(42,521)	(11,330)	(6,011)	(113,855)
Minority interest in loss	—	—	—	1,828	1,828

Net income (loss)	$(21,874)	$(21,031)	$(4,298)	$(6,053)	$(53,256)

Income (loss) allocable to the Company	$(9,625)	$(10,305)	$(2,125)	$(1,915)	$(23,970)

Other comprehensive income allocable to the Company	$856	$—	$—	$—	$856

Company’s ownership interest at end of period	44.00%	49.00%	48.15%	9.90% to 31.25%

** For the year ended December 31, 2005, Other Joint Ventures includes the results of operations of CNL Plaza, Ltd., CNL Plaza Venture, Ltd. and the North Beach Partnership. For the years ended December 31, 2004 and 2003, Other Joint Ventures includes the results of operations of CNL Plaza, Ltd., CNL Plaza Venture, Ltd. and CTM, an investment which the Company wrote-off as of December 31, 2004, and was subsequently dissolved.
The Company is generally entitled to receive cash distributions in proportion to its ownership interest in each partnership. During the years ended December 31, 2005 and 2004, the Company received the following distributions, which reduced the carrying value of the investment (in thousands):

	December 31,
	2005		2004
Desert Ridge Resort Partners, LLC	$2,883		$2,899
WB Resort Partners, LP	50,653	(1)	—
CY-SF Hotel Parent, LP	1,624		976
CNL Plaza, Ltd.	218		208

	$55,378		$4,083

(1)	Of this distribution, $47.5 million relates to the WBR Sale.

7. Discontinued Operations:
On October 31, 2005, the Company, through certain of its affiliates, entered into the Purchase and Sale Agreement relating to the Del Sale. The Del Sale closed on January 9, 2006. For additional information see “Note 24. Subsequent Events.”
On September 1, 2005, the Company, through various wholly-owned subsidiaries, completed the sale (the “Pyramid Sale”) of five non-strategic Properties to Pyramid Hotel Opportunity Venture LLC (“Pyramid”). The Properties were sold for $109 million in cash, with a gain of approximately $3.0 million, net of a loss on extinguishment of debt of $2.3 million. The proceeds from the Pyramid Sale were used to repay a portion of long-term debt. The Pyramid Sale was completed pursuant to the terms of the Agreement of Purchase and Sale, dated July 5, 2005, between various wholly-owned subsidiaries of the Company and Pyramid.
On August 30, 2005, the Company completed the sale of the Lake Lanier Islands Resort to LLI Management Company, LLC for a purchase price of $24.5 million, resulting in a net gain of approximately $12.0 million (the “LLIR Sale”). The purchase price included $13 million in cash proceeds and the assumption of an $11.5 million leasehold obligation. In connection with the LLIR Sale, the Company terminated a sub-lease with Marriott. The consideration for such termination included cash and the conveyance of Marriott’s interests in the Renaissance PineIsle Resort and Golf Club. As a result, the Company recognized termination fee income of approximately $6.0 million which is reflected in discontinued operations in the accompanying consolidated statement of operations for the year ended December 31, 2005. The proceeds from the LLIR Sale were used to repay a portion of long-term debt.
On June 17, 2005, the Company, through various wholly-owned subsidiaries, completed the sale of 30 non-strategic Properties, including six Courtyard® by Marriott hotels, thirteen Residence Inn® by Marriott hotels, seven TownePlace Suites® by Marriott hotels, and four SpringHill Suites® by Marriott hotels, to Ashford Hospitality Limited Partnership, an affiliate of Ashford Hospitality Trust, Inc. (NYSE: AHT) (the “Ashford Sale”), for total gross proceeds of $465 million in cash, resulting in a net gain of approximately $41.5 million, net of a loss on extinguishment of debt of $7.7 million. Included in the gain on sale is a $1.9 million gain related to the settlement of amounts owed to hotel managers for liquidity facility loans for less than their carrying amounts. Upon closing, $302.7 million of outstanding debt as well as $107.9 million in additional debt pursuant to the release provisions of two of the Company’s debt agreements was repaid with a portion of the proceeds from the Ashford Sale.
On June 9, 2005, the Company completed the sale of the Holiday Inn Express located in Austin, TX for total gross proceeds of $2.8 million in cash, resulting in a net loss of $0.1 million. During the first three months of the year, the Company recorded an impairment charge of $0.3 million in order to write down the value of this Property to its expected sales value less estimated costs to sell. The proceeds from the sale were used to repay a portion of long-term debt.
On March 10, 2005, the Company sold the Holiday Inn Express located in Bloomington, MN for approximately $5.5 million in cash which resulted in a net gain of $0.7 million. The proceeds from the sale were used to repay a portion of the Company’s long-term debt.
During the second half of 2004, the Company sold four Properties — the Hampton Inn in Omaha, Nebraska, the Comfort Inn in Marietta, Georgia, the Hampton Inn in Denver, Colorado, and the Residence Inn in Charlotte, North Carolina — to unaffiliated third parties for total gross proceeds of $18.1 million resulting in a loss of $1.3 million including a previous write-down of $2.0 million to estimated sales value less cost to sell for these Properties. The majority of the proceeds from these sales were used to pay down outstanding debt.

The results of operations for the Del Sale, the Pyramid Sale, the LLIR Sale, the Ashford Sale, the Holiday Inn Express located in Austin, TX and the Holiday Inn Express located in Bloomington, MN have been classified as discontinued operations in the accompanying consolidated statements of operations for the years ended December 31, 2005, 2004 and 2003 to the extent and for the periods such Properties were owned by the Company. In addition, the results of operations of the four Properties the Company sold in 2004 have been classified as discontinued operations in the accompanying consolidated statements of operations for the years ended December 31, 2004 and 2003. The December 31, 2005 and 2004 balance sheets have been reclassified to report the assets and liabilities of these sold Properties as assets held for sale and liabilities associated with assets held for sale.
Results from discontinued operations were as follows (in thousands):

	Year Ended December 31,
	2005	2004	2003
Revenues	$222,634	$288,441	$88,198
Income from lease termination	5,982	—	—
Expenses	(148,884)	(190,543)	(49,948)
Depreciation and amortization	(23,904)	(35,538)	(14,611)
Write-down of assets	(345)	(5,920)	—
Interest and loan cost amortization	(38,345)	(25,051)	(2,146)

Income from discontinued operations	17,138	31,389	21,493
Gain on sale of assets	67,321	645	—
Loss on extinguishment of debt	(13,469)	—	—
Minority interests	(1,681)	(5,091)	(181)
Income tax (expense) benefit	(4,322)	(1,097)	1,126

	$64,987	$25,846	$22,438

8. Prepaid Expenses and Other Assets:
Prepaid expenses and other assets as of December 31, 2005 and 2004 were approximately $99.2 million and $55.8 million, respectively, and consist primarily of prepaid operating expenses, inventory, deposits and investments in hedge instruments and securities at the Company’s Properties. The year over year increase is due primarily to a $15.2 million deposit recorded in connection with the GL Purchase, $14.2 million of prepaid insurance and $14.0 million of prepaid Asset Management Fees recorded in connection with the Payment Agreement (as defined in Note 15. “Related Party Transactions”). For additional information regarding the GL Purchase see “Note 24. Subsequent Events.”
9. Investments:
In 2003, through a wholly-owned subsidiary, the Company invested $19.0 million in 190,266 shares of convertible preferred partnership units of Hersha Hospitality Limited Partnership. Through March 31, 2004, this investment was accounted for under the cost basis method of accounting as there was no market for the underlying investment. In April 2004, the Company exercised its right to convert these shares into 2.8 million shares of common stock of Hersha Hospitality Trust (“HT”), a publicly-traded hospitality REIT and simultaneously sold 2.5 million of these shares. The HT common stock sold generated approximately $25.0 million in gross proceeds and resulted in a realized gain of approximately $8.0 million.

In December 2004, the Company sold the remaining 316,000 shares of HT common stock for proceeds of $3.4 million resulting in a gain of $1.3 million being recorded. As of December 31, 2004, the Company no longer owned any shares of HT common stock; however, the Company remains a majority owner in a partnership with HT that owns one Property in New York, New York.
10. Goodwill and Intangible Assets:
Goodwill and intangible assets, net of accumulated amortization, consisted of the following at December 31 (in thousands):

	2005	2004
Goodwill	$513,132	$491,791
Intangibles	336,723	347,265

	$849,855	$839,056

The gross carrying amounts and accumulated amortization of the Company’s goodwill and intangible assets are as follows at December 31, 2005 (in thousands):

Goodwill and	Weighted	Gross Carrying	Accumulated	Net
Intangible Assets	Average Life	Amount	Amortization	Book Value
Goodwill	Indefinite	$513,132	n/a	$513,132
Tradenames	Indefinite	199,757	n/a	199,757
Rental pool operating rights	Indefinite	15,900	n/a	15,900

Goodwill and other intangible assets with indefinite lives		728,789	n/a	728,789

Beneficial operating rights	29.7 years	43,900	(3,032)	40,868
Advanced bookings	7.0 years	16,442	(4,609)	11,833
Membership contracts	13.7 years	50,842	(8,472)	42,370
Favorable ground lease	39.0 years	27,431	(1,436)	25,995

Intangible assets with finite lives		138,615	(17,549)	121,066

Total goodwill and intangible assets		$867,404	$(17,549)	$849,855

The $21.4 million increase in goodwill during 2005 is due to the recording of the terms of the Payment Agreement (as defined in Note 15, “Related Party Transactions”) with the Company’s Advisor. For additional information, see Note 15, “Related Party Transactions.”
Amortization expense of $10.7 million and $7.2 million was recorded for the years ended December 31, 2005 and 2004, respectively.
The estimated future amortization expense for the Company’s intangible assets with finite lives, as of December 31, 2005 is as follows (in thousands):

2006	$9,700
2007	9,700
2008	9,700
2009	9,700
2010	9,700
Thereafter	72,566

Total	$121,066

11. Income Taxes:
As a result of the KSL Acquisition, the Company has acquired assets with a tax basis that is lower than their carrying value. The Company has not reflected any deferred tax liabilities as a result of this transaction relating to this difference in basis due to its intent to either hold the Properties for the required ten-year period or to utilize expected tax benefits from net operating loss carry-forwards or other tax planning strategies. The Company also acquired deferred tax assets of $7.8 million in connection with the KSL Acquisition and has recorded a full valuation allowance as part of the purchase accounting due to the limited operating history of these newly formed TRS entities.
Prior to the RFS Acquisition the types of temporary differences between the tax basis of assets and liabilities and their GAAP financial statement reporting amounts were principally attributable to net operating losses of the Company’s TRS entities. The Company did not record this future potential benefit because its TRS entities did not have sufficient historical earnings on which to base a potential future benefit. In connection with the RFS Acquisition, the Company acquired approximately $24.5 million, net of Section 382 limitations, of deferred tax assets arising principally from amortization of certain lease termination costs with the remainder due to net operating losses at RFS’s TRS entities.
As of December 31, 2004, the Company determined that a valuation allowance was necessary for its entire deferred income tax asset pertaining to the portfolio of limited service and extended stay Properties acquired in the RFS Acquisition. The accumulated deferred income tax asset has continued to increase due to net operating losses incurred at TRS entities that lease these Properties. These losses have been generated primarily due to the terms of the TRS leases which were structured in most instances prior to the recent downturn in the lodging industry and in advance of repositioning changes the Company has made in the third-party management companies operating these Properties. The Company’s determination was primarily based upon the Properties’ operating histories during the recent lodging industry downturn and the uncertainty of the level of recovery and consequently the uncertainty that the accumulated benefit will be realized in future periods. Accordingly, the Company recorded a full valuation allowance associated with its deferred income tax asset in accordance with SFAS No. 109, “Accounting for Income Taxes.” In addition, the Company discontinued recording a deferred income tax benefit for 2005.
The income tax (expense) benefit consists of the following component for each of the years ended December 31 (in thousands):

	2005	2004	2003
Current:
Federal	$(687)	$(1,757)	$(86)
State	458	(954)	(371)

	(229)	(2,711)	(457)

Deferred:
Federal	(897)	(21,749)	1,112
State	(231)	(4,079)	209

	(1,128)	(25,828)	1,321

Total income tax (expense) benefit	$(1,357)	$(28,539)	$864

The income tax (expense) benefit for each of the years ended December 31 has been allocated as follows (in thousands):

	2005	2004	2003
Continuing operations	$2,965	$(27,442)	$(262)
Discontinued operations	(4,322)	(1,097)	1,126

Total income tax (expense) benefit	$(1,357)	$(28,539)	$864

The components of the deferred taxes recognized in the accompanying consolidated balance sheets at December 31 are as follows (in thousands):

	2005	2004
Deferred tax assets:
Net operating loss	$87,736	$60,947
Lease termination	7,760	12,462
Other	(3,094)	561
Valuation allowance	(93,530)	(73,970)

	$(1,128)	$—

Net operating loss carryforwards for federal and state income tax purposes expire as follows (in thousands):

2021	$8,000
2022	20,000
2023	32,000
2024	99,000
2025	71,000

Total	$230,000

12. Indebtedness:
Indebtedness consisted of the following at December 31 (in thousands):

	2005	2004
Mortgages payable	$2,580,079	$2,829,495
Construction loan facilities	—	40,305
Tax incremental financing note	7,783	7,783

Indebtedness collateralized by Properties	2,587,862	2,877,583

Unsecured notes	11,592	1,000

	$2,599,454	$2,878,583

Some debt arrangements allow for repayments earlier than the stated maturity date. The weighted average effective interest rate on mortgages and other notes payable was approximately 7.30 percent and 5.89 percent as of December 31, 2005 and 2004, respectively. The fair value of the Company’s fixed rate long-term debt was $891.0 million and $916.5 million at December 31, 2005 and 2004, respectively. Fair value was determined based on market prices or discounted cash flows as of those respective dates.
Certain loan agreements contain net worth or debt service coverage ratio requirements. Violation of these covenants could potentially trigger penalties, including increased interest rates and cash management arrangements whereby the lenders or their designated loan servicers capture operating cash from the collateral Properties and administer the payment of property taxes, insurance, debt service and expenditures for other obligations. Other covenants restrict the Company’s ability to borrow money, pay dividends on or repurchase capital stock, make investments and sell assets or enter into mergers or acquisitions. The Company was in compliance with these covenants as of December 31, 2005.
Significant indebtedness activity in 2005 for the Company, or its unconsolidated entities is discussed below.
In November 2005, in connection with the payment of a commercial insurance policy premium, the Company entered into a $12.5 million loan with Cananwill, Inc., the insurer of the policy (the “Cananwill Loan”). The Cananwill Loan has a maturity date of October 1, 2006 and an annual interest rate of 6.99 percent.
On September 30, 2005, CNL Hospitality Partners, LP, a wholly-owned subsidiary of the Company, entered into a $200 million senior secured revolving credit facility (the “Revolver”). The Revolver was arranged by Banc of America Securities LLC as Sole Lead Arranger and Sole Book Manager. Bank of America, N.A. is the Administrative Agent. The syndicate of participating financial institutions includes Barclay’s Capital, Calyon New York Branch, Citibank North America Inc., Deutsche Bank Trust Company Americas and Wachovia Bank NA.
The Revolver has an initial maturity date of September 30, 2008. The initial interest rate is one-month LIBOR plus a 225 basis point margin (one-month LIBOR was equal to 4.39 percent as of December 31, 2005), with provision for potential decreases in the rate during the term based upon decreases in the Company’s leverage level. Approximately $73 million of the Revolver was drawn at closing to retire the remaining balance of a senior term loan one year prior to its scheduled maturity and to pay closing expenses related to the Revolver. On November 7, 2005, the outstanding balance on the Revolver was repaid using proceeds form the WBR Sale. As of December 31, 2005, there is no outstanding balance remaining on the Revolver; however, it serves as security for several stand-by letters of credit, thereby reducing the amount available to the Company. As of December 31, 2005, approximately $181.3 million is available to the Company.
The Revolver is collateralized by 25 Properties, and contains affirmative and negative loan covenants, as defined in the Revolver agreement, which require the Company to, among other things, (i) maintain a minimum ratio of net operating income to the aggregate sum of debt service, (ii) maintain reserve accounts, and (iii) comply with other customary affirmative and negative covenants including a restriction on the amount of distributions to stockholders in excess of a specified measure. The limitation on distributions is set at $50 million above cash available for distributions as defined in the Revolver agreement. Interest-only payments are due monthly with any outstanding principal balance due at the anticipated maturity date in September 2008. The Revolver permits an increase to the available balance up to $300 million dependent upon the addition of permitted collateral.
On June 15, 2005, DRR, LLC, an unconsolidated entity of the Company in which the Company owns a 44 percent interest, entered into a $301.5 million loan agreement (the “DRR Loan”) with Barclays Capital Real Estate Inc. DRR, LLC owns Desert Ridge. The DRR Loan has an initial maturity date of July 9, 2007 and includes three additional one-year extensions, subject to certain conditions, available at DRR, LLC’s option, including the payment of an extension fee. Approximately $275 million of the DRR Loan proceeds were used to refinance all of the previously existing outstanding debt of DRR, LLC. The remaining proceeds were used to pay expenses related to the early extinguishment of the previously existing debt and closing of the DRR Loan. In connection with the refinancing, DRR, LLC recorded a loss on extinguishment of debt of $15.7 million.
The DRR Loan is collateralized by Desert Ridge, bears interest at a rate of one-month LIBOR plus 226 basis points per year (one-month LIBOR was equal to 4.39 percent as of December 31, 2005), and contains restrictive covenants, as defined in the loan agreement, which require DRR, LLC to (i) maintain a minimum ratio of net operating income to the aggregate sum of debt service, (ii) incur debt only as permitted, (iii) maintain reserve accounts, and (iv) comply with other customary affirmative and negative covenants. Payments of interest only are due monthly through the expected maturity in July 2007. The interest rate on the new debt is substantially less than the weighted—average rate of the refinanced debt. DRR, LLC is in compliance with covenants as of December 31, 2005.
In conjunction with the DRR Loan, DRR, LLC entered into an interest rate protection agreement which caps one-month LIBOR at 4.50 percent for the initial term of the DRR Loan. The interest rate protection agreement is designated as a cash flow hedge. DRR, LLC paid $1.0 million to acquire this hedge. On June 28, 2005, the DRR Loan balance was reduced to $300.0 million and the interest rate was adjusted to LIBOR plus 225 basis points on an annual basis.
On February 9, 2005, the Del Coronado Partnership obtained a $400 million loan from an affiliate of Deutsche Bank (the “Del CMBS Loan”). The initial funding under the loan in the amount of $340 million occurred on February 9, 2005 and the remaining funding of $60 million occurred on April 7, 2005. In connection with the Del Sale the Del CMBS loan has been included in liabilities associated with assets held for sale in the accompanying consolidated balance sheet, as of December 31, 2005.
Upon closing, $290 million of the loan proceeds were used to refinance the existing outstanding debt of the Del Coronado Partnership. In connection with the repayment of the original loan, the Company wrote off $2.7 million in unamortized loan costs and incurred a prepayment penalty of $1.5 million. These amounts were recorded as a loss on extinguishment of debt during the year ended December 31, 2005 in the accompanying consolidated statements of operations. The Del Coronado Partnership distributed a portion of the loan proceeds to the Company and KMC as a return of capital and designated a portion of the loan proceeds to make improvements to the Hotel Del. The remaining portion of the loan proceeds were designated to finance the Del Coronado Partnership’s development of the North Beach Village, as well as an expansion of the fitness and spa facilities.
The loan bears interest at a blended rate of one-month LIBOR plus 210 basis points per annum (one-month LIBOR was equal to 4.39 percent as of December 31, 2005). The loan requires monthly payments of interest only through maturity on February 9, 2008. There are two one-year extensions available to the Del Coronado Partnership subject to, among other conditions, the loan not being in default and extended interest rate caps being provided. The loan is collateralized by the Hotel Del and Del Coronado Partnership equity and contains restrictive covenants, as defined in the Del CMBS Loan, which require the Del Coronado Partnership to (i) maintain a minimum ratio of net operating income to the aggregate sum of debt service, (ii) incur debt only as permitted, (iii) maintain reserve accounts, and (iv) comply with other customary affirmative and negative covenants. The Del Coronado Partnership was in compliance with these covenants as of December 31, 2005. On January 9, 2006, the Company sold all of its interests in the Del Coronado Partnership and the North Beach Partnership. For additional information see “Note 24. Subsequent Events.”
In connection with the Del CMBS Loan the Del Coronado Partnership entered into various interest rate protection agreements in order to cap the LIBOR interest rate of the loan at 4.00 percent per annum for the initial term of the loan. These agreements have been designated as cash flow hedges. The Del Coronado Partnership paid $3.9 million to acquire these interest rate protection agreements.

In connection with the sale of 39 Properties (including the Ashford Sale, the Pyramid Sale, and the LLIR Sale) during the year ended December 31, 2005, the Company received gross proceeds of approximately $650.1 million. Substantially all of the net proceeds received in connection with the sale of these Properties were used to pay down approximately $541.0 million of long-term indebtedness.

Indebtedness consisted of the following as of December 31 (in thousands):

					2005	2004
	Collateral (1)	Interest Rate (2)		Maturity Date	Balance	Balance
Floating rate debt:
Term loan		LIBOR + 300 bps		October 2006	$—	$169,790
CMBS loan	5 hotels	LIBOR + 332.5 bps	(3)	September 2009	1,500,000	1,500,000
CMBS loan		LIBOR + 247 bps	(3)	December 2008	—	66,660
Mortgage debt	4 hotels	LIBOR + 230 bps	(4)	October 2006	94,919	96,688
Mortgage debt	1 hotel	CDOR + 375 bps	(5)	April 2009	37,752	36,533
Mortgage debt	1 hotel	LIBOR + 350 bps		August 2006	15,720	15,900
Secured revolver	25 hotels	LIBOR + 225 bps		September 2008	—	—
Construction loan		LIBOR + 275 bps	(6)	December 2005	—	40,305

Total floating rate debt					1,648,391	1,925,876

Fixed rate debt:
Mortgage debt	8 hotels	6.53%		November 2007	88,225	90,516
Mortgage debt	3 hotels	8.34%		December 2007	50,000	50,000
Mortgage debt	2 hotels	5.67%		January 2008	77,053	78,650
Mortgage debt	1 hotel	5.84%		December 2007	30,435	31,000
Mortgage debt	1 hotel	4.93%		July 2008	50,000	50,000
Mortgage debt	2 hotels	5.50%		January 2009	127,200	127,200
Mortgage debt	10 hotels	7.83%		December 2008	48,843	49,888
Mortgage debt	1 hotel	5.60%		April 2009	31,504	32,115
Mortgage debt	7 hotels	7.67%	(7)	July 2009	78,836	80,727
Mortgage debt	5 hotels	5.95%		March 2010	145,000	145,000
Mortgage debt	8 hotels	8.00%		August 2010	86,371	88,549
Mortgage debt	1 hotel	8.08%		August 2010	45,062	45,717
Mortgage debt	1 hotel	8.32%		January 2011	6,345	6,452
Mortgage debt	1 hotel	8.11%		February 2011	27,355	27,993
Mortgage debt	1 hotel	7.78%		January 2023	8,672	8,888
Mortgage debt	1 hotel	8.29%		December 2025	30,787	31,229
Tax incremental financing note	1 hotel	12.85%	(8)	June 2018	7,783	7,783
Insurance financing note	n/a	6.99%		October 2006	10,592	—
Publicly-traded term notes	n/a	9.75%		March 2012	1,000	1,000

Total fixed rate debt					951,063	952,707

Total debt					$2,599,454	$2,878,583

1.	As of December 31, 2005, 99 percent of the Properties the Company directly owned were pledged as collateral under the Company’s financing arrangements.

2.	As of December 31, 2005 and 2004, LIBOR was 4.39 percent and 2.42 percent, respectively, and CDOR was 3.37 percent and 2.56 percent.

3.	Blended interest rate

4.	Interest rate floor of 4.96%

5.	Interest rate floor of 6.25%

6.	Interest rate floor of 6.75%

7.	Average interest rate as the loans bear interest ranging from 7.5% to 7.75%

8.	This note is paid down with incremental real estate taxes bearing an interest rate of 12.85%
The following is a schedule of maturities for all long-term borrowings at December 31, 2005 (in thousands) after giving consideration to extensions of maturities available to the Company

2006 (i)	$133,923
2007	176,004
2008	213,006
2009 (ii)	1,770,905
2010	232,787
2011 and thereafter	72,829

Total	$2,599,454

(i)	As disclosed in Note 24 “Subsequent Events” approximately $100 million of the Company’s long-term borrowings scheduled to mature in 2006 was refinanced in March 2006 and the maturity extended to April 2011.

(ii)	As disclosed in Note 24 “Subsequent Events” approximately $1.5 billion of the Company’s long-term borrowings scheduled to mature in 2009 was refinanced in January 2006 and the maturity extended to February 2011.
13. Derivative Instruments and Hedging Activities:
Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” (SFAS 133), as amended and interpreted, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. As required by SFAS 133, the Company records all derivatives on the balance sheet at fair value. The accounting for changes in the fair value of derivatives depends on the intended use of the derivative and the resulting designation. Derivatives used to hedge the exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Derivatives used to hedge the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges.

For derivatives designated as fair value hedges, changes in the fair value of the derivative and the hedged item related to the hedged risk are recognized in earnings. For derivatives designated as cash flow hedges, the effective portion of changes in the fair value of the derivative is initially reported outside of earnings in other comprehensive income and subsequently reclassified to earnings when the hedged transaction affects earnings, and the ineffective portion of changes in the fair value of the derivative is recognized directly in earnings. For derivatives designated as net investment hedges, changes in the fair value of the derivative are reported outside of earnings in other comprehensive income as part of the cumulative translation adjustment. The Company assesses the effectiveness of each hedging relationship by comparing the changes in fair value or cash flows of the derivative hedging instrument with the changes in fair value or cash flows of the designated hedged item or transaction. For derivatives not designated as hedges, changes in fair value are recognized in earnings.

The Company’s objective in using derivatives is to add stability to interest expense and to manage its exposure to interest rate movements or other identified risks. To accomplish this objective, the Company primarily uses interest rate caps as part of its cash flow hedging strategy. Interest rate caps designated as cash flow hedges involve the receipt of variable rate amounts in exchange for one upfront fixed rate payment over the life of the agreements without exchange of the underlying principal amount. The Company also uses foreign exchange forwards to hedge its net investment in Canada.

As of December 31, 2005, no derivatives were designated as fair value hedges. Additionally, the Company does not use derivatives for trading or speculative purposes and currently does not have any derivatives that are not designated as hedges.

At December 31, 2005, derivatives with a fair value of $11.2 million were included in other assets. The change in net unrealized gains/losses of $7.6 million in 2005 for derivatives designated as cash flow hedges is separately disclosed in the statement of changes in stockholders’ equity and comprehensive income (loss). The Company also recorded $7,000 as a current period adjustment to recognize the change in value for its hedge of an investment in foreign operations related to its Property in Montreal, Canada.

Amounts reported in accumulated other comprehensive income (loss) related to derivatives will be reclassified to interest expense as interest payments are made on the Company’s variable-rate debt. The change in net unrealized gains/losses on cash flow hedges reflects a reclassification of $0.8 million of net unrealized gains/losses from accumulated other comprehensive income to interest expense during 2005. During 2006, the Company estimates that an additional $5.0 million will be reclassified.

As a result of the KSL Acquisition in April 2004, the Company assumed various interest rate protection agreements to limit the Company’s exposure to interest rate fluctuations on the Existing KSL Loan. These agreements were designated as cash flow hedges by the Company. In September 2004, the hedges were terminated in connection with the payoff of the Existing KSL Loan (for additional information, see Note 12, “Indebtedness”). As a result of hedge ineffectiveness during the holding period and the subsequent termination of the hedge, the Company transferred an accumulated net holding gain of $3.5 million from other comprehensive income to revenue which is reflected as a gain on termination of hedges in the accompanying consolidated statements of operations during the year ended December 31, 2004. No other hedge ineffectiveness was recognized during 2004.

The following table summarizes the notional values and fair values of our derivative financial instruments and those of our unconsolidated entities at December 31, 2005. The notional value provides an indication of the extent of our involvement in these instruments as of the balance sheet date, but does not represent exposure to credit, interest rate or market risks.

		Index at	Index Cap		Fair Value
Notional Amount	Index	12/31/05	Strike	Cap Maturity	(in thousands)
$900 million *	LIBOR	4.39%	4.25%	September 2006	$2,750
$100 million *	LIBOR	4.39%	4.25%	September 2006	306
$100 million *	LIBOR	4.39%	4.25%	September 2006	306
$100 million *	LIBOR	4.39%	4.25%	September 2006	306
$100 million *	LIBOR	4.39%	4.25%	September 2006	306
$100 million *	LIBOR	4.39%	4.25%	September 2006	306
$100 million *	LIBOR	4.39%	4.25%	September 2006	306
$230 million **	LIBOR	4.39%	4.00%	February 2008	3,797
$90 million **	LIBOR	4.39%	4.00%	February 2008	1,485
$20 million **	LIBOR	4.39%	4.00%	February 2008	330
$60 million **	LIBOR	4.39%	4.00%	February 2008	990
HYT Montreal	CDOR	3.32%	7.00%	April 2007	0
$270 million ***	LIBOR	4.39%	4.50%	July 2007	1,454
$31.5 million ***	LIBOR	4.39%	4.50%	July 2007	170

*	Represents derivative financial instruments related to the Company’s consolidated Properties.

**	Represents derivative financial instruments related to the Company’s one Property held for sale.

***	Represents derivative financial instruments related to the Company’s unconsolidated Properties for which the Company’s portion is recorded in other comprehensive income.
14. Distributions:
For the years ended December 31, 2005 and 2004, approximately 31 percent and 23 percent, respectively, of the distributions paid to stockholders were considered ordinary income, approximately 34 percent and 0 percent, respectively, of the distributions paid to stockholders were considered capital gain distributions, and approximately 35 percent and 77 percent, respectively, were considered a return of capital to stockholders for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 2005 and 2004, were required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders’ return on their invested capital (“Invested Capital”) as defined in the Company’s Articles of Amendment and Restatement (the “Charter”). The return of Invested Capital relates to a preferred return (the “Preferred Return”) to the Company’s stockholders, as defined in the Charter, consisting of the sum of (i) the Stockholder’s 8% Return, as defined in the Charter, and (ii) 100% of the Invested Capital. Prior to possible payment of certain fees to the Advisor pursuant to the Charter, the Company’s stockholders must first receive their Preferred Return. Invested Capital is calculated pursuant to the Company’s Charter and requires that, among other things, the portion of any distribution that is attributable to “Net Sales Proceeds”, as defined in the Company’s Charter, is deducted from the calculation of Invested Capital. Since none of the Company’s distributions were deemed to have resulted from such proceeds, Invested Capital was not reduced for purposes of calculating the Preferred Return.
15. Related Party Transactions:
Certain Directors and officers of the Company hold similar positions with the Advisor and its affiliates. These affiliates are by contract entitled to receive fees and compensation for services provided in connection with the acquisition, development, management and sale of the Company’s assets. During 2005, CNL Securities Corp. (“CSC”), the managing dealer of our prior offerings, conducted a compliance review relative to recent rule changes implemented by the NASD. Based upon this review, CSC determined that certain commissions, totaling $2.1 million, accrued in 2004 and paid in January 2005, by the Company, should not have been paid to CSC as they had reached the cap on such costs that could be passed through to the Company. CSC refunded these commissions to the Company in November 2005.

In addition, CSC determined that the Company had exceeded the stock issuance cost cap in connection with the Company’s third best-efforts offering in April 2002, by an amount of $0.4 million. CSC refunded these costs to the Company in November 2005.

Amounts incurred (refunded) relating to these transactions with affiliates were as follows for the years ended December 31 (in thousands):

	2005	2004
CNL Securities Corp.:
Selling commissions (refund), net	$(2,103)	$47,519
Marketing support fee and due diligence expense reimbursements (refund), net	(394)	3,072

	(2,497)	50,591

The Advisor and its affiliates:
Acquisition fees	23,000	30,235
Development fees	3,001	2,224
Asset management fees	27,868	26,505

	53,869	58,964

	$51,372	$109,555

Approximately $27.0 million and $5.9 million are included in due to related parties in the accompanying consolidated balance sheets as of December 31, 2005 and 2004, respectively.

The Advisor and its affiliates provide various administrative services to the Company, including, but not limited to, services related to legal administration; accounting; financial, tax, insurance administration and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offerings), on a day-to-day basis. The expenses incurred for these services were $4.5 million and $12.5 million for the years ended December 31, 2005 and 2004, respectively.

The expenses incurred for these services were classified as follows for the years ended December 31 (in thousands):

	2005	2004
Stock issuance costs	$—	$8,188
General operating and administrative expenses	4,515	4,328

	$4,515	$12,516

Pursuant to our Advisory Agreement, the Advisor provides management services relating to the Company’s business, the Properties and, if applicable, any mortgage loans the Company may provide to other hotel and resort operators. Under the terms of this Advisory Agreement, the Advisor is responsible for assisting the Company in negotiating leases, permanent financing, mortgage loans to other hotel and resort operators and short-term loans or lines of credit; collecting rents and payments on any mortgage financing the Company provides; inspecting the Properties and the tenants’ or managers’ books and records; and responding to tenants’ or managers’ inquiries and notices. The Advisor also provides the Company with services pertaining to the expansion, renovation, refurbishment, development, and construction of the Company’s Properties (“the PD&C Services”), and with accounting, technical and other administrative services (the “Administrative Services”). In exchange for the management services, the Advisor is entitled to receive an asset management fee (the “Asset Management Fee”). The Asset Management Fee is calculated monthly as the amount equal to one-twelfth of 0.60 percent of the total amount invested in the Company’s Properties, exclusive of Acquisition Fees (as described herein) paid to the Advisor and acquisition expenses, plus one-twelfth of 0.60 percent of the outstanding principal amount of any mortgage loans made by the Company as of the end of the preceding month. The fees the Company pays to the Advisor for PD&C Services reflect a negotiated percentage (typically four to five percent) of anticipated project costs and may include an incentive fee based on the amount a project is completed under the anticipated project costs. The fees the Company pays to the Advisor for Administrative Services are predetermined based upon an hourly rate for the specific personnel of the Advisor or its affiliates performing such services for the Company.

For identifying Properties for the Company to acquire, structuring the terms of the acquisition and the TRS leases for the Properties (as applicable) and structuring the terms of any mortgage loans related to the acquisition, the Advisor receives an acquisition fee (the “Acquisition Fee”), which prior to April 2005 was equal to 4.5 percent of gross proceeds from the Company’s equity offerings and/or loan proceeds from permanent financing that the Company used to acquire such Properties. Pursuant to the terms of an Amended and Restated Renewal Agreement executed by the Company and the Advisor (as more fully described herein) in December 2005, the Acquisition Fee applicable under the Advisory Agreement for services rendered by the Advisor was adjusted to 3.0 percent effective as of April 1, 2005. For providing services in connection with the sale of the Company’s Properties, the Advisor may receive a subordinated disposition fee equal to the lesser of (i) one-half of a competitive real estate commission, as defined in the Advisory Agreement, or (ii) three percent of the sale price of such Properties. The subordinated disposition fee is only paid if the Company’s stockholders have received distributions in excess of a predefined minimum threshold. Certain of the above fees ordinarily paid to the Advisor were not being paid prior to December 2005, pursuant to the terms of the Existing Merger Agreement (as defined below) between the Company and CHC.

On March 31, 2005, the Company entered into an agreement with CHC (the “Renewal Agreement”), with respect to the Advisory Agreement, effective as of April 1, 2004, between the Company and CHC (the “Advisory Agreement”), pursuant to which the Advisory Agreement was renewed for an additional one-year term commencing on April 1, 2005, and ending on March 31, 2006. Pursuant to the terms of the Renewal Agreement, the parties agreed to further review and negotiate the rate of Acquisition Fees under the Advisory Agreement.

On December 30, 2005, the Company and CHC also entered into an Amended and Restated Renewal Agreement (the “Amended and Restated Renewal Agreement”), which amended and restated the Renewal Agreement and amended the Advisory Agreement (as so amended, the “Amended Advisory Agreement”). The Amended and Restated Renewal Agreement provides for a reduction in the rate of Acquisition Fees from 4.5% to 3.0%, retroactive to April 1, 2005.

In April 2004, the Company entered into a merger agreement with CHC (the “Existing Merger Agreement”). The Existing Merger Agreement provides for the merger of CHC into a wholly-owned subsidiary of the Company’s (the “Existing Merger”) and was approved by the Company’s stockholders at the Company’s 2004 Annual Meeting of Stockholders. Completion of the Existing Merger was subject to the satisfaction or waiver, where permissible, of a number of conditions, some of which can no longer be fulfilled and would require waivers. Under the terms of the Existing Merger Agreement, either party may terminate the Existing Merger Agreement, although neither party has done so nor indicated the intent to do so. A special committee of the Company’s Board of Directors, comprised of three of the Company’s independent Board members (the “Special Committee”), has the authority to waive or amend provisions of the Existing Merger Agreement on the Company’s behalf. Although the Existing Merger Agreement remains in effect, as reported in the Company’s Current Report on Form 8-K dated December 30, 2005, the Special Committee, on the Company’s behalf, and CHC are engaged in active negotiations to arrive at mutually agreeable revised terms of an amended merger agreement. If an agreement cannot be reached on revised terms, including an amount of consideration materially more favorable to the Company than previously proposed in the Existing Merger Agreement, the Existing Merger Agreement will be terminated. The Company anticipates that if an amended merger agreement results from such discussions, the amended merger agreement would be submitted to the Company’s stockholders for approval. There can be no assurance that the Company and CHC will agree to amend the Existing Merger Agreement or, if amended, that such amended merger agreement, or any merger agreement, will be consummated.

The Existing Merger Agreement provides that during the period from the execution of the Existing Merger Agreement, April 29, 2004, until the earlier of (i) the Existing Merger becoming effective or (ii) the Existing Merger Agreement being terminated, CHC will earn and be paid the following fees: (a) monthly Asset Management Fees as described above and (b) development fees earned by CHC or its subsidiaries in the ordinary course of business. Additionally, CHC will continue to be reimbursed for expenses incurred in the ordinary course of business in accordance with the terms of the Advisory Agreement, including but not limited to, accounting fees. Under the Existing Merger Agreement, CHC is not entitled to receive any other fees from the Company to which it otherwise would have been entitled under the Advisory Agreement. For the years ended December 31, 2005 and 2004, the Company paid CHC Asset Management Fees of $27.9 million and $26.5 million, respectively, and PD&C fees of $3.0 million and $2.2 million, respectively. Prior to entering into the Existing Merger Agreement, the Company paid CHC Acquisition Fees of 4.5 percent of equity raised through the sale of common stock in connection with the Company’s fifth best-efforts offering and in connection with the acquisition of long-term debt. During the year ended December 31, 2005 and 2004, the Company paid acquisition fees totaling $23.0 million and $30.2 million in connection with the Company’s fifth best-efforts offering of common stock and the acquisition of long-term debt, respectively.

In connection with the Existing Merger Agreement, the Company entered into employment agreements with certain of CHC’s officers, pursuant to which such persons have agreed to serve as the Company’s officers effective as of the effective date of the Existing Merger. The Company has reserved 1,788,000 shares of its common stock awards pursuant to the terms of its 2004 omnibus long-term incentive plan, some of which, pursuant to the aforementioned employment agreements, were intended to be granted to such persons. The initial term of these employment agreements terminates on December 31, 2007. Since, as of the date of this filing the Existing Merger has not been consummated and is not likely to be consummated in its current form, these employment agreements are not yet effective and the Company does not believe they will become effective in their current form.

On December 30, 2005, the Company and CHC entered into a Payment Agreement (the “Payment Agreement”) which provides for certain payments in the aggregate amount of $37 million (the “Payment Amount”) by the Company to CHC in full satisfaction of Acquisition Fees in the aggregate amount of approximately$82.7 million that were deferred (the “Payable Fees”) pursuant to the terms of the Existing Merger Agreement.

The Payment Agreement provides for the payment to CHC of an aggregate of $37 million as follows: (i) $10 million in cash to CHC, which was paid, on December 30, 2005, and (ii) an uncollateralized promissory note made by the Company to CHC in the original principal amount of $27 million, which was issued and delivered (the “Promissory Note”).The Promissory Note requires payment of principal, with any unpaid accrued interest, of $15 million on January 31, 2006 and $12 million on January 31, 2007. Interest accrues under the terms of the Promissory Note at 6% per annum. Pursuant to the Payment Agreement, CHC agreed that (i) the Payment Amount is in full satisfaction and payment of all its rights and interests with respect to the Payable Fees and (ii) there are no other unpaid Acquisition Fees which have been incurred by the Company or earned by CHC on or prior to December 31, 2005, other than the Payable Fees. In addition, under the terms of the Payment Agreement, CHC acknowledged and agreed (i) to irrevocably waive the right to payment of all Acquisition Fees and Asset Management Fees (as defined in the Amended Advisory Agreement (defined above) and as enumerated in Section 9(a) of the Amended Advisory Agreement) payable by the Company to CHC under the Amended Advisory Agreement for the period from and including January 1, 2006 through and including June 30, 2006 (collectively, the “Relinquished Fees”) and (ii) that the agreements, covenants and provisions in the Payment Agreement are in full satisfaction and payment of all its rights and interests with respect to the Relinquished Fees. The Payment Agreement also provides (i) that except for the Payment Amount with respect to the Payable Fees and the waiver of the Relinquished Fees, all other advisory fees under the Amended Advisory Agreement incurred by the Company and earned by CHC shall be payable in accordance with the terms and conditions of the Amended Advisory Agreement, (ii) for mutual releases, and (iii) that to the extent that Section 8.13 of the Existing Merger Agreement is inconsistent with the terms and conditions of the Payment Agreement, the Payment Agreement shall supersede Section 8.13 of the Existing Merger Agreement. The Company has capitalized approximately $23 million of the Payment Amount to the acquisitions applicable to the Payable Fees and $14 million has been treated as prepaid Asset Management Fees which will be recognized ratably over the first six months of 2006.

On March 30, 2006, the Company and CHC entered into a Renewal Agreement (the “2006 Renewal”), with respect to the Amended Advisory Agreement, pursuant to which the Amended Advisory Agreement was renewed for a three-month term commencing on April 1, 2006 and terminating on June 30, 2006.

In April 2005, KSL II Management Operations LLC (“KSL”), in its role as third-party management company of the Grand Wailea Resort and Spa (“GWR”), entered into an amenity license agreement with Exclusive Resorts Club Management, LLC (“ER”) to provide ER with access to the amenities at GWR and the right to use certain marks and photographs concerning GWR for the benefit of certain condominium units in the vicinity of GWR expected to be acquired by ER from an unaffiliated developer. As consideration for the amenity license and the use of marks and photographs, ER will pay a reservation fee for each condominium unit for which a license is purchased by ER and an annual license fee per unit commencing with the second year of the term, and such license fee increases each year through the last year of the term for each such unit. Subject to certain termination rights, the initial term is ten years with an option in favor of ER to extend the term for five additional years. The estimated financial benefit to GWR over the life of the agreement is approximately $8 million. Because one of the Company’s Directors, Robert E. Parsons, Jr., is the Chief Financial Officer of and holds a participating interest in ER, the Company’s Board, with that Director abstaining, reviewed and approved the transaction with ER, pursuant to the Company’s Charter. Mr. Parsons has agreed to waive any distribution rights he had under his participation agreement with respect to this transaction. The Company received $130,000 for access fees for 2006 under the terms of this agreement during the year ended December 31, 2005. At December 31, 2005, such fees are deferred for recognition as income in future periods.

On May 13, 2005, the Board approved an amendment to the Company’s bylaws pertaining to specified amounts of compensation for Directors’ services or activities. The amendment relates to the section of the bylaws that addresses Director compensation and provides that the Company’s Directors will be entitled to receive compensation as may be determined by the Board by resolution (including the affirmative vote of a majority of Independent Directors) for the services or activities they perform or engage in as Directors. Directors who are affiliates of CHC are not entitled to and do not receive compensation for their services or activities in accordance with the Company’s bylaws.

The Company’s Compensation Committee and Board of Directors have approved the grant of $10,000 of its common stock for each quarter of service to its five Independent Directors. During the years ended December 31, 2005 and 2004, the Company recorded compensation expense of $275,000 and $200,000, respectively, based on a deemed price of $20.00 per share of its common stock .In the future, pursuant to its long-term incentive plan, the Company intends to issue $10,000 of shares of its common stock to the independent members of the Board of Directors on a quarterly basis or as determined appropriate by the Compensation Committee of the Board. In the event that the Company completes a merger with CHC, the Company also expects to issue restricted stock grants to certain of its employees in the future, subject to the approval of the Compensation Committee.

In May 2005, the Company entered into indemnification agreements with three of its Independent Directors, Douglas Holladay, Jack F. Kemp, Dianna F. Morgan and its assistant secretary, Stephanie J. Thomas and amended indemnification agreements with C. Brian Strickland, Mark E. Patten, Barry A. N. Bloom and Marcel Verbaas to conform them to other outstanding indemnification agreements. The indemnification agreements require, among other things, that the Company indemnify these officers and Directors, to the fullest extent required or permitted by the Company Charter and by applicable law, for their actions and decisions on behalf of the Company, its subsidiaries and affiliates and CHC, as the case may be, to the extent such decisions and actions are performed on behalf of the Company. The indemnification agreements also require that the Company advance to these officers and Directors all related expenses; subject to reimbursement if it is subsequently determined that indemnification is not permitted. Each of these indemnification agreements is retroactive to the first date of service with the Company for the officer or Director, as the case may be. On October 3, 2005, the Company entered into a similar agreement with Greerson G. McMullen, the Chief General Counsel and Senior Vice President of the Company and of CHC and the Secretary of the Company.

The Company owns a 9.901 percent interest, as a limited partner, in CNL Plaza, Ltd. (the “Owner”), a limited partnership that owns an office building located in Orlando, Florida, in which CHC and certain affiliates of CFG lease office space. CFG owns a controlling interest in the parent company of CHC and is indirectly wholly-owned by James M. Seneff, the Company’s Chairman of the Board, and his wife. Robert A. Bourne, the Company’s Vice-Chairman of the Board, is an officer of CFG. The remaining interests in the Owner are held by several entities with present or former affiliations with CFG, including: CNL Plaza Venture, Ltd., which has a 1 percent interest as general partner of Owner and whose general partner is indirectly wholly-owned by Mr. Seneff and his wife; CNL Corporate Investors, Ltd., which is indirectly wholly-owned by Messrs. Seneff and Bourne, and which has a 49.495 percent interest, as a limited partner, in Owner; CNL Retirement Properties, Inc. which has a 9.901 percent interest, as a limited partner, in Owner; Commercial Net Lease Realty, Inc., which has a 24.7525 percent interest, as a limited partner, in Owner; and CNL APF Partners, LP, which has a 4.9505 percent interest, as a limited partner, in Owner. The Company also owns a 9.9 percent interest in CNL Plaza Venture, Ltd. (the “Borrower”), a Florida limited partnership, which is the general partner of Owner. The remaining interests in the Borrower are held by the same entities in the same proportion described above with respect to the Owner. Results of operations for the Owner and the Borrower are reported in “Note 6. Investments in Unconsolidated Entities,” under the caption “Other Joint Ventures.”

In 2002, the Company guaranteed a 16.67 percent share, or approximately $2.6 million, of a $15.5 million unsecured promissory note of the Borrower. The Company’s guaranty was a pro rata, several, payment guaranty commensurate with and limited to 16.67 percent of the Wachovia Loan. CFG negotiated a new $14 million unsecured loan to the Borrower to refinance the remaining balance of the original loan. As with the original loan, the Company executed a pro rata, several, payment guaranty commensurate with and limited to 16.67 percent, or approximately $2.3 million, on September 30, 2005. Thomas J. Hutchison III, John A. Griswold, Robert A. Bourne and James M. Seneff, each a Director and officer of the Company, are also directors and officers of CHC and an affiliate of CFG.

In addition, in 2004, the Owner conveyed a portion of the premises underlying the parking structure adjacent to its office building to CNL Plaza II, Ltd., a limited partnership in which Messrs. Seneff and Bourne own a 60% interest and 40% interest, respectively, as part of the development of the premises surrounding the building. The purpose of the conveyance was to adjust the percentage fee simple ownership under the parking structure so as to allow joint parking privileges for a new tower being developed and owned by CNL Plaza II, Ltd. In connection with this transaction, the Owner will receive an ownership interest in a cross-bridge and an anticipated benefit from a reduction in the allocation of its operating expenses for the garage. In addition, the Owner may be entitled to a purchase price adjustment based on a subsequent appraisal of the property.

The Company maintains bank accounts in a bank in which Messrs. Seneff and Bourne serve as directors, and in which CFG, an affiliate of CHC, is a stockholder. The amounts deposited with this bank were approximately $39.8 million and $41.7 million at December 31, 2005 and 2004, respectively.

As more fully described in “Note 6. Investments in Unconsolidated Entities,” the Company owns an unconsolidated interest in DRR, LLC, a partnership in which a limited partner, DRR Ltd., is controlled by the Company’s Chairman, James M. Seneff, Jr. and Vice Chairman of the Board, Robert A. Bourne.

CTM, which owned EMTG, LLC, engaged Dustin/Massagli LLC, a company in which one of the Company’s previous directors is president, a director and a principal stockholder, to manage its business. In January 2005, EMTG, LLC was dissolved and the Company wrote off its remaining investment in CTM as of December 31, 2004.

The Company may compete with certain of its affiliates who may seek to acquire properties that, while not directly in the Company’s industry, could satisfy the Company’s acquisition criteria. CNL Income Properties, Inc. (“CIP”), an entity in which two of the Company’s Directors also serve as directors, seeks to acquire leisure Properties, such as marinas, golf course operations and ski resorts. Although those properties are not in the industry the Company intends to pursue, a leisure property could contain a hotel or resort that satisfies its acquisition criteria. In the event that a property which includes a hotel or resort becomes available, and the property is a suitable investment for both CIP and the Company, CIP has given the Company a right of first offer if the hotel or resort has generated more than 50 percent of the revenues from such property during the immediately preceding 12 months. Further, in the event that a portfolio of properties which includes a hotel or resort becomes available and the portfolio is a suitable investment for both CIP and the Company, the Company has been granted a right of first offer if more than 50 percent of the revenues from such portfolio during the immediately preceding twelve months were generated by hotels or resorts. CIP may revoke the Company’s right of first offer at any time.

In connection with the KSL Acquisition, the Company acquired a corporate plane which is subject to a capital lease with a remaining term of six years and operated by an unaffiliated third party. During the year ended December 31, 2004 the Company’s advisor, CHC, chartered the plane from the unaffiliated third-party operator on competitive terms. In connection with the charter activity, the Company received expense reimbursements of approximately $0.1 million for the charges incurred by CHC. These payments have been recorded as a reduction in expenses. The agreement with the unaffiliated third party that operates the plane expired on September 30, 2004. In February 2006 the Company sold the plane to an unaffiliated third party for a net loss of $1.3 million.

16. Concentration of Risk:
During the year ended December 31, 2005, a significant portion of the Company’s hotel and resort revenues was earned from four Properties operating under independent brands managed by KMO, 31 Properties operating as various Marriott brands (including Marriott Hotels, Resorts, and Suites, JW Marriott, Residence Inn by Marriott, TownePlace Suites by Marriott, Courtyard by Marriott, Fairfield Inn, Renaissance Hotels, and Spring Hill Suites by Marriott), and 27 Properties operating as various Hilton brands (including Doubletree, Embassy Suites, Hilton Hotels and Suites, Homewood Suites by Hilton, and Hampton Inn). As previously disclosed, in January 2006, Hilton acquired three of the management agreements previously held by KMO, thereby increasing significantly the Company’s concentration of operations risk with Hilton. The Company sold its interest in the fourth Property managed and operated by KMO, the Hotel Del, in January 2006. Failure of any of these brands or operators would significantly impact the Company’s results of operations, including its ability to generate hotel and resort revenues, related earnings and cash flows which, in turn, would significantly impact its ability to service debt and pay distributions. Although the Company’s Properties are located in 30 states, the District of Columbia and Canada, there is a significant concentration of operating revenues from our Properties located in California, Florida, Texas, Hawaii and Arizona. As a result, in addition to adverse developments in the U.S. economy and in the lodging industry generally, adverse events or conditions in those markets or specific Properties, such as a localized economic recession or an increase in state or local tax rates, or adverse weather related events or natural disasters could have a disproportionately adverse effect on the Company’s results of operations, financial condition, and cash flows and thereby its ability to service debt and to make distributions to stockholders.
17. Stockholders’ Equity:
In April 2004, the Company filed a registration statement on Form S-3 with the Securities and Exchange Commission (the “SEC”) for a firm commitment underwritten offering of additional common shares (the “Underwritten Offering”) and on July 20, 2004, the Company filed an amendment to the registration statement on Form S-3. The Company also filed an application with the New York Stock Exchange, Inc. (the “NYSE”), to list those common shares, together with the Company’s existing outstanding common shares (the “Listing”). On August 3, 2004, due to market conditions, the Company postponed the Underwritten Offering and the Listing and as a result, the Company wrote off $7.4 million in offering costs that had been capitalized related to the Underwritten Offering.

On July 30, 2004, the Company’s stockholders approved an increase in the number of authorized equity shares. The Company has not yet filed the amendment to the Company’s Charter to effectuate the approved increase in authorized shares but is intending to in the near future.

On July 30, 2004, the Company’s stockholders also approved a Reverse Stock Split of the Company’s common stock, in an exchange ratio of one common share for every two issued and outstanding common shares. As a result of the Reverse Stock Split, the par value was adjusted to $0.02 per share. The reverse stock split became effective on August 2, 2004, and on such date the par value was reset at $0.01 per share. All share and per share information in the accompanying consolidated financial statements have been retroactively adjusted to give effect to the reverse stock split for all periods presented.

On August 27, 2004, the Company’s stockholders approved certain additional amendments to the Company’s Charter and bylaws. As a result of the postponement of the Existing Merger, Underwritten Offering and Listing

discussed above, the Company has not yet filed such amendments to the Company’s Charter and has not amended the Company’s bylaws.

In December 2004, the Company filed a registration statement on Form S-3 with the SEC to register additional shares of common stock issuable under its Distribution Reinvestment Plan (“DRP”).

Under the terms of the DRP, stockholders who elect to participate in the plan may automatically reinvest quarterly distributions they are entitled to receive through the purchase of our common stock. The purchase price for shares under the DRP will be (i) during a period in which we are conducting a best-efforts offering, the per share offering price for plan shares under the Company’s then current best-efforts offering, (ii) if there is no current best efforts offering, $19.00 per share, unless adjusted by the Company’s Board of Directors, which price shall in no event be less than 95 percent of the fair market value as determined by the Board of Directors, or (iii) following the listing of our shares on a national stock exchange or over-the-counter market or the inclusion of the Company’s shares for quotation on the Nasdaq National Market System, which we refer to as listing or listed, at the market price on the exchange or quotation system. As of December 31, 2005, the purchase price for shares under the plan was $19.00 per share. Until the shares of common stock are listed or the Amended and Restated Redemption Plan (the “Redemption Plan”) is terminated, the Company will use the proceeds from the sale of shares of common stock which the reinvestment agent purchases from it to redeem shares pursuant to the Company’s Redemption Plan. If the Redemption Plan is terminated, the Company may use the DRP proceeds for the acquisition or improvement of hotel and resort properties, to make mortgage loans or for general corporate purposes.
18. Stock-Based Compensation:
Effective February 25, 2005, the Company’s Board approved a Deferred Fee Plan (the “Plan”) for the benefit of the Company’s Directors and their beneficiaries. Under the terms of the Plan, Directors may elect to defer the receipt of cash fees (“Cash Fees”) and stock fees (“Stock Fees”, and collectively with the “Cash Fees”, the “Fees”) for their services as directors. Pursuant to a deferred fee agreement (the “Deferred Fee Agreement”), each Director elects the type of Fees to be deferred (Cash Fees and/or Stock Fees), the percentage of such Fees to be deferred, and the future date of distribution of the deferred Fees and any earnings thereon. Under the Deferred Fee Agreement (i) deferred Cash Fees may be directed to a deferred cash account or invested in a deferred stock account and (ii) deferred Stock Fees may only be directed to a deferred stock account. Elections to defer such Fees remain in force for subsequent years, unless amended or revoked within the required time periods.

Each Director with a deferred cash account will be paid interest on the cash balance as of the end of each calendar quarter, at a rate equal to the prime rate plus 2 percent as of such quarter end. Each Director with a deferred stock account on the record date of a dividend on shares will be credited on the payment date of the dividend with a number of deferred shares determined in accordance with the Plan.

The benefit to each Director will equal the Fees deferred plus any earnings (interest or dividends) credited to the deferred Fees. The deferred Fees plus the earnings thereon will be distributed at such time as chosen by each Director at the time of the deferral election. Such distributions may occur on a fixed date, on the January 15th following a Director’s separation from service or the first day of the first month after the Director reaches a designated age. Should a Director fail to elect a time when Fees shall be distributed, then the deferred Fees will be distributed as of the January 15th following the Director’s separation from service from the Company.

The Company’s Compensation Committee and Board of Directors have approved the grant of $10,000 of the Company’s common stock for each quarter of service to its five Independent Directors. During the years ended December 31, 2005 and 2004, the Company recorded compensation expense of $275,000 and $200,000, respectively, based on a deemed price of $20.00 per share of its common stock. In the future, pursuant to its long-term incentive plan, the Company intends to issue $10,000 of shares of its common stock to the independent members of the Board of Directors on a quarterly basis or as determined appropriate by the Compensation Committee of the Board. In the event that the Company completes a merger with CHC, the Company also expects to issue restricted stock grants to certain of its employees in the future, subject to the approval of the Compensation Committee.

19. Commitments and Contingencies:
On August 16, 2004, a stockholder filed a complaint in the United States District Court for the Middle District of Florida against, among others, the Company, CHC, certain affiliates of the Company and of CHC, and certain Directors and officers, including James M. Seneff, Jr., Robert A. Bourne, Thomas J. Hutchison III, John A. Griswold, Craig M. McAllaster and Robert E. Parsons, Jr. The complaint asserted claims on behalf of two putative classes, those persons who purchased the Company’s shares during the class period pursuant to certain registration statements and those persons who received and were entitled to vote on the proxy statement, dated May 7, 2004, as amended. The complaint alleged violations of Sections 11, 12(a)(2) and 15 of the Securities Act of 1933, as amended (the “Securities Act”), and Section 14(a), including Rule 14a-9 thereunder, and Section 20(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), based upon, among other things, allegations that (i) the defendants used improper accounting practices to materially inflate the Company’s earnings to support the payment of distributions and bolster the Company’s share price; (ii) conflicts of interest and self-dealing by the defendants resulted in excessive fees being paid to CHC, overpayment for certain Properties which the Company acquired and the proposed merger between the Company and CHC; (iii) the proxy statement and certain registration statements and prospectuses contained materially false and misleading statements; and (iv) the individual defendants and CHC breached certain of their fiduciary duties. The complaint sought, among other things, certification of the two putative classes, unspecified monetary damages, rescissory damages, to nullify various stockholder approvals obtained at the 2004 annual meeting, payment of reasonable attorneys’ fees and experts’ fees, and an injunction enjoining the proposed, but later postponed, underwritten offering and listing until the Court approves certain actions, including the nomination and election of new Independent Directors and retention of a new financial advisor.

In addition, on September 8, 2004, a second putative shareholder complaint was filed against the Company in the United States District Court for the Middle District of Florida containing allegations that were substantially similar to those contained in the shareholder lawsuit filed on August 16, 2004 described above. On November 10, 2004, the two complaints were consolidated. On December 21, 2004, the Court designated lead plaintiffs for each of the two putative classes. On December 23, 2004, the plaintiffs served a corrected, consolidated and amended complaint asserting substantially the same claims and allegations (the “Consolidated Amended Complaint”). On February 11, 2005, the defendants filed motions to dismiss the Consolidated Amended Complaint. On May 9, 2005, the Court dismissed all causes of action against the Company’s operating partnerships, CNL Hospitality Partners, L.P., and RFS Partnership, L.P., and against CHC, CNL Financial Group, Inc., and other CHC-related entities. The Court sustained the sufficiency of the pleading relating to the Sections 11, 12(a) (2), and 15 claims against the Company and the individual defendants, but instructed plaintiffs to re-plead to specifically identify in the particular registration statements the alleged misstatements or omissions attributable to each defendant. The Court deferred consideration of the Section 14(a) and 20(a) claims in light of our April 8, 2005 disclosure relating to the possible amendment of the Existing Merger Agreement. Finally, the Court dismissed the breach of fiduciary duty claims finding they were derivative and that the plaintiffs had neither made the required demand on the defendants to assert the claims or properly pleaded the futility of making such demand. On May 31, 2005, plaintiffs filed a Consolidated First Amended Shareholder Complaint (the “First Amended Complaint”), which eliminated one of the named co-plaintiffs and certain previously named defendants, including CNL Hospitality Partners, L.P., RFS Partnership, L.P., CNL Financial Group, Inc., CNL Real Estate Group, Inc. and Five Arrows Realty Securities II, LLC, and added CNL Securities Corp. as a defendant for alleged violations of Sections 12(a)(2) and 15 of the Securities Act and Section 14(a) of the Exchange Act. The First Amended Complaint continued to assert claims pursuant to Sections 11, 12(a) (2) and 15 of the Securities Act and Section 14(a), including Rule 14a-9 thereunder, and Section 20(a) of the Exchange Act. Further, the breach of fiduciary duty claim was expressly asserted as derivative.

On July 22, 2005, the Company and the other defendants filed separate motions to dismiss the First Amended Complaint. Oral argument was heard by the Court on September 9, 2005. On September 9, 2005, the Court dismissed without prejudice the Section 14(a) and 20(a) claims as moot, and granted plaintiff leave to amend its complaint, within thirty days, to add additional plaintiffs that had standing to assert certain Sections 11, 12(a)(2), and 15 claims, and instructed defendants to advise the Court, within thirty days thereafter, whether they have any additional defenses to raise in support of their motions to dismiss in light of any new plaintiffs. On September 13, 2005, the Court dismissed the derivative claims with prejudice finding that plaintiffs had failed to make a pre-suit demand or establish that such demand would have been futile. On September 20, 2005, the Court dismissed the claims asserted against CNL Securities Corp. On September 21, 2005, the Court denied the motion to dismiss CHC as a defendant in the complaint. On October 10, 2005, plaintiffs filed a Consolidated Second Amended Shareholder Complaint (the “Second Amended Complaint”), which added three additional named plaintiffs to assert Sections 11, 12(a)(2), and 15 claims against us and the individual defendants. On November 9, 2005, the Company moved to dismiss and strike the Second Amended Complaint. On December 16, 2005, the Court entered an order postponing resolution of the motion to dismiss and strike, pending settlement discussions among the parties.

On February 6, 2006, plaintiffs’ and defendants’ counsel, on behalf of CNL Hotels & Resorts, Inc. (the “Company”), the Company’s advisor, CNL Hospitality Corp. (“CHC”), and certain of the Company’s current and former directors and officers, including James M. Seneff, Robert A. Bourne, Thomas J. Hutchison III, John A. Griswold, Craig M. McAllaster, Robert E. Parsons, Jr., Charles E. Adams, and Lawrence A. Dustin, executed a non-binding Memorandum of Understanding (“MOU”), which sets forth the general terms of an agreement in principle for the settlement of the putative class action brought by plaintiffs on behalf of certain stockholders in the United States District Court for the Middle District of Florida (the “Action”). Under the terms of the MOU, two settlement classes will be certified: (i) a class of all persons who purchased or otherwise acquired the Company’s securities issued or offered pursuant to or by means of its registration statements and/or prospectuses between August 16, 2001 and August 16, 2004, inclusive (the “Purchaser Class”); and (ii) a class of all persons who were entitled to vote on the proposals presented in the proxy statement filed by the Company, dated June 21, 2004, as amended or supplemented by the additional proxy solicitation materials filed on July 7, July 8, and July 20, 2004 (the “Proxy Class”). The Company and the other defendants have denied and continue to deny liability or any act of negligence or misconduct, but in exchange for a release and resolution of the Action, the Company and the other defendants have agreed to settle the Action.

Under the terms of the MOU, which became binding and enforceable on March 17, 2006, in connection with the Purchaser Class claims, the Company will pay a total of $35 million, consisting of $3.7 million to be paid by January 15, 2007, $15.65 million to be paid by January 15, 2008, and $15.65 million to be paid by January 15, 2009, which payments will be deposited into a settlement fund account to be administered by plaintiffs’ counsel. Plaintiffs’ counsel will seek a fee with respect to the Purchaser Class equal to 25% of all amounts paid into the settlement fund account, totaling approximately $8.75 million, plus expenses, to be paid solely out of the settlement fund account. After payment of fees and expenses, the funds in the settlement fund account will be paid to the Purchaser Class. In connection with the Proxy Class and derivative claims, the Company and other defendants will acknowledge that the Action was a material factor that was taken into account in connection with (i) the terms of the Amended and Restated Renewal Agreement, executed by the Company and CHC and reported in the Company’s Current Report on Form 8-K, dated December 30, 2005, and the Payment Agreement, executed by the Company and CHC and reported in the Company’s Current Report on Form 8-K, dated December 30, 2005, and (ii) the revised merger terms currently being actively discussed between the Company and CHC that are more favorable to the Company as compared to the existing merger agreement entered into in 2004 (the “Existing Merger Agreement”), including reduced merger consideration, as referenced in the Company’s Current Report on Form 8-K dated September 1, 2005.

There can be no assurance that the Company and CHC will definitively agree to amend the Existing Merger Agreement or, if amended, that such amended merger agreement, or any merger agreement, will contain the more favorable terms presently being discussed, or will be consummated on any terms. Upon execution of any amended merger agreement, the Company intends to seek prompt approval from its shareholders. In addition, as a part of the settlement of the Action, the Company will adopt or maintain certain corporate governance measures, including (i) a mechanism for a committee of its Board comprised solely of three independent Directors to review and approve any proposal by the Company to its shareholders to approve an amendment to its Charter to extend the date specified in the Charter by which the Company must commence an orderly liquidation (and that any final evaluation by the advisor to such Directors be provided to plaintiffs’ counsel for review), and (ii) the maintenance of a committee of the Board, consisting solely of Directors who do not have a financial interest in the transaction being considered, to review and approve all related-party transactions. Plaintiffs’ counsel will seek a fee and a portion of reimbursable expenses with respect to the Proxy Class and derivative claims in the amount of $5.5 million which the Company has agreed to pay as part of the settlement, subject to Court approval. The MOU and terms of the settlement were approved by the Special Litigation Committee of the Company’s Board of Directors, which is comprised of the three non-defendant members of the Board of Directors.

On March 13, 2006, the Court held a status conference, wherein the parties informed the Court of the terms of the MOU and their intention for the settlement to be documented by a Stipulation of Settlement. The Court ordered that any Stipulation of Settlement and accompanying documents must be filed with the Court no later than March 31, 2006. The Company and the other defendants and plaintiffs are engaged in active negotiations to arrive at mutually agreeable terms of a Stipulation of Settlement. There can be no assurance that the parties will agree to a Stipulation of Settlement, that the Court will approve the settlement on the terms contained in the MOU or that the settlement will be consummated on the terms and conditions set forth in the MOU or at all. A preliminary fairness hearing is scheduled for April 11, 2006, at which point it is anticipated that the Court will order notice of the settlement to be sent to members of the Purchaser Class and the Proxy Class, and a final fairness hearing would then be scheduled.

Based upon the terms of the MOU, the Company accrued $34.2 million as of December 31, 2005, representing the present value of the total settlement estimate of $40.5 million, and recognized the related charge as an expense for litigation settlement in its statement of operations for the year ended December 31, 2005.

On March 13, 2006, the Company filed a lawsuit against Twin City Fire Insurance Company, Houston Casualty Company and Landmark American Insurance Company for declaratory judgment, breach of contract, attorneys’ fees and other relief (the “D&O Action”) under three Directors, Officers and Company liability insurance policies issued to the Company (collectively, the “Insurance Policies”) with stated aggregate limits of $30 million. The Company’s D&O Action seeks, among other things, reimbursement of its costs incurred in connection with the Action, including defense costs and payments contemplated by the MOU, to the fullest extent of the Insurance Policies and as otherwise permitted by law. There can be no assurance that the Company will prevail in the D&O Action.

In the course of the Company’s ordinary business activities, various other lawsuits (and related appeals), claims and proceedings have been or may be instituted or asserted against the Company from, among other things, its operations, offerings and unrecognized preacquisition contingencies. Although the results of such matters cannot be predicted with certainty, the Company believes that the disposition of the matters that are pending or asserted will not have a material adverse effect on its financial position, results of operations or liquidity.

In August 2005, Hurricane Katrina caused significant damage in the southern Gulf Coast states, including Florida, Louisiana and Mississippi. Three of the Company’s Properties in the region experienced superficial property damage and loss of revenue due to business interruption. During the year ended December 31, 2005, the Company recorded a charge of $0.9 million representing its exposure for estimated losses up to its applicable insurance deductibles. The Company believes its insurance coverage and that of its operators will be sufficient to cover any losses in excess of those deductible amounts. However, there can be no assurance regarding the amount that the Company will actually be able to recover from the insurance companies. Although the Company is unable to predict with any certainty the short-term or long-term impact of the hurricane on business in the City of New Orleans and therefore the impact on the Company’s Property located there, it believes that the hurricane could have a modest impact on business next year, as companies and corporate planners of group business may elect to book business events in other markets during the hurricane season. However the Company believes the impact of the dislocation in business to that area may be partially offset in the near term by business with the various relief organizations conducting the rebuilding and revitalization of the affected area. In addition, the Company believes other Properties in its portfolio may experience increased levels of business resulting from the groups that had initially scheduled their event activities in the affected areas.

Due to the effects of Hurricane Katrina, LHO New Orleans, LLP (“LHO”), a wholly-owned subsidiary of the Company, has requested the waiver of a debt service coverage ratio requirement for 2006 under the existing mortgage loan on its JW Marriott Property in New Orleans, Louisiana. As of December 31, 2005, LHO was in compliance with the debt service coverage ratio requirement set forth in the loan documents. The servicer of the existing mortgage, GEMSA Loan Services, LP, has accepted this request from LHO and is currently reviewing the data provided by the Company in conjunction with this request. There can be no assurances that the request will be granted. The balance outstanding on this mortgage loan at December 31, 2005, was $45.1 million.

As of December 31, 2005, the Company had commitments to fund furniture, fixture and equipment replacements and capital improvements of its Properties. The Company also is committed to fund its pro rata share of working capital shortfalls and construction commitments for its consolidated and unconsolidated entities, if shortfalls arise.

In 2006, the Company expects to spend $79.2 million for recurring capital improvements, which is expected to be funded from capital reserves that the Company currently has set aside for such purposes, and $99.8 million for renovations, which is expected to be funded from operations and/or long-term borrowings. Significant projects that are planned or currently in-progress for 2006 include a new spa at The Arizona Biltmore in Phoenix, a new signature pool at La Quinta Resort & Club in Palm Springs, California, and a new ballroom at each of the following Properties: the Doral Golf Resort & Spa in Miami, The Ritz-Carlton Orlando and the JW Marriott Desert Ridge Resort & Spa in Phoenix.

As of December 31, 2005, the Company was not able to redeem, pursuant to its Redemption Plan, all of the shares for which redemption requests were submitted during such quarter. As of March 17, 2006, there was a total of almost 7.7 million shares, or approximately $146 million, using the share price of $19.00 (applicable for such redemption under the Redemption Plan), which had been submitted by stockholders for redemption through the fourth quarter of 2005 and are now being held for redemption in future quarters. The Company redeems shares presented for redemption pursuant to the Redemption Plan, in part, based upon the timing of the redemptions requested and the amount raised under its DRP. In the quarterly period ended December 31, 2005, funds received from the DRP totaled $9.7 million, all of which were utilized to honor redemption requests.

As of December 31, 2005, the Company had a commitment to a third-party manager of one of its Properties to build a ballroom at an estimated total cost of $25.0 million. The design phase of this project has begun. If the Company does not complete the ballroom by December 31, 2006, the management agreement related to this Property will be amended such that the manager may earn an incentive management fee equal to all net operating income in excess of regular debt service on the Property up to a cumulative predefined amount.

Our Properties are operated under various management agreements with third party managers that call for base management fees, which generally range from 3 percent to 5 percent of hotel and resort revenues and have an incentive management fee provision related to the hotel’s profitability. The management agreements generally require us to set aside generally 3 percent to 5 percent of hotel and resort revenues in FF&E Reserve accounts to be used for the replacement of furniture, fixtures and equipment. The management agreements have terms from 10 to 30 years and generally have renewal options. The Company may terminate certain management agreements if specified performance thresholds are not met. Pursuant to the terms of the management agreements, the third-party managers for most of the Company’s Properties provide the Properties with certain chain services which are generally provided on a central or regional basis to all hotels operated within that manager’s hotel system. Chain services typically include central training, advertising and promotion, reservation systems, payroll and accounting services, and other such services which may be more efficiently performed on a centralized basis. Expenses incurred in providing such services are allocated among all hotels managed by such third-party management companies on a fair and equitable basis. Additionally, our Properties participate in customer loyalty programs operated by certain of the management companies. The last of these programs is charged to all participating hotels within those managers’ hotel systems.
20. CNL Hospitality Corp. Merger and Other Matters:
In April 2004, the Company entered into a merger agreement with CHC (the “Existing Merger Agreement”). The Existing Merger Agreement provides for the merger of CHC into a wholly-owned subsidiary of the Company’s (the “Existing Merger”) and was approved by the Company’s stockholders at the Company’s 2004 Annual Meeting of Stockholders. Completion of the Existing Merger was subject to the satisfaction or waiver, where permissible, of a number of conditions, some of which can no longer be fulfilled and would require waivers. Under the terms of the Existing Merger Agreement, either party may terminate the Existing Merger Agreement, although neither party has done so nor indicated the intent to do so. A special committee of the Company’s Board of Directors comprised of three of the Company’s independent Board members (the “Special Committee”), has the authority to waive or amend provisions of the Existing Merger Agreement on the Company’s behalf. Although the Existing Merger Agreement remains in effect, as reported in the Company’s Current Report on Form 8-K dated December 30, 2005, the Special Committee, on the Company’s behalf, and CHC are engaged in active negotiations to arrive at mutually agreeable revised terms of an amended merger agreement. If an agreement cannot be reached on revised terms, including an amount of consideration materially more favorable to the Company than previously proposed in the Existing Merger Agreement, the Existing Merger Agreement will be terminated. The Company anticipates that if an amended merger agreement results from such discussions, the amended merger agreement would be submitted to the Company’s stockholders for approval. There can be no assurance that the Company and CHC will agree to amend the Existing Merger Agreement or, if amended, that such amended merger agreement, or any merger agreement, will be consummated.

The Existing Merger Agreement provides that during the period from the execution of the Existing Merger Agreement, April 29, 2004, until the earlier of (i) the Existing Merger becoming effective or (ii) the Existing Merger Agreement being terminated, CHC will earn and be paid the following fees: (a) monthly Asset Management Fees as described above and (b) development fees earned by CHC or its subsidiaries in the ordinary course of business. Additionally, CHC will continue to be reimbursed for expenses incurred in the ordinary course of business in accordance with the terms of the Advisory Agreement, including but not limited to, accounting fees. Under the Existing Merger Agreement, CHC is not entitled to receive any other fees from the Company to which it otherwise would have been entitled under the Advisory Agreement. For the years ended December 31, 2005 and 2004, the Company paid CHC Asset Management Fees of $27.9 million and $26.5 million, respectively, and PD&C fees of $3.0 million and $2.2 million, respectively. Prior to entering into the Existing Merger Agreement, the Company paid CHC Acquisition Fees of 4.5 percent of equity raised through the sale of common stock in connection with the Company’s fifth best-efforts offering and in connection with the acquisition of long-term debt. During the year ended December 31, 2005 and 2004, the Company paid acquisition fees totaling $23.0 million $30.2 million in connection with the Company’s fifth best-efforts offering of common stock and the acquisition of long-term debt, respectively.

In connection with the Existing Merger Agreement, the Company entered into employment agreements with certain of CHC’s officers, pursuant to which such persons have agreed to serve as the Company’s officers effective as of the effective date of the Existing Merger. The Company has reserved 1,788,000 shares of its common stock awards pursuant to the terms of its 2004 omnibus long-term incentive plan, some of which, pursuant to the aforementioned employment agreements, were intended to be granted to such persons. The initial term of these employment agreements terminates on December 31, 2007. Since, as of the date of this filing the Existing Merger has not been consummated and is not likely to be consummated in its current form, these employment agreements are not yet effective and the Company does not believe they will become effective in their current form.

The Renewal Agreement provided that with respect to the Acquisition Fees (as defined in the Advisory Agreement) payable to CHC, the Company would determine the comparable current market percentage rate (“Rate”) of Total Proceeds (as defined in the Advisory Agreement) to be used in determining the Acquisition Fees, and would propose a new Rate to CHC on or before May 1, 2005, which the Company did. CHC responded to the Company’s proposal on May 26, 2005, but did not agree with its proposal. The Company and CHC entered into successive amendments to the Renewal Agreement to extend the July 1, 2005 deadline to negotiate the Rate for additional monthly periods with the last extension expiring on January 1, 2006.

On December 30, 2005, the Company and CHC also entered into an Amended and Restated Renewal Agreement, which amended and restated the Renewal Agreement, and amended the Advisory Agreement (as so amended, the “Amended Advisory Agreement”). The Amended and Restated Renewal Agreement provides for a reduction in the rate of Acquisition Fees from 4.5% to 3.0%, retroactive to April 1, 2005.

On December 30, 2005, the Company and CHC entered into Payment Agreement which provides for certain payments in the aggregate amount of $37 million (the “Payment Amount”) by the Company to CHC in full satisfaction of Acquisition Fees in the aggregate amount of approximately $82.7 million that were deferred (the “Payable Fees”) pursuant to the terms of the Existing Merger Agreement.

The Payment Agreement provides for the payment to CHC of an aggregate of $37,000,000 as follows: (i) $10 million in cash to CHC, which was paid, on December 30, 2005, and (ii) of a promissory note made by us to CHC in the original principal amount of $27 million, which was issued and delivered (the “Promissory Note”). The Promissory Note requires payment of principal, with any unpaid accrued interest, of $15 million on January 31, 2006, and $12 million on January 31, 2007. Interest accrues under the terms of the Promissory Note at 6% per annum. Pursuant to the Payment Agreement, CHC agreed that (i) the Payment Amount is in full satisfaction and payment of all its rights and interests with respect to the Payable Fees and (ii) there are no other unpaid Acquisition Fees which have been incurred by the Company or earned by CHC on or prior to December 31, 2005, other than the Payable Fees. In addition, under the terms of the Payment Agreement, CHC acknowledged and agreed (i) to irrevocably waive the right to payment of all Acquisition Fees and Asset Management Fees (as defined in the Amended Advisory Agreement (defined above) and as enumerated in Section 9(a) of the Amended Advisory Agreement) payable by the Company to CHC under the Amended Advisory Agreement for the period from and including January 1, 2006 through and including June 30, 2006 (collectively, the “Relinquished Fees”) and (ii) that the agreements, covenants and provisions in the Payment Agreement are in full satisfaction and payment of all its rights and interests with respect to the Relinquished Fees. The Payment Agreement also provides (i) that except for the Payment Amount with respect to the Payable Fees and the waiver of the Relinquished Fees, all other advisory fees under the Amended Advisory Agreement incurred by the Company and earned by CHC shall be payable in accordance with the terms and conditions of the Amended Advisory Agreement, (ii) for mutual releases, and (iii) that to the extent that Section 8.13 of the Existing Merger Agreement is inconsistent with the terms and conditions of the Payment Agreement, the Payment Agreement shall supersede Section 8.13 of the Existing Merger Agreement. The Company has capitalized approximately $23 million of the Payment Amount to the acquisitions applicable to the Payable Fees and $14 million has been treated as prepaid Asset Management Fees which will be recognized ratably over the first six months of 2006.

On March 30, 2006, the Company and CHC entered into a Renewal Agreement (the “2006 Renewal”), with respect to the Amended Advisory Agreement, pursuant to which the Amended Advisory Agreement was renewed for a three-month term commencing on April 1, 2006 and terminating on June 30, 2006.

21. Credit Enhancements:
The Company benefits from various types of credit enhancements that have been provided by the managers of some of its Properties. These credit enhancements may be provided to the Company directly or indirectly through unconsolidated entities and guarantee the Company certain minimum returns on its Properties. Funding under these guarantees is recognized as a reduction in operating expenses, as reductions in hotel and resort management fees or as liabilities by the Company, depending upon the nature of each credit enhancement agreement and whether the funded amounts are required to be repaid by the Company in the future. The repayment of these liabilities is expected to occur at such time when the net operating income of the Properties covered by the credit enhancements are in excess of the minimum returns to the Company or its unconsolidated entities. All of the credit enhancements are subject to expiration or “burn-off” provisions over time or at such time that the funding limit has been reached. There is no assurance that market conditions will allow the Company to continue to obtain credit enhancements in the future, including for existing Properties or Properties acquired. Due to the recent downturn in the overall economy and the lodging industry and the threat of terrorism and their adverse effect on the Company’s operations, in 2003 and 2004, the Company relied on credit enhancements to substantially enhance its net earnings and cash flows. To the extent that current credit enhancements are fully utilized or expire, the Company’s results of operations and its ability to pay distributions to stockholders may be affected.

The following table represents the Company’s amounts and utilization of credit enhancements for the years ended December 31, 2005, and 2004 (in thousands):

	Limited		Liquidity
	Rent	Threshold	Facility
	Guarantees	Guarantees	Loans
Amount available as of January 1, 2004	$—	$20,657	$5,572

New credit enhancements obtained	18,487	13,660	1,830
Utilization of credit enhancements	—	(28,250)	(2,199)
Expiration of credit enhancements	—	—	—

Amount available as of December 31, 2004	18,487	6,067	5,203

New credit enhancements obtained	—	—	—
Utilization of credit enhancements	(1,243)	(2,839)	—
Expiration of credit enhancements	—	—	(1,249)

Amount available as of December 31, 2005	$17,244	$3,228	$3,954

The following table represents the Company’s unconsolidated entities amounts and utilization of credit enhancements for the years ended December 31, 2005, and 2004 (in thousands):

	Liquidity	Senior
	Facility	Loan
	Loans	Guarantees
Amount available as of January 1, 2004	$19,256	$15,000
New credit enhancements obtained	—	—
Utilization of credit enhancements	(9,241)	—
Expiration of credit enhancements	—	—

Amount available as of December 31, 2004	10,015	15,000

New credit enhancements obtained	7,802	—
Utilization of credit enhancements	(3,316)	—
Expiration of credit enhancements	(6,135)	(15,000)

Amount available as of December 31, 2005	$8,366	$—

During the years ended December 31, 2005, 2004 and 2003, the Company recognized approximately $2.1 million, $23.0 million and $18.8 million, respectively, as reductions of operating expenses and approximately $0.8 million, $5.2 million and $3.4 million, respectively, as reductions in hotel and resort management fees as a result of credit enhancement funding. In addition, for the year ended December 31, 2005, the Company recognized $1.2 million in rental revenue from a limited rent guarantee. Of the total remaining amounts available to the Company under the credit enhancements, approximately $3.9 million is subject to repayment provisions if utilized. Of the total remaining amounts available to unconsolidated entities of the Company, approximately $8.4 million is subject to repayment provisions if utilized.

The following table represents the amounts that the Company had recorded as other liabilities in the accompanying consolidated balance sheets as of December 31 (in thousands):

	2005	2004
Threshold guarantees	$2,055	$2,400
Liquidity facility loan	—	12,046

	$2,055	$14,446

The following table represents the amounts that the Company’s unconsolidated entities’ had recorded as liabilities related to credit enhancements as of December 31 (in thousands):

	2005	2004
Liquidity facility loan	$13,759	$62,318
Senior loan guarantees	—	24,551

	$13,759	$86,869

As of December 31, 2005 and 2004, the Company had approximately $24.4 million and $29.8 million, respectively, available for funding under the various forms of credit enhancements. The Company’s unconsolidated entities had approximately $8.4 million and $25.0 million, respectively, as of December 31, 2005 and 2004, available for funding.

On January 31, 2006, the Company, through various affiliates, entered into amended and restated management agreements for three of its Properties: Grand Wailea Resort Hotel & Spa, Arizona Biltmore Resort & Spa and La Quinta Resort & Club (collectively, the “Resorts”) with an affiliate of Hilton Hotels Corporation (“Hilton”) (the “Amended Management Agreements”). The Amended Management Agreements became effective as of February 1, 2006. The Amended Management Agreements provide, among other things, for reimbursement by Hilton and MCO to the Company of certain owner-funded capital improvements at two of the Resorts, up to $20.0 million. Hilton and MCO also entered into a separate guaranty agreement with our affiliates providing, among other things, that Hilton and MCO guarantee, for a period of three years or until the specified threshold level of $50.0 million is reached, whichever occurs first, payment to the Company, within certain parameters, of the supplemental funds, if any, necessary for the operating performance for each of the Resorts being managed under the Amended Management Agreements to meet the specified threshold levels. For additional information regarding the Amended Management Agreements, see Note 24, “Subsequent Events.”
22. Selected Quarterly Financial Data (unaudited):
The following table presents selected unaudited quarterly financial data for each full quarter during the years ended December 31, 2005 and 2004 (in thousands, except per share data). Share and per share data has been adjusted to reflect the effect of the Reverse Stock Split:

2005 Quarter*	First	Second	Third	Fourth	Year
Continuing operations:
Revenues	$361,867	$340,299	$297,338	$349,010	$1,348,514
Income (loss) from continuing operations	10,443	(26,216)	(47,150)	4,836	(58,087)

Discontinued operations:
Revenues	67,759	80,913	51,720	22,242	222,634
Income (loss) from discontinued operations	(1,477)	59,090	28,536	(21,162)	64,987

Net income (loss)	8,966	32,874	(18,614)	(16,326)	6,900

Earnings (loss) per share, basic and diluted:
Continuing operations	0.07	(0.17)	(0.31)	0.03	(0.38)
Discontinued operations	(0.01)	0.39	0.19	(0.14)	0.43
Net earnings (loss)	0.06	0.22	(0.12)	(0.11)	0.05

Weighted average number of shares of common stock outstanding basic and diluted	152,913	152,830	152,876	152,877	152,874

*	Each quarter reflects the reclassification of results of operations for the 39 Properties sold, or identified as held for sale during 2005, from continuing operations to discontinued operations.

2004 Quarter*	First	Second	Third	Fourth	Year
Continuing operations:
Revenues	168,963	318,228	260,071	314,251	1,061,513
Loss from continuing operations	(3,242)	(9,389)	(41,324)	(59,004)	(112,959)

Discontinued operations:
Revenues	57,945	73,020	80,150	77,325	288,440
Income (loss) from discontinued operations	6,212	11,583	7,511	540	25,846

Net income (loss)	2,970	2,194	(33,813)	(58,464)	(87,113)

Earnings (loss) per share, Basic and diluted:
Continuing operations	(0.02)	(0.12)	(0.27)	(0.39)	(0.76)
Discontinued operations	0.04	0.15	0.05	0.01	0.17
Net earnings (loss)	0.02	0.03	(0.22)	(0.38)	(0.59)

Weighted average number of shares of common stock outstanding Basic and diluted	135,707	75,775	152,140	152,799	148,059

*	Each quarter reflects the reclassification of results of operations for the 39 Properties sold, or identified as held for sale during 2005, from continuing operations to discontinued operations.

23. Assets Held For Sale:
Assets held for sale for the periods ended December 31, 2005 and 2004, included one Property and 39 Properties, respectively. The assets held for sale and liabilities associated with assets held for sale are presented separately in the accompanying consolidated balance sheets and consist of the following at December 31 (in thousands):

	2005	2004

Assets:
Hotel and resort properties, net	$307,989	$865,269
Cash and cash equivalents	5,707	9,543
Restricted cash	18,718	3,600
Receivables, net	5,669	12,722
Goodwill	23,401	23,401
Intangibles, net	49,533	50,640
Prepaid expenses and other assets	11,317	5,932
Loan costs, net	3,299	2,750

	$425,633	$973,857

Liabilities:
Mortgages payable and accrued interest	$400,000	$610,222
Accounts payable and accrued expenses	16,794	24,403
Other liabilities	2,163	29,207

	$418,957	$663,832

In accordance with FAS 144, the Company does not depreciate Properties classified as real estate held for sale. The Company stopped recording depreciation expense for the Hotel del Coronado on October 31, 2005. If this Property had been classified as held for use, we would have recorded additional depreciation expense of approximately $2.0 million for the year ended December 31, 2005.
24. Subsequent Events:
On January 31, 2006, the Company, through various affiliates, entered into amended and restated management agreements for three of its hotel and resort properties: Grand Wailea Resort Hotel & Spa, Arizona Biltmore Resort & Spa and La Quinta Resort & Club (collectively, the “Resorts”) with 90210 Management Company, LLC (“MCO”), now an affiliate of Hilton Hotels Corporation (“Hilton”) (the “Amended Management Agreements”). Affiliates of the Company entered into the original management agreements for the Resorts with KSL II Management Operations, LLC (“KMO”) on August 16, 2004 (the “Original Management Agreements”). On January 31, 2006, KMO contributed and assigned the Original Agreements and related assets to MCO (the “Contribution”), which at that time was a wholly-owned subsidiary of KMO. Immediately following the Contribution, Hilton, through an affiliate, acquired MCO, including all of the rights of MCO in and to the Original Management Agreements. The Amended Management Agreements between MCO, now an affiliate of Hilton, and affiliates of the Company became effective as of February 1, 2006.
The Amended Management Agreements provide, among other things, for reimbursement by Hilton and MCO to the Company of certain owner-funded capital improvements at two of the Resorts, up to $20.0 million. Hilton and MCO also entered into a separate guaranty agreement with affiliates of the Company providing, among other things, that Hilton and MCO guarantee, for a period of three years or until the specified threshold level of $50.0 million is reached, whichever occurs first, payment to the Company, within certain parameters, of the supplemental funds, if any, necessary for the operating performance for each of the Resorts being managed under the Amended Management Agreements to meet the specified threshold levels.

In addition, pursuant to the arrangements with Hilton, the Resorts will be designated with a new brand introduced by Hilton, “The Waldorf=Astoria Collection”, and are expected to participate in certain Hilton programs including technology programs, the Hilton HHonors® guest reward program, the Hilton Reservations Worldwide system, eBusiness programs, world-wide sales and marketing programs, and other operations support.
On January 9, 2006, the Company completed the Del Sale. As a result of the Del Sale and related transactions, net proceeds to the Company are expected to be approximately $166 million with an estimated net gain of approximately $130 million. The Del Sale was completed pursuant to the terms of the Purchase and Sale Agreement, dated October 31, 2005, between certain of our affiliates and the Purchaser.
On January 9, 2006, the Company also entered into a $1.525 billion loan agreement (the “New CMBS Loan”) with German American Capital Corporation (“GACC”), an affiliate of Deutsche Bank Securities Inc., with a maturity date of February 1, 2011. Approximately $1.5 billion of the proceeds from the New CMBS Loan were used to pay off the Company’s existing $1.5 billion CMBS loan (the “Existing CMBS Loan”) which had an initial maturity of September 1, 2007, and had also been originated by GACC. The remaining proceeds were used to pay expenses related to the early extinguishment of the Existing CMBS Loan and the closing of the New CMBS Loan.
The New CMBS Loan is collateralized by the following Properties — Grand Wailea Resort Hotel & Spa, Arizona Biltmore Resort & Spa, La Quinta Resort & Spa, Claremont Resort & Spa and Doral Golf Resort & Spa, a Marriott Resort. The New Loan bears monthly interest at (a) 5.57 percent on $1 billion, and (b) one-month LIBOR plus 272.5 basis points on the remaining $525 million. The New CMBS Loan agreement contains restrictive debt covenants similar to those in the Existing CMBS Loan agreement, including ones which require us to (i) maintain a minimum ratio of net operating income to the aggregate sum of debt service, (ii) incur debt only as permitted, (iii) maintain reserve accounts, and (iv) comply with other customary affirmative and negative covenants. The New CMBS Loan has customary default and acceleration provisions.
Pursuant to the New CMBS Loan agreement, the Company entered into a two-year interest rate protection agreement, for a cash payment of $2.3 million, which caps one-month LIBOR at 4.75 percent on the $525 million floating rate portion of the New CMBS Loan. In connection with paying off the Existing CMBS Loan, the Company terminated the interest rate protection agreements applicable to that loan. Payments of interest only are due monthly on the New CMBS Loan with the entire principal balance due on the anticipated maturity date of February 1, 2011.
On December 28, 2005, the Company and THI III GL Investments L.L.C. entered into a Purchase and Sale Agreement (as amended on December 30, 2005, the “GL Purchase Agreement”) to acquire the Grande Lakes Orlando resort, comprising a 584-room Ritz-Carlton, a 998-room JW Marriott, a 40,000-square foot spa and an 18-hole Greg Norman-designed championship golf course (collectively the “Resort”) (the “GL Purchase”). The Purchase was completed on February 24, 2006, for a purchase price of approximately $753 million. The GL Purchase was completed pursuant to the terms of the GL Purchase Agreement. In connection therewith, and as part of the GL Purchase, the Company assumed the existing management agreements for the two resort properties and the golf operation. In addition, in conjunction with the GL Purchase, we obtained a new $570 million loan (the “GL Borrowing”) from an affiliate of Wachovia Bank, NA with a maturity date of March 1, 2011. All proceeds from the GL Borrowing were used to acquire the Resort. The GL Borrowing is collateralized by the two Resort Properties — the JW Marriott and Ritz-Carlton. The GL Borrowing bears monthly interest at an annual rate of (a) 5.71 percent fixed on $335 million and (b) one-month LIBOR plus 2.76 percent on the remaining $235 million.

The GL Borrowing loan agreement contains restrictive covenants similar to those in the Company’s New CMBS Loan agreements, including ones which require us to (i) maintain a minimum ratio of net operating income to the aggregate sum of debt service, (ii) incur debt only as permitted, (iii) maintain reserve accounts, and (iv) comply with other customary affirmative and negative covenants. The GL Borrowing has customary default and acceleration provisions.
Pursuant to the GL Borrowing agreement, the Company entered into a two-year interest rate protection agreement which caps one-month LIBOR at 5.00 percent on the $235 million floating rate portion of the GL Borrowing.
On March 2, 2006, the Company’s Board of Directors declared the distribution for the first quarter of 2006 of $0.25 per share for all stockholders of record on March 6, 2006.
On March 17, 2006, a consolidated partnership in which the Company owns a 70 percent interest (the “Hilton 1 Partnership”), obtained a commitment for a $120 million loan from an affiliate of The Prudential Insurance Company of America (the “Hilton 1 Loan”). The Hilton 1 Partnership owns four hotels located in Miami, FL, Costa Mesa, CA, Auburn Hills, MI and Portland, OR. The funding of the Hilton 1 Loan is expected to occur on April 3, 2006.
Upon closing, approximately $100 million of the loan proceeds will be used to refinance the existing debt of the Hilton 1 Partnership, which was scheduled to mature in October 2006, and to pay costs associated with the Hilton 1 Loan. The Hilton 1 Partnership will distribute a portion of the proceeds to the Company as a return of capital.
The Hilton 1 Loan bears interest at a fixed rate of 5.47 percent per annum and requires monthly payments of principal and interest based upon a 25 year amortization through maturity on April 1, 2011. The loan is collateralized by the four Properties and contains restrictive covenants, as defined in the loan agreement, which require the Hilton 1 Partnership to (i) maintain a minimum ratio of net operating income to the aggregate sum of debt service, (ii) incur debt only as permitted, (iii) maintain reserve accounts, and (iv) comply with other customary affirmative and negative covenants

INDEX TO OTHER FINANCIAL STATEMENTS
The Company is required to file audited consolidated financial statements of Desert Ridge Resort Partners, LLC and WB Resort Partners, LP due to the significance of the results of operations of these unconsolidated subsidiaries.

Page
Desert Ridge Resort Partners, LLC and Subsidiaries	F-93
WB Resort Partners, L.P. and Subsidiaries	F-110
The Company is required to file audited consolidated financial statements and interim unaudited condensed consolidated financial statements of CNL Hospitality Corp. and Subsidiary because it is a probable significant acquisition.

Page
CNL Hospitality Corp. and Subsidiary	F-124

Desert Ridge Resort Partners, LLC and Subsidiaries
Consolidated Financial Statements
As of December 31, 2005 and 2004, and for the years ended December 31, 2005, 2004 and 2003

Report of Independent Registered Certified Public Accounting Firm
To the Members of Desert Ridge Resort Partners, LLC
In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of partners’ capital and of cash flows present fairly, in all material respects, the financial position of Desert Ridge Resort Partners, LLC and its subsidiaries (the “Company”) at December 31, 2005 and 2004, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
/s/ PricewaterhouseCoopers LLP
Orlando, Florida
March 17, 2006

Desert Ridge Resort Partners, LLC and
Consolidated Balance Sheets
As of December 31, 2005 and 2004

	December 31,	December 31,
	2005	2004
Assets

Cash and cash equivalents	$8,639,798	$2,810,953
Restricted cash	5,679,713	1,765,084
Accounts receivable, net of allowance for doubtful accounts of $225,279 and $157,069	6,620,479	6,728,054
Due from affiliate	835,685	1,059,273
Prepaid expenses and other current assets	945,883	1,008,279
Property and equipment, net	236,265,609	250,090,197
Loan costs, net of accumulated amortization of $1,063,134 and $4,923,232	2,752,129	3,619,260
Fair value of cash flow hedge	1,624,206	—
Goodwill	1,556,115	1,556,115

Total assets	$264,919,617	$268,637,215

Liabilities and Members’ Deficit

Accounts payable and accrued expenses	$9,909,261	$7,202,674
Obligation under cash flow hedge	—	4,900,957
Mortgage note payable	300,000,000	179,000,000
Other notes payable	—	98,469,552
Distributions payable	1,656,103	1,638,102
Accrued rent under operating leases	2,908,824	2,447,151
Obligations under capital leases	342,698	584,149

Total liabilities	314,816,886	294,242,585

Commitments

Members’ deficit	(49,897,269)	(25,605,370)

Total liabilities and members’ capital deficit	$264,919,617	$268,637,215

See accompanying notes to consolidated financial statements.

Desert Ridge Resort Partners, LLC and
Consolidated Statements of Operations
For the years ended December 31, 2005, 2004 and 2003

	December 31,	December 31,	December 31,
	2005	2004	2003
Revenues:
Room	$52,862,776	$48,115,944	$41,027,026
Food and beverage	46,051,980	40,273,542	35,661,081
Other operating department	17,527,355	15,592,334	13,567,716

Total revenue	116,442,111	103,981,820	90,255,823

Costs and expenses:
Room	10,998,627	10,385,524	10,392,949
Food and beverage	28,005,592	24,764,302	23,293,158
Other operating departments	10,498,883	10,498,603	9,785,030
Property operations	10,470,784	9,409,613	9,239,013
Repairs and maintenance	4,192,335	3,992,476	3,583,499
Management fees	3,493,264	3,119,455	2,707,665
Sales and marketing	6,533,418	6,636,754	6,234,005
General and administrative	7,520,241	7,418,431	7,645,167
Depreciation	15,142,718	15,064,287	14,679,757

Total costs and expenses	96,855,862	91,289,445	87,560,243

Operating profit	19,586,249	12,692,375	2,695,580

Interest income	6,075	18,721	—
Interest expense and loan cost amortization	(24,522,302)	(26,366,702)	(24,569,385)
Loss on extinguishment of debt	(15,684,112)	—	—

Net loss	$(20,614,090)	$(13,655,606)	$(21,873,805)

See accompanying notes to consolidated financial statements.

Desert Ridge Resort Partners, LLC and
Consolidated Statements of Partners’ Capitals
For the years ended December 31, 2005, 2004 and 2003

			Accumulated Other		Comprehensive
	Class A Members	Class B Members	Comprehensive Loss	Total	Loss
Balance at December 31, 2002	$24,933,773	$3,032,045	$(9,724,228)	$18,241,590
Distributions	(5,902,951)	(667,459)	—	(6,570,410)
Net loss	(19,651,427)	(2,222,378)	—	(21,873,805)	$(21,873,805)
Current period adjustment to recognize fair value of cash flow hedges	—	—	1,944,905	1,944,905	1,944,905

Balance at December 31, 2003	$(620,605)	$142,208	$(7,779,323)	$(8,257,720)	$(19,928,900)

Distributions	(5,902,951)	(667,459)	—	(6,570,410)
Net loss	(12,268,196)	(1,387,410)	—	(13,655,606)	$(13,655,606)
Current period adjustment to recognize fair value of cash flow hedges	—	—	2,878,366	2,878,366	2,878,366

Balance at December 31, 2004	$(18,791,752)	$(1,912,661)	$(4,900,957)	$(25,605,370)	$(10,777,240)

Distributions	(5,902,951)	(667,459)	—	(6,570,410)
Net loss	(18,519,698)	(2,094,392)	—	(20,614,090)	$(20,614,090)
Amortization of loss on termination of cash flow hedges	—	—	732,438	732,438	732,438
Current period adjustment to recognize fair value of cash flow hedges	—	—	2,160,163	2,160,163	2,160,163

Balance at December 31, 2005	$(43,214,401)	$(4,674,512)	$(2,008,356)	$(49,897,269)	$(17,721,489)

See accompanying notes to consolidated financial statements.

Desert Ridge Resort Partners, LLC and
Consolidated Statements of Partners’ Capitals
For the years ended December 31, 2005, 2004 and 2003

	December 31,	December 31,	December 31,
	2005	2004	2003
Cash flows from operating activities:
Net loss	$(20,614,090)	$(13,655,606)	$(21,873,805)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation	15,142,718	15,064,287	14,679,757
Amortization of loan costs	1,634,085	1,245,229	1,224,819
Bad debt expense	120,756	104,486	235,793
Amortization of loss on termination of cash flow hedge	732,438	—	—
Loss on extinguishment of debt	15,684,112	—	—
Changes in operating assets and liabilities:
Accounts receivable	(13,181)	(1,447,718)	(3,597,575)
Due from affiliate	223,588	1,123,982	1,137,645
Prepaid expenses and other current assets	62,396	(7,397)	(268,918)
Accrued rent under operating leases	461,673	461,673	438,452
Accounts payable and accrued expenses	2,706,587	(438,494)	312,830
Due to affiliate	—	(237,160)	(4,922,567)

Net cash provided by (used in) operating activities	16,141,082	2,213,282	(12,633,569)

Cash flows from investing activities:
Additions to property and equipment	(1,318,130)	(2,691,829)	(26,266,258)
Marriott Vacation Club payment of office build-out	—	—	2,690,000
Increase in restricted cash	(3,914,629)	(848,864)	(864,823)

Net cash used in investing activities	(5,232,759)	(3,540,693)	(24,441,081)

Cash flows from financing activities:
Proceeds from mortgage note payable	301,500,000	—	—
Principal (payments) borrowings on mortgages	(180,500,000)	8,753,681	38,554,587
Principal payments on notes payable	(98,469,552)	—	(203,663)
Principal payments on capital lease obligations	(241,451)	(198,280)	(6,519,230)
Payment of prepayment penalties on mortgage note	(12,630,804)	—	(129,850)
Cash paid to acquire/terminate cash flow hedges	(4,365,000)	—	—
Distributions to members	(6,552,409)	(6,588,411)	—
Payment of loan costs	(3,820,262)	(20,215)	—

Net cash (used in) provided by financing activities	(5,079,478)	1,946,775	31,701,844

Net increase (decrease) in cash and cash equivalents	5,828,845	619,364	(5,372,806)
Cash and cash equivalents, beginning of period	2,810,953	2,191,589	7,564,395

Cash and cash equivalents, end of period	$8,639,798	$2,810,953	$2,191,589

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$21,655,634	$24,092,376	$24,369,166

Supplemental disclosure of non-cash investing and financing activities
Assets acquired through capital lease obligation	$—	$—	$813,176

Distributions declared but not paid to Partners	$1,656,103	$1,638,102	$1,656,103

Construction costs payable included in construction in progress	$—	$—	$294,614

See accompanying notes to consolidated financial statements.

Desert Ridge Resort Partners, LLC and
Notes to the Consolidated Financial Statements
For the years ended December 31, 2005, 2004 and 2003
1.	Business

Organization

Desert Ridge Resort Partners, LLC (the “LLC” or the “Company”) was organized pursuant to the laws of the State of Delaware on December 21, 2000. Desert Ridge Resort, LLC and DRR Tenant Corporation are wholly owned subsidiaries of the LLC. The LLC’s Class A Members’ are CNL DRR Investor, LP and CNL Desert Ridge Resort, Ltd. (collectively, the “Class A Members”) and Marriott International, Inc. is the Class B Member (“Marriott”). The managing Member is CNL DRR Investor, LP. Both classes of Members share in major decisions and there is substantially no difference between the rights and obligations of Class A Members and Class B Members.

The LLC was formed to own and operate a 950-room luxury resort located in Phoenix, Arizona (the “Property”). The Property includes two championship golf courses, a 25,500 square foot spa and 78,000 square feet of meeting space. The Property’s day-to-day activities are managed by an affiliate of Marriott, however, all Members must agree on key decisions affecting the Property.

The structure of the LLC is designed to allow its managing Member’s parent to continue to qualify as a real estate investment trust, which is generally not subject to federal income taxes. In keeping with this goal, the LLC operates its Property through a taxable REIT subsidiary (“TRS”), as permitted by the REIT Modernization Act of 1999.

The LLC relies on capital contributions from the Class A Members and Marriott and borrowings under loans to fund capital expenditures, operating losses and negative cash flows. For the years ended December 30, 2005, December 31, 2004 and January 2004, the LLC incurred losses of approximately $20.6 million, $13.7 million and $21.9 million, respectively. As of December 31, 2005, the LLC had deficit capital of approximately $49.9 million. The LLC had positive cash flows from operations of approximately $16.1 million and $2.2 million for the years ended December 30, 2005 and December 31, 2004, respectively, as compared to negative cash flows of approximately $12.6 million for the year ended January 2, 2004. While the Property’s results continued to improve in 2005, losses may continue until such time as the Property establishes market presence and captures market share, and could increase if economic conditions worsen. The LLC has a Liquidity Facility Loan (see Note 5) to fund operating shortfalls and deficit debt service if needed. The Members are committed to fund such shortfalls if they arise. DRR Tenant Corporation is a separate member of the consolidated group of companies, and as required by DRR Tenant Corporation’s Second Amended and Restated Certificate of Incorporation, the assets and credit of DRR Tenant Corporation are not available to satisfy the debt of the other consolidated entities.

In accordance with the LLC agreement (the “Agreement”), (i) each Member’s account is credited with capital contributions, share of profits and (ii) each Members’ account is charged for amounts distributed to each Member. The Class A Members and Class B Members own 89.8% and 10.2% as a result of approximately $51.3 million and $5.8 million, respectively, in capital contributions since formation.

Desert Ridge Resort Partners, LLC and
Notes to the Consolidated Financial Statements
For the years ended December 31, 2005, 2004 and 2003
Allocations and Distributions
Net operating profits are allocated (i) first, to the Members’ who received allocations of losses for earlier fiscal years, pro rata, in proportion to the cumulative amount of losses previously allocated to them, until those Members have received cumulative allocation of profits equal to the cumulative losses; (ii) next, to Members’, pro rata, in proportion to the cumulative distributions made to them, until those Members have received cumulative allocation of profits equal to the cumulative amount of such distributions; and (iii) thereafter, to the Members, pro rata, in proportion to their respective percentage interests.

Net operating losses are allocated (i) first, to the Members who received allocations of profits for earlier fiscal years, pro rata, in proportion to the cumulative amount of profits previously allocated to them, until those Members have received cumulative allocation of losses equal to the cumulative profits; (ii) next, to Members who have positive capital accounts, pro rata, in proportion to the respective amounts of their positive capital accounts, until the capital accounts of those Members is reduced to zero; and (iii) thereafter, to the Members, pro rata, in proportion to their respective percentage interests.

In accordance with the LLC Agreement, the Company was required to pay each Member a return, computed at the rate of 11 percent per annum on the daily average outstanding balance of the Members’ unreturned capital prior to the Opening Date, as defined above. After the Opening Date of the Property, the per annum distribution rate to Members increased to 11.5 percent. These cash distributions are made based on cash available for distribution within thirty days of the end of each calendar quarter, as defined in the Agreement. The Company has and may in the future borrow money as necessary to make distributions. As of December 30, 2005 and December 31, 2004, the Company had distributions payable totaling approximately $1.7 million and $1.6 million, respectively.

2.	Summary of Significant Accounting Policies

A summary of significant accounting principles and practices used in the preparation of the consolidated financial statements follows:

Basis of Financial Statement Presentation

The LLC prepares its consolidated financial statements in conformity with accounting principles generally accepted in the United States of America. These principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Marriott, which manages the Property, uses a quarterly accounting calendar whereby its fiscal year ends on the Friday closest to December 31 and reflects twelve weeks of operations for the first three quarters of the year and sixteen or seventeen weeks for the fourth quarter of the year. Therefore, in any given period, period-over period results may reflect different ending dates.

Desert Ridge Resort Partners, LLC and
Notes to the Consolidated Financial Statements
For the years ended December 31, 2005, 2004 and 2003
Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Desert Ridge Resort Partners, LLC and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

The LLC considers all amounts held in highly liquid instruments with original maturities of three months or less to be cash equivalents. Cash and cash equivalents consist primarily of demand deposit accounts. Management believes the credit risk associated with cash and cash equivalents to be low due to the quality of the financial institutions in which these assets are held.

Certain amounts of cash are restricted for maintenance and replacement of furniture, fixtures, and equipment as well as taxes and insurance escrow. These amounts are calculated as a certain percentage of gross revenue in accordance with the hotel management agreement. Beginning in 2005, the Company’s new mortgage loan agreement requires certain amounts to be deposited for future debt service requirements (see Note 4 for more information on the new loan). The accompanying consolidated balance sheets as of December 30, 2005 and December 31,2004 included approximately $5.7 million and $1.8 million, respectively, which was restricted for these purposes.

Inventory

Inventory consists primarily of food and beverage inventory, merchandise and operating supplies and is accounted for using the first in, first out method and is stated at the lower of cost or market. Inventory is recorded in prepaid expenses and other current assets in the accompanying consolidated balance sheets.

Property and Equipment

Property and equipment is stated at cost and includes building, lease and land improvements and furniture, fixtures and equipment (“FF&E”). Land improvements and FF&E are depreciated on the straight-line method over the assets’ estimated useful lives of 15 and 3 years, respectively. Buildings are depreciated over 40 years.

Expenditures for major renewals and betterments are capitalized and depreciated over the related assets’ estimated useful lives. Expenditures for repairs and maintenance are expensed when incurred. Interest and real estate taxes incurred relating to renovation of the resort and amenities are capitalized to construction in progress during the active renovation period.

Deferred Loan Costs

Deferred loan costs, primarily loan origination and related fees, are capitalized and are being amortized over the term of the loan using the straight-line method which approximates the effective interest method.

Leases

The Company has entered into capital and operating leases for equipment used at its Properties. Equipment leased under capital leases are recorded as equipment under capital leases along with a

Desert Ridge Resort Partners, LLC and
Notes to the Consolidated Financial Statements
For the years ended December 31, 2005, 2004 and 2003
liability for the offsetting obligation under capital leases. Equipment under capital leases is depreciated over the shorter of the lease term or the useful life of the equipment, and the obligation is reduced as monthly lease payments are made. Payments under operating leases are recorded as rent expense each month as lease payments are made. Rent expense for two land leases is straight-lined over the life of the leases.

Income Taxes

Under the provisions of the Internal Revenue Code and applicable state laws, the LLC is only subject to taxation of income on the profits and losses from the taxable REIT subsidiary (“TRS”) tenant operations. The tax consequences of other LLC revenues and expenses, unrelated to the operation of the Property, will accrue to the Members. Certain of these other revenues and expenses may be treated differently in the LLC’s income tax return than in the accompanying consolidated financial statements. Therefore, amounts reported in the consolidated financial statements may not be the same as those reported in the Members’ income tax returns.

The LLC accounts for federal and state income taxes on its TRS tenant using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statements carrying amounts of existing assets and liabilities and their respective tax bases and operating losses and tax-credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be reversed or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Revenue Recognition

The Property’s revenues are derived from its operations and include revenues from the rental of rooms, food and beverage sales, golf course and spa operations, telephone usage and other service revenue. Revenue is recognized when rooms are occupied and services have been performed. Cash received from customers for events occurring after the end of each respective year have been recorded as deposits and is included in accounts payable and accrued expenses in the accompanying consolidated balance sheets. Advanced deposits of approximately $2.8 million and $1.6 million are included in accounts payable and accrued expense in the accompanying consolidated balance sheets as of December 30, 2005 and December 31, 2004, respectively.

Advertising and Promotion Costs

The costs of advertising, promotional and marketing programs are charged to operations in the year incurred and are included as sales and marketing expenses in the accompanying consolidated statements of operations. Advertising, promotional and marketing costs totaled approximately $0.9 million, $1.2 million and $1.3 million for the years ended December 30, 2005, December 31, 2004 and January 2, 2004, respectively. These amounts are included in sales and marketing expenses in the accompanying consolidated statements of operations.

Derivative Financial Instruments

The LLC follows Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (“FASB 133”), as amended. FASB 133 established accounting

Desert Ridge Resort Partners, LLC and
Notes to the Consolidated Financial Statements
For the years ended December 31, 2005, 2004 and 2003
and reporting standards for derivative instruments and for hedging activities by requiring all derivatives to be measured at fair value and recognized in the consolidated balance sheets. Gains or losses resulting from changes in fair value of derivatives are recognized in earnings or recorded in other comprehensive income, and recognized in the consolidated statement of operations when the hedged item affects earnings, depending on the purpose of the derivatives and whether they qualify for hedge accounting treatment (the ineffective portion, if any, of all hedges is recognized in current earnings).

Impairment of Long-Lived Assets and Goodwill

In accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company’s long-lived assets are tested for recoverability annually or whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. The assessment is based on the carrying amount of the asset at the date it is tested for recoverability. An impairment loss is recognized when the carrying amount of a long-lived asset exceeds its fair value. If impairment is recognized, the adjusted carrying amount of a long-lived asset is its new cost basis. For the years ended December 31, 2005, 2004 and 2003, the LLC recorded no impairments.

In accordance with Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, the Company tests for impairment of goodwill at least annually.

Concentration of Credit Risk

Financial instruments which potentially subject the Company to a concentration of credit risk consist principally of guest and trade accounts receivable. Concentration of credit risk with respect to guest and trade accounts receivable is limited due to the wide variety of customers and industries to which the Property’s services are sold, as well as the dispersion of customers across many geographic areas.

Reclassification

Certain items in the prior year’s consolidated financial statements have been reclassified to conform with the 2005 presentation. These reclassifications had no effect on members’ deficit or results of operations.

Desert Ridge Resort Partners, LLC and
Notes to the Consolidated Financial Statements
For the years ended December 31, 2005, 2004 and 2003
3.	Property and Equipment

Property and equipment consisted of the following at:

	December 30,	December 31,
	2005	2004
Land and land improvements	$63,777,646	$63,498,310
Buildings	168,562,583	168,381,962
Furniture, fixtures and equipment	50,785,885	49,713,609
Equipment under capital leases	813,176	1,027,280

	283,939,290	282,621,161
Less: accumulated depreciation	(47,673,681)	(32,530,964)

	$236,265,609	$250,090,197

Accumulated depreciation for equipment under capital leases was approximately $0.5 million and $0.5 million for the years ended December 30, 2005 and December 31, 2004, respectively.
4.	Mortgage Note Payable

In December 2000, the LLC entered into a $179.0 million construction loan (the “Initial Loan”) with an institutional lender to finance construction costs. The Initial Loan was collateralized by a first mortgage and lien on the Property and all other LLC assets. The construction loan had a seven-year term and a scheduled final maturity of December 15, 2007. Interest only payments were due quarterly on each March 15, July 15, September 15, and December 15 with the entire principal balance due at maturity.

A portion of the Initial Loan bore interest at an annual rate of 185 basis points above three-month London Interbank Offered Rate (“LIBOR”). The LLC entered into a seven-year interest rate swap agreement (the “Swap”) to effectively convert the variable rate portion of this mortgage to a fixed interest rate of 6.025% per annum. The LLC designated the Swap as a hedge of specific debt instruments, and through the date of the termination of this Swap, recognized interest differentials as adjustments to interest expense as the differentials occurred. The counterparty to this agreement was a major financial institution. Through the June 15, 2005 date of termination of this Swap, the LLC recorded adjustments to the fair value of this cash flow hedge of approximately $3.3 million in other comprehensive income (loss).

Desert Ridge Resort Partners, LLC and
Notes to the Consolidated Financial Statements
For the years ended December 31, 2005, 2004 and 2003
On June 15, 2005, the LLC entered into a $301.5 million loan agreement (the “Second Loan”) with Barclays Capital Real Estate Inc. The Second Loan has an initial maturity date of July 9, 2007 and includes three additional one-year extensions, subject to certain conditions, available at the LLC’s option, including the payment of an extension fee. Approximately $275 million of the Second Loan proceeds were used to refinance all of the existing outstanding balance of the Initial Loan and repaying all of the outstanding balance on the loans to Marriott (see Note 5). The remaining proceeds were used to pay expenses related to the early extinguishment of the Initial Loan, including the termination of the Swap, and the closing of the Second Loan. In connection with the refinancing, the LLC recorded a loss on extinguishment of debt of $15.7 million. In addition, the Company began amortizing the $3.3 million amount remaining in other comprehensive income (loss) from the Swap to the statement of operations, since the originally forecasted payments are still probable of occurring.

The Second Loan is collateralized by the Property, bears interest at a rate of one-month LIBOR plus 226 basis points per year, and contains restrictive covenants, as defined in the loan agreement, which require the LLC to (i) maintain a minimum ratio of net operating income to the aggregate sum of debt service, (ii) incur debt only as permitted, (iii) maintain reserve accounts, and (iv) comply with other customary affirmative and negative covenants. Payments of interest only are due monthly through the expected maturity in July 2007. There are three additional one-year extensions, subject to certain conditions, available at the LLC’s option, including payment of an extension fee. The interest rate on the Second Loan is substantially less than the weighted–average rate of the Initial Loan.

In conjunction with the Second Loan, the LLC entered into an interest rate protection agreement, with a notional amount of $301.5 million, which caps one-month LIBOR at 4.50 percent for the initial term of the Second Loan. The interest rate protection agreement is designated as a cash flow hedge. The LLC paid $1.0 million to acquire this hedge. On June 28, 2005, the Second Loan balance was reduced to $300.0 million and the interest rate was adjusted to LIBOR plus 225 basis points on an annual basis.

5.	Other Notes Payable

The LLC and Marriott entered into a series of agreements whereby Marriott International Capital Corporation has agreed to make four loans to the LLC: Mezzanine loan A (the “Mezzanine Loan”); mezzanine loan B (the “Liquidity Facility Loan”); mezzanine loan C (the “Project Cost Facility Loan”) and mezzanine loan D (the “Senior Loan Guaranty Loan”).

At December 31, 2004 approximately $28.8 million, $57.6 million and $10.1 million, respectively, was outstanding under the Liquidity Facility Loan, the Mezzanine Loan and the Project Cost Facility Loan. No amounts were borrowed under the Senior Loan Guarantee Loan. Marriott International Capital Corporation also agreed to loan up to approximately $2.3 million to the LLC for additional improvements relating to the future occupancy of Marriott Vacation Club (see Note 7). As of December 31, 2004, the Company had borrowed approximately $2.0 million under this facility. On June 15, 2005, proceeds from the Second Loan were used to repay any amounts outstanding under these loan agreements with Marriott.

Desert Ridge Resort Partners, LLC and
Notes to the Consolidated Financial Statements
For the years ended December 31, 2005, 2004 and 2003
As of December 30, 2005, the only facility available for borrowing from Marriott consists of a Liquidity Facility Loan for up to $7.8 million to fund priority shortfalls from the operations of the Property through December 15, 2007. As of December 30, 2005, there are no borrowings outstanding under this loan facility.

6.	Leases

The LLC is a lessee of various types of equipment used in operating the Property. The LLC’s leases are categorized as operating or capital leases based upon the terms in the lease agreements. The LLC also leases two parcels of land from the State of Arizona under two separate operating lease agreements, on which the luxury resort and the two golf courses are located. These leases are effective until July 2092 and require escalating base rents. Rental payments are due annually. Total rent expense under all operating leases, including the land leases, for each of the years ended December 31, 2005, 2004 and 2003, was approximately $1.2 million. These amounts have been included in property operations and maintenance in the accompanying consolidated statements of operations for the years ended December 30, 2005, December 31, 2004 and January 2, 2004. The LLC has recorded accrued rent of approximately $2.9 million and $2.4 million as of December 31, 2005 and 2004, respectively, as a result of straight-lining the minimum annual rental payments under the terms of the land leases.

Future minimum rental payments required under capital leases together with the present value of the net minimum lease payments as of December 30, 2005 are as follows:

2006	$212,447
2007	187,867

Total future minimum lease payments	400,314
Less: interest	(57,616)

Present value of net minimum lease payments	$342,698

Desert Ridge Resort Partners, LLC and
Notes to the Consolidated Financial Statements
For the years ended December 31, 2005, 2004 and 2003
Future minimum lease rental payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year as of December 30, 2005 are as follows:

2006	$651,402
2007	440,793
2008	486,003
2009	486,003
2010	486,003
Thereafter	75,867,005

Total	$78,417,209

7.	Transactions with Related Parties

Hotel Management Agreement

The LLC entered into an agreement with an affiliate of Marriott International, Inc. (the “Manager”) to manage the Property. Under the terms of the agreement, the Manager operates the Property in return for a fixed management fee of 3 percent of gross revenues. The Manager also earns an incentive management fee ranging from 20 percent to 50 percent of operating cash flow. The LLC incurred fixed management fees of approximately $3.5 million, $3.1 million and $2.7 million during the years ended December 30, 2005, December 31, 2004 and January 2, 2004, respectively.

Other

In connection with the development of a Marriott Vacation Club resort (the “MVC Resort”) within close proximity to the Property, the LLC has committed to lease office and lobby space to the MVC Resort for the purposes of the establishment of a gallery and the promotion of Marriott Vacation Club International. The term of the lease is eight years from the Opening Date of the Property and will result in annual rental income of approximately $0.4 million. During the years ended December 30, 2005, December 31, 2004 and January 2, 2004, the Company received approximately $0.4 million in income in connection with this lease which has been included in other operating department revenue. The Company has also entered into an arrangement with MVC Resort whereby it receives cost reimbursements related to time share activity in the amount of approximately $0.2 million plus housekeeping and engineering costs each year. These amounts are recorded as a reduction of operating expenses within the appropriate hotel operating departments.

Desert Ridge Resort Partners, LLC and Subsidiaries
Notes to the Consolidated Financial Statements
For the years ended December 31, 2005, 2004 and 2003
The LLC has entered into various other agreements with Marriott, or subsidiaries thereof, to provide services such as marketing support, reservation services, and other services customary to the operation of a national brand hotel concept. The Company incurred approximately $5.8 million, $5.7 million and $5.0 million, respectively, for such services, for the years ended December 30, 2005, December 31, 2004 and January 2, 2004, which have been included in cost of sales for rooms, food and beverage, and other operating departments in the accompanying consolidated statements of operations. The following table summarizes these expenses by major category:

	December 30,	December 31,	January 2,
	2005	2004	2004
Advertising	$1,289,189	$1,236,965	$1,133,045
Marriott Rewards	1,234,339	1,283,828	951,257
Insurance	1,492,653	1,307,975	1,006,730
Reservations	417,943	446,668	430,204
Accounting Services	1,294,390	1,377,110	1,413,645
Other	29,155	28,987	28,359

Total	$5,757,669	$5,681,533	$4,963,240

The LLC has bonus plans, based on profitability formulas, which provide incentive compensation for key officers and employees. Amounts charged to expense for bonuses to property management totaled approximately $1.2 million, $1.2 million and $0.9 million for the years ended December 30, 2005, December 31, 2004 and January 2, 2004, respectively. These amounts are allocated between various hotel cost of sales for rooms, food and beverage, and other operating departments in the accompanying consolidated statements of operations.
As of December 30, 2005 and December 31, 2004, amounts due from Marriott were approximately $0.8 million and $1.1 million, respectively, for receivables collected by Marriott on behalf of the LLC, and are included in due from affiliates in the accompanying consolidated balance sheets.

Desert Ridge Resort Partners, LLC and Subsidiaries
Notes to the Consolidated Financial Statements
For the years ended December 31, 2005, 2004 and 2003
8.	Income Taxes

The components of the deferred taxes recognized in the accompanying consolidated balance sheets are as follows:

	December 30,	December 31,
	2005	2004
Deferred tax asset:
Net operating loss	$10,350,746	$10,138,104
Bad debt expense	86,958	60,629

Deferred tax liability:
Accelerated depreciation	(3,736,025)	(3,603,040)

Net deferred tax asset	6,701,679	6,595,693
Valuation allowance	(6,701,679)	(6,595,693)

	$—	$—

The types of temporary differences between the tax bases of assets and liabilities and their financial statement reporting amounts are attributable principally to depreciation and net operating losses. The TRS tenant has net operating loss carry-forwards for federal and state purposes of approximately $26.8 million and $36.9 million as of December 30, 2005 and December 31, 2004, respectively, which is available to offset future taxable income. The estimated net operating loss carry-forward expiration dates are as follows as of December 30, 2005:

2020	$626
2021	532,864
2022	5,991,734
2023	14,597,250
2024	5,142,042
2025	550,887

$26,815,403

The Company has not recorded this potential future benefit because its TRS subsidiaries do not have sufficient historical earnings on which to base a potential future benefit.

9.	Commitments and Contingencies

From time to time the Company may be exposed to litigation arising from operations of its business in the ordinary course of business. Management does not believe that resolution of these matters will have a material adverse impact on the Company’s financial condition or results of operations.
* * * * *

WB Resort Partners, L.P. and Subsidiaries
Consolidated Financial Statements
As of December 31, 2005 and 2004, and for the years ended December 31, 2005, 2004 and 2003

Report of Independent Registered Certified Public Accounting Firm
To the Partners of WB Resort Partners, L.P.
In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of discontinued operations, of partners’ capital and of cash flows present fairly, in all material respects, the financial position of WB Resort Partners, L.P. and its subsidiaries (the “Partnership”) at December 31, 2005 and December 31, 2004 and the results of their discontinued operations and their cash flows for each of the three years in the period ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
As discussed in Note 1 of the Notes to the Consolidated Financial Statements, the Partnership sold its interest in the Property on November 7, 2005.
/s/ PricewaterhouseCoopers LLP
Orlando, Florida
March 17, 2006

WB Resort Partners, L.P. and Subsidiaries
Consolidated Balance Sheets
As of December 31, 2005 and 2004

	2005	2004
Assets

Cash and cash equivalents	$1,696,177	$1,626,242
Accounts receivable, net of allowance for doubtful accounts of $0 and $145,514	53,334	6,100,465
Restricted cash	—	10,428,284
Due from affiliates	—	87,576
Prepaid expenses and other current assets	—	934,878
Property, construction in progress and equipment, net	—	181,317,714
Loan costs, less accumulated amortization of $0 and $2,120,679	—	1,011,860

Total assets	$1,749,511	$201,507,019

Liabilities and Partners’ Capital

Accounts payable and accrued expenses	$1,023,513	$12,407,940
Construction costs payable, including retainage payable	—	1,143
Due to affiliates	—	173,341
Distribution payable	—	7,364,726
Current portion of capital lease obligations	—	55,716
Mortgage note payable	—	130,000,000
Other note payable	—	48,809,159
Capital lease obligations	—	111,315
Accrued rent from operating leases	—	2,415,571

Total liabilities	1,023,513	201,338,911

Commitments (Note 9)

Partners’ capital	725,998	168,108

Total liabilities and partners’ capital	$1,749,511	$201,507,019

The accompanying notes are an integral part of these consolidated financial statements.

WB Resort Partners, L.P. and Subsidiaries
Consolidated Statements of Discontinued Operations
For the years ended December 31, 2005, 2004 and 2003

	2005	2004	2003
Revenues:
Rooms	$55,896,384	$51,874,416	$42,211,855
Food and beverage	10,157,658	10,976,899	8,851,845
Other operating departments	6,455,776	5,760,208	4,702,101

Total revenue	72,509,818	68,611,523	55,765,801

Costs and expenses:
Rooms	15,196,197	15,611,607	12,859,657
Food and beverage	9,077,863	9,885,121	8,478,072
Other operating departments	864,999	834,484	962,904
Property operations	12,008,232	12,728,317	12,330,038
Repairs and maintenance	2,993,740	3,186,921	2,959,039
Management fees	2,120,446	2,098,681	1,660,663
Sales and marketing	5,882,681	6,403,496	5,486,112
General and administrative	6,016,740	5,905,271	4,960,771
Depreciation	8,742,938	11,933,788	11,975,475

Total costs and expenses	62,903,836	68,587,686	61,672,731

Operating profit (loss)	9,605,982	23,837	(5,906,930)

Interest and loan cost amortization	(14,425,973)	(15,859,148)	(15,124,872)
Gain on sale of assets	103,468,262	—	—
Loss on extinguishment of debt	(2,107,467)	—	—

Income (loss) before benefit from income taxes	96,540,804	(15,835,311)	(21,031,802)
Benefit from income taxes	26,570	—	—

Net income (loss)	$96,567,374	$(15,835,311)	$(21,031,802)

The accompanying notes are an integral part of these consolidated financial statements.

WB Resort Partners, L.P. and Subsidiaries
Consolidated Statements of Partners’ Capital
For the years ended December 31, 2005, 2004 and 2003

	General Partner	Limited Partners	Total
Balance, December 31, 2002	$46,601	$46,552,728	$46,599,329

Distributions	(9,775)	(9,765,223)	(9,774,998)

Net loss	(21,032)	(21,010,770)	(21,031,802)

Balance, December 31, 2003	$15,794	$15,776,735	$15,792,529

Contributions	211	210,679	210,890

Net loss	(15,835)	(15,819,476)	(15,835,311)

Balance, December 31, 2004	$170	$167,938	$168,108

Distributions	(96,009)	(95,913,475)	(96,009,484)

Net income	96,567	96,470,807	96,567,374

Balance, December 31, 2005	$728	$725,270	$725,998

The accompanying notes are an integral part of these consolidated financial statements.

WB Resort Partners, L.P. and Subsidiaries
Consolidated Statements of Cash Flows
For the years ended December 31, 2005, 2004 and 2003

	2005	2004	2003
Cash flows from operating activities:
Net income (loss)	$96,567,374	$(15,835,311)	$(21,031,802)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation	8,742,938	11,933,788	11,975,475
Amortization of loan costs	531,890	627,819	632,291
Provision for bad debt expense	231,403	50,169	107,386
Gain on sale of hotel and resort property	(103,468,262)	—	—
Loss on extinguishment of debt	479,970	—	—
Changes in assets and liabilities:
Accounts receivable	5,815,728	(612,792)	(1,658,952)
Prepaid expenses and other current assets	934,878	446,348	(565,129)
Due from affiliates	87,576	(39,364)	(2,938)
Accrued rent from operating leases	(2,415,571)	(31,785)	2,056,284
Accounts payable and accrued expenses	(11,384,427)	1,272,678	1,720,620
Due to affiliates	(173,341)	71,980	92,991

Net cash used in operating activities	(4,049,844)	(2,116,470)	(6,673,774)

Cash flows from investing activities:
Proceeds from sale of hotel and resort property	276,041,895	(2,932,015)	(5,869,922)
Decrease (increase) in restricted cash	10,428,284	(589,585)	1,823,319

Net cash (used in) provided by investing activities	286,470,179	(3,521,600)	(4,046,603)

Cash flows from financing activities:
Repayment of mortgage note payable	(130,000,000)	—	—
Repayment of (proceeds from) other notes payable	(48,809,159)	4,729,551	16,281,419
Principal payments on capital lease obligations	(167,031)	(622,442)	(1,050,177)
Capital contributions from partners	—	210,890	—
Distributions to partners	(103,374,210)	—	(4,874,110)

Net cash (used in) provided by financing activities	(282,350,400)	4,317,999	10,357,132

Net increase (decrease) in cash and cash equivalents	69,935	(1,320,071)	(363,245)
Cash and cash equivalents, beginning of period	1,626,242	2,946,313	3,309,558

Cash and cash equivalents, end of period	$1,696,177	$1,626,242	$2,946,313

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$14,417,730	$15,859,148	$14,461,778

Supplemental disclosure of non-cash investing and financing activities:
Distributions declared but not paid to partners	$—	$—	$7,364,726

Construction costs payable included in construction in progress	$—	$1,143	$636,388

The accompanying notes are an integral part of these consolidated financial statements.

WB Resort Partners, L.P. and Subsidiaries
Notes to Consolidated Financial Statements
For the years ended December 31, 2005, 2004 and 2003
1.	Business

Organization

WB Resort Partners, L.P. (the “Partnership”) was organized pursuant to the laws of the State of Delaware on July 27, 2001. WBM Resort, L.P., WBR Parent, LLC and WBR Tenant Corporation are wholly owned subsidiaries of the Partnership. The Partnership’s general partner is CNL WBR GP Corp. (the “General Partner”) and the limited partners are CNL WBR Investor, L.P., Marriott International, Inc. (“Marriott”) and Waikiki Beach Resort, Ltd. (collectively, the “Limited Partners”).

The Partnership was formed to own and operate a resort located in Honolulu, Hawaii (the “Property”). On September 9, 2005, the Partnership entered into an Agreement of Purchase and Sale (the “Sale Agreement”), with W2005 WKI Realty, LLC, an affiliate of Whitehall Street Global Real Estate Limited Partnership 2005 (the “Purchaser”), which is an affiliate of Goldman Sachs. The Sale Agreement provided for the sale of all of the Partnership’s interest in the Property (the “Sale”) for a purchase price of $279 million in cash, subject to closing proration adjustments as provided in the Sale Agreement. The Sale closed on November 7, 2005. Dissolution of the Partnership is expected to occur in the first quarter of 2006.

The structure of the Partnership and its subsidiaries was designed to allow the parent of its majority owner to continue to qualify as a real estate investment trust, which is generally not subject to federal income taxes. In keeping with this objective, the Partnership operates its Property through a taxable REIT subsidiary (“TRS”), as permitted by the REIT Modernization Act of 1999.

The General Partner and Limited Partners hold a 0.1% and 99.9% interest, respectively, as a result of capital contributions totaling approximately $0.1 million and $85.1 million in the Partnership in order to obtain the following percentage interests:

Partner	Percentage Interest
General Partner	0.1%
CNL WBR Investor, L.P.	48.9%
Waikiki Beach Resort, Ltd.	36.0%
Marriott	15.0%
The Partnership relied on capital contributions from the General Partner and Limited Partners and borrowings under loans to fund capital expenditures, operating losses and negative cash flows. For the years ended December 31, 2005, 2004 and 2003, the Partnership reported net income of approximately $96.6 million, including a gain on the sale of the Property of $103.5 million, net loss of approximately $15.8 million, and net loss of approximately $21.0 million, respectively. The General Partner and Limited Partners are required by the limited partnership agreement to make their pro-rata share of capital contributions required to fund operating shortfalls of the Partnership. If any partner fails to make such required capital contribution, they will be in default. In accordance with the partnership agreement, non-defaulting partners may elect to cure such default by making the defaulting partner’s capital contribution, which will be considered a loan from the non-defaulting partner to the defaulting partner.

Allocations and Distributions

Net operating profits and net operating losses are allocated to the General and Limited Partners in accordance with their respective ownership interests.

WB Resort Partners, L.P. and Subsidiaries
Notes to Consolidated Financial Statements
For the years ended December 31, 2005, 2004 and 2003
In addition, the General Partner and Limited Partners are entitled to a return of 11.5% per annum (the “11.5% Preferred Return”). The cumulative 11.5% Preferred Return is to be paid quarterly to each partner based on the capital accounts of each partner during the quarter. As of December 31, 2005 and 2004, the Partnership had distributions payable totaling $0 and $7.4 million, respectively.

As a result of the closing of the Sale, the Partnership distributed the net proceeds among the partners according to the partnership agreement. The General Partner received approximately $0.1 million, CNL WBR Investor, L.P. received approximately $50.0 million, Waikiki Beach Resort, Ltd. received approximately $36.8 million, and Marriott received approximately $15.3 million in distributions. Waikiki Beach Resort, Ltd. utilized approximately $32.7 million of the distributions received to repay the outstanding balance of two loans to Marriott in full (see Note 5).

2.	Summary of Significant Accounting Policies

A summary of significant accounting principles and practices used in the preparation of the financial statements follows:

Basis of Financial Statement Presentation

The Partnership prepares its financial statements in conformity with accounting principles generally accepted in the United States of America. These principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Property was sold on November 7, 2005, accordingly, the Partnership has presented a statement of discontinued operations for all periods presented.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of WB Resort Partners, L.P. and its wholly owned subsidiaries. All significant inter-company balances and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

The Partnership considers all amounts held in highly liquid instruments with original maturities of three months or less to be cash equivalents. Cash and cash equivalents consist primarily of demand deposit accounts. Management of the Partnership believes the credit risk associated with cash and cash equivalents to be low due to the quality of the financial institutions in which these assets are held.

Certain amounts of cash are restricted for maintenance and replacement of furniture, fixtures, and equipment in accordance with the hotel management agreement. Escrows for the payment of property taxes and insurance is also included in restricted cash in the accompanying consolidated balance sheet as of December 31, 2004.

Revenue Recognition

The Property’s revenues are derived from its operations and include revenues from the rental of rooms, food and beverage sales, golf course and spa operations, telephone usage and other service revenue. Revenue is recognized when rooms are occupied and services have been performed. Cash received from customers for events occurring after each year end have been recorded as deposits in the accompanying consolidated balance sheets. Advanced deposits of approximately $0 million and $0.7 million are included in accounts payable and accrued expenses in the accompanying consolidated balance sheets as of December 31, 2005 and

WB Resort Partners, L.P. and Subsidiaries
Notes to Consolidated Financial Statements — Continued
For the years ended December 31, 2005, 2004 and 2003
2004, respectively. See also Note 7 for a description of reimbursements related to the Property’s Marriott Rewards program.

Advertising and Promotion Costs

The costs of advertising, promotional and marketing programs are charged to operations in the year incurred and are included as sales and marketing expenses in the accompanying statements of operations. Advertising, promotional and marketing costs totaled approximately $1.3 million, $1.5 million, and $3.4 million for the years ended December 31, 2005, 2004 and 2003, respectively.

Reclassification

Certain items in the prior years’ consolidated financial statements have been reclassified to conform with the 2005 presentation. These reclassifications had no effect on partners’ equity or net income or loss.

Leases

The Partnership entered into capital and operating leases for land and equipment used at the Property. Equipment leased under capital leases was recorded as equipment on the accompanying consolidated balance sheets with a liability for the corresponding obligation under the lease agreement. Equipment under capital leases were depreciated over the useful life of the equipment and the obligation is reduced as monthly lease payments are made. Payments under operating leases were generally recorded as rent expense as lease payments are made. Rent expense under leases with escalating minimum rents was straight-lined over the term of the lease.

Income Taxes

Under the provisions of the Internal Revenue Code and applicable state laws, the Partnership is only subject to taxation of income on the profits and losses from the TRS tenant operations. The tax consequences of other Partnership revenues and expenses, unrelated to the operation of the Property, will accrue to the partners. Certain of these other revenues and expenses may be treated differently in the Partnership’s income tax return than in the accompanying consolidated financial statements. Therefore, amounts reported in the consolidated financial statements may not be the same as those reported in the Partners’ income tax returns.

The Partnership accounts for federal and state income taxes on its TRS tenant using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statements carrying amounts of existing assets and liabilities and respective tax bases and operating losses and tax-credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

WB Resort Partners, L.P. and Subsidiaries
Notes to Consolidated Financial Statements — Continued
For the years ended December 31, 2005, 2004 and 2003
3.	Property, Construction in Progress and Equipment, Net

Property, construction in progress and equipment consisted of the following at December 31, 2005 and 2004:

	2005	2004
Building	$––	$121,436,927
Leasehold improvements	––	36,606,498
Land improvements	––	7,145,528
Furniture, fixtures and equipment	––	47,277,329
Equipment under capital leases	––	3,398,408

	––	215,864,690
Less: accumulated depreciation	––	(35,814,664)
Construction in progress	––	1,267,688

	$––	$181,317,714

Accumulated depreciation for equipment under capital leases was approximately $0 and $3.2 million as of December 31, 2005 and 2004, respectively.

4.	Mortgage Note Payable

In July 2001, the Partnership entered into a $130.0 million mortgage loan with an institutional lender to finance a portion of the Property acquired and future renovation costs. The mortgage was collateralized by a first mortgage and lien on the building and all other assets. The loan bore interest at 8.53% per annum and had a maturity date of August 15, 2006. Interest-only payments were due monthly through maturity. For the years ended December 31, 2005, 2004 and 2003, the Partnership incurred approximately $9.5 million, $11.3 million and $11.2 million, respectively, in interest expense from this loan. The entire outstanding balance on the mortgage, including accrued interest, was repaid with proceeds from the Sale (See Note 1). In connection with the repayment of the mortgage, the Partnership recorded a loss on extinguishment of debt of $2.1 million, consisting of $1.3 million of loss on the termination of a hedge, $0.3 million related to interest expense and $0.5 million related to the write-off of deferred loan costs.

5.	Other Notes Payable

On July 27, 2001, the Partnership and Marriott entered into a loan agreement whereby Marriott agreed to provide three loans to the Partnership: a liquidity facility loan (“Mezz Loan A”); a senior loan guaranty (“Mezz Loan B”); and a cost overrun loan (“Mezz Loan C”).

WB Resort Partners, L.P. and Subsidiaries
Notes to Consolidated Financial Statements — Continued
For the years ended December 31, 2005, 2004 and 2003
A description of each loan is as follows:

		Maximum
Loan	Purpose of Loan	Funding	Maturity	Interest Rate
Mezz Loan A	Fund priority shortfalls from the	$20,000,000	07/2006	LIBOR plus 700 basis
	operations of the Property			points (not to exceed
				13.5%)

Mezz Loan B	Fund any deficiency in the	$20,000,000	07/2006	LIBOR plus 700 basis points
	payment of monthly debt service			(not to exceed
	payments under the Mortgage			13.5%)
	Loan

Mezz Loan C	Fund renovation costs in excess of	$10,000,000	07/2006	LIBOR plus 700 basis
	project budget			points (not to exceed
				13.5%)
At December 31, 2005, no amounts were outstanding under Mezz Loan A, Mezz Loan B and Mezz Loan C, respectively. At December 31, 2004, including interest accrued on the funded amounts, approximately $24.3 million, $24.6 million and $0 were outstanding under Mezz Loan A, Mezz Loan B and Mezz Loan C, respectively. The interest rate on the Mezz Loan A and Mezz Loan B was 0 percent and 9.40 percent at December 31, 2005 and 2004, respectively. The Partnership incurred interest expense of approximately $4.3 million, $3.9 million and $3.1 million, respectively, from these loans during the years ended December 31, 2005, 2004 and 2003, respectively. As a result of the Sale (see Note 1), the entire outstanding balance on Mezz Loan A and Mezz Loan B were repaid with distributions received from the Sale.

6.	Leases

During the years ending December 31, 2005, 2004 and 2003, the Partnership was a lessee of various types of equipment used in operating the Property. Leases were categorized as operating or capital leases based upon the terms in the lease agreements.

WB Resort Partners, L.P. and Subsidiaries
Notes to Consolidated Financial Statements — Continued
For the years ended December 31, 2005, 2004 and 2003
The Partnership leased two parcels of land under ground leases, on which the Property is located. These operating leases were transferred to the Purchaser in connection with the Sale of the Property. One of the land leases had escalating base rents from 2001 to 2004. The minimum annual rent has been straight-lined over the life of these leases. Both leases contained percentage rent calculations based on percentages of gross revenues, as defined. Rent expense, including accrued rental expense and lease taxes for the years ended December 31, 2005, 2004 and 2003, was approximately $5.6 million, $5.3 million and $5.1 million, respectively. Percentage rent for the years ended December 31, 2005, 2004 and 2003 was $0.8 million, $0.5 million and $0.4 million, respectively. These amounts have been included in property operations and maintenance in the accompanying consolidated statements of operations for the years ended December 31, 2005, 2004 and 2003, respectively.

7.	Transactions with Related Parties

Hotel Management Agreement

The Partnership entered into an agreement with an affiliate of Marriott International, Inc. (the “Manager”) to manage the Property. Under the terms of the agreement, the Manager operates the Property in return for a fixed management fee of 3 percent of gross revenues. The Manager also earns an incentive management fee equal up to 50 percent of operating profits in excess of certain payment thresholds. The Partnership incurred fixed management fees of approximately $2.1 million, $2.1 million and $1.7 million during the years ended December 31, 2005, 2004 and 2003, respectively. The management agreement was assumed by the Purchaser in connection with the Sale of the Property.

Other

The Partnership entered into various other agreements with Marriott, or subsidiaries thereof, to provide services such as marketing support, reservation services, and other services customary to the operation of a national brand hotel concept. The Partnership incurred approximately $6.1 million, $6.3 million and $5.7 million, respectively, for the years ended December 31, 2005, 2004 and 2003, which have been included in cost of sales for rooms, food and beverage, and other operating departments in the accompanying consolidated statements of operations. The following table summarizes these expenses by major category:

	2005	2004	2003
Advertising	$1,874,021	$2,358,963	$2,042,291
Marriott Rewards	938,549	771,180	608,301
Insurance	954,617	838,837	947,964
Reservations	1,925,585	1,996,495	1,794,918
Accounting Services	263,436	209,949	210,351
Other	125,999	90,804	117,471

Total	$6,082,207	$6,266,228	$5,721,296

The Partnership receives rental income under an arrangement with Marriott Vacation Club. Revenues recognized from this arrangement in 2005, 2004 and 2003 were approximately $0.4 million, $0.4 million and $0.4 million, respectively. These amounts are included in other operating departments revenue in the accompanying consolidated statements of operations.

WB Resort Partners, L.P. and Subsidiaries
Notes to Consolidated Financial Statements — Continued
For the years ended December 31, 2005, 2004 and 2003
As of December 31, 2005 and 2004, amounts due from Marriott and affiliates were approximately $0 and $0.1 million, respectively, for miscellaneous receivables collected by Marriott on behalf of the Partnership.

As of December 31, 2005 and 2004, amounts due to Marriott and affiliates were approximately $0 and $0.2 million, respectively, for payroll and other costs paid by Marriott on behalf of the Partnership.

Marriott Rewards Reimbursement

The Property participated in the Marriott Rewards guest loyalty program. Marriott charges the cost of operating this program to its participating hotels based on members’ qualifying expenditures. The Partnership recorded its share of program costs and pays to Marriott based upon contractual amounts when qualified members stayed at the Property. When members redeemed rewards at the Property, the Partnership received reimbursements from Marriott based on a standard reimbursement rate and recorded these as room revenues. During the years ended December 31, 2005, 2004 and 2003, the Partnership received Marriott Rewards reimbursements of $3.9 million, $3.1 million and $3.0 million, respectively. Additionally, during the year ended December 31, 2004, Marriott performed a review of Marriott Rewards reimbursements for the period of December 2000 through December 2003 and assessed a retroactive adjustment in the reimbursed rate through December 2003. This assessment resulted in the recording of an adjustment to room revenues of $1.7 million during the year ended December 31, 2004. This change in accounting estimate reduced revenues and increased the Partnership’s net loss in 2004 by $1.7 million. A portion of the reimbursement was paid during 2004 and the remaining $0.9 million due was paid during the year ended December 31, 2005.

8.	Income Taxes

The components of the deferred taxes recognized in the accompanying consolidated balance sheets at December 31, 2005 and 2004 are as follows:

	2005	2004
Deferred tax assets:
Net operating loss	$—	$16,688,775
Accrued rent	—	923,000
Deferred tax liabilities:
Accelerated depreciation	—	(3,589,320)

Net deferred tax asset	—	14,022,455
Valuation allowance	—	(14,022,455)

	$—	$—

WB Resort Partners, L.P. and Subsidiaries
Notes to Consolidated Financial Statements — Continued
For the years ended December 31, 2005, 2004 and 2003
The types of temporary differences between the tax bases of assets and liabilities and their financial statement reporting amounts are attributable principally to depreciation and net operating losses. The TRS tenant has net operating loss carryforwards for federal and state purposes of approximately $0 and $36.9 million as of December 31, 2005 and 2004, respectively.

9.	Commitments and Contingencies

From time to time the Partnership may be exposed to litigation arising from operations of its business in the ordinary course of business. Management does not believe that resolution of these matters will have a material adverse impact on the Partnership’s financial condition or results of operations.
* * * * *

CNL HOSPITALITY CORP. AND SUBS
CONSOLIDATED FINANCIAL STATEMENTS

CNL HOSPITALITY CORP.
AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	March 31,	December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$5,190,755	$1,280,100
Due from related parties	2,002,490	1,362,792
Prepaid expenses and other assets	240,428	164,705
Note receivable and accrued interest from related party	12,255,000	15,000,000

Total current assets	19,688,673	17,807,597

Property and equipment, net	4,843,395	2,632,028
Loan costs, net	7,174	14,362
Deferred income taxes	1,234,861	2,995,105
Other assets	235,376	235,376
Long-term note receivable from related party	––	12,000,000

	$26,009,479	$35,684,468

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$2,421,121	$6,398,064
Due to related parties	5,582,867	1,685,052
Deferred revenue	7,397,510	17,942,360
Current portion of note payable	7,875,000	8,250,000

Total current liabilities	23,276,498	34,275,476

Deferred rent expense	––	431,723

Total liabilities	23,276,498	34,707,199

Stockholders’ equity:
Class A common stock; $1 par value per share; 10,000 shares authorized; 2,000 shares issued and outstanding	2,000	2,000
Class B common stock; $1 par value per share; 5,000 shares authorized; 1,377 shares issued and outstanding	1,377	1,377
Retained earnings	2,729,604	973,892

Total stockholders’ equity	2,732,981	977,269

	$26,009,479	$35,684,468

See accompanying notes to condensed consolidated financial statements

CNL HOSPITALITY CORP.
AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended
	March 31,
	2006	2005
Revenue:
Debt acquisition fees	$3,940,576	$—
Management fees	6,543,246	7,300,315
Development fees	771,746	961,992
Interest and other income	1,102,443	742,852

	12,358,011	9,005,159

Expenses:
Salaries and benefits	7,179,336	4,290,145
General and administrative	1,447,839	1,223,440
Rent	347,539	367,409
Depreciation and amortization	214,937	135,586
Interest	325,000	385,000

	9,514,651	6,401,580

Income before provision for income taxes	2,843,360	2,603,579

Provision for income taxes	(1,087,648)	(979,727)

Net income	$1,755,712	$1,623,852

See accompanying notes to condensed consolidated financial statements

CNL HOSPITALITY CORP.
AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)
(UNAUDITED)
Three Months Ended March 31, 2006
and Year Ended December 31, 2005

	Class A		Class B
	Common Stock		Common Stock		Retained
	Shares	Par	Shares	Par	Earnings
	Outstanding	Value	Outstanding	Value	(Deficit)	Total
Balance at December 31, 2005	2,000	$2,000	1,377	$1,377	$973,892	$977,269

Net income	—	—	—	—	1,755,712	1,755,712

Balance at March 31, 2006	2,000	$2,000	1,377	$1,377	$2,729,604	$2,732,981

See accompanying notes to condensed consolidated financial statements

CNL HOSPITALITY CORP.
AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended
	March 31,
	2006	2005
Cash flows from operating activities:
Net income	$1,755,712	$1,623,852

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	207,749	135,586
Amortization of loan costs	7,188	7,188
Changes in operating assets and liabilities:
Interest receivable from related party	(255,000)	—
Due from related parties	(639,698)	193,605
Prepaid expenses and other assets	(75,723)	(2,876)
Other assets	—	20,654
Accounts payable and accrued expenses	(3,976,943)	(3,479,360)
Due to related parties	3,897,815	1,971,693
Deferred revenue	(10,544,850)	––
Deferred income taxes	1,760,244	—
Deferred rent expense	(431,723)	20,735

Net cash (used in) provided by operating activities	(8,295,229)	491,077

Cash flows from investing activities:
Purchases of property and equipment	(2,419,116)	(32,519)
Payments of note receivable from related party	15,000,000	—

Net cash used in investing activities	12,580,884	(32,519)

Cash flow from financing activities:
Principal payments on indebtedness	(375,000)	(375,000)
Proceeds from sale of common stock	––	21,412,683
Dividends paid to stockholders	––	(20,767,857)

Net cash provided by financing activities	(375,000)	269,826

Net increase in cash and cash equivalents	3,910,655	728,384

Cash and cash equivalents at beginning of period	1,280,100	3,808,900

Cash and cash equivalents at end of period	$5,190,755	$4,537,284

Supplemental disclosure of cash flow information:

Cash paid during the year for interest	$325,000	$385,000

See accompanying notes to condensed consolidated financial statements

CNL HOSPITALITY CORP.
AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
Three Months Ended March 31, 2006 and 2005
1. Organization and Nature of Business
     CNL Hospitality Corp. (the “Company”) and its wholly owned subsidiary, CNL Hotel Development Company provide management, advisory and administrative services and assist in developing and identifying hotel and resort properties for CNL Hotels & Resorts, Inc. (“CHR”).
2. Interim Period Financial Statements
     The interim statements have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. The Company’s management believes the disclosures made are adequate to make the interim financial information presented not misleading.
     In the opinion of management, the accompanying interim statements reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position of the Company as of March 31, 2006 and the results of operations and cash flows for the three months ended March 31, 2006 and 2005. Interim results are not necessarily indicative of fiscal year performance because of seasonal and short-term variations.
     Amounts included in the financial statements as of December 31, 2005, have been derived from the audited financial statements of the Company for the year then ended.
     These unaudited condensed consolidated financial statements should be read in conjunction with the audited financial statements of CNL Hospitality Corp. for the year ended December 31, 2005. The accompanying unaudited condensed consolidated financial statements include the accounts of CNL Hospitality Corp. and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated.
3. Related Party Transactions
     One of the principal stockholders of the Company’s parent is a stockholder, director and officer of CHP and is also an officer and director of the Company. Additionally, the President of the Company’s parent is an officer and director of the Company as well as an officer and director of CHR.
     The Company’s fee revenue is primarily earned for services provided to CHR. In addition, the Company provides accounting and administrative services to CHR and other related companies for which it receives personnel reimbursements. For the three months ended March 31, 2006 and 2005 such reimbursements amounted to $0.8 million and $0.7 million, respectively and are included in interest and other income.

CNL HOSPITALITY CORP.
AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – (continued)
(UNAUDITED)
Three Months Ended March 31, 2006 and 2005
     Amounts due from related parties at March 31, 2006 and December 31, 2005 consist of the following:

	March 31,	March 31,
	2006	2005
Acquisition fees	$79,788	$79,788
Development fees	418,721	312,301
Other	1,503,981	970,703

	$2,002,490	$1,362,792

     Amounts due to related parties at March 31, 2006 and December 31, 2005 consist of the following:

	March 31,	December 31,
	2006	2005
Current income taxes	$331,153	$1,003,749
Amounts due for furniture deposits paid by Parent	3,025,913	651,794
Amounts paid by Parent on behalf of the Company for accounting and administrative services	2,225,801	29,509

	$5,582,867	$1,685,052

     Amounts due are unsecured, non-interest bearing and due on demand.
     The Company maintains back accounts in a bank in which certain officers and directors serve as directors and are stockholders. The amounts deposited with this bank were $5,190,755 and $1,280,100 as of March 31, 2006 and December 31, 2005, respectively.
4. Income Taxes
     The provision (benefit) for income taxes consisted of the following for the three months ended March 31:

	2006	2005
Current
Federal	$(584,675)	$849,549
State	(87,921)	130,178

	(672,596)	979,727

Deferred
Federal	1,530,147	—
State	230,097	—

	1,760,244	—

	$1,087,648	$979,727

Report of Independent Certified Public Accountants
To the Board of Directors and Stockholders of
CNL Hospitality Corp.
In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, of stockholders’ equity (deficit) and of cash flows present fairly, in all material respects, the financial position of CNL Hospitality Corp. and its subsidiary (the “Company”) at December 31, 2005 and 2004, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
As discussed in Note 1, the Company provides management, advisory and administrative services, and assists in developing and identifying hotel and resort properties and obtaining financing for CNL Hotels & Resorts, Inc. and subsidiaries.
/s/ PricewaterhouseCoopers LLP
Orlando, Florida
April 3, 2006

CNL Hospitality Corp. and Subsidiary
Consolidated Balance Sheets
December 31, 2005 and 2004

	2005	2004
Assets
Current assets
Cash and cash equivalents	$1,280,100	$3,808,900
Due from related parties	1,362,792	4,462,414
Prepaid expenses and other assets	164,705	114,910
Note receivable from related party	15,000,000	—

Total current assets	17,807,597	8,386,224
Property and equipment, net	2,632,028	1,259,977

Loan costs, less accumulated amortization of $128,695 and $99,941, respectively	14,362	43,116
Deferred income taxes	2,995,105	—
Other assets	235,376	220,654
Long-term note receivable from related party	12,000,000	—

	$35,684,468	$9,909,971

Liabilities and Stockholders’ Equity (Deficit)

Current liabilities
Accounts payable and accrued expenses	$6,398,064	$4,244,479
Due to related parties	1,685,052	2,704,960
Deferred revenue	17,942,360	—
Current portion of notes payable	8,250,000	1,500,000

Total current liabilities	34,275,476	8,449,439
Note payable	—	8,250,000
Deferred rent expense	431,723	359,700

Total liabilities	34,707,199	17,059,139

Commitments and contingencies

Stockholders’ equity (deficit)

Class A common stock; $1 par value per share; 10,000 shares authorized; 2,000 shares issued and outstanding	2,000	2,000
Class B common stock; $1 par value per share; 5,000 shares authorized; 1,377 shares issued or outstanding	1,377	1,377
Retained earnings (deficit)	973,892	(7,152,545)

Total stockholders’ equity (deficit)	977,269	(7,149,168)

Total liabilities and stockholders’ equity	$35,684,468	$9,909,971

The accompanying notes are an integral part of these consolidated financial statements.

CNL Hospitality Corp. and Subsidiary
Consolidated Statements of Income
December 31, 2005, 2004, and 2003

	2005	2004	2003
Revenue
Acquisition fees	$19,057,640	$30,234,996	$94,355,354
Development fees	3,001,490	2,293,614	2,681,105
Management fees	27,718,203	26,505,055	12,478,171
Interest and other income	3,414,401	2,829,080	1,633,904

	53,191,734	61,862,745	111,148,534

Expenses
Corporate services provided by related parties	—	16,808,778	31,892,640
Salaries and benefits	17,413,864	19,335,221	9,541,697
General and administrative	6,104,155	6,925,172	4,003,461
Rent	1,373,217	1,329,334	783,821
Depreciation	815,472	472,968	203,789
Interest	1,469,611	1,721,511	1,966,940

	27,176,319	46,592,984	48,392,348

Income before provision for income taxes	26,015,415	15,269,761	62,756,186

Provision for income taxes	9,950,896	5,818,900	23,615,153

Net income	$16,064,519	$9,450,861	$39,141,033

The accompanying notes are an integral part of these consolidated financial statements.

CNL Hospitality Corp. and Subsidiary
Consolidated Statements of Stockholders’ Equity (Deficit)
Years Ended December 31, 2005, 2004 and 2003

	Class A Common Stock		Class B Common Stock		Additional	Retained
	Number	Par	Number	Par	Paid-In	Earnings
	of Shares	Value	of Shares	Value	Capital	(Deficit)	Total
Balance, December 31, 2002	2,000	$2,000	—	$—	$—	$(7,977,259)	$(7,975,259)
Dividends paid	—	—	—	—	—	(18,160,625)	(18,160,625)
Net income	—	—	—	—	—	39,141,033	39,141,033

Balance, December 31, 2003	2,000	2,000	—	—	—	13,003,149	13,005,149
Shares issued	—	—	1,377	1,377	21,411,306	—	21,412,683
Dividends paid	—	—	—	—	(21,411,306)	(29,606,555)	(51,017,861)
Net income	—	—	—	—	—	9,450,861	9,450,861

Balance, December 31, 2004	2,000	2,000	1,377	1,377	—	(7,152,545)	(7,149,168)
Dividends paid	—	—	—	—	—	(7,938,082)	(7,938,082)
Net income	—	—	—	—	—	16,064,519	16,064,519

Balance, December 31, 2005	2,000	$2,000	1,377	$1,377	$—	$973,892	$977,269

The accompanying notes are an integral part of these consolidated financial statements.

CNL Hospitality Corp. and Subsidiary
Consolidated Statements of Cash Flows
Years Ended December 31, 2005, 2004 and 2003

	2005	2004	2003
Cash flows from operating activities
Net income	$16,064,519	$9,450,861	$39,141,033
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	815,472	472,968	203,789
Loss on disposal of fixed assets	6,141	1,964	1,018
Changes in operating assets and liabilities
Due from related parties	3,099,622	10,163,739	(12,160,357)
Prepaid expenses and other assets	(64,517)	(83,024)	25,068
Accounts payable and accrued expenses	2,229,601	1,814,089	1,419,631
Due to related parties	(1,019,908)	(1,694,844)	2,552,308
Income taxes payable	—	—	(1,894,186)
Deferred rent expense	72,023	108,371	85,163
Deferred revenue, net of note receivable	(9,057,640)	—	—
Deferred income tax benefit	(2,995,105)	—	—

Net cash provided by operating activities	9,150,208	20,234,124	29,373,467

Cash flows from investing activities
Purchases of property and equipment	(2,164,910)	(1,246,442)	(270,629)
Proceeds from sale of property and equipment	—	176	2,889

Net cash used in investing activities	(2,164,910)	(1,246,266)	(267,740)

Cash flows from financing activities
Principal payments on notes payable	(1,500,000)	(1,500,000)	(1,500,000)
Principal payments on capital lease obligations	—	(112,747)	(36,273)
Issuance of common stock	—	21,412,683	—
Dividends paid to stockholders	(8,014,098)	(49,170,365)	(18,160,625)

Net cash used in financing activities	(9,514,098)	(29,370,429)	(19,696,898)

Net (decrease) increase in cash and cash equivalents	(2,528,800)	(10,382,571)	9,408,829
Cash and cash equivalents
Beginning of period	3,808,900	14,191,471	4,782,642

End of period	$1,280,100	$3,808,900	$14,191,471

Supplemental disclosure of cash flow information
Cash paid during the year for interest	$1,469,611	$1,721,511	$1,966,940
Cash paid during the year for income taxes	11,942,252	6,335,529	25,509,339
Dividends payable	—	1,847,496	—
Note receivable for fee income	27,000,000	—	—
The accompanying notes are an integral part of these consolidated financial statements.

CNL Hospitality Corp. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2005, 2004 and 2003
1.	Significant Accounting Policies

Organization and Nature of Business

CNL Hospitality Corp. (the “Company”), a Florida C corporation, was organized on January 7, 1997. The Company is owned by CNL Real Estate Group, Inc., (the “Parent”), a wholly-owned subsidiary of CNL Financial Group, Inc. (“CFG”), Five Arrows Realty Securities II L.L.C. (“Five Arrows”) and shareholders of Class B common stock.

The Company and its wholly-owned subsidiary, CNL Hotel Development Company (“CHD”), provide management, advisory and administrative services, and assist in developing, identifying, and acquiring hotel and resort properties and obtaining financing for CNL Hotels & Resorts, Inc. and subsidiaries (“CHO”). CHO is a Real Estate Investment Trust registered with the Securities and Exchange Commission.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents. Cash and cash equivalents consist of demand deposits at commercial banks and money market funds. Cash equivalents are stated at cost, which approximates fair value.

Cash accounts maintained on behalf of the Company in demand deposits at commercial banks and money market funds may exceed federally insured levels; however, the Company has not experienced any losses in such accounts.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation. For financial statement purposes, the Company changed to the straight-line method of depreciation effective January 1, 2005, for all newly acquired property and equipment. Assets acquired before the effective date of the change continue to be depreciated principally by accelerated methods. The Company believes the new straight-line depreciation method will more accurately reflect its financial results by better matching costs of new property over the useful lives of these assets, which ranges from 3 to 15 years. The effect of the change was not material to the 2005 financial results of operations. Leasehold improvements are amortized over the life of the improvement or the term of the lease, whichever is shorter.

Revenue Recognition

The Company records revenue relating to services performed under the terms of its advisory agreement with CHO as follows:

Acquisition Fees

As offering proceeds are received by CHO and available for investment at the rate of 3.0 to 4.5% of gross equity offering proceeds (Note 2).

Debt Acquisition Fees

Upon closing of permanent financing and on amounts outstanding on the line of credit at the rate of 3.0 to 4.5% of loan proceeds (Note 2).

CNL Hospitality Corp. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2005, 2004 and 2003
Collectively, the acquisition fees on gross equity offering proceeds and the debt acquisition fees on loan proceeds are referred to as “Acquisition Fees”.

Development Fees

As the related services are performed in amounts equal to a negotiated percentage of anticipated project costs.

Management Fees

On a monthly basis at 1/12 of .6% of CHO’s real estate asset value and the outstanding principal balance of any mortgage loans as of the end of the preceding month.

Personnel Reimbursement Charges

On a monthly basis as the related costs are incurred. Such amounts are included in interest and other income.

The Company received payment in 2005 of certain payable fees from CHO (Notes 2 and 6). The Company recognized a portion of these fees as earned in the current year and deferred a portion to be earned in 2006 (Note 5).

Income Taxes

The Company’s taxable income or loss is included in its Parent’s consolidated federal and state income tax returns. The Company accounts for income taxes under a tax sharing arrangement that approximates the provision that would be recognized if it were filing tax returns on a stand-alone basis.

Deferred income taxes consist principally of differences arising from the revenue recognition of certain fee income for financial reporting purposes being different than tax reporting purposes. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Loan Costs

Loan costs consist of costs incurred in connection with the term loan agreement. These costs are being amortized over the term of the loan using the straight-line method which approximates the effective interest method.

Use of Estimates

Management has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

CNL Hospitality Corp. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2005, 2004 and 2003
Recent Accounting Pronouncements

In May 2005, the Financial Accounting Standards Board (the “FASB”) issued Statement of Financial Accounting Standards No. 154, Accounting Changes and Error Corrections (“FAS 154”), which replaces Accounting Principles Board Opinion No. 20, Accounting Changes, and Statement of Financial Accounting Standards Board No. 3, Reporting Changes in Interim Financial Statements — An Amendment of APB Opinion No. 28. FAS 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes retrospective application as the required method for reporting a change in accounting principle and the reporting of a correction of an error. FAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

In December 2004, the FASB issued Statement of Financial Accounting Standards No. 123R, Share-Based Payment (“FAS 123R”). FAS 123R is a revision of FASB Statement No. 123, Accounting for Stock-Based Compensation. FAS 123R supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance. FAS 123 focuses primarily on accounting for transaction in which an entity obtains employee services in share-based payment transactions. As the Company does not currently have share-based payment transactions, adoption of FAS 123R is not expected to have a significant impact on the Company’s results of operations.

2.	Related Party Transactions

One of the principal shareholders of the Parent and CFG is a stockholder, director and officer of CHO and is an officer and director of the Company. Additionally, the President of CFG, who is an officer of the Company, is a director and officer of CHO.

The Company’s fee revenue is earned for services provided to CHO pursuant to its Advisory Agreement with CHO. On March 31, 2005, the Company entered into a renewal agreement (the “Renewal Agreement”) with respect to the advisory agreement dated as of April 1, 2004 between the Company and CHO (the “Advisory Agreement”), pursuant to which the Advisory Agreement was renewed for an additional one-year term commencing on April 1, 2005, and ending on March 31, 2006.

On December 30, 2005, the Company entered into an Amended and Restated Renewal Agreement (the “Amended and Restated Renewal Agreement”), which amended and restated the Renewal Agreement. The Amended and Restated Renewal Agreement provides for a reduction in the rate of Acquisition Fees from 4.5% to 3.0%, retroactive to April 1, 2005. On March 30, 2006, the Company entered into a Renewal Agreement with respect to the Amended and Restated Renewal Agreement pursuant to which the Amended and Restated Renewal Agreement was renewed for a three-month term commencing April 1, 2006 and terminating on June 30, 2006.

Pursuant to the Advisory Agreement, the Company earns a monthly management fee equal to one-twelfth of 0.6% of CHO’s real estate asset value and the outstanding principal amount of any mortgage loans as of the end of the preceding month. Management fees earned under the CHO agreement for the years ended December 31, 2005, 2004 and 2003 were $27,718,203, $26,505,055 and $12,478,171, respectively.

CNL Hospitality Corp. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2005, 2004 and 2003
Prior to April 29, 2004 which was the date the Company entered into an agreement to merge with CHO (the “Initial Merger Agreement”), the Company was also entitled to receive acquisition fees for services rendered in identifying properties and structuring the terms of leases of the properties and negotiating mortgage loans equal to a percentage of gross proceeds from CHO offerings and loan proceeds from permanent financing (as described above). Under the terms of the Initial Merger Agreement, Acquisition Fees otherwise due of approximately $82,700,000 were not payable as long as the Initial Merger Agreement was in effect. On December 30, 2005, the Company and CHO entered into a Payment Agreement (the “Payment Agreement”) which provides for certain payments in the aggregate amount of $37,000,000 (the “Payment Amount”) by CHO to the Company in full satisfaction of these Acquisition Fees (Note 6).

The Payment Agreement provides that CHO will pay the Company an aggregate of the $37,000,000 as follows: (i) $10,000,000 in cash paid on December 30, 2005, and (ii) a promissory note by CHO to the Company in the original principal amount of $27,000,000, which was issued and delivered (the “Promissory Note”). The Promissory Note requires payment of principal, with any unpaid accrued interest, of $15,000,000 on January 31, 2006, which payment was received, and $12,000,000 on January 31, 2007. Interest accrues under the terms of the Promissory Note at 6% per annum. Pursuant to the Payment Agreement, the Company agreed that (i) the Payment Amount is in full satisfaction and payment of all its rights and interest with respect to the Payable Fees and (ii) there are no other unpaid Acquisition Fees which have been incurred by CHO or earned by the Company on or prior to December 31, 2005, other than the Payable Fees. In addition, under the terms of the Payment Agreement, the Company acknowledged and agreed (i) to irrevocably waive the right to payment of all Acquisition Fees and Asset Management Fees (as defined in the Amended and Restated Renewal Agreement) payable by CHO to the Company under the Amended and Restated Renewal Agreement for the period from and including January 1, 2006 through and including June 30, 2006 (collectively, the “Relinquished Fees”) and (ii) that the agreements, covenants and provisions in the Payment Agreement are in full satisfaction and payment of all its rights and interests with respect to the Relinquished Fees. The Payment Agreement also provides (i) that except for the Payment Amount with respect to the Payable Fees and the waiver of the Relinquished Fees, all other advisory fees under the Amended and Restated Renewal Agreement earned by the Company shall be payable in accordance with the terms and conditions of the Amended and Restated Renewal Agreement, (ii) for mutual releases, and (iii) that to the extent that the Initial Merger Agreement is inconsistent with the terms and conditions of the Payment Agreement, the Payment Agreement shall supersede the Initial Merger Agreement.

Total Acquisition Fees of $19,057,640, $30,234,996 and $94,355,354 were earned for the years ended December 31, 2005, 2004 and 2003, respectively.

The Company pays CFG, based on a verbal agreement, a fee ranging from one to 2.75% of gross proceeds from CHO offerings for branding, executive management and other corporate services. The Company paid $0, $16,808,778 and $31,892,640 to CFG for these services during the years ended December 31, 2005, 2004 and 2003, respectively.

The Company is entitled to receive fees in connection with development, construction, and renovation of properties. The Company earned $3,001,490, $2,293,614 and $2,421,105 of fees from related entities for the years ended December 31, 2005, 2004 and 2003, respectively.

CNL Hospitality Corp. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2005, 2004 and 2003
The Company also is entitled to earn a subordinated disposition fee, a subordinated share of net sales proceeds, and secured equipment lease servicing fees from CHO. No such fees were earned during the years ended December 31, 2005, 2004 and 2003.

The Company is required under the terms of its advisory agreement with CHO to reimburse CHO for operating expenses if CHO’s operating expenses paid or incurred exceed, in any four consecutive fiscal quarters, the greater of 2% of CHO’s average invested assets or 25% of net income. For the years ended December 31, 2005, 2004 and 2003, no reimbursement was required.

The Company provides accounting and administrative services to CHO and other CNL related companies for which it receives personnel reimbursement fees, in addition to the fees described above. For the years ended December 31, 2005, 2004 and 2003, reimbursements amounted to $3,357,022, $2,694,825 and $1,596,396, respectively, and are included in interest and other income in the accompanying consolidated statements of income.

CFG provides marketing, administration, technology systems, human resources, accounting, tax and compliance services to the Company. Amounts paid to CFG for these services amounted to $3,068,519 and $3,545,428, for the years ended December 31, 2005 and 2004, and are included in general and administrative expenses in the accompanying consolidated statements of income.

Amounts due from related parties at December 31, 2005 and 2004 consist of the following:

	2005	2004
Acquisition fees	$79,788	$79,788
Corporate services fees	—	399,983
Development fees	312,301	98,250
Management fees	—	2,397,998
Current income taxes	—	516,630
Other	970,703	969,765

	$1,362,792	$4,462,414

Amounts due to related parties at December 31, 2005 and 2004 consist of the following:

	2005	2004
Corporate service fees	$—	$—
Dividends payable	—	1,847,496
Current income taxes	1,003,749	—
Amounts due for furniture deposits paid by Parent	651,794	—
Amounts paid by Parent on behalf of the Company and accounting and administrative services	29,509	857,464

	$1,685,052	$2,704,960

Amounts due are unsecured, non-interest bearing and due on demand.

CNL Hospitality Corp. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2005, 2004 and 2003
The Company maintains bank accounts in a bank in which certain officers and directors of the Company serve as directors and are significant stockholders. The amounts deposited with this bank were $1,280,100 and $3,808,900 at December 31, 2005 and 2004, respectively.

See Note 10 for related party lease obligations.

3.	Property and Equipment, Net

Property and equipment consist of the following at December 31:

	2005	2004
Furniture and fixtures	$2,365,769	$1,349,914
Computer equipment and software	1,804,314	998,806
Leasehold improvements	377,984	251,891

	4,548,067	2,600,611
Less: Accumulated depreciation	(1,916,039)	(1,340,634)

	$2,632,028	$1,259,977

During 2004, fully depreciated property and equipment with an original cost of approximately $367,000 was assigned to the Company from its Parent.

4.	Other Assets

Other assets consist of the following at December 31:

	2005	2004
Common stock — CNL Hotels & Resorts, Inc., carried at cost which approximates fair market value (10,000 shares)	$200,000	$200,000
Other	35,376	20,654

	$235,376	$220,654

5.	Note Payable to Minority Shareholder

The Company entered into a $15,000,000 term loan agreement with Five Arrows, its minority shareholder, on June 26, 2001. The loan has a five year term, bears interest at a rate of 16% and requires monthly payments of $125,000 plus interest. Interest incurred was $1,469,611, $1,717,889 and $1,956,278 for the years ended December 31, 2005, 2004 and 2003, respectively. The term loan contains restrictive financial and other covenants including, but not limited to, a requirement for consolidated EBITDA, as defined, to be not less than $625,000 per quarter and working capital to be not less than $1,000,000, as defined.

CNL Hospitality Corp. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2005, 2004 and 2003
6.	Deferred Revenue

During the year ended December 31, 2005, the Company recorded $37,000,000 (of which $10,000,000 was received in cash on December 30, 2005, with the remainder to be received in January 2006 and 2007) of Acquisition Fees and Management Fees representing payment in full of certain previously payable fees and certain fees to be waived in 2006 (Note 2). Of the $37,000,000 payment, $19,057,640 was recognized as Acquisition Fees in 2005 and $17,942,360 was recorded as deferred revenue. In 2006, $3,940,576 of the deferred revenue will be recognized as Acquisition Fees and $14,001,784 will be recognized as Management Fees.

7.	Income Taxes

The provision for income taxes consisted of the following for the years ended December 31:

	2005	2004	2003
Current
Federal	$11,253,713	$4,960,433	$20,163,563
State	1,692,288	858,467	3,451,590

	12,946,001	5,818,900	23,615,153

Deferred
Federal	(2,603,588)	—	—
State	(391,517)	—	—

	(2,995,105)	—	—

	$9,950,896	$5,818,900	$23,615,153

The Company’s effective rate of approximately 38% is not significantly different from the statutory rates applicable to its operations.

The deferred income tax asset relates to differences in the timing of the recognition of management fee income.

8.	Profit Sharing Plan

Employees of the Company are included in the Parent’s defined contribution profit sharing plan (the “Plan”). The Plan is designed in accordance with the applicable sections of the Internal Revenue Code, and is not subject to minimum funding requirements. The Plan covers all eligible employees of the Company and its subsidiary upon completion of six months of service. The employees may elect to contribute up to a maximum of 98% of their salary under Internal Revenue Service regulations. The Company matches 50% of the first 6% of each employee’s contribution up to a maximum of 3% of their salary. For the years ended December 31, 2005, 2004 and 2003, the Company’s contribution, including administration costs, amounted to approximately $175,600, $153,200 and $77,500, respectively, and is included in salaries and benefits in the accompanying consolidated statements of income.

CNL Hospitality Corp. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2005, 2004 and 2003
9.	Rights of Common Stockholders

Each share of Class A common stock is entitled to one vote. The rights of the Class B common stock are as follows:
•	each share of Class B common stock is equivalent to 1/100th of a share of Class A common stock with regard to all matters, including voting rights, participation in payment of dividends, and distribution in liquidation of the Company; and

•	if the Company is a participant in a merger or consolidation that results in the conversion, exchange or cancellation of the outstanding shares of Class A common stock or the sale or transfer of all or substantially all of the assets of the Company, then in such event each holder of the Class B common stock shall be entitled to the same consideration as the holder of an equivalent number of shares of Class A common stock.

•	1,239.40 of the shares issued are subject to employee stock purchase agreements that give CFG the right to purchase varying percentages of the stock at the issuance price in the event that the holders leave employment of the Company or other CFG affiliates within varying periods of time ranging from 24 to 48 months after issuance. Upon change of control or merger, the repurchase option is voided.
10.	Commitments and Contingencies

Operating Lease Obligations

The Company has been allocated a portion of leases relating to office space leased from a related party. The lease provides for minimum monthly payments through October 2014, currently $83,966 per month. Deferred rent expense represents the difference between rent paid and the total cost of the lease recognized on a straight line basis over the remaining life of the lease. Rent expense, including amortization of deferred rent, relating to the allocation of this lease agreement totaled $919,283 and $1,028,180 for the years ended December 31, 2005 and 2004, respectively.

The Company entered into a new lease with a related party for office space in November 2005. The lease provides for minimum monthly rent payments through November 2015, of $100,424 per month commencing March 1, 2006. This lease is replacing the allocation of the lease for office space noted above. As such, the future minimum lease payments have been adjusted to reflect the replacement of that lease allocation with the new lease.

The Company has been allocated a portion of leases relating to other office space. The leases provide for current minimum monthly payments of $31,822 through March 2009. Rent expense relating to the allocation of these lease agreements totaled $386,444 and $225,075 for the years ended December 31, 2005 and 2004, respectively.

CNL Hospitality Corp. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2005, 2004 and 2003
The Company’s allocation of future minimum lease payments as of December 31, 2005 is as follows:

Years Ending
2006	$1,339,637
2007	1,254,398
2008	1,279,554
2009	1,282,303
2010	1,300,260
Thereafter	7,141,338

$13,597,490

Litigation
On August 16, 2004, a shareholder of CHO filed a complaint in the United States District Court for the Middle District of Florida against, among others, CHO, the Company, its Parent and CFG. The complaint asserted claims on behalf of two putative classes, those persons who purchased shares of CHO during the class period pursuant to certain registration statements and those persons who received and were entitled to vote on the Proxy Statement dated May 7, 2004, as amended. The complaint alleged violations of Sections 11, 12(a)(2) and 15 of the Securities Act of 1933, as amended, and Section 14(a), including Rule 14a-9 thereunder, and Section 20(a) of the Securities Exchange Act of 1934, as amended, based upon, among other things, allegations that (i) the defendants used improper accounting practices to materially inflate CHO’s earnings to support the payment of distributions and bolster CHO’s share price; (ii) conflicts of interest and self-dealing by the defendants resulted in excessive fees being paid to the Company, overpayment for certain Properties which CHO acquired and the proposed merger between CHO and the Company; (iii) the proxy statement and certain registration statements and prospectuses contained materially false and misleading statements; and (iv) the individual defendants and the Company breached certain of their fiduciary duties to the members of the class. The complaint sought, among other things, certification of the two putative classes, unspecified monetary damages, rescissory damages, to nullify the various shareholder approvals obtained at CHO’s 2004 annual meeting, payment of reasonable attorneys’ fees and experts’ fees, and an injunction enjoining the proposed but later postponed underwritten offering and listing until the court approves certain actions, including the nomination and election of new independent Directors of CHO and retention of a new financial advisor for CHO.

In addition, on September 8, 2004, a second putative shareholder complaint was filed in the United States District Court for the Middle District of Florida containing allegations that were substantially similar to those contained in the shareholder lawsuit filed on August 16, 2004 as described above. On November 10, 2004, the two complaints were consolidated. On December 21, 2004, the Court designated lead plaintiffs for each of the two putative classes. On December 23, 2004, the plaintiffs served a corrected, consolidated and amended complaint asserting substantially the same claims and allegations (the “Consolidated Amended Complaint”). On February 11, 2005 the Company and the other defendants filed motions to dismiss the Consolidated Amended Complaint. On May 9, 2005, the Court dismissed all causes of action against CHO’s operating partnerships, CNL Hospitality Partners, L.P., and RFS Partnership, L.P., and against the Company, CFG and other Company related entities. The Court sustained the sufficiency of the pleading relating to the Sections 11, 12(a) (2), and 15 claims against CHO and the individual defendants, but instructed plaintiffs to re-plead to specifically identify in the particular registration statements the alleged misstatements or omissions attributable to each defendant. The Court deferred consideration of the Section 14(a) and 20(a) claims in light of

CNL Hospitality Corp. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2005, 2004 and 2003
CHO’s April 8, 2005 disclosure relating to the possible amendment of the Initial Merger Agreement. Finally, the Court dismissed the breach of fiduciary duty claims finding they were derivative and that the plaintiffs had neither made the required demand on the defendants to assert the claims or properly pleaded the futility of making such demand. On May 31, 2005, plaintiffs filed a Consolidated First Amended Shareholder Complaint (the “First Amended Complaint”), which eliminated one of the named co-plaintiffs and certain previously named defendants, including CNL Hospitality Partners, L.P., RFS Partnership, L.P., CFG, CNL Real Estate Group, Inc. and Five Arrows Realty Securities II, LLC. The First Amended Complaint continued to assert claims pursuant to Sections 11, 12(a) (2) and 15 of the Securities Act and Section 14(a), including Rule 14a-9 thereunder, and Section 20(a) of the Exchange Act. Further, the breach of fiduciary duty claim was expressly asserted as derivative.

On July 22, 2005, the Company and the other defendants filed separate motions to dismiss the First Amended Complaint. Oral argument was heard by the Court on September 9, 2005. On September 9, 2005, the Court dismissed without prejudice the Section 14(a) and 20(a) claims as moot, and granted plaintiff leave to amend its complaint, within thirty days, to add additional plaintiffs that had standing to assert certain Sections 11, 12(a)(2), and 15 claims, and instructed defendants to advise the Court, within thirty days thereafter, whether they have any additional defenses to raise in support of their motions to dismiss in light of any new plaintiffs. On September 13, 2005, the Court dismissed the derivative claims with prejudice finding that plaintiffs had failed to make a pre-suit demand or establish that such demand would have been futile. On September 21, 2005, the Court denied the motion to dismiss the Company as a defendant in the complaint. On October 10, 2005, plaintiffs filed a Consolidated Second Amended Shareholder Complaint (the “Second Amended Complaint”), which added three additional named plaintiffs to assert Sections 11, 12(a)(2), and 15 claims against CHO and the individual defendants. On November 9, 2005, CHO moved to dismiss and strike the Second Amended Complaint. On December 16, 2005, the Court entered an order postponing resolution of the motion to dismiss and strike, pending settlement discussions among the parties.

On February 6, 2006, plaintiffs’ and defendants’ counsel, on the Company and CHO’s behalf executed a non-binding Memorandum of Understanding (“MOU”), which sets forth the general terms of an agreement in principle for the settlement of the putative class action brought by plaintiffs on behalf of certain shareholders in the United States District Court for the Middle District of Florida (the “Action”). Under the terms of the MOU, two settlement classes will be certified: (i) a class of all persons who purchased or otherwise acquired CHO securities issued or offered pursuant to or by means of its registration statements and/or prospectuses between August 16, 2001 and August 16, 2004, inclusive (the “Purchaser Class”); and (ii) a class of all persons who were entitled to vote on the proposals presented in the proxy statement filed by CHO, dated June 21, 2004, as amended or supplemented by the additional proxy solicitation materials filed on July 7, July 8, and July 20, 2004 (the “Proxy Class”). The Company and the other defendants have denied and continue to deny liability or any act of negligence or misconduct, but in exchange for a release and resolution of the Action, the Company and the other defendants have agreed to settle the Action.

CNL Hospitality Corp. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2005, 2004 and 2003
Under the terms of the MOU, which became binding and enforceable on March 17, 2006, in connection with the Purchaser Class claims, CHO will pay a total of $35,000,000, consisting of $3,700,000 to be paid by January 15, 2007, $15,650,000 to be paid by January 15, 2008, and $15.65 million to be paid by January 15, 2009, which payments will be deposited into a settlement fund account to be administered by plaintiffs’ counsel. Plaintiffs’ counsel will seek a fee with respect to the Purchaser Class equal to 25% of all amounts paid into the settlement fund account, totaling approximately $8,750,000, plus expenses. Plaintiffs’ counsel will seek a fee and a portion of reimbursable expenses with respect to the Proxy Class and derivative claims in the amount of $5,500,000 which CHO has agreed to pay as of part of the settlement. In connection with the Proxy Class and derivative claims, the Company and the other defendants will acknowledge that the Action was a material factor that was taken into account in connection with (i) the terms of the Amended and Restated Renewal Agreement, executed by the Company and CHO, and the Payment Agreement, executed by the Company and CHO, and (ii) the amended Merger Agreement (Note 11) with terms that are more favorable to CHO as compared to the initial merger agreement entered into in 2004 (the “Initial Merger Agreement”), including reduced merger consideration. The MOU and terms of the settlement were approved by the Special Litigation Committee of CHO’s Board of Directors, which is comprised of the three non-defendant members of CHO’s Board of Directors.

On March 13, 2006, the Court held a status conference, wherein the parties informed the Court of the terms of the MOU and their intention for the settlement to be documented by a Stipulation of Settlement. The Court ordered that any Stipulation of Settlement and accompanying documents must be filed with the Court no later than March 31, 2006. The Company and the other defendants and plaintiffs are engaged in active negotiations to arrive at mutually agreeable terms of a Stipulation of Settlement. There can be no assurance that the parties will agree to a Stipulation of Settlement, that the Court will approve the settlement on the terms contained in the MOU or that the settlement will be consummated on the terms and conditions set forth in the MOU or at all. A preliminary fairness hearing is scheduled for April 11, 2006, at which point it is anticipated that the Court will order notice of the settlement to be sent to members of the Purchaser Class and the Proxy Class, and a final fairness hearing would then be scheduled.

On April 3, 2006, the Stipulation of Settlement was executed, which is subject to Court approval. The material terms of the Stipulation of Settlement are those contained in the MOU described above. The Company does not anticipate any material impact to its financial condition or results of operations from the terms of the MOU or the Stipulation of Settlement.

11.	Merger Agreement

On April 3, 2006, the Company entered into an amended and restated agreement and plan of merger with CHO (the “Amended Merger Agreement”). The Amended Merger Agreement amends and restates the Initial Merger Agreement, entered into as of April 29, 2004, as amended as of June 17, 2004. Pursuant to the Amended Merger Agreement, the Company will merge with and into a wholly-owned subsidiary of CHO (the “Amended Merger”).

Consummation of the Amended Merger is subject to a number of closing conditions, including, among others, i) approval of the Amended Merger by CHO’s stockholders, ii) the approval by CHO’s stockholders and the filing of certain amendments to CHO’s charter, iii) receipt of certain consents and approvals, and iv) receipt of certain legal opinions from counsel to the Company and CHO.

CNL Hospitality Corp. and Subsidiary
Notes to Consolidated Financial Statements
December 31, 2005, 2004 and 2003
Upon closing of the Amended Merger, all of the outstanding shares of capital stock of the Company will be converted into the right to receive 3,600,000 common shares of CHO, which total number of shares was calculated by dividing $72,000,000 by the Per Share Price (as defined in the Merger Agreement). In addition, CHO will assume the Company’s note payable to minority shareholder of up to approximately $7,900,000. If the Amended Merger is consummated, the existing advisory agreement between the Company and CHO will be terminated.

The Amended Merger Agreement may be terminated at any time prior to the effective time of the Amended Merger by mutual consent of the Company and CHO or by the Company or CHO, in certain circumstances. The Amended Merger Agreement also may be terminated after December 31, 2006 if the Amended Merger Agreement shall not have been consummated by such date.

CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES
SCHEDULE II — VALUATION AND QUALIFYING ACCOUNTS (in thousands)
Years Ended December 31, 2005, 2004 and 2003

			Additions		Deductions
			Charged
		Balance	to	Charged
		at	Costs	to		Balance
		Beginning	and	Other		at End
Year	Description	of Year	Expenses	Accounts	Utilized	of Year

2003	Deferred tax asset valuation allowance	$4,314	$—	$5,784	$—	$10,098
2004	Deferred tax asset valuation allowance	$10,098	$—	$63,872	$—	$73,970
2005	Deferred tax asset valuation allowance	$73,970	$—	$19,560	$—	$93,530

CNL HOTELS & RESORTS, INC. AND SUBSIDIARIES
SCHEDULE III – REAL ESTATE AND ACCUMULATED DEPRECIATION (in thousands)
December 31, 2005

				Costs Capitalized
				Subsequent
				To Acquisition		Gross Amount at Which Carried
	Initial Costs				Carrying	at Close of Period				Accumulated	Date of	Date
	Land	Buildings	Equipment	Improvements	Costs	Land	Buildings	Equipment	Total	Depreciation	Construction	Acquired
Grand Wailea Resort Hotel and Spa Maui, HI	$81,343	$515,080	$19,916	$9,883	$—	$81,383	$517,935	$26,908	$626,222	$32,931	1991	4/2004
La Quinta Resort & Club LaQuinta, CA	239,309	171,993	15,694	4,727	—	239,420	172,596	19,707	431,723	30,202	1926	4/2004
Arizona Biltmore Resort & Spa Phoenix, AZ	53,341	191,581	11,802	5,295	—	53,507	194,154	14,358	262,020	16,712	1929	4/2004
Doral Golf Resort & Spa Miami, Florida	109,669	122,723	17,344	6,312	—	111,946	129,229	14,873	256,048	23,672	1962	4/2004
Capital Hilton Washington, DC	11,808	83,488	9,934	8,860	—	11,811	90,279	11,999	114,089	7,659	1943	12/2004
JW Marriott – Le Meridien New Orleans, LA	—	78,607	13,893	17,764	—	—	90,385	19,879	110,264	11,882	1984	4/2003
Marriott – Seattle Waterfront Seattle, WA	12,039	74,016	7,242	252	—	12,051	74,032	7,466	93,549	7,642	2003	5/2003
Hilton Miami, FL	12,309	58,797	7,395	11,082	—	12,217	66,156	11,209	89,582	12,632	1987	9/2001
Doubletree Inn Crystal City, VA	7,854	57,979	4,509	16,594	—	7,880	69,179	9,877	86,936	6,990	1973	12/2002
Hilton Torrey Pines La Jolla, CA	—	71,667	9,193	4,887	—	25	75,386	10,336	85,747	6,643	1989	12/2003
Hilton Rye Town, NY	7,429	58,659	7,912	7,523	—	7,555	62,310	11,658	81,253	8,165	1973	2/2003
El Conquistador Tucson, AZ	3,713	57,705	7,583	11,261	—	4,969	63,954	11,338	80,261	8,918	1982	12/2002
Marriott BWI Airport Baltimore, MD	3,893	63,689	6,200	6,008	—	3,897	67,658	8,235	79,790	6,200	1988	8/2003
Hyatt Montreal, Quebec, Canada	6,083	39,163	6,554	26,129	—	7,470	55,445	15,009	77,929	6,605	1976	12/2003
Hilton Costa Mesa, CA	7,671	43,558	6,880	18,374	—	7,876	54,356	14,250	76,482	12,186	1983	9/2001
Hyatt Dearborn, MI	3,353	43,150	5,748	18,693	—	4,562	57,853	8,528	70,943	8,108	1976	8/2003
Claremont Resort & Spa Berkeley, CA	15,119	47,408	7,177	687	—	15,117	47,514	7,760	70,391	6,664	1915	4/2004
Courtyard Philadelphia, PA	7,409	55,820	5,160	704	—	7,479	56,103	5,511	69,093	13,731	1999	11/1999
Marriott Bridgewater, NJ	3,821	55,247	5,207	1,227	—	3,881	55,573	6,048	65,502	7,858	2002	6/2002
Marriott Plano, TX	5,927	45,567	7,272	1,666	—	5,954	45,834	8,644	60,432	5,546	2001	8/2003
Hilton Lincoln Center Dallas, TX	5,483	41,137	5,380	7,181	—	5,445	45,950	7,786	59,181	6,123	1976	12/2002
Embassy Suites Crystal City, VA	5,348	35,664	4,488	6,177	—	5,426	39,632	6,619	51,677	4,951	1985	2/2003
Embassy Suites Santa Clara, CA	6,800	35,118	4,582	4,018	—	6,945	38,102	5,471	50,518	4,829	1985	2/2003
Embassy Suites Portland, OR	7,957	33,757	4,707	3,583	—	8,038	35,446	6,520	50,004	7,261	1997	9/2001
Courtyard Seattle, WA	7,552	27,621	1,145	6,302	—	11,928	28,472	2,220	42,620	6,311	1999	6/1999
Renaissance Tampa. FL	—	34,557	6,206	924	—	—	35,081	6,606	41,687	2,696	2004	8/2004
Hyatt Coral Gables, FL	4,843	27,619	3,338	5,177	—	5,190	30,488	5,299	40,977	4,131	1987	2/2003
SpringHill Suites Orlando, FL	8,750	26,381	3,717	476	—	8,750	26,384	4,190	39,324	6,043	2000	12/2000
Residence Inn Las Vegas, NV	3,784	27,651	954	6,922	—	7,965	29,091	2,255	39,311	6,544	1998	2/1999
Marriott Suites Dallas, TX	2,778	27,739	1,404	6,547	—	6,911	28,130	3,427	34,468	7,989	1998	2/1999
Courtyard Orlando, FL	9,025	24,583	4,285	511	—	9,025	24,588	4,791	38,404	6,383	2000	11/2000

CNL HOTELS & RESORTS, INC. AND SUBSIDIARIES
SCHEDULE III – REAL ESTATE AND ACCUMULATED DEPRECIATION (in thousands)
December 31, 2005

				Costs Capitalized
				Subsequent		Gross Amount at Which Carried
	Initial Costs			To Acquisition		at Close of Period
					Carrying					Accumulated	Date of	Date
	Land	Buildings	Equipment	Improvements	Costs	Land	Buildings	Equipment	Total	Depreciation	Construction	Acquired
Courtyard Basking Ridge, NJ	$3,946	$31,987	$1,892	$354	$—	$3,959	$32,091	$2,129	$38,179	$4,136	2001	3/2002
Residence Inn Torrance, CA	3,189	28,701	898	1,761	—	3,307	30,078	1,165	34,550	2,621	1984	7/2003
Hilton Auburn Hills, MI	3,846	25,513	2,612	2,356	—	3,928	26,701	3,698	34,327	4,874	1991	9/2001
Fairfield Inn Orlando, FL	9,077	20,318	3,366	288	—	9,077	20,404	3,568	33,049	5,109	2000	11,2000
Sheraton Milpitas, CA	5,343	21,373	1,749	1,000	—	5,474	21,948	2,043	29,465	2,841	1988	7/2003
Hampton Inn Chelsea, NY	3,154	22,162	2,684	1,305	—	3,000	23,013	3,292	29,305	2,426	2003	8/2003
SpringHill Suites Plymouth, VA	3,606	23,874	1,237	204	—	3,620	23,878	1,423	28,921	3,054	2001	1/2002
Residence Inn Newark, CA	3,871	23,883	1,034	124	—	3,871	23,897	1,144	28,912	2,331	2002	11/2002
Courtyard Newark, CA	3,787	21,273	1,878	216	—	3,787	21,283	2,084	27,154	2,549	2002	10/2002
Wyndham Billerica, MA	3,838	20,471	2,255	255	—	3,838	20,502	2,479	26,819	4,685	1999	5/2000
Residence Inn Phoenix, AZ	2,215	18,061	852	3,586	—	4,851	18,480	1,383	24,714	4,029	1999	6/1999
Hilton Birmingham, AL	1,887	16,985	2,998	2,746	—	1,942	18,291	4,383	24,616	3,552	1984	7/2003
Holiday Inn Lafayette, LA	1,165	19,463	1,385	701	—	1,194	19,939	1,580	22,713	2,411	1983	7/2003
Courtyard Scottsdale, AZ	2,869	15,936	745	2,923	—	5,227	15,894	1,352	22,473	3,988	1999	6/1999
Courtyard Oakland, CA	3,239	17,471	1,125	216	—	3,245	17,485	1,321	22,051	2,442	2001	12/2001
Sheraton Pleasanton, CA	1,933	17,398	1,852	749	—	1,982	17,879	2,071	21,932	2,584	1985	7/2003
SpringHill Suites Manhattan Beach, CA	3,889	16,288	998	279	—	3,889	16,309	1,256	21,454	2,175	2001	1/2002
Holiday Inn Crystal Lake, IL	2,859	15,246	1,727	1,512	—	2,931	16,340	2,074	21,345	2,528	1988	7/2003
Sheraton Clayton, MD	2,470	13,999	3,619	999	—	2,540	15,978	2,570	21,088	2,834	1965	7/2003
Sheraton Sunnyvale, CA	1,724	15,514	2,103	636	—	1,768	15,937	2,272	19,977	2,746	1980	7/2003
Residence Inn Buckhead, GA	1,907	13,459	1,270	3,005	—	1,914	15,754	1,973	19,641	4,000	1997	7/1998
Wyndham Denver, CO	3,883	13,436	2,094	119	—	3,900	13,436	2,196	19,532	3,565	1999	5/2000
Courtyard Edison, NJ	2,770	—	—	14,845	—	3,977	11,941	1,697	17,615	1,904	2002	11/2002
Hampton Inn Houston, TX	2,382	10,569	1,348	1,955	—	2,439	11,824	1,992	16,255	1,785	1995	9/2002
TownePlace Suites Manhattan Beach, CA	3,399	11,831	621	169	—	3,399	11,838	783	16,020	1,517	2001	1/2002
Holiday Inn Flint, MI	1,363	12,271	672	1,254	—	1,464	12,625	1,471	15,560	1,532	1990	7/2003
Residence Inn Plano, TX	1,409	9,478	494	2,391	—	2,870	9,977	925	13,772	2,418	1998	2/1999
Holiday Inn Louisville, KY	884	10,677	1,184	820	—	906	11,399	1,260	13,565	1,690	1970	7/2003
Embassy Suites Lee Vista Orlando, FL	1,341	9,930	1,228	1,015	—	1,385	10,638	1,492	13,515	1,348	1999	2/2003
Residence Inn Gwinnett, GA	1,019	10,017	1,141	323	—	1,023	10,067	1,410	12,500	3,118	1997	7/1998

CNL HOTELS & RESORTS, INC. AND SUBSIDIARIES
SCHEDULE III – REAL ESTATE AND ACCUMULATED DEPRECIATION (in thousands)
December 31, 2005

				Costs Capitalized
				Subsequent
				To Acquisition		Gross Amount at Which Carried
	Initial Costs				Carrying	at Close of Period				Accumulated	Date of	Date
	Land	Buildings	Equipment	Improvements	Costs	Land	Buildings	Equipment	Total	Depreciation	Construction	Acquired
Courtyard Plano, TX	$1,687	$10,088	$552	$2,691	$—	$3,273	$10,660	$1,085	$15,018	$2,514	1998	2/1999
Hampton Inn Lakewood, CO	748	9,479	471	1,474	—	767	10,202	1,204	12,173	1,198	1987	7/2003
Hampton Inn Hattiesburg, MS	469	10,249	560	644	—	480	10,794	647	11,921	1,140	1986	7/2003
Sheraton Bakersfield, CA	1,000	9,002	1,241	422	—	1,026	9,287	1,353	11,666	1,609	1983	7/2003
Residence Inn Manchester, CT	1,187	8,980	482	995	—	1,248	9,805	592	11,645	1,322	2000	11/2001
Hampton Inn Tulsa, OK	591	9,018	370	1,513	—	607	9,569	1,316	11,492	1,198	1984	7/2003
Residence Inn Jacksonville, FL	1,000	9,001	347	1,055	—	1,031	9,643	728	11,402	910	1997	7/2003
SpringHill Suites Richmond, VA	845	9,368	831	104	—	845	9,332	971	11,148	1,424	2001	12/2001
Hampton Inn Oklahoma City, OK	849	8,641	750	787	—	870	9,299	859	11,028	1,207	1986	7/2003
Hampton Inn Minnetonka, MN	961	7,961	274	1,811	—	986	8,673	1,349	11,008	972	1990	7/2003
Hampton Inn Fort Lauderdale, FL	933	8,401	725	737	—	956	9,018	823	10,797	1,157	1986	7/2003
Courtyard Manchester, CT	1,103	8,316	281	1,082	—	1,118	9,020	644	10,782	1,109	1999	11/2001
Hampton Inn Indianapolis, IN	898	8,084	392	1,356	—	926	8,510	1,294	10,730	1,087	1988	7/2003
Hampton Inn Bloomington, MN	930	8,372	778	376	—	953	8,599	904	10,456	1,191	1985	7/2003
Courtyard Flint, MI	966	8,666	160	477	—	988	9,116	165	10,269	693	1996	7/2003
Hampton Inn Laredo, TX	534	8,426	355	870	—	547	9,054	584	10,185	859	1995	7/2003
Residence Inn Atlanta, GA	788	7,091	554	1,665	—	817	7,776	1,505	10,098	1,037	1987	7/2003
Holiday Inn Express Wauwatosa, MN	905	8,147	423	381	—	927	8,465	464	9,856	873	1984	7/2003
Hampton Inn Jacksonville, FL	899	8,093	312	358	—	927	8,302	433	9,662	774	1998	7/2003
Residence Inn West Palm Beach, FL	786	7,075	295	770	—	805	7,496	625	8,926	726	1998	7/2003
Hampton Inn Lincoln, NE	611	6,913	204	1,164	—	627	7,406	860	8,893	828	1983	7/2003
Homewood Suites Chandler, AZ	908	6,780	536	390	—	930	7,148	536	8,614	878	1998	7/2003
Hampton Inn Chandler, AZ	740	6,835	214	589	—	757	7,340	280	8,377	637	1997	7/2003
Holiday Inn Express Downer’s Grove, IL	612	5,510	398	1,340	—	632	6,275	952	7,859	731	1984	7/2003
Residence Inn Kansas City, MO	623	5,607	450	240	—	639	5,763	518	6,920	750	1987	7/2003
Hampton Inn Houston, TX	591	5,316	348	474	—	607	5,542	579	6,728	653	1996	7/2003
Hampton Inn Sedona, AZ	1,473	4,418	152	656	—	1,507	4,824	367	6,698	457	1997	7/2003
Hampton Inn Memphis, TN	473	4,258	407	276	—	485	4,382	548	5,415	644	1991	7/2003
Holiday Inn Express Arlington, VA	371	3,342	286	1,110	—	401	3,906	807	5,109	496	1989	7/2003

Miscellaneous corporate assets	—	—	4,850	15,761	—	—	15,761	4,850	20,611	879	Various	Various

Totals	$767,155	$3,006,745	$287,880	$315,420	$—	$798,012	$3,194,088	$385,105	$4,377,200	$420,952

CNL HOTELS & RESORTS, INC. AND SUBSIDIARIES
NOTES TO SCHEDULE III – REAL ESTATE AND ACCUMULATED DEPRECIATION (in thousands)
December 31, 2005
(1)	Transactions in real estate and accumulated depreciation during 2005, 2004 and 2003 are summarized as follows:

		Accumulated
	Cost (2)(4)	Depreciation
Hotel and Resort Properties
Balance, December 31, 2002	$1,446,836	$67,248
Acquisitions	2,082,287	—
Depreciation expense (3)	—	74,949

Balance, December 31, 2003	$3,529,123	$142,197
Acquisitions	1,785,341	—
Dispositions	(19,652)	—
Depreciation expense (3)	—	180,071

Balance, December 31, 2004	$5,294,812	$322,268
Dispositions	(547,978)	—
Depreciation Expense (3)	—	117,136

Balance, December 31, 2005	$4,746,834	$439,404

(2)	As of December 31, 2005, 2004 and 2003, the aggregate cost of the Properties owned by the Company and its subsidiaries for federal income tax purposes was $4.7 billion, $5.3 billion, and $3.5 billion, respectively. All of the leases are treated as operating leases for federal income tax purposes.

(3)	Depreciation expense is generally computed for buildings and equipment based upon estimated lives of 40 and seven years, respectively.

(4)	During the years ended December 31, 2005, 2004 and 2003, the Company incurred acquisition fees totaling $23.0, $30.2 million, and $20.3 million, respectively, paid to CHC. Acquisition fees are included in land and buildings at December 31, 2005, 2004 and 2003.

APPENDIX A
AMENDED AND RESTATED
REINVESTMENT PLAN
     CNL HOTELS AND RESORTS, INC., formerly CNL Hospitality Properties, Inc., a Maryland corporation (the “Company”), pursuant to its Articles of Incorporation, adopted an Amended and Restated Reinvestment Plan (the “Reinvestment Plan”) on the terms and conditions set forth below.
     1. Reinvestment of Distributions. Bank of New York, the agent (the “Reinvestment Agent”) for participants (the “Participants”) in the Reinvestment Plan, will receive all cash distributions made by the Company with respect to shares of common stock of the Company (the “Shares”) owned by each Participant (collectively, the “Distributions”). The Reinvestment Agent will apply such Distributions on behalf of the Participants as follows:
          (a) At any period during which the Company is making a “best-efforts” public offering of Shares, the Reinvestment Agent will invest Distributions in Shares acquired from the Company at the then current per share offering price for Reinvestment Plan Shares.
          (b) During any period when the Company is not making a “best-efforts” offering of Shares as described in 1(a) above, unless the Shares are listed on a national stock exchange or over-the-counter market or quoted on a national market system (collectively, “Listed” or “Listing”), the Reinvestment Agent will purchase shares directly from the Company at $19.00 per Share, unless adjusted by the Board of Directors, which price shall in no event be less than 95% of the fair market value as determined by the Board of Directors.
          (c) Notwithstanding sections 1(a) and (b) above, upon Listing of the Shares, the Reinvestment Agent may purchase Shares either through the exchange or market system on which the Shares are Listed or directly from the Company pursuant to a registration statement relating to the Reinvestment Plan, in either case, at a per Share price equal to the then-prevailing market price for the Shares at the date of purchase by the Reinvestment Agent. In the event that, after Listing occurs, the Reinvestment Agent purchases Shares on a national securities exchange, over-the-counter market or national market system through a registered broker-dealer, the amount to be reinvested shall be reduced by any brokerage commissions charged by such registered broker-dealer. In the event that such registered broker-dealer charges reduced brokerage commissions, additional funds in the amount of any such reduction shall be left available for the purchase of Shares.
          (d) In the event of a subsequent determination that the purchase price for Shares under the Reinvestment Plan represented a discount in excess of 5% of the fair market value at the time of the sale, the distribution of the portion of the Shares issued under the Reinvestment Plan representing the excess amount would be subject to being voided, ab initio, to the extent it would result in the Company’s failure to qualify as a real estate investment trust.
          (e) For each Participant, the Reinvestment Agent will maintain a record which shall reflect for each fiscal quarter the Distributions received by the Reinvestment Agent on behalf of such Participant. The Reinvestment Agent will use the aggregate amount of Distributions to all Participants for each fiscal quarter to purchase Shares for the Participants. If the aggregate amount of Distributions to Participants exceeds the amount required to purchase all Shares then available for purchase, the Reinvestment Agent will purchase all available Shares and will return all remaining Distributions to the participants within 30 days after the date such Distributions are made. The purchased Shares will be allocated among the Participants based on the portion of the aggregate Distributions received by the Reinvestment Agent on behalf of each Participant, as reflected in the records maintained by the Reinvestment Agent. The ownership of the Shares purchased pursuant to the Reinvestment Plan shall be reflected on the books of the Company.
          (f) Distributions shall be invested by the Reinvestment Agent in Shares promptly following the payment date with respect to such Distributions to the extent Shares are available. If sufficient Shares are not available, Distributions shall be invested on behalf of the Participants in one or more interest-bearing accounts in a commercial bank approved by the Company which is located in the continental United States and has assets of at least $100,000,000, until Shares are available for purchase, provided that any Distributions that have not been invested in Shares within 30 days after such Distributions are made by the Company shall be returned to Participants.
          (g) The allocation of Shares among Participants may result in the ownership of fractional Shares, computed to five decimal places.
          (h) Distributions attributable to Shares purchased on behalf of the Participants pursuant to the Reinvestment Plan will be reinvested in additional Shares in accordance with the terms hereof.
          (i) No certificates will be issued to a Participant for Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan except to Participants who make a written request to the Reinvestment Agent. Participants in the Reinvestment Plan will receive statements of account in accordance with Paragraph 6 below.
     2. Election to Participate. Any stockholder may elect to become a Participant by completing and executing the appropriate authorization form as may be available from the Company, following receipt of a current version of a final prospectus relating to the participation in the Reinvestment Plan which contains, at a minimum, the following: (i) the minimum investment amount, if any; (ii) the type or source of proceeds which may be invested; and (iii) the tax consequences of the reinvestment to the Participant. Participation in the Reinvestment Plan will commence with the next Distribution made after receipt of the Participant’s notice, provided it is received more than ten days prior to the last day of the fiscal quarter to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a stockholder will become a Participant in the Reinvestment Plan effective on the first day of the fiscal quarter following such election, and the election will apply to all Distributions attributable to the fiscal quarter in which the stockholder makes such written election to participate in the Reinvestment Plan and to all fiscal quarters thereafter. A Participant who has terminated his participation in the Reinvestment Plan pursuant to Paragraph 10 will be allowed to participate in the Reinvestment Plan again upon receipt of a current version of a final prospectus relating to participation in the Reinvestment Plan which contains, at a minimum, the following: (i) the minimum investment amount, if any; (ii) the type or source of proceeds which may be invested; and (iii) the tax consequences of the reinvestment to the Participant, by notifying the Reinvestment Agent and completing any required forms. Stockholders who elect the monthly distribution option are not eligible to participate in the Reinvestment Plan.
     3. Distribution of Funds. In making purchases for Participants’ accounts, the Reinvestment Agent may commingle Distributions attributable to Shares owned by Participants in the Reinvestment Plan.
     4. Proxy Solicitation. The Reinvestment Agent will distribute to Participants proxy solicitation material received by it from the Company which is attributable to Shares held in the Reinvestment Plan. The Reinvestment Agent will vote any Shares that it holds for the account of a Participant in accordance with the Participant’s written instructions. If a Participant gives a proxy to person(s) representing the Company covering Shares registered in the Participant’s name, such proxy will be deemed to be an instruction to the Reinvestment Agent to vote the full Shares in the Participant’s account in like manner. If a Participant does not direct the Reinvestment Agent as to how the Shares should be voted and does not give a proxy to person(s) representing the Company covering these Shares, the Reinvestment Agent will not vote said Shares.
     5. Absence of Liability. Neither the Company nor the Reinvestment Agent shall have any responsibility or liability as to the value of the Company’s Shares, any change in the value of the Shares acquired for the Participant’s account, or the rate of return earned on, or the value of, the interest-bearing accounts, in which Distributions are invested. Neither the Company nor the Reinvestment Agent shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (i) arising out of the failure to terminate a Participant’s participation in the Reinvestment Plan upon such Participant’s death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice and (ii) with respect to the time and the prices at which Shares are purchased for a Participant. Notwithstanding the foregoing, liability under the federal securities laws cannot be waived. Similarly, the Company and the Reinvestment Agent have been advised that in the opinion of certain state securities commissioners, indemnification is also considered contrary to public policy and therefore unenforceable.

     6. Reports to Participants. At the end of each fiscal quarter, but in no event later than 60 days after the end of such fiscal quarter, the Reinvestment Agent will mail to each Participant a statement of account describing, as to such Participant, the Distributions received during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, and the total Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan. Each statement shall also advise the Participant that, he is required to notify CNL Investor Administration in the event that there is any material change in his financial condition or if any representation under the Subscription Agreement or Authorization Form becomes inaccurate. Tax information for income earned on Shares under the Reinvestment Plan will be sent to each Participant by the Company or the Reinvestment Agent at least annually.
     7. Administrative Charges and Plan Expenses. The Company shall be responsible for all administrative charges and expenses charged by the Reinvestment Agent. The administrative charge for each Participant for each fiscal quarter shall be the lesser of 5% of the amount reinvested for the Participant or $2.50, with a minimum charge of $0.50. Any interest earned on Distributions will be paid to the Company to defray costs relating to the Reinvestment Plan. In the event that proceeds from the sale of Shares pursuant to the Reinvestment Plan are used to acquire properties or to invest in mortgage loans, the Company will pay to CNL Hospitality Corp. acquisition fees of 4.5% of the proceeds reinvested under the Reinvestment Plan.
     8. No Drawing. No Participant shall have any right to draw checks or drafts against his account or give instructions to the Company or the Reinvestment Agent except as expressly provided herein.
     9. Taxes. Taxable Participants may incur a tax liability for Distributions made with respect to such Participant’s Shares, even though they have elected not to receive their Distributions in cash but rather to have their Distributions held in their account under the Reinvestment Plan.
     10. Termination.
          (a) A Participant may terminate his participation in the Reinvestment Plan at any time by written notice to the Company. To be effective for any Distribution, such notice must be received by the Company at least ten business days prior to the last day of the fiscal quarter to which such Distribution relates.
          (b) The Company or the Reinvestment Agent may terminate a Participant’s individual participation in the Reinvestment Plan, and the Company may terminate the Reinvestment Plan itself at any time by 10 days’ prior written notice mailed to a Participant, or to all Participants, as the case may be, at the address or addresses shown on their account or such more recent address as a Participant may furnish to the Company in writing.
          (c) After termination of the Reinvestment Plan or termination of a Participant’s participation in the Reinvestment Plan, the Reinvestment Agent will send to each Participant (i) a statement of account in accordance with Paragraph 6 hereof, and (ii) a check for the amount of any Distributions in the Participant’s account that have not been reinvested in Shares. The record books of the Company will be revised to reflect the ownership of record of the Participant’s whole and fractional Shares. Any future Distributions made after the effective date of the termination will be sent directly to the former Participant.
     11. Notice. Any notice or other communication required or permitted to be given by any provision of this Reinvestment Plan shall be in writing and addressed to LNC Investor Services Company, P.O. Box 4290, Orlando, Florida 32802-4920, if to the Company, or to BNY Investment Center, Inc., c/o Bank of New York, P.O. Box 7090, Troy, Michigan 48007-7090, if to the Reinvestment Agent, or such other addresses as may be specified by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Company. Each Participant shall notify the Company promptly in writing of any change of address.
     12. Amendment. The terms and conditions of this Reinvestment Plan may be amended or supplemented by an agreement between the Reinvestment Agent and the Company at any time, including but not limited to an amendment to the Reinvestment Plan to add a voluntary cash contribution feature or to substitute a new

Reinvestment Agent to act as agent for the Participants or to increase the administrative charge payable to the Reinvestment Agent, by mailing an appropriate notice at least 15 days prior to the effective date thereof to each Participant at his last address of record; provided, that any such amendment must be approved by a majority of the independent directors of the Company. Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Company receives written notice of termination prior to the effective date thereof.
     13. Governing Law. THIS REINVESTMENT PLAN AND A PARTICIPANT’S ELECTION TO PARTICIPATE IN THE REINVESTMENT PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF FLORIDA; PROVIDED, HOWEVER, THAT CAUSES OF ACTION FOR VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS SHALL NOT BE GOVERNED BY THIS SECTION 13.

Distribution Reinvestment Plan
CNL Hotels & Resorts, Inc. Authorization Form
Thank you for your interest in the CNL Hotels & Resorts, Inc. Amended and Restated Reinvestment Plan (the “Reinvestment Plan”). We are pleased to offer this distribution option to our stockholders for their investment portfolios. In order to become a participant in the Reinvestment Plan, please complete this form and return it to LNC Investor Services Company at the address indicated below. This form must be received no later than 10 days prior to the last day of the fiscal quarter related to a distribution. If your form is received by LNC Investor Services Company after the 10th day before the end of the fiscal quarter, then you will receive a cash distribution for such quarter and your enrollment will be processed by LNC Investor Services Company for the distribution declared with respect to the following fiscal quarter. This form will not be accepted by CNL and Bank of New York (the “Reinvestment Agent”) unless it is completed in its entirety.

By signing below, the registered stockholder submitting this form appoint(s) the Reinvestment Agent as its agent under the terms of the Reinvestment Plan and certifies that the information contained herein is true and correct as of the date of this form. In addition, by signing below, the undersigned hereby certifies to CNL and the Reinvestment Agent that the undersigned (i) has received the Prospectus for the Reinvestment Plan and agrees to abide by the provisions of the Reinvestment Plan; (ii) has (a) a net worth (not including home, home furnishings and automobiles) of at least $45,000 and an annual gross income of at least $45,000, or (b) a net worth (not including home, home furnishings and automobiles) of at least $150,000; and (iii) agrees to notify LNC Investor Services Company in the event that there is any material change in his/her financial condition or if any representation under this Authorization Form becomes inaccurate.

Name on CNL Account (Mr./Mrs./Ms./Joint):

Tax I.D. Number or Social Security Number:

Address:

City/State/Zip:

Telephone Number:

E-mail Address:

OWNERSHIP TYPE : (Select only one) ☐Individual ☐Joint (all parties must sign) ☐IRA ☐Trust ☐Other

PLEASE SIGN EXACTLY AS YOUR ACCOUNT IS REGISTERED:

Signature:	Date:

Signature:	Date:

    Return to: LNC Investor Services Company ■ PO Box 4920 ■ Orlando, FL ■ 32802-4920
    For questions, contact LNC Investor Services Company: tel (407) 650-1000 ■ toll-free (866) 650-0650 ■ fax (866) 618-3185

Transfer Instructions
CNL Hotels & Resorts, Inc.
Following are application forms needed in order to process transfers of shares of common stock, par value $0.01 per share, in CNL Hotels & Resorts, Inc. (“Shares”). Please remember the following when completing these forms.
1.	The transferor is the entity that is the current owner.

2.	The transferee is the entity to which the Shares are to be transferred. If applicable, please enclose a copy of the trust agreement, Articles of Incorporation, or other information pertinent to your type of entity.

3.	Because this action involves the ownership of a security, all transferor and transferee signatures must be guaranteed by a member of an approved Signature Guarantee Medallion Program.

4.	This form must be used to change a Social Security number or Federal Identification number under most circumstances.

5.	If the transfer is due to a death, please enclose a copy of the death certificate. If there is an executor of the estate, please enclose a copy of the Letters of Administration or court appointment of the executor dated within 90 days of the submission of the transfer forms.

6.	If this account involves a custodian, please forward the transfer forms to the custodian for their signature with instructions to return the forms to the transfer agent, The Bank of New York.

7.	If the transfer is due to a divorce, please enclose a copy of the divorce decree.
All executed forms must be received by Bank of New York before applications will be processed.
Return to: The Bank of New York ¡ Attn: Resales and Transfer Dept./CNL ¡ PO Box 7090 ¡ Troy, MI ¡ 48007-7090
Overnight: The Bank of New York ¡ Attn: Resales and Transfer Dept./CNL ¡ 1845 Maxwell St., Ste.101 ¡ Troy, MI ¡ 48084
For questions, contact LNC Investor Services Company: tel (407) 650-1000 ¡ toll-free (866) 650-0650

Transferor Transfer Form
CNL Hotels & Resorts, Inc.
IMPORTANT NOTICE
A.	The shares of common stock, par value $0.01 per share (“Shares”) of CNL Hotels & Resorts, Inc. (the “Company”) are subject in all respects to and governed by the Articles of Incorporation and Bylaws of the Company.

B.	Shares may be transferred only by the record owner or by duly authorized agent or attorney upon completion of forms obtained from the Company duly executed, delivery of the forms and such other documents as the Company may require to the Company, and payment in full of the Shares and any applicable transfer tax. The transfer of Shares is subject to all the limitations and restrictions contained in the Articles of Incorporation, Bylaws of the Company and the Maryland General Corporation Law (the “MGCL”), including compliance with applicable state and federal securities laws.

C.	The Company may admit a transferee as a Stockholder upon fulfillment of the following conditions: (1) the Company has received properly executed documentation on or before the 15th of the month for the transfer to be effective the following month; (2) payment has been made to the Company of all reasonable expenses incurred by the Company in connection with the transferee’s admission as a stockholder of the Company; (3) the transferee has executed and delivered to the Company the Transferee Transfer Form; and (4) subject to restrictions in the Articles of Incorporation, Bylaws and the MGCL, transfer of Shares shall be effective, and the transferee of the Shares will be recognized as the holder of such Shares as of the first day of the following month in which the Company receives properly executed documentation.
1. TRANSFER:
Number of Shares Subject to this Transfer:
Do you own, beneficially or of record, any other Shares in CNL Hotels & Resorts, Inc.? ☐ Yes ☐ No
If yes, how many Shares are you retaining?

FOR VALUE RECEIVED, the undersigned (insert your name exactly as you hold title to the Shares you are transferring) ________________

and whose Social Security or Taxpayer Identification Number is hereby sells, assigns and transfers unto (names[s])

whose post office address is

and whose Social Security or Taxpayer Identification Number is

an aggregate of                                                              Shares.

2. SIGNATURES: By executing this Transfer Form, the Transferor represents that the transfer is made in accordance with all applicable federal and state securities laws and regulations. The signature(s) to this Transfer Form must correspond with the name(s) in which you hold the Shares, in every particular, without alteration or any change whatsoever.

X		X

Signature of 1st Transferor	Date	Signature of 2nd Transferor	Date

Medallion Stamp Signature Guarantee		Medallion Stamp Signature Guarantee
Return to: The Bank of New York ¡ Attn: Resales and Transfer Dept./CNL ¡ PO Box 7090 ¡ Troy, MI ¡ 48007-7090
Overnight: The Bank of New York ¡ Attn: Resales and Transfer Dept./CNL ¡ 1845 Maxwell St., Ste.101 ¡ Troy, MI ¡ 48084
For questions, contact LNC Investor Services Company: tel (407) 650-1000 ¡ toll-free (866)650-0650

Transferee Transfer Form
CNL Hotels & Resorts, Inc.
IMPORTANT NOTICE
A.	The shares of common stock, par value $0.01 per share (“Shares”) of CNL Hotels & Resorts, Inc. (the “Company”) are subject in all respects to and governed by the Articles of Incorporation and Bylaws of the Company.

B.	Shares may be transferred only by the record owner or by duly authorized agent or attorney upon completion of forms obtained from the Company duly executed, delivery of the forms and such other documents as the Company may require to the Company, and payment in full of the Shares and any applicable transfer tax. The transfer of Shares is subject to all the limitations and restrictions contained in the Articles of Incorporation, Bylaws of the Company and the Maryland General Corporation Law (the “MGCL”), including compliance with applicable state and federal securities laws.

C.	The Company may admit a transferee as a Stockholder upon fulfillment of the following conditions: (1) the Company has received properly executed documentation at least one calendar month prior to the last date of the current quarter; (2) payment has been made to the Company of all reasonable expenses incurred by the Company in connection with the transferee’s admission as a stockholder of the Company; (3) the transferee has executed and delivered to the Company the Transferee Transfer Form; and (4) subject to restrictions in the Articles of Incorporation, Bylaws and the MGCL, transfer of Shares shall be effective, and the transferee of the Shares will be recognized as the holder of such Shares as of the first day of the following quarter on which the Company receives properly executed documentation.
1. INVESTMENT
This transfer is in the amount of $                                          for the purchase of                                           Shares.
2. TRANSFEREE INFORMATION
Name(s) and address will be recorded exactly as printed below. Please print name(s) in which Shares are to be registered. Include trust name if applicable. If IRA or qualified plan, include both transferee and custodian names and Taxpayer ID numbers. Complete the Transferee Mailing Address to receive informational mailings.

1st Registration Name	Transferee Social Security Number

2nd Registration Name	Taxpayer ID Number

Address	Custodian Account Number

City/State/Zip	Custodian Phone Number

Transferee Mailing Address (IRA Accounts)	Transferee E-mail Address

City/State/Zip	Daytime Phone Number
3. FORM OF OWNERSHIP (Select only one)

SINGLE ☐ Individual		☐ Individual with TOD

IRA / QUALIFIED		TRUST		OTHER

☐ Traditional ☐ Roth IRA (H.R.10)	☐ SEP/IRA ☐ Keogh	☐ Taxable Exempt	☐ Tax	☐ Corporation ☐ Partnership
		☐ Charitable Remainder Trust		Custodian for under the:
☐ Pension or Profit Sharing Plan		☐ Non-Profit Organization		☐ UGMA of the State of:

MULTIPLE REGISTRATIONS — (ALL PARTIES MUST SIGN)

☐ Joint Tenants with right of survivorship Joint Tenants with TOD			☐	☐ UTMA of the State of:

☐ Husband and wife community property

☐ Tenants In Common

☐ A married person separate property (One signature required)
Return to: The Bank of New York ■ Attn: Resales and Transfer Dept./CNL ■ PO Box 7090 ■ Troy, MI ■ 48007-7090
Overnight: The Bank of New York ■ Attn: Resales and Transfer Dept./CNL ■ 1845 Maxwell St., Ste. 101 ■ Troy, MI ■ 48084
For questions, contact LNC Investor Services Company: tel (407) 650-1000 ■ toll-free (866) 650-0650
4. DISTRIBUTIONS
Complete this section only to enroll in the Distribution Reinvestment Plan or to direct distribution payments to a party other than the one indicated in Section 2. Choose Option a or b. IRA accounts may not direct distributions without the custodian’s approval.
a. ☐ DISTRIBUTION REINVESTMENT PLAN (see Prospectus for more details)
b. ☐ DIRECT DEPOSIT Please include a voided check. (Non-Custodian Transferees Only)
I authorize CNL Investment Company or its Agent (collectively, “CNL”) to deposit my distribution to my checking or savings account. This authority will remain in force until I notify CNL in writing to cancel it. In the event that

CNL deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution

Address

City/State/Zip

Account Type (check one):	☐ Checking ☐ Savings

Account Number	Bank ABA Routing
Number

5. TRANSFEREE SIGNATURES
TAXPAYER IDENTIFICATION NUMBER CONFIRMATION (required): The investor signing below, under penalties of perjury, certifies that 1) The number shown in the Investor Social Security/Taxpayer ID# field in section 2 of this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and 2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and 3) I am a U.S. person (including a non-resident alien). NOTE: You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.
By executing this Transferee Form, the Transferee(s) represent(s) that the transfer is made in accordance with all applicable federal and state securities laws and regulations.

X		X
Signature of 1st Transferor	Date	Date	Signature of 2nd Transferor

X		X

Medallion Stamp Signature Guarantee		Medallion Stamp Signature Guarantee

Broker/Dealer NASD Firm Name

Registered Representative

Rep Mailing Address

City                                                                         State                                                                Zip Code
Phone # (                    )                                                                                     Fax # (                                                                 )

E-mail Address

Return to: The Bank of New York ■ Attn: Resales and Transfer Dept./CNL ■ PO Box 7090 ■ Troy, MI ■ 48007-7090
Overnight: The Bank of New York ■ Attn: Resales and Transfer Dept./CNL ■ 1845 Maxwell St., Ste. 101 ■ Troy, MI ■ 48084
For questions, contact LNC Investor Services Company: tel (407) 650-1000 ■ toll-free (866) 650-0650

APPENDIX B-1
ARTICLES OF AMENDMENT AND RESTATEMENT
OF
CNL HOTELS & RESORTS, INC.
     CNL Hotels & Resorts, Inc., a Maryland corporation having its principal office at 300 East Lombard Street, Baltimore, Maryland 21202 (hereinafter, the “Company”), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:
     FIRST: The Company desires to amend and restate its charter as currently in effect.
     SECOND: The provisions of the charter now in effect and as amended hereby in accordance with the Maryland General Corporation Law (the “MGCL”), are as follows:
ARTICLES OF AMENDMENT AND RESTATEMENT
OF
CNL HOTELS & RESORTS, INC.
* * * * * * * * *
ARTICLE I
THE COMPANY; DEFINITIONS
     SECTION 1.1 Name. The name of the corporation (the “Company”) is:
CNL Hotels & Resorts, Inc.
     SECTION 1.2 Resident Agent. The name and address of the resident agent of the Company in the State of Maryland is The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The resident agent is a Maryland corporation. The Company’s principal office address in the State of Maryland is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The Company may also have such other offices or places of business within or without the State of Maryland as the Board of Directors may from time to time determine.
     SECTION 1.3 Nature of Company. The Company is a Maryland corporation within the meaning of the MGCL.
     SECTION 1.4 Purposes. The purposes for which the Company is formed are to engage in any lawful act or activity for which corporations may be organized under the laws of the State of Maryland as now or hereafter permitted by such laws including, but not limited to, the following: (i) to acquire, hold, own, develop, construct, improve, maintain, operate, sell, lease, transfer, encumber, convey, exchange and otherwise dispose of, deal with or invest in real and personal property; (ii) to engage in the business of offering financing, including mortgage financing secured by Real Property; and (iii) to enter into any partnership, Joint Venture or other similar arrangement to engage in any of the foregoing.
     SECTION 1.5 Definitions. As used in the Charter, the following terms shall have the following meanings unless the context otherwise requires (certain other terms used in Article V hereof are defined in Section 5.6(a) hereof):

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     An “Affiliate” of, or a Person “Affiliated” with, a specified Person, is a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.
     “Bylaws” means the bylaws of the Company, as the same are in effect and may be amended from time to time.
     “Charter” means these Articles of Amendment and Restatement, as amended and supplemented from time to time.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto.
     “Common Shares” means the common stock, par value $0.01 per share, of the Company that may be issued from time to time in accordance with the terms of the Charter and applicable law, as described in Section 5.2(b) hereof.
     “Company Property” or “Assets” means any and all Properties, Loans and other Permitted Investments of the Company, real, personal or otherwise, tangible or intangible, which are transferred or conveyed to the Company (including all rents, income, profits and gains therefrom), which are owned or held by, or for the account of, the Company.
     “Directors,” “Board of Directors” or “Board” means, collectively, the individuals named in Section 2.3 of the Charter so long as they continue in office and all other individuals who have been duly elected and qualify as directors of the Company hereunder.
     “Distributions” means any distribution of money or other property, pursuant to Section 5.2(d) hereof, by the Company to owners of Equity Shares, including distributions that may constitute a return of capital for federal income tax purposes.
     “Equity Shares” means shares of capital stock of the Company of any class or series (other than Excess Shares). The use of the term “Equity Shares” or any term defined by reference to the term “Equity Shares” shall refer to the particular class or series of capital stock of the Company which is appropriate under the context.
     “Excess Shares” means the excess stock, par value $0.01 per share, of the Company, as described in Section 5.7 hereof.
     “Joint Ventures” means those joint venture or general partnership arrangements in which the Company is a co-venturer or general partner which are established to acquire Properties and/or make Loans or other Permitted Investments.
     "Listing” means the listing of the Common Shares of the Company on a national securities exchange or over-the-counter market.
     “Loans” means mortgage loans and other types of debt financing provided by the Company.
     “MGCL” means the Maryland General Corporation Law as contained in Titles 1 through 3 of the Corporations and Associations Article of the Annotated Code of Maryland.

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     “Mortgages” means mortgages, deeds of trust or other security interests on or applicable to Real Property.
     “Net Sales Proceeds” means in the case of a transaction described in clause (i)(A) of the definition of Sale, the proceeds of any such transaction less the amount of all real estate commissions and closing costs paid by the Company. In the case of a transaction described in clause (i)(B) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of any legal and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (i)(C) of such definition, Net Sales Proceeds means the proceeds of any such transaction actually distributed to the Company from the Joint Venture. In the case of a transaction or series of transactions described in clause (i)(D) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction less the amount of all commissions and closing costs paid by the Company. In the case of a transaction described in clause (ii) of the definition of Sale, Net Sales Proceeds means the proceeds of such transaction or series of transactions less all amounts generated thereby and reinvested in one or more Properties within one hundred eighty (180) days thereafter and less the amount of any real estate commissions, closing costs, and legal and other selling expenses incurred by or allocated to the Company in connection with such transaction or series of transactions. Net Sales Proceeds shall also include, in the case of any lease of a Property consisting of a building only, any amounts from tenants, borrowers or lessees that the Company determines, in its discretion, to be economically equivalent to the proceeds of a Sale. Net Sales Proceeds shall not include, as determined by the Company in its sole discretion, any amounts reinvested in one or more Properties or other assets, to repay outstanding indebtedness, or to establish reserves.
     “NYSE” means the New York Stock Exchange.
     “Permitted Investments” means all investments that the Company may make or acquire pursuant to the Charter and the Bylaws.
     “Person” means an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or any government or any agency or political subdivision thereof, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), but does not include an underwriter that participates in a public offering of Equity Shares for a period of sixty (60) days following the initial purchase by such underwriter of such Equity Shares in such public offering, provided that the foregoing exclusion shall apply only if the ownership of such Equity Shares by an underwriter would not cause the Company to fail to qualify as a REIT by reason of being “closely held” within the meaning of Section 856(a) of the Code or otherwise cause the Company to fail to qualify as a REIT.
     “Preferred Shares” means any class or series of preferred stock, par value $0.01 per share, of the Company that may be issued from time to time in accordance with the terms of the Charter and applicable law, as described in Section 5.3 hereof.
     “Property” or “Properties” means interests in (i) the Real Properties, including the buildings and equipment located thereon, (ii) the Real Properties only, or (iii) the buildings only, including equipment located therein; whether such interest is acquired by the Company, either directly or indirectly through the acquisition of interests in Joint Ventures, partnerships, or other legal entities.

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     “Real Property” or “Real Estate” means land, rights in land (including leasehold interests), and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land.
     “REIT” means a “real estate investment trust” as defined pursuant to Sections 856 through 860 of the Code.
     “REIT Provisions of the Code” means Sections 856 through 860 of the Code and any successor or other provisions of the Code relating to REITs (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.
     “Sale” or “Sales” (i) means any transaction or series of transactions whereby: (A) the Company sells, grants, transfers, conveys or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of the building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the Company sells, grants, transfers, conveys or relinquishes its ownership of all or substantially all of the interest of the Company in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture in which the Company as a co-venturer or partner sells, grants, transfers, conveys or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards; or (D) the Company sells, grants, conveys, or relinquishes its interest in any asset or portion thereof, including any asset which gives rise to a significant amount of insurance proceeds or similar awards, but (ii) shall not include any transaction or series of transactions specified in clause (i)(A), (i)(B), or (i)(C) above in which the proceeds of such transaction or series of transactions are reinvested in one or more Properties within one hundred eighty (180) days thereafter.
     “Securities” means Equity Shares, Excess Shares, any other stock, shares or other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing.
     “Stockholders” means the stockholders of record of any class of the Company’s Equity Shares.
ARTICLE II
BOARD OF DIRECTORS
     SECTION 2.1 Number. The number of Directors of the Company initially shall be nine (9), which number may be increased or decreased from time to time by the Board of Directors pursuant to the Bylaws or by the affirmative vote of the holders of at least a majority of the Equity Shares then outstanding and entitled to vote thereon; provided, however, that the total number of Directors shall never be less than the minimum number required by the MGCL. No reduction in the number of Directors shall cause the removal of any Director from office prior to the expiration of his term. Any vacancy created by an increase in the number of Directors will be filled, at any regular meeting or at any special meeting of the Board of Directors called for that purpose, by a majority of the entire Board of Directors. Any other vacancy will be filled at any regular meeting or at any special meeting of the Board of Directors called for that purpose, by a majority of the remaining Directors, whether or not sufficient to constitute a quorum. For the purposes of voting for Directors, at any annual meeting or at any special meeting of the

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Stockholders called for that purpose, each Equity Share of stock may be voted for as many individuals as there are directors to be elected and for whose election the Equity Share is entitled to be voted.
     SECTION 2.2 Committees. Subject to the MGCL, the Directors may establish such committees as they deem appropriate, in their discretion.
     SECTION 2.3 Term; Current Board. Each Director shall hold office for one (1) year, until the next annual meeting of Stockholders and until his successor shall have been duly elected and qualify. Directors may be elected to an unlimited number of successive terms.
     The names of the current Directors who shall serve until the next annual meeting of Stockholders and until their successors are duly elected and qualify are:
James M. Seneff, Jr., Chairman of the Board
Robert A. Bourne
Thomas J. Hutchison III
John A. Griswold
James Douglas Holladay
Jack F. Kemp
Craig M. McAllaster
Dianna Morgan
Robert E. Parsons, Jr.
     SECTION 2.4 Resignation and Removal. Any Director may resign by written notice to the Board of Directors, effective upon execution and delivery to the Company of such written notice or upon any future date specified in the notice. A Director may be removed from office at any time, but only for cause, and then only at a meeting of the Stockholders by the affirmative vote of the holders of at least two thirds of the Equity Shares then outstanding and entitled to vote in the election of Directors, subject to the rights of the holders of any Preferred Shares to elect or remove one or more Directors. For the purpose of this paragraph, “cause” shall mean, with respect to any particular Director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such Director caused demonstrable, material harm to the Company through bad faith or active and deliberate dishonesty or gross negligence. The notice of such meeting shall indicate that the purpose, or one of the purposes, of such meeting is to determine if a Director should be removed.
ARTICLE III
POWERS OF DIRECTORS
     SECTION 3.1 General. Subject to the express limitations herein or in the Bylaws and to the general standard of care required of directors under the MGCL and other applicable law, (i) the business and affairs of the Company shall be managed under the direction of the Board of Directors and (ii) the Board of Directors shall have full, exclusive and absolute power, control and authority over the Company Property and over the business of the Company as if they, in their own right, were the sole owners thereof, except as otherwise limited by the Charter. The Directors have established the written policies on investments and borrowing set forth in this Article III and shall monitor the administrative procedures, investment operations and performance of the Company to assure that such policies are carried out. The Board of Directors may take any actions that, in their sole judgment and discretion, are necessary or desirable to conduct the business of the Company. The Charter shall be construed with a presumption in favor of the grant of power and authority to the Board of Directors. Any construction of the Charter or determination made in good faith by the Directors concerning their powers and authority hereunder shall

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be conclusive. The enumeration and definition of particular powers of the Board of Directors included in this Article III shall in no way be limited or restricted by reference to or inference from the terms of this or any other provision of the Charter or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board of Directors under the general laws of the State of Maryland as now or hereafter in force.
     SECTION 3.2 Specific Powers and Authority. Subject only to the express limitations herein, and in addition to all other powers and authority conferred by the Charter or by law, the Board of Directors, without any vote, action or consent by the Stockholders, shall have and may exercise, at any time or times, in the name of the Company or on its behalf the following powers and authorities:
          (a) Investments. To invest in, purchase or otherwise acquire and to hold Company Property of any kind wherever located, or rights or interests therein or in connection therewith, all without regard to whether such Company Property, interests or rights are authorized by law for the investment of funds held by trustees or other fiduciaries, or whether obligations the Company acquires have a term greater or lesser than the term of office of the Directors or the possible termination of the Company, for such consideration as the Board of Directors may deem proper (including cash, property of any kind or Securities of the Company); provided, however, that the Board of Directors shall take such actions as they deem necessary and desirable to comply with any requirements of the MGCL relating to the types of Assets held by the Company.
          (b) REIT Qualification and Termination of Status. The Board of Directors shall use its reasonable best efforts to cause the Company to continue to qualify for U.S. federal income tax treatment in accordance with the provisions of the Code applicable to REITs. In furtherance of the foregoing, the Board of Directors shall use its reasonable best efforts to take such actions as are necessary, and may take such actions as it deems desirable (in its sole discretion) to preserve the status of the Company as a REIT; provided, however, that in the event that the Board of Directors determines, by vote of at least two-thirds (2/3) of the Directors, that it no longer is in the best interests of the Company to continue to qualify as a REIT, the Board of Directors, in accordance with Section 3.2(x) below, may revoke or otherwise terminate the Company’s REIT election pursuant to Section 856(g) of the Code.
          (c) Sale, Disposition and Use of Company Property. Subject to Section 8.2 hereof, the Board of Directors shall have the authority to sell, rent, lease, hire, exchange, release, partition, assign, mortgage, grant security interests in, encumber, negotiate, dedicate, grant easements in and options with respect to, convey, transfer (including transfers to entities wholly or partially owned by the Company or the Directors) or otherwise dispose of any or all of the Company Property by deeds (including deeds in lieu of foreclosure with or without consideration), trust deeds, assignments, bills of sale, transfers, leases, Mortgages, financing statements, security agreements and other instruments for any of such purposes executed and delivered for and on behalf of the Company or the Board of Directors by one or more of the Directors or by a duly authorized officer, employee, agent or nominee of the Company, on such terms as they deem appropriate; to give consents and make contracts relating to the Company Property and its use or other property or matters; to develop, improve, manage, use, alter or otherwise deal with the Company Property; and to rent, lease or hire from others property of any kind; provided, however, that the Company may not use or apply land for any purposes not permitted by applicable law.
          (d) Financings. To borrow or, in any other manner, raise money for the purposes and on the terms they determine, which terms may (i) include evidencing the same by issuance of Securities of the Company and (ii) have such provisions as the Board of Directors determines; to guarantee, indemnify or act as surety with respect to payment or performance of obligations of any Person; to mortgage, pledge, assign, grant security interests in or otherwise encumber the Company Property to secure any such Securities of the Company, contracts or obligations (including guarantees,

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indemnifications and suretyships); and to renew, modify, release, compromise, extend, consolidate or cancel, in whole or in part, any obligation to or of the Company or participate in any reorganization of obligors to the Company.
          (e) Lending. To lend money or other Company Property on such terms, for such purposes and to such Persons as they may determine.
          (f) Issuance of Securities. Subject to the restrictions or limitations, if any, as may be set forth in the Charter or the Bylaws, to create and authorize and direct the issuance (on either a pro rata or a non-pro rata basis) by the Company of shares, units or amounts of one or more types, series or classes, of Securities of the Company, which may have such preferences, conversions or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption or other rights as the Board of Directors may determine, without vote of or other action by the Stockholders, to such Persons for such consideration, at such time or times and in such manner and on such terms as the Board of Directors determines (or without consideration in the case of a stock split or stock dividend); to purchase or otherwise acquire, hold, cancel, reissue, sell and transfer any Securities of the Company; and to acquire Excess Shares from the Excess Shares Trust pursuant to Section 5.7(j).
          (g) Expenses and Taxes. To pay any charges, expenses or liabilities necessary or desirable, in the sole discretion of the Board of Directors, for carrying out the purposes of the Charter and conducting business of the Company, including compensation or fees to Directors, officers, employees and agents of the Company, and to Persons contracting with the Company, and any taxes, levies, charges and assessments of any kind imposed upon or chargeable against the Company, the Company Property or the Directors in connection therewith; and to prepare and file any tax returns, reports or other documents and take any other appropriate action relating to the payment of any such charges, expenses or liabilities.
          (h) Collection and Enforcement. To collect, sue for and receive money or other property due to the Company; to consent to extensions of the time for payment, or to the renewal, of any Securities or obligations; to engage or to intervene in, prosecute, defend, compound, enforce, compromise, release, abandon or adjust any actions, suits, proceedings, disputes, claims, demands, security interests or things relating to the Company, the Company Property or the Company’s affairs; to exercise any rights and enter into any agreements and take any other action necessary or desirable in connection with the foregoing.
          (i) Deposits. To deposit funds or Securities constituting part of the Company Property in banks, trust companies, savings and loan associations, financial institutions and other depositories, whether or not such deposits will draw interest, subject to withdrawal on such terms and in such manner as the Board of Directors determines.
          (j) Allocation; Accounts. To determine whether moneys, profits or other Assets of the Company shall be charged or credited to, or allocated between, income and capital, including whether or not to amortize any premium or discount and to determine in what manner any expenses or disbursements are to be borne as between income and capital (regardless of how such items would normally or otherwise be charged to or allocated between income and capital without such determination); to treat any dividend or other distribution on any investment as, or apportion it between, income and capital; in its discretion to provide reserves for depreciation, amortization, obsolescence or other purposes in respect of any Company Property in such amounts and by such methods as it determines; to determine what constitutes net earnings, profits or surplus; to determine the method or form in which the accounts and records of the Company shall be maintained; and to allocate to the

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Stockholders’ equity account less than all of the consideration paid for Securities and to allocate the balance to paid-in capital or capital surplus.
          (k) Valuation of Property. To determine the value of all or any part of the Company Property and of any services, Securities or other consideration to be furnished to or acquired by the Company, and to revalue all or any part of the Company Property, all in accordance with such appraisals or other information as are reasonable, in its sole judgment.
          (l) Ownership and Voting Powers. To exercise all of the rights, powers, options and privileges pertaining to the ownership of any Mortgages, Securities, Real Estate, Loans and other Permitted Investments and other Company Property to the same extent that an individual owner might, including without limitation to vote or give any consent, request or notice or waive any notice, either in person or by proxy or power of attorney, which proxies and powers of attorney may be for any general or special meetings or action, and may include the exercise of discretionary powers.
          (m) Officers, Etc.; Delegation of Powers. To elect, appoint or employ such officers for the Company and such committees of the Board of Directors with such powers and duties as the Board of Directors may determine, the Company’s Bylaws provide or the MGCL requires; to engage, employ or contract with and pay compensation to any Person (including, subject to Section 7.4 hereof, any Director or Person who is an Affiliate of any Director) as agent, representative, member of an advisory board, employee or independent contractor (including advisors, consultants, transfer agents, registrars, underwriters, accountants, attorneys-at-law, real estate agents, property and other managers, appraisers, brokers, architects, engineers, construction managers, general contractors or otherwise) in one or more capacities, to perform such services on such terms as the Board of Directors may determine; to delegate to one or more Directors, officers or other Persons engaged or employed as aforesaid or to committees of the Board of Directors, the performance of acts or other things (including granting of consents), the making of decisions and the execution of such deeds, contracts, leases or other instruments, either in the names of the Company, the Directors or as their attorneys or otherwise, as the Board of Directors may determine and as may be permitted by Maryland law; and to establish such committees as it deems appropriate.
          (n) Associations. To cause the Company to enter into Joint Ventures, general or limited partnerships, participation or agency arrangements or any other lawful combinations, relationships or associations of any kind.
          (o) Reorganizations, Etc. Subject to Section 8.2 hereof and the MGCL, to cause to be organized or assist in organizing any Person under the laws of any jurisdiction to acquire all or any part of the Company Property, carry on any business in which the Company shall have an interest or otherwise exercise the powers the Board of Directors deems necessary, useful or desirable to carry on the business of the Company or to carry out the provisions of the Charter, to merge or consolidate the Company with any Person; to sell, rent, lease, hire, convey, negotiate, assign, exchange or transfer all or any part of the Company Property to or with any Person in exchange for Securities of such Person or otherwise; and to lend money to, subscribe for and purchase the Securities of, and enter into any contracts with, any Person in which the Company holds, or is about to acquire, Securities or any other interests.
          (p) Insurance. To purchase and pay for out of Company Property insurance policies insuring the Stockholders, Company and the Company Property against any and all risks, and insuring the Directors of the Company individually (each an “Insured”) against all claims and liabilities of every nature arising by reason of holding or having held any such status, office or position or by reason of any action alleged to have been taken or omitted by the Insured in such capacity, whether or not the Company would have the power to indemnify against such claim or liability. Nothing contained herein shall preclude the Company from purchasing and paying for such types of insurance, including extended

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coverage liability and casualty and workers’ compensation, as would be customary for any Person owning comparable assets and engaged in a similar business, or from naming the Insured as an additional insured party thereunder, provided that such addition does not add to the premiums payable by the Company.
          (q) Distributions. To authorize the payment of dividends or other Distributions to Stockholders, subject to the provisions of Section 5.2 hereof.
          (r) Discontinue Operations; Bankruptcy. To discontinue the operations of the Company (subject to Article IX hereof); to petition or apply for relief under any provision of federal or state bankruptcy, insolvency or reorganization laws or similar laws for the relief of debtors; to permit any Company Property to be foreclosed upon without raising any legal or equitable defenses that may be available to the Company or the Directors or otherwise defending or responding to such foreclosure; or to take such other action with respect to indebtedness or other obligations of the Directors in their capacities as Directors, the Company Property or the Company as the Board of Directors in its discretion may determine.
          (s) Fiscal Year. Subject to the Code, to adopt, and from time to time change, a fiscal year for the Company.
          (t) Seal. To adopt and use a seal, but the use of a seal shall not be required for the execution of instruments or obligations of the Company.
          (u) Bylaws. To adopt, implement and from time to time alter, amend or repeal the Bylaws of the Company relating to the business and organization of the Company, provided that such amendments are not inconsistent with the provisions of the Charter. The Board of Directors shall have the exclusive power to adopt, alter or repeal any provision of the Bylaws and to make new Bylaws.
          (v) Listing of Securities. To cause the listing of any of the Company’s Securities on a national securities exchange or over-the-counter market or for quotation on any automated inter-dealer quotation system.
          (w) Further Powers. To do all other acts and things and execute and deliver all instruments incident to the foregoing powers, and to exercise all powers which it deems necessary, useful or desirable to carry on the business of the Company or to carry out the provisions of the Charter, even if such powers are not specifically provided hereby.
          (x) Termination of Status. To terminate the status of the Company as a REIT under the REIT Provisions of the Code; provided, however, that the Board of Directors shall take no action to terminate the Company’s status as a REIT under the REIT Provisions of the Code until such time as (i) the Board of Directors adopts a resolution recommending that the Company terminate its status as a REIT under the REIT Provisions of the Code, (ii) the Board of Directors presents the resolution at an annual or special meeting of the Stockholders and (iii) such resolution is approved by the holders of a majority of the issued and outstanding Common Shares.
     SECTION 3.3 Determinations by Board. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Directors consistent with the Charter, shall be final and conclusive and shall be binding upon the Company and every holder of shares of capital stock of the Company: the amount of the net income of the Company for any period and the amount of assets at any time legally available for the payment of dividends, redemption of shares of capital stock of the Company or the payment of other distributions on shares of capital stock of the Company; the amount of paid-in surplus, net assets, other surplus, annual or other cash flow, funds from operations, net profit,

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net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of any class or series of capital stock of the Company; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Company or of any shares of capital stock of the Company; the number of shares of any class or series of capital stock of the Company; any matter relating to the acquisition, holding and disposition of any assets by the Company; or any other matter relating to the business and affairs of the Company or required or permitted by applicable law, the Charter or Bylaws or otherwise to be determined by the Board of Directors. In determining what is in the best interest of the Company in connection with a potential acquisition of control, a Director may consider (i) the effect thereof on the Stockholders of the Company, the Company’s employees, suppliers, creditors and customers, and the communities in which the offices or Company Properties are located, and (ii) the long-term as well as short-term interests of the Company, including the possibility that these interests may be best served by the continued independence of the Company.
     SECTION 3.4 Extraordinary Actions. Except as specifically provided in Article II, Section 2.4 hereof, notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of shares entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable by the Board of Directors and taken or approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.
ARTICLE IV
OPERATING RESTRICTIONS
     In addition to other operating restrictions imposed by the Board of Directors from time to time, the Company will not operate so as to be classified as an “investment company” under the Investment Company Act of 1940, as amended.
ARTICLE V
SHARES
     SECTION 5.1 Authorized Shares. The total number of shares of capital stock which the Company is authorized to issue is three billion six hundred seventy five million (3,675,000,000) shares, consisting of three billion (3,000,000,000) Common Shares, $0.01 par value per share (as described in Section 5.2(b) hereof), seventy five million (75,000,000) Preferred Shares, $0.01 par value per share (as described in Section 5.3 hereof) and six hundred million (600,000,000) Excess Shares, $0.01 par value per share (as described in Section 5.7 hereof). The aggregate par value of all authorized shares of stock having par value is $36,750,000. Of the 600,000,000 Excess Shares, 585,000,000 are issuable in exchange for Common Shares and 15,000,000 are issuable in exchange for Preferred Shares. All such shares shall be fully paid and nonassessable when issued. Shares of capital stock of the Company may be issued for such consideration as the Board of Directors determines, or if issued as a result of a stock dividend or stock split, without any consideration.

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     SECTION 5.2 Common Shares.
          (a) Common Shares Subject to Terms of Preferred Shares. The Common Shares shall be subject to the express terms of any series of Preferred Shares.
          (b) Description. Common Shares shall have a par value of $0.01 per share and shall entitle the holders to one (1) vote per share on all matters upon which Stockholders are entitled to vote pursuant to Section 6.2 hereof, and shares of a particular class of issued Common Shares shall have equal dividend, distribution, liquidation and other rights, and shall have no preference, cumulative, conversion or exchange rights over other shares of that same particular class. The Board of Directors is hereby expressly authorized, from time to time, to classify or reclassify and issue any unissued Common Shares by setting or changing the number, designation, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications or terms or conditions of redemption of any such Common Shares and, in such event, the Company shall file for record with the State Department of Assessments and Taxation of Maryland articles supplementary in substance and form as prescribed by the MGCL.
          (c) Distribution Rights. The holders of Common Shares shall be entitled to receive such Distributions as may be authorized by the Board of Directors of the Company out of funds legally available therefor.
          (d) Dividend or Distribution Rights. The Board of Directors from time to time may authorize the payment to Stockholders of such dividends or Distributions in cash or other property as the Board of Directors in its discretion shall determine. The Board of Directors shall endeavor to authorize the payment of such dividends and Distributions as shall be necessary for the Company to qualify as a REIT under the REIT Provisions of the Code; provided, however, Stockholders shall have no right to any dividend or Distribution unless and until authorized by the Board of Directors and declared by the Company. The exercise of the powers and rights of the Board of Directors pursuant to this section shall be subject to the provisions of any class or series of Equity Shares at the time outstanding. The receipt by any Person in whose name any Equity Shares are registered on the records of the Company or by his duly authorized agent shall be a sufficient discharge for all dividends or Distributions payable or deliverable in respect of such Equity Shares and from all liability to see to the application thereof.
          (e) Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets of the Company, the aggregate assets available for distribution to holders of the Common Shares (including holders of Excess Shares resulting from the conversion of Common Shares pursuant to Section 5.7(a) hereof) shall be determined in accordance with applicable law. Subject to Section 5.7(f) hereof, each holder of Common Shares shall be entitled to receive, ratably with (i) each other holder of Common Shares and (ii) each holder of Excess Shares resulting from the conversion of Common Shares, that portion of such aggregate assets available for distribution to the Common Shares as the number of the outstanding Common Shares or Excess Shares held by such holder bears to the total number of outstanding Common Shares and Excess Shares resulting from the conversion of Common Shares then outstanding.
          (f) Voting Rights. Except as may be provided in the Charter, and subject to the express terms of any series of Preferred Shares, the holders of the Common Shares shall have the exclusive right to vote on all matters at all meetings of the Stockholders of the Company, and shall be entitled to one (1) vote for each Common Share entitled to vote at such meeting.
     SECTION 5.3 Preferred Shares. The Board of Directors is hereby expressly authorized, from time to time, to authorize and issue one or more series of Preferred Shares. Prior to the issuance of each

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such series, the Board of Directors, by resolution, shall fix the number of shares to be included in each series, and the terms, rights, restrictions and qualifications of the shares of each series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:
          (a) The designation of the series, which may be by distinguishing number, letter or title.
          (b) The dividend rate on the shares of the series, if any, whether any dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the series.
          (c) The redemption rights, including conditions and the price or prices, if any, for shares of the series.
          (d) The terms and amounts of any sinking fund for the purchase or redemption of shares of the series.
          (e) The rights of the shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, and the relative rights of priority, if any, of payment of shares of the series.
          (f) Whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Company or any other corporation or other entity, and, if so, the specification of such other class or series of such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates on which such shares shall be convertible and all other terms and conditions upon which such conversion may be made.
          (g) Restrictions on the issuance of shares of the same series or of any other class or series.
          (h) The voting rights, if any, of the holders of shares of the series.
          (i) Any other relative rights, preferences and limitations on that series.
     Subject to the express provisions of any other series of Preferred Shares then outstanding, and notwithstanding any other provision of the Charter, the Board of Directors is hereby expressly authorized, from time to time, to alter the designation or classify or reclassify and issue any unissued shares of a particular series of Preferred Shares of any series by setting or changing in one or more respects, from time to time before issuing the shares, the number, designation, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications or terms or conditions of redemption of any such Preferred Shares and, in such event, the Company shall file for record with the State Department of Assessments and Taxation of Maryland articles supplementary in substance and form as prescribed by Section 2-208 of the MGCL.
     Any of the terms of any class or series of stock set or changed pursuant to Sections 5.2 and 5.3 hereof may be made dependent upon facts or events ascertainable outside the Charter (including determinations by the Board of Directors or other facts or events within the control of the Company) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in the articles supplementary or other Charter document.

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     SECTION 5.4 No Preemptive Rights. Except as may be provided by the Board of Directors in setting the terms of classified or reclassified shares of stock pursuant to Section 5.2(b) or as may otherwise be provided by contract, holders of Equity Shares shall not have any preemptive or other right to purchase or subscribe for any class of Securities of the Company which the Company may at any time issue or sell.
     SECTION 5.5 No Issuance of Share Certificates. The Company shall not issue share certificates except to Stockholders who make a written request to the Company. A Stockholder’s investment shall be recorded on the books of the Company. To transfer his or her Equity Shares a Stockholder shall submit an executed form to the Company, which form shall be provided by the Company upon request. Such transfer will also be recorded on the books of the Company. Upon issuance or transfer of shares, the Company will provide the Stockholder with information concerning his or her rights with regard to such stock, in a form substantially similar to Section 5.6(h), and required by the Bylaws and the MGCL or other applicable law.
     SECTION 5.6 Restrictions on Ownership and Transfer.
          (a) Definitions. For purposes of Sections 5.6 and 5.7 and any other provision of the Charter, the following terms shall have the meanings set forth below:
     “Acquire” means the acquisition of Beneficial or Constructive Ownership of Equity Shares by any means, including, without limitation, the exercise of any rights under any option, warrant, convertible security, pledge or other security interest or similar right to acquire Equity Shares, but shall not include the acquisition of any such rights unless, as a result, the acquiror would be considered a Beneficial Owner or a Constructive Owner. The terms “Acquires” and “Acquisition” shall have correlative meanings.
     “Beneficial Ownership,” when used with respect to ownership of Equity Shares by any Person, shall mean ownership of Equity Shares which are (i) directly owned by such Person, (ii) indirectly owned by such Person for purposes of Section 542(a)(2) of the Code, taking into account the constructive ownership rules of Sections 544 and 856(h)(3) of the Code, as modified by Section 856(h)(1)(B) of the Code or (iii) beneficially owned by such Person pursuant to Rule 13d-3 under the Exchange Act. Whenever a Person Beneficially Owns Equity Shares that are not actually outstanding (e.g., shares issuable upon the exercise of an option or convertible security) (“Option Shares”), then, whenever the Charter requires a determination of the percentage of outstanding shares of a class of Equity Shares Beneficially Owned by that Person, the Option Shares Beneficially Owned by that Person shall also be deemed to be outstanding. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have correlative meanings.
     “Beneficiary” shall mean, with respect to any Excess Shares Trust, one or more organizations described in each of Section 170(b)(1)(A) (other than clauses (vii) and (viii) thereof) and Section 170(c)(2) of the Code that are named by the Company as the beneficiary or beneficiaries of such Excess Shares Trust, in accordance with the provisions of Section 5.7(d).
     “Business Day” shall mean any weekday that is not an official holiday in the State of California.
     “Charter Effective Date” shall mean the date upon which the Charter is accepted for record by the State Department of Assessments and Taxation of Maryland.
     “Constructive Ownership” shall mean ownership of Equity Shares by a Person who is or would be treated as a direct or indirect owner of such Equity Shares through the application of Section 318 of the

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Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Own,” “Constructively Owns” and “Constructively Owned” shall have correlative meanings.
     “Excepted Holder” shall mean a Stockholder of the Company for whom an Excepted Holder Limit is created by the Board of Directors of the Company pursuant to Section 5.6(d)(ii) hereof.
     “Excepted Holder Limit” shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Directors of the Company pursuant to Section 5.6(d)(ii), the ownership limit with respect to the Equity Shares of the Company established by the Board of Directors of the Company pursuant to Section 5.6(d)(ii) for or in respect of such holder.
     “Excess Shares Trust” shall mean any separate trust created and administered in accordance with the terms of Section 5.7 for the exclusive benefit of any Beneficiary.
     “Individual” shall mean (i) an “individual” within the meaning of Section 542(a)(2) of the Code, as modified by Section 544 of the Code and/or (ii) any beneficiary of a “qualified trust” (as defined in Section 856(h)(3)(E) of the Code) which qualified trust is eligible for look-through treatment under Section 856(h)(3)(A) of the Code for purposes of determining whether a REIT is closely held under Section 856(a)(6) of the Code.
     “Market Price” means, until the Equity Shares are Listed, the price per Equity Share at which Equity Shares have been sold if Equity Shares have been sold during the prior quarter pursuant to a registration statement filed with the Securities and Exchange Commission and otherwise a price per Equity Share determined on the basis of a quarterly valuation of the Company’s assets. Upon Listing, Market Price shall mean the average of the Closing Prices for the ten (10) consecutive Trading Days immediately preceding the day as of which Market Price is to be determined (or those days during such ten (10)-day period for which Closing Prices are available). The “Closing Price” on any date shall mean (i) where there exists a public market for the Company’s Equity Shares, the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Equity Shares are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Equity Shares are listed or admitted to trading or, if the Equity Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the Nasdaq Stock Market, Inc. or, if such system is no longer in use, the principal other automated quotation system that may then be in use or (ii) if no public market for the Equity Shares exists, the Market Price will be determined by a single, independent appraiser selected by the Board of Directors of the Company, which appraiser shall appraise the Market Price for such Equity Shares within such guidelines as shall be determined by the Board of Directors of the Company.
     “Non-Transfer Event” shall mean an event other than a purported Transfer that would cause any Person to Beneficially Own or Constructively Own a greater number of Equity Shares than such Person Beneficially Owned or Constructively Owned immediately prior to such event. Non-Transfer Events include, but are not limited to, (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of shares (or of Beneficial Ownership of shares) of Equity Shares or (ii) the sale, transfer, assignment or other disposition of interests in any Person or of any securities or rights convertible into or exchangeable for Equity Shares or for interests in any Person that directly or indirectly results in changes in Beneficial Ownership or Constructive Ownership of Equity Shares.

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     “Ownership Limit” shall mean, with respect to each class or series of Equity Shares, 9.8% (by value) of the outstanding shares of such Equity Shares.
     “Permitted Transferee” shall mean any Person designated as a Permitted Transferee in accordance with the provisions of Section 5.7(h).
     “Prohibited Owner” shall mean, with respect to any purported Transfer or Non-Transfer Event, any Person who is prevented from becoming or remaining the owner of record title to Equity Shares by the provisions of Section 5.7(a).
     “Restriction Termination Date” shall mean the first day on which the Board of Directors of the Company determines that it is no longer in the best interests of the Company to attempt to, or continue to, qualify under the Code as a REIT.
     “Subsidiary” shall mean any direct or indirect subsidiary, whether a corporation, partnership, limited liability company or other entity, of the Company, which may be treated as a “pass-through” entity for federal income tax purposes.
     “Trading Day” shall mean a day on which the principal national securities exchange on which any of the Equity Shares are listed or admitted to trading is open for the transaction of business or, if none of the Equity Shares are listed or admitted to trading on any national securities exchange, any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.
     “Transfer” (as a noun) shall mean any sale, transfer, gift, assignment, devise or other disposition of shares (or of Beneficial Ownership of shares) of Equity Shares (including but not limited to the initial issuance of Common Shares by the Company), whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise. “Transfer” (as a verb) shall have the correlative meaning.
     “Trustee” shall mean any Person or entity, unaffiliated with both the Company and any Prohibited Owner (and, if different than the Prohibited Owner, the Person who would have had Beneficial Ownership of the Equity Shares that would have been owned of record by the Prohibited Owner), designated by the Company to act as trustee of any Excess Shares Trust, or any successor trustee thereof.
          (b) Restriction on Ownership and Transfer.
          (i) Subject to Section 5.6(e), except as provided in Section 5.6(d)(i), from and after the Charter Effective Date and until the Restriction Termination Date, any Transfer of Equity Shares that, if effective, would cause the Company to Constructively Own a 10% or greater ownership interest in a tenant of the Company or in a tenant of any direct or indirect Subsidiary of the Company within the meaning of Section 856(d)(2)(B) of the Code (other than a tenant that is a “taxable REIT subsidiary” (within the meaning of Section 856(l) of the Code) of the Company that satisfies one or more of the exceptions set forth in Section 856(d)(8) of the Code), shall be void ab initio as to the Transfer of that number of Equity Shares that would cause the Company to Constructively Own a 10% or greater ownership interest in a tenant of the Company or in a tenant of any direct or indirect Subsidiary within the meaning of Section 856(d)(2)(B) of the Code (other than a tenant that is a “taxable REIT subsidiary” (within the meaning of Section 856(l) of the Code) of the Company that satisfies one or more of the exceptions set forth in Section 856(d)(8) of the Code), and the intended transferee shall acquire no rights in such Equity Shares.

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          (ii) (A) Except as provided in Section 5.6(d)(ii), from and after the Charter Effective Date and until the Restriction Termination Date, no Person (other than an Excepted Holder) shall Beneficially Own shares of any class or series of Equity Shares in excess of the Ownership Limit and no Excepted Holder shall Beneficially Own shares of any class or series of Equity Shares in excess of the Excepted Holder Limit for such Excepted Holder.
     (B) Subject to Section 5.6(e), except as provided in Section 5.6(d)(ii), from and after the Charter Effective Date and until the Restriction Termination Date, any purported Transfer that, if effective, would result in any Person (other than an Excepted Holder) Beneficially Owning shares of any class or series of Equity Shares in excess of the Ownership Limit shall be void ab initio as to the Transfer of that number of Equity Shares which would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit, and the intended transferee shall acquire no rights in such Equity Shares.
     (C) Subject to Section 5.6(e), except as provided in Section 5.6(d)(ii), from and after the Charter Effective Date and until the Restriction Termination Date, any purported Transfer that, if effective, would result in any Excepted Holder Beneficially Owning shares of any class or series of Equity Shares in excess of the applicable Excepted Holder Limit shall be void ab initio as to the Transfer of that number of Equity Shares which would be otherwise Beneficially Owned by such Excepted Holder in excess of the applicable Excepted Holder Limit established for such Excepted Holder by the Board of Directors of the Company pursuant to Section 5.6(d)(ii), and the intended transferee shall acquire no rights in such Equity Shares.
     (D) Notwithstanding anything to the contrary set forth herein, the provisions of this Section 5.6(b)(ii) shall be applied only insofar as may be necessary to accomplish the intents and purposes of the foregoing.
          (iii) Subject to Section 5.6(e), from and after the Charter Effective Date and until the Restriction Termination Date, any purported Transfer of Equity Shares that, if effective, would result in the Company being “closely held” within the meaning of Section 856(h) of the Code, or otherwise result in the failure of the Company to qualify as a REIT, shall be void ab initio as to the Transfer of that number of Equity Shares that would cause the Company to be “closely held” within the meaning of Section 856(h) of the Code, or otherwise result in the failure of the Company to qualify as a REIT, and the intended transferee shall acquire no rights in such Equity Shares.
          (iv) Subject to Section 5.6(e), from and after the Charter Effective Date and until the Restriction Termination Date, any purported Transfer that, if effective, would result in Equity Shares being beneficially owned by fewer than 100 persons for purposes of Section 856(a)(5) of the Code shall be void ab initio and the intended transferee shall acquire no rights in such Equity Shares.
          (v) Subject to Section 5.6(e), except as provided in Section 5.6(d)(i), from and after the Charter Effective Date and until the Restriction Termination Date, any purported Transfer that, if effective, would (A) cause any Person (other than a “taxable REIT subsidiary” (within the meaning of Section 856(l) of the Code) of the Company) who renders or furnishes services to one or more tenants of the Company or a Subsidiary which are not “related” to the Company within the meaning of Section 856(d)(2)(B)(i) of the Code (determined without regard to the provisions of Section 856(d)(8) of the Code), to be other than an “independent contractor” for purposes of Section 856(d)(3) of the Code, or (B) cause any Person who renders or furnishes services to a “taxable REIT subsidiary” of the Company which leases directly or indirectly from

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the Company a “qualified lodging facility” (within the meaning of Section 856(d)(8)(B) of the Code) to be other than an “eligible independent contractor” within the meaning of Section 856(d)(9) of the Code, shall be void ab initio as to the Transfer of that number of Equity Shares that would cause such Person to be other than an “independent contractor” for purposes of Section 856(d)(3) of the Code or an “eligible independent contractor” within the meaning of Section 856(d)(9) of the Code, as applicable, and the intended transferee shall acquire no rights in such Equity Shares.
          (c) Owners Required to Provide Information.
Until the Restriction Termination Date:
          (i) Every record owner of more than 5%, or such lower percentages as is then required pursuant to regulations under the Code, of the outstanding shares of any class or series of Equity Shares of the Company shall, no later than January 30 of each year, provide to the Company a written statement or affidavit stating the name and address of such record owner, the number of Equity Shares owned by such record owner, and a description of how such shares are held. Each such record owner shall provide to the Company such additional information as the Company may request in order to determine the effect, if any, of such ownership on the Company’s status as a REIT and to ensure compliance with the Ownership Limit.
          (ii) Each Person who is a Beneficial Owner of Equity Shares and each Person (including the stockholder of record) who is holding Equity Shares for a Beneficial Owner shall, within thirty (30) days of receiving written request from the Company therefor, provide to the Company a written statement or affidavit stating the name and address of such Beneficial Owner, the number of Equity Shares Beneficially Owned by such Beneficial Owner, a description of how such shares are held, and such other information as the Company may request in order to determine the Company’s status as a REIT and to ensure compliance with the Ownership Limit.
          (d) Exceptions.
          (i) The Board of Directors of the Company, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence or undertakings acceptable to the Board of Directors of the Company, may, in its sole discretion, waive (prospectively or retroactively) the application of Section 5.6(b)(i) or Section 5.6(b)(v) to a Person subject, as the case may be, to any such limitations on Transfer, provided that (A) the Board of Directors of the Company obtains such representations and undertakings from such Person as are reasonably necessary (as determined by the Board of Directors of the Company), if any, to ascertain that such Person’s Beneficial Ownership or Constructive Ownership of Equity Shares will not now or in the future result in the Company failing to satisfy the gross income limitations provided for in Sections 856(c)(2) and (3) of the Code and (B) insofar as required by the Board of Directors of the Company, such Person agrees in writing that any violation or attempted violation of (1) such other limitation as the Board of Directors of the Company may establish at the time of such waiver with respect to such Person or (2) such other restrictions and conditions as the Board of Directors of the Company may in its sole discretion impose at the time of such waiver with respect to such Person, will result, as of the time of such violation even if discovered after such violation, in the conversion of such shares in excess of the original limit applicable to such Person into Excess Shares pursuant to Section 5.7(a).
          (ii) The Board of Directors of the Company, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence or undertakings

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acceptable to the Board of Directors of the Company, may, in its sole discretion, waive (prospectively or retroactively) the application of the Ownership Limit to a Person otherwise subject to any such limit, provided that (A) the Board of Directors of the Company obtains such representations and undertakings from such Person as are reasonably necessary (as determined by the Board of Directors of the Company), if any, to ascertain that such Person’s Beneficial Ownership or Constructive Ownership of Equity Shares will not now or in the future (1) result in the Company being “closely held” within the meaning of Section 856(h) of the Code, (2) cause the Company to Constructively Own a 10% or greater ownership interest in a tenant of the Company or a Subsidiary within the meaning of Section 856(d)(2)(B) of the Code (other than a “taxable REIT subsidiary” (within the meaning of Section 856(l) of the Code) of the Company that satisfies one or more of the exceptions set forth in Section 856(d)(8) of the Code) and to fail either the 75% gross income test of Section 856(c)(3) of the Code or the 95% gross income test of Section 856(c)(2) of the Code, (3) result in the Equity Shares of the Company being beneficially owned by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code, or (4) cause the Company to receive “impermissible tenant service income” within the meaning of Section 856(d)(7) of the Code, and (B) such Person provides to the Board of Directors of the Company such representations and undertakings, if any, as the Board of Directors of the Company, may in its sole and absolute discretion, require (including, without limitation, an agreement as to a reduced Ownership Limit or Excepted Holder Limit for such Person with respect to the Beneficial Ownership of one or more other classes of Equity Shares not subject to the exception), and, insofar as required by the Board of Directors of the Company, such Person agrees in writing that any violation or attempted violation of (x) such other limitation as the Board of Directors of the Company may establish at the time of such waiver with respect to such Person or (y) such other restrictions and conditions as the Board of Directors of the Company may in its sole discretion impose at the time of such waiver with respect to such Person, will result, as of the time of such violation even if discovered after such violation, in the conversion of such shares in excess of the original limit applicable to such Person into Excess Shares pursuant to Section 5.7(a).
          (iii) The Board of Directors of the Company may only reduce the Excepted Holder Limit for an Excepted Holder (A) with the written consent of such Excepted Holder at any time or (B) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Ownership Limit. Notwithstanding the foregoing, nothing in this Section 5.6(d)(iii) is intended to limit or modify the restrictions on ownership contained in Section 5.6(b)(ii) and the authority of the Board of Directors of the Company under Section 5.6(d)(i).
          (e) Public Market. Notwithstanding any provision to the contrary, nothing in the Charter shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or any automated quotation system. In no event, however, shall the existence or application of the preceding sentence have the effect of deterring or preventing the conversion of Equity Shares into Excess Shares as contemplated herein.
          (f) Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 5.6, including any definition contained in Section 5.6(a) above, the Board of Directors of the Company shall have the power and authority, in its sole discretion, to determine the application of the provisions of this Section 5.6 with respect to any situation based on the facts known to it.
          (g) Remedies Not Limited. Except as set forth in Section 5.6(e) above, nothing contained in this Section 5.6 or Section 5.7 shall limit the authority of the Company to take such other

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action as it deems necessary or advisable to protect the Company and the interests of its stockholders by preservation of the Company’s status as a REIT and to ensure compliance with the Ownership Limit or the Excepted Holder Limit.
     (h) Legend; Notice to Stockholders Upon Issuance or Transfer. Each certificate for Equity Shares shall bear substantially the following legend, or upon issuance or transfer of uncertificated Equity Shares, the Company shall provide the recipient with a notice containing information about the shares purchased or otherwise transferred, in lieu of issuance of a share certificate, in a form substantially similar to the following:
“[The securities represented by this certificate] [The securities issued or transferred] are subject to restrictions on transfer and ownership for the purpose of maintenance of the Company’s status as a real estate investment trust (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”). Except as otherwise provided pursuant to the Charter of the Company, no Person may (i) Beneficially or Constructively Own Common Shares of the Company in excess of 9.8% (by value), (or such greater percent as may be determined by the Board of Directors of the Company) of the outstanding Common Shares; (ii) Beneficially or Constructively Own shares of any series of Preferred Shares of the Company in excess of 9.8% (by value), (or such greater percent as may be determined by the Board of Directors of the Company) of the outstanding shares of such series of Preferred Shares; or (iii) Beneficially or Constructively Own Common Shares or Preferred Shares (of any class or series) which would result in the Company being “closely held” under Section 856(h) of the Code or which otherwise would cause the Company to fail to qualify as a REIT. Any Person who has Beneficial or Constructive Ownership, or who Acquires or attempts to Acquire Beneficial or Constructive Ownership, of Common Shares and/or Preferred Shares in excess of the above limitations must immediately notify the Company in writing or, in the event of a proposed or attempted Transfer or Acquisition or purported change in Beneficial or Constructive Ownership, must give written notice to the Company at least 15 days prior to the proposed or attempted Transfer, transaction or other event. Any purported Transfer of Common Shares and/or Preferred Shares which results in violation of the ownership or transfer limitations set forth in the Company’s Charter shall be void ab initio and the intended transferee shall not have or acquire any rights in such Common Shares and/or Preferred Shares. If the transfer and ownership limitations referred to herein are violated and notwithstanding such violation, shares of any class of Equity Shares would be Beneficially or Constructively Owned by a Person in violation of such ownership or transfer limitations, the Common Shares or Preferred Shares represented hereby will be automatically converted into Excess Shares to the extent of violation of such limitations, and such Excess Shares will be automatically transferred to an Excess Shares Trust, all as provided by the Charter of the Company. All defined terms used in this legend have the meanings identified in the Company’s Charter, as the same may be amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each Stockholder who so requests.”

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     SECTION 5.7 Excess Shares.
          (a) Conversion into Excess Shares.
          (i) If, notwithstanding the other provisions contained in the Charter, from and after the Charter Effective Date and prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event such that any Person (other than an Excepted Holder) would Beneficially Own shares of any class or series of Equity Shares in excess of the Ownership Limit, or such that any Person that is an Excepted Holder would Beneficially Own shares of any class or series of Equity Shares in excess of the applicable Excepted Holder Limit, then, except as otherwise provided in Section 5.6(d), (A) the purported transferee shall be deemed to be a Prohibited Owner and shall acquire no right or interest (or, in the case of a Non-Transfer Event, the Person holding record title to the Equity Shares Beneficially Owned by such Beneficial Owner shall cease to own any right or interest) in such number of Equity Shares the ownership of which by a Beneficial Owner would cause (1) a Person to Beneficially Own shares of any class or series of Equity Shares in excess of the Ownership Limit or (2) an Excepted Holder to Beneficially Own shares of any class or series of Equity Shares in excess of the applicable Excepted Holder Limit, as the case may be, (B) such number of Equity Shares in excess of the Ownership Limit or the applicable Excepted Holder Limit, as the case may be (rounded up to the nearest whole share), shall be automatically converted into an equal number of Excess Shares and transferred to an Excess Shares Trust in accordance with Section 5.7(d) and (C) the Prohibited Owner shall submit the certificates, if any, representing such number of Equity Shares to the Company, accompanied by all requisite and duly executed assignments of transfer thereof, for registration in the name of the Trustee of the Excess Shares Trust. If the Equity Shares that are converted into Excess Shares are not shares of Common Shares, then the Excess Shares into which they are converted shall be deemed to be a separate series of Excess Shares with a designation and title corresponding to the designation and title of the shares that have been converted into the Excess Shares, followed by the words “Excess Shares” in the designation thereof. Such conversion into Excess Shares and transfer to an Excess Shares Trust shall be effective as of the close of trading on the Business Day prior to the date of the purported Transfer or Non-Transfer Event, as the case may be, even though the certificates, if any, representing the Equity Shares so converted may be submitted to the Company at a later date.
          (ii) If, notwithstanding the other provisions contained in the Charter, (A) from and after the Charter Effective Date and prior to the Restriction Termination Date there is a purported Transfer or Non-Transfer Event that, if effective, would result in the Company being “closely held” within the meaning of Section 856(h) of the Code, or otherwise result in the failure of the Company to qualify as a REIT, (B) from and after the Charter Effective Date and prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event that, if effective, would cause the Company to Constructively Own a 10% or greater ownership interest in a tenant of the Company or in a tenant of a Subsidiary for purposes of Section 856(d)(2)(B) of the Code (other than a tenant that is a “taxable REIT Subsidiary” (within the meaning of Section 856(l) of the Code) of the Company that satisfies one or more of the exceptions set forth in Section 856(d)(8) of the Code), (C) from and after the Charter Effective Date and prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event, that, if effective, would result in the Equity Shares being beneficially owned by fewer than 100 persons for purposes of Section 856(a)(5) of the Code, or (D) from and after the Charter Effective Date and prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event that, if effective, would (1) cause any Person (other than a “taxable REIT subsidiary” (within the meaning of Section 856(l) of the Code) of the Company) who renders or furnishes services to one or more tenants of the Company or tenants of a Subsidiary which are not “related”

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to the Company within the meaning of Section 856(d)(2)(B)(i) of the Code (determined without regard to the provisions of Section 856(d)(8) of the Code), to be other than an “independent contractor” for purposes of Section 856(d)(3) of the Code, or (2) cause any Person who renders or furnishes services to a “taxable REIT subsidiary” of the Company which leases, directly or indirectly from the Company, a “qualified lodging facility” within the meaning of Section 856(d)(8)(B) of the Code, to be other than an “eligible independent contractor” within the meaning of Section 856(d)(9) of the Code, then, except to the extent a waiver was obtained with respect to such restriction pursuant to Section 5.6(d), (X) the purported transferee shall be deemed to be a Prohibited Owner and shall acquire no right or interest (or, in the case of a Non-Transfer Event, the Person holding record title of the Equity Shares with respect to which such Non-Transfer Event occurred shall cease to own any right or interest) in such number of Equity Shares, the ownership of which by such purported transferee or record holder would (AA) result in the Company being “closely held” within the meaning of Section 856(h) of the Code, or otherwise result in the failure of the Company to qualify as a REIT, (BB) cause the Company to Constructively Own a 10% or greater ownership interest in a tenant of the Company or in a tenant of a Subsidiary for purposes of Section 856(d)(2)(B) of the Code (other than a “taxable REIT Subsidiary” (within the meaning of Section 856(l) of the Code) of the Company that satisfies one or more of the exceptions set forth in Section 856(d)(8) of the Code), (CC) result in the Equity Shares being beneficially owned by fewer than 100 persons for purposes of Section 856(a)(5) of the Code, or (DD)(1) cause any Person (other than a “taxable REIT subsidiary” (within the meaning of Section 856(l) of the Code) of the Company) who renders or furnishes services to one or more tenants of the Company or tenants of a Subsidiary which are not “related” to the Company within the meaning of Section 856(d)(2)(B)(i) of the Code (determined without regard to the provisions of Section 856(d)(8) of the Code), to be other than an “independent contractor” for purposes of Section 856(d)(3) of the Code, or (2) cause any Person who renders or furnishes services to a “taxable REIT subsidiary” of the Company which leases from the Company, directly or indirectly, a “qualified lodging facility” within the meaning of Section 856(d)(8)(B) of the Code, to be other than an “eligible independent contractor” within the meaning of Section 856(d)(9) of the Code, (Y) such number of Equity Shares (rounded up to the nearest whole share) shall be automatically converted into an equal number of Excess Shares and transferred to an Excess Shares Trust in accordance with Section 5.7(d) and (Z) the Prohibited Owner shall submit certificates, if any, representing such number of Equity Shares to the Company, accompanied by all requisite and duly executed assignments of transfer thereof, for registration in the name of the Trustee of the Excess Shares Trust. If the Equity Shares that are converted into Excess Shares are not Common Shares, then the Excess Shares into which they are converted shall be deemed to be a separate series of Excess Shares with a designation and title corresponding to the designation and title of the shares that have been converted into the Excess Shares, followed by the words “Excess Shares” in the designation thereof. Such conversion into Excess Shares and transfer to an Excess Shares Trust shall be effective as of the close business on the Business Day prior to the date of the purported Transfer or Non-Transfer Event, as the case may be, even though the certificates, if any, representing the Equity Shares so converted may be submitted to the Company at a later date.
          (iii) Upon the occurrence of a conversion of Equity Shares into an equal number of Excess Shares, without any action required by any Person, including the Board of Directors of the Company, such Equity Shares shall be restored to the status of authorized but unissued shares of the particular class or series of Equity Shares that was converted into Excess Shares and may be reissued by the Company as that particular class or series of Equity Shares.
          (b) Remedies for Breach. If the Company, or its designees, shall at any time determine in good faith that a Transfer has taken place in violation of Section 5.6(b) or that a Person

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intends to Acquire or has attempted to Acquire Beneficial Ownership or Constructive Ownership of any Equity Shares in violation of Section 5.6(b), the Company shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or Acquisition, including, but not limited to, refusing to give effect to such Transfer on the stock transfer books of the Company or instituting proceedings to enjoin such Transfer or Acquisition, but the failure to take any such action shall not affect the automatic conversion of Equity Shares into Excess Shares and their transfer to an Excess Shares Trust in accordance with Section 5.7(a) and Section 5.7(d).
          (c) Notice of Restricted Transfer. Any Person who Acquires or attempts to Acquire Equity Shares in violation of Section 5.6(b), or any Person who owned Equity Shares that were converted into Excess Shares and transferred to an Excess Shares Trust pursuant to Sections 5.7(a) and 5.7(d), shall immediately give written notice to the Company, or, in the event of a proposed or attempted Transfer, Acquisition or purported change in Beneficial Ownership or Constructive Ownership, shall give at least fifteen (15) days prior written notice to the Company, of such event and shall provide to the Company such other information as the Company, in its sole discretion, may request in order to determine the effect, if any, of such Transfer, Acquisition, or Non-Transfer Event, as the case may be, on the Company’s status as a REIT.
          (d) Ownership in Excess Shares Trust. Upon any purported Transfer, Acquisition, or Non-Transfer Event that results in Excess Shares pursuant to Section 5.7(a), such Excess Shares shall be automatically and by operation of law transferred to one or more Trustees as trustee of one or more Excess Shares Trusts to be held for the exclusive benefit of one or more Beneficiaries. Any conversion of Equity Shares into Excess Shares and transfer to an Excess Shares Trust shall be effective as of the close of business on the Business Day prior to the date of the purported Transfer, Acquisition or Non-Transfer Event that results in the conversion. Excess Shares so held in trust shall remain issued and outstanding shares of capital stock of the Company.
          (e) Dividend Rights. Each Excess Share shall be entitled to the same dividends and distributions (as to both timing and amount) as may be authorized by the Board of Directors of the Company with respect to shares of the same class and series as the Equity Shares that were converted into such Excess Shares. The Trustee, as record holder of the Excess Shares, shall be entitled to receive all dividends and distributions and shall hold all such dividends and distributions in trust for the benefit of the Beneficiary. The Prohibited Owner with respect to such Excess Shares shall repay to the Excess Shares Trust the amount of any dividends or distributions received by it (i) that are attributable to any Equity Shares that have been converted into Excess Shares and (ii) which were distributed by the Company to stockholders of record on a record date which was on or after the date that such shares were converted into Excess Shares. The Company shall have the right to take all measures that it determines reasonably necessary to recover the amount of any such dividend or distribution paid to a Prohibited Owner, including, if necessary, withholding any portion of future dividends or distributions payable on Equity Shares Beneficially Owned by the Person who, but for the provisions of Sections 5.6 and 5.7, would Constructively Own or Beneficially Own the Equity Shares that were converted into Excess Shares; and, as soon as reasonably practicable following the Company’s receipt or withholding thereof, shall pay over to the Excess Shares Trust for the benefit of the Beneficiary the dividends so received or withheld, as the case may be.
          (f) Rights upon Liquidation. In the event of any voluntary or involuntary liquidation of, or winding up of, or any distribution of the Assets of, the Company, each holder of Excess Shares shall be entitled to receive, ratably with each holder of Equity Shares of the same class and series as the shares which were converted into such Excess Shares and other holders of such Excess Shares, that portion of the assets of the Company that is available for distribution to the holders of such Equity Shares. The Excess Shares Trust shall distribute to the Prohibited Owner the amounts received upon such

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liquidation, dissolution, winding up or distribution; provided, however, that the Prohibited Owner shall not be entitled to receive amounts in excess of the lesser of, in the case of a purported Transfer or Acquisition in which the Prohibited Owner gave value for Equity Shares and which Transfer or Acquisition resulted in the conversion of the shares into Excess Shares, the product of (i) the price per share, if any, such Prohibited Owner paid for the Equity Shares and (ii) the number of Equity Shares which were so converted into Excess Shares and held by the Excess Shares Trust, and, in the case of a Non-Transfer Event or purported Transfer or Acquisition in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or purported Transfer or Acquisition, as the case may be, resulted in the conversion of the shares into Excess Shares, the product of (x) the price per share equal to the Market Price for the shares that were converted into such Excess Shares on the date of such Non-Transfer Event or purported Transfer or Acquisition and (y) the number of Equity Shares which were so converted into Excess Shares. Any remaining amount in such Excess Shares Trust shall be distributed to the Beneficiary; provided, however, that in the event of any voluntary or involuntary liquidation of, or winding up of, or any distribution of the Assets of, the Company that occurs during the period in which the Company has the right to accept the offer to purchase Excess Shares under Section 5.7(j) hereof (but with respect to which the Company has not yet accepted such offer), then (i) the Company shall be deemed to have accepted such offer immediately prior to the time at which the liquidating distribution is to be determined for the holders of Equity Shares of the same class and series as the shares which were converted into such Excess Shares (or such earlier time as is necessary to permit such offer to be accepted) and to have simultaneously purchased such shares at the price per share set forth in Section 5.7(j), (ii) the Prohibited Owner with respect to such Excess Shares shall receive in connection with such deemed purchase the compensation amount set forth in Section 5.7(i) (as if such shares were purchased by the Company directly from the Excess Shares Trust), (iii) the amount, if any, by which the deemed purchase price exceeds such compensation amount shall be distributed to the Beneficiary and (iv) accordingly, any amounts that would have been distributed with respect to such Excess Shares in such liquidation, winding-up or distribution (if such deemed purchase had not occurred) in excess of the deemed purchase price shall be distributed to the holders of the Equity Shares and holders of Excess Shares resulting from the conversion of such Equity Shares entitled to such distribution.
          (g) Voting Rights. The holders of Excess Shares shall not be entitled to voting rights with respect to such shares. Any vote by a Prohibited Owner as a purported holder of Equity Shares prior to the discovery by the Company that such Equity Shares have been converted into Excess Shares shall, subject to applicable law, be rescinded and shall be void ab initio with respect to such Excess Shares; provided, however, that if the Company has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind such vote.
          (h) Designation of Permitted Transferee.
          (i) As soon as practicable after the Trustee acquires Excess Shares, but in an orderly fashion so as not to materially adversely affect the price of Common Shares, the Trustee shall designate one or more Persons as Permitted Transferees and sell to such Permitted Transferees any Excess Shares held by the Trustee; provided, however, that (A) any Permitted Transferee so designated purchases for valuable consideration (whether in a public or private sale) the Excess Shares and (B) any Permitted Transferee so designated may acquire such Excess Shares without violating any of the restrictions set forth in Section 5.6(b) (assuming for this purpose the automatic conversion of such Excess Shares into Equity Shares pursuant to clause (ii) below) and without such acquisition resulting in the re-conversion of the Equity Shares underlying the Excess Shares so acquired into Excess Shares and the transfer of such shares to an Excess Shares Trust pursuant to Sections 5.7(a) and 5.7(d). The Trustee shall have the exclusive and absolute right to designate Permitted Transferees of any and all Excess Shares. Prior to any

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transfer by the Trustee of Excess Shares to a Permitted Transferee, the Trustee shall give not less than five (5) Business Days’ prior written notice to the Company of such intended transfer to enable the Company to determine whether to exercise or waive its purchase rights under Section 5.7(j). No such transfer by the Trustee of Excess Shares to a Permitted Transferee shall be consummated unless the Trustee has received a written waiver of the Company’s purchase rights under Section 5.7(j).
          (ii) Upon the designation by the Trustee of a Permitted Transferee and compliance with the provisions of this Section 5.7(h), the Trustee shall cause to be transferred to the Permitted Transferee the Excess Shares acquired by the Trustee pursuant to Section 5.7(d). Upon such transfer of Excess Shares to the Permitted Transferee, such Excess Shares shall be automatically converted into an equal number of Equity Shares of the same class and series as the Equity Shares which were converted into such Excess Shares. Upon the occurrence of such a conversion of Excess Shares into an equal number of Equity Shares, such Excess Shares, without any action required by the Board of Directors of the Company, shall thereupon be restored to the status of authorized but unissued Excess Shares and may be reissued by the Company as Excess Shares. The Trustee shall (A) cause to be recorded on the stock transfer books of the Company that the Permitted Transferee is the holder of record of such number of Equity Shares, and (B) distribute to the Beneficiary any and all amounts held with respect to such Excess Shares after making payment to the Prohibited Owner pursuant to Section 5.7(i).
          (iii) If the Transfer of Excess Shares to a purported Permitted Transferee would or does violate any of the transfer restrictions set forth in Section 5.6(b) (assuming for this purpose the automatic conversion of such Excess Shares into Equity Shares pursuant to clause (ii) above), such Transfer shall be void ab initio as to that number of Excess Shares that cause the violation of any such restriction when such shares are converted into Equity Shares (as described in clause (ii) above) and the purported Permitted Transferee shall be deemed to be a Prohibited Owner and shall acquire no rights in such Excess Shares or Equity Shares. Such Equity Shares shall be automatically re-converted into Excess Shares and transferred to the Excess Shares Trust from which they were originally Transferred. Such conversion and transfer to the Excess Shares Trust shall be effective as of the close of trading on the Business Day prior to the date of the Transfer to the purported Permitted Transferee and the provisions of this Section 5.7 shall apply to such shares, including, without limitation, the provisions of Sections 5.7(h) through 5.7(j) with respect to any future Transfer of such shares by the Excess Shares Trust.
          (i) Compensation to Record Holder of Equity Shares That Are Converted into Excess Shares. Any Prohibited Owner shall be entitled (following acquisition of the Excess Shares and subsequent designation of and sale of Excess Shares to a Permitted Transferee in accordance with Section 5.7(h) or following the acceptance of the offer to purchase such shares in accordance with Section 5.7(j)) to receive from the Trustee following the sale or other disposition of such Excess Shares the lesser of (i)(A) in the case of a purported Transfer or Acquisition in which the Prohibited Owner gave value for Equity Shares and which Transfer or Acquisition resulted in the conversion of such shares into Excess Shares, the product of (1) the price per share, if any, such Prohibited Owner paid for the Equity Shares and (2) the number of Equity Shares which were so converted into Excess Shares and (B) in the case of a Non-Transfer Event or purported Transfer or Acquisition in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or purported Transfer or Acquisition, as the case may be, resulted in the conversion of such shares into Excess Shares, the product of (1) the price per share equal to the Market Price for the shares that were converted into such Excess Shares on the date of such Non-Transfer Event or purported Transfer or Acquisition and (2) the number of Equity Shares which were so converted into Excess Shares, (ii) the proceeds received by the Trustee from the sale or other disposition of such Excess Shares in accordance

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with Section 5.7(h) or Section 5.7(j) or (iii) the pro-rata amount of such Prohibited Owner’s initial capital investment in the Company properly allocated to such Excess Shares (determined by multiplying the Prohibited Owner’s total initial capital investment in the Company by a fraction, the numerator of which is the number of shares of the Prohibited Owner’s Equity Shares converted into such Excess Shares and the denominator of which is the total number of Equity Shares held (or purported to be held) by the Prohibited Owner immediately prior to such conversion (including the shares so converted)). Any amounts received by the Trustee in respect of such Excess Shares that is in excess of such amounts to be paid to the Prohibited Owner pursuant to this Section 5.7(i) shall be distributed to the Beneficiary. Each Beneficiary and Prohibited Owner shall be deemed to have waived and, if requested, shall execute a written confirmation of the waiver of, any and all claims that it may have against the Trustee and the Excess Shares Trust arising out of the disposition of Excess Shares, except for claims arising out of the gross negligence or willful misconduct of such Trustee or any failure to make payments in accordance with this Section 5.7 by such Trustee.
          (j) Purchase Right in Excess Shares. Excess Shares shall be deemed to have been offered for sale to the Company or its designee, at a price per share equal to the lesser of (i) the price per share of Equity Shares in the transaction that created such Excess Shares (or, in the case of a Non-Transfer Event, Transfer or Acquisition in which the Prohibited Owner did not give value for the shares (e.g., if the shares were received through a gift or devise), the Market Price for the shares that were converted into such Excess Shares on the date of such Non-Transfer Event, Transfer or Acquisition or (ii) the Market Price for the shares that were converted into such Excess Shares on the date the Company, or its designee, accepts such offer. The Company shall have the right to accept such offer for a period of ninety (90) days following the later of (x) the date of the Acquisition, Non-Transfer Event or purported Transfer which results in such Excess Shares or (y) the first to occur of (A) the date the Board of Directors of the Company first determined that an Acquisition, Transfer or Non-Transfer Event resulting in Excess Shares has occurred and (B) the date that the Company received a notice of such Acquisition, Transfer or Non-Transfer Event pursuant to Section 5.7(c).
          (k) Nothing in this Section 5.7 shall limit the authority of the Board of Directors of the Company to take such other action as it deems necessary or advisable to protect the Company and the interests of its Stockholders in preserving the Company’s status as a REIT.
     SECTION 5.8 Severability. If any provision of this Article V or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions of this Article V shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.
     SECTION 5.9 Waiver. The Company shall have authority at any time to waive the requirements that Excess Shares be issued or be deemed outstanding in accordance with the provisions of this Article V if the Company determines, based on an opinion of nationally recognized tax counsel, that the issuance of such Excess Shares or the fact that such Excess Shares are deemed to be outstanding, would jeopardize the status of the Company as a REIT (as that term is defined in Section 1.5).
     SECTION 5.10 Enforcement. The Company is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article V.

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ARTICLE VI
STOCKHOLDERS
     SECTION 6.1 Meetings of Stockholders. There shall be an annual meeting of the Stockholders, to be held at such time and place as shall be determined by or in the manner prescribed in the Bylaws, at which the Directors shall be elected and any other proper business may be conducted. A plurality of all the votes cast at a meeting of Stockholders duly called and at which a quorum is present shall be sufficient to elect a Director. A quorum shall be the holders of 50% or more of the then outstanding Equity Shares entitled to vote. Special meetings of Stockholders may be called in the manner provided in the Bylaws. If there are no Directors, the officers of the Company shall promptly call a special meeting of the Stockholders entitled to vote for the election of successor Directors. Any meeting may be adjourned and reconvened as the Directors determine or as provided by the Bylaws.
     SECTION 6.2 Voting Rights of Stockholders. Subject to the provisions of any class or series of Equity Shares then outstanding and the mandatory provisions of any applicable laws or regulations, the Stockholders shall be entitled to vote only on the following matters: (a) election or removal of Directors as provided in Sections 6.1, 2.3 and 2.4 hereof; (b) amendment of the Charter as provided in Section 8.1 hereof; (c) dissolution of the Company as provided in Article IX hereof; (d) merger, consolidation or sale or other disposition of all or substantially all of the Company Property, as provided in Section 8.2 hereof; and (e) termination of the Company’s status as a REIT under the REIT Provisions of the Code, as provided in Section 3.2(x) hereof. Except with respect to the foregoing matters, no action taken by the Stockholders at any meeting shall in any way bind the Directors.
     SECTION 6.3 Right of Inspection. Stockholders or their designated representatives shall be permitted access to the Company’s records in accordance with Sections 2-512 and 2-513 of the MGCL.
     SECTION 6.4 Reports. The Directors shall take reasonable steps to ensure that the Company shall cause to be prepared and mailed or delivered to each Stockholder as of a record date after the end of the fiscal year and each holder of other publicly held securities of the Company an annual report for each fiscal year in accordance with the requirements of the Securities and Exchange Commission.
ARTICLE VII
LIMITATION OF STOCKHOLDER LIABILITY; INDEMNIFICATION; EXPRESS EXCULPATORY
CLAUSES IN INSTRUMENTS; TRANSACTIONS WITH AFFILIATES
     SECTION 7.1 Limitation of Stockholder Liability. No Stockholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Company by reason of his being a Stockholder, nor shall any Stockholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the Company Property or the affairs of the Company by reason of his being a Stockholder.
     SECTION 7.2 Indemnification. The Company shall be obligated, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to: (a) any individual who is a present or former director or officer of the Company or (b) any individual who, while a director or officer of the Company and at the request of the Company, serves or has served as a director, officer, partner or trustee of another corporation, REIT, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity. The Company shall have the power, with the

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approval of the Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Company in any of the capacities described in (a) or (b) above and to any employee or agent of the Company or a predecessor of the Company.
     SECTION 7.3 Express Exculpatory Clauses In Instruments. Neither the Stockholders nor the Directors, officers, employees or agents of the Company shall be liable under any written instrument creating an obligation of the Company by reason of their being Stockholders, Directors, officers, employees or agents of the Company, and all Persons shall look solely to the Company Property for the payment of any claim under or for the performance of that instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any Stockholder, Director, officer, employee or agent liable thereunder to any third party, nor shall the Directors or any officer, employee or agent of the Company be liable to anyone as a result of such omission.
     SECTION 7.4 Transactions with Affiliates. The Company may engage in transactions with any Affiliates, subject to any express restrictions adopted by the Directors in the Bylaws or by resolution, and further subject to the disclosure and ratification requirements of Section 2-419 of the MGCL and other applicable law.
ARTICLE VIII
AMENDMENT; MERGER, CONSOLIDATION OR SALE OF COMPANY PROPERTY
     SECTION 8.1 Amendment.
          (a) Except for amendments to those provisions of Article II, Section 2.4 of the Charter requiring a vote of at least two-thirds (2/3) of the Equity Shares entitled to vote in the election of directors to remove a director, and except for those amendments permitted to be made without stockholder approval under Maryland law or by specific provisions of the Charter, any amendment to the Charter shall be valid only if declared advisable by the Board of Directors and approved by the affirmative vote of a majority of all the votes entitled to be cast on the matter.
          (b) The Board of Directors, by a majority vote of the entire Board and without any action by the Stockholders of the Company, may amend the Charter from time to time to increase or decrease the aggregate number of authorized Equity Shares or the number of shares of stock of any class or series that the Company has authority to issue. In addition, the Board of Directors may amend the Charter by a majority vote of the entire Board and without any action by the Stockholders to the fullest extent so provided by the MGCL including, but not limited to, Section 2-605 of the MGCL.
     SECTION 8.2 Merger, Consolidation or Sale of Company Property. Subject to the provisions of any class or series of Equity Shares at the time outstanding, the Board of Directors shall have the power to (i) merge the Company with or into another entity, (ii) consolidate the Company with one (1) or more other entities into a new entity, (iii) sell or otherwise dispose of all or substantially all of the Company Property, or (iv) dissolve or liquidate the Company; provided, however, that such action shall have been approved, at a meeting of the Stockholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the Equity Shares then outstanding and entitled to vote thereon.

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ARTICLE IX
DURATION OF COMPANY
     SECTION 9.1 The Company automatically will terminate and dissolve on December 31, 2007, will undertake orderly liquidation and Sales of Company assets and will distribute any Net Sales Proceeds to Stockholders, unless Listing occurs, in which event the Company shall continue perpetually unless dissolved pursuant to the provisions contained herein or pursuant to any applicable provision of the MGCL.
     SECTION 9.2 Dissolution of the Company by Stockholder Vote. Subject to applicable law, the Company may be dissolved at any time, provided that such action has been approved by the affirmative vote of the holders of at least a majority of the outstanding Equity Shares entitled to vote thereon.
ARTICLE X
LIMITATION OF LIABILITY
     To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no present or former director or officer of the Company shall be liable to the Company or its Stockholders for money damages. Neither the amendment nor repeal of this Article X, nor the adoption or amendment of any other provision of the Charter or Bylaws inconsistent with this Article X, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.
ARTICLE XI
MISCELLANEOUS
     SECTION 11.1 Governing Law. These Articles of Amendment and Restatement are executed by the undersigned Directors and delivered in the State of Maryland with reference to the laws thereof, and the rights of all parties and the validity, construction and effect of every provision hereof shall be subject to and construed according to the laws of the State of Maryland without regard to conflicts of laws provisions thereof.
     SECTION 11.2 Reliance by Third Parties. Any certificate shall be final and conclusive as to any persons dealing with the Company if executed by an individual who, according to the records of the Company or of any recording office in which the Charter may be recorded, appears to be the Secretary or an Assistant Secretary of the Company or a Director, and if certifying to: (i) the number or identity of Directors, officers of the Company or Stockholders; (ii) the due authorization of the execution of any document; (iii) the action or vote taken, and the existence of a quorum, at a meeting of the Directors or Stockholders; (iv) a copy of the Charter or of the Bylaws as a true and complete copy as then in force; (v) an amendment to the Charter; (vi) the dissolution of the Company; or (vii) the existence of any fact or facts which relate to the affairs of the Company. No purchaser, lender, transfer agent or other person shall be bound to make any inquiry concerning the validity of any transaction purporting to be made on behalf of the Company by the Directors or by any duly authorized officer, employee or agent of the Company.

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     SECTION 11.3 Provisions in Conflict with Law or Regulations.
          (a) The provisions of the Charter are severable, and if the Board of Directors shall determine that any one or more of such provisions are in conflict with the REIT Provisions of the Code, or other applicable federal or state laws, the conflicting provisions shall be deemed never to have constituted a part of the Charter, even without any amendment of the Charter pursuant to Section 8.1 hereof; provided, however, that such determination by the Board of Directors shall not affect or impair any of the remaining provisions of the Charter or render invalid or improper any action taken or omitted prior to such determination.
          (b) If any provision of the Charter shall be held invalid or unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of the Charter in any jurisdiction.
     SECTION 11.4 Construction. In the Charter, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include both genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of the Charter.
     SECTION 11.5 Recordation. The Charter and any amendment hereto shall be filed for record with the State Department of Assessments and Taxation of Maryland and may also be filed or recorded in such other places as the Directors deem appropriate, but failure to file for record the Charter or any amendment hereto in any office other than in the State of Maryland shall not affect or impair the validity or effectiveness of the Charter or any amendment hereto. A restated Charter shall, upon filing, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration of Trust and the various amendments thereto.
* * * * * * * * * *
     THIRD: The amendment to and restatement of the Charter as hereinabove set forth have been duly advised by the Board of Directors and approved by the Stockholders of the Company as required by law.
     FOURTH: The current address of the principal office of the Company in the State of Maryland and the name and address of the Company’s current registered agent are as set forth in Article I, Section 1.2 of the foregoing amendment and restatement of the Charter.
     FIFTH: The number of Directors of the Company and the names of those currently in office are as set forth in Article II, Section 2.3 of the foregoing amendment and restatement of the Charter.

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     SIXTH: THE UNDERSIGNED, Chief Executive Officer of CNL Hotels & Resorts, Inc., hereby acknowledges the foregoing Articles of Amendment and Restatement to be the corporate act of said Company and as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer acknowledges, that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects, and that this statement is made under the penalties for perjury.
     IN WITNESS WHEREOF, the Company has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its Chief Executive Officer and attested to by its Secretary on this day of , 2006.

ATTEST:	CNL HOTELS & RESORTS, INC.

By:

Greerson G. McMullen		Thomas J. Hutchison III
Secretary		Chief Executive Officer

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APPENDIX B-2
ARTICLES OF AMENDMENT AND RESTATEMENT
OF
CNL HOTELS & RESORTS, INC.
     CNL Hotels & Resorts, Inc., a Maryland corporation having its principal office at 300 East Lombard Street, Baltimore, Maryland 21202 (hereinafter, the “Company”), hereby certifies to the State Department of Assessments and Taxation of ~~the State of~~ Maryland, that:
     FIRST: The Company desires to amend and restate its ~~articles of incorporation~~charter as currently in effect.
     SECOND: The provisions of the ~~Amended and Restated Articles of Incorporation dated July 8, 1997, as amended, which are~~charter now in effect and as amended hereby in accordance with the Maryland General Corporation Law (the “MGCL”), are as follows:
ARTICLES OF AMENDMENT AND RESTATEMENT
OF
CNL HOTELS & RESORTS, INC.
* * * * * * * * * *
ARTICLE I
THE COMPANY; DEFINITIONS
     SECTION 1.1 Name. The name of the corporation (the “Company”) is:
CNL Hotels & Resorts, Inc.
     ~~So far as may be practicable, the business of the Company shall be conducted and transacted under that name, which name (and the word “Company” wherever used in these Articles of Amendment and Restatement of CNL Hotels & Resorts, Inc. (these “Articles of Incorporation”), except where the context otherwise requires) shall refer to the Directors collectively but not individually or personally and shall not refer to the Stockholders or to any officers, employees or agents of the Company or of such Directors.~~
     ~~Under circumstances in which the Directors determine that the use of the name “CNL Hotels & Resorts, Inc.” is not practicable, they may use any other designation or name for the Company.~~
     SECTION 1.2 Resident Agent. The name and address of the resident agent ~~for service of process~~ of the Company in the State of Maryland is The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The resident agent is a Maryland corporation. The Company’s principal office address in the State of Maryland is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. ~~The Company may have such principal office within the State of Maryland as the Directors may from time to time determine.~~ The Company may also have such other offices or places of business within or without the State of Maryland as the Board of Directors may from time to time determine.

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     SECTION 1.3 Nature of Company. The Company is a Maryland corporation within the meaning of the MGCL.
     SECTION 1.4 Purposes. The purposes for which the Company is formed are to ~~conduct~~ engage in any ~~business~~ lawful act or activity for which corporations may be organized under the laws of the State of Maryland as now or hereafter permitted by such laws including, but not limited to, the following: (i) to acquire, hold, own, develop, construct, improve, maintain, operate, sell, lease, transfer, encumber, convey, exchange and otherwise dispose of ~~or~~, deal with or invest in real and personal property; (ii) to engage in the business of offering ~~furniture, fixture, and equipment financing to operators of Restaurant Chains and Hotel Chains; (iii) to engage in the business of offering~~ financing, including mortgage financing secured by Real Property; and (~~iv~~iii) to enter into any partnership, ~~joint venture~~ Joint Venture or other similar arrangement to engage in any of the foregoing.
     SECTION 1.5 Definitions. As used in~~these Articles of Incorporation~~ the Charter, the following terms shall have the following meanings unless the context otherwise requires (certain other terms used in Article ~~VII~~V hereof are defined in Section~~7.6~~5.6(a) hereof):
     “~~Acquisition Expenses” means any and all expenses incurred by the Company, the Advisor, or any Affiliate of either in connection with the selection or acquisition of any Property or the making of any Mortgage Loan, whether or not acquired, including, without limitation, legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, and title insurance.~~
     “~~Acquisition Fees” means any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person or entity to any other Person or entity (including any fees or commissions paid by or to any Affiliate of the Company or the Advisor) in connection with making or investing in Mortgage Loans or the purchase, development or construction of a Property, including, without limitation, real estate commissions, acquisition fees, finder’s fees, selection fees, development fees, construction fees, nonrecurring management fees, consulting fees, loan fees, points, the Secured Equipment Lease Servicing Fee, or any other fees or commissions of a similar nature. Excluded shall be development fees and construction fees paid to any Person or entity not affiliated with the Advisor in connection with the actual development and construction of any Property.~~
      ~~“Advisor” or “Advisors” means the Person or Persons, if any, appointed, employed or contracted with by the Company pursuant to Section 4.1 hereof and responsible for directing or performing the day-to-day business affairs of the Company, including any Person to whom the Advisor subcontracts substantially all of such functions.~~
      ~~“Advisory Agreement” means the agreement between the Company and the Advisor pursuant to which the Advisor will direct or perform the day-to-day business affairs of the Company.~~

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     An “Affiliate” of, or ~~“Affiliated” means, as to any individual, corporation, partnership, trust or other association (other than the Excess Shares Trust), (i) any Person or entity~~ a Person “Affiliated” with, a specified Person, is a Person that directly, or indirectly through one or more intermediaries ~~controlling~~, controls or is controlled by, or is under common control with ~~another Person or entity; (ii) any Person or entity, directly or indirectly owning, controlling, or holding with power to vote ten percent (10%) or more of the outstanding voting securities of another Person or entity; (iii) any officer, director, partner or trustee of such Person or entity; (iv) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with power to vote, by such other Person; and (v) if such other Person or entity is an officer, director, partner, or trustee of a Person or entity, the Person or entity for which such Person or entity acts in any such capacity.~~
     ~~“Asset Management Fee” means the fee payable to the Advisor for day-to-day professional management services in connection with the Company and its investments in Properties, and Mortgage Loans pursuant to the Advisory Agreement.~~
     ~~“Assets” means Properties, Mortgage Loans and Secured Equipment Leases, collectively.”Average Invested Assets” means, for a specified period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.~~ , the Person specified.
     “Bylaws” means the bylaws of the Company, as the same are in effect and may be amended from time to time.
     “Charter” means these Articles of Amendment and Restatement, as amended and supplemented from time to time.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. ~~Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time~~
     “Common Shares” means the common stock, par value $0.01 per share, of the Company that may be issued from time to time in accordance with the terms of the Charter and applicable law, as described in Section 5.2(b) hereof.
     “Company Property” or “Assets” means any and all ~~property~~Properties, Loans and other Permitted Investments of the Company, real, personal or otherwise, tangible or intangible, ~~including Secured Equipment Leases and Mortgage Loans, which is~~which are transferred or conveyed to the Company (including all rents, income, profits and gains therefrom), which ~~is~~are owned or held by, or for the account of, the Company.

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     “~~Competitive Real Estate Commission” means a real estate or brokerage commission for the purchase or sale of property which is reasonable, customary, and competitive in light of the size, type, and location of the property. The total of all real estate commissions paid by the Company to all Persons (including the subordinated real estate disposition fee payable to the Advisor) in connection with any Sale of one or more of the Company’s Properties shall not exceed the lesser of (i) a Competitive Real Estate Commission or (ii) six percent (6%) of the gross sales price of the Property or Properties.”~~Directors,” “Board of Directors” or “Board” means, collectively, the individuals named in Section ~~2.4 of these Articles of Incorporation~~2.3 of the Charter so long as they continue in office and all other individuals who have been duly elected and qualify as ~~Directors~~directors of the Company hereunder.
     “Distributions” means any ~~distributions~~distribution of money or other property, pursuant to Section ~~7.2~~5.2(d) hereof, by the Company to owners of Equity Shares, including distributions that may constitute a return of capital for federal income tax purposes. ~~The Company will make no distributions other than distributions of money or readily marketable securities unless the requirements of Section 7.2(d) hereof are satisfied.”Equipment” shall mean the furniture, fixtures and equipment used at Restaurant Chains and Hotel Chains.~~
     “Equity Shares” means shares of capital stock of the Company of any class or series (other than Excess Shares). The use of the term “Equity Shares” or any term defined by reference to the term “Equity Shares” shall refer to the particular class or series of capital stock of the Company which is appropriate under the context.
     “~~Gross Proceeds” means the aggregate purchase price of all Shares sold for the account of the Company, without deduction for Selling Commissions, volume discounts, the marketing support and due diligence expense reimbursement fee or Organizational and Offering Expenses. For the purpose of computing Gross Proceeds, the purchase price of any Share for which reduced Selling Commissions are paid to the Managing Dealer or a Soliciting Dealer (where net proceeds to the Company are not reduced) shall be deemed to be the full offering price of the Shares.~~
      ~~“Hotel Chains” means the national and regional hotel chains, primarily limited service, extended stay and full service hotel chains, to be selected by the Advisor, and who themselves or their franchisees will either (i) lease Properties purchased by the Company, (ii) become borrowers under Mortgage Loans, or (iii) become lessees or borrowers of Secured Equipment Leases.~~
     ~~“Independent Director” means a Director who is not, and within the last two (2) years has not been, directly or indirectly associated with the Advisor by virtue of (i) ownership of an interest in the Advisor or its Affiliates, (ii) employment by the Advisor or its Affiliates, (iii) service as an officer or director of the Advisor or its Affiliates, (iv) performance of services, other than as a Director, for the Company, (v) service as a director or trustee of more than three (3) real estate investment trusts advised by the Advisor, or (vi) maintenance of a material business or professional relationship with the Advisor or any of its Affiliates. An indirect relationship shall include circumstances in~~

B-2-4

~~which a Director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with the Advisor, any of its Affiliates or the Company. A business or professional relationship is considered material if the gross revenue derived by the Director from the Advisor and Affiliates exceeds five percent (5%) of either the Director’s annual gross revenue during either of the last two (2) years or the Director’s net worth on a fair market value basis.~~
     ~~“Independent Expert” means a Person or entity with no material current or prior business or personal relationship with the Advisor or the Directors and who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company.~~
      ~~“Initial Public Offering” means the offering and sale of Equity Shares of the Company pursuant to the Company’s first effective registration statement covering such Common Shares filed under the Securities Act of 1933, as amended.~~
     ~~“Invested Capital” means the amount calculated by multiplying the total number of Shares purchased by Stockholders by the issue price, reduced by the portion of any Distribution that is attributable to Net Sales Proceeds and by any amounts paid by the Company to repurchase Shares pursuant to the Company’s plan for redemption of Shares.~~
     “Excess Shares” means the excess stock, par value $0.01 per share, of the Company, as described in Section 5.7 hereof.
     “Joint Ventures” means those joint venture or general partnership arrangements in which the Company is a co-venturer or general partner which are established to acquire Properties.
     ~~“Leverage” means the aggregate amount of indebtedness of the Company for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.”Line of Credit” means one or more lines of credit in an aggregate amount up to $350,000,000 (or such greater amount as shall be approved by the Board of Directors), the proceeds of which will be used to acquire Properties and make Mortgage Loans and Secured Equipment Leases and for any other authorized purpose.~~ and/or make Loans or other Permitted Investments.
     ~~“~~“Listing~~”~~” means the listing of the Common Shares of the Company on a national securities exchange or over-the-counter market.
     ~~“Managing Dealer” means CNL Securities Corp., an Affiliate of the Advisor, or such other Person or entity selected by the Board of Directors to act as the managing dealer for the offering. CNL Securities Corp. is a member of the National Association of Securities Dealers, Inc.~~Loans” means mortgage loans and other types of debt financing provided by the Company.
     “MGCL” means the Maryland General Corporation Law as contained in Titles 1 through 3 of the Corporations and Associations Article of the Annotated Code of Maryland~~.”Mortgage Loans” means, in connection with mortgage financing provided by the Company, notes or~~

B-2-5

 ~~other evidences of indebtedness or obligations which are secured or collateralized by real estate owned by the borrowers.~~
     “Mortgages” means mortgages, deeds of trust or other security interests on or applicable to Real Property.
     ~~“NASAA REIT Guidelines” means the guidelines for Real Estate Investment Trusts published by the North American Securities Administrators Association.~~
     ~~“Net Assets” means the total assets of the Company (other than intangibles), at cost, before deducting depreciation or other non-cash reserves, less total liabilities, calculated quarterly by the Company on a basis consistently applied.~~
     ~~“Net Income” means for any period, the total revenues applicable to such period, less the total expenses applicable to such period excluding additions to reserves for depreciation, bad debts or other similar non-cash reserves; provided, however, Net Income for purposes of calculating total allowable Operating Expenses shall exclude the gain from the sale of the Company’s assets.~~
     “Net Sales Proceeds” means in the case of a transaction described in clause (i)(A) of the definition of Sale, the proceeds of any such transaction less the amount of all real estate commissions and closing costs paid by the Company. In the case of a transaction described in clause (i)(B) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of any legal and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (i)(C) of such definition, Net Sales Proceeds means the proceeds of any such transaction actually distributed to the Company from the Joint Venture. In the case of a transaction or series of transactions described in clause (i)(D) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction less the amount of all commissions and closing costs paid by the Company. In the case of a transaction described in clause (ii) of the definition of Sale, Net Sales Proceeds means the proceeds of such transaction or series of transactions less all amounts generated thereby and reinvested in one or more Properties within one hundred eighty (180) days thereafter and less the amount of any real estate commissions, closing costs, and legal and other selling expenses incurred by or allocated to the Company in connection with such transaction or series of transactions. Net Sales Proceeds shall also include, in the case of any lease of a Property consisting of a building only, any ~~Mortgage Loan or any Secured Equipment Lease, any~~ amounts from tenants, borrowers or lessees that the Company determines, in its discretion, to be economically equivalent to the proceeds of a Sale. Net Sales Proceeds shall not include, as determined by the Company in its sole discretion, any amounts reinvested in one or more Properties, ~~Mortgage Loans, Secured Equipment Leases~~ or other assets, to repay outstanding indebtedness, or to establish reserves.
     ~~“Operating Expenses” mean all costs and expenses incurred by the Company, as determined under generally accepted accounting principles, which in any way are related to the operation of the Company or to Company business, including (a) advisory fees, (b) the Soliciting Dealer Servicing Fee, (c) the Asset Management Fee, (d) the Performance Fee, and (e) the Subordinated Incentive Fee, but excluding (i) the expenses of raising capital such as Organizational and Offering Expenses, legal, audit, accounting,~~

B-2-6

 ~~underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and tax incurred in connection with the issuance, distribution, transfer, registration and Listing of the Shares, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) the Advisor’s subordinated ten percent (10%) share of Net Sales Proceeds, and (vi) Acquisition Fees and Acquisition Expenses, real estate commissions on the Sale of property, and other expenses connected with the acquisition and ownership of real estate interests, mortgage loans, or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property).~~
     ~~“Organizational and Offering Expenses” means any and all costs and expenses, other than Selling Commissions, the 0.5% marketing support and due diligence expense reimbursement fee, and the Soliciting Dealer Servicing Fee incurred by the Company, the Advisor or any Affiliate of either in connection with the formation, qualification and registration of the Company and the marketing and distribution of Shares, including, without limitation, the following: legal, accounting and escrow fees; printing, amending, supplementing, mailing and distributing costs; filing, registration and qualification fees and taxes; telegraph and telephone costs; and all advertising and marketing expenses, including the costs related to investor and broker-dealer sales meetings. The Organizational and Offering Expenses paid by the Company in connection with formation of the Company, together with all Selling Commissions, the 0.5% marketing support and due diligence reimbursement fee, and the Soliciting Dealer Servicing Fee incurred by the Company, will not exceed thirteen percent (13%) of the proceeds raised in connection with such offering.~~
     ~~“Performance Fee” means the fee payable to the Advisor under certain circumstances if certain performance standards have been met and the Subordinated Incentive Fee has not been paid.~~
“NYSE” means the New York Stock Exchange.
     “~~Permanent Financing~~Permitted Investments” means ~~financing to acquire Assets, to pay the Secured Equipment Lease Servicing Fee, to pay a fee of 4.5% of any Permanent Financing, excluding amounts to fund Secured Equipment Leases, as Acquisition Fees, and refinance outstanding amounts on the Line of Credit.~~ all investments that the Company may make or acquire pursuant to the Charter and the Bylaws.
     “Person” means an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or any government or any agency or political subdivision thereof, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), but does not include ~~(i)~~ an underwriter that participates in a public offering of Equity Shares for a period of sixty (60) days following the initial purchase by such underwriter of such Equity Shares in such public offering, ~~or (ii) CNL Real Estate Advisors, Inc., during the period ending December 31, 1997,~~

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provided that the foregoing ~~exclusions~~exclusion shall apply only if the ownership of such Equity Shares by an underwriter ~~or CNL Real Estate Advisors, Inc.~~ would not cause the Company to fail to qualify as a REIT by reason of being “closely held” within the meaning of Section 856(a) of the Code or otherwise cause the Company to fail to qualify as a REIT.
     “Preferred Shares” means any class or series of preferred stock, par value $0.01 per share, of the Company that may be issued from time to time in accordance with the terms of the Charter and applicable law, as described in Section 5.3 hereof.
     “Property” or “Properties” means interests in (i) the ~~real properties~~Real Properties, including the buildings and equipment located thereon, (ii) the ~~real properties~~Real Properties only, or (iii) the buildings only~~; any of which are~~, including equipment located therein; whether such interest is acquired by the Company, either directly or indirectly through ~~joint ventures~~the acquisition of interests in Joint Ventures, partnerships, or other legal entities.
      ~~“Prospectus” means the same as that term is defined in Section 2(10) of the Securities Act of 1933, including a preliminary prospectus, an offering circular as described in Rule 253 of the General Rules and Regulations under the Securities Act of 1933 or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling securities to the public.~~
      ~~“Real Estate Asset Value” or “Contract Purchase Price” means the amount actually paid or allocated to the purchase, development, construction or improvement of a Property, exclusive of Acquisition Fees and Acquisition Expenses.”~~Real Property” or “Real Estate” means land, rights in land (including leasehold interests), and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land.
     “REIT” means a “real estate investment trust" as defined pursuant to Sections 856 through 860 of the Code.
     “REIT Provisions of the Code” means Sections 856 through 860 of the Code and any successor or other provisions of the Code relating to ~~real estate investment trusts~~REITs (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.
     ~~“Restaurant Chains” means the national and regional restaurant chains, primarily fast-food, family-style, and casual-dining chains, to be selected by the Advisor, and who themselves or their franchisees will either (i) lease Properties purchased by the Company, (ii) become borrowers under Mortgage Loans or (iii) become lessees or borrowers of Secured Equipment Leases.~~
     ~~“Roll-Up Entity” means a partnership, real estate investment trust, corporation, trust or similar entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.~~
     ~~“Roll-Up Transaction” means a transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of the Company and the issuance of~~

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~~securities of a Roll-Up Entity. Such term does not include: (i) a transaction involving securities of the Company that have been listed on a national securities exchange or included for quotation on the National Market System of the National Association of Securities Dealers Automated Quotation System for at least 12 months; or (ii) a transaction involving the conversion to corporate, trust, or association form of only the Company if, as a consequence of the transaction, there will be no significant adverse change in Stockholder voting rights, the term of existence of the Company, compensation to the Advisor or the investment objectives of the Company.~~
     “Sale” or “Sales” (i) means any transaction or series of transactions whereby: (A) the Company sells, grants, transfers, conveys or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of the building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the Company sells, grants, transfers, conveys or relinquishes its ownership of all or substantially all of the interest of the Company in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture in which the Company as a co-venturer or partner sells, grants, transfers, conveys or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards; or (D) the Company sells, grants, conveys, or relinquishes its interest in any ~~Mortgage Loan, Secured Equipment Lease, or other asset,~~asset or portion thereof, including any ~~event with respect to any Mortgage Loan, Secured Equipment Lease or other~~ asset which gives rise to a significant amount of insurance proceeds or similar awards, but (ii) shall not include any transaction or series of transactions specified in clause (i)(A), (i)(B), or (i)(C) above in which the proceeds of such transaction or series of transactions are reinvested in one or more Properties within one hundred eighty (180) days thereafter.
     ~~“Secured Equipment Leases” means the Equipment financing made available by the Company to operators of Restaurant Chains and Hotel Chains pursuant to which the Company will finance, through loans or direct financing leases, the Equipment.~~
     ~~“Secured Equipment Lease Servicing Fee” means the fee payable to the Advisor by the Company out of the proceeds of the Line of Credit or Permanent Financing for negotiating Secured Equipment Leases and supervising the Secured Equipment Lease program equal to 2% of the purchase price of the Equipment subject to each Secured Equipment Lease and paid upon entering into such lease or loan.~~
     “Securities” means Equity Shares, Excess Shares, any other stock, shares or other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing.
     ~~“Selling Commissions” means any and all commissions payable to underwriters, managing dealers, or other broker-dealers in connection with the sale of Shares, including, without limitation, commissions payable to CNL Securities Corp.~~

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      ~~“Shares” means the Common Shares of the Company.~~
      ~~“Soliciting Dealer Servicing Fee” means an annual fee of .20% of Invested Capital on December 31 of each year following the year in which the offering of the Shares terminates, payable to the Managing Dealer, which in turn may reallow all or a portion of such fee to the Soliciting Dealers whose clients hold Shares on such date.~~
     ~~“Soliciting Dealers” means those broker-dealers that are members of the National Association of Securities Dealers, Inc., or that are exempt from broker-dealer registration, and that, in either case, enter into participating broker or other agreements with the Managing Dealer to sell Shares.~~
     ~~“Sponsor” means any Person directly or indirectly instrumental in organizing, wholly or in part, the Company or any Person who will control, manage or participate in the management of the Company, and any Affiliate of such Person. Not included is any Person whose only relationship with the Company is that of an independent property manager of Company assets, and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services. A Person may also be deemed a Sponsor of the Company by:~~
     ~~a. taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Company, either alone or in conjunction with one or more other Persons;~~
     ~~b. receiving a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property;~~
     ~~c. having a substantial number of relationships and contacts with the Company;~~
     ~~d. possessing significant rights to control Company properties;~~
     ~~e. receiving fees for providing services to the Company which are paid on a basis that is not customary in the industry; or~~
      ~~f. providing goods or services to the Company on a basis which was not negotiated at arms length with the Company.~~
     ~~“Stock Option Plan” means a plan that provides for the matters set forth in Rule 260.140.41 of Section 25140 of the Corporations Code of California, as in effect as of the date of these Articles of Incorporation.~~
     ~~“Stockholders’ 8% Return,” as of each date, means an aggregate amount equal to an eight percent (8%) cumulative, noncompounded, annual return on Invested Capital.”Stockholders” means the registered holders~~Stockholders” means the stockholders of record of any class of the Company’s Equity Shares.

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     ~~“Subordinated Incentive Fee” means the fee payable to the Advisor under certain circumstances if the Shares are listed on a national securities exchange or over-the-counter market.~~
     ~~“Successor” means any successor in interest of the Company.~~
     ~~“Termination Date” means the date of termination of the Advisory Agreement.~~
     ~~“Total Proceeds” means Gross Proceeds plus loan proceeds from Permanent Financing, excluding loan proceeds used to finance Secured Equipment Leases.~~
     ~~“Unimproved Real Property” means Property in which the Company has an equity interest that is not acquired for the purpose of producing rental or other operating income, that has no development or construction in process and for which no development or construction is planned, in good faith, to commence within one year.~~
ARTICLE II
BOARD OF DIRECTORS
     SECTION 2.1 Number. The number of Directors of the Company initially shall be ~~five~~nine (~~5~~9), which number may be increased or decreased from time to time by ~~resolution of the Directors then in office or by a majority vote of the Stockholders~~ the Board of Directors pursuant to the Bylaws or by the affirmative vote of the holders of at least a majority of the Equity Shares then outstanding and entitled to vote~~:~~  thereon; provided, however, that the total number of Directors shall never be ~~not fewer than three (3) and not more than fifteen (15), subject to the Bylaws and to any express rights of any holders of any series of Preferred Shares to elect additional directors under specified circumstances. A majority of the Board of Directors will be Independent Directors except for a period of 90 days after the death, removal or resignation of an Independent Director. Independent Directors shall nominate replacements for vacancies in the Independent Director positions.~~ less than the minimum number required by the MGCL. No reduction in the number of Directors shall cause the removal of any Director from office prior to the expiration of his term. Any vacancy created by an increase in the number of Directors will be filled, at any regular meeting or at any special meeting of the Board of Directors called for that purpose, by a majority of the entire Board of Directors. Any other vacancy will be filled at any regular meeting or at any special meeting of the Board of Directors called for that purpose, by a majority of the remaining Directors, whether or not sufficient to constitute a quorum. For the purposes of voting for Directors, at any annual meeting or at any special meeting of the Stockholders called for that purpose, ~~by a majority of the Common Shares present in person or by proxy and entitled to vote. For the purposes of voting for Directors,~~ each Equity Share of stock may be voted for as many individuals as there are directors to be elected and for whose election the Equity Share is entitled to be voted~~, or as may otherwise be required by the MGCL or other applicable law as in effect from time to time.~~
     ~~SECTION 2.2 Experience. A Director shall have had at least three (3) years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by the Company. At least one of the Independent Directors shall have three (3) years of relevant real estate experience.~~

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     SECTION 2.2 ~~SECTION 2.3~~ Committees. Subject to the MGCL, the Directors may establish such committees as they deem appropriate, in their discretion~~, provided that the majority of the members of each committee are Independent Directors.~~  .
     SECTION 2.3 ~~SECTION 2.4Initial~~ Term; Current Board~~; Term. The initial Directors are James M. Seneff, Jr., Robert A. Bourne, G. Richard Hostetter, J. Joseph Kruse and Richard C. Huseman~~ . Each Director shall hold office for one (1) year, until the next annual meeting of Stockholders and until his successor shall have been duly elected and ~~shall have qualified.~~ qualify. Directors may be elected to an unlimited number of successive terms.
     The names ~~and address~~ of the ~~initial Directors are as follows:~~current Directors who shall serve until the next annual meeting of Stockholders and until their successors are duly elected and qualify are:

~~Name~~	~~Address~~
~~James M. Seneff, Jr.~~	~~400 E. South Street~~
~~Orlando, Florida 32801~~
~~Robert A. Bourne~~	 ~~400 E. South Street~~
~~Orlando, Florida 32801~~
~~G. Richard Hostetter~~	~~400 E. South Street~~
~~Orlando, Florida 32801~~
~~J. Joseph Kruse~~ 	~~400 E. South Street~~
~~Orlando, Florida 32801~~
~~Richard C. Huseman~~	~~400 E. South Street~~
 ~~Orlando, Florida 32801~~
     ~~SECTION 2.5 Fiduciary Obligations. The Directors serve in a fiduciary capacity to the Company and have a fiduciary duty to the Stockholders of the Company, including a specific fiduciary duty to supervise the relationship of the Company with the Advisor.~~
     ~~SECTION 2.6 Approval by Independent Directors. A majority of the Independent Directors must approve all matters to which Sections 2.1, 3.2(g) and (l), 3.3, 4.1, 4.2, 4.6, 4.7, 4.8, 4.10, 4.13, 5.2, 5.4(m) and (n), 6.3, 6.4, 8.2, 8.3, 9.2 and 9.4 herein apply.~~
James M. Seneff, Jr., Chairman of the Board
Robert A. Bourne
Thomas J. Hutchison III
John A. Griswold
James Douglas Holladay
Jack F. Kemp
Craig M. McAllaster
Dianna Morgan
Robert E. Parsons, Jr.
     SECTION 2.4 ~~SECTION 2.7~~ Resignation~~,~~ and Removal ~~or Death~~ . Any Director may resign by written notice to the Board of Directors, effective upon execution and delivery to the Company of such written notice or upon any future date specified in the notice. A Director may be removed from office

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 ~~with or without~~ at any time, but only for cause, and then only at a meeting of the Stockholders ~~called for that purpose,~~ by the affirmative vote of the holders of  ~~not less than a majority~~  at least two thirds of the Equity Shares then outstanding and entitled to vote in the election of Directors, subject to the rights of the holders of any Preferred Shares to ~~vote for such Directors.~~ elect or remove one or more Directors. For the purpose of this paragraph, “cause” shall mean, with respect to any particular Director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such Director caused demonstrable, material harm to the Company through bad faith or active and deliberate dishonesty or gross negligence. The notice of such meeting shall indicate that the purpose, or one of the purposes, of such meeting is to determine if a Director should be removed.
     ~~SECTION 2.8 Business Combination Statute . Notwithstanding any other provision of these Articles of Incorporation or any contrary provision of law, the Maryland Business Combination Statute, found in Title 3, subtitle 6 of the MGCL, as amended from time to time, or any successor statute thereto, shall not apply to any “business combination” (as defined in Section 3-601(e) of the MGCL, as amended from time to time, or any successor statute thereto) of the Company and any Person.~~
     ~~SECTION 2.9 Control Share Acquisition Statute. Notwithstanding any other provision of these Articles of Incorporation or any contrary provision of law, the Maryland Control Share Acquisition Statute, found in Title 3, subtitle 7 of the MGCL, as amended from time to time, or any successor statute thereto shall not apply to any acquisition of Securities of the Company by any Person.~~
ARTICLE III
POWERS OF DIRECTORS
     SECTION 3.1 General. Subject to the express limitations herein or in the Bylaws and to the general standard of care required of directors under the MGCL and other applicable law, (i) the business and affairs of the Company shall be managed under the direction of the Board of Directors and (ii) the Board of Directors shall have full, exclusive and absolute power, control and authority over the Company Property and over the business of the Company as if they, in their own right, were the sole owners thereof, except as otherwise limited by ~~these Articles of Incorporation.~~ the Charter. The Directors have established the written policies on investments and borrowing set forth in this Article III and  ~~Article V hereof and~~ shall monitor the administrative procedures, investment operations and performance of the Company ~~and the Advisor~~ to assure that such policies are carried out. The Board of Directors may take any actions that, in their sole judgment and discretion, are necessary or desirable to conduct the business of the Company. ~~A majority of the Board of Directors, including a majority of Independent Directors, hereby ratify these Articles of Incorporation, which~~  The Charter shall be construed with a presumption in favor of the grant of power and authority to the Board of Directors. Any construction of ~~these Articles of Incorporation~~ the Charter or determination made in good faith by the Directors concerning their powers and authority hereunder shall be conclusive. The enumeration and definition of particular powers of the Board of Directors included in this Article III shall in no way be limited or restricted by reference to or inference from the terms of this or any other provision of ~~these Articles of Incorporation~~  the Charter or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Board of Directors under the general laws of the State of Maryland as now or hereafter in force.

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     SECTION 3.2 Specific Powers and Authority. Subject only to the express limitations herein, and in addition to all other powers and authority conferred by ~~these Articles of Incorporation~~ the Charter or by law, the Board of Directors, without any vote, action or consent by the Stockholders, shall have and may exercise, at any time or times, in the name of the Company or on its behalf the following powers and authorities:
          (a) Investments. ~~Subject to Article V and Section 9.5 hereof, to~~ To invest in, purchase or otherwise acquire and to hold ~~real, personal or mixed, tangible or intangible, property~~  Company Property of any kind wherever located, or rights or interests therein or in connection therewith, all without regard to whether such ~~property~~ Company Property, interests or rights are authorized by law for the investment of funds held by trustees or other fiduciaries, or whether obligations the Company acquires have a term greater or lesser than the term of office of the Directors or the possible termination of the Company, for such consideration as the Board of Directors may deem proper (including cash, property of any kind or Securities of the Company); provided, however, that the Board of Directors shall take such actions as they deem necessary and desirable to comply with any requirements of the MGCL relating to the types of ~~assets~~ Assets held by the Company.
          (b) REIT Qualification and Termination of Status. The Board of Directors shall use its reasonable best efforts to cause the Company ~~and its Stockholders~~  to continue to qualify for U.S. federal income tax treatment in accordance with the provisions of the Code applicable to REITs ~~(as those terms are defined in Section 1.5 hereof).~~ . In furtherance of the foregoing, the Board of Directors shall use its reasonable best efforts to take such actions as are necessary, and may take such actions as it deems desirable (in its sole discretion) to preserve the status of the Company as a REIT; provided, however, that in the event that the Board of Directors determines, by vote of at least two-thirds (2/3) of the Directors, that it no longer is in the best interests of the Company to continue to qualify as a REIT, the Board of Directors ~~shall take such actions as are required by the Code, the MGCL and other applicable law, to cause the matter of termination of qualification as a REIT to be submitted to a vote of the Stockholders of the Company pursuant to Section 8.3.~~, in accordance with Section 3.2(x) below, may revoke or otherwise terminate the Company’s REIT election pursuant to Section 856(g) of the Code.
          (c) Sale, Disposition and Use of Company Property. Subject to ~~Article V and Sections 9.5 and 10.3~~ Section 8.2 hereof, the Board of Directors shall have the authority to sell, rent, lease, hire, exchange, release, partition, assign, mortgage, grant security interests in, encumber, negotiate, dedicate, grant easements in and options with respect to, convey, transfer (including transfers to entities wholly or partially owned by the Company or the Directors) or otherwise dispose of any or all of the Company Property by deeds (including deeds in lieu of foreclosure with or without consideration), trust deeds, assignments, bills of sale, transfers, leases, ~~mortgages~~ Mortgages, financing statements, security agreements and other instruments for any of such purposes executed and delivered for and on behalf of the Company or the Board of Directors by one or more of the Directors or by a duly authorized officer, employee, agent or nominee of the Company, on such terms as they deem appropriate; to give consents and make contracts relating to the Company Property and its use or other property or matters; to develop, improve, manage, use, alter or otherwise deal with the Company Property; and to rent, lease or hire from others property of any kind; provided, however, that the Company may not use or apply land for any purposes not permitted by applicable law.
          (d) Financings. To borrow or, in any other manner, raise money for the purposes and on the terms they determine, which terms may (i) include evidencing the same by issuance of Securities of the Company and (ii)  ~~may~~  have such provisions as the Board of Directors

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~~determine~~ determines; to guarantee, indemnify or act as surety with respect to payment or performance of obligations of any Person; to mortgage, pledge, assign, grant security interests in or otherwise encumber the Company Property to secure any such Securities of the Company, contracts or obligations (including guarantees, indemnifications and suretyships); and to renew, modify, release, compromise, extend, consolidate or cancel, in whole or in part, any obligation to or of the Company or participate in any reorganization of obligors to the Company~~; provided, however, that the Company’s Leverage, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, may not exceed 300% of Net Assets. Any excess in borrowing over such 300% level shall occur only with approval by a majority of the Independent Directors and will be discussed and explained to Stockholders in the first quarterly report of the Company prepared after such approval occurs.~~ .
          (e) Lending. ~~Subject to the provisions of Section 9.5 hereof, to~~  To lend money or other Company Property on such terms, for such purposes and to such Persons as they may determine.
          ~~(f) Secured Equipment Leases. To engage in the business of offering furniture, fixture, and equipment financing to the operators of Restaurant Chains and other businesses, provided, however, that the Company shall use its best efforts to ensure that the total value of Secured Equipment Leases, in the aggregate will not exceed 25% of the Company’s total assets and that Secured Equipment Leases to a single lessee or borrower, in the aggregate, will not exceed 5% of the Company’s total assets.~~
          (f) ~~(g)~~ Issuance of Securities .. Subject to the ~~provisions of Article VII hereof~~ restrictions or limitations, if any, as may be set forth in the Charter or the Bylaws, to create and authorize and direct the issuance (on either a pro rata or a non-pro rata basis) by the Company~~, in~~  of shares, units or amounts of one or more types, series or classes, of Securities of the Company, which may have such ~~voting rights, dividend or interest rates, preferences, subordinations, conversion or redemption prices or rights; maturity dates, distribution, exchange, or liquidation rights~~ preferences, conversions or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption or other rights as the Board of Directors may determine, without vote of or other action by the Stockholders, to such Persons for such consideration, at such time or times and in such manner and on such terms as the ~~Directors determine, to list any of the Securities of the Company on any securities exchange~~ Board of Directors determines (or without consideration in the case of a stock split or stock dividend); to purchase or otherwise acquire, hold, cancel, reissue, sell and transfer any Securities of the Company; and to acquire Excess Shares from the Excess Shares Trust pursuant to Section  ~~7.7~~5.7(j).
          (g) ~~(h)~~ Expenses and Taxes .. To pay any charges, expenses or liabilities necessary or desirable, in the sole discretion of the Board of Directors, for carrying out the purposes of  ~~these Articles of Incorporation~~  the Charter and conducting business of the Company, including compensation or fees to Directors, officers, employees and agents of the Company, and to Persons contracting with the Company, and any taxes, levies, charges and assessments of any kind imposed upon or chargeable against the Company, the Company Property or the Directors in connection therewith; and to prepare and file any tax returns, reports or other documents and take any other appropriate action relating to the payment of any such charges, expenses or liabilities.
          (h) ~~(i)~~ Collection and Enforcement .. To collect, sue for and receive money or other property due to the Company; to consent to extensions of the time for payment, or to the renewal, of any

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Securities or obligations; to engage or to intervene in, prosecute, defend, compound, enforce, compromise, release, abandon or adjust any actions, suits, proceedings, disputes, claims, demands, security interests or things relating to the Company, the Company Property or the Company’s affairs; to exercise any rights and enter into any agreements and take any other action necessary or desirable in connection with the foregoing.
          (i) ~~(j)~~ Deposits. To deposit funds or Securities constituting part of the Company Property in banks, trust companies, savings and loan associations, financial institutions and other depositories, whether or not such deposits will draw interest, subject to withdrawal on such terms and in such manner as the Board of Directors ~~determine~~  determines.
          (j) ~~(k)~~ Allocation; Accounts. To determine whether moneys, profits or other ~~assets~~ Assets of the Company shall be charged or credited to, or allocated between, income and capital, including whether or not to amortize any premium or discount and to determine in what manner any expenses or disbursements are to be borne as between income and capital (regardless of how such items would normally or otherwise be charged to or allocated between income and capital without such determination); to treat any dividend or other distribution on any investment as, or apportion it between, income and capital; in ~~their~~ its discretion to provide reserves for depreciation, amortization, obsolescence or other purposes in respect of any Company Property in such amounts and by such methods as ~~they determine~~  it determines; to determine what constitutes net earnings, profits or surplus; to determine the method or form in which the accounts and records of the Company shall be maintained; and to allocate to the Stockholders’ equity account less than all of the consideration paid for Securities and to allocate the balance to paid-in capital or capital surplus.
          (k) ~~(l)~~ Valuation of Property. To determine the value of all or any part of the Company Property and of any services, Securities~~, property~~ or other consideration to be furnished to or acquired by the Company, and to revalue all or any part of the Company Property, all in accordance with such appraisals or other information as are reasonable, in ~~their~~ its sole judgment.
          (l)  ~~(m)~~ Ownership and Voting Powers. To exercise all of the rights, powers, options and privileges pertaining to the ownership of any Mortgages, Securities, Real Estate, ~~Secured Equipment Leases~~ Loans and other Permitted Investments and other Company Property to the same extent that an individual owner might, including without limitation to vote or give any consent, request or notice or waive any notice, either in person or by proxy or power of attorney, which proxies and powers of attorney may be for any general or special meetings or action, and may include the exercise of discretionary powers.
          (m) ~~(n)~~ Officers, Etc.; Delegation of Powers. To elect, appoint or employ such officers for the Company and such committees of the Board of Directors with such powers and duties as the Board of Directors may determine, the Company’s Bylaws provide or the MGCL requires; to engage, employ or contract with and pay compensation to any Person (including, subject to Section ~~9.5~~7.4 hereof, any Director ~~and~~ or Person who is an Affiliate of any Director) as agent, representative, ~~Advisor,~~ member of an advisory board, employee or independent contractor (including advisors, consultants, transfer agents, registrars, underwriters, accountants, attorneys-at-law, real estate agents, property and other managers, appraisers, brokers, architects, engineers, construction managers, general contractors or otherwise) in one or more capacities, to perform such services on such terms as the Board of Directors may determine; to delegate to one or more Directors, officers or other Persons engaged or employed as aforesaid or to committees of the Board of Directors  ~~or to the Advisor~~, the performance of acts or other things (including granting of consents), the making of decisions and the execution of such deeds,

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contracts, leases or other instruments, either in the names of the Company, the Directors or as their attorneys or otherwise, as the Board of Directors may determine and as may be permitted by Maryland law; and to establish such committees as ~~they deem~~  it deems appropriate.
          (n) ~~(o)~~ Associations . ~~Subject to Section 9.5 hereof, to~~ To cause the Company to enter into ~~joint ventures~~ Joint Ventures, general or limited partnerships, participation or agency arrangements or any other lawful combinations, relationships or associations of any kind.
          (o) ~~(p)~~ Reorganizations, Etc. Subject to ~~Sections 10.2 and 10.3~~ Section 8.2 hereof and the MGCL, to cause to be organized or assist in organizing any Person under the laws of any jurisdiction to acquire all or any part of the Company Property, carry on any business in which the Company shall have an interest or otherwise exercise the powers the Board of Directors ~~deem~~  deems necessary, useful or desirable to carry on the business of the Company or to carry out the provisions of ~~these Articles of Incorporation~~ the Charter, to merge or consolidate the Company with any Person; to sell, rent, lease, hire, convey, negotiate, assign, exchange or transfer all or any part of the Company Property to or with any Person in exchange for Securities of such Person or otherwise; and to lend money to, subscribe for and purchase the Securities of, and enter into any contracts with, any Person in which the Company holds, or is about to acquire, Securities or any other interests.
          (p) ~~(q)~~ Insurance . To purchase and pay for out of Company Property insurance policies insuring the Stockholders, Company and the Company Property against any and all risks, and insuring the Directors~~, Advisors and Affiliates~~  of the Company individually (each an “Insured”) against all claims and liabilities of every nature arising by reason of holding or having held any such status, office or position or by reason of any action alleged to have been taken or omitted by the Insured in such capacity, whether or not the Company would have the power to indemnify against such claim or liability~~, provided that such insurance be limited to the indemnification permitted by Section 9.2 hereof in regard to any liability or loss resulting from negligence, gross negligence, misconduct, willful misconduct or an alleged violation of federal or state securities laws.~~  . Nothing contained herein shall preclude the Company from purchasing and paying for such types of insurance, including extended coverage liability and casualty and workers’ compensation, as would be customary for any Person owning comparable assets and engaged in a similar business, or from naming the Insured as an additional insured party thereunder, provided that such addition does not add to the premiums payable by the Company. ~~The Board of Directors’ power to purchase and pay for such insurance policies shall be limited to policies that comply with all applicable state laws and the NASAA REIT Guidelines.~~
          (q) ~~(r)~~ Distributions . To ~~declare and pay~~ authorize the payment of dividends or other Distributions to Stockholders, subject to the provisions of Section ~~7.2~~5.2 hereof.
          (r) ~~(s)~~  Discontinue Operations; Bankruptcy. To discontinue the operations of the Company (subject to ~~Section 10.2~~  Article IX hereof); to petition or apply for relief under any provision of federal or state bankruptcy, insolvency or reorganization laws or similar laws for the relief of debtors; to permit any Company Property to be foreclosed upon without raising any legal or equitable defenses that may be available to the Company or the Directors or otherwise defending or responding to such foreclosure; or to take such other action with respect to indebtedness or other obligations of the Directors in their capacities as Directors, the Company Property or the Company as the Board of Directors~~,~~ in ~~such capacity, and in their~~ its discretion may determine.

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           ~~(t) Termination of Status. To terminate the status of the Company as a real estate investment trust under the REIT Provisions of the Code; provided, however, that the Board of Directors shall take no action to terminate the Company’s status as a real estate investment trust under the REIT Provisions of the Code until such time as (i) the Board of Directors adopts a resolution recommending that the Company terminate its status as a real estate investment trust under the REIT Provisions of the Code, (ii) the Board of Directors presents the resolution at an annual or special meeting of the Stockholders and (iii) such resolution is approved by the holders of a majority of the issued and outstanding Common Shares.~~
          (s) ~~(u)~~ Fiscal Year . Subject to the Code, to adopt, and from time to time change, a fiscal year for the Company.
          (t) ~~(v)~~ Seal. To adopt and use a seal, but the use of a seal shall not be required for the execution of instruments or obligations of the Company.
          (u) ~~(w)~~ Bylaws ~~.~~. To adopt, implement and from time to time alter, amend or repeal the Bylaws of the Company relating to the business and organization of the Company, provided that such amendments are not inconsistent with the provisions of ~~these Articles of Incorporation, and further provided that the Directors may not amend the Bylaws, without the affirmative vote of a majority of the Equity Shares, to the extent that such amendments adversely affect the rights, preferences and privileges of Stockholders~~ the Charter. The Board of Directors shall have the exclusive power to adopt, alter or repeal any provision of the Bylaws and to make new Bylaws.
          ~~(x) Listing Shares. To cause the Listing of the Shares at any time after completion of the Initial Public Offering but in no event shall such Listing occur more than ten (10) years after completion of the offering.~~
          (v) Listing of Securities. To cause the listing of any of the Company’s Securities on a national securities exchange or over-the-counter market or for quotation on any automated inter-dealer quotation system.
          (w) ~~(y)~~ Further Powers. To do all other acts and things and execute and deliver all instruments incident to the foregoing powers, and to exercise all powers which ~~they deem~~ it deems necessary, useful or desirable to carry on the business of the Company or to carry out the provisions of ~~these Articles of Incorporation~~ the Charter, even if such powers are not specifically provided hereby.
          (x) Termination of Status. To terminate the status of the Company as a REIT under the REIT Provisions of the Code; provided, however, that the Board of Directors shall take no action to terminate the Company’s status as a REIT under the REIT Provisions of the Code until such time as (i) the Board of Directors adopts a resolution recommending that the Company terminate its status as a REIT under the REIT Provisions of the Code, (ii) the Board of Directors presents the resolution at an annual or special meeting of the Stockholders and (iii) such resolution is approved by the holders of a majority of the issued and outstanding Common Shares.
          SECTION 3.3 ~~Determination of Best Interest of Company~~ Determinations by Board~~.~~ . The determination as to any of the following matters, made in good faith by or pursuant to the

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direction of the Board of Directors consistent with the Charter, shall be final and conclusive and shall be binding upon the Company and every holder of shares of capital stock of the Company: the amount of the net income of the Company for any period and the amount of assets at any time legally available for the payment of dividends, redemption of shares of capital stock of the Company or the payment of other distributions on shares of capital stock of the Company; the amount of paid-in surplus, net assets, other surplus, annual or other cash flow, funds from operations, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of any class or series of capital stock of the Company; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Company or of any shares of capital stock of the Company; the number of shares of any class or series of capital stock of the Company; any matter relating to the acquisition, holding and disposition of any assets by the Company; or any other matter relating to the business and affairs of the Company or required or permitted by applicable law, the Charter or Bylaws or otherwise to be determined by the Board of Directors. In determining what is in the best interest of the Company in connection with a potential acquisition of control, a Director ~~shall~~ may consider (i) the ~~interests of~~  effect thereof on the Stockholders of the Company ~~and, in his or her sole and absolute discretion, may consider (i) the interests of~~, the Company’s employees, suppliers, creditors and customers, and the communities in which the offices or Company Properties are located, and (ii  ~~) the economy of the nation, (iii) community and societal interests, and (iv~~  ) the long-term as well as short-term interests of the Company  ~~and its Stockholders~~, including the possibility that these interests may be best served by the continued independence of the Company.
     SECTION 3.4 Extraordinary Actions. Except as specifically provided in Article II, Section 2.4 hereof, notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of shares entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable by the Board of Directors and taken or approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.
ARTICLE IV
 ~~ADVISOR~~ OPERATING RESTRICTIONS
      ~~SECTION 4.1 Appointment and Initial Investment of Advisor. The Directors are responsible for setting the general policies of the Company and for the general supervision of its business conducted by officers, agents, employees, advisors or independent contractors of the Company. However, the Directors are not required personally to conduct the business of the Company, and they may (but need not) appoint, employ or contract with any Person (including a Person Affiliated with any Director) as an Advisor and may grant or delegate such authority to the Advisor as the Directors may, in their sole discretion, deem necessary or desirable. The term of retention of any Advisor shall not exceed one (1) year, although there is no limit to the number of times that a particular Advisor may be retained. The Advisor is the holder of 20,000 Shares, representing an initial investment of $200,000. The Advisor or any Affiliate may not sell this initial~~

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~~investment while the Advisor remains a Sponsor but may transfer the 20,000 Shares to other Affiliates.~~
      ~~SECTION 4.2 Supervision of Advisor .. The Directors shall evaluate the performance of the Advisor before entering into or renewing an advisory contract and the criteria used in such evaluation shall be reflected in the minutes of meetings of the Board. The Directors may exercise broad discretion in allowing the Advisor to administer and regulate the operations of the Company, to act as agent for the Company, to execute documents on behalf of the Company and to make executive decisions which conform to general policies and principles established by the Directors.~~
     ~~The Directors shall establish written policies on investments and borrowing and shall monitor the administrative procedures, investment operations and performance of the Company and the Advisor to assure that such procedures, operations and programs are in the best interests of the Stockholders and are fulfilled.~~
     ~~The Board of Directors is also responsible for reviewing the fees and expenses of the Company at least annually or with sufficient frequency to determine that the expenses incurred are in the best interests of the Stockholders. In addition, a majority of the Independent Directors and a majority of Directors not otherwise interested in the transaction must approve each transaction with the Advisor or its Affiliates. A majority of the Independent Directors also will be responsible for reviewing the performance of the Advisor and determining that compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services to be performed and the investment performance of the Company and that the provisions of the Advisory Agreement are being carried out. Specifically, the Independent Directors will consider factors such as the Net Assets and Net Income of the Company, the amount of the fee paid to the Advisor in relation to the size, composition and performance of the Company’s portfolio, the success of the Advisor in generating opportunities that meet the investment objectives of the Company, rates charged to other REITs and to investors other than REITs by advisors performing the same or similar services, additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, whether paid by the Company or by others with whom the Company does business, the quality and extent of service and advice furnished by the Advisor, the performance of the investment portfolio of the Company, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations, and the quality of the portfolio of the Company relative to the investments generated by the Advisor for its own account. The Independent Directors also shall determine whether any successor Advisor possesses sufficient qualifications to perform the advisory function for the Company and whether the compensation provided for in its contract with the Company is justified.~~
     ~~SECTION 4.3 Fiduciary Obligations. The Advisor has a fiduciary responsibility to the Company and to the Stockholders.~~
      ~~SECTION 4.4 Affiliation and Functions. The Directors, by resolution or in the Bylaws, may provide guidelines, provisions, or requirements concerning the affiliation and functions of the Advisor.~~

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     ~~SECTION 4.5 Termination. Either a majority of the Independent Directors or the Advisor may terminate the advisory contract on sixty (60) days’ written notice without cause or penalty, and, in such event, the Advisor will cooperate with the Company and the Directors in making an orderly transition of the advisory function.~~
     ~~SECTION 4.6 Real Estate Commission on Sale of Property. The Company shall pay the Advisor a deferred, subordinated real estate disposition fee upon Sale of one or more Properties, in an amount equal to the lesser of (i) one-half (1/2) of a Competitive Real Estate Commission, or (ii) three percent (3%) of the sales price of such Property or Properties. Payment of such fee shall be made only if the Advisor provides a substantial amount of services in connection with the Sale of a Property or Properties and shall be subordinated to receipt by the Stockholders of Distributions equal to the sum of (i) their aggregate Stockholders’ 8% Return and (ii) their aggregate Invested Capital. If, at the time of a Sale, payment of such disposition fee is deferred because the subordination conditions have not been satisfied, then the disposition fee shall be paid at such later time as the subordination conditions are satisfied. Upon Listing, if the Advisor has accrued but not been paid such real estate disposition fee, then for purposes of determining whether the subordination conditions have been satisfied, Stockholders will be deemed to have received a Distribution in the amount equal to the product of the total number of Shares outstanding and the average closing price of the Shares over a period, beginning 180 days after Listing, of 30 days during which the Shares are traded.~~
     ~~SECTION 4.7 Subordinated Share of Net Sales Proceeds. The Company shall pay the Advisor a deferred, subordinated share from Sales of assets of the Company, whether or not in liquidation of the Company, equal to 10% of Net Sales Proceeds remaining after receipt by the Stockholders of Distributions equal to the sum of (i) the Stockholders’ 8% Return and (ii) 100% of Invested Capital. Following Listing, no share of Net Sales Proceeds will be paid to the Advisor.~~

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     ~~SECTION 4.8 Incentive Fees.~~
          ~~(a) At such time, if any, as Listing occurs (other than on the Pink Sheets or the OTC Bulletin Board), the Advisor shall be paid the Subordinated Incentive Fee in an amount equal to ten percent (10%) of the amount by which (i) the market value of the Company (as defined below) plus the total Distributions paid to Stockholders from the Company’s inception until the date of Listing exceeds (ii) the sum of (A) one hundred percent (100% ) of Invested Capital and (B) the total Distributions required to be paid to the Stockholders in order to pay the Stockholders’ 8% Return from inception through the date the market value is determined. For purposes of calculating the Subordinated Incentive Fee, the market value of the Company shall be the average closing price or average of bid and asked price, as the case may be, over a period of thirty (30) days during which the Shares are traded with such period beginning one hundred eighty (180) days after Listing. In the case of multiple Advisors, Advisors and any Affiliate shall be allowed incentive fees provided such fees are distributed by a proportional method reasonably designed to reflect the value added to Company assets by each respective Advisor or any Affiliate. The Subordinated Incentive Fee will be reduced by the amount of any prior payment to the Advisor of a deferred, subordinated share of Net Sales Proceeds from Sales of assets of the Company.~~
          ~~(b) In no event shall the Company pay a single Advisor both the Subordinated Incentive Fee and the Performance Fee.~~
          ~~(c) In the event that the Company becomes a perpetual life entity, which will occur if the Shares become listed on a national securities exchange or over-the-counter market, the Company and the Advisor will negotiate in good faith a fee structure appropriate for an entity with a perpetual life, subject to approval by a majority of the Independent Directors. In negotiating a new fee structure, the Independent Directors shall consider all of the factors they deem relevant. These are expected to include, but will not necessarily be limited to: (i) the amount of the advisory fee in relation to the asset value, composition, and profitability of the Company’s portfolio; (ii) the success of the Advisor in generating opportunities that meet the investment objectives of the Company; (iii) the rates charged to other REITs and to investors other than REITs by Advisors that perform the same or similar services; (iv) additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Company or by others with whom the Company does business; (v) the quality and extent of service and advice furnished by the Advisor; (vi) the performance of the investment portfolio of the Company, including income, conservation or appreciation of capital, and number and frequency of problem investments; and (vii) the quality of the Property portfolio of the Company in relationship to the investments generated by the Advisor for its own account. The Board of Directors, including a majority of the Independent Directors, may not approve a new fee structure that, in its judgment, is more favorable to the Advisor than the current fee structure.~~
     ~~SECTION 4.9 Performance Fee. Upon termination of the Advisory Agreement, the Advisor shall be entitled to receive a Performance Fee if performance standards~~

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~~satisfactory to a majority of the Board of Directors, including a majority of the Independent Directors, when compared to (a) the performance of the Advisor in comparison with its performance for other entities; and (b) the performance of other advisors for similar entities, have been met. If Listing has not occurred, the Performance Fee, if any, shall equal ten percent (10%) of the amount, if any, by which (i) the appraised value of the assets of the Company on the Termination Date, less the amount of all indebtedness secured by such assets, plus the total Distributions paid to Stockholders from the Company’s inception through the Termination Date, exceeds (ii) Invested Capital plus an amount equal to the Stockholders’ 8% Return from inception through the Termination Date. The Advisor shall be entitled to receive all accrued but unpaid compensation and expense reimbursements in cash within thirty (30) days of the Termination Date. All other amounts payable to the Advisor in the event of a termination shall be evidenced by a promissory note and shall be payable from time to time. The Performance Fee shall be paid in twelve (12) equal quarterly installments without interest on the unpaid balance, provided, however, that no payment will be made in any quarter in which such payment would jeopardize the Company’s REIT status, in which case any such payment or payments will be delayed until the next quarter in which payment would not jeopardize REIT status. Notwithstanding the preceding sentence, any amounts which may be deemed payable at the date the obligation to pay the Performance Fee is incurred which relate to the appreciation of the Company’s assets shall be an amount which provides compensation to the terminated Advisor only for that portion of the holding period for the respective assets during which such terminated Advisor provided services to the Company. Upon Listing, the Performance Fee, if any, payable thereafter will be as negotiated between the Company and the Advisor. The Advisor shall not be entitled to payment of the Performance Fee in the event the Advisory Agreement is terminated because of failure of the Company and the Advisor to establish a fee structure appropriate for a perpetual-life entity at such time, if any, as the Shares become listed on a national securities exchange or over the counter market. The Performance Fee, to the extent payable at the time of Listing, will not be paid in the event that the Subordinated Incentive Fee is paid.~~
     ~~SECTION 4.10 Acquisition Fee and Acquisition Expenses. The Company shall pay the Advisor a fee in the amount of 4.5% of Total Proceeds as Acquisition Fees. Acquisition Fees shall be reduced to the extent that, and if necessary to limit, the total compensation paid to all persons involved in the acquisition of any Property to the amount customarily charged in arms-length transactions by other persons or entities rendering similar services as an ongoing public activity in the same geographical location and for comparable types of Properties, and to the extent that other acquisition fees, finder’s fees, real estate commissions, or other similar fees or commissions are paid by any person in connection with the transaction. The Company shall reimburse the Advisor for Acquisition Expenses incurred in connection with the initial selection and acquisition of Properties, provided that reimbursement shall be limited to the actual cost of goods and services used by the Company and obtained from entities not affiliated with the Advisor, or the lesser of the actual cost or 90% of the competitive rate charged by unaffiliated persons providing similar goods and services in the same geographic location for goods or services provided by the Advisor or its Affiliates. The total of all Acquisition Fees and any Acquisition Expenses shall be reasonable and shall not exceed an amount equal to six percent (6%) of the Real Estate Asset Value or the Contract Purchase Price of a Property,~~

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~~or in the case of a Mortgage Loan, six percent (6%) of the funds advanced, unless a majority of the Board of Directors, including a majority of the Independent Directors not otherwise interested in the transaction, approves fees in excess of these limits subject to a determination that the transaction is commercially competitive, fair and reasonable to the Company.~~
     ~~SECTION 4.11 Asset Management Fee. The Company shall pay the Advisor a monthly Asset Management Fee in an amount equal to one-twelfth of .60% of the Company’s Real Estate Asset Value and the outstanding principal amount of any Mortgage Loans, as of the end of the preceding month. Specifically, Real Estate Asset Value equals the amount invested in the Properties wholly owned by the Company, determined on the basis of cost, plus, in the case of Properties owned by any Joint Venture or partnership in which the Company is a co-venturer or partner, the portion of the cost of such Properties paid by the Company, exclusive of Acquisition Fees and Acquisition Expenses. The Asset Management Fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the Asset Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine.~~
     ~~SECTION 4.12 Secured Equipment Lease Servicing Fee. The Company shall pay the Advisor a fee out of the proceeds of the Line of Credit or Permanent Financing for negotiating Secured Equipment Leases and supervising the Secured Equipment Lease program equal to 2% of the purchase price of the Equipment subject to each Secured Equipment Lease and paid upon entering into such lease or loan.~~
     ~~SECTION 4.13 Reimbursement for Operating Expenses. The Company shall not reimburse the Advisor at the end of any fiscal quarter for Operating Expenses that, in the four consecutive fiscal quarters then ended (the “Expense Year”) exceed the greater of 2% of Average Invested Assets or 25% of Net Income (the “2%/25% Guidelines”) for such year. Within 60 days after the end of any fiscal quarter of the Company for which total Operating Expenses for the Expense Year exceed the 2%/25% Guidelines, the Advisor shall reimburse the Company the amount by which the total Operating Expenses paid or incurred by the Company exceed the 2%/25% Guidelines.~~
~~ARTICLE V~~
~~INVESTMENT OBJECTIVES AND LIMITATIONS~~
     ~~SECTION 5.1 Investment Objectives. The Company’s primary investment objectives are to preserve, protect, and enhance the Company’s assets; while (i) making Distributions commencing in the initial year of Company operations; (ii) obtaining fixed income through the receipt of base rent, and increasing the Company’s income (and Distributions) and providing protection against inflation through automatic increases in base rent and receipt of percentage rent, and obtaining fixed income through the receipt of payments on Mortgage Loans and Secured Equipment Leases; (iii) qualifying and remaining qualified as a REIT for federal income tax purposes; and (iv) providing~~

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~~Stockholders of the Company with liquidity of their investment within five (5) to ten (10) years after commencement of the offering, either in whole or in part, through (a) Listing, or, (b) if Listing does not occur within ten (10) years after commencement of the offering, the commencement of orderly Sales of the Company’s assets (outside the ordinary course of business and consistent with its objective of qualifying as a REIT) and distribution of the proceeds thereof. The sheltering from tax of income from other sources is not an objective of the Company. Subject to Section 3.2(b) hereof and to the restrictions set forth herein, the Directors will use their best efforts to conduct the affairs of the Company in such a manner as to continue to qualify the Company for the tax treatment provided in the REIT Provisions of the Code; provided, however, no Director, officer, employee or agent of the Company shall be liable for any act or omission resulting in the loss of tax benefits under the Code, except to the extent provided in Section 9.2 hereof.~~
     ~~SECTION 5.2 Review of Objectives. The Independent Directors shall review the investment policies of the Company with sufficient frequency and at least annually to determine that the policies being followed by the Company at any time are in the best interests of its Stockholders. Each such determination and the basis therefor shall be set forth in the minutes of the meetings of the Board of Directors.~~
     ~~SECTION 5.3 Certain Permitted Investments.~~
          ~~(a) The Company may invest in Properties including, but not limited to, Properties to be leased to operators of Restaurant Chains and Hotel Chains in various locations across the United States.~~
          ~~(b) The Company may invest in Joint Ventures with the Advisor, one or more Directors or any Affiliate, if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction, approve such investment as being fair and reasonable to the Company and on substantially the same terms and conditions as those received by the other joint venturers.~~
          ~~(c) The Company may invest in equity securities, and Mortgage Loans, if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable.~~
          ~~(d) The Company may offer Secured Equipment Leases to operators of Restaurant Chains and Hotel Chains provided that a majority of Directors (including a majority of Independent Directors) approve the Secured Equipment Leases as being fair, competitive and commercially reasonable.~~
     ~~SECTION 5.4 Investment Limitations. In addition to other investment restrictions imposed by the Directors from time to time, consistent with the Company’s objective of qualifying as a REIT, the following shall apply to the Company’s investments:~~
          ~~(a) Not more than 10% of the Company’s total assets shall be invested in unimproved real property or mortgage loans on unimproved real property. For purposes of this paragraph, “unimproved real property” does not include any Property or Real~~

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~~Estate under construction, under contract for development or planned for development within one year.~~
          ~~(b) The Company shall not invest in commodities or commodity future contracts. This limitation is not intended to apply to interest rate futures, when used solely for hedging purposes.~~
          ~~(c) The Company shall not invest in or make mortgage loans unless an appraisal is obtained concerning the underlying property. Mortgage indebtedness on any property shall not exceed such property’s appraised value. In cases in which a majority of Independent Directors so determine, and in all cases in which the mortgage loan involves the Advisor, Directors, or Affiliates, such appraisal of the underlying property must be obtained from an Independent Expert. Such appraisal shall be maintained in the Company’s records for at least five (5) years and shall be available for inspection and duplication by any Stockholder. In addition to the appraisal, a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained.~~
          ~~(d) The Company shall not make or invest in mortgage loans, including construction loans, on any one (1) property if the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Company would exceed an amount equal to eighty-five percent (85%) of the appraised value of the property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection, the “aggregate amount of all mortgage loans outstanding on the Property, including the loans of the Company” shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds five percent (5%) per annum of the principal balance of the loan.~~
          ~~(e) The Company shall not invest in indebtedness (“Junior Debt’’) secured by a mortgage on real property which is subordinate to the lien or other indebtedness (“Senior Debt’’), except where such amount of such Junior Debt, plus the outstanding amount of Senior Debt, does not exceed 90% of the appraised value of such property, if after giving effect thereto, the value of all such mortgage loans of the Company (as shown on the books of the Company in accordance with generally accepted accounting principles, after all reasonable reserves but before provision for depreciation) would not then exceed 25% of the Company’s Net Assets. The value of all investments in Junior Debt of the Company which does not meet the aforementioned requirements shall be limited to 10% of the Company’s tangible assets (which would be included within the 25% limitation).~~
          ~~(f) The Company shall not engage in any short sale, or borrow, on an unsecured basis, if such borrowing will result in an Asset Coverage of less than 300%, except that such borrowing limitation shall not apply to a first mortgage trust. “Asset Coverage,’’ for the purpose of this Section 5.4(f) means the ratio which the value of the total assets of an issuer, less all liabilities and indebtedness except indebtedness for~~

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~~unsecured borrowings, bears to the aggregate amount of all unsecured borrowings of such issuer.~~
          ~~(g) The Company shall not make or invest in any mortgage loans that are subordinate to any mortgage, other indebtedness or equity interest of the Advisor, the Directors or an Affiliate of the Company. In addition, the Company shall not invest in any security of any entity holding investments or engaging in activities prohibited by these Articles of Incorporation.~~
          ~~(h) The Company shall not invest in equity securities unless a majority of the Directors (including a majority of Independent Directors) not otherwise interested in such transaction approve the transaction as being fair, competitive and commercially reasonable and determine that the transaction will not jeopardize the Company’s ability to qualify and remain qualified as a REIT. Investments in entities affiliated with the Advisor, a Director, the Company or their Affiliates are subject to restrictions on Joint Venture investments.~~
          ~~(i) The Company shall not issue (A) equity securities redeemable solely at the option of the holder (except that Stockholders may offer their Common Shares to the Company pursuant to that certain redemption plan adopted or to be adopted by the Board of Directors on terms outlined in the section relating to Common Shares entitled “Redemption of Shares” in the Company’s Prospectus relating to the Initial Public Offering); (B) debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known charges is sufficient to properly service that higher level of debt; (C) Equity Shares on a deferred payment basis or under similar arrangements; (D) non-voting or assessable securities; (E) options, warrants, or similar evidences of a right to buy its securities (collectively, “Options”) unless (1) issued to all of its Stockholders ratably, (2) as part of a financing arrangement, or (3) as part of a Stock Option Plan available to Directors, officers or employees of the Company or the Advisor. Options may not be issued to the Advisor, Director or any Affiliate thereof except on the same terms as such Options are sold to the general public. Options may be issued to persons other than the Advisor, Directors or any Affiliate thereof but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration that in the judgment of the Independent Directors has a market value less than the value of such Option on the date of grant. Options issuable to the Advisor, Directors or any Affiliate thereof shall not exceed 10% of the outstanding Shares on the date of grant. The voting rights per share of Equity Shares of the Company (other than the publicly held Equity Shares of the Company) sold in a private offering shall not exceed the voting rights which bear the same relationship to the voting rights of the publicly held Equity Shares as the consideration paid to the Company for each privately offered Equity Share of the Company bears to the book value of each outstanding publicly held Equity Share.~~
          ~~(j) The Company shall not invest in real estate contracts of sale unless such contracts of sale are in recordable form and appropriately recorded in the chain of title.~~

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          ~~(k) A majority of the Directors shall authorize the consideration to be paid for each Property, based on the fair market value of the Property. If a majority of the Independent Directors determine, or if the Property is acquired from the Advisor, a Director, or their Affiliates, such fair market value shall be determined by a qualified independent real estate appraiser selected by the Independent Directors.~~
          ~~(l) The Company shall not engage in underwriting or the agency distribution of securities issued by others or in trading, as compared to investment activities.~~
          ~~(m) The Company shall not invest in any foreign currency or bullion or engage in short sales.~~
          ~~(n) The Company shall not issue senior securities except notes to banks and other lenders and Preferred Shares.~~
          ~~(o) The aggregate Leverage of the Company shall be reasonable in relation to the Net Assets of the Company and shall be reviewed by the Directors at least quarterly. The maximum amount of such Leverage in relation to the Net Assets shall, in the absence of a satisfactory showing that a higher level of borrowing is appropriate, not exceed three hundred percent (300%). Any excess in Leverage over such three hundred percent (300%) level shall be approved by at least a majority of the Independent Directors and disclosed to Stockholders in the next quarterly report of the Company, along with the justification for such excess.~~
          ~~(p) Unless at least 80% of the Company’s tangible assets are comprised of Properties or first mortgage loans, the Company may not incur any indebtedness which would result in an aggregate amount of indebtedness in excess of 300% of the Net Assets.~~
          ~~(q) The Company may borrow money from the Advisor, Director or any Affiliate thereof, upon a finding by a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction that such transaction is fair, competitive and commercially reasonable and no less favorable to the Company than loans between unaffiliated parties under the same circumstances. Notwithstanding the foregoing, the Advisor and its Affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by the Advisor or its Affiliates on behalf of the Company or Joint Ventures in which the Company is a co-venturer, subject to subsection (r) below.~~
          ~~(r) The Company shall not make loans to the Advisor or its Affiliates, except as provided under Section 6.4(b).~~
     ~~(s) The Company shall~~In addition to other operating restrictions imposed by the Board of Directors from time to time, the Company will not operate so as to be classified as an “investment company” under the Investment Company Act of 1940, as amended.
          ~~(t) The Company will not make any investment that the Company believes will be inconsistent with its objectives of qualifying and remaining qualified as a REIT.~~

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     ~~The foregoing investment limitations may not be modified or eliminated without the approval of Stockholders owning a majority of the outstanding Equity Shares.~~
~~ARTICLE VI~~
~~CONFLICTS OF INTEREST~~
     ~~SECTION 6.1 Sales and Leases to Company. The Company may purchase a Property or Properties from the Advisor, Director, or any Affiliate upon a finding by a majority of Directors (including a majority of the Independent Directors) not otherwise interested in the transaction that such transaction is fair and reasonable to the Company and at a price to the Company no greater than the cost of the asset to such Advisor, Director or Affiliate, or, if the price to the Company is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable. In no event shall the cost of such asset to the Company exceed its current appraised value.~~
     ~~SECTION 6.2 Sales and Leases to the Advisor, Directors or Affiliates. An Advisor, Director or Affiliate may acquire or lease assets from the Company if a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction determine that the transaction is fair and reasonable to the Company.~~

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     ~~SECTION 6.3 Multiple Programs.~~
          ~~(a) Until completion of the Initial Public Offering of Shares by the Company, the Advisor and its Affiliates will not offer or sell interests in any subsequently formed public program that has investment objectives and structure similar to those of the Company and that intends to (i) invest, on a cash and/or leveraged basis, in a diversified portfolio of restaurant and hotel properties to be leased on a “triple-net” basis to operators of Restaurant Chains and Hotel Chains; (ii) offer Mortgage Loans; and (iii) offer Secured Equipment Leases. The Advisor and its Affiliates also will not purchase a property or offer or invest in a mortgage loan or secured equipment lease for any such subsequently formed public program that has investment objectives and structure similar to the Company and that intends to invest on a cash and/or leveraged basis primarily in a diversified portfolio of restaurant and hotel properties to be leased on a “triple-net” basis to operators of Restaurant Chains and Hotel Chains until substantially all (generally, eighty percent (80%) of the funds available for investment (net offering proceeds) by the Company have been invested or committed to investment. (For purposes of the preceding sentence only, funds are deemed to have been committed to investment to the extent written agreements in principle or letters of understanding are executed and in effect at any time, whether or not any such investment is consummated, and also to the extent any funds have been reserved to make contingent payments in connection with any Property, whether or not any such payments are made). Affiliates of the Advisor are currently purchasing restaurant properties and other types of properties, including furniture, fixtures, and equipment, and incurring related costs for public and private investor programs, which have investment objectives that are not identical, and/or a structure not similar to those of the Company, but which make investments that include “triple-net” leases of fast-food, family-style, and casual-dining restaurant properties and other types of properties, mortgage loans and/or in secured equipment leases. The Advisor or its Affiliates currently are and in the future may offer interests in one or more public or private programs organized to purchase properties of the type to be acquired by the Company, to offer mortgage loans and/or to offer secured equipment leases.~~
          ~~(b) In the event that an investment opportunity becomes available which is suitable for both the Company and a public or private entity with which the Advisor or its Affiliates are affiliated for which both entities have sufficient uninvested funds, then the entity which has had the longer period of time elapse since it was offered an investment opportunity will first be offered the investment opportunity. An investment opportunity will not be considered suitable for a program if the requirements of subparagraph (a) above could not be satisfied if the program were to make the investment. In determining whether or not an investment opportunity is suitable for more than one program, the Advisor will examine such factors, among others, as the cash requirements of each program, the effect of the acquisition both on diversification of each program’s investments by types of restaurants and other businesses and geographic area, and on diversification of the tenants of its properties (which also may affect the need for one of the programs to prepare or produce audited financial statements for a property or a tenant), the anticipated cash flow of each program, the size of the investment, the amount of funds available to each program, and the length of time such funds have been available for investment. If a subsequent development, such as a delay in the closing of a property or a delay in the~~

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~~construction of a property, causes any such investment, in the opinion of the Advisor and its Affiliates, to be more appropriate for an entity other than the entity which committed to make the investment, however, the Advisor has the right to agree that the other entity affiliated with the Advisor or its Affiliates may make the investment.~~
     ~~SECTION 6.4 Other Transactions.~~
          ~~(a) No goods or services will be provided by the Advisor or its Affiliates to the Company except for transactions in which the Advisor or its Affiliates provide goods or services to the Company in accordance with these Articles of Incorporation or if a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transactions approve such transactions as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.~~
          ~~(b) The Company shall not make loans to Affiliates, except (A) to wholly owned subsidiaries of the Company, or (B) mortgage loans to Joint Ventures (and joint ventures of wholly owned subsidiaries of the Company) in which no co-venturer is the Sponsor, the Advisor, the Directors or any Affiliate of those persons or of the Company (other than a wholly owned subsidiary of the Company) as provided under Section 5.4(c). Any loans to the Company by the Advisor or its Affiliates must be approved by a majority of the Directors (including a majority of Independent Directors) not otherwise interested in such transaction as fair, competitive, and commercially reasonable, and no less favorable to the Company than comparable loans between unaffiliated parties.~~
ARTICLE V ~~ARTICLE VII~~
SHARES
     SECTION 5.1 ~~SECTION 7.1~~ Authorized Shares. The total number of shares of capital stock which the Company is authorized to issue is three billion six hundred seventy five million (3,675,000,000) shares, consisting of three billion (3,000,000,000) Common Shares, $0.01 par value per share (as described in Section ~~7.2~~5.2(b) hereof), seventy five million (75,000,000) Preferred Shares, $0.01 par value per share (as described in Section ~~7.3~~5.3 hereof) and six hundred million (600,000,000) Excess Shares, $0.01 par value per share (as described in Section ~~7.7~~5.7 hereof). The aggregate par value of all authorized shares of stock having par value is $36,750,000. Of the 600,000,000 Excess Shares, 585,000,000 are issuable in exchange for Common Shares and 15,000,000 are issuable in exchange for Preferred Shares. All such shares shall be fully paid and nonassessable when issued. Shares of capital stock of the Company may be issued for such consideration as the Board of Directors determines, or, if issued as a result of a stock dividend or stock split, without any consideration.
     SECTION 5.2 ~~SECTION 7.2~~ Common Shares.
          (a) Common Shares Subject to Terms of Preferred Shares. The Common Shares shall be subject to the express terms of any series of Preferred Shares.
          (b) Description. Common Shares ~~(herein so called)~~shall have a par value of $ .010.01 per share and shall entitle the holders to one (1) vote per share on all matters upon which Stockholders are entitled to vote pursuant to Section ~~8.3~~6.2 hereof, and shares of a particular class of

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issued Common Shares shall have equal dividend, distribution, liquidation and other rights, and shall have no preference, cumulative, ~~preemptive, appraisal,~~ conversion or exchange rights over other shares of that same particular class. The Board of Directors may is hereby expressly authorized, from time to time, to classify or reclassify and issue any unissued Common Shares by setting or changing the number, designation, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications or terms or conditions of redemption of any such Common Shares and, in such event, the Company shall file for record with the State Department of Assessments and Taxation of ~~the State of~~ Maryland ~~amended~~ articles supplementary in substance and form as prescribed by ~~Title 2~~  of the MGCL.
          (c) Distribution Rights. The holders of Common Shares shall be entitled to receive such Distributions as may be ~~declared~~ authorized by the Board of Directors of the Company out of funds legally available therefor.
          (d) Dividend or Distribution Rights. The Board of Directors from time to time may ~~declare and pay~~ authorize the payment to Stockholders of such dividends or Distributions in cash or other property as the Board of Directors in ~~their~~  its discretion shall determine. The Board of Directors shall endeavor to ~~declare and pay~~  authorize the payment of such dividends and Distributions as shall be necessary for the Company to qualify as a ~~real estate investment trust~~ REIT under the REIT Provisions of the Code; provided, however, Stockholders shall have no right to any dividend or Distribution unless and until authorized by the Board of Directors and declared by the ~~Directors.~~  Company. The exercise of the powers and rights of the Board of Directors pursuant to this section shall be subject to the provisions of any class or series of Equity Shares at the time outstanding. The receipt by any Person in whose name any Equity Shares are registered on the records of the Company or by his duly authorized agent shall be a sufficient discharge for all dividends or Distributions payable or deliverable in respect of such Equity Shares and from all liability to see to the application thereof. ~~Distributions in kind shall not be permitted, except for distributions of readily marketable securities; distributions of beneficial interests in a liquidating trust established for the dissolution of the Company and the liquidation of its assets in accordance with the terms of these Articles of Incorporation; or distributions of in-kind property as long as the Directors (i) advise each Stockholder of the risks associated with direct ownership of the property; (ii) offer each Stockholder the election of receiving in-kind property distributions; and (iii) distribute in-kind property only to those Stockholders who accept the Directors’ offer.~~
          (e) Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets of the Company, the aggregate assets available for distribution to holders of the Common Shares (including holders of Excess Shares resulting from the conversion of Common Shares pursuant to Section ~~7.7~~5.7(a) hereof) shall be determined in accordance with applicable law. Subject to Section ~~7.7~~5.7(f) hereof, each holder of Common Shares shall be entitled to receive, ratably with (i) each other holder of Common Shares and (ii) each holder of Excess Shares resulting from the conversion of Common Shares, that portion of such aggregate assets available for distribution to the Common Shares as the number of the outstanding Common Shares or Excess Shares held by such holder bears to the total number of outstanding Common Shares and Excess Shares resulting from the conversion of Common Shares then outstanding.
          (f) Voting Rights. Except as may be provided in ~~these Articles of Incorporation~~ the Charter, and subject to the express terms of any series of Preferred Shares, the holders of the Common Shares shall have the exclusive right to vote on all matters ~~(as to which a common Stockholder shall be entitled to vote pursuant to applicable law)~~ at all meetings of

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the Stockholders of the Company, and shall be entitled to one (1) vote for each Common Share entitled to vote at such meeting.
     SECTION 5.3 ~~SECTION 7.3~~ Preferred Shares. The Board of Directors ~~are~~ is hereby expressly ~~granted the authority to authorize~~ authorized, from time to time the issuance of, to authorize and issue one or more series of Preferred Shares. Prior to the issuance of each such series, the Board of Directors, by resolution, shall fix the number of shares to be included in each series, and the terms, rights, restrictions and qualifications of the shares of each series~~, however, the voting rights for each share of the Preferred Shares shall not exceed voting rights which bear the same relationship to the voting rights of the Common Shares as the consideration paid to the Company for each of the Preferred Shares bears to the book value of the Common Shares on the date that such Preferred Shares are issued.~~ . The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:
          The designation of the series, which may be by distinguishing number, letter or title.
          The dividend rate on the shares of the series, if any, whether any dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the series.
          The redemption rights, including conditions and the price or prices, if any, for shares of the series.
          The terms and amounts of any sinking fund for the purchase or redemption of shares of the series.
          The rights of the shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, and the relative rights of priority, if any, of payment of shares of the series.
          Whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Company or any other corporation or other entity, and, if so, the specification of such other class or series of such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates on which such shares shall be convertible and all other terms and conditions upon which such conversion may be made.
          Restrictions on the issuance of shares of the same series or of any other class or series.
          The voting rights, if any, of the holders of shares of the series ~~subject to the limitations contained in this Section 7.3.~~.
          Any other relative rights, preferences and limitations on that series.
     Subject to the express provisions of any other series of Preferred Shares then outstanding, and notwithstanding any other provision of ~~these Articles of Incorporation~~the Charter, the Board of Directors ~~may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares, or~~is hereby expressly authorized, from time to time, to alter the designation or classify or reclassify and issue any unissued shares of a particular series of Preferred Shares, of any series by ~~fixing~~setting or ~~altering,~~changing in one or more respects, from time to time before issuing the shares, the ~~terms,~~number, designation,

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preferences, conversion or other rights, voting powers, restrictions ~~and~~, limitations as to dividends and other distributions, qualifications ~~of the shares~~or terms or conditions of redemption of any such ~~series of~~ Preferred Shares and, in such event, the Company shall file for record with the State Department of Assessments and Taxation of Maryland articles supplementary in substance and form as prescribed by Section 2-208 of the MGCL.
     ~~SECTION 7.4 General Nature of Shares~~
     Any of the terms of any class or series of stock set or changed pursuant to Sections 5.2 and 5.3 hereof may be made dependent upon facts or events ascertainable outside the Charter (including determinations by the Board of Directors or other facts or events within the control of the Company) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in the articles supplementary or other Charter document.
     SECTION 5.4 No Preemptive Rights. ~~All Equity Shares shall be personal property entitling the Stockholders only to those rights provided in these Articles of Incorporation, the MGCL or in the resolution creating any class or series of such shares. The legal ownership of the Company Property and the right to conduct the business of the Company are vested exclusively in the Directors; the Stockholders shall have no interest therein other than the interest in the Company conferred by their Equity Shares and shall have no right to compel any partition, division, dividend or Distribution of the Company or any of the Company Property. The death of a Stockholder shall not terminate the Company or give his legal representative any rights against other Stockholders, the Directors or the Company Property, except the right, exercised in accordance with applicable provisions of the Bylaws, to require the Company to reflect on its books the change in ownership of the Equity Shares. Holders~~ Except as may be provided by the Board of Directors in setting the terms of classified or reclassified shares of stock pursuant to Section 5.2(b) or as may otherwise be provided by contract, holders of Equity Shares shall not have any preemptive or other right to purchase or subscribe for any class of ~~securities~~ Securities of the Company which the Company may at any time issue or sell.
     SECTION 5.5 ~~SECTION 7.5~~ No Issuance of Share Certificates. The Company shall not issue share certificates except to Stockholders who make a written request to the Company. A Stockholder’s investment shall be recorded on the books of the Company. To transfer his or her Equity Shares a Stockholder shall submit an executed form to the Company, which form shall be provided by the Company upon request. Such transfer will also be recorded on the books of the Company. Upon issuance or transfer of shares, the Company will provide the Stockholder with information concerning his or her rights with regard to such stock, in a form substantially similar to Section ~~7.6~~5.6(h), and required by the Bylaws and the MGCL or other applicable law.
     SECTION 5.6 ~~SECTION 7.6~~ Restrictions on Ownership and Transfer.
          (a) Definitions. For purposes of Sections ~~7.6~~ 5.6 and ~~7.7~~ 5.7 and any other provision of ~~these Articles of Incorporation~~ the Charter, the following terms shall have the meanings set forth below:

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     “Acquire” means the acquisition of Beneficial or Constructive Ownership of Equity Shares by any means, including, without limitation, the exercise of any rights under any option, warrant, convertible security, pledge or other security interest or similar right to acquire ~~shares~~Equity Shares, but shall not include the acquisition of any such rights unless, as a result, the acquiror would be considered a Beneficial Owner or a Constructive Owner. The terms “Acquires” and “Acquisition” shall have correlative meanings.
     “Beneficial Ownership,” when used with respect to ownership of Equity Shares by any Person, shall mean ownership of Equity Shares which are (i) directly owned by such Person, (ii) indirectly owned by such Person for purposes of Section 542(a)(2) of the Code, taking into account the constructive ownership rules of ~~Section~~Sections 544 and 856(h)(3) of the Code, as modified by Section 856(h)(1)(B) of the Code or (iii) beneficially owned by such Person pursuant to Rule 13d-3 under the Exchange Act. Whenever a Person Beneficially Owns Equity Shares that are not actually outstanding (e.g., shares issuable upon the exercise of an option or convertible security) (“Option Shares”), then, whenever ~~these Articles of Incorporation require~~the Charter requires a determination of the percentage of outstanding shares of a class of Equity Shares Beneficially Owned by that Person, the Option Shares Beneficially Owned by that Person shall also be deemed to be outstanding. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have correlative meanings.
     “Beneficiary” shall mean, with respect to any Excess Shares Trust, one or more organizations described in each of Section 170(b)(1)(A) (other than clauses (vii) and (viii) thereof) and Section 170(c)(2) of the Code that are named by the Company as the beneficiary or beneficiaries of such Excess Shares Trust, in accordance with the provisions of Section ~~7.7~~5.7(d).
     “Business Day” shall mean any weekday that is not an official holiday in the State of California.
     “Charter Effective Date” shall mean the date upon which ~~these Articles of Incorporation are~~the Charter is accepted for record by the State Department of Assessments and Taxation of ~~the State of~~ Maryland.
          ~~“Common Shares” means the common stock, par value $0.01 per share, of the Company that may be issued from time to time in accordance with the terms of these Articles of Incorporation and applicable law, as described in Section 7.2(b) hereof.~~
     “Constructive Ownership” shall mean ownership of Equity Shares by a Person who is or would be treated as a direct or indirect owner of such Equity Shares through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Own,” “Constructively Owns” and “Constructively Owned” shall have correlative meanings.
     “Excepted Holder” shall mean a Stockholder of the Company for whom an Excepted Holder Limit is created by the Board of Directors of the Company pursuant to Section ~~7.6~~5.6(d)(ii) hereof.

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     “Excepted Holder Limit” shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Directors of the Company pursuant to Section ~~7.6~~5.6(d)(ii), the ownership limit with respect to the Equity Shares of the Company established by the Board of Directors of the Company pursuant to Section ~~7.6~~5.6(d)(ii) for or in respect of such holder.
          ~~“Excess Shares” means the excess stock, par value $0.01 per share, of the Company, as described in Section 7.7 hereof.~~
     “Excess Shares Trust” shall mean any separate trust created and administered in accordance with the terms of Section ~~7.7~~5.7 for the exclusive benefit of any Beneficiary.
     “Individual” shall mean (i) an “individual” within the meaning of Section 542(a)(2) of the Code, as modified by Section 544 of the Code and/or (ii) any beneficiary of a “qualified trust” (as defined in Section 856(h)(3)(E) of the Code) which qualified trust is eligible for look-through treatment under Section 856(h)(3)(A) of the Code for purposes of determining whether a REIT is closely held under Section 856(a)(6) of the Code.
     “Market Price” means, until the Equity Shares are Listed, the price per Equity Share at which Equity Shares have been sold if Equity Shares have been sold during the prior quarter pursuant to a registration statement filed with the Securities and Exchange Commission and otherwise a price per Equity Share determined on the basis of a quarterly valuation of the Company’s assets. Upon Listing, ~~market price~~Market Price shall mean the average of the Closing Prices for the ten (10) consecutive Trading Days immediately preceding ~~such day~~ the day as of which Market Price is to be determined (or those days during such ten (10)-day period for which Closing Prices are available). The “Closing Price” on any date shall mean (i) where there exists a public market for the Company’s Equity Shares, the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the ~~New York Stock Exchange~~NYSE or, if the Equity Shares are not listed or admitted to trading on the ~~New York Stock Exchange~~NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Equity Shares are listed or admitted to trading or, if the Equity Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the Nasdaq Stock Market, Inc. or, if such system is no longer in use, the principal other automated quotation system that may then be in use or (ii) if no public market for the Equity Shares exists, the ~~Closing~~Market Price will be determined by a single, independent appraiser selected by the Board of Directors of the Company, which appraiser shall appraise the Market Price for such Equity Shares within such guidelines as shall be determined by the Board of Directors of the Company.
     “Non-Transfer Event” shall mean an event other than a purported Transfer that would cause any Person to Beneficially Own or Constructively Own a greater number of Equity Shares than such Person Beneficially Owned or Constructively Owned immediately prior to such event. Non-Transfer Events include, but are not limited to, (i) the granting of any option or entering into

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any agreement for the sale, transfer or other disposition of shares (or of Beneficial Ownership of shares) of Equity Shares or (ii) the sale, transfer, assignment or other disposition of interests in any Person or of any securities or rights convertible into or exchangeable for Equity Shares or for interests in any Person that directly or indirectly results in changes in Beneficial Ownership or Constructive Ownership of Equity Shares.
     “Ownership Limit” shall mean, with respect to each class or series of Equity Shares, 9.8% (by value) of the outstanding shares of such Equity Shares.
     “Permitted Transferee” shall mean any Person designated as a Permitted Transferee in accordance with the provisions of Section ~~7.7(h).~~5.7(h).
          ~~“Preferred Shares” means the preferred stock of the Company that may be issued from time to time in accordance with the terms of these Articles of Incorporation and applicable law, as described in Section 7.3 hereof.~~
     “Prohibited Owner” shall mean, with respect to any purported Transfer or Non-Transfer Event, any Person who is prevented from becoming or remaining the owner of record title to Equity Shares by the provisions of Section ~~7.7~~5.7(a).
     “Restriction Termination Date” shall mean the first day on which the Board of Directors of the Company determines that it is no longer in the best interests of the Company to attempt to, or continue to, qualify under the Code as a REIT.
     “Subsidiary” shall mean any direct or indirect subsidiary, whether a corporation, partnership, limited liability company or other entity, of the Company., which may be treated as a “pass-through” entity for federal income tax purposes.
     “Trading Day” shall mean a day on which the principal national securities exchange on which any of the Equity Shares are listed or admitted to trading is open for the transaction of business or, if none of the Equity Shares are listed or admitted to trading on any national securities exchange, any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.
     “Transfer” (as a noun) shall mean any sale, transfer, gift, assignment, devise or other disposition of shares (or of Beneficial Ownership of shares) of Equity Shares (including but not limited to the initial issuance of Common Shares by the Company), whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise. “Transfer” (as a verb) shall have the correlative meaning.
     “Trustee” shall mean any Person or entity, unaffiliated with both the Company and any Prohibited Owner (and, if different than the Prohibited Owner, the Person who would have had Beneficial Ownership of the Equity Shares that would have been owned of record by the Prohibited Owner), designated by the Company to act as trustee of any Excess Shares Trust, or any successor trustee thereof.

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          (b) Restriction on Ownership and Transfer.
          (i) ~~Except~~ Subject to Section 5.6(e), except as provided in Section ~~7.6~~5.6(d)(i), from and after the Charter Effective Date and until the Restriction Termination Date, any Transfer of Equity Shares that, if effective, would cause the Company to Constructively Own a 10% or greater ownership interest in a tenant of the Company or in a tenant of any direct or indirect Subsidiary of the Company within the meaning of Section 856(d)(2)(B) of the Code (other than a tenant that is a “taxable REIT subsidiary” (within the meaning of Section 856(l) of the Code) of the Company that satisfies one or more of the exceptions set forth in Section 856(d)(8) of the Code), shall be void ab initio as to the Transfer of that number of Equity Shares that would cause the Company to Constructively Own a 10% or greater ownership interest in a tenant of the Company or a in a tenant of any direct or indirect Subsidiary within the meaning of Section 856(d)(2)(B) of the Code (other than a tenant that is a “taxable REIT subsidiary” (within the meaning of Section 856(l) of the Code) of the Company that satisfies one or more of the exceptions set forth in Section 856(d)(8) of the Code), and the intended transferee shall acquire no rights in such Equity Shares.
          (ii) ~~(A)~~ (A) Except as provided in Section ~~7.6~~5.6(d)(ii), from and after the Charter Effective Date and until the Restriction Termination Date, no Person (other than an Excepted Holder) shall Beneficially Own shares of any class or series of Equity Shares in excess of the Ownership Limit and no Excepted Holder shall Beneficially Own shares of any class or series of Equity Shares in excess of the Excepted Holder Limit for such Excepted Holder.
     ~~(B) Except~~ (B) Subject to Section 5.6(e), except as provided in Section ~~7.6~~5.6(d)(ii), from and after the Charter Effective Date and until the Restriction Termination Date, any purported Transfer that, if effective, would result in any Person (other than an Excepted Holder) Beneficially Owning shares of any class or series of Equity Shares in excess of the Ownership Limit shall be void ab initio as to the Transfer of that number of Equity Shares which would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit, and the intended transferee shall acquire no rights in such Equity Shares.
     ~~(C) Except~~ (C) Subject to Section 5.6(e), except as provided in Section ~~7.6~~5.6(d)(ii), from and after the Charter Effective Date and until the Restriction Termination Date, any purported Transfer that, if effective, would result in any Excepted Holder Beneficially Owning shares of any class or series of Equity Shares in excess of the applicable Excepted Holder Limit shall be void ab initio as to the Transfer of that number of Equity Shares which would be otherwise Beneficially Owned by such Excepted Holder in excess of the applicable Excepted Holder Limit established for such Excepted Holder by the Board of Directors of the Company pursuant to Section ~~7.6~~5.6(d)(ii), and the intended transferee shall acquire no rights in such Equity Shares.
     ~~(D)~~ (D) Notwithstanding anything to the contrary set forth herein, the provisions of this Section ~~7.6~~5.6(b)(ii) shall be applied only insofar as may be necessary to accomplish the intents and purposes of the foregoing.
          (iii) ~~From~~ Subject to Section 5.6(e), from and after the Charter Effective Date and until the Restriction Termination Date, any purported Transfer of Equity Shares that, if effective, would result in the Company being “closely held” within the meaning of Section 856(h) of the Code, or otherwise result in the failure of the Company to qualify as a REIT, shall be void ab initio as to the Transfer of that number of Equity Shares that would cause the Company to

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be “closely held” within the meaning of Section 856(h) of the Code, or otherwise result in the failure of the Company to qualify as a REIT, and the intended transferee shall acquire no rights in such Equity Shares.
          (iv) ~~From~~ Subject to Section 5.6(e), from and after the Charter Effective Date and until the Restriction Termination Date, any purported Transfer that, if effective, would result in Equity Shares being beneficially owned by fewer than 100 persons for purposes of Section 856(a)(5) of the Code shall be void ab initio and the intended transferee shall acquire no rights in such Equity Shares.
          (v) ~~Except~~ Subject to Section 5.6(e), except as provided in Section ~~7.6~~5.6(d)(i), from and after the Charter Effective Date and until the Restriction Termination Date, any purported Transfer that, if effective, would (A) cause any Person (other than a “taxable REIT subsidiary” (within the meaning of Section 856(l) of the Code) of the Company) who renders or furnishes services to one or more tenants of the Company or a Subsidiary which are not “related” to the Company within the meaning of Section 856(d)(2)(B)(i) of the Code (determined without regard to the provisions of Section 856(d)(8) of the Code), to be other than an “independent contractor” for purposes of Section 856(d)(3) of the Code, or (B) cause any Person who renders or furnishes services to a “taxable REIT subsidiary” of the Company which leases directly or indirectly from the Company a “qualified lodging facility” (within the meaning of Section 856(d)(8)(B) of the Code) to be other than an “eligible independent contractor” within the meaning of Section 856(d)(9) of the Code, shall be void ab initio as to the Transfer of that number of Equity Shares that would cause such Person to be other than an “independent contractor” for purposes of Section 856(d)(3) of the Code or an “eligible independent contractor” within the meaning of Section 856(d)(9) of the Code, as applicable, and the intended transferee shall acquire no rights in such Equity Shares.
               ~~(vi) Notwithstanding any other provision of these Articles of Incorporation, any person selling securities on behalf of the Company in its public offerings may not complete a sale of securities to a Stockholder until at least five (5) business days after the date the Stockholder receives a final Prospectus and shall send each Stockholder a confirmation of his or her purchase.~~
          (c) Owners Required to Provide Information.
     Until the Restriction Termination Date:
          (i) Every record owner of more than 5%, or such lower percentages as is then required pursuant to regulations under the Code, of the outstanding shares of any class or series of Equity Shares of the Company shall, no later than January 30 of each year, provide to the Company a written statement or affidavit stating the name and address of such record owner, the number of Equity Shares owned by such record owner, and a description of how such             shares are held. Each such record owner shall provide to the Company such additional information as the Company may request in order to determine the effect, if any, of such ownership on the Company’s status as a REIT and to ensure compliance with the Ownership Limit.
          (ii) Each Person who is a Beneficial Owner of Equity Shares and each Person (including the stockholder of record) who is holding Equity Shares for a Beneficial Owner shall, within thirty (30) days of receiving written request from the Company therefor, provide to the Company a written statement or affidavit stating the name and address of such Beneficial Owner, the number of Equity Shares Beneficially Owned by such Beneficial

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Owner, a description of how such shares are held, and such other information as the Company may request in order to determine the Company’s status as a REIT and to ensure compliance with the Ownership Limit.
          (d) Exceptions.
          (i) The Board of Directors of the Company, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence or undertakings acceptable to the Board of Directors of the Company, may, in its sole discretion, waive (prospectively or retroactively) the application of Section ~~7.6~~5.6(b)(i) or Section ~~7.6~~5.6(b)(v) to a Person subject, as the case may be, to any such limitations on Transfer, provided that (A) the Board of Directors of the Company obtains such representations and undertakings from such Person as are reasonably necessary (as determined by the Board of Directors of the Company), if any, to ascertain that such Person’s Beneficial Ownership or Constructive Ownership of Equity Shares will not now or in the future result in the Company failing to satisfy the gross income limitations provided for in ~~Section~~ Sections 856(c)(2) and (3) of the Code and (B) insofar as required by the Board of Directors of the Company, such Person agrees in writing that any violation or attempted violation of (1) such other limitation as the Board of Directors of the Company may establish at the time of such waiver with respect to such Person or (2) such other restrictions and conditions as the Board of Directors of the Company may in its sole discretion impose at the time of such waiver with respect to such Person, will result, as of the time of such violation even if discovered after such violation, in the conversion of such shares in excess of the original limit applicable to such Person into Excess Shares pursuant to Section ~~7.7~~5.7(a).
          (ii) The Board of Directors of the Company, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence or undertakings acceptable to the Board of Directors of the Company, may, in its sole discretion, waive (prospectively or retroactively) the application of the Ownership Limit to a Person otherwise subject to any such limit, provided that (A) the Board of Directors of the Company obtains such representations and undertakings from such Person as are reasonably necessary (as determined by the Board of Directors of the Company), if any, to ascertain that such Person’s Beneficial Ownership or Constructive Ownership of Equity Shares will not now or in the future (1) result in the Company being “closely held” within the meaning of Section 856(h) of the Code, (2) cause the Company to Constructively Own a 10% or greater ownership interest in a tenant of the Company or a Subsidiary within the meaning of Section 856(d)(2)(B) of the Code (other than a “taxable REIT subsidiary” (within the meaning of Section 856(l) of the Code) of the Company that satisfies one or more of the exceptions set forth in Section 856(d)(8) of the Code) and to fail either the 75% gross income test of Section 856(c)(3) of the Code or the 95% gross income test of Section 856(c)(2) of the Code, (3) result in the Equity Shares of the Company being beneficially owned by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code, or (4) cause the Company to receive “impermissible tenant service income” within the meaning of Section 856(d)(7) of the Code, and (B) such Person provides to the Board of Directors of the Company such representations and undertakings, if any, as the Board of Directors of the Company, may in its sole and absolute discretion, require (including, without limitation, an agreement as to a reduced Ownership Limit or Excepted Holder Limit for such Person with respect to the Beneficial Ownership of one or more other classes of Equity Shares not subject to the exception), and, insofar as required by the Board of Directors of the Company, such Person agrees in writing that any violation or attempted violation of (x) such other limitation as the Board of Directors of the Company may establish at the time of such waiver with respect to such Person or (y) such other restrictions and conditions as the Board of Directors of the Company may in its sole discretion impose at the time of such waiver with respect to such Person, will

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result, as of the time of such violation even if discovered after such violation, in the conversion of such shares in excess of the original limit applicable to such Person into Excess Shares pursuant to Section ~~7.7~~5.7(a).
          (iii) The Board of Directors of the Company may only reduce the Excepted Holder Limit for an Excepted Holder (A) with the written consent of such Excepted Holder at any time or (B) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Ownership Limit. Notwithstanding the foregoing, nothing in this Section ~~7.6~~5.6(d)(iii) is intended to limit or modify the restrictions on ownership contained in Section ~~7.6~~5.6(b)(ii) and the authority of the Board of Directors of the Company under Section ~~7.6~~5.6(d)(i).
          (e) Public Market. Notwithstanding any provision ~~contained herein~~ to the contrary, nothing in ~~these Articles of Incorporation~~ the Charter shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or any automated quotation system. In no event, however, shall the existence or application of the preceding sentence have the effect of deterring or preventing the conversion of Equity Shares into Excess Shares as contemplated herein.
          (f) Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section ~~7.6,~~5.6, including any definition contained in Section ~~7.6~~5.6(a) above, the Board of Directors of the Company shall have the power and authority, in its sole discretion, to determine the application of the provisions of this Section ~~7.6~~5.6 with respect to any situation based on the facts known to it.
          (g) Remedies Not Limited. Except as set forth in Section ~~7.6~~5.6(e) above, nothing contained in this Section ~~7.6~~5.6 or Section ~~7.7~~5.7 shall limit the authority of the Company to take such other action as it deems necessary or advisable to protect the Company and the interests of its stockholders by preservation of the Company’s status as a REIT and to ensure compliance with the Ownership Limit or the Excepted Holder Limit.
          (h) Legend; Notice to Stockholders Upon Issuance or Transfer. ~~Upon~~  Each certificate for Equity Shares shall bear substantially the following legend, or upon issuance or transfer of uncertificated Equity Shares, the Company shall provide the recipient with a notice containing information about the shares purchased or otherwise transferred, in lieu of issuance of a share certificate, in a form substantially similar to the following:
“[The securities represented by this certificate] [The securities issued or transferred] are subject to restrictions on transfer and ownership for the purpose of maintenance of the Company’s status as a real estate investment trust (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”). Except as otherwise provided pursuant to the ~~Articles of Incorporation~~Charter of the Company, no Person may (i) Beneficially or Constructively Own Common Shares of the Company in excess of 9.8% (by value), (or such greater percent as may be determined by the Board of Directors of the Company) of the outstanding Common Shares; (ii) Beneficially or

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Constructively Own shares of any series of Preferred Shares of the Company in excess of 9.8% (by value), (or such greater percent as may be determined by the Board of Directors of the Company) of the outstanding shares of such series of Preferred Shares; or (iii) Beneficially or Constructively Own Common Shares or Preferred Shares (of any class or series) which would result in the Company being “closely held” under Section 856(h) of the Code or which otherwise would cause the Company to fail to qualify as a REIT. Any Person who has Beneficial or Constructive Ownership, or who Acquires or attempts to Acquire Beneficial or Constructive Ownership, of Common Shares and/or Preferred Shares in excess of the above limitations must immediately notify the Company in writing or, in the event of a proposed or attempted Transfer or Acquisition or purported change in Beneficial or Constructive Ownership, must give written notice to the Company at least 15 days prior to the proposed or attempted Transfer, transaction or other event. Any purported Transfer of Common Shares and/or Preferred Shares which results in violation of the ownership or transfer limitations set forth in the Company’s ~~Articles of Incorporation~~Charter shall be void ab initio and the intended transferee shall not have or acquire any rights in such Common Shares and/or Preferred Shares. If the transfer and ownership limitations referred to herein are violated and notwithstanding such violation, shares of any class of Equity Shares would be Beneficially or Constructively Owned by a Person in violation of such ownership or transfer limitations, the Common Shares or Preferred Shares represented hereby will be automatically converted into Excess Shares to the extent of violation of such limitations, and such Excess Shares will be automatically transferred to an Excess Shares Trust, all as provided by the ~~Articles of Incorporation~~Charter of the Company. All defined terms used in this legend have the meanings identified in the Company’s ~~Articles of Incorporation~~Charter, as the same may be amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each Stockholder who so requests.”
     SECTION 5.7 ~~SECTION 7.7~~ Excess Shares.
          (a) Conversion into Excess Shares.
          (i) If, notwithstanding the other provisions contained in the ~~Articles of Incorporation~~ Charter, from and after the Charter Effective Date and prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event such that any Person (other than an Excepted Holder) would Beneficially Own shares of any class or series of Equity Shares in excess of the Ownership Limit, or such that any Person that is an Excepted Holder would Beneficially Own shares of any class or series of Equity Shares in excess of the applicable

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Excepted Holder Limit, then, except as otherwise provided in Section ~~7.6~~5.6(d), (A) the purported transferee shall be deemed to be a Prohibited Owner and shall acquire no right or interest (or, in the case of a Non-Transfer Event, the Person holding record title to the Equity Shares Beneficially Owned by such Beneficial Owner shall cease to own any right or interest) in such number of Equity Shares the ownership of which by a Beneficial Owner would cause (1) a Person to Beneficially Own shares of any class or series of Equity Shares in excess of the Ownership Limit or (2) an Excepted Holder to Beneficially Own shares of any class or series of Equity Shares in excess of the applicable Excepted Holder Limit, as the case may be, (B) such number of Equity Shares in excess of the Ownership Limit or the applicable Excepted Holder Limit, as the case may be (rounded up to the nearest whole share), shall be automatically converted into an equal number of Excess Shares and transferred to an Excess Shares Trust in accordance with Section ~~7.7~~5.7(d) and (C) the Prohibited Owner shall submit the certificates, if any, representing such number of Equity Shares to the Company, accompanied by all requisite and duly executed assignments of transfer thereof, for registration in the name of the Trustee of the Excess Shares Trust. If the Equity Shares that are converted into Excess Shares are not shares of Common Shares, then the Excess Shares into which they are converted shall be deemed to be a separate series of Excess Shares with a designation and title corresponding to the designation and title of the shares that have been converted into the Excess Shares, followed by the words “Excess Shares” in the designation thereof. Such conversion into Excess Shares and transfer to an Excess Shares Trust shall be effective as of the close of trading on the Business Day prior to the date of the purported Transfer or Non-Transfer Event, as the case may be, even though the certificates, if any, representing the Equity Shares so converted may be submitted to the Company at a later date.
          (ii) If, notwithstanding the other provisions contained in the ~~Articles of Incorporation~~ Charter, (A) from and after the Charter Effective Date and prior to the Restriction Termination Date there is a purported Transfer or Non-Transfer Event that, if effective, would result in the Company being “closely held” within the meaning of Section 856(h) of the Code, or otherwise result in the failure of the Company to qualify as a REIT, (B) from and after the Charter Effective Date and prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event that, if effective, would cause the Company to Constructively Own a 10% or greater ownership interest in a tenant of the Company or in a tenant of a Subsidiary for purposes of Section 856(d)(2)(B) of the Code (other than a tenant that is a “taxable REIT Subsidiary” (within the meaning of Section 856(l) of the Code) of the Company that satisfies one or more of the exceptions set forth in Section 856(d)(8) of the Code), (C) from and after the Charter Effective Date and prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event, that, if effective, would result in the Equity Shares being beneficially owned by fewer than 100 persons for purposes of Section 856(a)(5) of the Code, or (D) from and after the Charter Effective Date and prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event that, if effective, would (1) cause any Person (other than a “taxable REIT subsidiary” (within the meaning of Section 856(l) of the Code) of the Company) who renders or furnishes services to one or more tenants of the Company or tenants of a Subsidiary which are not “related” to the Company within the meaning of Section 856(d)(2)(B)(i) of the Code (determined without regard to the provisions of Section 856(d)(8) of the Code), to be other than an “independent contractor” for purposes of Section 856(d)(3) of the Code, or (2) cause any Person who renders or furnishes services to a “taxable REIT subsidiary” of the Company which leases, directly or indirectly from the Company, a “qualified lodging facility” within the meaning of Section 856(d)(8)(B) of the Code, to be other than an “eligible independent contractor” within the meaning of Section 856(d)(9) of the Code, then, except to the extent a waiver was obtained with respect to such restriction pursuant to Section ~~7.6~~5.6(d), (X)

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the purported transferee shall be deemed to be a Prohibited Owner and shall acquire no right or interest (or, in the case of a Non-Transfer Event, the Person holding record title of the Equity Shares with respect to which such Non-Transfer Event occurred shall cease to own any right or interest) in such number of Equity Shares, the ownership of which by such purported transferee or record holder would (AA) result in the Company being “closely held” within the meaning of Section 856(h) of the Code, or otherwise result in the failure of the Company to qualify as a REIT, (BB) cause the Company to Constructively Own a 10% or greater ownership interest in a tenant of the Company or in a tenant of a Subsidiary for purposes of Section 856(d)(2)(B) of the Code (other than a “taxable REIT Subsidiary” (within the meaning of Section 856(l) of the Code) of the Company that satisfies one or more of the exceptions set forth in Section 856(d)(8) of the Code), (CC) result in the Equity Shares being beneficially owned by fewer than 100 persons for purposes of Section 856(a)(5) of the Code, or (DD)(1) cause any Person (other than a “taxable REIT subsidiary” (within the meaning of Section 856(l) of the Code) of the Company) who renders or furnishes services to one or more tenants of the Company or tenants of a Subsidiary which are not “related” to the Company within the meaning of Section 856(d)(2)(B)(i) of the Code (determined without regard to the provisions of Section 856(d)(8) of the Code), to be other than an “independent contractor” for purposes of Section 856(d)(3) of the Code, or (2) cause any Person who renders or furnishes services to a “taxable REIT subsidiary” of the Company which leases from the Company, directly or indirectly, a “qualified lodging facility” within the meaning of Section 856(d)(8)(B) of the Code, to be other than an “eligible independent contractor” within the meaning of Section 856(d)(9) of the Code, (Y) such number of Equity Shares (rounded up to the nearest whole share) shall be automatically converted into an equal number of Excess Shares and transferred to an Excess Shares Trust in accordance with Section ~~7.7~~5.7(d) and (Z) the Prohibited Owner shall submit certificates, if any, representing such number of Equity Shares to the Company, accompanied by all requisite and duly executed assignments of transfer thereof, for registration in the name of the Trustee of the Excess Shares Trust. If the Equity Shares that are converted into Excess Shares are not Common Shares, then the Excess Shares into which they are converted shall be deemed to be a separate series of Excess Shares with a designation and title corresponding to the designation and title of the shares that have been converted into the Excess Shares, followed by the words “Excess Shares” in the designation thereof. Such conversion into Excess Shares and transfer to an Excess Shares Trust shall be effective as of the close business on the Business Day prior to the date of the purported Transfer or Non-Transfer Event, as the case may be, even though the certificates, if any, representing the Equity Shares so converted may be submitted to the Company at a later date.
          (iii) Upon the occurrence of a conversion of Equity Shares into an equal number of Excess Shares, without any action required by any Person, including the Board of Directors of the Company, such Equity Shares shall be restored to the status of authorized but unissued shares of the particular class or series of Equity Shares that was converted into Excess Shares and may be reissued by the Company as that particular class or series of Equity Shares.
          (b) Remedies for Breach. If the Company, or its designees, shall at any time determine in good faith that a Transfer has taken place in violation of Section ~~7.6~~5.6(b) or that a Person intends to Acquire or has attempted to Acquire Beneficial Ownership or Constructive Ownership of any Equity Shares in violation of Section ~~7.6~~5.6(b), the Company shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or Acquisition, including, but not limited to, refusing to give effect to such Transfer on the stock transfer books of the Company or instituting proceedings to enjoin such Transfer or Acquisition, but the failure to take any such action shall not affect the automatic conversion of Equity Shares into Excess Shares and their transfer to an Excess Shares Trust in accordance with Section ~~7.7~~5.7(a) and Section ~~7.7~~5.7(d).

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          (c) Notice of Restricted Transfer. Any Person who Acquires or attempts to Acquire Equity Shares in violation of Section ~~7.6~~5.6(b), or any Person who owned Equity Shares that were converted into Excess Shares and transferred to an Excess Shares Trust pursuant to Sections ~~7.7~~5.7(a) and ~~7.7~~5.7(d), shall immediately give written notice to the Company, or, in the event of a proposed or attempted Transfer, Acquisition or purported change in Beneficial Ownership or Constructive Ownership, shall give at least fifteen (15) days prior written notice to the Company, of such event and shall provide to the Company such other information as the Company, in its sole discretion, may request in order to determine the effect, if any, of such Transfer, Acquisition, or Non-Transfer Event, as the case may be, on the Company’s status as a REIT.
          (d) Ownership in Excess Shares Trust. Upon any purported Transfer, Acquisition, or Non-Transfer Event that results in Excess Shares pursuant to Section ~~7.7~~5.7(a), such Excess Shares shall be automatically and by operation of law transferred to one or more Trustees as trustee of one or more Excess Shares Trusts to be held for the exclusive benefit of one or more Beneficiaries. Any conversion of Equity Shares into Excess Shares and transfer to an Excess Shares Trust shall be effective as of the close of business on the Business Day prior to the date of the purported Transfer, Acquisition or Non-Transfer Event that results in the conversion. Excess Shares so held in trust shall remain issued and outstanding shares of capital stock of the Company.
          (e) Dividend Rights. Each Excess Share shall be entitled to the same dividends and distributions (as to both timing and amount) as may be ~~declared~~ authorized by the Board of Directors of the Company with respect to shares of the same class and series as the Equity Shares that were converted into such Excess Shares. The Trustee, as record holder of the Excess Shares, shall be entitled to receive all dividends and distributions and shall hold all such dividends and distributions in trust for the benefit of the Beneficiary. The Prohibited Owner with respect to such Excess Shares shall repay to the Excess Shares Trust the amount of any dividends or distributions received by it (i) that are attributable to any Equity Shares that have been converted into Excess Shares and (ii) which were distributed by the Company to stockholders of record on a record date which was on or after the date that such shares were converted into Excess Shares. The Company shall have the right to take all measures that it determines reasonably necessary to recover the amount of any such dividend or distribution paid to a Prohibited Owner, including, if necessary, withholding any portion of future dividends or distributions payable on Equity Shares Beneficially Owned by the Person who, but for the provisions of Sections ~~7.6~~5.6 and ~~7.7,~~5.7, would Constructively Own or Beneficially Own the Equity Shares that were converted into Excess Shares; and, as soon as reasonably practicable following the Company’s receipt or withholding thereof, shall pay over to the Excess Shares Trust for the benefit of the Beneficiary the dividends so received or withheld, as the case may be.
          (f) Rights upon Liquidation. In the event of any voluntary or involuntary liquidation of, or winding up of, or any distribution of the ~~assets~~ Assets of, the Company, each holder of Excess Shares shall be entitled to receive, ratably with each holder of Equity Shares of the same class and series as the shares which were converted into such Excess Shares and other holders of such Excess Shares, that portion of the assets of the Company that is available for distribution to the holders of such Equity Shares. The Excess Shares Trust shall distribute to the Prohibited Owner the amounts received upon such liquidation, dissolution, winding up or distribution; provided, however, that the Prohibited Owner shall not be entitled to receive amounts in excess of the lesser of, in the case of a purported Transfer or Acquisition in which the Prohibited Owner gave value for Equity Shares and which Transfer or Acquisition resulted in the conversion of the shares into Excess Shares, the product of (i) the price per share, if any, such Prohibited Owner paid for the Equity Shares and (ii) the number of Equity Shares which were so converted into Excess Shares and held by the Excess Shares Trust, and, in the case of a Non-Transfer Event or purported Transfer or Acquisition in which the Prohibited Owner did not give

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value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or purported Transfer or Acquisition, as the case may be, resulted in the conversion of the shares into Excess Shares, the product of (x) the price per share equal to the Market Price for the shares that were converted into such Excess Shares on the date of such Non-Transfer Event or purported Transfer or Acquisition and (y) the number of Equity Shares which were so converted into Excess Shares. Any remaining amount in such Excess Shares Trust shall be distributed to the Beneficiary; provided, however, that in the event of any voluntary or involuntary liquidation of, or winding up of, or any distribution of the ~~assets~~ Assets of, the Company that occurs during the period in which the Company has the right to accept the offer to purchase Excess Shares under Section ~~7.7~~5.7(j) hereof (but with respect to which the Company has not yet accepted such offer), then (i) the Company shall be deemed to have accepted such offer immediately prior to the time at which the liquidating distribution is to be determined for the holders of Equity Shares of the same class and series as the shares which were converted into such Excess Shares (or such earlier time as is necessary to permit such offer to be accepted) and to have simultaneously purchased such shares at the price per share set forth in Section ~~7.7~~5.7(j), (ii) the Prohibited Owner with respect to such Excess Shares shall receive in connection with such deemed purchase the compensation amount set forth in Section ~~7.7~~5.7(i) (as if such shares were purchased by the Company directly from the Excess Shares Trust), (iii) the amount, if any, by which the deemed purchase price exceeds such compensation amount shall be distributed to the Beneficiary and (iv) accordingly, any amounts that would have been distributed with respect to such Excess Shares in such liquidation, winding-up or distribution (if such deemed purchase had not occurred) in excess of the deemed purchase price shall be distributed to the holders of the Equity Shares and holders of Excess Shares resulting from the conversion of such Equity Shares entitled to such distribution.
          (g) Voting Rights. The holders of Excess Shares shall not be entitled to voting rights with respect to such shares. Any vote by a Prohibited Owner as a purported holder of Equity Shares prior to the discovery by the Company that such Equity Shares have been converted into Excess Shares shall, subject to applicable law, be rescinded and shall be void ab initio with respect to such Excess Shares; provided, however, that if the Company has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind such vote.
          (h) Designation of Permitted Transferee.
          (i) As soon as practicable after the Trustee acquires Excess Shares, but in an orderly fashion so as not to materially adversely affect the price of Common Shares, the Trustee shall designate one or more Persons as Permitted Transferees and sell to such Permitted Transferees any Excess Shares held by the Trustee; provided, however, that (A) any Permitted Transferee so designated purchases for valuable consideration (whether in a public or private sale) the Excess Shares and (B) any Permitted Transferee so designated may acquire such Excess Shares without violating any of the restrictions set forth in Section ~~7.6~~5.6(b) (assuming for this purpose the automatic conversion of such Excess Shares into Equity Shares pursuant to clause (ii) below) and without such acquisition resulting in the re-conversion of the Equity Shares underlying the Excess Shares so acquired into Excess Shares and the transfer of such shares to an Excess Shares Trust pursuant to Sections ~~7.7~~ 5.7(a) and ~~7.7~~5.7(d). The Trustee shall have the exclusive and absolute right to designate Permitted Transferees of any and all Excess Shares. Prior to any transfer by the Trustee of Excess Shares to a Permitted Transferee, the Trustee shall give not less than five (5) Business Days’ prior written notice to the Company of such intended transfer to enable the Company to determine whether to exercise or waive its purchase rights under Section ~~7.7~~5.7(j). No such transfer by the Trustee of Excess Shares to a Permitted Transferee shall be consummated unless the Trustee has received a written waiver of the Company’s purchase rights under Section ~~7.7~~5.7(j).

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          (ii) Upon the designation by the Trustee of a Permitted Transferee and compliance with the provisions of this Section ~~7.7~~5.7(h), the Trustee shall cause to be transferred to the Permitted Transferee the Excess Shares acquired by the Trustee pursuant to Section ~~7.7~~5.7(d). Upon such transfer of Excess Shares to the Permitted Transferee, such Excess Shares shall be automatically converted into an equal number of Equity Shares of the same class and series as the Equity Shares which were converted into such Excess Shares. Upon the occurrence of such a conversion of Excess Shares into an equal number of Equity Shares, such Excess Shares, without any action required by the Board of Directors of the Company, shall thereupon be restored to the status of authorized but unissued Excess Shares and may be reissued by the Company as Excess Shares. The Trustee shall (A) cause to be recorded on the stock transfer books of the Company that the Permitted Transferee is the holder of record of such number of Equity Shares, and (B) distribute to the Beneficiary any and all amounts held with respect to such Excess Shares after making payment to the Prohibited Owner pursuant to Section ~~7.7~~5.7(i).
          (iii) If the Transfer of Excess Shares to a purported Permitted Transferee would or does violate any of the transfer restrictions set forth in Section ~~7.6~~5.6(b) (assuming for this purpose the automatic conversion of such Excess Shares into Equity Shares pursuant to clause (ii) above), such Transfer shall be void ab initio as to that number of Excess Shares that cause the violation of any such restriction when such shares are converted into Equity Shares (as described in clause (ii) above) and the purported Permitted Transferee shall be deemed to be a Prohibited Owner and shall acquire no rights in such Excess Shares or Equity Shares. Such Equity Shares shall be automatically re-converted into Excess Shares and transferred to the Excess Shares Trust from which they were originally Transferred. Such conversion and transfer to the Excess Shares Trust shall be effective as of the close of trading on the Business Day prior to the date of the Transfer to the purported Permitted Transferee and the provisions of this Section ~~7.7~~5.7 shall apply to such shares, including, without limitation, the provisions of Sections ~~7.7~~5.7(h) through ~~7.7~~5.7(j) with respect to any future Transfer of such shares by the Excess Shares Trust.
          (i) Compensation to Record Holder of Equity Shares That Are Converted into Excess Shares. Any Prohibited Owner shall be entitled (following acquisition of the Excess Shares and subsequent designation of and sale of Excess Shares to a Permitted Transferee in accordance with Section ~~7.7~~5.7(h) or following the acceptance of the offer to purchase such shares in accordance with Section ~~7.7~~5.7(j)) to receive from the Trustee following the sale or other disposition of such Excess Shares the lesser of (i)(A) in the case of a purported Transfer or Acquisition in which the Prohibited Owner gave value for Equity Shares and which Transfer or Acquisition resulted in the conversion of such shares into Excess Shares, the product of (1) the price per share, if any, such Prohibited Owner paid for the Equity Shares and (2) the number of Equity Shares which were so converted into Excess Shares and (B) in the case of a Non-Transfer Event or purported Transfer or Acquisition in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or purported Transfer or Acquisition, as the case may be, resulted in the conversion of such shares into Excess Shares, the product of (1) the price per share equal to the Market Price for the shares that were converted into such Excess Shares on the date of such Non-Transfer Event or purported Transfer or Acquisition and (2) the number of Equity Shares which were so converted into Excess Shares, (ii) the proceeds received by the Trustee from the sale or other disposition of such Excess Shares in accordance with Section ~~7.7~~5.7(h) or Section ~~7.7~~5.7(j) or (iii) the pro-rata amount of such Prohibited Owner’s initial capital investment in the Company properly allocated to such Excess Shares (determined by multiplying the Prohibited Owner’s total initial capital investment in the Company by a fraction, the numerator of which is the number of shares of the Prohibited Owner’s Equity Shares converted into such Excess Shares and the denominator of which is the total number of Equity Shares held (or purported to be

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held) by the Prohibited Owner immediately prior to such conversion (including the shares so converted)). Any amounts received by the Trustee in respect of such Excess Shares that is in excess of such amounts to be paid to the Prohibited Owner pursuant to this Section ~~7.7~~5.7(i) shall be distributed to the Beneficiary. Each Beneficiary and Prohibited Owner shall be deemed to have waived and, if requested, shall execute a written confirmation of the waiver of, any and all claims that it may have against the Trustee and the Excess Shares Trust arising out of the disposition of Excess Shares, except for claims arising out of the gross negligence or willful misconduct of such Trustee or any failure to make payments in accordance with this Section ~~7.7~~5.7 by such Trustee.
          (j) Purchase Right in Excess Shares. Excess Shares shall be deemed to have been offered for sale to the Company or its designee, at a price per share equal to the lesser of (i) the price per share of Equity Shares in the transaction that created such Excess Shares (or, in the case of a Non-Transfer Event, Transfer or Acquisition in which the Prohibited Owner did not give value for the shares (e.g., if the shares were received through a gift or devise), the Market Price for the shares that were converted into such Excess Shares on the date of such Non-Transfer Event, Transfer or Acquisition or (ii) the Market Price for the shares that were converted into such Excess Shares on the date the Company, or its designee, accepts such offer. The Company shall have the right to accept such offer for a period of ninety (90) days following the later of (x) the date of the Acquisition, Non-Transfer Event or purported Transfer which results in such Excess Shares or (y) the first to occur of (A) the date the Board of Directors of the Company first determined that an Acquisition, Transfer or Non-Transfer Event resulting in Excess Shares has occurred and (B) the date that the Company received a notice of such Acquisition, Transfer or Non-Transfer Event pursuant to Section ~~7.7~~5.7(c).
          (k) Nothing in this Section ~~7.7~~5.7 shall limit the authority of the Board of Directors of the Company to take such other action as it deems necessary or advisable to protect the Company and the interests of its Stockholders in preserving the Company’s status as a REIT.
     SECTION 5.8 ~~SECTION 7.8~~ Severability. If any provision of this Article ~~VII~~V or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions of this Article ~~VII~~V shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.
     SECTION 5.9 ~~SECTION 7.9~~ Waiver. The Company shall have authority at any time to waive the requirements that Excess Shares be issued or be deemed outstanding in accordance with the provisions of this Article ~~VII~~V if the Company determines, based on an opinion of nationally recognized tax counsel, that the issuance of such Excess Shares or the fact that such Excess Shares are deemed to be outstanding, would jeopardize the status of the Company as a REIT (as that term is defined in Section 1.5).
     SECTION 5.10 Enforcement. The Company is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article V.

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ARTICLE VI ~~ARTICLE VIII~~
STOCKHOLDERS
     ~~SECTION 8.1 Suitability of Stockholders.~~
          ~~(a) Income and Net Worth Standards. According to the NASAA REIT Guidelines as in effect on June 27, 2003, the date these Articles of Incorporation were amended and restated, Stockholders shall have (i) a minimum annual gross income of $45,000 and a minimum net worth (not including home, home furnishings and automobiles) of $45,000, or (ii) a minimum net worth (not including home, home furnishings and automobiles) of $150,000. Suitability standards may vary from state to state.~~
          ~~(b) Determination that Sale to Stockholder is Suitable and Appropriate. State securities regulators may require minimum initial and subsequent cash investment amounts in any securities offering in which the Company is engaging which is subject to such state regulators’ jurisdiction.~~
           ~~(c) Minimum Investment. Each Soliciting Dealer who sells Shares on behalf of the Company has the responsibility to make every reasonable effort to determine that the purchase of Shares is appropriate for a Stockholder and that the requisite suitability standards are met.~~
     SECTION 6.1 ~~SECTION 8.2~~ Meetings of Stockholders. There shall be an annual meeting of the Stockholders, to be held at such time and place as shall be determined by or in the manner prescribed in the Bylaws, at which the Directors shall be elected and any other proper business may be conducted. ~~The annual meeting will be held at a location convenient to the Stockholders, on a date which is a reasonable period of time following the distribution of the Company’s annual report to Stockholders but not less than thirty (30) days after delivery of such report. A majority of the Shares present in person or by proxy at an annual meeting~~  A plurality of all the votes cast at a meeting of Stockholders duly called and at which a quorum is present~~, may, without the necessity for concurrence by the Directors, elect the Directors.~~  shall be sufficient to elect a Director. A quorum shall be the holders of 50% or more of the then outstanding Equity Shares entitled to vote. Special meetings of Stockholders may be called in the manner provided in the Bylaws~~, including at any time by Stockholders holding, in the aggregate, not less than ten percent (10%) of the outstanding Equity Shares entitled to be cast on any issue proposed to be considered at any such special meeting.~~ If there are no Directors, the officers of the Company shall promptly call a special meeting of the Stockholders entitled to vote for the election of successor Directors. Any meeting may be adjourned and reconvened as the Directors determine or as provided by the Bylaws.
     SECTION 6.2 ~~SECTION 8.3~~ Voting Rights of Stockholders. Subject to the provisions of any class or series of Equity Shares then outstanding and the mandatory provisions of any applicable laws or regulations, the Stockholders shall be entitled to vote only on the following matters~~;~~: (a) election or removal of Directors as provided in Sections  ~~8.2,~~6.1, 2.3 and 2.4  ~~and 2.7~~  hereof; (b) amendment of  ~~these Articles of Incorporation~~ the Charter as provided in Section  ~~10.1~~8.1 hereof; (c)  ~~termination~~ dissolution of the Company as provided in  ~~Section 11.2~~ Article IX hereof; (d)

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 ~~reorganization of the Company as provided in Section 10.2 hereof; (e)~~  merger, consolidation or sale or other disposition of all or substantially all of the Company Property, as provided in Section  ~~10.3~~8.2 hereof; and (~~f~~e) termination of the Company’s status as a  ~~real estate investment trust~~ REIT under the REIT Provisions of the Code, as provided in Section 3.2~~(t) hereof. The Stockholders may terminate the status of the Company as a REIT under the Code by a vote of a majority of the Shares outstanding and entitled to vote.~~  x) hereof. Except with respect to the foregoing matters, no action taken by the Stockholders at any meeting shall in any way bind the Directors.
     ~~SECTION 8.4 Voting Limitations on Shares held by the Advisor, Directors and Affiliates. With respect to Shares owned by the Advisor, the Directors, or any of their Affiliates, neither the Advisor, nor the Directors, nor any of their Affiliates may vote or consent on matters submitted to the Stockholders regarding the removal of the Advisor, Directors or any of their Affiliates or any transaction between the Company and any of them. In determining the requisite percentage in interest of Shares necessary to approve a matter on which the Advisor, Directors and any of their Affiliates may not vote or consent, any Shares owned by any of them shall not be included.~~
     ~~SECTION 8.5 Stockholder Action to be Taken by Meeting .. Any action required or permitted to be taken by the Stockholders of the Company must be effected at a duly called annual or special meeting of Stockholders of the Company and may not be effected by any consent in writing of such Stockholders.~~
     SECTION 6.3 ~~SECTION 8.6~~  Right of Inspection~~. Any Stockholder and any designated representative thereof shall be permitted access to all records of the Company at all reasonable times, and may inspect and copy any of them for a reasonable charge. Inspection of the Company books and records by the office or agency administering the securities laws of a jurisdiction shall be provided upon reasonable notice and during normal business hours.~~ Stockholders or their designated representatives shall be permitted access to the Company’s records in accordance with Sections 2-512 and 2-513 of the MGCL.
     ~~SECTION 8.7 Access to Stockholder List. An alphabetical list of the names, addresses and telephone numbers of the Stockholders of the Company, along with the number of Shares held by each of them (the “Stockholder List”), shall be maintained as part of the books and records of the Company and shall be available for inspection by any Stockholder or the Stockholder’s designated agent at the home office of the Company upon the request of the Stockholder. The Stockholder List shall be updated at least quarterly to reflect changes in the information contained therein. A copy of such list shall be mailed to any Stockholder so requesting within ten (10) days of the request. The copy of the Stockholder List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type). The Company may impose a reasonable charge for expenses incurred in reproduction pursuant to the Stockholder request. A Stockholder may request a copy of the Stockholder List in connection with matters relating to Stockholders’ voting rights, and the exercise of Stockholder rights under federal proxy laws.~~
     ~~If the Advisor or Directors neglect or refuse to exhibit, produce or mail a copy of the Stockholder List as requested, the Advisor and the Directors shall be liable to any~~

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~~Stockholder requesting the list for the costs, including attorneys’ fees, incurred by that Stockholder for compelling the production of the Stockholder List, and for actual damages suffered by any Stockholder by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Stockholder List is to secure such list of Stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a Stockholder relative to the affairs of the Company. The Company may require the Stockholder requesting the Stockholder List to represent that the list is not requested for a commercial purpose unrelated to the Stockholder’s interest in the Company. The remedies provided hereunder to Stockholders requesting copies of the Stockholder List are in addition, to and shall not in any way limit, other remedies available to Stockholders under federal law, or the laws of any state.~~
     SECTION 6.4 ~~SECTION 8.8~~  Reports. The Directors ~~, including the Independent Directors,~~ shall take reasonable steps to  ~~insure~~ ensure that the Company shall cause to be prepared and mailed or delivered to each Stockholder as of a record date after the end of the fiscal year and each holder of other publicly held securities of the Company  ~~within one hundred twenty (120) days after the end of the fiscal year to which it relates an annual report for each fiscal year ending after the initial public offering of its securities which shall include: (i) financial statements prepared in accordance with generally accepted accounting principles which are audited and reported on by independent certified public accountants; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and the aggregate amount of other fees paid to the Advisor and any Affiliate of the Advisor by the Company and including fees or changes paid to the Advisor and any Affiliate of the Advisor by third parties doing business with the Company; (iv) the Operating Expenses of the Company, stated as a percentage of Average Invested Assets and as a percentage of its Net Income; (v) a report from the Independent Directors that the policies being followed by the Company are in the best interests of its Stockholders and the basis for such determination; (vi) separately stated, full disclosure of all material terms, factors, and circumstances surrounding any and all transactions involving the Company, Directors, Advisors and any Affiliate thereof occurring in the year for which the annual report is made, and the Independent Directors shall be specifically charged with a duty to examine and comment in the report on the fairness of such transactions; and (vii) Distributions to the Stockholders for the period, identifying the source of such Distributions, and if such information is not available at the time of the distribution, a written explanation of the relevant circumstances will accompany the Distributions (with the statement as to the source of Distributions to be sent to Stockholders not later than sixty (60) days after the end of the fiscal year in which the distribution was made).~~
     ~~SECTION 8.9 Reinvestment Plan. The Company may adopt a reinvestment plan, on the terms and conditions approved by the Directors, pursuant to which Stockholders may elect to have the full amount of their cash Distributions from the Company reinvested in additional Shares of the Company (“Reinvestment Plan”).~~
          ~~(a) All material information regarding the Distributions reinvested and the effect of reinvesting such Distributions, including the tax consequences thereof, shall be provided to each Stockholder participating in any Reinvestment Plan at least annually.~~

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          ~~(b) Each Stockholder participating in any Reinvestment Plan shall have a reasonable opportunity to withdraw from the Reinvestment Plan at least annually after receipt of the information required in subparagraph (a) above~~ in accordance with the requirements of the Securities and Exchange Commission.
ARTICLE VII ~~ARTICLE IX~~
LIMITATION OF STOCKHOLDER LIABILITY ~~OF STOCKHOLDERS, DIRECTORS,~~
~~ADVISORS AND AFFILIATES;~~
; INDEMNIFICATION; EXPRESS EXCULPATORY CLAUSES IN INSTRUMENTS;
TRANSACTIONS ~~BETWEEN~~ WITH AFFILIATES ~~AND THE COMPANY~~
     SECTION 7.1 ~~SECTION 9.1~~ Limitation of Stockholder Liability. No Stockholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Company by reason of his being a Stockholder, nor shall any Stockholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the Company Property or the affairs of the Company by reason of his being a Stockholder. ~~The Company shall include a clause in its contracts which provides that Stockholders shall not be personally liable for obligations entered into on behalf of the Company.~~
     ~~SECTION 9.2 Limitation of Liability and Indemnification.~~
          ~~(a) The Company shall indemnify and hold harmless a Director, Advisor, or Affiliate (the “Indemnitee”) against any or all losses or liabilities reasonably incurred by the Indemnitee in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company in such capacity, provided, that the Indemnitee has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company. The Company shall not indemnify or hold harmless the Indemnitee if: (i) in the case that the Indemnitee is not an Independent Director, the loss or liability was the result of negligence or misconduct by the Indemnitee, or (ii) in the case that the Indemnitee is an Independent Director, the loss or liability was the result of gross negligence or willful misconduct by the Indemnitee. Any indemnification of expenses or agreement to hold harmless may be paid only out of the net assets of the Company and no portion may be recoverable from the Stockholders.~~
          ~~(b) The Company shall not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the Indemnitee, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.~~

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          ~~(c) Notwithstanding anything to the contrary contained in the provisions of subsection (a) and (b) above of this Section, the Company shall not indemnify or hold harmless an Indemnitee if it is established that: (i) the act or omission was material to the loss or liability and was committed in bad faith or was the result of active or deliberate dishonesty, (ii) the Indemnitee actually received an improper personal benefit in money, property, or services, (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful, or (iv) in a proceeding by or in the right of the Company, the Indemnitee shall have been adjudged to be liable to the Company.~~
          ~~(d) The Directors may take such action as is necessary to carry out this Section 9.2 and are expressly empowered to adopt, approve and amend from time to time Bylaws, resolutions or contracts implementing such provisions. No amendment of these Articles of Incorporation or repeal of any of its provisions shall limit or eliminate the right of indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.~~
     ~~SECTION 9.3 Payment of Expenses~~
     SECTION 7.2 Indemnification. The Company shall be obligated, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify, and to pay or reimburse reasonable  ~~legal~~ expenses ~~and other costs incurred by a Director, Advisor, or Affiliate~~ in advance of final disposition of a proceeding  ~~if all of the following are satisfied: (i) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Company, (ii) the Indemnitee provides the Company with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by Section 9.2 hereof, (iii) the legal proceeding was initiated by a third party who is not a Stockholder or, if by a Stockholder of the Company acting in his or her capacity as such, a court of competent jurisdiction approves such advancement, and (iv) the Indemnitee provides the Company with a written agreement to repay the amount paid or reimbursed by the Company, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct and is not entitled to indemnification. Any indemnification payment or reimbursement of expenses will be furnished in accordance with the procedures in Section 2- 418(e) of the Maryland General Corporation Law~~ to: (a) any individual who is a present or former director or officer of the Company or (b) any individual who, while a director or officer of the Company and at the request of the Company, serves or has served as a director, officer, partner or trustee of another corporation, REIT, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity. The Company shall have the power, with the approval of the Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Company in any of the capacities described in (a) or (b) above and to any employee or agent of the Company or a predecessor of the Company.
     SECTION 7.3 ~~SECTION 9.4~~  Express Exculpatory Clauses In Instruments. Neither the Stockholders nor the Directors, officers, employees or agents of the Company shall be liable under any written instrument creating an obligation of the Company by reason of their being Stockholders,

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Directors, officers, employees or agents of the Company, and all Persons shall look solely to the Company Property for the payment of any claim under or for the performance of that instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any Stockholder, Director, officer, employee or agent liable thereunder to any third party, nor shall the Directors or any officer, employee or agent of the Company be liable to anyone as a result of such omission.
     ~~SECTION 9.5 Transactions with Affiliates. The Company shall not engage in transactions with any Affiliates, except to the extent that each such transaction has, after disclosure of such affiliation, been approved or ratified by the affirmative vote of a majority of the Directors (including a majority of the Independent Directors) not Affiliated with the person who is party to the transaction and:~~
          ~~(a) The transaction is fair and reasonable to the Company and its Stockholders.~~
          ~~(b) The terms of such transaction are at least as favorable as the terms of any comparable transactions made on an arms-length basis and known to the Directors.~~
          ~~(c) The total consideration is not in excess of the appraised value of the property being acquired, if an acquisition is involved.~~
          ~~(d) Payments to the Advisor, its Affiliates and the Directors for services rendered in a capacity other than that as Advisor or Director may only be made upon a determination that:~~
               ~~(i) The compensation is not in excess of their compensation paid for any comparable services; and~~
               ~~(ii) The compensation is not greater than the charges for comparable services available from others who are competent and not Affiliated with any of the parties involved.~~
     SECTION 7.4 Transactions with Affiliates ~~Transactions between the Company and its Affiliates are further~~ . The Company may engage in transactions with any Affiliates, subject to any express restrictions  ~~in these Articles of Incorporation (including Article IV and Section 7.7) or~~  adopted by the Directors in the Bylaws or by resolution, and further subject to the disclosure and ratification requirements of  ~~MGCL §~~Section 2-419 of the MGCL and other applicable law.
ARTICLE VIII ~~ARTICLE X~~
AMENDMENT; ~~REORGANIZATION;~~  MERGER, ~~ETC.~~ CONSOLIDATION OR SALE OF
COMPANY PROPERTY
     SECTION 8.1 ~~SECTION 10.1~~ Amendment
     ~~These Articles of Incorporation may be amended, without the necessity for concurrence by the Directors, by the affirmative vote of the holders of not less than a majority~~ Except for amendments to those provisions of Article II, Section 2.4 of the Charter

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requiring a vote of at least two-thirds (2/3) of the Equity Shares  ~~then outstanding and entitled to vote thereon, except that (1) no amendment may be made which would change any rights with respect to any outstanding class of securities, by reducing the amount payable thereon upon liquidation, or by diminishing or eliminating any voting rights pertaining thereto; and (2) Section 10.2 hereof and this Section 10.1 shall not be amended (or any other provision of these Articles of Incorporation be amended or any provision of these Articles of Incorporation be added that would have the effect of amending such sections), without the affirmative vote of the holders of two-thirds (2/3) of the Equity Shares then outstanding and entitled to vote thereon~~ entitled to vote in the election of directors to remove a director, and except for those amendments permitted to be made without stockholder approval under Maryland law or by specific provisions of the Charter, any amendment to the Charter shall be valid only if declared advisable by the Board of Directors and approved by the affirmative vote of a majority of all the votes entitled to be cast on the matter.
          The Board of Directors, by a ~~two-thirds (2/3) vote, may amend provisions of these Articles of Incorporation from time to time as necessary to enable the Company to qualify as a real estate investment trust under the REIT Provisions of the Code. With the exception of the foregoing, the Directors may not amend these Articles of Incorporation.~~
          ~~(c) An amendment to these Articles of Incorporation shall become effective as provided in Section 12.5.~~
          ~~(d) These Articles of Incorporation may not be amended except as provided in this Section 10.1.~~
     ~~SECTION 10.2 Reorganization. Subject to the provisions of any class or series of Equity Shares at the time outstanding, the Directors shall have the power (i) to cause the organization of a corporation, association, trust or other organization to take over the Company Property and to carry on the affairs of the Company, or (ii) merge the Company into, or sell, convey and transfer the Company Property to any such corporation, association, trust or organization in exchange for Securities thereof or beneficial interests therein, and the assumption by the transferee of the liabilities of the Company, and upon the occurrence of (i) or (ii) above terminate the Company and deliver such Securities or beneficial interests ratably among the Stockholders according to the respective rights of the class or series of Equity Shares held by them; provided, however, that any such action shall have been approved, at a meeting of the Stockholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the Equity Shares then outstanding and entitled to vote thereon.~~ majority vote of the entire Board and without any action by the Stockholders of the Company, may amend the Charter from time to time to increase or decrease the aggregate number of authorized Equity Shares or the number of shares of stock of any class or series that the Company has authority to issue. In addition, the Board of Directors may amend the Charter by a majority vote of the entire Board and without any action by the Stockholders to the fullest extent so provided by the MGCL including, but not limited to, Section 2-605 of the MGCL.
     SECTION 8.2 ~~SECTION 10.3~~  Merger, Consolidation or Sale of Company Property. Subject to the provisions of any class or series of Equity Shares at the time outstanding, the Board of Directors shall have the power to (i) merge the Company with or into another entity, (ii) consolidate the Company

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with one (1) or more other entities into a new entity; , (iii) sell or otherwise dispose of all or substantially all of the Company Property~~;~~ , or (iv) dissolve or liquidate the Company, ~~other than before the initial investment in Company Property~~; provided, however, that such action shall have been approved, at a meeting of the Stockholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the Equity Shares then outstanding and entitled to vote thereon~~. Any such transaction involving an Affiliate of the Company or the Advisor also must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.~~
     ~~In connection with any proposed Roll-Up Transaction, which, in general terms, is any transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity that would be created or would survive after the successful completion of the Roll-Up Transaction, an appraisal of all Properties shall be obtained from a competent independent appraiser. The Properties shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the Properties as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of Properties over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for the benefit of the Company and the Stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to Stockholders in connection with a proposed Roll-Up Transaction. In connection with a proposed Roll-Up Transaction, the person sponsoring the Roll-Up Transaction shall offer to Stockholders who vote against the proposed Roll-Up Transaction the choice of:~~
          ~~(a) accepting the securities of a Roll-Up Entity offered in the proposed Roll-Up Transaction; or~~
          ~~(b) one of the following:~~
               ~~(i) remaining Stockholders of the Company and preserving their interests therein on the same terms and conditions as existed previously; or~~
               ~~(ii) receiving cash in an amount equal to the Stockholder’s pro rata share of the appraised value of the net assets of the Company.~~
     ~~The Company is prohibited from participating in any proposed Roll-Up Transaction:~~
          ~~(c) which would result in the Stockholders having democracy rights in a Roll-Up Entity that are less than the rights provided for in Sections 8.2, 8.3, 8.5, 8.6, 8.7 and 9.1 of these Articles of Incorporation;~~
          ~~(d) which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the~~

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~~securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its Securities of the Roll-Up Entity on the basis of the number of Shares held by that investor;~~
          ~~(e) in which investor’s rights to access of records of the Roll-Up Entity will be less than those described in Sections 8.6 and 8.7 hereof; or~~
          ~~(f) in which any of the costs of the Roll-Up Transaction would be borne by the Company if the Roll-Up Transaction is not approved by the Stockholders.~~
ARTICLE IX ~~ARTICLE XI~~
DURATION OF COMPANY
     SECTION 9.1 ~~SECTION 11.1~~  The Company automatically will terminate and dissolve on December 31, 2007, will undertake orderly liquidation and Sales of Company assets and will distribute any Net Sales Proceeds to Stockholders, unless Listing occurs, in which event the Company shall continue perpetually unless dissolved pursuant to the provisions contained herein or pursuant to any applicable provision of the MGCL.
     SECTION 9.2 ~~SECTION 11.2~~  Dissolution of the Company by Stockholder Vote. ~~The~~ Subject to applicable law, the Company may be  ~~terminated at any time, without the necessity for concurrence by the Board of Directors, by the vote or written consent~~ dissolved at any time, provided that such action has been approved by the affirmative vote of the holders of at least a majority of the outstanding Equity Shares entitled to vote thereon.
ARTICLE X
LIMITATION OF LIABILITY
     To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no present or former director or officer of the Company shall be liable to the Company or its Stockholders for money damages. Neither the amendment nor repeal of this Article X, nor the adoption or amendment of any other provision of the Charter or Bylaws inconsistent with this Article X, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.
ARTICLE XI ~~ARTICLE XII~~
MISCELLANEOUS
     SECTION 11.1 ~~SECTION 12.1~~ Governing Law. These Articles of  ~~Incorporation~~ Amendment and Restatement are executed by the undersigned Directors and delivered in the State of Maryland with reference to the laws thereof, and the rights of all parties and the validity,

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construction and effect of every provision hereof shall be subject to and construed according to the laws of the State of Maryland without regard to conflicts of laws provisions thereof.
     SECTION 11.2 ~~SECTION 12.2~~ Reliance by Third Parties. Any certificate shall be final and conclusive as to any persons dealing with the Company if executed by an individual who, according to the records of the Company or of any recording office in which  ~~these Articles of Incorporation~~ the Charter may be recorded, appears to be the Secretary or an Assistant Secretary of the Company or a Director, and if certifying to: (i) the number or identity of Directors, officers of the Company or Stockholders; (ii) the due authorization of the execution of any document; (iii) the action or vote taken, and the existence of a quorum, at a meeting of the Directors or Stockholders; (iv) a copy of the ~~Articles of Incorporation~~ Charter or of the Bylaws as a true and complete copy as then in force; (v) an amendment to  ~~these Articles of Incorporation~~ the Charter; (vi) the dissolution of the Company; or (vii) the existence of any fact or facts which relate to the affairs of the Company. No purchaser, lender, transfer agent or other person shall be bound to make any inquiry concerning the validity of any transaction purporting to be made on behalf of the Company by the Directors or by any duly authorized officer, employee or agent of the Company.
     SECTION 11.3 ~~SECTION 12.3~~  Provisions in Conflict with Law or Regulations.
          The provisions of  ~~these Articles of Incorporation~~ the Charter are severable, and if the Board of Directors shall determine that any one or more of such provisions are in conflict with the REIT Provisions of the Code, or other applicable federal or state laws, the conflicting provisions shall be deemed never to have constituted a part of  ~~these Articles of Incorporation~~ the Charter, even without any amendment of  ~~these Articles of Incorporation~~ the Charter pursuant to Section  ~~10.1~~ 8.1 hereof; provided, however, that such determination by the Board of Directors shall not affect or impair any of the remaining provisions of  ~~these Articles of Incorporation~~ the Charter or render invalid or improper any action taken or omitted prior to such determination. ~~No Director shall be liable for making or failing to make such a determination.~~
          If any provision of  ~~these Articles of Incorporation~~ the Charter shall be held invalid or unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of  ~~these Articles of Incorporation~~ the Charter in any jurisdiction.
     SECTION 11.4 ~~SECTION 12.4~~  Construction. In  ~~these Articles of Incorporation~~ the Charter, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include both genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of  ~~these Articles of Incorporation. In defining or interpreting the powers and duties of the Company and its Directors and officers, reference may be made, to the extent appropriate, to the Code and to Titles 1 through 3 of the Corporations and Associations Article of the Annotated Code of Maryland, referred to herein as the “MGCL.”~~  the Charter.
     SECTION 11.5 ~~SECTION 12.5~~  Recordation.  ~~These Articles of Incorporation~~ The Charter and any amendment hereto shall be filed for record with the State Department of Assessments and Taxation of Maryland and may also be filed or recorded in such other places as the Directors deem appropriate, but failure to file for record  ~~these Articles of Incorporation~~ the Charter or any amendment hereto in any office other than in the State of Maryland shall not affect or impair the validity or effectiveness of  ~~these Articles of Incorporation~~ the Charter or any amendment hereto. A restated

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 ~~Articles of Incorporation~~ Charter shall, upon filing, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration of Trust and the various amendments thereto.
* * * * * * * * * *
     THIRD:  ~~There are five directors of the Company. The names of the directors are:~~
~~James M. Seneff, Jr.~~
~~Robert A. Bourne~~
~~Charles E. Adams~~
~~Lawrence A. Dustin~~
~~Craig M. McAllaster~~
     ~~The board of directors of the Company, at the meeting duly convened and held on April 28, 2003, adopted a resolution in which was set forth the foregoing amendment to the charter, declaring that the said amendment and restatement of the charter was advisable and directing that it be submitted for action thereon by the stockholders at the annual meeting to be held on June 27, 2003.~~
     ~~FOURTH: Notice setting forth the said amendment of the charter and that a restatement of the charter was advisable and stating that a purpose of the meeting of the stockholders would be to take action thereon, was given, as required by law, to all stockholders entitled to vote thereon; and like notice was given to all stockholders of the Company not entitled to vote thereon, whose contract rights as expressly set forth in the charter would be altered by the amendment.FIFTH: The Articles of Incorporation of the Company~~The amendment to and restatement of the Charter as hereinabove set forth have been duly advised by the Board of Directors and ~~were~~ approved by the ~~stockholders~~Stockholders of the Company ~~at said meeting by the affirmative vote of the majority of all the votes entitled to be cast thereon~~as required by law.
     ~~IN WITNESS WHEREOF, these Articles of Incorporation have been signed on this                      day of                      , by the undersigned                      and                     , respectively, each of whom acknowledges, under penalty of perjury, that this document is his or her free act and deed, and that to the best of his or her knowledge, information and belief, the matters and facts set forth herein are true in all material respects.~~
     FOURTH: The current address of the principal office of the Company in the State of Maryland and the name and address of the Company’s current registered agent are as set forth in Article I, Section 1.2 of the foregoing amendment and restatement of the Charter.
     FIFTH: The number of Directors of the Company and the names of those currently in office are as set forth in Article II, Section 2.3 of the foregoing amendment and restatement of the Charter.

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~~CNL HOTELS & RESORTS, INC.~~

~~By:~~

~~Name:~~
~~Title:~~

~~Attest:~~

~~By:~~

~~Name:~~
~~Title:~~

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     SIXTH: THE UNDERSIGNED,                      ~~of                     , who executed on behalf of said Company the foregoing Articles of Incorporation, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Company,~~Chief Executive Officer of CNL Hotels & Resorts, Inc., hereby acknowledges the foregoing Articles of ~~Incorporation~~Amendment and Restatement to be the corporate act of said Company and ~~further certifies~~as to all matters or facts required to be verified under oath, the undersigned Chief Executive Officer acknowledges, that, to the best of his knowledge, information and belief, ~~the~~these matters and fact~~s set forth therein with respect to the approval thereof~~ are true in all material respects, and that this statement is made under the penalties ~~of~~for perjury.
     IN WITNESS WHEREOF, the Company has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its Chief Executive Officer and attested to by its Secretary on this day of , 2006.

ATTEST:	CNL HOTELS & RESORTS, INC.

By:

Greerson G. McMullen		Thomas J. Hutchison III
Secretary		Chief Executive Officer

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 30. Quantitative and Qualitative Disclosures About Market Risk
     The following is a schedule of our fixed and variable rate debt maturities as of March 31, 2006 and principal payments for each of the next five years, and thereafter (in thousands):

	Expected Maturity Date
	2006	2007	2008	2009	2010	Thereafter	Total	Fair Value
Debt:
Fixed rate	$16,634	$176,004	$213,058	$233,134	$233,300	$1,407,278	$2,279,408	$2,165,702
Average interest rate	7.07%	6.98%	6.39%	6.21%	6.74%	5.76%
Variable rate	$110,287	––	$35,000	$562,699	––	$235,000	$942,986	$942,986
Average interest rate	7.30%	n/a	7.08%	7.45%	n/a	7.76%
Total debt	$126,921	$176,004	$248,058	$795,833	$233,300	$1,642,278	$3,222,394
     The weighted average effective interest rate on mortgages and other notes payable was approximately 6.30 percent and 7.30 percent as of March 31, 2006 and December 31, 2005, respectively. We are subject to interest rate risk through outstanding balances on our variable rate debt. We may mitigate this risk by paying down additional outstanding balances on our variable rate loans including from offering proceeds, refinancing with fixed rate permanent debt or obtaining varying forms of interest rate protection agreements. Substantially all of our variable rate debt is hedged with interest rate protection agreements.
     Management estimates that a one-percentage point increase in interest rates for variable rate debt outstanding as of March 31, 2006 and December 31, 2005 would have resulted in additional annualized interest costs of $1.9 million and $0, respectively, due to the impact of interest rate protection agreements.
     The sensitivity analysis, described above, contains certain simplifying assumptions (for example, it does not consider the impact of changes in prepayment risk or credit spread risk). Therefore, although it gives an indication of our exposure to interest rate change, it is not intended to predict future results and our actual results will likely vary.
Item 31. Other Expenses of Issuance and Distribution.

Amount
SEC registration fee	$24,073
Accounting fees and expenses	50,000
Legal fees and expenses	200,000
Blue Sky fees and expenses	30,000
Printing expenses	100,000
Miscellaneous	35,000

Total	$439,073
Item 32. Sales to Special Parties.
Not applicable.
Item 33. Recent Sales of Unregistered Securities.
Not applicable.

Item 34. Indemnification of Directors and Officers.
     Pursuant to Maryland corporate law and the Company’s Articles of Incorporation, the Company is required to indemnify and hold harmless a present or former Director, officer, Advisor, or Affiliate and may indemnify and hold harmless a present or former employee or agent of the Company (the “Indemnitee”) against any or all losses or liabilities reasonably incurred by the Indemnitee in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company while a Director, officer, Advisor, Affiliate, employee, or agent and in such capacity, provided, that the Indemnitee has determined, in good faith, that the act or omission which caused the loss or liability was in the best interests of the Company. The Company will not indemnify or hold harmless the Indemnitee if: (i) the loss or liability was the result of negligence or misconduct, or if the Indemnitee is an Independent Director, the loss or liability was the result of gross negligence or willful misconduct; (ii) the act or omission was material to the loss or liability and was committed in bad faith or was the result of active or deliberate dishonesty; (iii) the Indemnitee actually received an improper personal benefit in money, property, or services; (iv) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful; or (v) in a proceeding by or in the right of the Company, the Indemnitee shall have been adjudged to be liable to the Company. In addition, the Company will not provide indemnification for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws. Pursuant to its Articles of Incorporation, the Company is required to pay or reimburse reasonable expenses incurred by a present or former Director, officer, Advisor or Affiliate and may pay or reimburse reasonable expenses incurred by any other Indemnitee in advance of final disposition of a proceeding if the following are satisfied: (i) the Indemnitee was made a party to the proceeding by reasons of his or her service as a Director, officer, Advisor, Affiliate, employee or agent of the Company; (ii) the Indemnitee provides the Company with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Company as authorized by the Articles of Incorporation; (iii) the Indemnitee provides the Company with a written agreement to repay the amount paid or reimbursed by the Company, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct; and (iv) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder of the Company acting in his or her capacity as such, a court of competent jurisdiction approves such advancement. The Company’s Articles of Incorporation further provide that any indemnification, payment, or reimbursement of the expenses permitted by the Articles of Incorporation will be furnished in accordance with the procedures in Section 2-418 of the Maryland General Corporation Law.
     Any indemnification may be paid only out of net assets of the Company, and no portion may be recoverable from the stockholders.
     The Company has entered into indemnification agreements with each of the Company’s officers and Directors. The indemnification agreements require, among other things, that the Company indemnify its officers and Directors to the fullest extent permitted by law, and advance to the officers and Directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with this agreement, the Company must indemnify and advance all expenses incurred by officers and Directors seeking to enforce their rights under the indemnification agreements. The Company must also cover officers and Directors under the Company’s directors’ and officers’ liability insurance.
Item 35. Treatment of Proceeds from Securities Being Registered.
Not applicable.

Item 36. Financial Statements and Exhibits.
(a) Financial Statements:
The following financial statements are included in the Prospectus.
CNL Hotels & Resorts, Inc. and Subsidiaries
(1)	Pro Forma Consolidated Balance Sheet as of March 31, 2006

(2)	Pro Forma Consolidated Statement of Operations for the three months ended March 31, 2006

(3)	Pro Forma Consolidated Statement of Operations for the year ended December 31, 2005

(4)	Notes to Pro Forma Consolidated Financial Statements for the three months ended March 31, 2006 and the year ended December 31, 2005

(5)	Condensed Consolidated Balance Sheets as of March 31, 2006 and December 31, 2005

(6)	Condensed Consolidated Statements of Operations for the three months ended March 31, 2006 and 2005

(7)	Condensed Consolidated Statements of Stockholders’ Equity and Comprehensive Income for the three months ended March 31, 2006 and the year ended December 31, 2005

(8)	Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 2006 and 2005

(9)	Notes to Condensed Consolidated Financial Statements for the three months ended March 31, 2006 and 2005

(10)	Report of Independent Registered Certified Public Accounting Firm

(11)	Consolidated Balance Sheets as of December 31, 2005 and 2004

(12)	Consolidated Statements of Operations for the years ended December 31, 2005, 2004 and 2003

(13)	Consolidated Statements of Stockholders’ Equity and Comprehensive Income for the years ended December 31, 2005, 2004 and 2003

(14)	Consolidated Statements of Cash Flows for the years ended December 31, 2005, 2004 and 2003

(15)	Notes to Consolidated Financial Statements for the years ended December 31, 2005, 2004 and 2003

(16)	Schedule II—Valuation and Qualify Accounts as of December 31, 2005, 2004 and 2003

(17)	Schedule III—Real Estate and Accumulated Depreciation as of December 31, 2005

(18)	Notes to Schedule III—Real Estate and Accumulated Depreciation as of December 31, 2005

Other Financial Statements:

The following other financial information is included in the Prospectus.

Desert Ridge Resort Partners, LLC and Subsidiaries

(19)	Report of Independent Registered Certified Public Accounting Firm

(20)	Consolidated Statements of Financial Position as of December 31, 2005 and 2004

(21)	Consolidated Statements of Operations for the years ended December 31, 2005, 2004 and 2003

(22)	Consolidated Statements of Members’ Capital & Comprehensive Loss for the years ended December 31, 2005, 2004 and 2003

(23)	Consolidated Statements of Cash Flows for the years ended December 31, 2005, 2004 and 2003

(24)	Notes to Consolidated Financial Statements as of December 31, 2005 and 2004

WB Resort Partners, LP and Subsidiaries

(25)	Report of Independent Registered Certified Public Accounting Firm

(26)	Consolidated Balance Sheets as of December 31, 2005 and 2004

(27)	Consolidated Statements of Operations for the years ended December 31, 2005, 2004 and 2003

(28)	Consolidated Statements of Partners’ Capital for the years ended December 31, 2005, 2004 and 2003

(29)	Consolidated Statements of Cash Flows for the years ended December 31, 2005, 2004 and 2003

(30)	Notes to Consolidated Financial Statements as of December 31, 2005 and 2004

CNL Hospitality Corp. and Subsidiary

(31)	Condensed Consolidated Balance Sheets as of March 31, 2006 and December 31, 2005

(32)	Condensed Consolidated Statements of Income for the three months ended March 31, 2006 and 2005

(33)	Condensed Consolidated Statements of Stockholders’ Equity (Deficit) for the three months ended March 31, 2006 and the year ended December 31, 2005

(34)	Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 2006 and 2005

(35)	Notes to Condensed Consolidated Statements for the three months ended March 31, 2006 and 2005

(36)	Report of Independent Registered Certified Public Accounting Firm

(37)	Consolidated Balance Sheets as of December 31, 2005 and 2004

(38)	Consolidated Statements of Income for the years ended December 31, 2005, 2004 and 2003

(39)	Consolidated Statements of Stockholders’ Equity (Deficit) for the years ended December 31, 2005, 2004 and 2003

(40)	Consolidated Statements of Cash Flows for the years ended December 31, 2005, 2004 and 2003

(41)	Notes to Consolidated Statements for the years ended December 31, 2005, 2004 and 2003
      All other Schedules have been omitted as the required information is inapplicable or is presented in the financial statements or related notes.
(b) Exhibits:
2.1	Agreement by and among CNL Hospitality Properties, Inc., CNL Rose Acquisition Corp., RFS Hotel Investors, Inc., CNL Rose Acquisition OP, LP and RFS Partnership, L.P., dated May 8, 2003 (Previously filed as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed May 9, 2003 and incorporated herein by reference.)

2.2	Amendment to Merger Agreement dated May 27, 2003 among the Company, CNL Rose Acquisition Corp., RFS Hotel Investors, Inc., CNL Rose Acquisition OP, LP and RFS Partnership, L.P. (Previously filed as Exhibit 2.2 to Post-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed July 14, 2003 and incorporated herein by reference.)

2.3	RFS Acquisition Agreement dated as of July 10, 2003, by and among CNL Hospitality Partners, LP, CNL Hotel RI-Orlando, Ltd., CNL Hotel CY-Edison, LP, RFS Partnership, L.P. and CNL Rose Acquisition Corp. (Previously filed as Exhibit 2.1 to RFS Partnership, L.P.’s Current Report on Form 8-K filed July 25, 2003 and incorporated herein by reference).

2.4	Stock Purchase Agreement, dated as of February 12, 2004, by and among KKR Partners II, L.P., KKR 1996 Fund, L.P., Resort Associates, L.P., Golf Associates, L.P., CNL Resort Acquisition Corp. and KSL Recreation Corporation (Previously filed as Exhibit 2.1 to the Registrant’s Form 8-K filed February 13, 2004 and incorporated herein by reference.)

2.5	Agreement and Plan of Merger by and among CNL Hospitality Properties, Inc., CNL Hospitality Properties Acquisition Corp., CNL Hospitality Corp., CNL Real Estate Group, Inc., Five Arrows Realty Securities II, LLC, the other stockholders of CNL Hospitality Corp. listed on the signature page thereto under the heading “Stockholders”, and CNL Financial Group, Inc., dated as of April 29, 2004 (Included as Appendix A to the Registrant’s Definitive Proxy Statement filed June 21, 2004 and incorporated herein by reference.)

2.6	First Amendment to Agreement and Plan of Merger by and among CNL Hospitality Properties, Inc., CNL Hospitality Properties Acquisition Corp., CNL Hospitality Corp., Five Arrows Realty Securities II, LLC, CNL Financial Group, Inc. and James M. Seneff, Jr. dated as of June 17, 2004 (Included as Appendix A-1 to the Registrant’s Definitive Proxy Statement filed June 21, 2004 and incorporated herein by reference.)

2.7	Amended and Restated Agreement and Plan of Merger, dated as of April 3, 2006, by and among CNL Hotels & Resorts, Inc., CNL Hospitality Corp., CNL Real Estate Group, Inc., Five Arrows Realty Securities II L.L.C., the other stockholders of CNL Hospitality Corp. listed on the signature page thereto under the heading “Stockholders”, CNL Financial Group, Inc., CNL Hotels & Resorts Acquisition, LLC, and CNL Hospitality Properties Acquisition Corp. and exhibits thereto (For such agreement and the exhibits, see Exhibit Nos. 10.114, 10.115, 10.116, 10.117 and 10.118.)

3.1	Articles of Amendment and Restatement of CNL Hospitality Properties, Inc. dated July 21, 2003 (Previously filed as Exhibit 3.18 to the Registrant’s Registration Statement on Form S-11 filed July 23, 2003 and incorporated herein by reference.)

3.2	Articles of Amendment of CNL Hospitality Properties, Inc. dated August 2, 2004 (Previously filed as Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q filed August 9, 2004 and incorporated herein by reference.)

3.3	Articles of Amendment of CNL Hotels & Resorts, Inc. dated August 2, 2004 (Previously filed as Exhibit 3.3 to the Registrant’s Quarterly Report on Form 10-Q filed August 9, 2004 and incorporated herein by reference.)

3.4	Articles of Amendment of CNL Hotels & Resorts, Inc. dated August 2, 2004 (Previously filed as Exhibit 3.4 to the Registrant’s Quarterly Report on Form 10-Q filed August 9, 2004 and incorporated herein by reference.)

3.5	CNL American Realty Fund, Inc. Bylaws (Previously filed as Exhibit 3.3 to the Registrant’s Registration Statement on Form S-11 filed August 12, 1996 and incorporated herein by reference.)

3.6	Amendment No. 1 to the Bylaws of CNL Hospitality Properties, Inc. (Previously filed as Exhibit 3.7 to Post-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed October 23, 2000 and incorporated herein by reference.)

3.7	Amendment No. 2 to the Bylaws of CNL Hospitality Properties, Inc. (Previously filed as Exhibit 3.9 to Post-Effective Amendment No. Six to the Registrant’s Registration Statement on Form S-11 filed June 11, 2001 and incorporated herein by reference.)

3.8	Amendment No. 3 to the Bylaws of CNL Hospitality Properties, Inc. (Previously filed as Exhibit 3.9 to Post-Effective Amendment No. One to the Registrant’s Registration Statement on Form S-11 filed June 26, 2002 and incorporated herein by reference.)

3.9	Amendment No. 4 to the Bylaws of CNL Hotels & Resorts, Inc. dated May 13, 2005 (Previously filed as Exhibit 3.9 to the Registrant’s Quarterly Report on Form 10-Q filed May 16, 2005 and incorporated herein by reference).

3.10	Articles of Amendment of CNL Hotels & Resorts, Inc. dated April 21, 2006 (Filed herewith.)

4.1	Amended and Restated Reinvestment Plan (Included in the Prospectus as Appendix A and incorporated herein by reference.)

4.2	Indenture dated February 26, 2002 among RFS Partnership, L.P., RFS 2002 Financing, Inc., RFS Leasing VII, Inc., RFS Hotel Investors, Inc. and U.S. Bank National Association (Previously filed as Exhibit 4.1 to

RFS Hotel Investors, Inc.’s (“RFS”) Form S-4 Registration Statement filed March 15, 2002 and incorporated herein by reference.)

4.3	Form of Global Note evidencing the 9.75 percent Series B Senior Notes due 2012 of RFS Partnership, L.P. and RFS 2002 Financing, Inc. (Previously filed as Exhibit A to Exhibit 4.1 to RFS’s Form S-4 Registration Statement filed March 15, 2002 and incorporated herein by reference.)

4.4	Form of Guaranty by RFS Hotel Investors, Inc. and RFS Leasing VII, Inc. (Previously filed as Exhibit A to Exhibit 4.1 to RFS’s Form S-4 Registration Statement filed March 15, 2002 and incorporated herein by reference.)

4.5	Registration Rights Agreement dated February 26, 2002 among RFS Partnership, L.P., RFS 2002 Financing, Inc., RFS Leasing VII, Inc., RFS Hotel Investors, Inc., Credit Suisse First Boston Corporation and Banc of America Securities LLC (Previously filed as Exhibit 4.4 to RFS’s Form S-4 Registration Statement filed March 15, 2002 and incorporated herein by reference.)

4.6	Supplemental Indenture, dated as of June 9, 1997, among CNL Rose Acquisition Corp., RFS Partnership, L.P., RFS 2002 Financing, Inc. and U.S. Bank National Association (Previously filed as Exhibit 4.2 to RFS Partnership, L.P.’s Annual Report on Form 10-K filed March 30, 2004 and incorporated herein by reference.)

4.7	Registrant’s Amended and Restated Redemption Plan (Previously filed as Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed June 25, 2004 and incorporated herein by reference.)

5.1	Opinion of Greenberg Traurig, LLP as to the legality of the securities being registered by CNL Hotels & Resorts, Inc. (Filed herewith.)

8.1	Opinion of Greenberg Traurig, LLP regarding certain material tax issues relating to CNL Hotels & Resorts, Inc. (Filed herewith.)

10.1	Form of Escrow Agreement between CNL Hospitality Properties, Inc. and SouthTrust Bank (Previously filed as Exhibit 10.1 to Pre-Effective Amendment No. One to the Registrant’s Registration Statement on Form S-11 filed December 23, 2002 and incorporated herein by reference.)

10.2	Advisory Agreement dated as of April 1, 2004 between CNL Hospitality Properties, Inc. and CNL Hospitality Corp. (Previously filed as Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q filed August 9, 2004 and incorporated herein by reference.)

10.3	Form of Joint Venture Agreement (Previously filed as Exhibit 10.3 to the Registrant’s Registration Statement on Form S-11 filed November 23, 1998 and incorporated herein by reference.)

10.4	Form of Indemnification and Put Agreement (Previously filed as Exhibit 10.4 to the Registrant’s Registration Statement on Form S-11 filed August 12, 1996 and incorporated herein by reference.)

10.5	Form of Unconditional Guaranty of Payment and Performance (Previously filed as Exhibit 10.5 to the Registrant’s Registration Statement on Form S-11 filed August 12, 1996 and incorporated herein by reference.)

10.6	Form of Purchase Agreement (Previously filed as Exhibit 10.6 to the Registrant’s Registration Statement on Form S-11 filed August 12, 1996 and incorporated herein by reference.)

10.7	Form of Lease Agreement (Previously filed as Exhibit 10.57 to the Registrant’s Registration Statement on Form S-11 filed August 9, 2001 and incorporated herein by reference.)

10.8	Amended and Restated Reinvestment Plan (Included in the Prospectus as Appendix A and incorporated herein by reference.)

10.9	Indemnification Agreement between CNL Hospitality Properties, Inc. and Lawrence A. Dustin dated February 24, 1999. Each of the following former or current Directors and/or officers has signed a substantially similar agreement as follows: James M. Seneff, Jr., Robert A. Bourne, G. Richard Hostetter, J. Joseph Kruse, Richard C. Huseman, Charles A. Muller, Jeanne A. Wall and Lynn E. Rose, dated July 9, 1997; C. Brian Strickland dated October 31, 1998; John A. Griswold dated January 7, 1999; Charles E. Adams and Craig M. McAllaster dated February 10, 1999; Matthew W. Kaplan dated February 24, 1999; Thomas J. Hutchison III dated May 16, 2000; Tammie A. Quinlan on January 18, 2002; Robert E. Parsons, Jr. dated November 3, 2003; and Paul Henry Williams dated April 13, 2004. (Previously filed as Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q filed May 17, 1999 and incorporated herein by reference.)

10.10	Agreement of Limited Partnership of CNL Hospitality Partners, LP (Previously filed as Exhibit 10.10 to Post-Effective Amendment No. Five to the Registrant’s Registration Statement on Form S-11 filed September 23, 1998 and incorporated herein by reference.)

10.11	Hotel Purchase and Sale Contract between CNL Real Estate Advisors, Inc. and Gwinnett Residence Associates, LLC, relating to the Residence Inn—Gwinnett Place (Previously filed as Exhibit 10.11 to Post-Effective Amendment No. Five to the Registrant’s Registration Statement on Form S-11 filed September 23, 1998 and incorporated herein by reference.)

10.12	Assignment and Assumption Agreement between CNL Real Estate Advisors, Inc. and CNL Hospitality Partners, LP, relating to the Residence Inn—Gwinnett Place (Previously filed as Exhibit 10.12 to Post-Effective Amendment No. Five to the Registrant’s Registration Statement on Form S-11 filed September 23, 1998 and incorporated herein by reference.)

10.13	Hotel Purchase and Sale Contract between CNL Real Estate Advisors, Inc. and Buckhead Residence Associates, LLC, relating to the Residence Inn—Buckhead (Lenox Park) (Previously filed as Exhibit 10.13 to Post-Effective Amendment No. Five to the Registrant’s Registration Statement on Form S-11 filed September 23, 1998 and incorporated herein by reference.)

10.14	Assignment and Assumption Agreement between CNL Real Estate Advisors, Inc. and CNL Hospitality Partners, LP, relating to the Residence Inn—Buckhead (Lenox Park) (Previously filed as Exhibit 10.14 to Post-Effective Amendment No. Five to the Registrant’s Registration Statement on Form S-11 filed September 23, 1998 and incorporated herein by reference.)

10.15	Lease Agreement between CNL Hospitality Partners, LP and STC Leasing Associates, LLC, dated August 1, 1998, relating to the Residence Inn—Gwinnett Place (Previously filed as Exhibit 10.15 to Post-Effective Amendment No. Five to the Registrant’s Registration Statement on Form S-11 filed September 23, 1998 and incorporated herein by reference.)

10.16	Lease Agreement between CNL Hospitality Partners, LP and STC Leasing Associates, LLC, dated August 1, 1998, relating to the Residence Inn—Buckhead (Lenox Park) (Previously filed as Exhibit 10.16 to Post-Effective Amendment No. Five to the Registrant’s Registration Statement on Form S-11 filed September 23, 1998 and incorporated herein by reference.)

10.17	Master Loan Agreement by and between CNL Hotel Investors, Inc. and Jefferson-Pilot Life Insurance Company, dated February 24, 1999 (Previously filed as Exhibit 10.18 to Post-Effective Amendment No. Seven to the Registrant’s Registration Statement on Form S-11 filed March 16, 1999 and incorporated herein by reference.)

10.18	Securities Purchase Agreement between CNL Hospitality Properties, Inc. and Five Arrows Realty Securities II L.L.C., dated February 24, 1999 (Previously filed as Exhibit 10.19 to Post-Effective

Amendment No. Seven to the Registrant’s Registration Statement on Form S-11 filed March 16, 1999 and incorporated herein by reference.)

10.19	Subscription and Stockholders’ Agreement among CNL Hotel Investors, Inc., Five Arrows Realty Securities II L.L.C., CNL Hospitality Partners, LP and CNL Hospitality Properties, Inc., dated February 24, 1999 (Previously filed as Exhibit 10.20 to Post-Effective Amendment No. Seven to the Registrant’s Registration Statement on Form S-11 filed March 16, 1999 and incorporated herein by reference.)

10.20	Registration Rights Agreement by and between CNL Hospitality Properties, Inc. and Five Arrows Realty Securities II L.L.C., dated February 24, 1999 (Previously filed as Exhibit 10.21 to Post-Effective Amendment No. Seven to the Registrant’s Registration Statement on Form S-11 filed March 16, 1999 and incorporated herein by reference.)

10.21	Lease Agreement between Courtyard Annex, L.L.C. and City Center Annex Tenant Corporation, dated November 15, 1999, relating to the Courtyard—Philadelphia (Previously filed as Exhibit 10.22 to Post-Effective Amendment No. Four to the Registrant’s Registration Statement on Form S-11 filed February 17, 2000 and incorporated herein by reference.)

10.22	First Amended and Restated Limited Liability Company Agreement of Courtyard Annex, L.L.C., relating to the Courtyard—Philadelphia (Previously filed as Exhibit 10.23 to Post-Effective Amendment No. Four to the Registrant’s Registration Statement on Form S-11 filed February 17, 2000 and incorporated herein by reference.)

10.23	Purchase and Sale Agreement between Marriott International, Inc., CBM Annex, Inc., Courtyard Annex, Inc., as Sellers, and CNL Hospitality Partners, LP, as Purchaser, dated November 15, 1999, relating to the Courtyard—Philadelphia (Previously filed as Exhibit 10.24 to Post-Effective Amendment No. Four to the Registrant’s Registration Statement on Form S-11 filed February 17, 2000 and incorporated herein by reference.)

10.24	First Amendment to Lease Agreement between CNL Hospitality Partners, LP and STC Leasing Associates, LLC, dated August 1, 1998, related to the Residence Inn—Gwinnett Place, and the First Amendment to Agreement of Guaranty, dated August 1, 1998 (Previously filed as Exhibit 10.15 to the Registrant’s Quarterly Report on Form 10-Q filed November 10, 1999 and incorporated herein by reference.)

10.25	First Amendment to Lease Agreement between CNL Hospitality Partners, LP and STC Leasing Associates, LLC, dated August 1, 1998, related to the Residence Inn—Buckhead (Lenox Park) and the First Amendment to Agreement of Guaranty, dated August 1, 1998 (Previously filed as Exhibit 10.16 to the Registrant’s Quarterly Report on Form 10-Q filed November 10, 1999 and incorporated herein by reference.)

10.26	Lease Agreement between CNL Hospitality Partners, LP and WYN Orlando Lessee, LLC, dated May 31, 2000, relating to the Wyndham Denver Tech Center (Previously filed as Exhibit 10.29 to Post-Effective Amendment No. Six to the Registrant’s Registration Statement on Form S-11 filed June 9, 2000 and incorporated herein by reference.)

10.27	Lease Agreement between CNL Hospitality Partners, LP and WYN Orlando Lessee, LLC, dated May 31, 2000, relating to the Wyndham Billerica (Previously filed as Exhibit 10.30 to Post-Effective Amendment No. Six to the Registrant’s Registration Statement on Form S-11 filed June 9, 2000 and incorporated herein by reference.)

10.28	Purchase and Sale Agreement between CNL Hospitality Corp., as Buyer, and WII Denver Tech, LLC and PAH Billerica Realty Company, LLC, as Sellers, and Wyndham International, Inc., relating to the Wyndham Denver Tech Center and the Wyndham Billerica (Previously filed as Exhibit 10.31 to Post-Effective Amendment No. Six to the Registrant’s Registration Statement on Form S-11 filed June 9, 2000 and incorporated herein by reference.)

10.29	Lease Agreement between LLB C-Hotel, L.L.C. and LLB Tenant Corporation, dated October 12, 2000, relating to the Courtyard—Little Lake Bryan (Previously filed as Exhibit 10.49 to Post-Effective Amendment No. Three to the Registrant’s Registration Statement on Form S-11 filed December 12, 2000 and incorporated herein by reference.)

10.30	Lease Agreement between LLB F-Inn, L.L.C. and LLB Tenant Corporation, dated October 12, 2000, relating to the Fairfield Inn—Little Lake Bryan (Previously filed as Exhibit 10.50 to Post-Effective Amendment No. Three to the Registrant’s Registration Statement on Form S-11 filed December 12, 2000 and incorporated herein by reference.)

10.31	First Amendment to Lease Agreement between LLB C-Hotel, L.L.C. and LLB Tenant Corporation, dated November 17, 2000, relating to the Courtyard—Little Lake Bryan (Previously filed as Exhibit 10.51 to Post-Effective Amendment No. Three to the Registrant’s Registration Statement on Form S-11 filed December 12, 2000 and incorporated herein by reference.)

10.32	First Amendment to Lease Agreement between LLB F-Inn, L.L.C. and LLB Tenant Corporation, dated November 17, 2000, relating to the Fairfield Inn—Little Lake Bryan (Previously filed as Exhibit 10.52 to Post-Effective Amendment No. Three to the Registrant’s Registration Statement on Form S-11 filed December 12, 2000 and incorporated herein by reference.)

10.33	Purchase and Sale Agreement between Marriott International, Inc., as Seller, and CNL Hospitality Partners, LP, as Purchaser, dated September 17, 1998, relating to the Courtyard—Little Lake Bryan, the Fairfield Inn—Little Lake Bryan and the SpringHill Suites—Little Lake Bryan (Previously filed as Exhibit 10.53 to Post-Effective Amendment No. Three to the Registrant’s Registration Statement on Form S-11 filed December 12, 2000 and incorporated herein by reference.)

10.34	Second Amendment to Lease Agreement between CNL LLB C-Hotel Management, LP (formerly LLB C-Hotel, L.L.C.) and LLB Tenant Corporation; dated December 15, 2000, relating to the Courtyard—Little Lake Bryan(Previously filed as Exhibit 10.54 to Post-Effective Amendment No. Four to the Registrant’s Registration Statement on Form S-11 filed March 12, 2001 and incorporated herein by reference.)

10.35	Second Amendment to Lease Agreement between CNL LLB F-Inn Management, LP (formerly LLB F-Inn L.L.C.) and LLB Tenant Corporation; dated December 15, 2000, relating to the Fairfield Inn—Little Lake (Previously filed as Exhibit 10.55 to Post-Effective Amendment No. Four to the Registrant’s Registration Statement on Form S-11 filed March 12, 2001 and incorporated herein by reference.)

10.36	Sixth Amended and Restated Revolving Credit Agreement dated October 31, 2002 (Previously filed as Exhibit 10.1 to RFS’s Current Report on Form 8-K filed January 16, 2003 and incorporated herein by reference.)

10.37	Form of Percentage Lease with TRS Lessees (Previously filed as Exhibit 10.1 to RFS’s Current Report on Form 8-K filed January 16, 2001 and incorporated herein by reference.)

10.38	Form of Management Agreement with Flagstone (Previously filed as Exhibit 10.2 to RFS’s Current Report on Form 8-K filed January 16, 2001 and incorporated herein by reference.)

10.39	Loan Agreement dated August 9, 2000 by and between Bank of America, N.A. (as lender) and RFS SPE 2000 LLC (as borrower), a wholly-owned subsidiary of RFS(Previously filed as Exhibit 10.19 to RFS’s Annual Report on Form 10-K filed March 15, 2001 and incorporated herein by reference.)

10.40	Loan Agreement dated August 9, 2000 by and between Bank of America, N.A. (as lender) and RFS SPE 2 2000 LLC (as borrower), a wholly-owned subsidiary of RFS(Previously filed as Exhibit 10.20 to RFS’s Annual Report on Form 10-K filed March 15, 2001 and incorporated herein by reference.)

10.41	Agreement of Purchase and Sale of The Hotel del Coronado and Joint Escrow Instructions among L-O Coronado Holding II, Inc., L-O Coronado Hotel, Inc. and L-O Coronado IP, Inc. (jointly, Seller) and CNL Hospitality Corp. (Buyer), effective as of September 23, 2003(Previously filed as Exhibit 10.82 to Post—Effective Amendment No. Six to the Registrant’s Registration Statement on Form S-11 filed January 26, 2004 and incorporated herein by reference.)

10.42	First Amendment to Agreement for Purchase and Sale of Real Property and Joint Escrow Instructions by and among L-O Coronado Holding II, Inc., L-O Coronado Hotel, Inc. and L-O Coronado IP, Inc. (collectively, Seller) and CNL Hospitality Corp. (Buyer) dated as of October 15, 2003 (Previously filed as Exhibit 10.83 to Post—Effective Amendment No. Six to the Registrant’s Registration Statement on Form S-11 filed January 26, 2004 and incorporated herein by reference.)

10.43	Second Amendment to Agreement for Purchase and Sale of Real Property and Joint Escrow Instructions by and among L-O Coronado Holding II, Inc., L-O Coronado Hotel, Inc. and L-O Coronado IP, Inc. (collectively, Seller) and CNL Hospitality Corp. (Buyer) dated as of October 31, 2003 (Previously filed as Exhibit 10.84 to Post—Effective Amendment No. Six to the Registrant’s Registration Statement on Form S-11 filed January 26, 2004 and incorporated herein by reference.)

10.44	Assignment and Assumption of Agreement of Purchase and Sale and Joint Escrow Instructions by and between CNL Hospitality Corp. (Assignor) and CNL Hotel Del Partners, LP (Assignee) dated as of December 18, 2003 (Previously filed as Exhibit 10.85 to Post—Effective Amendment No. Six to the Registrant’s Registration Statement on Form S-11 filed January 26, 2004 and incorporated herein by reference.)

10.45	Commercial Mortgage Backed Security Facility, dated December 4, 2003, by and between Bank of America, N.A. (as lender) and Rose SPE 1, L.P. (as borrower), a wholly-owned subsidiary of RFS Partnership, L.P. (Previously filed as Exhibit 10.20 to RFS Partnership, L.P.’s Annual Report on Form 10-K filed March 30, 2004 and incorporated herein by reference.)

10.46	Mezzanine Loan Agreement, dated December 23, 2003, by and between Fleet National Bank (as lender) and Rose Mezzanine SPE, L.P. (as borrower), a wholly-owned subsidiary of RFS Partnership, L.P. (Previously filed as Exhibit 10.21 to RFS Partnership, L.P.’s Annual Report on Form 10-K filed March 30, 2004 and incorporated herein by reference.)

10.47	$1,500,000,000 Loan and Security Agreement by and among CNL Resort Hotel, LP, CNL Resort Silver Properties, LP, CNL Grand Wailea Resort, LP, CNL Biltmore Resort, LP, CNL Claremont Resorts, LP, and CNL Desert Resort, LP, as borrowers, and German American Capital Corporation, as lender, dated August 18, 2004. (Previously filed as Exhibit 10.84 to the Registrant’s Quarterly Report on Form 10-Q filed November 9, 2004 and incorporated herein by reference.)

10.48	$900,000,000 Renewal, Amended, Restated and Consolidated Note by and among CNL Resort Hotel, LP, CNL Resort Silver Properties, LP, CNL Grand Wailea Resort, LP, CNL Biltmore Resort, LP, CNL Claremont Resort, LP, and CNL Desert Resort, LP, as borrowers, and German American Capital Corporation, as Lender, dated August 18, 2004. (Previously filed as Exhibit 10.86 to the Registrant’s Quarterly Report on Form 10-Q filed November 9, 2004 and incorporated herein by reference.)

10.49	$100,000,000 Mezzanine Note by and among CNL Resort Senior Mezz, LP, as borrower, and German American Capital Corporation, as Lender, dated August 18, 2004. (Previously filed as Exhibit 10.87 to the Registrant’s Quarterly Report on Form 10-Q filed November 9, 2004 and incorporated herein by reference.)

10.50	$100,000,000 Mezzanine Note by and among CNL Resort Sub Senior Mezz, LP, as borrower, and German American Capital Corporation, as Lender, dated August 18, 2004. (Previously filed as Exhibit 10.88 to the Registrant’s Quarterly Report on Form 10-Q filed November 9, 2004 and incorporated herein by reference.)

10.51	$100,000,000 Mezzanine Note by and among CNL Resort Intermediate Mezz, LP, as borrower, and German American Capital Corporation, as Lender, dated August 18, 2004. (Previously filed as Exhibit 10.89 to the Registrant’s Quarterly Report on Form 10-Q filed November 9, 2004 and incorporated herein by reference.)

10.52	$100,000,000 Mezzanine Note by and among CNL Resort Sub Intermediate Mezz, LP, as borrower, and German American Capital Corporation, as Lender, dated August 18, 2004. (Previously filed as Exhibit 10.90 to the Registrant’s Quarterly Report on Form 10-Q filed November 9, 2004 and incorporated herein by reference.)

10.53	$100,000,000 Mezzanine Note by and among CNL Resort Junior Mezz, LP, as borrower, and German American Capital Corporation, as Lender, dated August 18, 2004. (Previously filed as Exhibit 10.91 to the Registrant’s Quarterly Report on Form 10-Q filed November 9, 2004 and incorporated herein by reference.)

10.54	$100,000,000 Mezzanine Note by and among CNL Resort Sub Junior Mezz, LP, as borrower, and German American Capital Corporation, as Lender. (Previously filed as Exhibit 10.92 to the Registrant’s Quarterly Report on Form 10-Q filed November 9, 2004 and incorporated herein by reference.)

10.55	Limited Rent Guaranty by and between CNL Philadelphia Annex, LLC, as Landlord, and Marriott International, Inc., as Guarantor, dated December 30, 2004. (Previously filed as Exhibit 10.93 to the Registrant’s Annual Report on Form 10-K filed March 16, 2005 and incorporated herein by reference.)

10.56	$90,000,000 Mezzanine Loan and Security Agreement (Senior Mezzanine) by and between CNL Hotel Del Senior Mezz Partners, LP, as Mezzanine Borrower, and German American Capital Corporation, as Mezzanine Lender, dated February 9, 2005. (Previously filed as Exhibit 10.94 to the Registrant’s Annual Report on Form 10-K filed March 16, 2005 and incorporated herein by reference.)

10.57	$20,000,000 Mezzanine Loan and Security Agreement (Intermediate Mezzanine) by and between CNL Hotel Del Intermediate Mezz Partners, LP, as Mezzanine Borrower, and German American Capital Corporation, as Mezzanine Lender, dated February 9, 2005. (Previously filed as Exhibit 10.95 to the Registrant’s Annual Report on Form 10-K filed March 16, 2005 and incorporated herein by reference.)

10.58	$230,000,000 Loan and Security Agreement by and between CNL Hotel Del Partners, LP, as Borrower, and German American Capital Corporation, as Lender, dated as of February 9, 2005 (Previously filed as Exhibit 10.96 to the Registrant’s Annual Report on Form 10-K filed March 16, 2005 and incorporated herein by reference.)

10.59	$90,000,000 Mezzanine Note (Senior Mezzanine) by and between CNL Hotel Del Senior Mezz Partners, LP, as Mezzanine Borrower, and German American Capital Corporation, as Mezzanine Lender, dated February 9, 2005 (Previously filed as Exhibit 10.97 to the Registrant’s Annual Report on Form 10-K filed March 16, 2005 and incorporated herein by reference.)

10.60	$20,000,000 Mezzanine Note (Intermediate Mezzanine) by and between CNL Hotel Del Intermediate Mezz Partners, LP, as Mezzanine Borrower, and German American Capital Corporation, as Mezzanine Lender, dated February 9, 2005. (Previously filed as Exhibit 10.98 to the Registrant’s Annual Report on Form 10-K filed March 16, 2005 and incorporated herein by reference.)

10.61	$230,000,000 Note by and between CNL Hotel Del Partners, LP, as Borrower, and German American Capital Corporation, as Lender, dated February 9, 2005. (Previously filed as Exhibit 10.99 to the Registrant’s Annual Report on Form 10-K filed March 16, 2005 and incorporated herein by reference.)

10.62	Deferred Fee Plan for Directors (Previously filed as Exhibit 10.100 to the Registrant’s Annual Report on Form 10-K filed March 16, 2005 and incorporated herein by reference.)

10.63	Second Amendment to Loan and Security Agreement by and among CNL Hospitality Partners, LP (as Borrower), CNL Hotels and Resorts, Inc., (as Guarantor) and Deutsche Bank Trust Company Americas, and the institutions from time to time party hereto (as Lenders) dated February 9, 2005. (Previously filed as Exhibit 10.101 to the Registrant’s Annual Report on Form 10-K filed March 16, 2005 and incorporated herein by reference.)

10.64	2004 Omnibus Long-Term Incentive Plan (Previously included as Appendix D to the Registrant’s Definitive Proxy Statement filed June 21, 2004 and incorporated herein by reference.)

10.65	2004 Omnibus Long-Term Incentive Plan Stock Award Agreement (Previously filed as Exhibit 99.1 to the Registrant’s Form 8-K filed March 22, 2005 and incorporated herein by reference.)

10.66	2004 Omnibus Long-Term Incentive Stock Plan Agreement of Participant Relating to Stock Award Agreements (Previously filed as Exhibit 99.2 to the Registrant’s Form 8-K filed March 22, 2005 and incorporated herein by reference.)

10.67	Renewal Agreement dated March 31, 2005 between CNL Hotels & Resorts, Inc. and CNL Hospitality Corp. (Previously filed as Exhibit 10.2 to the Registrant’s Current Report on From 8-K filed April 6, 2005 and incorporated herein by reference.)

10.68	Agreement of Purchase and Sale dated April 26, 2005 by and between various wholly-owned subsidiaries of CNL Hotels & Resorts, Inc. (as Seller) and Ashford Hospitality Limited Partnership (as Buyer) (Previously filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed April 27, 2005 and incorporated herein by reference.)

10.69	Second Amendment to Mezzanine Note (Intermediate Mezzanine) dated April 7, 2005 by and between CNL Hotel Del Intermediate Mezz Partners, LP, as Mezzanine Borrower, and German American Capital Corporation, as Mezzanine Lender (Previously filed as Exhibit 10.107 to the Registrant’s Quarterly Report on Form 10-Q filed May 16, 2005 and incorporated herein by reference.)

10.70	Amendment to Note dated March 29, 2005 by and between CNL Hotel Del Partners LP, as Borrower, and German American Capital Corporation, as Lender (Previously filed as Exhibit 10.108 to the Registrant’s Quarterly on Form 10-Q filed May 16, 2005 and incorporated herein by reference.)

10.71	Amendment to Mezzanine Note (Senior Mezzanine) dated March 29, 2005 by and between CNL Hotel Del Senior Mezz Partners, LP, as Mezzanine Borrower, and German American Capital Corporation, as Mezzanine Lender (Previously filed as Exhibit 10.109 to the Registrant’s Quarterly Report on Form 10-Q filed May 16, 2005 and incorporated herein by reference.)

10.72	Omnibus Amendment to Loan Documents dated March 29, 2005 by and between CNL Hotel Del Partners, LP, as Borrower, and German American Capital Corporation, as Lender (Previously filed as Exhibit 10.110 to the Registrant’s Quarterly Report on Form 10-Q filed May 16, 2005 and incorporated herein by reference.)

10.73	Amendment to Mezzanine Note (Intermediate Mezzanine) dated March 29, 2005 by and between CNL Hotel Del Intermediate Mezz Partners, LP, as Mezzanine Borrower, and German American Capital Corporation, as Mezzanine Lender (Previously filed as Exhibit 10.111 to the Registrant’s Quarterly Report on Form 10-Q filed May 16, 2005 and incorporated herein by reference.)

10.74	Mezzanine Note (Junior Mezzanine) dated April 7, 2005 by and between CNL Hotel Del Junior Mezz Partners, LP, as Mezzanine Borrower, and German American Capital Corporation, as Mezzanine Lender (Previously filed as Exhibit 10.112 to the Registrant’s Quarterly Report on Form 10-Q filed May 16, 2005 and incorporated herein by reference.)

10.75	Mezzanine Loan and Security Agreement (Junior Mezzanine) dated April 7, 2005 by and between CNL Hotel Del Junior Mezz Partners, LP, as Mezzanine Borrower, and German American Capital Corporation, as Mezzanine Lender (Previously filed as Exhibit 10.113 to the Registrant’s Quarterly Report on Form 10-Q filed May 16, 2005 and incorporated herein by reference.)

10.76	Indemnification Agreement between CNL Hotels & Resorts, Inc. and C. Brian Strickland dated May 13, 2005. Each of the following officers has signed a substantially similar agreement as follows: Mark E. Patten, Barry A. N. Bloom, Marcel Verbaas; Stephanie Thomas, dated May 13, 2005; and Greerson G. McMullen, dated October 3, 2005. (Previously filed as Exhibit 10.114 to the Registrant’s Quarterly Report on Form 10-Q filed May 16, 2005 and incorporated herein by reference.)

10.77	Indemnification Agreement between CNL Hotels & Resorts, Inc. and J. Douglas Holladay dated May 13, 2005. Each of the following Directors has signed a substantially similar agreement as follows: Jack F. Kemp and Dianna F. Morgan, dated May 13, 2005. (Previously filed as Exhibit 10.115 to the Registrant’s Quarterly Report on Form 10-Q filed May 16, 2005 and incorporated herein by reference.)

10.78	$270,000,000 Promissory Note dated June 15, 2005 by and between Desert Ridge Resort, LLC, as Borrower, and Barclays Capital Real Estate Inc., as Lender (Previously filed as Exhibit 10.116 to the Registrant’s Quarterly Report on Form 10-Q filed August 15, 2005 and incorporated herein by reference.)

10.79	Loan Agreement dated June 15, 2005 by and between Desert Ridge Resort, LLC, as Borrower, and Barclays Capital Real Estate Inc., as Lender (Previously filed as Exhibit 10.117 to the Registrant’s Quarterly Report on Form 10-Q filed August 15, 2005 and incorporated herein by reference.)

10.80	$31,500,000 Promissory Note dated June 15, 2005 by and between DRR Senior Mezz, LLC, as Mezzanine Borrower, and Barclays Capital Real Estate Inc., as Mezzanine Lender (Previously filed as Exhibit 10.118 to the Registrant’s Quarterly Report on Form 10-Q filed August 15, 2005 and incorporated herein by reference.)

10.81	Mezzanine Loan Agreement dated June 15, 2005 by and between DRR Senior Mezz, LLC, as Mezzanine Borrower, and Barclays Capital Real Estate Inc., as Mezzanine Lender (Previously filed as Exhibit 10.119 to the Registrant’s Quarterly Report on Form 10-Q filed August 15, 2005 and incorporated herein by reference.)

10.82	Agreement of Purchase and Sale dated July 5, 2005 by and between certain wholly-owed subsidiaries of CNL Hotels & Resorts, Inc. (as Seller) and Pyramid Hotel Opportunity Venture LLC (as Buyer) (Previously filed as Exhibit 10.120 to the Registrant’s Quarterly Report on Form 10-Q filed August 15, 2005 and incorporated herein by reference.)

10.83	First Amendment to Renewal Agreement dated as of June 30, 2005 between CNL Hotels & Resorts, Inc. and CNL Hospitality Corp. (Previously filed as Exhibit 10.3 to the Registrant’s Form 8-K filed July 7, 2005 and incorporated herein by reference.)

10.84	Second Amendment to Renewal Agreement dated as of July 29, 2005 between CNL Hotels & Resorts, Inc. and CNL Hospitality Corp. (Previously filed as Exhibit 10.4 to the Registrant’s Form 8-K filed August 4, 2005 and incorporated by reference.)

10.85	Third Amendment to Renewal Agreement dated as of August 30, 2005 between CNL Hotels & Resorts, Inc. and CNL Hospitality Corp. (Previously filed as Exhibit 10.5 to the Registrant’s Form 8-K filed September 1, 2005 and incorporated by reference.)

10.86	Fourth Amendment to Renewal Agreement dated as of September 29, 2005 between CNL Hotels & Resorts, Inc. and CNL Hospitality Corp. (Previously filed as Exhibit 10.6 to the Registrant’s Form 8-K filed October 3, 2005 and incorporated by reference.)

10.87	Fifth Amendment to Renewal Agreement dated as of October 31, 2005 between CNL Hotels & Resorts, Inc. and CNL Hospitality Corp. (Previously filed as Exhibit 10.7 to the Registrant’s Form 8-K filed November 4, 2005 and incorporated by reference.)

10.88	$200,000,000 Credit Agreement dated as of September 30, 2005 between CNL Hospitality Partners, LP, as Borrower, CNL Hotels and Resorts, Inc., as Parent, Bank of America, N.A., as Administrative Agent and L/C Issuer, and the Other Lenders Party Hereto, Wachovia Bank N.A. and Deutsche Bank Trust Company Americas, as Co-Syndication Agents, Calyon New York Branch and Citibank North America, Inc., as Co-Documentation Agents, and Banc of America Securities LLC, as Sole Lead Arranger and Sole Book Manager (Previously filed as Exhibit 10.126 to the Registrant’s Quarterly Report on Form 10-Q filed November 14, 2005 and incorporated herein by reference.)

10.89	$1,000,000,000 Loan and Security Agreement dated as of January 9, 2006 between CNL Resort Hotel, LP, CNL Resort Silver Properties, LP, CNL Grand Wailea Resort, LP, CNL Biltmore Resort, LP, CNL Claremont Resort, LP, and CNL Desert Resort, LP, as Borrower, and German American Capital Corporation as Lender (Previously filed as Exhibit 10.89 to the Registrant’s Annual Report on Form 10-K filed March 31, 2006 and incorporated herein by reference.)

10.90	$1,000,000,000 Renewal, Amended, Restated and Consolidated Note dated as of January 9, 2006 between CNL Resort Hotel, LP, CNL Resort Silver Properties, LP, CNL Grand Wailea Resort, LP, CNL Biltmore Resort, LP, CNL Claremont Resort, LP, and CNL Desert Resort, LP, as Borrower, and German American Capital Corporation as Lender (Previously filed as Exhibit 10.90 to the Registrant’s Annual Report on Form 10-K filed March 31, 2006 and incorporated herein by reference.)

10.91	$115,000,000 Mezzanine Loan and Security Agreement (First Mezzanine) dated as of January 9, 2006 between CNL Resort Senior Mezz, LP, as Mezzanine Borrower and German American Capital Corporation, as Mezzanine Lender (Previously filed as Exhibit 10.91 to the Registrant’s Annual Report on Form 10-K filed March 31, 2006 and incorporated herein by reference.)

10.92	$115,000,000 Mezzanine Note (First Mezzanine) dated as of January 9, 2006 between CNL Resort Senior Mezz, LP, as Mezzanine Borrower and German American Capital Corporation, as Mezzanine Lender (Previously filed as Exhibit 10.92 to the Registrant’s Annual Report on Form 10-K filed March 31, 2006 and incorporated herein by reference.)

10.93	$110,000,000 Mezzanine Loan and Security Agreement (Second Mezzanine) dated as of January 9, 2006 between CNL Resort Sub Senior Mezz. LP, as Mezzanine Borrower and German American Capital Corporation, as Mezzanine Lender (Previously filed as Exhibit 10.93 to the Registrant’s Annual Report on Form 10-K filed March 31, 2006 and incorporated herein by reference.)

10.94	$110,000,000 Mezzanine Note (Second Mezzanine) dated as of January 9, 2006 between CNL Resort Sub Senior Mezz. LP, as Mezzanine Borrower and German American Capital Corporation, as Mezzanine Lender (Previously filed as Exhibit 10.94 to the Registrant’s Annual Report on Form 10-K filed March 31, 2006 and incorporated herein by reference.)

10.95	$250,000,000 Mezzanine Loan and Security Agreement (Third Mezzanine) dated as of January 9, 2006 between CNL Resort Intermediate Mezz, LP, as Mezzanine Borrower and German American Capital Corporation, as Mezzanine Lender (Previously filed as Exhibit 10.95 to the Registrant’s Annual Report on Form 10-K filed March 31, 2006 and incorporated herein by reference.)

10.96	$250,000,000 Mezzanine Note (Third Mezzanine) dated as of January 9, 2006 between CNL Resort Intermediate Mezz, LP, as Mezzanine Borrower and German American Capital Corporation, as Mezzanine Lender (Previously filed as Exhibit 10.96 to the Registrant’s Annual Report on Form 10-K filed March 31, 2006 and incorporated herein by reference.)

10.97	$50,000,000 Mezzanine Loan and Security Agreement (Fourth Mezzanine) dated as of January 9, 2006 between CNL Resort Sub Intermediate Mezz, LP, as Mezzanine Borrower and German American Capital Corporation, as Mezzanine Lender (Previously filed as Exhibit 10.97 to the Registrant’s Annual Report on Form 10-K filed March 31, 2006 and incorporated herein by reference.)

10.98	$50,000,000 Mezzanine Note (Fourth Mezzanine) dated as of January 9, 2006 between CNL Resort Sub Intermediate Mezz, LP, as Mezzanine Borrower and German American Capital Corporation, as Mezzanine Lender (Previously filed as Exhibit 10.98 to the Registrant’s Annual Report on Form 10-K filed March 31, 2006 and incorporated herein by reference.)

10.99	Purchase and Sale Agreement dated as of October 31, 2005 by and among CNL Hospitality Partners LP, CNL KSL Partners GP, LLC, CNL Rose SPE Tenant Corp., RFS Leasing VII, Inc, as Sellers, and KSL Recreation Holdings I, LLC, KSL Recreation Management Operations, LLC, as Purchaser (Previously filed as Exhibit 10.99 to the Registrant’s Annual Report on Form 10-K filed March 31, 2006 and incorporated herein by reference.)

10.100	Purchase and Sale Agreement by and between THI III GL Investments, L.L.C., as Seller, and CNL Hotels & Resorts, Inc., as Purchaser (Previously filed as Exhibit 10.100 to the Registrant’s Annual Report on Form 10-K filed March 31, 2006 and incorporated herein by reference.)

10.101	Sixth Amendment to Renewal Agreement dated as of November 30, 2005 between CNL Hotels & Resorts, Inc. and CNL Hospitality Corp. (Previously filed as Exhibit 10.8 to the Registrant’s Form 8-K filed December 5, 2005 and incorporated herein by reference.)

10.102	Amended and Restated Renewal Agreement dated as of December 30, 2005 between CNL Hotels & Resorts, Inc. and CNL Hospitality Corp. (Previously filed as Exhibit 10.9 to the Registrant’s Form 8-K filed December 30, 2005 and incorporated herein by reference.)

10.103	Payment Agreement dated December 30, 2005 by and between CNL Hotels & Resorts, Inc. and CNL Hospitality Corp. (Previously filed as Exhibit 10.10 to the Registrant’s Form 8-K filed December 30, 2005 and incorporated herein by reference.)

10.104	$335,000,000 Mortgage, Security Agreement, Assignment of Rents and Fixture Filing dated February 24, 2006 by and between CNL GL Resort, LP, as Borrower, and Wachovia Bank, National Association, as Lender (Previously filed as Exhibit 10.104 to the Registrant’s Annual Report on Form 10-K filed March 31, 2006 and incorporated herein by reference.)

10.105	$335,000,000 Promissory Note dated February 24, 2006 by and between CNL GL Resort, LP, as Borrower, and Wachovia Bank, National Association, as Lender (Previously filed as Exhibit 10.105 to the Registrant’s Annual Report on Form 10-K filed March 31, 2006 and incorporated herein by reference.)

10.106	$85,000,000 Loan and Security Agreement (First Mezzanine Loan) dated February 24, 2006 by and between CNL GL Senior Mezz, LP, as Borrower, and Wachovia Bank, National Association, as Lender (Previously filed as Exhibit 10.106 to the Registrant’s Annual Report on Form 10-K filed March 31, 2006 and incorporated herein by reference.)

10.107	$85,000,000 Promissory Note (First Mezzanine) dated February 24, 2006 by and between CNL GL Senior Mezz, LP, as Borrower, and Wachovia Bank, National Association, as Lender (Previously filed as Exhibit 10.107 to the Registrant’s Annual Report on Form 10-K filed March 31, 2006 and incorporated herein by reference.)

10.108	$50,000,000 Loan and Security Agreement (Second Mezzanine Loan) dated February 24, 2006 by and between CNL GL Sub Senior Mezz, LP, as Borrower, and Wachovia Bank, National Association, as Lender (Previously filed as Exhibit 10.108 to the Registrant’s Annual Report on Form 10-K filed March 31, 2006 and incorporated herein by reference.)

10.109	$50,000,000 Promissory Note (Second Mezzanine) dated February 24, 2006 by and between CNL GL Sub Senior Mezz, LP, as Borrower, and Wachovia Bank, National Association, as Lender (Previously filed as Exhibit 10.109 to the Registrant’s Annual Report on Form 10-K filed March 31, 2006 and incorporated herein by reference.)

10.110	$50,000,000 Loan and Security Agreement (Third Mezzanine Loan) dated February 24, 2006 by and between CNL GL Junior Mezz, LP, as Borrower, and Wachovia Bank, National Association, as Lender (Previously filed as Exhibit 10.110 to the Registrant’s Annual Report on Form 10-K filed March 31, 2006 and incorporated herein by reference.)

10.111	$50,000,000 Promissory Note (Third Mezzanine) dated February 24, 2006 by and between CNL GL Junior Mezz, LP, as Borrower, and Wachovia Bank, National Association, as Lender (Previously filed as Exhibit 10.111 to the Registrant’s Annual Report on Form 10-K filed March 31, 2006 and incorporated herein by reference.)

10.112	$50,000,000 Loan and Security Agreement (Fourth Mezzanine Loan) dated February 24, 2006 by and between CNL GL Junior Mezz, LP, as Borrower, and Wachovia Bank, National Association, as Lender (Previously filed as Exhibit 10.112 to the Registrant’s Annual Report on Form 10-K filed March 31, 2006 and incorporated herein by reference.)

10.113	$50,000,000 Promissory Note (Fourth Mezzanine) dated February 24, 2006 by and between CNL GL Junior Mezz, LP, as Borrower, and Wachovia Bank, National Association, as Lender (Previously filed as Exhibit 10.113 to the Registrant’s Annual Report on Form 10-K filed March 31, 2006 and incorporated herein by reference.)

10.114	Amended and Restated Agreement and Plan of Merger dated April 3, 2006 (Previously filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed April 7, 2006 and incorporated herein by reference.)

10.115	Form of Majority Vote Charter Amendment (Previously filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed April 7, 2006 and incorporated herein by reference.)

10.116	Form of Charter Amendments (Previously filed as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed April 7, 2006 and incorporated herein by reference.)

10.117	Form of Registration Rights Agreement (Previously filed as Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed April 7, 2006 and incorporated herein by reference.)

10.118	Form of Pledge and Security Agreement (Previously filed as Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed April 7, 2006 and incorporated herein by reference.)

10.119	Intentionally omitted.

10.120	Intentionally omitted.

10.121	$120,000,000 Promissory Note dated as of April 3, 2006 by AH Hotel Partners, LP, PH Hotel Partners, LP, HMA Hotel Partners, LP and CM Hotel Partners, LP (as Borrowers) issued to The Prudential Insurance Company of America (as Lender) (Previously filed as Exhibit 10.121 to the Registrant’s Quarterly Report on Form 10-Q filed May 15, 2006 and incorporated herein by reference.)

10.122	$120,000,000 Mortgage dated as of April 3, 2006 by AH Hotel Partners, LP (as Borrower) to The Prudential Insurance Company of America (as Lender) (Previously filed as Exhibit 10.122 to the Registrant’s Quarterly Report on Form 10-Q filed May 15, 2006 and incorporated herein by reference.)

10.123	$120,000,000 Deed of Trust, Security Agreement and Fixture Filing dated as of April 3, 2006 by CM Hotel Partners, LP (as Borrower) to The Prudential Insurance Company of America (as Lender) (Previously filed as Exhibit 10.123 to the Registrant’s Quarterly Report on Form 10-Q filed May 15, 2006 and incorporated herein by reference.)

10.124	$120,000,000 Multi-state Mortgage and Security Agreement dated as of April 3, 2006 by HMA Hotel Partners, LP, PH Hotel Partners, LP, AH Hotel Partners, LP and CM Hotel Partners, LP (as Borrower) to The Prudential Insurance Company of America (as Lender) (Previously filed as Exhibit 10.124 to the Registrant’s Quarterly Report on Form 10-Q filed May 15, 2006 and incorporated herein by reference.)

10.125	$120,000,000 Deed of Trust, Security Agreement and Fixture Filing dated as of April 3, 2006 by PH Hotel Partners, LP (as Borrower) to The Prudential Insurance Company of America (as Lender) (Previously filed as Exhibit 10.125 to the Registrant’s Quarterly Report on Form 10-Q filed May 15, 2006 and incorporated herein by reference.)

10.126	Renewal Agreement dated as of March 30, 2006 between CNL Hotels & Resorts, Inc. and CNL Hospitality Corp. (Previously filed as Exhibit 10.126 to the Registrant’s Quarterly Report on Form 10-Q filed May 15, 2006 and incorporated herein by reference.)

10.127	Memorandum of Understanding In re CNL Hotels & Resorts, Inc. Securities Litigation, Case No. 6:04-cv-1231-Orl-31KRS (Previously filed as Exhibit 10.127 to the Registrant’s Quarterly Report on Form 10-Q filed May 15, 2006 and incorporated herein by reference.)

10.128	Amended and Restated Employment Agreement between CNL Hotels & Resorts, Inc. and Thomas J. Hutchison III, dated as of May 19, 2006, amending the Employment Agreement dated as of April 3, 2006 (Filed herewith.)

10.129	Amended and Restated Employment Agreement between CNL Hotels & Resorts, Inc. and John A. Griswold, dated as of May 19, 2006, amending the Employment Agreement dated as of April 3, 2006 (Filed herewith.)

10.130	Amended and Restated Employment Agreement between CNL Hotels & Resorts, Inc. and C. Brian Strickland, dated as of May 23, 2006, amending the Employment Agreement dated as of April 3, 2006 (Filed herewith.)

10.131	Amended and Restated Employment Agreement between CNL Hotels & Resorts, Inc. and Barry A. N. Bloom, dated as of May 23, 2006, amending the Employment Agreement dated as of April 3, 2006 (Filed herewith.)

10.132	Purchase and Sale Agreement between Marriott Hotel Services, Inc. and CNL DRR Investor, LP, dated as of April 3, 2006 (Filed herewith.)

10.133	Purchase and Sale Agreement between Desert Ridge Resort, Ltd. and CNL DRR Investor, LP, dated as of April 3, 2006 (Filed herewith.)

10.134	Stipulation of Settlement In re CNL Hotels & Resorts, Inc. Securities Litigation, Case No. 6:04-cv-1231-Orl-31KRS (Filed herewith.)

10.135	Employment Letter Agreement between CNL Hotels & Resorts, Inc. and Greerson G. McMullen, dated May 19, 2006 (Filed herewith.)

10.136	Employment Agreement between CNL Hotels & Resorts, Inc. and Greerson G. McMullen, dated as of June 1, 2006 (Filed herewith.)

21	Subsidiaries of the Registrant (Filed herewith.)

23.1	Consent of Greenberg Traurig, LLP (Contained in its opinions filed as Exhibits 5.1 and 8.1 herewith and incorporated herein by reference.)

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Certified Public Accounting Firm, dated June 7, 2006 (Filed herewith.)
Item 37. Undertakings.
     The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

That, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any such action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this post-effective amendment on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida on this 7th day of June, 2006.

CNL HOTELS & RESORTS, INC.

By:	/s/ C. BRIAN STRICKLAND

C. Brian Strickland
Executive Vice President, Chief Financial Officer
and Corporate Secretary
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* Thomas J. Hutchison III	Chief Executive Officer (principal executive officer)	June 7, 2006

/s/ C. BRIAN STRICKLAND C. Brian Strickland	Executive Vice President, Chief Financial Officer and Corporate Secretary (principal financial officer)	June 7, 2006

*
James M. Seneff, Jr.	Chairman of the Board	June 7, 2006

*
Robert A. Bourne	Vice Chairman of the Board	June 7, 2006

* John A. Griswold	President, Chief Operating Officer and Director	June 7, 2006

*
James Douglas Holladay	Director	June 7, 2006

*
Craig M. McAllastar	Director	June 7, 2006

*
Robert E. Parsons, Jr.	Director	June 7, 2006

*
Jack Kemp	Director	June 7, 2006

*
Dianna F. Morgan	Director	June 7, 2006

*
Mark E. Patten	Senior Vice President and Chief Accounting Officer	June 7, 2006

*By:	/s/ C. Brian Strickland

C. Brian Strickland
as attorney-in-fact

Exhibit Index
2.1	Agreement by and among CNL Hospitality Properties, Inc., CNL Rose Acquisition Corp., RFS Hotel Investors, Inc., CNL Rose Acquisition OP, LP and RFS Partnership, L.P., dated May 8, 2003 (Previously filed as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed May 9, 2003 and incorporated herein by reference.)

2.2	Amendment to Merger Agreement dated May 27, 2003 among the Company, CNL Rose Acquisition Corp., RFS Hotel Investors, Inc., CNL Rose Acquisition OP, LP and RFS Partnership, L.P. (Previously filed as Exhibit 2.2 to Post-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed July 14, 2003 and incorporated herein by reference.)

2.3	RFS Acquisition Agreement dated as of July 10, 2003, by and among CNL Hospitality Partners, LP, CNL Hotel RI-Orlando, Ltd., CNL Hotel CY-Edison, LP, RFS Partnership, L.P. and CNL Rose Acquisition Corp. (Previously filed as Exhibit 2.1 to RFS Partnership, L.P.’s Current Report on Form 8-K filed July 25, 2003 and incorporated herein by reference).

2.4	Stock Purchase Agreement, dated as of February 12, 2004, by and among KKR Partners II, L.P., KKR 1996 Fund, L.P., Resort Associates, L.P., Golf Associates, L.P., CNL Resort Acquisition Corp. and KSL Recreation Corporation (Previously filed as Exhibit 2.1 to the Registrant’s Form 8-K filed February 13, 2004 and incorporated herein by reference.)

2.5	Agreement and Plan of Merger by and among CNL Hospitality Properties, Inc., CNL Hospitality Properties Acquisition Corp., CNL Hospitality Corp., CNL Real Estate Group, Inc., Five Arrows Realty Securities II, LLC, the other stockholders of CNL Hospitality Corp. listed on the signature page thereto under the heading “Stockholders”, and CNL Financial Group, Inc., dated as of April 29, 2004 (Included as Appendix A to the Registrant’s Definitive Proxy Statement filed June 21, 2004 and incorporated herein by reference.)

2.6	First Amendment to Agreement and Plan of Merger by and among CNL Hospitality Properties, Inc., CNL Hospitality Properties Acquisition Corp., CNL Hospitality Corp., Five Arrows Realty Securities II, LLC, CNL Financial Group, Inc. and James M. Seneff, Jr. dated as of June 17, 2004 (Included as Appendix A-1 to the Registrant’s Definitive Proxy Statement filed June 21, 2004 and incorporated herein by reference.)

2.7	Amended and Restated Agreement and Plan of Merger, dated as of April 3, 2006, by and among CNL Hotels & Resorts, Inc., CNL Hospitality Corp., CNL Real Estate Group, Inc., Five Arrows Realty Securities II L.L.C., the other stockholders of CNL Hospitality Corp. listed on the signature page thereto under the heading “Stockholders”, CNL Financial Group, Inc., CNL Hotels & Resorts Acquisition, LLC, and CNL Hospitality Properties Acquisition Corp. and exhibits thereto (For such agreement and the exhibits, see Exhibit Nos. 10.114, 10.115, 10.116, 10.117 and 10.118.)

3.1	Articles of Amendment and Restatement of CNL Hospitality Properties, Inc. dated July 21, 2003 (Previously filed as Exhibit 3.18 to the Registrant’s Registration Statement on Form S-11 filed July 23, 2003 and incorporated herein by reference.)

3.2	Articles of Amendment of CNL Hospitality Properties, Inc. dated August 2, 2004 (Previously filed as Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q filed August 9, 2004 and incorporated herein by reference.)

3.3	Articles of Amendment of CNL Hotels & Resorts, Inc. dated August 2, 2004 (Previously filed as Exhibit 3.3 to the Registrant’s Quarterly Report on Form 10-Q filed August 9, 2004 and incorporated herein by reference.)

3.4	Articles of Amendment of CNL Hotels & Resorts, Inc. dated August 2, 2004 (Previously filed as Exhibit 3.4 to the Registrant’s Quarterly Report on Form 10-Q filed August 9, 2004 and incorporated herein by reference.)

3.5	CNL American Realty Fund, Inc. Bylaws (Previously filed as Exhibit 3.3 to the Registrant’s Registration Statement on Form S-11 filed August 12, 1996 and incorporated herein by reference.)

3.6	Amendment No. 1 to the Bylaws of CNL Hospitality Properties, Inc. (Previously filed as Exhibit 3.7 to Post-Effective Amendment No. Two to the Registrant’s Registration Statement on Form S-11 filed October 23, 2000 and incorporated herein by reference.)

3.7	Amendment No. 2 to the Bylaws of CNL Hospitality Properties, Inc. (Previously filed as Exhibit 3.9 to Post-Effective Amendment No. Six to the Registrant’s Registration Statement on Form S-11 filed June 11, 2001 and incorporated herein by reference.)

3.8	Amendment No. 3 to the Bylaws of CNL Hospitality Properties, Inc. (Previously filed as Exhibit 3.9 to Post-Effective Amendment No. One to the Registrant’s Registration Statement on Form S-11 filed June 26, 2002 and incorporated herein by reference.)

3.9	Amendment No. 4 to the Bylaws of CNL Hotels & Resorts, Inc. dated May 13, 2005 (Previously filed as Exhibit 3.9 to the Registrant’s Quarterly Report on Form 10-Q filed May 16, 2005 and incorporated herein by reference).

3.10	Articles of Amendment of CNL Hotels & Resorts, Inc. dated April 21, 2006 (Filed herewith.)

4.1	Amended and Restated Reinvestment Plan (Included in the Prospectus as Appendix A and incorporated herein by reference.)

4.2	Indenture dated February 26, 2002 among RFS Partnership, L.P., RFS 2002 Financing, Inc., RFS Leasing VII, Inc., RFS Hotel Investors, Inc. and U.S. Bank National Association (Previously filed as Exhibit 4.1 to RFS Hotel Investors, Inc.’s (“RFS”) Form S-4 Registration Statement filed March 15, 2002 and incorporated herein by reference.)

4.3	Form of Global Note evidencing the 9.75 percent Series B Senior Notes due 2012 of RFS Partnership, L.P. and RFS 2002 Financing, Inc. (Previously filed as Exhibit A to Exhibit 4.1 to RFS’s Form S-4 Registration Statement filed March 15, 2002 and incorporated herein by reference.)

4.4	Form of Guaranty by RFS Hotel Investors, Inc. and RFS Leasing VII, Inc. (Previously filed as Exhibit A to Exhibit 4.1 to RFS’s Form S-4 Registration Statement filed March 15, 2002 and incorporated herein by reference.)

4.5	Registration Rights Agreement dated February 26, 2002 among RFS Partnership, L.P., RFS 2002 Financing, Inc., RFS Leasing VII, Inc., RFS Hotel Investors, Inc., Credit Suisse First Boston Corporation and Banc of America Securities LLC (Previously filed as Exhibit 4.4 to RFS’s Form S-4 Registration Statement filed March 15, 2002 and incorporated herein by reference.)

4.6	Supplemental Indenture, dated as of June 9, 1997, among CNL Rose Acquisition Corp., RFS Partnership, L.P., RFS 2002 Financing, Inc. and U.S. Bank National Association (Previously filed as Exhibit 4.2 to RFS Partnership, L.P.’s Annual Report on Form 10-K filed March 30, 2004 and incorporated herein by reference.)

4.7	Registrant’s Amended and Restated Redemption Plan (Previously filed as Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed June 25, 2004 and incorporated herein by reference.)

5.1	Opinion of Greenberg Traurig, LLP as to the legality of the securities being registered by CNL Hotels & Resorts, Inc. (Filed herewith.)

8.1	Opinion of Greenberg Traurig, LLP regarding certain material tax issues relating to CNL Hotels & Resorts, Inc. (Filed herewith.)

10.1	Form of Escrow Agreement between CNL Hospitality Properties, Inc. and SouthTrust Bank (Previously filed as Exhibit 10.1 to Pre-Effective Amendment No. One to the Registrant’s Registration Statement on Form S-11 filed December 23, 2002 and incorporated herein by reference.)

10.2	Advisory Agreement dated as of April 1, 2004 between CNL Hospitality Properties, Inc. and CNL Hospitality Corp. (Previously filed as Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q filed August 9, 2004 and incorporated herein by reference.)

10.3	Form of Joint Venture Agreement (Previously filed as Exhibit 10.3 to the Registrant’s Registration Statement on Form S-11 filed November 23, 1998 and incorporated herein by reference.)

10.4	Form of Indemnification and Put Agreement (Previously filed as Exhibit 10.4 to the Registrant’s Registration Statement on Form S-11 filed August 12, 1996 and incorporated herein by reference.)

10.5	Form of Unconditional Guaranty of Payment and Performance (Previously filed as Exhibit 10.5 to the Registrant’s Registration Statement on Form S-11 filed August 12, 1996 and incorporated herein by reference.)

10.6	Form of Purchase Agreement (Previously filed as Exhibit 10.6 to the Registrant’s Registration Statement on Form S-11 filed August 12, 1996 and incorporated herein by reference.)

10.7	Form of Lease Agreement (Previously filed as Exhibit 10.57 to the Registrant’s Registration Statement on Form S-11 filed August 9, 2001 and incorporated herein by reference.)

10.8	Amended and Restated Reinvestment Plan (Included in the Prospectus as Appendix A and incorporated herein by reference.)

10.9	Indemnification Agreement between CNL Hospitality Properties, Inc. and Lawrence A. Dustin dated February 24, 1999. Each of the following former or current Directors and/or officers has signed a substantially similar agreement as follows: James M. Seneff, Jr., Robert A. Bourne, G. Richard Hostetter, J. Joseph Kruse, Richard C. Huseman, Charles A. Muller, Jeanne A. Wall and Lynn E. Rose, dated July 9, 1997; C. Brian Strickland dated October 31, 1998; John A. Griswold dated January 7, 1999; Charles E. Adams and Craig M. McAllaster dated February 10, 1999; Matthew W. Kaplan dated February 24, 1999; Thomas J. Hutchison III dated May 16, 2000; Tammie A. Quinlan on January 18, 2002; Robert E. Parsons, Jr. dated November 3, 2003; and Paul Henry Williams dated April 13, 2004. (Previously filed as Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q filed May 17, 1999 and incorporated herein by reference.)

10.10	Agreement of Limited Partnership of CNL Hospitality Partners, LP (Previously filed as Exhibit 10.10 to Post-Effective Amendment No. Five to the Registrant’s Registration Statement on Form S-11 filed September 23, 1998 and incorporated herein by reference.)

10.11	Hotel Purchase and Sale Contract between CNL Real Estate Advisors, Inc. and Gwinnett Residence Associates, LLC, relating to the Residence Inn—Gwinnett Place (Previously filed as Exhibit 10.11 to Post-Effective Amendment No. Five to the Registrant’s Registration Statement on Form S-11 filed September 23, 1998 and incorporated herein by reference.)

10.12	Assignment and Assumption Agreement between CNL Real Estate Advisors, Inc. and CNL Hospitality Partners, LP, relating to the Residence Inn—Gwinnett Place (Previously filed as Exhibit 10.12 to Post-Effective Amendment No. Five to the Registrant’s Registration Statement on Form S-11 filed September 23, 1998 and incorporated herein by reference.)

10.13	Hotel Purchase and Sale Contract between CNL Real Estate Advisors, Inc. and Buckhead Residence Associates, LLC, relating to the Residence Inn—Buckhead (Lenox Park) (Previously filed as Exhibit 10.13 to Post-Effective Amendment No. Five to the Registrant’s Registration Statement on Form S-11 filed September 23, 1998 and incorporated herein by reference.)

10.14	Assignment and Assumption Agreement between CNL Real Estate Advisors, Inc. and CNL Hospitality Partners, LP, relating to the Residence Inn—Buckhead (Lenox Park) (Previously filed as Exhibit 10.14 to Post-Effective Amendment No. Five to the Registrant’s Registration Statement on Form S-11 filed September 23, 1998 and incorporated herein by reference.)

10.15	Lease Agreement between CNL Hospitality Partners, LP and STC Leasing Associates, LLC, dated August 1, 1998, relating to the Residence Inn—Gwinnett Place (Previously filed as Exhibit 10.15 to Post-Effective Amendment No. Five to the Registrant’s Registration Statement on Form S-11 filed September 23, 1998 and incorporated herein by reference.)

10.16	Lease Agreement between CNL Hospitality Partners, LP and STC Leasing Associates, LLC, dated August 1, 1998, relating to the Residence Inn—Buckhead (Lenox Park) (Previously filed as Exhibit 10.16 to Post-Effective Amendment No. Five to the Registrant’s Registration Statement on Form S-11 filed September 23, 1998 and incorporated herein by reference.)

10.17	Master Loan Agreement by and between CNL Hotel Investors, Inc. and Jefferson-Pilot Life Insurance Company, dated February 24, 1999 (Previously filed as Exhibit 10.18 to Post-Effective Amendment No. Seven to the Registrant’s Registration Statement on Form S-11 filed March 16, 1999 and incorporated herein by reference.)

10.18	Securities Purchase Agreement between CNL Hospitality Properties, Inc. and Five Arrows Realty Securities II L.L.C., dated February 24, 1999 (Previously filed as Exhibit 10.19 to Post-Effective Amendment No. Seven to the Registrant’s Registration Statement on Form S-11 filed March 16, 1999 and incorporated herein by reference.)

10.19	Subscription and Stockholders’ Agreement among CNL Hotel Investors, Inc., Five Arrows Realty Securities II L.L.C., CNL Hospitality Partners, LP and CNL Hospitality Properties, Inc., dated February 24, 1999 (Previously filed as Exhibit 10.20 to Post-Effective Amendment No. Seven to the Registrant’s Registration Statement on Form S-11 filed March 16, 1999 and incorporated herein by reference.)

10.20	Registration Rights Agreement by and between CNL Hospitality Properties, Inc. and Five Arrows Realty Securities II L.L.C., dated February 24, 1999 (Previously filed as Exhibit 10.21 to Post-Effective Amendment No. Seven to the Registrant’s Registration Statement on Form S-11 filed March 16, 1999 and incorporated herein by reference.)

10.21	Lease Agreement between Courtyard Annex, L.L.C. and City Center Annex Tenant Corporation, dated November 15, 1999, relating to the Courtyard—Philadelphia (Previously filed as Exhibit 10.22 to Post-Effective Amendment No. Four to the Registrant’s Registration Statement on Form S-11 filed February 17, 2000 and incorporated herein by reference.)

10.22	First Amended and Restated Limited Liability Company Agreement of Courtyard Annex, L.L.C., relating to the Courtyard—Philadelphia (Previously filed as Exhibit 10.23 to Post-Effective Amendment No. Four to the Registrant’s Registration Statement on Form S-11 filed February 17, 2000 and incorporated herein by reference.)

10.23	Purchase and Sale Agreement between Marriott International, Inc., CBM Annex, Inc., Courtyard Annex, Inc., as Sellers, and CNL Hospitality Partners, LP, as Purchaser, dated November 15, 1999, relating to the Courtyard—Philadelphia (Previously filed as Exhibit 10.24 to Post-Effective Amendment No. Four to the Registrant’s Registration Statement on Form S-11 filed February 17, 2000 and incorporated herein by reference.)

10.24	First Amendment to Lease Agreement between CNL Hospitality Partners, LP and STC Leasing Associates, LLC, dated August 1, 1998, related to the Residence Inn—Gwinnett Place, and the First Amendment to Agreement of Guaranty, dated August 1, 1998 (Previously filed as Exhibit 10.15 to the Registrant’s Quarterly Report on Form 10-Q filed November 10, 1999 and incorporated herein by reference.)

10.25	First Amendment to Lease Agreement between CNL Hospitality Partners, LP and STC Leasing Associates, LLC, dated August 1, 1998, related to the Residence Inn—Buckhead (Lenox Park) and the First Amendment to Agreement of Guaranty, dated August 1, 1998 (Previously filed as Exhibit 10.16 to the Registrant’s Quarterly Report on Form 10-Q filed November 10, 1999 and incorporated herein by reference.)

10.26	Lease Agreement between CNL Hospitality Partners, LP and WYN Orlando Lessee, LLC, dated May 31, 2000, relating to the Wyndham Denver Tech Center (Previously filed as Exhibit 10.29 to Post-Effective Amendment No. Six to the Registrant’s Registration Statement on Form S-11 filed June 9, 2000 and incorporated herein by reference.)

10.27	Lease Agreement between CNL Hospitality Partners, LP and WYN Orlando Lessee, LLC, dated May 31, 2000, relating to the Wyndham Billerica (Previously filed as Exhibit 10.30 to Post-Effective Amendment No. Six to the Registrant’s Registration Statement on Form S-11 filed June 9, 2000 and incorporated herein by reference.)

10.28	Purchase and Sale Agreement between CNL Hospitality Corp., as Buyer, and WII Denver Tech, LLC and PAH Billerica Realty Company, LLC, as Sellers, and Wyndham International, Inc., relating to the Wyndham Denver Tech Center and the Wyndham Billerica (Previously filed as Exhibit 10.31 to Post-Effective Amendment No. Six to the Registrant’s Registration Statement on Form S-11 filed June 9, 2000 and incorporated herein by reference.)

10.29	Lease Agreement between LLB C-Hotel, L.L.C. and LLB Tenant Corporation, dated October 12, 2000, relating to the Courtyard—Little Lake Bryan (Previously filed as Exhibit 10.49 to Post-Effective Amendment No. Three to the Registrant’s Registration Statement on Form S-11 filed December 12, 2000 and incorporated herein by reference.)

10.30	Lease Agreement between LLB F-Inn, L.L.C. and LLB Tenant Corporation, dated October 12, 2000, relating to the Fairfield Inn—Little Lake Bryan (Previously filed as Exhibit 10.50 to Post-Effective Amendment No. Three to the Registrant’s Registration Statement on Form S-11 filed December 12, 2000 and incorporated herein by reference.)

10.31	First Amendment to Lease Agreement between LLB C-Hotel, L.L.C. and LLB Tenant Corporation, dated November 17, 2000, relating to the Courtyard—Little Lake Bryan (Previously filed as Exhibit 10.51 to Post-Effective Amendment No. Three to the Registrant’s Registration Statement on Form S-11 filed December 12, 2000 and incorporated herein by reference.)

10.32	First Amendment to Lease Agreement between LLB F-Inn, L.L.C. and LLB Tenant Corporation, dated November 17, 2000, relating to the Fairfield Inn—Little Lake Bryan (Previously filed as Exhibit 10.52 to Post-Effective Amendment No. Three to the Registrant’s Registration Statement on Form S-11 filed December 12, 2000 and incorporated herein by reference.)

10.33	Purchase and Sale Agreement between Marriott International, Inc., as Seller, and CNL Hospitality Partners, LP, as Purchaser, dated September 17, 1998, relating to the Courtyard—Little Lake Bryan, the Fairfield Inn—Little Lake Bryan and the SpringHill Suites—Little Lake Bryan (Previously filed as Exhibit 10.53 to Post-Effective Amendment No. Three to the Registrant’s Registration Statement on Form S-11 filed December 12, 2000 and incorporated herein by reference.)

10.34	Second Amendment to Lease Agreement between CNL LLB C-Hotel Management, LP (formerly LLB C-Hotel, L.L.C.) and LLB Tenant Corporation; dated December 15, 2000, relating to the Courtyard—Little

Lake Bryan(Previously filed as Exhibit 10.54 to Post-Effective Amendment No. Four to the Registrant’s Registration Statement on Form S-11 filed March 12, 2001 and incorporated herein by reference.)

10.35	Second Amendment to Lease Agreement between CNL LLB F-Inn Management, LP (formerly LLB F-Inn L.L.C.) and LLB Tenant Corporation; dated December 15, 2000, relating to the Fairfield Inn—Little Lake (Previously filed as Exhibit 10.55 to Post-Effective Amendment No. Four to the Registrant’s Registration Statement on Form S-11 filed March 12, 2001 and incorporated herein by reference.)

10.36	Sixth Amended and Restated Revolving Credit Agreement dated October 31, 2002 (Previously filed as Exhibit 10.1 to RFS’s Current Report on Form 8-K filed January 16, 2003 and incorporated herein by reference.)

10.37	Form of Percentage Lease with TRS Lessees (Previously filed as Exhibit 10.1 to RFS’s Current Report on Form 8-K filed January 16, 2001 and incorporated herein by reference.)

10.38	Form of Management Agreement with Flagstone (Previously filed as Exhibit 10.2 to RFS’s Current Report on Form 8-K filed January 16, 2001 and incorporated herein by reference.)

10.39	Loan Agreement dated August 9, 2000 by and between Bank of America, N.A. (as lender) and RFS SPE 2000 LLC (as borrower), a wholly-owned subsidiary of RFS(Previously filed as Exhibit 10.19 to RFS’s Annual Report on Form 10-K filed March 15, 2001 and incorporated herein by reference.)

10.40	Loan Agreement dated August 9, 2000 by and between Bank of America, N.A. (as lender) and RFS SPE 2 2000 LLC (as borrower), a wholly-owned subsidiary of RFS(Previously filed as Exhibit 10.20 to RFS’s Annual Report on Form 10-K filed March 15, 2001 and incorporated herein by reference.)

10.41	Agreement of Purchase and Sale of The Hotel del Coronado and Joint Escrow Instructions among L-O Coronado Holding II, Inc., L-O Coronado Hotel, Inc. and L-O Coronado IP, Inc. (jointly, Seller) and CNL Hospitality Corp. (Buyer), effective as of September 23, 2003(Previously filed as Exhibit 10.82 to Post—Effective Amendment No. Six to the Registrant’s Registration Statement on Form S-11 filed January 26, 2004 and incorporated herein by reference.)

10.42	First Amendment to Agreement for Purchase and Sale of Real Property and Joint Escrow Instructions by and among L-O Coronado Holding II, Inc., L-O Coronado Hotel, Inc. and L-O Coronado IP, Inc. (collectively, Seller) and CNL Hospitality Corp. (Buyer) dated as of October 15, 2003 (Previously filed as Exhibit 10.83 to Post—Effective Amendment No. Six to the Registrant’s Registration Statement on Form S-11 filed January 26, 2004 and incorporated herein by reference.)

10.43	Second Amendment to Agreement for Purchase and Sale of Real Property and Joint Escrow Instructions by and among L-O Coronado Holding II, Inc., L-O Coronado Hotel, Inc. and L-O Coronado IP, Inc. (collectively, Seller) and CNL Hospitality Corp. (Buyer) dated as of October 31, 2003 (Previously filed as Exhibit 10.84 to Post—Effective Amendment No. Six to the Registrant’s Registration Statement on Form S-11 filed January 26, 2004 and incorporated herein by reference.)

10.44	Assignment and Assumption of Agreement of Purchase and Sale and Joint Escrow Instructions by and between CNL Hospitality Corp. (Assignor) and CNL Hotel Del Partners, LP (Assignee) dated as of December 18, 2003 (Previously filed as Exhibit 10.85 to Post—Effective Amendment No. Six to the Registrant’s Registration Statement on Form S-11 filed January 26, 2004 and incorporated herein by reference.)

10.45	Commercial Mortgage Backed Security Facility, dated December 4, 2003, by and between Bank of America, N.A. (as lender) and Rose SPE 1, L.P. (as borrower), a wholly-owned subsidiary of RFS Partnership, L.P. (Previously filed as Exhibit 10.20 to RFS Partnership, L.P.’s Annual Report on Form 10-K filed March 30, 2004 and incorporated herein by reference.)

10.46	Mezzanine Loan Agreement, dated December 23, 2003, by and between Fleet National Bank (as lender) and Rose Mezzanine SPE, L.P. (as borrower), a wholly-owned subsidiary of RFS Partnership, L.P. (Previously filed as Exhibit 10.21 to RFS Partnership, L.P.’s Annual Report on Form 10-K filed March 30, 2004 and incorporated herein by reference.)

10.47	$1,500,000,000 Loan and Security Agreement by and among CNL Resort Hotel, LP, CNL Resort Silver Properties, LP, CNL Grand Wailea Resort, LP, CNL Biltmore Resort, LP, CNL Claremont Resorts, LP, and CNL Desert Resort, LP, as borrowers, and German American Capital Corporation, as lender, dated August 18, 2004. (Previously filed as Exhibit 10.84 to the Registrant’s Quarterly Report on Form 10-Q filed November 9, 2004 and incorporated herein by reference.)

10.48	$900,000,000 Renewal, Amended, Restated and Consolidated Note by and among CNL Resort Hotel, LP, CNL Resort Silver Properties, LP, CNL Grand Wailea Resort, LP, CNL Biltmore Resort, LP, CNL Claremont Resort, LP, and CNL Desert Resort, LP, as borrowers, and German American Capital Corporation, as Lender, dated August 18, 2004. (Previously filed as Exhibit 10.86 to the Registrant’s Quarterly Report on Form 10-Q filed November 9, 2004 and incorporated herein by reference.)

10.49	$100,000,000 Mezzanine Note by and among CNL Resort Senior Mezz, LP, as borrower, and German American Capital Corporation, as Lender, dated August 18, 2004. (Previously filed as Exhibit 10.87 to the Registrant’s Quarterly Report on Form 10-Q filed November 9, 2004 and incorporated herein by reference.)

10.50	$100,000,000 Mezzanine Note by and among CNL Resort Sub Senior Mezz, LP, as borrower, and German American Capital Corporation, as Lender, dated August 18, 2004. (Previously filed as Exhibit 10.88 to the Registrant’s Quarterly Report on Form 10-Q filed November 9, 2004 and incorporated herein by reference.)

10.51	$100,000,000 Mezzanine Note by and among CNL Resort Intermediate Mezz, LP, as borrower, and German American Capital Corporation, as Lender, dated August 18, 2004. (Previously filed as Exhibit 10.89 to the Registrant’s Quarterly Report on Form 10-Q filed November 9, 2004 and incorporated herein by reference.)

10.52	$100,000,000 Mezzanine Note by and among CNL Resort Sub Intermediate Mezz, LP, as borrower, and German American Capital Corporation, as Lender, dated August 18, 2004. (Previously filed as Exhibit 10.90 to the Registrant’s Quarterly Report on Form 10-Q filed November 9, 2004 and incorporated herein by reference.)

10.53	$100,000,000 Mezzanine Note by and among CNL Resort Junior Mezz, LP, as borrower, and German American Capital Corporation, as Lender, dated August 18, 2004. (Previously filed as Exhibit 10.91 to the Registrant’s Quarterly Report on Form 10-Q filed November 9, 2004 and incorporated herein by reference.)

10.54	$100,000,000 Mezzanine Note by and among CNL Resort Sub Junior Mezz, LP, as borrower, and German American Capital Corporation, as Lender. (Previously filed as Exhibit 10.92 to the Registrant’s Quarterly Report on Form 10-Q filed November 9, 2004 and incorporated herein by reference.)

10.55	Limited Rent Guaranty by and between CNL Philadelphia Annex, LLC, as Landlord, and Marriott International, Inc., as Guarantor, dated December 30, 2004. (Previously filed as Exhibit 10.93 to the Registrant’s Annual Report on Form 10-K filed March 16, 2005 and incorporated herein by reference.)

10.56	$90,000,000 Mezzanine Loan and Security Agreement (Senior Mezzanine) by and between CNL Hotel Del Senior Mezz Partners, LP, as Mezzanine Borrower, and German American Capital Corporation, as Mezzanine Lender, dated February 9, 2005. (Previously filed as Exhibit 10.94 to the Registrant’s Annual Report on Form 10-K filed March 16, 2005 and incorporated herein by reference.)

10.57	$20,000,000 Mezzanine Loan and Security Agreement (Intermediate Mezzanine) by and between CNL Hotel Del Intermediate Mezz Partners, LP, as Mezzanine Borrower, and German American Capital

Corporation, as Mezzanine Lender, dated February 9, 2005. (Previously filed as Exhibit 10.95 to the Registrant’s Annual Report on Form 10-K filed March 16, 2005 and incorporated herein by reference.)

10.58	$230,000,000 Loan and Security Agreement by and between CNL Hotel Del Partners, LP, as Borrower, and German American Capital Corporation, as Lender, dated as of February 9, 2005 (Previously filed as Exhibit 10.96 to the Registrant’s Annual Report on Form 10-K filed March 16, 2005 and incorporated herein by reference.)

10.59	$90,000,000 Mezzanine Note (Senior Mezzanine) by and between CNL Hotel Del Senior Mezz Partners, LP, as Mezzanine Borrower, and German American Capital Corporation, as Mezzanine Lender, dated February 9, 2005 (Previously filed as Exhibit 10.97 to the Registrant’s Annual Report on Form 10-K filed March 16, 2005 and incorporated herein by reference.)

10.60	$20,000,000 Mezzanine Note (Intermediate Mezzanine) by and between CNL Hotel Del Intermediate Mezz Partners, LP, as Mezzanine Borrower, and German American Capital Corporation, as Mezzanine Lender, dated February 9, 2005. (Previously filed as Exhibit 10.98 to the Registrant’s Annual Report on Form 10-K filed March 16, 2005 and incorporated herein by reference.)

10.61	$230,000,000 Note by and between CNL Hotel Del Partners, LP, as Borrower, and German American Capital Corporation, as Lender, dated February 9, 2005. (Previously filed as Exhibit 10.99 to the Registrant’s Annual Report on Form 10-K filed March 16, 2005 and incorporated herein by reference.)

10.62	Deferred Fee Plan for Directors (Previously filed as Exhibit 10.100 to the Registrant’s Annual Report on Form 10-K filed March 16, 2005 and incorporated herein by reference.)

10.63	Second Amendment to Loan and Security Agreement by and among CNL Hospitality Partners, LP (as Borrower), CNL Hotels and Resorts, Inc., (as Guarantor) and Deutsche Bank Trust Company Americas, and the institutions from time to time party hereto (as Lenders) dated February 9, 2005. (Previously filed as Exhibit 10.101 to the Registrant’s Annual Report on Form 10-K filed March 16, 2005 and incorporated herein by reference.)

10.64	2004 Omnibus Long-Term Incentive Plan (Previously included as Appendix D to the Registrant’s Definitive Proxy Statement filed June 21, 2004 and incorporated herein by reference.)

10.65	2004 Omnibus Long-Term Incentive Plan Stock Award Agreement (Previously filed as Exhibit 99.1 to the Registrant’s Form 8-K filed March 22, 2005 and incorporated herein by reference.)

10.66	2004 Omnibus Long-Term Incentive Stock Plan Agreement of Participant Relating to Stock Award Agreements (Previously filed as Exhibit 99.2 to the Registrant’s Form 8-K filed March 22, 2005 and incorporated herein by reference.)

10.67	Renewal Agreement dated March 31, 2005 between CNL Hotels & Resorts, Inc. and CNL Hospitality Corp. (Previously filed as Exhibit 10.2 to the Registrant’s Current Report on From 8-K filed April 6, 2005 and incorporated herein by reference.)

10.68	Agreement of Purchase and Sale dated April 26, 2005 by and between various wholly-owned subsidiaries of CNL Hotels & Resorts, Inc. (as Seller) and Ashford Hospitality Limited Partnership (as Buyer) (Previously filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed April 27, 2005 and incorporated herein by reference.)

10.69	Second Amendment to Mezzanine Note (Intermediate Mezzanine) dated April 7, 2005 by and between CNL Hotel Del Intermediate Mezz Partners, LP, as Mezzanine Borrower, and German American Capital Corporation, as Mezzanine Lender (Previously filed as Exhibit 10.107 to the Registrant’s Quarterly Report on Form 10-Q filed May 16, 2005 and incorporated herein by reference.)

10.70	Amendment to Note dated March 29, 2005 by and between CNL Hotel Del Partners LP, as Borrower, and German American Capital Corporation, as Lender (Previously filed as Exhibit 10.108 to the Registrant’s Quarterly on Form 10-Q filed May 16, 2005 and incorporated herein by reference.)

10.71	Amendment to Mezzanine Note (Senior Mezzanine) dated March 29, 2005 by and between CNL Hotel Del Senior Mezz Partners, LP, as Mezzanine Borrower, and German American Capital Corporation, as Mezzanine Lender (Previously filed as Exhibit 10.109 to the Registrant’s Quarterly Report on Form 10-Q filed May 16, 2005 and incorporated herein by reference.)

10.72	Omnibus Amendment to Loan Documents dated March 29, 2005 by and between CNL Hotel Del Partners, LP, as Borrower, and German American Capital Corporation, as Lender (Previously filed as Exhibit 10.110 to the Registrant’s Quarterly Report on Form 10-Q filed May 16, 2005 and incorporated herein by reference.)

10.73	Amendment to Mezzanine Note (Intermediate Mezzanine) dated March 29, 2005 by and between CNL Hotel Del Intermediate Mezz Partners, LP, as Mezzanine Borrower, and German American Capital Corporation, as Mezzanine Lender (Previously filed as Exhibit 10.111 to the Registrant’s Quarterly Report on Form 10-Q filed May 16, 2005 and incorporated herein by reference.)

10.74	Mezzanine Note (Junior Mezzanine) dated April 7, 2005 by and between CNL Hotel Del Junior Mezz Partners, LP, as Mezzanine Borrower, and German American Capital Corporation, as Mezzanine Lender (Previously filed as Exhibit 10.112 to the Registrant’s Quarterly Report on Form 10-Q filed May 16, 2005 and incorporated herein by reference.)

10.75	Mezzanine Loan and Security Agreement (Junior Mezzanine) dated April 7, 2005 by and between CNL Hotel Del Junior Mezz Partners, LP, as Mezzanine Borrower, and German American Capital Corporation, as Mezzanine Lender (Previously filed as Exhibit 10.113 to the Registrant’s Quarterly Report on Form 10-Q filed May 16, 2005 and incorporated herein by reference.)

10.76	Indemnification Agreement between CNL Hotels & Resorts, Inc. and C. Brian Strickland dated May 13, 2005. Each of the following officers has signed a substantially similar agreement as follows: Mark E. Patten, Barry A. N. Bloom, Marcel Verbaas; Stephanie Thomas, dated May 13, 2005; and Greerson G. McMullen, dated October 3, 2005. (Previously filed as Exhibit 10.114 to the Registrant’s Quarterly Report on Form 10-Q filed May 16, 2005 and incorporated herein by reference.)

10.77	Indemnification Agreement between CNL Hotels & Resorts, Inc. and J. Douglas Holladay dated May 13, 2005. Each of the following Directors has signed a substantially similar agreement as follows: Jack F. Kemp and Dianna F. Morgan, dated May 13, 2005. (Previously filed as Exhibit 10.115 to the Registrant’s Quarterly Report on Form 10-Q filed May 16, 2005 and incorporated herein by reference.)

10.78	$270,000,000 Promissory Note dated June 15, 2005 by and between Desert Ridge Resort, LLC, as Borrower, and Barclays Capital Real Estate Inc., as Lender (Previously filed as Exhibit 10.116 to the Registrant’s Quarterly Report on Form 10-Q filed August 15, 2005 and incorporated herein by reference.)

10.79	Loan Agreement dated June 15, 2005 by and between Desert Ridge Resort, LLC, as Borrower, and Barclays Capital Real Estate Inc., as Lender (Previously filed as Exhibit 10.117 to the Registrant’s Quarterly Report on Form 10-Q filed August 15, 2005 and incorporated herein by reference.)

10.80	$31,500,000 Promissory Note dated June 15, 2005 by and between DRR Senior Mezz, LLC, as Mezzanine Borrower, and Barclays Capital Real Estate Inc., as Mezzanine Lender (Previously filed as Exhibit 10.118 to the Registrant’s Quarterly Report on Form 10-Q filed August 15, 2005 and incorporated herein by reference.)

10.81	Mezzanine Loan Agreement dated June 15, 2005 by and between DRR Senior Mezz, LLC, as Mezzanine Borrower, and Barclays Capital Real Estate Inc., as Mezzanine Lender (Previously filed as Exhibit 10.119 to the Registrant’s Quarterly Report on Form 10-Q filed August 15, 2005 and incorporated herein by reference.)

10.82	Agreement of Purchase and Sale dated July 5, 2005 by and between certain wholly-owed subsidiaries of CNL Hotels & Resorts, Inc. (as Seller) and Pyramid Hotel Opportunity Venture LLC (as Buyer) (Previously filed as Exhibit 10.120 to the Registrant’s Quarterly Report on Form 10-Q filed August 15, 2005 and incorporated herein by reference.)

10.83	First Amendment to Renewal Agreement dated as of June 30, 2005 between CNL Hotels & Resorts, Inc. and CNL Hospitality Corp. (Previously filed as Exhibit 10.3 to the Registrant’s Form 8-K filed July 7, 2005 and incorporated herein by reference.)

10.84	Second Amendment to Renewal Agreement dated as of July 29, 2005 between CNL Hotels & Resorts, Inc. and CNL Hospitality Corp. (Previously filed as Exhibit 10.4 to the Registrant’s Form 8-K filed August 4, 2005 and incorporated by reference.)

10.85	Third Amendment to Renewal Agreement dated as of August 30, 2005 between CNL Hotels & Resorts, Inc. and CNL Hospitality Corp. (Previously filed as Exhibit 10.5 to the Registrant’s Form 8-K filed September 1, 2005 and incorporated by reference.)

10.86	Fourth Amendment to Renewal Agreement dated as of September 29, 2005 between CNL Hotels & Resorts, Inc. and CNL Hospitality Corp. (Previously filed as Exhibit 10.6 to the Registrant’s Form 8-K filed October 3, 2005 and incorporated by reference.)

10.87	Fifth Amendment to Renewal Agreement dated as of October 31, 2005 between CNL Hotels & Resorts, Inc. and CNL Hospitality Corp. (Previously filed as Exhibit 10.7 to the Registrant’s Form 8-K filed November 4, 2005 and incorporated by reference.)

10.88	$200,000,000 Credit Agreement dated as of September 30, 2005 between CNL Hospitality Partners, LP, as Borrower, CNL Hotels and Resorts, Inc., as Parent, Bank of America, N.A., as Administrative Agent and L/C Issuer, and the Other Lenders Party Hereto, Wachovia Bank N.A. and Deutsche Bank Trust Company Americas, as Co-Syndication Agents, Calyon New York Branch and Citibank North America, Inc., as Co-Documentation Agents, and Banc of America Securities LLC, as Sole Lead Arranger and Sole Book Manager (Previously filed as Exhibit 10.126 to the Registrant’s Quarterly Report on Form 10-Q filed November 14, 2005 and incorporated herein by reference.)

10.89	$1,000,000,000 Loan and Security Agreement dated as of January 9, 2006 between CNL Resort Hotel, LP, CNL Resort Silver Properties, LP, CNL Grand Wailea Resort, LP, CNL Biltmore Resort, LP, CNL Claremont Resort, LP, and CNL Desert Resort, LP, as Borrower, and German American Capital Corporation as Lender (Previously filed as Exhibit 10.89 to the Registrant’s Annual Report on Form 10-K filed March 31, 2006 and incorporated herein by reference.)

10.90	$1,000,000,000 Renewal, Amended, Restated and Consolidated Note dated as of January 9, 2006 between CNL Resort Hotel, LP, CNL Resort Silver Properties, LP, CNL Grand Wailea Resort, LP, CNL Biltmore Resort, LP, CNL Claremont Resort, LP, and CNL Desert Resort, LP, as Borrower, and German American Capital Corporation as Lender (Previously filed as Exhibit 10.90 to the Registrant’s Annual Report on Form 10-K filed March 31, 2006 and incorporated herein by reference.)

10.91	$115,000,000 Mezzanine Loan and Security Agreement (First Mezzanine) dated as of January 9, 2006 between CNL Resort Senior Mezz, LP, as Mezzanine Borrower and German American Capital Corporation, as Mezzanine Lender (Previously filed as Exhibit 10.91 to the Registrant’s Annual Report on Form 10-K filed March 31, 2006 and incorporated herein by reference.)

10.92	$115,000,000 Mezzanine Note (First Mezzanine) dated as of January 9, 2006 between CNL Resort Senior Mezz, LP, as Mezzanine Borrower and German American Capital Corporation, as Mezzanine Lender

(Previously filed as Exhibit 10.92 to the Registrant’s Annual Report on Form 10-K filed March 31, 2006 and incorporated herein by reference.)

10.93	$110,000,000 Mezzanine Loan and Security Agreement (Second Mezzanine) dated as of January 9, 2006 between CNL Resort Sub Senior Mezz. LP, as Mezzanine Borrower and German American Capital Corporation, as Mezzanine Lender (Previously filed as Exhibit 10.93 to the Registrant’s Annual Report on Form 10-K filed March 31, 2006 and incorporated herein by reference.)

10.94	$110,000,000 Mezzanine Note (Second Mezzanine) dated as of January 9, 2006 between CNL Resort Sub Senior Mezz. LP, as Mezzanine Borrower and German American Capital Corporation, as Mezzanine Lender (Previously filed as Exhibit 10.94 to the Registrant’s Annual Report on Form 10-K filed March 31, 2006 and incorporated herein by reference.)

10.95	$250,000,000 Mezzanine Loan and Security Agreement (Third Mezzanine) dated as of January 9, 2006 between CNL Resort Intermediate Mezz, LP, as Mezzanine Borrower and German American Capital Corporation, as Mezzanine Lender (Previously filed as Exhibit 10.95 to the Registrant’s Annual Report on Form 10-K filed March 31, 2006 and incorporated herein by reference.)

10.96	$250,000,000 Mezzanine Note (Third Mezzanine) dated as of January 9, 2006 between CNL Resort Intermediate Mezz, LP, as Mezzanine Borrower and German American Capital Corporation, as Mezzanine Lender (Previously filed as Exhibit 10.96 to the Registrant’s Annual Report on Form 10-K filed March 31, 2006 and incorporated herein by reference.)

10.97	$50,000,000 Mezzanine Loan and Security Agreement (Fourth Mezzanine) dated as of January 9, 2006 between CNL Resort Sub Intermediate Mezz, LP, as Mezzanine Borrower and German American Capital Corporation, as Mezzanine Lender (Previously filed as Exhibit 10.97 to the Registrant’s Annual Report on Form 10-K filed March 31, 2006 and incorporated herein by reference.)

10.98	$50,000,000 Mezzanine Note (Fourth Mezzanine) dated as of January 9, 2006 between CNL Resort Sub Intermediate Mezz, LP, as Mezzanine Borrower and German American Capital Corporation, as Mezzanine Lender (Previously filed as Exhibit 10.98 to the Registrant’s Annual Report on Form 10-K filed March 31, 2006 and incorporated herein by reference.)

10.99	Purchase and Sale Agreement dated as of October 31, 2005 by and among CNL Hospitality Partners LP, CNL KSL Partners GP, LLC, CNL Rose SPE Tenant Corp., RFS Leasing VII, Inc, as Sellers, and KSL Recreation Holdings I, LLC, KSL Recreation Management Operations, LLC, as Purchaser (Previously filed as Exhibit 10.99 to the Registrant’s Annual Report on Form 10-K filed March 31, 2006 and incorporated herein by reference.)

10.100	Purchase and Sale Agreement by and between THI III GL Investments, L.L.C., as Seller, and CNL Hotels & Resorts, Inc., as Purchaser (Previously filed as Exhibit 10.100 to the Registrant’s Annual Report on Form 10-K filed March 31, 2006 and incorporated herein by reference.)

10.101	Sixth Amendment to Renewal Agreement dated as of November 30, 2005 between CNL Hotels & Resorts, Inc. and CNL Hospitality Corp. (Previously filed as Exhibit 10.8 to the Registrant’s Form 8-K filed December 5, 2005 and incorporated herein by reference.)

10.102	Amended and Restated Renewal Agreement dated as of December 30, 2005 between CNL Hotels & Resorts, Inc. and CNL Hospitality Corp. (Previously filed as Exhibit 10.9 to the Registrant’s Form 8-K filed December 30, 2005 and incorporated herein by reference.)

10.103	Payment Agreement dated December 30, 2005 by and between CNL Hotels & Resorts, Inc. and CNL Hospitality Corp. (Previously filed as Exhibit 10.10 to the Registrant’s Form 8-K filed December 30, 2005 and incorporated herein by reference.)

10.104	$335,000,000 Mortgage, Security Agreement, Assignment of Rents and Fixture Filing dated February 24, 2006 by and between CNL GL Resort, LP, as Borrower, and Wachovia Bank, National Association, as Lender (Previously filed as Exhibit 10.104 to the Registrant’s Annual Report on Form 10-K filed March 31, 2006 and incorporated herein by reference.)

10.105	$335,000,000 Promissory Note dated February 24, 2006 by and between CNL GL Resort, LP, as Borrower, and Wachovia Bank, National Association, as Lender (Previously filed as Exhibit 10.105 to the Registrant’s Annual Report on Form 10-K filed March 31, 2006 and incorporated herein by reference.)

10.106	$85,000,000 Loan and Security Agreement (First Mezzanine Loan) dated February 24, 2006 by and between CNL GL Senior Mezz, LP, as Borrower, and Wachovia Bank, National Association, as Lender (Previously filed as Exhibit 10.106 to the Registrant’s Annual Report on Form 10-K filed March 31, 2006 and incorporated herein by reference.)

10.107	$85,000,000 Promissory Note (First Mezzanine) dated February 24, 2006 by and between CNL GL Senior Mezz, LP, as Borrower, and Wachovia Bank, National Association, as Lender (Previously filed as Exhibit 10.107 to the Registrant’s Annual Report on Form 10-K filed March 31, 2006 and incorporated herein by reference.)

10.108	$50,000,000 Loan and Security Agreement (Second Mezzanine Loan) dated February 24, 2006 by and between CNL GL Sub Senior Mezz, LP, as Borrower, and Wachovia Bank, National Association, as Lender (Previously filed as Exhibit 10.108 to the Registrant’s Annual Report on Form 10-K filed March 31, 2006 and incorporated herein by reference.)

10.109	$50,000,000 Promissory Note (Second Mezzanine) dated February 24, 2006 by and between CNL GL Sub Senior Mezz, LP, as Borrower, and Wachovia Bank, National Association, as Lender (Previously filed as Exhibit 10.109 to the Registrant’s Annual Report on Form 10-K filed March 31, 2006 and incorporated herein by reference.)

10.110	$50,000,000 Loan and Security Agreement (Third Mezzanine Loan) dated February 24, 2006 by and between CNL GL Junior Mezz, LP, as Borrower, and Wachovia Bank, National Association, as Lender (Previously filed as Exhibit 10.110 to the Registrant’s Annual Report on Form 10-K filed March 31, 2006 and incorporated herein by reference.)

10.111	$50,000,000 Promissory Note (Third Mezzanine) dated February 24, 2006 by and between CNL GL Junior Mezz, LP, as Borrower, and Wachovia Bank, National Association, as Lender (Previously filed as Exhibit 10.111 to the Registrant’s Annual Report on Form 10-K filed March 31, 2006 and incorporated herein by reference.)

10.112	$50,000,000 Loan and Security Agreement (Fourth Mezzanine Loan) dated February 24, 2006 by and between CNL GL Junior Mezz, LP, as Borrower, and Wachovia Bank, National Association, as Lender (Previously filed as Exhibit 10.112 to the Registrant’s Annual Report on Form 10-K filed March 31, 2006 and incorporated herein by reference.)

10.113	$50,000,000 Promissory Note (Fourth Mezzanine) dated February 24, 2006 by and between CNL GL Junior Mezz, LP, as Borrower, and Wachovia Bank, National Association, as Lender (Previously filed as Exhibit 10.113 to the Registrant’s Annual Report on Form 10-K filed March 31, 2006 and incorporated herein by reference.)

10.114	Amended and Restated Agreement and Plan of Merger dated April 3, 2006 (Previously filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed April 7, 2006 and incorporated herein by reference.)

10.115	Form of Majority Vote Charter Amendment (Previously filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed April 7, 2006 and incorporated herein by reference.)

10.116	Form of Charter Amendments (Previously filed as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed April 7, 2006 and incorporated herein by reference.)

10.117	Form of Registration Rights Agreement (Previously filed as Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed April 7, 2006 and incorporated herein by reference.)

10.118	Form of Pledge and Security Agreement (Previously filed as Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed April 7, 2006 and incorporated herein by reference.)

10.119	Intentionally omitted.

10.120	Intentionally omitted.

10.121	$120,000,000 Promissory Note dated as of April 3, 2006 by AH Hotel Partners, LP, PH Hotel Partners, LP, HMA Hotel Partners, LP and CM Hotel Partners, LP (as Borrowers) issued to The Prudential Insurance Company of America (as Lender) (Previously filed as Exhibit 10.121 to the Registrant’s Quarterly Report on Form 10-Q filed May 15, 2006 and incorporated herein by reference.)

10.122	$120,000,000 Mortgage dated as of April 3, 2006 by AH Hotel Partners, LP (as Borrower) to The Prudential Insurance Company of America (as Lender) (Previously filed as Exhibit 10.122 to the Registrant’s Quarterly Report on Form 10-Q filed May 15, 2006 and incorporated herein by reference.)

10.123	$120,000,000 Deed of Trust, Security Agreement and Fixture Filing dated as of April 3, 2006 by CM Hotel Partners, LP (as Borrower) to The Prudential Insurance Company of America (as Lender) (Previously filed as Exhibit 10.123 to the Registrant’s Quarterly Report on Form 10-Q filed May 15, 2006 and incorporated herein by reference.)

10.124	$120,000,000 Multi-state Mortgage and Security Agreement dated as of April 3, 2006 by HMA Hotel Partners, LP, PH Hotel Partners, LP, AH Hotel Partners, LP and CM Hotel Partners, LP (as Borrower) to The Prudential Insurance Company of America (as Lender) (Previously filed as Exhibit 10.124 to the Registrant’s Quarterly Report on Form 10-Q filed May 15, 2006 and incorporated herein by reference.)

10.125	$120,000,000 Deed of Trust, Security Agreement and Fixture Filing dated as of April 3, 2006 by PH Hotel Partners, LP (as Borrower) to The Prudential Insurance Company of America (as Lender) (Previously filed as Exhibit 10.125 to the Registrant’s Quarterly Report on Form 10-Q filed May 15, 2006 and incorporated herein by reference.)

10.126	Renewal Agreement dated as of March 30, 2006 between CNL Hotels & Resorts, Inc. and CNL Hospitality Corp. (Previously filed as Exhibit 10.126 to the Registrant’s Quarterly Report on Form 10-Q filed May 15, 2006 and incorporated herein by reference.)

10.127	Memorandum of Understanding In re CNL Hotels & Resorts, Inc. Securities Litigation, Case No. 6:04-cv-1231-Orl-31KRS (Previously filed as Exhibit 10.127 to the Registrant’s Quarterly Report on Form 10-Q filed May 15, 2006 and incorporated herein by reference.)

10.128	Amended and Restated Employment Agreement between CNL Hotels & Resorts, Inc. and Thomas J. Hutchison III, dated as of May 19, 2006, amending the Employment Agreement dated as of April 3, 2006 (Filed herewith.)

10.129	Amended and Restated Employment Agreement between CNL Hotels & Resorts, Inc. and John A. Griswold, dated as of May 19, 2006, amending the Employment Agreement dated as of April 3, 2006 (Filed herewith.)

10.130	Amended and Restated Employment Agreement between CNL Hotels & Resorts, Inc. and C. Brian Strickland, dated as of May 23, 2006, amending the Employment Agreement dated as of April 3, 2006 (Filed herewith.)

10.131	Amended and Restated Employment Agreement between CNL Hotels & Resorts, Inc. and Barry A. N. Bloom, dated as of May 23, 2006, amending the Employment Agreement dated as of April 3, 2006 (Filed herewith.)

10.132	Purchase and Sale Agreement between Marriott Hotel Services, Inc. and CNL DRR Investor, LP, dated as of April 3, 2006 (Filed herewith.)

10.133	Purchase and Sale Agreement between Desert Ridge Resort, Ltd. and CNL DRR Investor, LP, dated as of April 3, 2006 (Filed herewith.)

10.134	Stipulation of Settlement In re CNL Hotels & Resorts, Inc. Securities Litigation, Case No. 6:04-cv-1231-Orl-31KRS (Filed herewith.)

10.135	Employment Letter Agreement between CNL Hotels & Resorts, Inc. and Greerson G. McMullen, dated May 19, 2006 (Filed herewith.)

10.136	Employment Agreement between CNL Hotels & Resorts, Inc. and Greerson G. McMullen, dated as of June 1, 2006 (Filed herewith.)

21	Subsidiaries of the Registrant (Filed herewith.)

23.1	Consent of Greenberg Traurig, LLP (Contained in its opinions filed as Exhibits 5.1 and 8.1 herewith and incorporated herein by reference.)

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Certified Public Accounting Firm, dated June 7, 2006 (Filed herewith.)